    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 2003


                                                      REGISTRATION NO. 333-98571
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         BERKSHIRE INCOME REALTY, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)

                               ONE BEACON STREET,
                                   SUITE 1500
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 523-7722
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            SCOTT D. SPELFOGEL, ESQ.
                                GENERAL COUNSEL
                         BERKSHIRE INCOME REALTY, INC.
                         ONE BEACON STREET, SUITE 1500
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 523-7722
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                WITH COPIES TO:


                              JAMES M. DUBIN, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000


    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE AS PROVIDED IN SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         BERKSHIRE INCOME REALTY, INC.
        IS OFFERING TO EXCHANGE A TOTAL OF UP TO 3,010,941 SHARES OF ITS
               9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK,
                      IN SIX SEPARATE OFFERS, AS FOLLOWS:



0.1481 PREFERRED SHARE FOR EACH OF UP TO              0.1120 PREFERRED SHARE FOR EACH OF UP TO
4,515,941 INTERESTS IN KRUPP GOVERNMENT INCOME TRUST  2,250,030 INTERESTS IN KRUPP INSURED PLUS LIMITED
                                                      PARTNERSHIP
0.2500 PREFERRED SHARE FOR EACH OF UP TO              0.0420 PREFERRED SHARE FOR EACH OF UP TO
5,511,443 INTERESTS IN KRUPP GOVERNMENT INCOME        4,396,654 INTERESTS IN KRUPP INSURED PLUS II LIMITED
TRUST II                                              PARTNERSHIP
0.0750 PREFERRED SHARE FOR EACH OF UP TO              0.0717 PREFERRED SHARE FOR EACH OF UP TO
4,487,039 INTERESTS IN KRUPP INSURED MORTGAGE         3,831,078 INTERESTS IN KRUPP INSURED PLUS III
LIMITED PARTNERSHIP                                   LIMITED PARTNERSHIP



    THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 20, 2003, UNLESS EXTENDED. INTERESTS TENDERED IN AN OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.


    We are a newly formed company whose primary goal will be to acquire, own and operate multi-family residential properties. We are affiliated with The Berkshire Group, a group of affiliated diversified real estate companies whose businesses include real estate acquisitions, property management, investment sponsorship and mortgage banking. Our offers are subject to the terms and conditions described in this prospectus and related letters of transmittal. There is no requirement that holders of Interests participate in the offers. Any holder electing not to participate will continue to own Interests in the holder's mortgage fund.


    The Preferred Shares pay cumulative preferential cash distributions at an annual rate of 9% of their $25.00 liquidation preference. Distributions accrue from the date of original issue, are payable quarterly and accrue without interest. Consistent with Maryland law, distributions may be paid only if we have legally available funds. After February 15, 2010, the shares are redeemable by us for $25.00 per share plus accumulated and unpaid distributions. Holders have a class vote to elect two directors if distributions are not paid for six consecutive quarters. Holders of 66 2/3% of the shares must consent to charter changes that materially adversely affect the terms of, or authorize, create or increase the number of authorized shares of a security ranking senior to, the Preferred Shares. We intend to conduct our business to qualify as a REIT, so limitations on ownership and transfer will apply to the shares. The shares are expected to be listed on the American Stock Exchange under the symbol "BIR."


    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF MATERIAL RISK FACTORS, INCLUDING THE FACT THAT:

    - The offer consideration was determined without arm's length negotiations and may not reflect the fair market value of the Interests.

    - By tendering their Interests, investors will be changing the nature of their investment from primarily guaranteed mortgage loans to primarily uninsured investments in real estate.

    - If we do not have legally available funds, distributions actually paid on the Preferred Shares may be less than the stated preferential amount, and distributions received by holders who retain their Interests could be greater than this stated preferential amount.

    - The trading prices of the Preferred Shares may be less than the value assigned for purposes of determining the offer consideration.

    - Tendering holders will relinquish their right to share in future appreciation, if any, in the value of the mortgage funds' assets. Only holders who retain their Interests and KRF Company, our sole common stockholder, will be able to share in this future appreciation.

    - Our advisor and some of our directors are subject to conflicts of interest as a result of the affiliation with The Berkshire Group.

    - Because the persons who control us also are affiliated with the mortgage funds, there are conflicts of interest associated with the making of the offers.

    - Tendering holders may not necessarily receive a return that is proportional to the relative value of their investment as compared to the investment of our affiliates.

    - We have no operating history or established financing sources.

    - Holders of the Preferred Shares will have limited voting rights.

    - The exchange will generally be a taxable event for federal income tax purposes that may result in gain to tendering holders.

    - There may be adverse tax consequences if we fail to qualify as a REIT.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    We are offering a minimum of 1,000,000 and a maximum of 3,010,941 Preferred Shares. The aggregate price and the proceeds to us will be $25,000,000, if the minimum number is sold, and $75,273,525, if the maximum number is sold. These proceeds are calculated before deducting organization, dealer manager and other offering expenses payable by us, estimated to be approximately $3,500,000. We will pay a base fee of $100,000 to our dealer manager for its services plus reimbursement of its expenses. We will also pay $4.50 per completed call made by it plus an additional $25,000 per mortgage fund if at least 25% of the Interests in that fund has been tendered. Our dealer manager is Georgeson Shareholder Securities Corporation.



                 THE DATE OF THIS PROSPECTUS IS JANUARY 9, 2003

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Additional Information......................................       i
Questions and Answers About the Proposed Transaction........      ii
Prospectus Summary..........................................       1
Risk Factors................................................      18
Cautionary Statement Regarding Forward-Looking Statements...      30
Use of Proceeds.............................................      31
Ratios of Earnings and "Adjusted" Earnings to Fixed Charges
  and Combined Fixed Charges and Preferred Share
  Dividends.................................................      32
Capitalization..............................................      35
Selected Financial Data.....................................      36
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Berkshire Income Realty
  Predecessor Group.........................................      40
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of the Mortgage Funds...........      46
Business and Properties.....................................      72
Policies with respect to Certain Activities.................      79
The Offers..................................................      81
Formation Transactions......................................      95
Management..................................................      96
Security Ownership of Beneficial Owners and Management......     103
Information Relating to Our Common Stock....................     104
Certain Relationships and Related Transactions..............     105
Compensation Payable to Our Affiliates......................     107
Compensation and Distributions by Mortgage Funds............     111
Conflicts of Interest.......................................     112
Comparison of the Rights of Holders of Preferred Shares and
  the Rights of Holders of Interests........................     114
Information with respect to the Mortgage Funds..............     130
Description of the Preferred Shares.........................     151
Summary of Operating Partnership Agreement..................     158
Description of the Preferred OP Units.......................     162
Important Provisions of Maryland Law........................     164
Federal Income Tax Considerations...........................     165
Plan of Distribution........................................     182
Sales Literature............................................     183
Experts.....................................................     183
Legal Matters...............................................     183
Where You Can Find More Information About Us and the
  Mortgage Funds............................................     183
Index to Financial Statements and Financial Statement
  Schedules and Supplementary Data..........................     F-1
Index to Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................     P-1
Appendix A--Fairness Opinion................................     A-1

                             ADDITIONAL INFORMATION

    This prospectus incorporates important business and financial information about us and the mortgage funds from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this prospectus. This information is available at the Internet Web Site that the SEC maintains, http://www.sec.gov, or it may be examined at the offices of the SEC without charge, at the Public Reference Facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. See also "Where You Can Find More Information About Us and the Mortgage Funds."


    You may also request copies of these documents from us, without charge, upon written or oral request to us at One Beacon Street, Suite 1500, Boston, Massachusetts, Attention: Investor Communications, or you can call us or Georgeson Shareholder Communications, Inc., our information agent, toll-free at 1-866-33-KRUPP (1-866-335-7877). TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN FEBRUARY 12, 2003 (FIVE BUSINESS DAYS BEFORE THE INITIALLY SCHEDULED EXPIRATION DATE OF THE OFFERS).

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION


WHAT IS BEING PROPOSED?


    We are offering to provide holders of interests in the mortgage funds with an opportunity to exchange some or all of their current interests for shares of our 9% Series A Cumulative Redeemable Preferred Stock, which is a preferred security of a newly organized REIT.



    We are offering to exchange these shares of our preferred stock, which are expected to be listed on the American Stock Exchange (subject to official notice of issuance) and will have a liquidation preference of $25.00 per share (which we refer to as our Preferred Shares), for the following interests in six mortgage funds:


    - up to 4,515,941 shares of beneficial interest of Krupp Government Income Trust, a Massachusetts trust (which we refer to as GIT),

    - up to 5,511,443 shares of beneficial interest of Krupp Government Income Trust II, a Massachusetts trust (which we refer to as GIT II),

    - up to 4,487,039 units of depositary receipts representing units of limited partner interests of Krupp Insured Mortgage Limited Partnership, a Massachusetts limited partnership (which we refer to as KIM),

    - up to 2,250,030 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP),

    - up to 4,396,654 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus II Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP II), and

    - up to 3,831,078 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus III Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP III).

    We refer to interests in these mortgage funds as the Interests.


    The Preferred Shares will entitle you to receive preferential quarterly cash distributions at an annual rate of 9% of the liquidation preference of $25.00 per share ($2.25 per share annualized). All distributions that are then due must be paid before we may make any distributions on our common stock, and before we may pay fees and expense reimbursements to our advisor.


WHO IS MAKING THE OFFERS?

    We are Berkshire Income Realty, Inc., a newly formed company that is controlled by Douglas Krupp, Chairman and Chief Executive Officer of The Berkshire Group, and George Krupp, Vice Chairman of The Berkshire Group. The Berkshire Group is an integrated real estate and financial services organization whose businesses include real estate acquisitions, property management, investment sponsorship and mortgage banking.

AM I REQUIRED TO PARTICIPATE IN THE OFFERS?

    No. You may elect to participate or stay with your current investment. If you elect to participate, you may tender some or all of your Interests in exchange for Preferred Shares. If you elect not to participate, you will continue to own Interests in your mortgage fund.

WHY SHOULD I PARTICIPATE IN THE OFFERS?


    Your mortgage fund is not allowed to reinvest the proceeds it receives from repayments of its mortgage loan assets, but instead must distribute these proceeds to the holders of Interests. The mortgage funds have experienced significant payoffs of their mortgage loan assets, which results in ever-decreasing levels of regular distributions by the mortgage funds. By making the offers, we are providing you with an opportunity to exchange all or part of your Interests for a preferred security in a newly organized REIT. This preferred security will be issued by a company having substantially different assets and investment objectives and a substantially different ownership structure from your mortgage fund, and will have substantially different distribution and liquidation rights and trading liquidity from the Interests.

WHAT ARE THE SIGNIFICANT DIFFERENCES BETWEEN MY INTERESTS AND THE PREFERRED SHARES I WILL RECEIVE FROM YOU IF I TENDER?


    Unlike the Interests, the Preferred Shares have a stated annual distribution rate of 9%. Although not guaranteed, this means you will be entitled to receive quarterly cash distributions of $0.5625 per share, provided we have the legally available funds to pay them. Also, the Preferred Shares are expected to be listed on the American Stock Exchange, which will provide you with greater liquidity. The Interests in the mortgage funds only have limited liquidity because there is no established trading market for the Interests.


    Unlike holders of Interests, however, upon our liquidation, holders of Preferred Shares will not be entitled to receive distributions in excess of their initial investment. Also, as a holder of Preferred Shares, you will have more limited voting rights than you currently have with respect to your Interests, including only limited rights to elect or remove directors, amend organizational documents and approve fundamental corporate transactions. In addition, we may redeem the Preferred Shares at any time after February 15, 2010 at a redemption price of $25.00 per share plus accumulated and unpaid distributions, while your Interests do not have a similar redemption feature.

    In addition, participating in the offers may involve different and potentially greater risks than those associated with an investment in the Interests. The material risks associated with the offers are described in the prospectus under "Risk Factors" beginning on page 18.

ARE THERE OTHER DIFFERENCES THAT AFFECT ONLY HOLDERS OF INTERESTS IN KIP II?


    Unlike the other mortgage funds, KIP II no longer owns any mortgage loan assets. Instead, the assets of KIP II consist primarily of mortgage-backed securities. KIP II has announced that it intends to liquidate its assets and distribute liquidation proceeds in early 2003. Accordingly, in deciding to exchange their Interests for Preferred Shares, tendering holders of KIP II Interests will be foregoing their right to receive their share of these liquidation proceeds in the relatively near future. As of September 30, 2002, KIP II had approximately $15.5 million of net assets. The amount of liquidation proceeds that will be payable in respect of KIP II Interests will be determined after all of the assets held by KIP II as of the liquidation date are converted into cash (which amount will have been reduced by the aggregate amount of regular quarterly distributions paid to Interest holders after September 30,
2002), and all of KIP II's liabilities (including expenses relating to the liquidation process) are deducted from those cash proceeds.



WHEN DO THE OTHER MORTGAGE FUNDS INTEND TO LIQUIDATE?



    Unlike KIP II, the other mortgage funds have not announced when they plan to liquidate. However, we have been advised by these other mortgage funds that they expect to continue to operate in the ordinary course as long as they own participating mortgage loans, and that they currently have no intention to dispose of these assets outside of the ordinary course.



    In determining our offer consideration, we made the following assumptions regarding the expected life of these other mortgage funds. Our assumptions were based on, among other things, the number of mortgage loans held by each mortgage fund and our estimate of when those loans might pay off. For GIT, which has five remaining mortgage loans, and GIT II, which has nine remaining mortgage loans, we assumed a liquidation date of December 31, 2009 in determining our offer consideration for Interests in those mortgage funds. For KIM, which has two remaining mortgage loans (where payoff discussions by the borrowers appear to have been initiated), we assumed a liquidation date of June 30, 2004 in determining our offer consideration for Interests in that mortgage fund. For KIP, which has only one remaining mortgage loan, and KIP III, which also has only one remaining mortgage loan, we assumed a liquidation date of June 30, 2006 in determining our offer consideration for Interests in those mortgage funds.



    The estimated liquidation dates described above were determined by us solely for the purpose of determining our offer consideration for the Interests in each of the mortgage funds. These estimated dates have not been determined by the mortgage funds themselves and are not intended to be representations by us or by the mortgage funds of actual liquidation dates. Although we believe our assumptions of the estimated life of each of the mortgage funds to be reasonable, we cannot tell you that these estimated dates will not differ from actual liquidation dates.

HOW MANY PREFERRED SHARES WILL I RECEIVE FOR EACH INTEREST THAT I TENDER?

    We are offering to exchange the number of Preferred Shares listed below for each Interest validly tendered and not withdrawn in the offers. The relationship between the number of Preferred Shares that you will receive in exchange for each Interest that you validly tender is referred to as the exchange ratio.


MORTGAGE FUND                                             PREFERRED SHARE
-------------                                             ---------------
GIT.....................................................   0.1481 share
GIT II..................................................   0.2500 share
KIM.....................................................   0.0750 share
KIP.....................................................   0.1120 share
KIP II..................................................   0.0420 share
KIP III.................................................   0.0717 share


HOW WAS THE EXCHANGE RATIO DETERMINED?


    We valued the Interests in each mortgage fund based on their projected cash flows over a period of up to seven years, and then divided that value by $25.00 (the liquidation preference of each Preferred Share). Because the assets of KIP II no longer include any mortgage loan assets but instead consist primarily of readily marketable securities, KIP II was valued at net asset value.



    To value the Interests of the mortgage funds, we projected the cash flows of each mortgage fund by first calculating the rate at which each mortgage loan held by that mortgage fund would amortize based on the terms of the mortgage loan, such as monthly payment amounts, interest rates and maturity dates. From these projected cash flows, we deducted expenses of the mortgage fund, such as contractual asset management fees and estimated ongoing general and administrative costs. The ongoing general and administrative costs were based on historical information. Most of the mortgage loans have maturity dates that extend beyond 2030. As discussed in greater detail in this prospectus under "The Offers--Exchange Ratio," we assumed, for purposes of determining projected cash flows, that all mortgage loans would be paid off within the next one to seven years, depending on the mortgage loan. We assumed that any shared appreciation payments to which the mortgage funds are entitled would be paid upon the earliest of the maturity date of the mortgage loan in question, our estimated payoff date of that loan, and December 31, 2009. We then assumed that all cash flows of the mortgage fund would be distributed to the holders of Interests at the end of the quarter in which they were received, which is consistent with the distribution policy of the mortgage funds.



    The mortgage fund values we used to determine the exchange ratio were based on a methodology that views the Interests as representing an interest in the future distributions from the mortgage funds over a period of time. This methodology differs from the methodology used by the mortgage funds in determining their net asset value estimates, which is intended to represent the theoretical liquidation value of all of the assets held by the mortgage fund at a particular point in time. Although we believe that a net asset value methodology may be an appropriate way of measuring the value of the underlying assets of the mortgage funds, we believe the methodology we used to determine our mortgage fund values is a more appropriate methodology for purposes of determining the exchange ratio. This distinction is discussed in greater depth in the prospectus under "The Offers--Exchange Ratio."



    The exchange ratio, which was determined by our management, is intended to provide each tendering holder with Preferred Shares having an aggregate liquidation preference that is generally equal to our determination of the aggregate value of the Interests being tendered by the holder.


    Actual cash flows received by the mortgage funds may be greater or less than the projected cash flows we used to determine the exchange ratio. Holders who tender their Interests will not be compensated if these actual cash flows received exceed our projected cash flows.

HAS ANYONE DETERMINED THAT WHAT I WILL RECEIVE IN EXCHANGE FOR MY INTERESTS IS FAIR?

    Yes. The investment banking firm, Sutter Securities Incorporated, has delivered its opinion to us that, as of the date of the opinion, the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares. This opinion may be found in Appendix A to this prospectus. Sutter Securities makes no recommendation as to whether or not investors should tender their Interests in the offers.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

    No, you will not have to pay any fees or commissions to tender your Interests. We will use the cash contributed to us by our common stockholder to pay the costs related to the exchange of the Interests and the issuance of the Preferred Shares.

HOW CAN I SELL MY PREFERRED SHARES IF I NEED TO?

    The Preferred Shares are expected to be listed on the American Stock Exchange under the symbol "BIR." The price for the Preferred Shares will be the price at which they trade on the American Stock Exchange.

WILL THE PREFERRED SHARES TRADE AT THEIR $25.00 PER SHARE LIQUIDATION
PREFERENCE?

    There are many factors that affect the trading prices of securities. The Preferred Shares may trade at a discount from or premium to the $25.00 liquidation preference.

WILL I SHARE IN ANY APPRECIATION IN THE VALUE OF THE REAL ESTATE INTERESTS OWNED OR TO BE ACQUIRED BY YOU?


    No. You will receive Preferred Shares that will entitle you to receive cash distributions at an annual rate of 9%, payable quarterly. Although this distribution rate is not guaranteed, all distributions on the Preferred Shares will be preferential in relation to our common stock. We are a Maryland corporation and, consistent with Maryland law, distributions on the Preferred Shares and our common stock may be paid only if authorized by our board of directors and declared by us out of legally available funds.



    Any appreciation in our real estate properties will be for the benefit of the holders of our common stock and common limited partner interests in our operating partnership, all of which will initially be owned by KRF Company, L.L.C., an affiliate of The Berkshire Group. However, the holders of our common stock and common limited partner interests in our operating partnership will be entitled to this benefit only to the extent that holders of the Preferred Shares first receive all amounts then due on the Preferred Shares. Payment of distributions on the Preferred Shares also will have priority over the fees and expense reimbursements payable to our advisor.



    Because you will not share in any appreciation, the 9% preferential return on your Preferred Shares will likely be the maximum return you will receive on your investment. (This may not be the case if you are able to sell the Preferred Shares on the American Stock Exchange at a premium, but there is no assurance that you will be able to do so.) However, because of the preference feature of the Preferred Shares, if the real estate properties owned by us lost value, in most cases this loss would be borne by the holders of our common stock and common limited partner interests in our operating partnership before being borne by the holders of the Preferred Shares. This structure is intended to provide you with greater protection in preserving your capital investment and a greater likelihood that you will receive a dependable return.


CAN THE PREFERRED SHARES BE CALLED?

    Yes, but they generally cannot be called before February 15, 2010. After that date, they can be called for a redemption price equal to $25.00 per share plus accumulated and unpaid distributions.

ARE THE PREFERRED SHARES REQUIRED TO BE REDEEMED?


    No. But remember, because the shares are expected to be listed on the American Stock Exchange, you should be able to sell your shares at any time for the then market value of the shares.


WHAT WILL HAPPEN TO MY INTERESTS IF I DO NOT EXCHANGE THEM IN THE OFFERS?

    Nothing. You will continue to own the Interests in your mortgage fund. Our offers are not expected to affect the operation of the mortgage funds in any way, including their continued payment of distributions.


WHAT DO THE GENERAL PARTNERS AND THE BOARD OF TRUSTEES OF THE MORTGAGE FUNDS THINK OF THE OFFERS?



    Information about the recommendation of the mortgage funds' general partners or board of trustees is described in the Schedule 14D-9 of each of the mortgage funds, which they are required to file with the SEC. A copy of each mortgage fund's Schedule 14D-9 is being mailed to the holders of Interests of that mortgage fund together with this prospectus.


ARE THERE ANY SIGNIFICANT RELATIONSHIPS BETWEEN YOU AND THE MORTGAGE FUNDS?

    Yes. The general partners of each of KIM, KIP, KIP II and KIP III are controlled by Douglas and George Krupp, who also control the advisor to GIT and GIT II. Douglas Krupp also is the chairman of the board as well as an officer of both GIT funds. In addition, Douglas and George Krupp control KRF Company, the company that owns all of our common stock and that will be contributing interests in the initial real estate properties in exchange for common limited partner interests in our operating partnership at the completion of the offers. George Krupp is also a member of our board of directors. Douglas and George Krupp also control our advisor and are affiliated with our property manager.

             QUESTIONS RELATING TO OUR BUSINESS AND ITS MANAGEMENT

WHAT IS YOUR BUSINESS PLAN?


    We intend to acquire, own and operate multi-family residential properties. We will own all of our operating assets through Berkshire Income Realty-OP, L.P., which we refer to as our operating partnership. Upon completion of the offers, we will own interests in five multi-family residential properties as well as the Interests that have been tendered to us in the offers. We intend to acquire additional real estate properties meeting certain objectives described in this prospectus under "Policies with respect to Certain Activities--Investment Policies." We intend to finance the acquisition of these additional properties primarily through bank borrowings secured by a pledge of the Interests, distributions from the Interests consisting of mortgage loan repayments, and income from our real estate investments. We have not entered into any agreements or received commitments from any lenders with respect to a credit facility at this time.


TELL ME MORE ABOUT THE REAL ESTATE INTERESTS THAT YOU WILL OWN AT THE COMPLETION OF THE OFFERS.


    KRF Company, L.L.C., an affiliate of The Berkshire Group and the owner of all of our common stock, will be contributing its interests in five multi-family properties to us at the time we complete the offers in exchange for common limited partner interests in our operating partnership. Four of these properties are located in the Baltimore/Washington D.C. metropolitan areas, which we believe comprise one of the strongest rental markets in the country. The fifth property is located in Houston, Texas. The properties are each garden style apartment communities and collectively consist of 2,539 apartment units. Each of these properties has been managed by an affiliate of The Berkshire Group for over 15 years.


HOW WERE THESE FIVE REAL ESTATE PROPERTIES SELECTED?


    Although The Berkshire Group and its affiliates (including KRF Company) own interests in many multi-family real estate properties, there are only six such properties that these entities have the right to sell to us without obtaining the consent of third parties. Of these six properties, five were considered by KRF Company and us to be attractive investments. The sixth was not consistent with our investment policies due to its existing level of indebtedness and other financing terms affecting the property.


WHO WILL MANAGE BERKSHIRE INCOME REALTY?

    Berkshire Property Advisors, L.L.C. (which we refer to as Berkshire Advisor), an affiliate of The Berkshire Group, will be responsible for managing our day-to-day activities, subject to the control and supervision of our board of directors. Berkshire Advisor will be authorized to make multi-family residential property investments on our behalf within investment guidelines approved by our board of directors. We will rely on BRI OP Limited Partnership to provide on-site property management services. BRI OP is owned by affiliates of The Berkshire Group in joint venture with unaffiliated third parties.


                    QUESTIONS RELATING TO PROCEDURAL MATTERS



HOW DO I ACCEPT AN OFFER?



    After reading this prospectus, all you need to do is complete, sign and return the letter of transmittal that is accompanying this prospectus. You do not need to surrender a stock certificate representing your Interests.

WILL I BE RECEIVING A STOCK CERTIFICATE?

    No. Similar to your current mortgage fund Interest, all Preferred Shares will be issued by book-entry only.

IS THERE A MINIMUM NUMBER OF INTERESTS I AM REQUIRED TO TENDER IN THE OFFERS?

    No, there is not a minimum number of Interests you are required to tender. However, we are not required to accept ANY Interests in the offers unless Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for them are tendered to us.

DO I HAVE TO TENDER ALL THE INTERESTS THAT I OWN IN THE OFFERS?

    No. You do not have to tender all of the Interests that you own.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFERS?

    The offers require that a number of conditions be met before they are completed, including the condition that there must be validly tendered and not properly withdrawn Interests resulting in an aggregate of at least 1,000,000 Preferred Shares being issued in exchange for Interests in all the offers. This condition and other conditions to the offers are discussed in this prospectus under "The Offer to Exchange Preferred Shares for Interests--Conditions to the Offers."

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER MY INTERESTS IN THE OFFERS?


    You will have until 5:00 PM, New York City time, on February 20, 2003 to decide whether to tender your Interests in the offers, unless we decide to extend the expiration date as described below.


CAN THE EXPIRATION DATE OF AN OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?

    Yes. The expiration date of an offer may be extended at our option if, in our opinion, any of the conditions to the offer have not been satisfied or if the aggregate number of Interests we are seeking to exchange for Preferred Shares in the offers has not been validly tendered and not withdrawn by the expiration date.

DO YOU CURRENTLY INTEND TO EXTEND THE EXPIRATION DATE OF THE OFFERS?

    We are seeking to accept Interests up to an amount such that the total number of Preferred Shares to be issued by us in the offers will equal, but not exceed, 3,010,941 shares. If this amount has not been tendered to us by the expiration date, we currently intend to extend the expiration date of the offers, although we reserve the right not to do so. However, based on the number of Interests of each mortgage fund that has been tendered to us by the expiration date, we will likely also amend each offer either to increase or decrease the aggregate number of Interests we are seeking in that offer in order to meet our goal of issuing a total of 3,010,941 Preferred Shares.

HOW WILL I BE NOTIFIED IF THE EXPIRATION DATE OF AN OFFER IS EXTENDED?

    If we extend the expiration date of an offer, we will issue a press release, announcing the number of Interests that have been tendered as of that time and giving the new expiration date, no later than 9:00 a.m., New York City time, on the day after the day on which the offer was previously scheduled to expire. If we also decide to amend an offer to either increase or decrease the aggregate number of Interests we are seeking in that offer, we will also include that information in the press release and otherwise comply with our obligations under applicable law relating to material changes in an offer.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED INTERESTS?


    You may withdraw Interests previously tendered in an offer any time before the expiration of the offer, and, unless we have accepted the Interests tendered in the offer, you may also withdraw any tendered Interests at any time after March 16, 2003. After we have accepted your Interests tendered in the offer, your tender becomes irrevocable.


HOW DO I WITHDRAW PREVIOUSLY TENDERED INTERESTS?

    You must deliver a written notice of withdrawal with the required information to us while you still have the right to withdraw.

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WILL YOU ACCEPT ALL OF THE INTERESTS THAT I TENDER?

    It depends. We are only seeking to exchange Preferred Shares for up to approximately 30% of the outstanding Interests in each of the mortgage funds. If the number of Interests in your mortgage fund that is tendered is equal to or less than the number of Interests in your mortgage fund that we are seeking to exchange for Preferred Shares, then all of the Interests tendered by you will be accepted. If the number of Interests in your mortgage fund that is tendered is greater than the number of Interests in your mortgage fund that we are seeking to exchange for Preferred Shares, our proration procedures will apply, which are described below.

HOW DO THE PRORATION PROCEDURES WORK?

    With respect to each offer, we are seeking to exchange Preferred Shares for up to approximately 30% of the outstanding Interests of a mortgage fund. We refer to this 30% ceiling as the tender ceiling. If the number of Interests of a mortgage fund that is tendered in an offer is greater than the tender ceiling applicable to that mortgage fund, we will accept Interests of that mortgage fund on a pro rata basis, based on the number of Interests of that mortgage fund validly tendered and not properly withdrawn prior to the expiration date.

WHEN WILL I KNOW HOW MANY OF MY INTERESTS WERE ACCEPTED?

    Because of the complexity of determining the number of Interests validly tendered and not withdrawn in an offer, if proration is required, we do not expect we will be able to announce the final results of proration until approximately three business days after the expiration of the offer. The preliminary results of any proration will be announced by press release as promptly as practicable after the time we accept Interests in an offer.

HOW MANY PREFERRED SHARES WILL BE OUTSTANDING AT THE COMPLETION OF THE OFFER?

    The amount of outstanding shares will be a function of the number of holders that have exchanged their Interests for Preferred Shares. Unless we waive our minimum tender condition, the minimum number of outstanding Preferred Shares will be 1,000,000 shares. The maximum number of outstanding Preferred Shares will be 3,010,941 shares.

WHEN WILL DISTRIBUTIONS BE PAID ON THE PREFERRED SHARES?

    Distributions are payable on February 15, May 15, August 15 and November 15 of each year. The first distribution payment will be made in 2003 on the first of those dates following the completion of the offers, and will be prorated from the date of completion of the offers through the first distribution payment date. Although we intend to pay distributions on a quarterly basis, the distributions on the Preferred Shares are not guaranteed and may be paid only when authorized by our board of directors and declared by us out of legally available funds. Distributions will accrue whether or not they are authorized or declared by us.

WHAT IS THE TAX TREATMENT OF THE EXCHANGE OF INTERESTS FOR PREFERRED SHARES?

    The receipt by you of Preferred Shares in exchange for your Interests generally will be a taxable event for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to the Exchange of Preferred Shares for Interests."

WILL THE DISTRIBUTIONS I WILL RECEIVE ON THE PREFERRED SHARES BE TAXABLE AS ORDINARY INCOME?

    It depends. Generally, distributions that you receive will be taxed as ordinary dividend income to the extent they are from current or accumulated earnings and profits. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your Preferred Shares and distributions in excess of tax basis will be taxable as an amount realized from the sale of your Preferred Shares. This, in effect, would defer a portion of your tax until your Preferred Shares are disposed of or redeemed, at which time you might be taxed at capital gain rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled "Federal Income Tax Considerations."

WHO WILL BE THE TRANSFER AGENT?

    The Bank of New York.

WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFERS?

    You can call our information agent, Georgeson Shareholder Communications Inc., at 1-866-33-KRUPP (1-866-335-7877) and they will be glad to answer any questions.

                               PROSPECTUS SUMMARY


    This summary highlights information more fully described elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider in connection with the offers. You should read this entire prospectus carefully, including "Risk Factors," before deciding to accept an offer.


                         BERKSHIRE INCOME REALTY, INC.

    Berkshire Income Realty, Inc. is a Maryland corporation formed on July 19, 2002. We have had no operating history to date, but we are an affiliate of The Berkshire Group, a group of affiliated companies whose businesses include real estate acquisitions, property management, investment sponsorship and mortgage banking. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of and advisor to the mortgage funds. See "Management--Berkshire Advisor" and "--Executive Officers and Directors."

    By initiating this offer, we are seeking to create a real estate company whose primary goal will be to acquire, own and operate multi-family residential properties. Our initial assets will consist primarily of interests in five of such properties, which will be transferred to us by our affiliate, KRF Company, L.L.C., at the time we complete the offer. See "Formation Transactions." We will also own the Interests that have been tendered to us in the offers, which will represent our indirect interests in the insured or guaranteed mortgage loans, mortgage-backed securities, other loans and related assets that are currently held by the mortgage funds. We intend to own all of our operating assets through Berkshire Income Realty-OP, L.P., our operating partnership, and to qualify as a REIT for federal income tax purposes. Our address is One Beacon Street, Suite 1500, Boston, Massachusetts 02108 and our telephone number is (617) 523-7722.

    The following is an organizational chart showing the general ownership relationships between us and the affiliates of The Berkshire Group that are highlighted in this prospectus. The purpose of the chart is to depict the general legal ownership relationships among the entities, rather than the economic rights associated with the various partnership interests, limited liability company membership interests and other ownership interests shown on the chart, some of which are highly complex. As indicated on the chart, except for our property manager and Berkshire Realty Holdings, L.P., which is the parent of our property manager, all of the entities shown in the organizational chart are substantially owned, and entirely controlled, indirectly by Douglas and George Krupp and trusts for the benefit of their immediate families. Berkshire Realty Holdings, L.P. is owned indirectly by Douglas and George Krupp (and such family trusts) in joint venture with unaffiliated third parties.

                             [ORGANIZATIONAL CHART]

                             PURPOSE OF THE OFFERS


    We are seeking to provide holders of Interests with an opportunity to exchange some or all of their Interests for Preferred Shares, which bear a 9% annual distribution rate and are expected to be listed on the American Stock Exchange.


    We intend to borrow funds that will be secured by these Interests, and to utilize the proceeds of these borrowings, distributions from the Interests consisting of mortgage loan repayments, and income from our real properties to, among other things, acquire additional multi-family residential properties.

    Our decision to issue Preferred Shares to tendering holders and to issue our common stock and common limited partner interests in our operating partnership to KRF Company was based on our assessment of the type of security that would be most consistent with the investment objectives of these two types of holders. The Preferred Shares are structured to provide holders with a relatively predictable stream of fixed payments, and are subject to fewer risks than the risks associated with the common stock and common limited partner interests. Although the Preferred Shares will not provide holders with an opportunity to share in any appreciation of our properties, we believed the other characteristics of the Preferred Shares would have greater appeal to the holders of the Interests. KRF Company, on the other hand, is prepared to forego the relative dependability that is provided by a fixed rate of return and accept more risk in exchange for the possibility of greater upside potential returns if our properties perform well. Of course, you must make your own determination as to whether or not the terms of the Preferred Shares are consistent with your investment objectives.

    A summary of some of the anticipated benefits and risk factors of the offers are highlighted below.

                       ANTICIPATED BENEFITS OF THE OFFERS

    LIQUIDITY. Unlike the Interests, the Preferred Shares are expected to be listed on the American Stock Exchange, under the symbol "BIR." As a result, the Preferred Shares will have a public trading market and will have a readily determinable market value. The Interests in the mortgage funds only have limited liquidity because there is no established trading market for the Interests.

    QUARTERLY CASH DISTRIBUTIONS. Holders of the Preferred Shares will be entitled to receive cash distributions at an annual rate of 9%, payable quarterly in the amount of $0.5625 per Preferred Share ($2.25 annualized). This 9% distribution rate was determined by us after reviewing dividend yields payable on preferred stocks issued by publicly traded REITs that we believed to be comparable to the Preferred Shares, and then selecting a distribution rate that was comparable to the current yields payable on those preferred stocks.



    PREFERRED RETURN. The Preferred Shares will entitle the holder to receive regular quarterly cash distributions in the amount of $0.5625 per share ($2.25 annualized) before any distributions may be made to the holders of our common stock and common limited partner interests in our operating partnership. In addition, if we were liquidated, after payment of our debts and other obligations, holders of the Preferred Shares would be entitled to receive, subject to our having available funds, a return of their capital investment plus all accrued but unpaid distributions, before any of our assets would be available for distribution to the holders of our common stock or common limited partner interests in our operating partnership. Although any unpaid distributions on the Preferred Shares will accumulate, no interest will be payable with respect to them.


    LOWER ASSET MANAGEMENT FEES. The asset management fees to be paid to our advisor, Berkshire Property Advisors L.L.C., which are based on total assets under management, will be at a lower rate than the asset management fees that are payable to the GIT and GIT II advisor and to the general partners of KIM, KIP, KIP II and KIP III. In addition, unlike the asset management fees payable to these general partners, the fees and expense reimbursements payable to Berkshire Advisor may not be paid unless all distributions then payable on the Preferred Shares have been paid in full. This effectively means that the holders of our common stock and common limited partner interests in our operating partnership will generally bear the cost of these fees. However, the payment of these fees in one quarter will still reduce the cash available for distribution on the Preferred Shares in future quarters. Accordingly, it is possible that the payment of these fees could reduce future distributions payable on the Preferred Shares.

    In addition to the asset management fees, our advisor also will be entitled to receive acquisition fees equal to 1% of the purchase price of any new property acquired by us. No acquisition fees are payable with respect to the initial properties. Asset management fees, as well as acquisition fees, will be based on the gross value of our properties. Because we intend to leverage our assets, and the fees payable to our advisor are based on the gross value of our assets, the total amount of fees payable to our advisor may be higher than the asset management fees currently being paid by the mortgage funds.

    A chart comparing the fees and other compensation payable to our advisor and other affiliates of The Berkshire Group in connection with the offers, with the fees and other compensation payable to The Berkshire Group affiliates by the mortgage funds, can be found in this summary under "Significant Differences Between Preferred Shares and Interests."

    SIMPLIFIED TAX RETURN PREPARATION. Holders of the Preferred Shares will not be required to use complex Schedule K-1s currently being provided to holders of Interests in the KIM, KIP, KIP II and KIP III mortgage funds to prepare their tax returns.

                                  RISK FACTORS

    Exchanging your Interests for Preferred Shares involves some risks. In deciding whether to tender your Interests in the offers, you should read this prospectus carefully, including "Risk Factors" beginning on page 18, and the other documents to which we refer you. The material risks include the following:


    - The exchange ratio, which is the number of Preferred Shares that will be issued in exchange for Interests, may not reflect the fair market value of the Interests because it was determined without arm's-length negotiations. This is the case because no one negotiated the exchange ratio on behalf of the holders of the Interests.


    - By tendering Interests, a holder will be changing the nature of the holder's investment from primarily guaranteed mortgage loans to primarily uninsured investments in real estate.

    - If our business plan is not realized or if we do not have legally available funds, distributions actually paid on the Preferred Shares may be less than the stated preferential amount. This would likely have an adverse effect on the trading value of the Preferred Shares. In addition, this could mean that distributions received by holders who retain their Interests could be greater than the stated preferential amount of the Preferred Shares.

    - Unlike the Interests, the value of the Preferred Shares will be determined by the trading price of the shares on the American Stock Exchange. We cannot assure you that the Preferred Shares will not trade at a discount to the liquidation preference of $25.00 per share, or that the discount will not be significant.

    - Unlike holders of Interests, who have the right to share in any future appreciation of the value of certain assets held by the mortgage funds, holders of Preferred Shares will not be entitled to participate in any future appreciation of our assets. KRF Company, as our sole common stockholder, will be entitled to receive the entire benefit of any such future appreciation.


    - Because our offer consideration was determined based on our assumption that the mortgage funds would not be making any special distributions that are derived from mortgage loan repayments, tendering holders will be foregoing their right to receive any of these distributions, some of which are expected to be paid as early as the first half of 2003, and instead will only receive our offer consideration in exchange for their Interests.


    - Unlike the mortgage funds, which have no outstanding indebtedness, we intend to incur indebtedness to finance the acquisition of additional properties.

    - Holders who tender their Interests will not be able to determine in advance what portion of their tendered Interests will be accepted in the offers.

    - Our advisor and some of our directors are subject to conflicts of interest as a result of their affiliation with The Berkshire Group.

    - The general partners of KIM, KIP, KIP II and KIP III, one of the trustees of GIT and GIT II, and the advisor to GIT and GIT II, are all controlled by Douglas and George Krupp, who indirectly control us and our advisor. Because of these affiliations, there are conflicts of interest associated with the making of the offers, such as the fact that our advisor will continue to receive management fees under the advisory services agreement with us even though management fees payable by the mortgage funds to other affiliates of Douglas and George Krupp would end if the mortgage funds were liquidated.

    - Tendering holders may not necessarily receive a return that is proportional to the relative value of their investment as compared to the investment of our affiliates.

    - We have no operating history or established financing sources.


    - Unlike holders of Interests, who have the right to elect or remove their general partners or board of trustees, amend organizational documents and approve fundamental corporate transactions, holders of Preferred Shares will have more limited voting rights. Holders of Preferred Shares will only have the right to elect directors if distributions are not paid for six consecutive quarterly periods, and they generally will not have the right to vote on fundamental corporate transactions.


    - Because we are a perpetual entity that may reinvest the proceeds of any sales of properties, we will not necessarily be liquidated at any particular date in the future. Holders of the Preferred Shares will not be able to force a liquidation of the company or a redemption of the Preferred Shares, particularly because of the lack of voting rights associated with the Preferred Shares. Accordingly, unless we voluntarily elect to redeem the Preferred Shares, holders of Preferred Shares may only be able to liquidate their investment by selling their shares in the public market at prevailing prices, and those prices may be significantly less than the $25.00 liquidation preference of the Preferred Shares.

    - The exchange of Interests for Preferred Shares will generally be a taxable event for federal income tax purposes that may result in gain to tendering holders of those Interests.

    - There may be adverse tax consequences if we fail to qualify as a REIT.


    - Because KIP II is in a liquidation stage, tendering holders of KIP II Interests will be foregoing their right to receive their share of liquidation proceeds, which could be in the relatively near future.



    - The ratio at which Preferred Shares will be issued in exchange for tendered Interests was based on our estimates of the projected cash flows of the mortgage funds. These estimates may turn out to have been less than actual future cash flows. Accordingly, investors who tender their Interests in exchange for Preferred Shares may in fact receive distributions from us that are less than the distributions they would have received had they retained their Interests.

                                 BUSINESS PLAN


    We intend to acquire, own and operate multi-family residential properties. As of the completion of the offers, we will own interests in five of such properties, which we refer to as the initial properties. Four of the five initial properties are located in the Baltimore/Washington D.C. metropolitan areas, which we believe, based on occupancy data compiled by a third party real estate information company and provided to us by our property manager, comprise one of the strongest rental markets in the country. The fifth initial property is located in Houston, Texas. Each of the initial properties has been managed by affiliates of The Berkshire Group for more than 15 years.


    We intend to acquire additional multi-family residential properties in the future to provide portfolio diversification and an investment presence in other strong metropolitan markets. Specifically, our plan is to acquire, and in some cases renovate, middle income apartment complexes in selected targeted markets, primarily in the Mid-Atlantic, Southeast and Southwest areas of the United States.

    Our primary business objective is to deliver strong, consistent returns to our stockholders, while enhancing the long-term growth in value of our real estate portfolio. We believe we are well positioned to meet this objective, given the strengths of the economic regions in which the initial properties are located, the quality of the initial properties, and the opportunities for new investments within our selected targeted markets. Through adherence to specific operating and renovation-related strategies, we will seek to achieve stability and growth through maximization of cash flow from our interests in the initial properties and investment in other multi-family residential properties. Our policy with respect to renovations and capital improvements is to provide for reserves and utilize sufficient capital to maintain each property's competitive position within its rental market and, whenever possible, to capitalize on market opportunities that can be realized through targeted capital expenditures. See "Business and Properties--Business Strategy."

    We intend to borrow funds that will be secured by the Interests, and to utilize the proceeds of these borrowings, distributions from the Interests consisting of mortgage loan repayments, and income from our real properties to, among other things, acquire additional multi-family residential properties. Under our current investment guidelines, we may not incur indebtedness such that at the time we incur the indebtedness our ratio of debt to total assets exceeds 75%. We have not entered into any agreements or received commitments from any lenders with respect to a credit facility at this time. We do not intend to dispose of the Interests that have been tendered to us in the offers.

    Interests in the initial properties will be contributed to us by our affiliate, KRF Company, in exchange for common limited partner interests in our operating partnership. See "Formation Transactions."

    The five initial properties are described below:

    CENTURY II APARTMENTS. Century II Apartments is located at 307 Fox Fire Place, Cockeysville, Maryland. This garden style apartment community consists of 468 units within 16 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 29 acres of land. Other improvements include a swimming pool, fitness center, tennis courts, an exercise facility and a clubhouse. Century II Apartments was built in 1971 and is in good condition. Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 75.82% interest in Century II Apartments.

    DORSEY'S FORGE APARTMENTS. Dorsey's Forge Apartments is located at 9650 White Acre Road, Columbia, Maryland. This garden style apartment community consists of 251 units within 13 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 17 acres of land. Dorsey's Forge Apartments was built in 1970 and is in good condition. Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Dorsey's Forge Apartments.

    HANNIBAL GROVE APARTMENTS. Hannibal Grove Apartments is located at 5361 Brookway, Columbia, Maryland. This garden style apartment community consists of 316 units within 23 buildings. The units consist of one, two and three-bedroom apartments and three, four and five-bedroom townhouses. The property is located on approximately 23 acres of land. Hannibal Grove Apartments was built in 1970 and is in good condition. Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Hannibal Grove Apartments.

    We are currently evaluating the costs and anticipated benefits of doing renovation and capital improvement projects at Hannibal Grove Apartments in a small sample of test units.

    SEASONS APARTMENTS. Seasons Apartments is located at 9220 Old Lantern Way, Laurel, Maryland. This garden style apartment community consists of 1,088 units within 70 buildings. The units consist of one and two-bedroom apartments and one and three-bedroom townhouses. The property is located on approximately 68.5 acres of land. Other improvements include two swimming pools, six playgrounds, two tennis courts, two clubrooms and approximately 1,700 parking spaces. Seasons Apartments was built between 1972 and 1978 and is in good condition. Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own 100% of this property.


    The property manager of Seasons Apartments recently submitted a proposal for the renovation of the units at the property, which has been approved. Under the proposal, an average of $5,943 per unit, $6,282,000 in total, will be spent to replace and upgrade kitchens and bathrooms in those units. These renovations are estimated to result in an increase in rental income of approximately $1,200 per unit per year. The project is currently scheduled to begin in February 2003 and be completed in early 2006.


    WALDEN POND APARTMENTS. Walden Pond Apartments is located at 12850 Whittington, Houston, Texas. This garden style community contains 416 one and two-bedroom apartment units and is located on approximately 12 acres of land. Walden Pond Apartments was built in 1982 and is in good condition. Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own 100% of this property.

    For further information regarding the initial properties, see "Business and Properties--Initial Properties."

                                   MANAGEMENT

    We will be governed by a board of directors, which will be responsible for the management and control of our operations. Our board will retain Berkshire Advisor to manage our day-to-day affairs. Our board will control and supervise Berkshire Advisor. Berkshire Advisor is part of The Berkshire Group, which together with its affiliates collectively have over $1.1 billion of real estate assets under management. Berkshire Advisor's address is One Beacon Street, Suite 1500, Boston, Massachusetts 02108 and its telephone number is (617) 523-7722.


    Under our advisory services agreement with Berkshire Advisor, Berkshire Advisor is obligated to manage our portfolio and identify investment opportunities consistent with our investment policies and objectives, as our board of directors may adopt from time to time. Berkshire Advisor will be authorized to follow these investment guidelines in determining the types of assets it decides to recommend to our board of directors as proper investments for us. In addition, Berkshire Advisor, based on its investment committee's recommendations, may make investments in multi-family residential properties on our behalf within the board approved guidelines without the approval of our board of directors. Berkshire Advisor will receive the acquisition fees, asset management fees and expense reimbursements summarized below under "Compensation to our Affiliates" and described under "Management--Summary of Advisory Services Agreement" as compensation for its services under the advisory services agreement. The initial term of the advisory services agreement is two years and will be automatically extended for subsequent one-year periods unless notice of termination or non-renewal is provided by either party.


    The individuals on the investment committee of Berkshire Advisor are Frank Apeseche, Peter Donovan, George Krupp and David Quade. They will be responsible for making investment decisions for us which, except for decisions regarding investments in multi-family residential properties within board approved guidelines, must be approved by our board of directors. See "Management--Berkshire Advisor" and "--Executive Officers and Directors" for biographical information relating to these investment committee members and the members of our board of directors.

    Our board of directors has established an audit committee, consisting exclusively of directors that are not affiliated with Berkshire Advisor or any of its affiliates, whose approval will be required with respect to all transactions involving us, on the one hand, and Berkshire Advisor and its affiliates, on the other hand, such as the acquisition of additional properties from The Berkshire Group or any of its affiliates. Unless modified by our board, we will follow the policies on investments and borrowings described under "Policies with respect to Certain Activities."

    BRI OP Limited Partnership currently acts as property manager with respect to the initial properties and, upon the completion of the offers, will continue to do so under its existing property management agreements. The parent of the property manager is owned by The Berkshire Group in joint venture with unaffiliated third parties.

    Under the existing property management agreements, the property manager is obligated to perform property management services, including those relating to rental and maintenance. The property management agreements may be terminated at any time by either party upon notice. The property manager receives management fees of 5% of the gross rental receipts for its services under these existing property management agreements. See "Management--Summary of Property Management Agreements."

                             FORMATION TRANSACTIONS

    Our corporate structure is as follows. We are a Maryland corporation. All of our common stock is owned by KRF Company. Until we issue the Preferred Shares at the completion of the offers, we will have no other outstanding securities. We intend to own all of our operating assets through our operating partnership, Berkshire Income Realty-OP, L.P., a Delaware limited partnership. Our wholly owned subsidiary, BIR GP, L.L.C., is the general partner of our operating partnership, and we are the special limited partner of our operating partnership. Through our ownership of the general partner and because the partnership agreement of our operating partnership does not provide any special rights to the limited partners that would undermine the rights of the general partner, we effectively control the operating partnership and its assets.

    At the completion of the offers, the following will occur:

    - we will issue Preferred Shares to holders who have validly tendered and not withdrawn their Interests to us in the offers,

    - we will transfer those Interests to our operating partnership in exchange for preferred limited partner interests in the operating partnership, having the same economic terms as the Preferred Shares (which we refer to as the preferred OP units). The preferred OP units will have the same relative ranking with respect to common limited partner interests as the Preferred Shares will have with respect to our common stock. The preferred OP units to be issued to us in exchange for Interests will equal the number of Preferred Shares being issued by us,

    - KRF Company will contribute its interests in the initial properties to our operating partnership in exchange for common limited partner interests in the operating partnership, having the same economic terms as our common stock (which we refer to as the common OP units). The common OP units will have the same relative ranking with respect to the preferred OP units as our common stock will have with respect to the Preferred Shares, and

    - KRF Company will make a capital contribution to us, in exchange for our common stock, in an amount equal to 1% of the fair value of the total net assets of our operating partnership, taking into account any cash contributed to us by KRF Company prior to the completion of the offers. We will contribute this amount to BIR GP, which in turn will contribute this amount to our operating partnership in exchange for general partner interests in our operating partnership (which we refer to as general partner OP units).

                             SUMMARY OF THE OFFERS


    We are offering, upon the terms and subject to the conditions described in this prospectus and the related letters of transmittal, to exchange our Preferred Shares for Interests that are validly tendered and not properly withdrawn on or before the expiration date.



    The term "expiration date" means 5:00 PM, New York City time, on Thursday, February 20, 2003, unless we extend the period of time during which an offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

CONDITIONS TO EACH OFFER

    Our obligation to exchange our Preferred Shares for Interests in each offer requires that several conditions be met first, including the conditions that:

    - there must be validly tendered in the offers and not properly withdrawn Interests resulting in an aggregate of at least 1,000,000 Preferred Shares being issued in exchange for Interests in all the offers (we refer to this as the minimum tender condition),

    - the fairness and tax opinions described in this prospectus shall not have been withdrawn,

    - with respect to the offers for GIT and GIT II only, the waiver referred to under "Certain Relationships and Related Transactions--GIT Funds Ownership Limit Waiver" shall not have been withdrawn,

    - there shall not have been a decline in any of the Dow Jones Industrial Average, the Standard & Poors Index of 500 Industrial Companies or the NASDAQ Composite Index in excess of 15% measured from the close of business on the date of this prospectus,

    - there shall not have been a material adverse effect on our business, condition, operations or prospects,

    - there shall not have been any material change in the business, condition, operations or prospects of any of the mortgage funds or the initial properties,

    - with respect to each mortgage fund other than KIP II, there shall not have been any distributions on the Interests of that mortgage fund after December 1, 2002 consisting of special distributions (which are described below under "Distributions on Interests"), and

    - with respect to the offer for KIP II Interests only, there shall not have been any distributions by KIP II consisting of proceeds in liquidation of the KIP II Interests.

    These are only some of the conditions to the offers. For a complete list of conditions, see "The Offers--Conditions to the Offers." Except as described in "The Offers--Conditions to the Offers," any of the conditions to the offers may be waived by us, in whole or in part, in our sole discretion.

DISTRIBUTIONS ON INTERESTS

    We have determined our offer consideration based on our assumption that the mortgage funds will not make any distributions on the Interests after December 1, 2002 that consist of special distributions or, in the case of KIP II, that consist of proceeds in liquidation of the KIP II Interests. Special distributions are payments referred to by the mortgage funds as "special distributions" or "special dividends," and are generally derived from proceeds received by the mortgage funds that consist of mortgage loan repayments, prepayments and related shared appreciation payments. We refer to these types of proceeds as mortgage proceeds.

    If you tender your Interests, you will continue to be entitled to receive your regular quarterly cash distributions on your Interests until we have accepted your Interests at the completion of the offers. However, with respect to each mortgage fund other than KIP II, each offer is subject to the condition that there may not have been any special distributions paid on the Interests by the mortgage fund after December 1, 2002. With respect to KIP II, which no longer owns any mortgage loan assets, the offer is subject to the condition that there may not have been any distributions paid by KIP II after December 1, 2002 that consist of proceeds in liquidation of the KIP II Interests.


    Since December 1, 2002, GIT II has disclosed that it will pay special distributions during the first half of 2003 aggregating $1.48 per Interest relating to mortgage proceeds it received from two of its mortgage loans. In addition, GIT has disclosed that it expects to receive mortgage proceeds in the first quarter of 2003 from the repayment of three of its mortgage loans, and KIM has disclosed that it expects to receive mortgage proceeds during the first quarter of 2003 from the repayment of one of its mortgage loans and during 2003 from the repayment of its other mortgage loan. We would expect that GIT and KIM would make special distributions from any mortgage proceeds they receive within six months after receiving them. By tendering their Interests in these mortgage funds, tendering holders will not be entitled to receive these special distributions but instead will only receive our offer consideration in exchange for their Interests.

TIMING OF THE OFFERS


    Our offers are currently scheduled to expire at 5:00 PM, New York City time, on Thursday, February 20, 2003. However, we may decide to extend an offer from time to time if any condition to the offer has not been satisfied or waived before this time or if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered before this time. See "The Offers--Extension, Termination and Amendment."


EXTENSION, TERMINATION AND AMENDMENT


    We reserve the right to extend the period of time during which an offer remains open if any condition to the offer has not been satisfied or if the aggregate amount of Interests we are seeking to exchange for Preferred Shares has not been validly tendered to us by the expiration date.


    We also reserve the right to waive any of the conditions to an offer and to make any change in the terms of or conditions to an offer, if allowed under the SEC's applicable rules and regulations.

    We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, which require that any material change in the information published, sent or given to the holders of Interests in connection with an offer be promptly sent to the holders in a manner reasonably designed to inform them of such change, and, without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc. During any such extension of an offer, all Interests previously tendered and not properly withdrawn will remain subject to the offer, unless properly withdrawn by you.

    We are seeking to accept Interests up to an amount such that the total number of Preferred Shares to be issued by us in the offers will equal, but not exceed, 3,010,941 shares. If this amount has not been tendered to us by the expiration date, we currently intend to extend the expiration date of the offers, although we reserve our right not to do so. However, based on the number of Interests of each mortgage fund that has been tendered to us, we will also likely amend each offer either to increase or decrease the aggregate number of Interests we are seeking in that offer in order to meet our goal of issuing a total of 3,010,941 Preferred Shares. See "The Offers--Extension, Termination and Amendment."

EXCHANGE OF INTERESTS

    Upon the terms and conditions of our offers, including, if an offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, up to the specified number of Interests described under "The Offers--Exchange of Interests" that are validly tendered and not properly withdrawn as promptly as practicable after the expiration date. However, our proration procedures may apply, in which case we may not accept for exchange all of your Interests that have been validly tendered. Our proration procedures are described under "The Offers--Proration Procedures."

CASH INSTEAD OF FRACTIONAL SHARES

    We will not issue fractional Preferred Shares. Instead, each tendering holder who would otherwise be entitled to receive fractional Preferred Shares in exchange for Interests will receive cash in an amount equal to that fraction multiplied by $25.00.

WITHDRAWAL RIGHTS


    Interests tendered in an offer may be withdrawn at any time before the expiration date of the offer, and, unless we have previously accepted and issued Preferred Shares in exchange for them in the offer, may also be withdrawn at any time after March 16, 2003. Once we have accepted Interests for exchange in an offer, all tenders not previously withdrawn become irrevocable. See "The Offers--Withdrawal Rights."

PROCEDURE FOR TENDERING INTERESTS

    For you to validly tender Interests in an offer, you must, before the expiration of the offer, deliver to us a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents. See "The Offers--Procedure for Tendering."

PRORATION PROCEDURES

    With respect to each offer, we are seeking to exchange Preferred Shares for up to the specified number of Interests described under "The Offers--Exchange of Interests," which represents approximately 30% of the Interests of each of the mortgage funds. We refer to this 30% ceiling as the tender ceiling. If the number of Interests of a mortgage fund validly tendered and not properly withdrawn in an offer is greater than the tender ceiling applicable to that mortgage fund, our proration procedures will apply. In that event, we will, upon the terms and conditions of the offer, accept Interests of that mortgage fund on a pro rata basis, with adjustments to avoid purchases of fractional Interests, based on the number of Interests of that mortgage fund validly tendered and not properly withdrawn prior to the expiration date. Because of the time required to determine the precise number of Interests validly tendered and not properly withdrawn, if proration is required, we do not expect to announce the final results of proration until approximately three business days after the expiration date. Preliminary results of proration will be announced by press release as promptly as practicable after the expiration date.


FAIRNESS OPINION



    Our financial advisor, Sutter Securities Incorporated, has delivered its opinion to us, dated January 7, 2003, that, as of such date, the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares. A copy of this opinion is attached to this prospectus as Appendix A. See "The Offers--Fairness Opinion." Sutter Securities makes no recommendation as to whether or not investors should tender their Interests in the offers.


TERMS OF PREFERRED SHARES

    The following is a summary of the principal terms of the Preferred Shares. For a more complete description, see "Description of the Preferred Shares."


ISSUER.........................  Berkshire Income Realty, Inc., a Maryland corporation.

SECURITIES OFFERED.............  9% Series A Cumulative Redeemable Preferred Stock.

USE OF PROCEEDS................  The Preferred Shares are being issued by us in exchange for
                                 Interests. We will not receive any cash proceeds from this offering. To the extent we receive distributions from these
                                 Interests that consist of mortgage loan repayments, we
                                 intend to use them, together with cash from other sources, primarily for the purpose of acquiring additional
                                 multi-family residential properties. We intend to use other distributions from these Interests for general corporate
                                 purposes. We also plan to use the Interests as collateral
                                 for a credit facility to be entered into primarily for the purpose of funding additional residential property
                                 acquisitions. No agreements or commitments have been
                                 obtained from any lender for such a facility at this time.

DISTRIBUTIONS..................  Distributions on the Preferred Shares will accrue from their date of issuance and will be payable at an annual rate of 9%
                                 of the liquidation preference of $25.00 per share.
                                 Distributions will be payable quarterly in arrears on
                                 February 15, May 15, August 15 and November 15 of each
                                 year. See "Description of the Preferred
                                 Shares--Distributions."

LIQUIDATION PREFERENCE.........  Upon our dissolution, liquidation, winding-up or termination, holders of Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities and subject to the rights of holders
                                 (if any) of other series of preferred stock ranking senior to or on a parity with the Preferred Shares, $25.00 per
                                 share plus accumulated and unpaid distributions on the
                                 Preferred Shares. See "Description of the Preferred
                                 Shares--Liquidation."

OPTIONAL REDEMPTION............  Except as described below, the Preferred Shares are not redeemable before February 15, 2010. On or after
                                 February 15, 2010, the Preferred Shares may be redeemed at our option, in whole or from time to time in part, at a
                                 redemption price of $25.00 per share plus accumulated and
                                 unpaid distributions, if any, to the redemption date. The
                                 Preferred Shares may also be redeemed in whole but not in
                                 part at any time upon the occurrence and continuance of a
                                 "tax event" or "Investment Company Act event." See
                                 "Description of the Preferred Shares--Redemption."

NO CONVERSION RIGHTS; NO
SINKING FUND...................  The Preferred Shares will not be subject to any sinking fund and, except as described under "Description of the Preferred
                                 Shares--Restrictions on Ownership and Transfer of Preferred
                                 Shares," the Preferred Shares will not be convertible into any of our securities.

VOTING RIGHTS..................  Holders of Preferred Shares will have the right as a class to elect two directors if distributions are not paid for six consecutive quarterly periods. The consent of holders of
                                 66 2/3% of the Preferred Shares is required for changes to our charter that would materially and adversely affect the preferences, rights, voting powers, restrictions,
                                 limitations as to distributions, qualifications and terms
                                 and conditions of redemption of the Preferred Shares, or the authorization, creation or increase in the number of
                                 authorized shares of any series of stock that would rank
                                 senior to the Preferred Shares. See "Description of the
                                 Preferred Shares--Voting Rights."

RANKING........................  The Preferred Shares will, with respect to distributions and rights upon our liquidation, dissolution, winding-up or
                                 termination, rank senior to our common stock. With respect to any other series of our preferred stock that may
                                 hereafter be issued by us, the Preferred Shares will rank
                                 (1) senior to any such preferred stock whose terms
                                 specifically provide that it ranks junior to the Preferred
                                 Shares, (2) on a parity with any such preferred stock,
                                 unless the terms of such preferred stock specifically
                                 provide that it ranks junior or senior to the Preferred
                                 Shares and (3) junior to any such preferred stock whose
                                 terms specifically provide that it ranks senior to the
                                 Preferred Shares. As described above under "Voting Rights,"
                                 we may not issue preferred stock that ranks senior to the
                                 Preferred Shares without the consent of the holders of
                                 66 2/3% of the Preferred Shares. See "Description of the
                                 Preferred Shares--Ranking."

PROPOSED AMERICAN STOCK
EXCHANGE SYMBOL................  "BIR"


         SIGNIFICANT DIFFERENCES BETWEEN PREFERRED SHARES AND INTERESTS


    The Preferred Shares have a stated annual distribution rate of 9%. Although not guaranteed, this means holders will be entitled to receive quarterly cash distributions in the amount of $0.5625 per share ($2.25 annualized), provided our board of directors has authorized their payment out of legally available funds. The Interests do not have a stated distribution rate.



    The Preferred Shares are expected to be listed on the American Stock Exchange, which should provide greater liquidity than the Interests in the mortgage funds, for which there is no established trading market.


    While holders of Interests in a mortgage fund are entitled to participate in any net assets of that fund available for distribution upon liquidation, holders of Preferred Shares will only be entitled to receive their initial investment of $25.00 per share plus accumulated and unpaid distributions upon our liquidation.

    Holders of Preferred Shares will have more limited voting rights than holders of Interests. Holders of Interests have the right to elect and remove the trustees or general partners of the applicable mortgage fund, while, in general, holders of Preferred Shares will have no right to elect or remove our directors. However, if we fail to make distributions in full with respect to the Preferred Shares for six consecutive quarters, holders of Preferred Shares will be entitled to elect two special directors to serve on the board of directors until all accumulated dividends have been paid or declared and will have the right to remove any special director without cause. Amendments to the organizational documents of the mortgage funds generally require the approval of the holders of Interests, while holders of Preferred Shares will have the right to approve only those amendments that would have a material and adverse effect on the preferences, rights and privileges of the Preferred Shares or any amendments authorizing or creating, or increasing the authorized amount of, any series of stock that would rank senior to the Preferred Shares.

    We may redeem the Preferred Shares at any time after February 15, 2010 at a redemption price of $25.00 per share plus accumulated and unpaid dividends. The Interests in the mortgage funds do not have a similar redemption feature, though GIT and GIT II may redeem Interests in excess of the applicable ownership percentage limit.

    The Preferred Shares do not have a stated maturity, as we are a corporation having a perpetual life, and so you will be able to liquidate your investment in the Preferred Shares only by selling your Preferred Shares in the public market at prevailing market prices or upon the exercise of our redemption option. In contrast, each of the mortgage funds is a finite entity that will dissolve as of a fixed date, the earliest being December 31, 2025, unless earlier dissolved.

    An investment in the Preferred Shares will be subject to the risks highlighted above in this summary and in the prospectus under "Risk Factors."

    For more information regarding the differences between the terms of the Preferred Shares and the terms of the Interests, see "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests."


    The following is a chart comparing the fees, expense reimbursements and other compensation payable to Berkshire Advisor and other affiliates of The Berkshire Group in connection with the offers, with the fees, expense reimbursements and other compensation payable to affiliates of The Berkshire Group by the mortgage funds. For more information regarding the compensation payable to Berkshire Advisor and its affiliates, see "Compensation Payable to Our Affiliates."

         COMPENSATION PAYABLE                       COMPENSATION PAYABLE                    COMPENSATION PAYABLE
TO BERKSHIRE ADVISOR AND ITS AFFILIATES  TO THE GENERAL PARTNERS OF KIM, KIP, KIP II  TO THE ADVISOR OF GIT AND GIT II
       IN CONNECTION WITH OFFERS              AND KIP III AND THEIR AFFILIATES               AND ITS AFFILIATES
---------------------------------------  -------------------------------------------  --------------------------------
                                                       OFFERING

None.                                    ACQUISITION FEE: One-time fee was paid       ACQUISITION FEE: One-time fee
                                         equal to 2.9% of the gross proceeds of the   was paid equal to 2.5% of the
                                         offering.                                    gross proceeds of the offering.
                                         ACQUISITION EXPENSES: Expenses were          ACQUISITION EXPENSES: Expenses
                                         reimbursed on an accountable basis up to an  were reimbursed on an
                                         amount equal to 0.5% of the gross proceeds   accountable basis up to an
                                         of the offering (1.0% for KIP), and          amount equal to 0.5% of the
                                         reimbursed for non-accountable expenses up   gross proceeds of the offering,
                                         to an amount equal to 1.5% (1.0% for KIP)    and reimbursed for
                                         of the gross proceeds of the offering.       non-accountable expenses up to
                                         PARTICIPATION SERVICING FEE: One-time fee    an amount equal to 1.5% of the
                                         was paid equal to 1.6% of the gross          gross proceeds of the offering.
                                         proceeds of the offering for the servicing   PARTICIPATION SERVICING FEE:
                                         of the participation features of the         One-time fee was paid equal to
                                         partnership's PIM and PIMI investments.      1.5% of the gross proceeds of
                                                                                      the offering for the servicing
                                                                                      of the participation features of
                                                                                      the trust's PIM and PIMI
                                                                                      investments.

                                                      OPERATIONS

ACQUISITION FEE: After all               ASSET MANAGEMENT FEES: 0.75% per annum of    ASSET MANAGEMENT FEES: Beginning
distributions then due on the Preferred  the value of the total invested assets of    in the second year, 0.75% per
Shares have been paid in full, a         the partnership, payable quarterly.          annum of the value of the
transactional fee equal to 1% of the     SUBORDINATED INCENTIVE MANAGEMENT FEE:After  average invested assets of the
purchase price of any new property       investors have received a return of capital  partnership, payable quarterly.
acquired directly or indirectly by us.   and their cumulative return on invested      OPERATING EXPENSES:
ACQUISITION EXPENSES: After all          capital, an incentive fee equal to 0.3% per  Reimbursement of certain
distributions then due on the Preferred  annum of the partnership's total invested    operating expenses at the lesser
Shares have been paid in full,           assets.                                      of (1) actual cost or (2), with
reimbursement of all acquisition         OPERATING EXPENSES: Reimbursement of         respect to costs for certain
expenses at cost.                        certain operating expenses at the lesser of  administrative services, the
ASSET MANAGEMENT FEES: After all         (1) actual cost or (2), with respect to      amount the trust would be
distributions then due on the Preferred  costs for certain administrative services,   required to pay to unaffiliated
Shares have been paid in full, an        90% of the amount the partnership would be   parties, all reimbursements and
annual fee equal to 0.40% of the         required to pay to unaffiliated parties.     other expenses of the trust not
purchase price of real estate            DISTRIBUTIONS OF DISTRIBUTABLE CASH FLOW     to exceed, in any fiscal year,
properties, as adjusted from time to     AND NET CASH PROCEEDS OF CAPITAL             the greater of (1) 2% of the
time to reflect the then current fair    TRANSACTIONS OTHER THAN TERMINATING CAPITAL  average invested assets of the
market value of the properties.          TRANSACTIONS: The general partner receives   trust and (2) 25% of the net
OPERATING EXPENSES: After all            3% of the partnership's annual               income of the trust.
distributions then due on the Preferred  distributable cash flow, and net cash        PROPERTY MANAGEMENT FEES: On
Shares have been paid in full,           proceeds of                                  terms customary for comparable
reimbursement of certain operating                                                    properties in the locality, not
expenses at cost.                                                                     to exceed 5% of the gross
                                                                                      receipts of the property.
                                                                                      DISTRIBUTIONS: The advisor of
                                                                                      GIT and GIT II, as the holder of
                                                                                      10,000 Interests in GIT and
                                                                                      10,000

         COMPENSATION PAYABLE                       COMPENSATION PAYABLE                    COMPENSATION PAYABLE
TO BERKSHIRE ADVISOR AND ITS AFFILIATES  TO THE GENERAL PARTNERS OF KIM, KIP, KIP II  TO THE ADVISOR OF GIT AND GIT II
       IN CONNECTION WITH OFFERS              AND KIP III AND THEIR AFFILIATES               AND ITS AFFILIATES
---------------------------------------  -------------------------------------------  --------------------------------
PROPERTY MANAGEMENT FEES: 5% of the      capital transactions are distributed as      Interests in GIT II, is entitled
gross rental receipts with respect to    follows--(1) after the investors have        to receive its pro rata share of
the initial properties.                  received the return of their invested        distributions on the Interests
DISTRIBUTIONS: KRF Company, an           capital, the general partner will receive    of each trust.
affiliate of Berkshire Advisor and the   the return of its invested capital, (2) net
owner of all of our common stock, will   cash proceeds distributed 99% to investors
be entitled to receive distributions on  and 1% to the general partner until the
our common stock, subject to the         investors have received their cumulative
preferential rights to distributions on  return on invested capital per annum, (3)
the Preferred Shares.                    net cash proceeds until the general partner
The advisor of GIT and GIT II will be    has received 4% of net cash proceeds and
entitled to receive distributions on     (4) thereafter, 96% to the investors and 4%
the Preferred Shares it will receive in  to the general partner.
exchange for the 10,000 Interests in
GIT and 10,000 Interests in GIT II that
the GIT advisor intends to tender in
the offers.

                                                     LIQUIDATION

DISTRIBUTIONS ON LIQUIDATION: KRF        DISTRIBUTIONS OF NET CASH PROCEEDS FROM      DISTRIBUTIONS ON LIQUIDATION:
Company, an affiliate of Berkshire       TERMINATING CAPITAL TRANSACTIONS: Net cash   The advisor of GIT and GIT II,
Advisor and the owner of all of our      proceeds from a terminating capital          as the holder of 10,000
common stock, will be entitled to        transaction to be distributed in the same    Interests in GIT and 10,000
receive all liquidation proceeds,        manner as distributions of net cash          Interests in GIT II, is entitled
subject to the preferential rights of    proceeds from capital transactions           to receive its pro rata share of
holders of Preferred Shares to receive   described above, except that the general     any liquidation proceeds on the
their liquidation amount plus accrued    partner and the investors first will         Interests of each trust.
and unpaid distributions.                receive an amount equal to the positive      SUBORDINATED INCENTIVE FEE ON
The advisor of GIT and GIT II, as the    balance, if any, of their capital accounts.  DISPOSITION OF MORTGAGES: After
holder of Preferred Shares to be                                                      holders of Interests have
received in exchange for its 10,000                                                   received a return of capital and
Interests of GIT and 10,000 Interests                                                 their cumulative return on
of GIT II, will be entitled to receive                                                invested capital, an incentive
the liquidation preference plus accrued                                               fee equal to 4% of the cash from
and unpaid distributions payable on the                                               the disposition of the trust's
Preferred Shares.                                                                     mortgage investments.

                              OUR REIT TAX STATUS

    We will elect to be taxed as a REIT under the Internal Revenue Code of 1986 (which we refer to as the Code), beginning with the taxable year during which the offers are consummated, and we intend to operate so as to qualify as a REIT. If we qualify for taxation as a REIT, then under current federal income tax laws we generally will not be subject to federal corporate income tax on our net income that is currently distributed to holders of our stock. REITs are subject to numerous organizational and operational requirements under the Code, including a requirement that they distribute at least 90% of their taxable income to their stockholders. If we fail to qualify for taxation as a REIT for any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our stockholders in computing our taxable income and we may be prevented from qualifying as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify for federal income taxation as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. See "Federal Income Tax Considerations."

                             CONFLICTS OF INTEREST

    Due to relationships among us and affiliates of The Berkshire Group, including Berkshire Advisor, KRF Company and the mortgage funds, the offers and the operation of our business will involve conflicts of interest. The Berkshire Group and its affiliates, including our executive officers and some of our directors, and the executive officers and directors of Berkshire Advisor and other affiliates of The Berkshire Group are engaged in a wide range of real estate activities, including activities with investment objectives and policies which are, in some respects, similar to ours. As a result, Berkshire Advisor will face conflicts of interest relating to the allocation of investment opportunities among us and other affiliates of The Berkshire Group. Although Berkshire Advisor is not required to present us with all investment opportunities that come to its attention, we expect that, to the extent possible, the resolution of conflicting opportunities between us and affiliates of Berkshire Advisor will be based upon differences in investment objectives and policies, the make-up of investment portfolios, the amount of cash and financing available for investment and the length of time the funds have been available, the estimated income tax effects of the investment, policies relating to leverage and cash flow, the effect of the investment on diversification of investment portfolios and any regulatory restrictions on investment policies.


    In terms of conflicts with Berkshire Advisor relating to the allocation of management and staff time, services and functions among us and other affiliates of The Berkshire Group, we have provided in our advisory services agreement that Berkshire Advisor is required to devote sufficient resources as may be required to discharge its obligations to us under that agreement.


    Other conflicts of interest that exist or may arise include, but are not limited to:

    - Conflicts relating to the offers. This is the case because Douglas and George Krupp, who indirectly control us and Berkshire Advisor, and are affiliated with our property manager, also control the general partners of KIM, KIP, KIP II and KIP III, one of the trustees of GIT and GIT II, and the advisor to GIT and GIT II.

    - Conflicts relating to management compensation. By this we mean that agreements between us and Berkshire Advisor, and us and the property manager, were not the result of arm's-length negotiations.

    - Competition for property management services. By this we mean that our property manager will have conflicts of interest in the allocation of management and staff time, services and functions among us and other investment entities in existence or which may be organized in the future.

    - Conflicts relating to control by KRF Company. By this we mean that because of KRF Company's exclusive ability to benefit from the net appreciation of our assets, the substantial influence by KRF Company over our affairs might not be consistent with the interests of the holders of the Preferred Shares.

                         COMPENSATION TO OUR AFFILIATES

    Berkshire Advisor and other affiliates of The Berkshire Group will receive compensation from us in connection with the acquisition and management of our assets. See "Compensation Payable to Our Affiliates." We are not permitted to pay fees or expense reimbursements to Berkshire Advisor until all distributions then due have been paid on the Preferred Shares.

    The following table summarizes the types of compensation that may or will be received by Berkshire Advisor and other affiliates of The Berkshire Group in connection with our operation and the management of our properties and other investments.

 PERSON RECEIVING COMPENSATION          FORM OF COMPENSATION             AMOUNT OF COMPENSATION
--------------------------------  --------------------------------  --------------------------------
Berkshire Advisor (our advisor)   - Acquisition fees.               Transactional fee equal to 1% of
                                                                    the purchase price of any new
                                                                    property acquired by us.
                                  - Asset management fees.          Annual fee equal to 0.40% of the
                                                                    purchase price of real estate
                                                                    properties, as adjusted from
                                                                    time to time to reflect the then
                                                                    current fair market value of the
                                                                    properties.
                                  - Reimbursement of expenses       Reimbursed at cost.
                                    incurred in connection with
                                    managing our assets.
                                  - Indemnification against         Full indemnification to the
                                  liabilities and related expenses  extent permitted under Maryland
                                    incurred in connection with     law.
                                    duties as advisor.
BRI OP (our property manager)     - Property management fees.       Monthly fee equal to 5% of gross
                                                                    rental receipts.
                                  - Reimbursement of expenses       Reimbursed at cost.
                                    incurred in connection with
                                    the management of our
                                    properties.
                                  - Indemnification against         Full indemnification unless
                                  liabilities and related expenses  liability occurred as a result
                                    incurred in connection with     of BRI OP's gross negligence or
                                    duties as property manager.     willful malfeasance.
KRF Company (the owner of our     - Distributions and liquidation   All distributions and
common stock and common OP          proceeds on our common stock.   liquidation proceeds to holders
units)                                                              of common stock, subject to the
                                                                    preferential rights of holders
                                                                    of Preferred Shares to receive
                                                                    distributions or the liquidation
                                                                    amount of $25.00 per share plus
                                                                    accrued and unpaid
                                                                    distributions.
                                  - Distributions and liquidation   All distributions to holders of
                                    proceeds on common OP units of  common OP units, subject to our
                                    operating partnership.          preferential rights, as holder
                                                                    of preferred OP units, to
                                                                    receive distributions or
                                                                    liquidation proceeds up to the
                                                                    amount required to pay
                                                                    distributions or liquidation
                                                                    proceeds to the holders of
                                                                    Preferred Shares.
Berkshire Mortgage Advisors       - Distributions on and            Pro rata share of distributions
Limited Partnership (the advisor  liquidation preference with       to holders of Preferred Shares
to GIT and GIT II)                  respect to its Preferred        on the Preferred Shares it will
                                    Shares.                         receive in exchange for the
                                                                    10,000 Interests in GIT and
                                                                    10,000 Interests in GIT II it
                                                                    intends to tender in the offers,
                                                                    and the liquidation preference
                                                                    of $25.00 per share plus accrued
                                                                    and unpaid distributions payable
                                                                    on its Preferred Shares.

           COMPENSATION PAID AND DISTRIBUTIONS MADE BY MORTGAGE FUNDS


    The following table sets forth the aggregate amount of all compensation paid to the general partners or advisor of each mortgage fund and their affiliates, the aggregate amount of all distributions made to the general partners or advisor of each mortgage fund and their affiliates, and the aggregate amount of all distributions made to unaffiliated Interest holders of each mortgage fund during the three years ended December 31, 2002.



                                         AGGREGATE COMPENSATION        AGGREGATE DISTRIBUTIONS     AGGREGATE DISTRIBUTIONS
                                       PAID TO GENERAL PARTNERS OR   MADE TO GENERAL PARTNERS OR    MADE TO UNAFFILIATED
MORTGAGE FUND                            ADVISOR AND AFFILIATES        ADVISOR AND AFFILIATES         INTEREST HOLDERS
-------------                          ---------------------------   ---------------------------   -----------------------
GIT..................................           $ 3,238,429                    $   72,700                $109,363,596
GIT II...............................           $ 4,577,228                    $   79,700                $146,340,972
KIM..................................           $ 1,111,844                    $  288,845                $ 77,326,114
KIP..................................           $   871,569                    $  227,102                $ 39,299,997
KIP II...............................           $ 1,090,413                    $  218,514                $ 51,440,495
KIP III..............................           $ 1,152,925                    $  270,648                $ 52,612,654
                                                -----------                    ----------                ------------
All Mortgage Funds...................           $12,042,408                    $1,157,509                $476,383,828
                                                ===========                    ==========                ============


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    The receipt of Preferred Shares and any cash instead of fractional Preferred Shares in exchange for Interests generally will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Consequently, if you tender your Interests in the offers, you may be required to pay income tax on any gain you realize on the exchange. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to the Exchange of Preferred Shares for Interests."


    Distributions that you receive on the Preferred Shares generally will be taxable to you as ordinary dividend income to the extent they are from current or accumulated earnings and profits. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your Preferred Shares. Amounts distributed to you in excess of tax basis will be taxable as an amount realized from the sale of your Preferred Shares. See "Federal Income Tax Considerations."

    The federal income tax consequences described above may not apply to all holders of Interests or Preferred Shares. Your tax consequences, including any state, local and non-United States tax consequences, will depend on your own situation. You should consult your tax advisor to determine the particular tax consequences of the offers to you.

                                  RISK FACTORS

    You should carefully consider the following information, together with the other information contained in this prospectus, before accepting the offers. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

RISK FACTORS RELATING TO OUR COMPANY

WE ARE A NEWLY FORMED COMPANY WITH NO OPERATING HISTORY UPON WHICH TO EVALUATE OUR LIKELY PERFORMANCE.

    Although key personnel of Berkshire Advisor have had extensive experience making real estate investments, we and Berkshire Advisor are newly formed entities with no operating history upon which to evaluate our likely performance. We cannot assure you that we will be able to implement our business plan successfully.

OUR BUSINESS PLAN DIFFERS SIGNIFICANTLY FROM THE BUSINESS PLANS OF THE MORTGAGE FUNDS, INVOLVING DIFFERENT AND POTENTIALLY GREATER RISKS.

    Our business plan is different from that of the mortgage funds. An investment in the Preferred Shares may entail different and potentially greater risks than an investment in the mortgage funds. Specifically, we intend to invest primarily in multi-family residential properties. See "Policies With Respect to Certain Activities--Investment Policies." In contrast, the mortgage funds were formed to invest primarily in guaranteed or insured mortgage loans or mortgage-backed securities. As the portfolio of mortgage loans and mortgage-backed securities represented by the Interests held by us is reduced and proceeds from the Interests are invested in real property, the risks associated with ownership of real estate, as described below, will increase proportionately.

MAINTENANCE OF OUR INVESTMENT COMPANY ACT EXEMPTION IMPOSES LIMITS ON OUR OPERATIONS.

    We intend to conduct our operations so as not to be required to register as an investment company under the Investment Company Act of 1940. We believe that there are exemptions under the Investment Company Act that are applicable to us. The assets that we may acquire are limited by the provisions of the Investment Company Act and the exemption on which we rely. In addition, we could, among other things, be required either to change the manner in which we conduct our operations to avoid being required to register as an investment company, or to register as an investment company. Either of these could have an adverse effect on us and the market price for the Preferred Shares. For example, one exception from the definition of an "investment company" we believe we could rely on would require us to manage our assets such that no more than 40% of our total assets (exclusive of government securities and cash) are invested in "investment securities." Generally speaking, "investment securities" are all securities except securities issued by majority-owned operating company subsidiaries and government securities. To be able to continue to rely on this exception in the event the value of our investment securities were to increase relative to our total assets, we may need to sell certain investment securities that we otherwise would not want to sell. On the other hand, we may be required to hold other non-investment security assets, such as some of our real property assets, that we may otherwise want to sell in order to avoid increasing the value of our investment securities relative to our total assets.

WE ARE DEPENDENT ON CASH DISTRIBUTIONS FROM OUR OPERATING PARTNERSHIP FOR OUR ABILITY TO MAKE DISTRIBUTIONS ON THE PREFERRED SHARES.

    We will own all of our operating assets through our operating partnership. At the completion of the offers, the Interests tendered to us in the offers will be contributed by us to our operating partnership in exchange for preferred OP units in the operating partnership having the same economic terms as the Preferred Shares. Our assets will consist primarily of the preferred OP units. Accordingly, our ability to make distributions and other payments on the Preferred Shares is dependent upon the operating partnership making distributions and other payments on the preferred OP units. If the operating partnership does not make distributions or other payments on the preferred OP units for any reason, we will likely be unable to make payments on the Preferred Shares. Because we control our operating partnership, it is highly unlikely that the operating partnership will not make distributions or other payments on the preferred OP units if it has the means to do so.

CERTAIN FEDERAL INCOME TAX RISKS

THE EXCHANGE WILL GENERALLY BE A TAXABLE EVENT FOR FEDERAL INCOME TAX PURPOSES THAT MAY RESULT IN GAIN TO TENDERING HOLDERS.

    The receipt of Preferred Shares and any cash instead of fractional Preferred Shares in exchange for Interests generally will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Consequently, if you tender your Interests in the offer, you may be required to pay income tax on any gain you realize on the exchange. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to the Exchange of Preferred Shares for Interests." The federal income tax consequences described above may not apply to all holders of Interests or Preferred Shares. Your tax consequences, including any state, local and non-United States tax consequences, will depend on your own situation. You should consult your tax advisor to determine the particular tax consequences of the offers to you.

OUR FAILURE TO QUALIFY AS A REIT WOULD RESULT IN HIGHER TAXES AND REDUCED CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

    We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we believe that we will be organized and will operate in this manner, no assurance can be given that we will be able to operate so as to qualify as a REIT under the Code or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations under the Code is greater in the case of a REIT that holds its assets through a partnership, such as we will. Moreover, our qualification as a REIT will depend upon the qualification of each of GIT and GIT II as REITs. In addition, we cannot assure you that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of this qualification. However, we are not aware of any proposal currently being considered by Congress to amend the tax laws in a manner that would materially and adversely affect our ability to operate as a REIT. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to Our Status as a REIT."

    If for any taxable year we fail to qualify as a REIT, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, we would normally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. This would likely result in significant increased costs to us. Any corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders and for investment, which in turn could have an adverse impact on the value of, and trading prices for, the Preferred Shares. Our taxation as a corporation if we fail to qualify as a REIT would generally permit us to redeem the Preferred Shares. See "Description of the Preferred Shares--Redemption."

    Although we intend to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause our board of directors and the holders of our common stock to determine that it is in our best interest to revoke our REIT election.

    We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the operating partnership and distributions to partners would constitute dividends that would not be deductible in computing the operating partnership's taxable income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to our Status as a REIT--Federal Income Tax Aspects of Our Operating Partnership and the Subsidiary Entities--Classification as Partnerships."

REIT DISTRIBUTION REQUIREMENTS COULD ADVERSELY AFFECT OUR LIQUIDITY.

    To obtain the favorable tax treatment for REITs qualifying under the Code, we generally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us with respect to any calendar year are less than the sum of:

    - 85% of our ordinary income for the calendar year;

    - 95% of our capital gain net income for the calendar year, unless we elect to retain and pay income tax on those gains; and

    - 100% of our undistributed amounts from prior years.

Failure to comply with these requirements would result in our income being subject to tax at regular corporate rates.

    We intend to pay out our income to our stockholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a given year.

LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT HOLDERS OF PREFERRED SHARES.

    In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on your ownership of Preferred Shares. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on your ownership of Preferred Shares.

RISK FACTORS RELATING TO THE OFFERS AND THE OWNERSHIP OF THE PREFERRED SHARES

OUR OFFER CONSIDERATION MAY NOT REFLECT THE FAIR MARKET VALUE OF THE INTERESTS AND WAS BASED ON VARIOUS ASSUMPTIONS WHICH MAY NOT BE REALIZED.

    Our offer consideration was determined without any arm's-length negotiations. This is the case because no one negotiated the offer consideration on behalf of the Interest holders.


    In addition, our offer consideration was determined based on a discounted cash flow analysis, which is different from the net asset value methodology used by the mortgage funds to value their assets. Because the assets of KIP II no longer include any mortgage loan assets but instead consist primarily of readily marketable securities, KIP II also was valued using a net asset value methodology. We used the discounted cash flow analysis for the other mortgage funds because, to us, the Interests represent the right to future cash flows from the mortgage funds. A discounted cash flow analysis can produce values that are either higher or lower than net asset value methodology. Because a discounted cash flow analysis requires the application of a discount rate to projected cash flows, if the discount rate is lower or higher than the rate projected to be achieved by the mortgage funds, the discounted cash flow analysis would result in a higher or lower value, respectively. The values we assigned to the Interests in each mortgage fund were based on various assumptions that we believe to be reasonable, however, we cannot tell you that the actual amounts that may be realized from a liquidation of the assets held by the mortgage funds would not differ from our estimates of value, and these differences could be material.


BECAUSE THE PERSONS WHO CONTROL US ALSO ARE AFFILIATED WITH THE MORTGAGE FUNDS, THERE ARE CONFLICTS OF INTEREST ASSOCIATED WITH THE MAKING OF THE OFFERS.

    The general partners of KIM, KIP, KIP II and KIP III, one of the trustees of GIT and GIT II, and the advisor to GIT and GIT II, are all controlled by Douglas and George Krupp, who indirectly control us and Berkshire Advisor and are affiliated with our property manager. Because of these affiliations, there are conflicts of interests associated with the making of the offers. These conflicts include the fact that Berkshire Advisor will continue to receive asset management fees under the advisory services agreement with us even though asset management fees payable by the mortgage funds to other affiliates of Douglas and George Krupp, such as the general partners of KIM, KIP, KIP II and KIP III and the advisor to GIT and GIT II, would end if those mortgage funds were liquidated.

THE MARKET VALUE OF THE PREFERRED SHARES IS UNCERTAIN AND COULD DECREASE BASED ON OUR PERFORMANCE AND MARKET PERCEPTIONS AND CONDITIONS.

    The Preferred Shares are a new issue of securities for which there is currently no active trading market. Although the Preferred Shares have been approved for listing on the American Stock Exchange, subject to official notice of issuance, we cannot assure you as to the development of any market, or the liquidity of any market that may develop, for the Preferred Shares. The Preferred Shares may trade at a discount, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

    In addition, because the Interests have been an illiquid investment since their initial offerings, we believe that a large number of Preferred Shares may be offered for sale after the offers are completed, which could create an initial imbalance in the market for the Preferred Shares. Sales of substantial amounts of Preferred Shares in the public market after the completion of the offers, or the perception that these sales could occur, could adversely affect the market price of the Preferred Shares. We cannot predict what effect, if any, market sales of Preferred Shares will have on the market price of the Preferred Shares. At the time trading commences, it is possible that the Preferred Shares will trade below their liquidation preference of $25.00 per share, and that discount could be significant.

    Although as a general matter, preferred stock is not as volatile as common stock, the stock market in general has recently experienced extreme price fluctuations. Fluctuations in the trading price of the Preferred Shares may not be correlated in a predictable way to our performance or operating results. The trading price of the Preferred Shares will change as interest rates change and from factors that are beyond our control.

HOLDERS OF PREFERRED SHARES MAY ONLY BE ABLE TO LIQUIDATE THEIR INVESTMENT BY SELLING THEIR SHARES IN THE PUBLIC MARKET AT PREVAILING PRICES, WHICH MAY BE SIGNIFICANTLY LESS THAN THE LIQUIDATION PREFERENCE OF THE PREFERRED SHARES.

    We are a perpetual entity that may reinvest the proceeds of any sales of properties, and we will not necessarily be liquidated at any particular date in the future. In contrast, the mortgage funds are not permitted to reinvest the proceeds of their investments. Further, each of the mortgage funds is a finite entity that will dissolve as of a fixed date, the earliest of which is 2025, unless earlier dissolved. In addition, holders of Interests in each of the mortgage funds except GIT II have the ability to force an earlier dissolution of the mortgage fund by a majority vote, and the trustees of GIT II may dissolve GIT II earlier with the consent of a majority of the holders of Interests.

    Holders of Preferred Shares will not be able to force a liquidation of our company or a redemption of the Preferred Shares. Accordingly, unless we voluntarily elect to redeem the Preferred Shares, holders of Preferred Shares may only be able to liquidate their investment by selling their shares in the public market at prevailing prices. For the reasons described in the risk factor above, those market prices may be significantly less than the liquidation preference of the Preferred Shares of $25.00 per share.

TENDERING HOLDERS OF INTERESTS IN KIP II WILL BE FOREGOING THEIR RIGHT TO RECEIVE THEIR SHARE OF THE LIQUIDATION PROCEEDS OF KIP II.


    Unlike the other mortgage funds, KIP II no longer owns any mortgage loan assets. Instead, the assets of KIP II consist primarily of mortgage-backed securities. KIP II has announced that it intends to liquidate its assets and distribute liquidation proceeds in early 2003. Accordingly, in deciding to exchange their Interests for Preferred Shares, tendering holders of Interests in KIP II will be foregoing their right to receive their share of these liquidation proceeds in the relatively near future. As of September 30, 2002, KIP II had approximately $15.5 million of net assets. The amount of liquidation proceeds that will be payable in respect of KIP II Interests will be determined after all of the assets held by KIP II as of the liquidation date are converted into cash (which amount will have been reduced by the aggregate amount of regular quarterly distributions paid to Interest holders after September 30, 2002), and all of KIP II's liabilities (including expenses relating to the liquidation process) are deducted from those cash proceeds. Our offer with respect to KIP II is subject to the condition that there may not have been any distributions by KIP II consisting of proceeds in liquidation of the KIP II Interests.



TENDERING HOLDERS OF INTERESTS WILL BE FOREGOING THEIR RIGHT TO RECEIVE SPECIAL DISTRIBUTIONS AND INSTEAD WILL ONLY RECEIVE THE OFFER CONSIDERATION FOR THEIR INTERESTS.



    We have determined our offer consideration based on our assumption that the mortgage funds will not be making any special distributions on the Interests. With respect to GIT, that mortgage fund has disclosed that it expects to receive proceeds from the prepayment of three of its mortgage loans during the first quarter of 2003. If that occurs, we would expect that GIT would pay special distributions from those proceeds within six months after receiving them. With respect to GIT II, that mortgage fund has disclosed that it expects to pay special distributions aggregating $1.48 per Interest from the prepayment of two of its mortgage loans during the first half of 2003. GIT II also has disclosed that it has been contacted about a possible payoff of a loan, which GIT II does not believe will be prepaid until October 2003 at the earliest, and that it expects to receive proceeds from the prepayment of another loan during the first quarter of 2003. If those prepayments occur, we would expect that GIT II would pay special distributions from those proceeds within six months after receiving them. With respect to KIM, that mortgage fund has disclosed that it expects to receive proceeds from the prepayment of one of its mortgage loans during the first quarter of 2003, and proceeds from its other mortgage loan during 2003. If those prepayments occur, we would expect that KIM would pay special distributions from those proceeds within six months after receiving them. By tendering their Interests in these mortgage funds, tendering holders will not be entitled to receive these special distributions but instead will only receive our offer consideration in exchange for their Interests.


DISTRIBUTIONS ACTUALLY PAID ON THE PREFERRED SHARES MAY BE LESS THAN THE STATED PREFERENTIAL AMOUNT, WHICH WOULD LIKELY HAVE AN ADVERSE EFFECT ON THE TRADING VALUE OF THE PREFERRED SHARES.


    Although the Preferred Shares have a stated annual distribution rate of 9% of the liquidation preference of $25.00 per share, this amount is not guaranteed. If our business plan is not realized or if we do not have the legally available funds, distributions actually paid on the Preferred Shares may be less than the stated preferential amount of $0.5625 per share quarterly ($2.25 annualized). If we do not pay the stated preferential amount of distributions to the holders of Preferred Shares, this may adversely affect the trading price of the Preferred Shares. In addition, this could mean that distributions paid to holders who retain their Interests may be greater than this stated preferential amount or the distributions actually paid on the Preferred Shares.


TENDERING HOLDERS WILL NOT BE ABLE TO DETERMINE IN ADVANCE WHAT PORTION OF THEIR TENDERED INTERESTS WILL BE ACCEPTED IN THE OFFERS AND THUS MAY NOT BE ABLE TO OBTAIN THE DESIRED LEVEL OF INVESTMENT IN OUR COMPANY.

    With respect to each offer, we are seeking to exchange Preferred Shares for up to the specified number of Interests described in "The Offers--Exchange of Interests," which represents approximately 30% of the Interests of each mortgage fund. If the number of Interests of a mortgage fund validly tendered and not properly withdrawn in an offer is greater than the tender ceiling applicable to that mortgage fund, our proration procedures described in "The Offers--Proration Procedures" will apply. In that event, we may accept less than the total number of Interests tendered by a holder in that mortgage fund, and as a result, the holder may receive a smaller investment in the Preferred Shares than the holder intended. In addition, if the holder tendered all of the holder's Interests in that mortgage fund and those Interests are subject to our proration procedures, the holder may continue to hold Interests upon completion of the offers as well as the Preferred Shares that the holder receives in exchange for the Interests accepted by us.

HOLDERS OF PREFERRED SHARES WILL HAVE LIMITED VOTING RIGHTS, RESTRICTING THE ABILITY OF THE HOLDERS OF PREFERRED SHARES TO INFLUENCE OUR MANAGEMENT AND OPERATIONS.

    Holders of Preferred Shares will have only the following voting rights. Holders of Preferred Shares will have the right as a class to elect two directors if distributions are not paid on the Preferred Shares for six consecutive quarterly periods. The consent of holders of 66 2/3% of the Preferred Shares is required for changes to our charter that would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Preferred Shares, or the creation of any series of stock that would rank senior to the Preferred Shares as to distributions or liquidation. Except with

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respect to the directors referred to above, holders of Preferred Shares will not be able to elect or remove directors, as these rights are vested exclusively in the holders of our common stock. See "Description of the Preferred
Shares--Voting Rights" and "Security Ownership of Beneficial Owners and Management."

WE CAN ISSUE ADDITIONAL SECURITIES RANKING ON A PARITY WITH THE PREFERRED SHARES, WHICH MAY DILUTE THE INTERESTS OF THE HOLDERS OF PREFERRED SHARES, AND WE CAN DO THIS WITHOUT OBTAINING THE CONSENT OF THE HOLDERS.

    No consent or approval by the holders of the Preferred Shares is required for the authorization, creation of or increase in the number of authorized shares of any series of our stock that would rank on a parity with the Preferred Shares as to distributions or liquidation. The issuance of additional shares of preferred stock that rank on a parity with the Preferred Shares as to distributions or liquidation will dilute the interests of the holders of the Preferred Shares because there will be more claims on our assets with respect to distributions or liquidation proceeds. In the event we decide to issue a series of preferred stock that would rank on a parity with the Preferred Shares as to distributions or liquidation, we will, not later than 20 days prior to such issuance, issue a press release announcing our intention to do so.

DISTRIBUTIONS TO OUR COMMON STOCKHOLDER MAY BE RELATIVELY GREATER IN PROPORTION TO ITS INVESTMENT THAN DISTRIBUTIONS TO HOLDERS OF PREFERRED SHARES IN PROPORTION TO THEIR INVESTMENT.

    Holders of the Preferred Shares are entitled to receive regular quarterly distributions at a fixed rate before any distributions may be paid on our common stock, and are entitled to receive liquidation distributions prior to any liquidation distributions that may be paid on common stock. Because the distribution rate on the Preferred Shares represents the maximum return that holders of Preferred Shares may receive from us with respect to the Preferred Shares, KRF Company, an affiliate of The Berkshire Group and our sole common stockholder, may receive periodic and liquidating distributions with respect to its investment that could significantly exceed the distributions to be paid to the holders of the Preferred Shares, even though the value of the consideration contributed by KRF Company to us and our operating partnership may be less than the aggregate value of the Interests that are contributed to us by the holders of Interests.

THE TERRORIST ATTACKS ON THE UNITED STATES HAVE NEGATIVELY IMPACTED THE U.S. ECONOMY AND OTHER ATTACKS, THREATS OF TERRORISM AND THE ONGOING WAR AGAINST TERRORISM MAY ADVERSELY AFFECT THE MARKETS ON WHICH THE PREFERRED SHARES WILL TRADE, OUR OPERATIONS AND OUR PROFITABILITY.

    The terrorist attacks of September 11, 2001 have disrupted the U.S. financial markets and have negatively impacted the U.S. economy in general. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have a further adverse impact on the U.S. financial markets and economy. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

    It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of real estate tenants of the initial properties to pay rent. In addition, insurance on our real estate may be more costly and coverage may be more limited because of these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our real estate and real estate collateral. These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

    On May 6, 2002, the Federal Bureau of Investigation issued an alert regarding potential terrorist threats involving apartment buildings. Specifically, the FBI announced that there are indications that discussions were held about the possibility of renting apartment units in various areas of the United States and rigging them with explosives. The FBI advised that it has no information indicating these plans had advanced beyond the discussion stage. The information has been characterized as a non-specific, general threat to the industry, with no details regarding location, timing or suspects. Threats of future terrorist attacks, such as the one announced by the FBI on May 6, 2002, could have a negative impact on rent and occupancy levels at our properties. The impact that future terrorist activities or threats of these activities could have on our business cannot presently be determined. If we incur a loss at a property because of an act of terrorism, we could lose all or a portion of the capital we have invested in the property, as well as the anticipated future revenue from the property.

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RISK FACTORS RELATING TO OUR BUSINESS

OPERATING RISKS AND LACK OF LIQUIDITY MAY ADVERSELY AFFECT OUR INVESTMENTS IN REAL PROPERTY.

    Varying degrees of risk affect real property investments. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the initial properties (together with distributions payable on the Interests tendered to us in the offers) do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income and ability to service our debt and other obligations and to pay distributions on the Preferred Shares will be adversely affected. Some significant expenditures associated with an investment in real estate, such as mortgage and other debt payments, real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in revenue from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as interest rate levels, governmental regulations and applicable laws and the availability of financing.

    Equity real estate investments, such as the investments in the initial properties and any additional properties that may be acquired by us, are relatively illiquid. This illiquidity limits our ability to vary our portfolio in response to changes in economic or other conditions. We cannot assure you that we will recognize full value for any property that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.

    The initial properties are subject to all operating risks common to apartment ownership in general. These risks include:

    - our ability to rent units at the initial properties;

    - competition from other apartment communities;

    - excessive building of comparable properties that might adversely affect apartment occupancy or rental rates;

    - increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased rents;

    - increased affordable housing requirements that might adversely affect rental rates;

    - inability or unwillingness of residents to pay rent increases; and

    - future enactment of rent control laws or other laws regulating apartment housing, including present and possible future laws relating to access by disabled persons or the right to convert a property to other uses, such as condominiums or cooperatives.

If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurred, our ability to meet our debt service and other obligations and to pay distributions on the Preferred Shares could be adversely affected.

WE MAY RENOVATE APARTMENT COMMUNITIES, WHICH WOULD INVOLVE ADDITIONAL OPERATING RISKS.

    We expect to be working on the renovation of apartment communities that may be acquired in the future from third parties. We may also acquire completed communities. The renovation of real estate involves risks in addition to those involved in the ownership and operation of established apartment communities, including the risks that specific project approvals may take longer to obtain than expected, that construction may not be completed on schedule or budget and that the properties may not achieve anticipated rent or occupancy levels.

WE MAY NOT BE ABLE TO PAY THE COSTS OF NECESSARY CAPITAL IMPROVEMENTS ON OUR PROPERTIES, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

    We anticipate funding any required capital improvements on our properties using cash flow from operations, cash reserves or additional financing if necessary. However, the anticipated sources of funding may not be sufficient to make the necessary improvements. If our cash flow from operations and cash reserves prove to be insufficient, we might have to fund the capital improvements by borrowing money. If we are unable to borrow money on favorable terms, or at all, we may not be able to make necessary capital improvements, which could harm our financial condition.

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OUR TENANTS-IN-COMMON OR FUTURE JOINT VENTURE PARTNERS MAY HAVE INTERESTS OR
GOALS THAT CONFLICT WITH OURS, WHICH MAY RESTRICT OUR ABILITY TO MANAGE SOME OF OUR INVESTMENTS AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

    One or more of our properties that we acquire may be owned through tenancies-in-common or by joint venture partnerships between us and the seller of the property, an independent third party or another investment entity sponsored by Berkshire Advisor or its affiliates. See "Business and Properties--Initial Properties" and "Conflicts of Interest--Competition for Investments." Our investment through tenancies-in-common or in joint venture partnerships that own properties may, under certain circumstances, involve risks that would not otherwise be present. For example, our tenant-in-common or joint venture partner may experience financial difficulties and may at any time have economic or business interests or goals that are inconsistent with our economic or business interests or our policies or goals. In addition, actions by, or litigation involving, any tenant-in-common or joint venture partner might subject the property owned through a tenancy-in-common or by the joint venture to liabilities in excess of those contemplated by the terms of the tenant-in-common or joint venture agreement. Also, there is a risk of impasse between the parties since generally either party may disagree with a proposed transaction involving the property owned through a tenancy-in-common or joint venture and impede any proposed action, including the sale or other disposition of the property.

    Our inability to dispose of a property we may acquire in the future without the consent of a tenant-in-common or joint venture partner would increase the risk that we would be unable to dispose of the property, or dispose of it promptly, in response to economic or other conditions. The inability to respond promptly to changes in performance of the property could adversely affect our financial condition and results of operations.

    To reduce the potential risks to us that may arise from any future investment through tenancies-in-common or joint venture interests, Berkshire Advisor will seek to negotiate agreements that contain provisions designed to minimize these risks. However, there is no assurance that these provisions, if included in a particular agreement, will in fact be sufficient to protect us against the risks described above, particularly if a tenant-in-common or joint venture partner fails to comply with its contractual obligations to us.

    Two of our initial properties, Dorsey's Forge Apartments and Hannibal Grove Apartments, are owned through tenancies-in-common, and one of our initial properties, Century II Apartments, is owned through a joint venture with a third party. Our interest in each of Dorsey's Forge Apartments and Hannibal Grove Apartments is 91.382% and our interest in Century II Apartments in 75.82%. Our tenancy-in-common agreement relating to Dorsey's Forge Apartments and Hannibal Grove Apartments gives us sole control over the management, operation and disposition of the properties, including the right to cause a sale of the properties without the consent of our co-tenant. Under the agreement, our co-tenant has no right to take part in the management or control of the properties, except for the right to require us to use our good faith efforts to sell the properties during a 180-day period beginning on April 27, 2005. See "Business and Properties--Initial Properties." We believe that if our co-tenant exercised this right, it would be willing to allow us to retain the properties and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to our co-tenant.

    The tenancy-in-common agreement for Dorsey's Forge Apartments and Hannibal Grove Apartments also gives us the right to determine whether additional capital is needed for capital improvements or rehabilitation of the properties and to call for such capital from the co-tenants on a pro rata basis. If our co-tenant declines or is unable to make the additional capital contribution, then the agreement allows us to contribute the unfunded amount and to increase our tenancy-in-common interest to reflect our additional contribution.

    The operating agreement with our joint venture partner relating to Century II Apartments includes provisions similar to those of the tenancy-in-common agreement for Dorsey's Forge Apartments and Hannibal Grove Apartments.

WE WILL FACE SIGNIFICANT COMPETITION AND WE MAY NOT COMPETE SUCCESSFULLY.

    We will face significant competition in seeking investments. We will be competing with several other companies, including other REITs, insurance companies and other investors, such as investment funds and entities formed with investment objectives similar to ours, including companies that may be affiliated with Berkshire Advisor. Some of our competitors will have greater financial and other resources than we will have and may have better relationships with lenders and sellers, and we may not be able to compete successfully for investments.

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OUR DISTRIBUTION REQUIREMENTS MAY AFFECT OUR ABILITY TO ACQUIRE ADDITIONAL
PROPERTIES.

    We will be required to pay cumulative distributions on the Preferred Shares. Because of this, we will be unable to look to the funds necessary to pay these distributions as a source for acquiring additional properties. However, we intend to fund the acquisition of additional real estate properties primarily from distributions on the Interests tendered to us that consist of mortgage loan repayments, and bank borrowings secured by those Interests.

WE PLAN TO BORROW, WHICH MAY ADVERSELY AFFECT OUR RETURN ON OUR INVESTMENTS AND MAY REDUCE INCOME AVAILABLE FOR DISTRIBUTION.

    Unlike the mortgage funds, which have no outstanding indebtedness, where possible, we will seek to borrow funds to increase the rate of return on our investments and to allow us to make more investments than we otherwise could. Borrowing by us presents an element of risk if the cash flow from our properties and other investments is insufficient to meet our debt service and other obligations or to pay distributions with respect to the Preferred Shares. A property encumbered by debt increases the risk that the property will operate at a loss and may ultimately be forfeited upon foreclosure by the lender. Loans that do not fully amortize during the term, such as "bullet" or "balloon-payment" loans, present refinancing risks. Variable rate loans increase the risk that the property may become unprofitable in adverse economic conditions. Loans that require guaranties, including full principal and interest guaranties, master leases, debt service guaranties and indemnities for liabilities such as hazardous waste, may result in significant liabilities for us.

    Our return on our investment and cash available to pay distributions on the Preferred Shares may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. In addition, any debt service payments we are obligated to make would reduce the net income available to pay distributions on the Preferred Shares. All of our debt and other liabilities would rank senior to the Preferred Shares, with a prior claim on our assets.

    Under our current investment policies, we may not incur indebtedness such that at the time we incur indebtedness our ratio of debt to total assets exceeds 75%. However, we may reevaluate our borrowing policies from time to time, and our board of directors may change our investment policies. We may make such a change without the consent of the holders of the Preferred Shares.

OUR INSURANCE ON OUR REAL ESTATE MAY NOT COVER ALL LOSSES.

    We carry comprehensive liability, fire, extended coverage and rental loss insurance covering all of the initial properties, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some types of losses, such as from terrorism, are uninsurable or not economically insurable. In addition, many insurance carriers are excluding asbestos-related claims and most mold-related claims from standard policies, pricing asbestos and mold endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we have not obtained insurance for acts of terrorism or asbestos-related claims or all mold-related risks. We continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism, asbestos or mold, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. We believe that the initial properties are adequately insured. No assurance can be given that this will be the case in the future.

ENVIRONMENTAL COMPLIANCE COSTS AND LIABILITIES WITH RESPECT TO OUR REAL ESTATE MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

    Our operating costs may be affected by our obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the assets, or loans secured by assets, with environmental problems that materially impair the value of the assets. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner knew of, or was responsible

                                       26
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for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances may be substantial. In addition, the owner's liability as to any property is generally not limited under these laws, ordinances and regulations and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances, or the failure to remediate properly, may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Under these laws, ordinances and regulations, an owner or any entity who arranges for the disposal of hazardous or toxic substances, such as asbestos, at a disposal facility may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the facility, whether or not the facility is owned or operated by the owner or entity. In connection with the ownership of the initial properties or the disposal of hazardous or toxic substances, we may be liable for any of these costs.

    Other federal, state and local laws may impose liability for the release of hazardous materials, including asbestos-containing materials, into the environment, or require the removal of damaged asbestos containing materials in the event of remodeling or renovation, and third parties may seek recovery from owners of real property for personal injury associated with exposure to released asbestos-containing materials or other hazardous materials. We do not currently have insurance for asbestos-related claims. Recently there has been an increasing number of lawsuits against owners and managers of multi-family properties alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. We do not currently have insurance for all mold-related risks. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require additional expenditures. In connection with the ownership of properties, we may be potentially liable for any of these costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our results of operations and financial condition.

    Each of the initial properties has been financed or refinanced within the past 18 months. In connection with this financing or refinancing, an updated environmental report was prepared by a third party environmental specialist and delivered to the lender in connection with the financing or refinancing. These reports noted the presence of asbestos in certain structural elements in each of the initial properties, which is being addressed in accordance with various operations and management plans. The asbestos operations and management plans require that all structural elements that contain asbestos must not be disturbed. In the event the asbestos containing elements are or will be disturbed either through accident, such as a fire, or as a result of planned renovations at the property, those elements would require removal by a licensed contractor, who would provide for containment and disposal in an authorized landfill. The property manager of the initial properties has been directed to work proactively with licensed ablation contractors whenever there is a question regarding possible exposure. Other than that, no material environmental issues were reported.

    We have not been notified by any governmental authority of any material noncompliance, liability or other claim in connection with any of the initial properties. We are not aware of any environmental liability relating to the initial properties that we believe would have a material adverse effect on our business, assets or results of operations. Nevertheless, it is possible that there are material environmental liabilities of which we are unaware with respect to the initial properties. Moreover, no assurance can be given that future laws, ordinances or regulations will not impose material environmental liabilities or that the current environmental condition of the initial properties will not be affected by residents and occupants of the initial properties or by the uses or condition of properties in the vicinity of the initial properties, such as leaking underground storage tanks, or by third parties unrelated to us.

OUR FAILURE TO COMPLY WITH VARIOUS REGULATIONS AFFECTING OUR PROPERTIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

    Various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. We believe that each initial property will have all material permits and approvals to operate its business. Rent control laws currently are not applicable to any of the initial properties. However, we cannot assure you that rent control requirements will not be initiated in the future.

    The initial properties and any newly acquired or developed multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the ADA) to the extent that such properties are "public

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accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the initial properties where such removal is "readily achievable." The ADA does not, however, consider residential properties, such as the initial properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. We believe that the initial properties will comply in all material respects with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The cost of defending against any claims of liability under the ADA or the payment of any fines or damages could adversely affect our financial condition.

    The Fair Housing Act (the FHA) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We believe that the initial properties that are subject to the FHA are in compliance with such law. The cost of defending against any claims of liability under the FHA or the payment of any fines or damages could adversely affect our financial condition.

WE FACE RISKS ASSOCIATED WITH PROPERTY ACQUISITIONS.

    We intend to acquire additional properties in the future, either directly or by acquiring entities that own properties. These acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also intend to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

    - liabilities for clean-up of undisclosed environmental contamination;

    - claims by tenants, vendors or other persons dealing with the former owners of the properties;

    - liabilities incurred in the ordinary course of business; and

    - claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

RISK FACTORS RELATING TO OUR MANAGEMENT

WE ARE DEPENDENT ON BERKSHIRE ADVISOR AND MAY NOT FIND A SUITABLE REPLACEMENT AT THE SAME COST IF BERKSHIRE ADVISOR TERMINATES THE ADVISORY SERVICES AGREEMENT.

    We have entered into a contract with Berkshire Advisor (which we refer to as the advisory services agreement) under which Berkshire Advisor is obligated to manage our portfolio and identify investment opportunities consistent with our investment policies and objectives, as our board of directors may adopt from time to time. Although our board has continuing exclusive authority over our management, the conduct of our affairs and the management and disposition of our assets, our board initially has delegated to Berkshire Advisor, subject to the supervision and review of our board, the power and duty to make decisions relating to the day-to-day management and operation of our business. See "Management--Summary of Advisory Services Agreement." We will generally utilize officers of Berkshire Advisor to provide our services and will employ only a few individuals as our officers, none of whom will be compensated by us for their services to us as our officers. We believe that our success depends to a significant extent upon the experience of Berkshire Advisor's officers, whose continued service is not guaranteed. We have no separate facilities and are completely reliant on Berkshire Advisor, which has significant discretion as to the implementation of our operating policies and strategies. We face the risk that Berkshire Advisor will terminate the advisory services agreement and we may not find a suitable replacement at the same cost with similar experience and ability. However, we believe that so long as KRF

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Company, which is an affiliate of Berkshire Advisor, continues to own a significant amount of our common stock, it is unlikely that Berkshire Advisor will terminate the advisory services agreement. Although KRF Company currently owns all of our common stock, we cannot assure you that KRF Company will continue to do so.

OUR RELATIONSHIP WITH BERKSHIRE ADVISOR MAY LEAD TO GENERAL CONFLICTS OF INTEREST THAT ADVERSELY AFFECT THE INTERESTS OF HOLDERS OF PREFERRED SHARES.

    Berkshire Advisor is an affiliate of KRF Company, which owns all of our common stock and the common OP units in our operating partnership. All of our directors and executive officers, other than Messrs. Hawthorne, Kaufman and Peiser, who are our independent directors, are also officers or directors of Berkshire Advisor. As a result, the advisory services agreement was not negotiated at arm's-length and its terms, including the fees payable to Berkshire Advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Asset management fees and acquisition fees for new investments are payable to Berkshire Advisor under the advisory services agreement regardless of the performance of our portfolio and may create conflicts of interest. See "Compensation Payable to Our Affiliates." For example, conflicts of interest may arise because the retention of a particular property, at a particular time, may be advantageous to Berkshire Advisor, because it would continue to earn asset management fees attributable to that property, but may not be in the best interests of the holders of the Preferred Shares. However, the asset management fees are not payable unless and until the holders of the Preferred Shares have first received all distributions then due on their Preferred Shares. Conflicts of interest also may arise in connection with any decision to renegotiate, renew or terminate our advisory services agreement, because it may be advantageous to Berkshire Advisor to continue to earn fees under that agreement, but may not be in the best interests of the holders of the Preferred Shares to continue to retain Berkshire Advisor as our advisor. In order to mitigate these conflicts, the renegotiation, renewal or termination of the advisory services agreement will require the approval of the audit committee of our board of directors.

    Our property manager, an affiliate of Berkshire Advisor, in most cases will provide on-site management services for our properties. Our directors that are affiliates of our property manager might be subject to conflicts of interest in their dealings with our property manager. For example, conflicts of interest may arise in connection with any decision to renegotiate, renew or terminate the property management agreements with our property manager, because it may be advantageous to our property manager to continue to earn fees under those agreements, but it may not be in the best interests of the holders of the Preferred Shares to continue to retain the services of our property manager. In order to mitigate these conflicts, the renegotiation, renewal or termination of the property management agreements will require the approval of the audit committee of our board of directors.

    Berkshire Advisor and its affiliates may engage in other businesses and business ventures, including business activities relating to real estate or other investments, whether similar or dissimilar to those made by us, or may act as advisor to any other person or entity (including other REITs). The ability of Berkshire Advisor and its officers and employees to engage in these other business activities will reduce the time Berkshire Advisor spends managing us. Berkshire Advisor and its affiliates will have conflicts of interest in the allocation of management and staff time, services and functions among us and its other investment entities presently in existence or subsequently formed. However, under our advisory services agreement with Berkshire Advisor, Berkshire Advisor is required to devote sufficient resources as may be required to discharge its obligations to us under the advisory agreement.

    Our advisory services agreement with Berkshire Advisor provides that neither Berkshire Advisor nor any of its affiliates will be obligated to present to us all investment opportunities that come to their attention, even if any of those opportunities might be suitable for investment by us. It will be within the sole discretion of Berkshire Advisor to allocate investment opportunities to us as it deems advisable. However, it is expected that, to the extent possible, the resolution of conflicting investment opportunities between us and others will be based upon differences in investment objectives and policies, the makeup of investment portfolios, the amount of cash and financing available for investment and the length of time the funds have been available, the estimated income tax effects of the investment, policies relating to leverage and cash flow, the effect of the investment on diversification of investment portfolios and any regulatory restrictions on investment policies.

    We have adopted policies to ensure that Berkshire Advisor does not enter into investments on our behalf involving its affiliates that could be less favorable to us than investments involving unaffiliated third parties. For example, any transaction between us and the operating partnership, on the one hand, and Berkshire Advisor or any of its affiliates, on the other hand, will require the prior approval of the audit committee of our board of directors. Members of the audit committee are required under our bylaws to be unaffiliated with Berkshire Advisors and its affiliates. See "Management--Board of Directors Committees--Audit Committee" for a description of the qualifications of the members of the audit committee. We cannot assure you that these policies will be successful in eliminating the influence of any conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of the holders of the Preferred Shares.

KRF COMPANY WILL HAVE A SIGNIFICANT OPPORTUNITY TO INFLUENCE OR CONTROL US, AND ITS INTERESTS MIGHT NOT BE CONSISTENT WITH THE INTERESTS OF HOLDERS OF PREFERRED SHARES.

    KRF Company owns all of our common stock and, as a result, will have the right to elect our directors and to vote on any matter submitted to a vote of common stockholders. Accordingly, KRF Company will have substantial influence over our affairs, which influence might not be consistent with the interests of holders of the Preferred Shares. For example, because holders of Preferred Shares will not share in the appreciation of our assets, the holders of Preferred Shares may prefer that we make investments that are more conservative in nature, because their goal is to assure that their capital investment is preserved. KRF Company, on the other hand, may favor investments that are riskier in return for the possibility of a greater return because KRF Company, as the holder of our common stock, will benefit from the appreciation of our assets.

    We have adopted policies with respect to Berkshire Advisor, an affiliate of KRF Company, designed to eliminate or minimize potential conflicts of interest. See "Conflicts of Interest" and "Management--Board of Directors Committees--Audit Committee." For example, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates (including KRF Company and other members of The Berkshire Group). However, although our board of directors will establish our investment guidelines, Berkshire Advisor may make investments in multi-family residential properties on our behalf within the board approved guidelines without the approval of our board. We cannot assure you that our policies will be successful in eliminating the influence of any conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of the holders of Preferred Shares.

OUR BOARD OF DIRECTORS HAS APPROVED INVESTMENT GUIDELINES FOR BERKSHIRE ADVISOR, BUT WILL NOT APPROVE EACH MULTI-FAMILY RESIDENTIAL PROPERTY INVESTMENT DECISION MADE BY BERKSHIRE ADVISOR WITHIN THOSE GUIDELINES.

    Berkshire Advisor is authorized to follow investment guidelines adopted from time to time by our board of directors in determining the types of assets it may decide to recommend to our board of directors as proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, Berkshire Advisor may make investments in multi-family residential property on our behalf within the board approved guidelines without the approval of our board of directors. In addition, in conducting periodic reviews, the board of directors will rely primarily on information provided by Berkshire Advisor.

WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT STOCKHOLDER CONSENT, WHICH COULD RESULT IN OUR MAKING DIFFERENT AND POTENTIALLY RISKIER INVESTMENTS.

    The descriptions in this prospectus of the various types of investments to be made by us reflect only the current plans of our board of directors and Berkshire Advisor. We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. In addition, the methods of implementing our investment policies may vary as new investment techniques are developed. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

    - changes in economic conditions generally and the real estate and bond markets specifically,

    - legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts),

    - availability of capital, interest rates and interest rate spreads, and

    - changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

    Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the "Risk Factors" section and elsewhere in this prospectus.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                USE OF PROCEEDS

    The Preferred Shares are being issued by us in exchange for Interests. We will not receive any cash proceeds from this offering.

    We intend to contribute the Interests tendered to us to our operating partnership in exchange for preferred OP units having the same economic terms as the Preferred Shares. To the extent our operating partnership receives distributions from these Interests that consist of mortgage loan repayments, we intend, through our operating partnership, to use these distributions, together with cash from other sources, primarily for the purpose of acquiring additional multi-family residential properties that are within our investment guidelines. We intend to use other distributions from these Interests for general corporate purposes. We also plan to use the Interests as collateral for a credit facility that would be entered into primarily for the purpose of funding additional property acquisitions. We have not entered into any agreements or received commitments from any lenders relating to such a facility at this time.


    Our estimated expenses of the offers are expected to be approximately $3,500,000, all of which will be funded by KRF Company.

          RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

    The following table shows the ratio of earnings and "adjusted earnings" to fixed charges and combined fixed charges and preferred share dividends of Berkshire Income Realty, Inc. (the Company), as adjusted assuming the offers were completed on September 30, 2002, and of Berkshire Income Realty Predecessor Group (the Predecessor). See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read this financial data in conjunction with the unaudited pro forma condensed consolidated financial statements of the Company and the combined financial statements of Berkshire Income Realty Predecessor Group.

                             THE COMPANY      THE COMPANY         PREDECESSOR        THE COMPANY     THE COMPANY
                            --------------   --------------   -------------------   -------------   -------------
                              PRO FORMA        PRO FORMA          HISTORICAL
                             NINE MONTHS      NINE MONTHS      NINE MONTHS ENDED      PRO FORMA       PRO FORMA
                                ENDED            ENDED           SEPTEMBER 30,       YEAR ENDED      YEAR ENDED
                            SEPTEMBER 30,    SEPTEMBER 30,    -------------------   DECEMBER 31,    DECEMBER 31,
                               2002 (1)         2002 (2)        2002       2001       2001 (1)        2001 (2)
                            --------------   --------------   --------   --------   -------------   -------------
Ratio of earnings to fixed
  charges (3).............       1.77             2.82          1.89         --(4)       1.79            3.04

Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends (5)...........       1.30             1.36            --(6)      --(6)       1.32            1.47

Ratio of adjusted earnings
  to fixed charges (7)
  (8).....................       2.27             3.32          2.49         --(4)       2.65            3.91

Ratio of adjusted earnings
  to combined fixed
  charges and preferred
  stock dividends (7)
  (9).....................       1.67             1.59            --(10)     --(10)      1.96            1.89

                                                PREDECESSOR
                            ----------------------------------------------------

                                                 HISTORICAL
                                          YEARS ENDED DECEMBER 31,
                            ----------------------------------------------------
                              2001       2000       1999       1998       1997
                            --------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges (3).............      --(4)      --(4)      --(4)      --(4)      --(4)
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends (5)...........      --(6)      --(6)      --(6)      --(6)      --(6)
Ratio of adjusted earnings
  to fixed charges (7)
  (8).....................    1.07       1.14       1.43       1.61       1.14
Ratio of adjusted earnings
  to combined fixed
  charges and preferred
  stock dividends (7)
  (9).....................      --(10)     --(10)     --(10)     --(10)     --(10)

------------------------------

 (1) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares and certain other transactions, including the refinancing of the initial properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented, and payment of preferred dividends on the Preferred Shares, occurred as of January 1, 2001. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

 (2) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares and certain other transactions, including the refinancing of the initial properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented, and payment of preferred dividends on the Preferred Shares, occurred as of January 1, 2001. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statement of the Company.

 (3) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We defined "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expense including amortization of deferred financing costs.

 (4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable, which was paid off in July 2001.

 (5) The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by combined fixed charges and preferred share dividends. We define "earnings" and "fixed charges" as described in Note (3) above. We define "preferred share dividends" as the amount that would be required to cover preferred share dividends.

 (6) Historical ratios of earnings to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

 (7) We are presenting the ratios of "adjusted" earnings to fixed charges and "adjusted" earnings to combined fixed charges and preferred share dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends. We consider "adjusted" earnings to be an alternative measure of performance of the Company and the Predecessor which provides potential investors with an understanding of the ability of the Company to pay fixed charges and preferred share dividends. We define "adjusted" earnings as earnings as described in Note (3) above plus depreciation and advisory fees less capital expenditures. Advisory fees have been added back to earnings because such fees are subordinate to preferred share dividends. Depreciation has been added back to earnings because it is a non cash charge. Capital expenditures have been deducted from earnings because they represent a cash charge not reflected in earnings. "Adjusted" earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity and the items excluded from "adjusted" earnings are significant components in understanding and evaluating financial performance. The computation of "adjusted" earnings may not be comparable to similarly titled or other alternative performance measures, including funds from operations, presented by other companies. We believe that in order to facilitate a clear understanding of the combined historical results of the Predecessor and the pro forma results of the Company, "adjusted" earnings should be examined in connection with net income and cash flows from operating, investing and financing activities in the combined financial statements and other information included in this Prospectus.

         A reconciliation between GAAP earnings and "adjusted" earnings for the historical results of the Berkshire Income Realty Predecessor Group and the pro forma results of the Company are as follows:

                            THE COMPANY      THE COMPANY         PREDECESSOR        THE COMPANY     THE COMPANY
                           --------------   --------------   -------------------   -------------   -------------
                             PRO FORMA        PRO FORMA          HISTORICAL
                            NINE MONTHS      NINE MONTHS      NINE MONTHS ENDED      PRO FORMA       PRO FORMA
                               ENDED            ENDED           SEPTEMBER 30,       YEAR ENDED      YEAR ENDED
                           SEPTEMBER 30,    SEPTEMBER 30,    -------------------   DECEMBER 31,    DECEMBER 31,
                              2002 (A)         2002 (B)        2002       2001       2001 (A)        2001 (B)
                           --------------   --------------   --------   --------   -------------   -------------
                                                          (DOLLARS IN THOUSANDS)
Income (loss) before
  minority interests and
  extraordinary loss.....     $  3,617         $  8,549      $ 3,028    $(4,942)      $ 4,991         $12,971
Add:
  Interest expense.......        4,687            4,687        3,415     11,330         6,347           6,347
  Depreciation expense...        3,836            3,836        3,836      3,523         5,603           5,603
  Advisory fees
    (subordinate)........          457              457          204                      610             610
Deduct:
  Capital expenditures...       (1,966)          (1,966)      (1,966)      (708)         (732)           (732)
                              --------         --------      -------    -------       -------         -------
"Adjusted" earnings......     $ 10,631         $ 15,563      $ 8,517    $ 9,203       $16,819         $24,799
                              ========         ========      =======    =======       =======         =======
Cash flows provided by
  (used in) operating
  activities(c)..........        9,137           14,992        8,073     (5,489)        3,485          12,367
Cash flows provided by
  (used in) investing
  activities(c)..........       (2,165)          (2,165)      (2,165)   (24,790)       (1,482)         (1,482)
Cash flows provided by
  (used in) financing
  activities(c)..........      (18,117)         (21,510)      13,796     27,045        26,423          21,898

                                               PREDECESSOR
                           ----------------------------------------------------

                                                HISTORICAL
                                         YEARS ENDED DECEMBER 31,
                           ----------------------------------------------------
                             2001       2000       1999       1998       1997
                           --------   --------   --------   --------   --------
                                          (DOLLARS IN THOUSANDS)
Income (loss) before
  minority interests and
  extraordinary loss.....  $ (3,179)  $   (905)  $  (595)   $   (46)   $(2,422)
Add:
  Interest expense.......    12,273      8,217     6,840      5,600      6,814
  Depreciation expense...     4,751      5,011     5,700      6,017      6,197
  Advisory fees
    (subordinate)........
Deduct:
  Capital expenditures...      (732)    (2,959)   (2,190)    (2,534)    (2,794)
                           --------   --------   -------    -------    -------
"Adjusted" earnings......  $ 13,113   $  9,364   $ 9,755    $ 9,037    $ 7,795
                           ========   ========   =======    =======    =======
Cash flows provided by
  (used in) operating
  activities(c)..........    (6,008)     6,592     6,328      4,306      2,901
Cash flows provided by
  (used in) investing
  activities(c)..........   (33,081)   (24,032)   (2,458)    (1,646)    (1,527)
Cash flows provided by
  (used in) financing
  activities(c)..........    35,180     23,559    (3,349)    (2,634)    (1,030)

----------------------------------

     (a) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

     (b) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

     (c) A reconciliation between the Predecessor's historical cash flow provided by (used in) operating, investing and financing activities to the Company's pro forma cash flows provided by (used in) operating, investing and financing activities is as follows. This reconciliation should be read in conjunction with the unaudited pro forma condensed financial statements of the Company and combined financial statements of Berkshire Income Realty Predecessor Group:

                                                                                                     THE             THE
                                                               THE COMPANY      THE COMPANY        COMPANY         COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(A)          2002(B)          2001(A)         2001(B)
                                                              --------------   --------------   -------------   -------------
                                                                                  (DOLLARS IN THOUSANDS)
Cash Flow provided by (used in) operating activities
  Predecessor historical cash flow from operating
    activities..............................................    $   8,073        $   8,073        $ (6,008)       $ (6,008)
  Pro forma cash flow adjustments
  Increase in general and administrative expenses...........         (338)            (338)           (450)           (450)
  Increase in advisory fees.................................         (253)            (253)           (424)           (424)
  Dividends on Investment in GIT, GIT II, KIM, KIP, KIP II
    and KIP III(d)..........................................        2,927            8,782           4,441          13,323
  Removal of Seasons of Laurel participating loan
    interest................................................                                         6,591           6,591
  Net change to interest expense............................       (1,272)          (1,272)           (665)           (665)
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) operating
  activities................................................    $   9,137        $  14,992        $  3,485        $ 12,367
                                                                =========        =========        ========        ========

Cash flow provided by (used in) investing activities
  Predecessor historical cash flow from investing
    activities..............................................    $  (2,165)       $  (2,165)       $(33,081)       $(33,081)
  Pro forma cash flow adjustments
  Acquisition of affiliates' real estate limited partnership
    interests...............................................                                        34,563          34,563
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) investing
  activities................................................    $  (2,165)       $  (2,165)       $ (1,482)       $  1,482
                                                                =========        =========        ========        ========

Cash flow provided by (used in) financing activities........
  Predecessor historical cash flow from financing
    activities..............................................    $  13,796        $  13,796        $ 35,180        $ 35,180
  Pro forma cash flow adjustments
  Company preferred stock dividends payable.................       (1,688)          (5,081)         (2,250)         (6,775)
  Borrowings on mortgage notes payable(f)...................     (102,080)        (102,080)        (41,500)        (41,500)
  Principal payments on mortgage notes payable(f)...........       71,855           71,855          34,993          34,993
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) financing
  activities................................................    $ (18,117)       $ (21,510)       $ 26,423        $ 21,898
                                                                =========        =========        ========        ========

     (d) Reflects dividend income on the Company's investment in the GIT, GIT II, KIM, KIP, KIP II and KIP III earned for the period indicated prior to the acquisition of the interests by the Company assuming holders owning the applicable percentage of 9.96% or 30% of the interests of each mortgage fund tendered their Interests in the offers. The Company's pro forma share of the historical dividend distribution from for each of the mortgage funds for the nine and twelve months ended September 30, 2002 and December 31, 2001 is as follows:

                                                               THE COMPANY      THE COMPANY      THE COMPANY     THE COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(A)          2002(B)          2001(A)         2001(B)
                                                              --------------   --------------   -------------   -------------
Government Income Trust.....................................    $     768        $   2,303        $  1,024        $  3,071
Government Income Trust II..................................        1,139            3,418           1,764           5,291
Krupp Insured Mortgage Limited Partnership..................          269              808             359           1,077
Krupp Insured Plus Limited Partnership......................          225              675             300             900
Krupp Insured Plus Limited Partnership II...................          220              659             586           1,759
Krupp Insured Plus Limited Partnership III..................          306              919             408           1,225
                                                                ---------        ---------        --------        --------
                                                                $   2,927        $   8,782        $  4,441        $ 13,323
                                                                =========        =========        ========        ========

     (e) Reflects an adjustment to remove the cash outflow related to the acquisition of the limited partner interests in the Affiliates, which, for pro forma purposes, is assumed to occur as of January 1, 2001, the beginning of the period.

     (f) Reflects an adjustment to remove the cash flows associated with the refinancing of Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond as if the refinancings had occurred as of the beginning of the period.

 (8) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted" earnings to fixed charges. We defined "adjusted" earnings as income before minority interest and extraordinary items less fixed charges, depreciation and subordinate advisory fees less capital expenditures, and "fixed charges" as interest expenses including amortization of deferred financing costs.

 (9) The ratio of "adjusted" earnings to combined fixed charges and preferred share dividends was computed by dividing "adjusted" earnings by combined fixed charges and preferred share dividends. We define "adjusted earnings" and "fixed charges" as described in Note (8) above. We defined "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

 (10) Historical ratios of "adjusted" earnings to combined fixed charges and preferred share dividends have not been presented since the historical presentation does not reflect payments for preferred shares dividends.

                                 CAPITALIZATION

    The following table shows the capitalization of Berkshire Income Realty, Inc. (the Company), assuming the Interests in the mortgage funds are tendered in exchange for Preferred Shares on September 30, 2002 and a distribution of the Predecessor excess working capital aggregating $18.5 million to KRF Company L.L.C. occurred on September 30, 2002. The table also shows the capitalization of Berkshire Income Realty Predecessor Group based on these same assumptions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise the Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes.

                                                                 THE COMPANY         THE COMPANY         PREDECESSOR
                                                                -------------       -------------       -------------
                                                                  PRO FORMA           PRO FORMA          HISTORICAL
                                                                SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,
                                                                   2002(3)             2002(4)              2002
                                                                -------------       -------------       -------------
                                                                 (UNAUDITED)         (UNAUDITED)         (UNAUDITED)
                                                                               (DOLLARS IN THOUSANDS)
Mortgage notes payable...................................          $106,185            $106,185            $106,185
Minority common interest in operating partnership........                --(1)(2)            --(1)(2)            --
Owners' equity...........................................                --                  --               5,179(1)
Stockholder's equity:
  Preferred stock, $.01 par value liquidation preference
    $25.00 per share, 5,000,000 shares authorized,
    1,000,000 (1) and 3,010,941 (2) shares issued and
    outstanding, respectively............................               250(1)(2)           753(1)(2)            --
  Class A common stock, $.01 par value, 5,000,000 shares
    authorized, 0 shares issued and outstanding..........                --                  --                  --
  Class B common stock, $.01 par value, 5,000,000 shares
    authorized, 752,444 (3) and 1,260,250 (4) shares
    issued and outstanding, respectively.................                --                  --                  --
  Additional paid in capital.............................            12,181(1)(2)        62,460(1)(2)
                                                                   --------            --------            --------
Total equity.............................................            12,431              63,213               5,179
                                                                   --------            --------            --------
Total Capitalization.....................................          $118,616            $169,398            $111,364
                                                                   ========            ========            ========

------------------------

(1) The pro forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF, which, based upon independent appraisals, is $63,785 in excess of its net historical cost, less minority interest.

(2) The Company's preferred stock is senior to the common stock and minority common interest in the Company's operating partnership.

(3) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(4) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

                            SELECTED FINANCIAL DATA

    The following tables show selected financial data regarding the financial position and operating results of (1) Berkshire Income Realty, Inc. (the Company), as adjusted assuming the offers and certain other transactions were completed on September 30, 2002 or at the beginning of the periods presented, including a distribution of the Predecessor excess working capital aggregating $18.5 million to KRF Company L.L.C., the payoff of the participating note and the payment of preferred share dividends and (2) Berkshire Income Realty Predecessor Group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Mortgage Funds" and the unaudited pro forma condensed consolidated financial statements of the Company and the financial statements of Berkshire Income Realty Predecessor Group and of each of the mortgage funds (including the related notes) included in this prospectus.

         THE COMPANY AND THE BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    THE COMPANY       THE COMPANY
                                  ---------------   ---------------          PREDECESSOR
                                                                      -------------------------   THE COMPANY    THE COMPANY
                                     PRO FORMA         PRO FORMA                                  ------------   ------------

                                                                             HISTORICAL
                                    NINE MONTHS       NINE MONTHS         NINE MONTHS ENDED        PRO FORMA      PRO FORMA
                                       ENDED             ENDED              SEPTEMBER 30,          YEAR ENDED     YEAR ENDED
                                   SEPTEMBER 30,     SEPTEMBER 30,    -------------------------   DECEMBER 31,   DECEMBER 31,
                                     2002 (2)          2002 (3)          2002          2001         2001 (2)       2001 (3)
                                  ---------------   ---------------   -----------   -----------   ------------   ------------
                                    (UNAUDITED)       (UNAUDITED)     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Operating Data:
Revenue.........................     $ 21,341          $  26,273       $ 18,889      $ 18,018       $28,541       $  36,521
Depreciation....................        3,836              3,836          3,836         3,523         5,603           5,603
Income (loss) before minority
  interest......................        3,617              8,549          3,028        (4,942)        4,991          12,971
Net income (loss)...............        1,696              5,131            423        (5,492)        2,294           6,932
Net income (loss) available for
  common........................     $      8          $      50       $     --      $     --       $    44       $     157

Earnings per common share.......     $  0.010          $   0.040             --            --       $ 0.060       $   0.120
Weighted average number of
  common shares outstanding.....      752,444          1,260,250             --            --       752,444       1,260,250

Balance Sheet Data, at period
  end:
Real estate, before accumulated
  depreciation..................     $172,334          $ 172,334       $172,334      $170,343            --              --
Real estate, after accumulated
  depreciation..................       85,779             85,779         85,779        79,142            --              --
Cash and cash equivalents.......        5,946              6,454         23,694         4,665            --              --
Total assets....................      122,052            172,834        114,800        87,528            --              --
Total long term obligations.....      106,185            106,185        106,185        79,819            --              --
Minority interest...............           --                 --             --           684
Stockholders' or owners' equity
  (deficit).....................       12,431 (1)         63,213 (1)      5,179         6,203            --              --

Other Data:
"Adjusted" earnings (4).........     $ 10,631          $  15,563       $  8,517      $  9,203       $16,819       $  24,799
Cash flows provided by (used in)
  operating activities (5)......        9,137             14,992          8,073        (5,489)        3,485          12,367
Cash flows provided by (used in)
  investing activities (5)......       (2,165)            (2,165)        (2,165)      (24,790)        1,482           1,482
Cash flows provided by (used in)
  financing activities (5)......      (18,117)           (21,510)        13,796        27,045        26,423          21,898


                                                         PREDECESSOR
                                  ----------------------------------------------------------
                                                          HISTORICAL
                                                   YEARS ENDED DECEMBER 31,
                                  ----------------------------------------------------------
                                    2001       2000       1999        1998          1997
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
Operating Data:
Revenue.........................  $ 24,571   $ 23,148   $ 21,760    $ 20,910      $ 20,177
Depreciation....................     4,751      5,011      5,700       6,017         6,197
Income (loss) before minority
  interest......................    (3,179)      (905)      (595)        (46)       (2,422)
Net income (loss)...............    (3,664)      (864)      (595)        (46)       (2,422)
Net income (loss) available for
  common........................  $     --   $     --   $     --    $     --      $     --
Earnings per common share.......        --         --         --          --            --
Weighted average number of
  common shares outstanding.....        --         --         --          --            --
Balance Sheet Data, at period
  end:
Real estate, before accumulated
  depreciation..................  $170,367   $135,072   $110,581    $108,391      $105,899
Real estate, after accumulated
  depreciation..................    87,648     57,104     37,624      41,134        44,547
Cash and cash equivalents.......     3,990      7,899      1,780       1,260         1,507
Total assets....................    96,613     72,387     44,482      46,829        52,623
Total long term obligations.....    76,799     72,568     57,618      58,554        59,801
Minority interest...............       619      1,385         --          --            --
Stockholders' or owners' equity
  (deficit).....................    17,352    (11,505)   (19,250)    (13,512)       (9,772)
Other Data:
"Adjusted" earnings (4).........  $ 13,113   $  9,364   $  9,755    $  9,037      $  7,795
Cash flows provided by (used in)
  operating activities (5)......    (6,008)     6,592      6,328       4,306         2,901
Cash flows provided by (used in)
  investing activities (5)......   (33,081)   (24,032)    (2,458)     (1,646)       (1,527)
Cash flows provided by (used in)
  financing activities (5)......    35,180     23,559     (3,349)     (2,634)       (1,030)

------------------------------

(1) The pro forma balance sheets have been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF, which, based upon independent appraisals, was $63,785 in excess of its net historical cost, less minority interest.

(2) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(3) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(4) We consider "adjusted" earnings to be an alternative measure of performance of the Company and the Predecessor which provides potential investors with an understanding of the ability of the Company to pay fixed charges and preferred dividends. We define "adjusted" earnings as income before minority interests and extraordinary loss (determined in accordance with GAAP) plus interest expense, depreciation and advisory fees less capital expenditures. Advisory fees have been added back to earnings as such fees are subordinate to preferred share dividends. Depreciation has been added back to earnings as it is a non cash charge. Capital expenditures have been deducted from earnings as they represent a cash charge not reflected in earnings. "Adjusted" earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity and the items excluded from "adjusted" earnings are significant components in understanding and evaluating financial performance. The computation of "adjusted" earnings may not be comparable to similarly titled or other alternative performance measures, including funds from operations, presented by other companies. We believe that in order to facilitate a clear understanding of the combined historical results of the Predecessor and the pro forma results of the Company, "adjusted" earnings should be examined in connection with net income and cash flows from operating, investing and financing activities in the combined financial statements and other information included in this Prospectus.

     A reconciliation between GAAP earnings and "adjusted" earnings for the historical results of the Berkshire Income Realty Predecessor Group and the pro forma results of the Company are as follows:

                                 THE COMPANY       THE COMPANY
                               ---------------   ---------------                                     THE COMPANY    THE COMPANY
                                                                             PREDECESSOR             ------------   ------------
                                  PRO FORMA         PRO FORMA      -------------------------------
                                 NINE MONTHS       NINE MONTHS               HISTORICAL               PRO FORMA      PRO FORMA
                                    ENDED             ENDED        NINE MONTHS ENDED SEPTEMBER 30,    YEAR ENDED     YEAR ENDED
                                SEPTEMBER 30,     SEPTEMBER 30,    -------------------------------   DECEMBER 31,   DECEMBER 31,
                                  2002 (2)          2002 (3)            2002             2001          2001 (2)       2001 (3)
                               ---------------   ---------------   --------------   --------------   ------------   ------------
                                                                    (DOLLARS IN THOUSANDS)
Income (loss) before minority
  interests and extraordinary
  loss.......................      $ 3,617           $ 8,549          $ 3,028          $(4,942)        $ 4,991        $12,971

Add:
  Interest expense...........        4,687             4,687            3,415           11,330           6,347          6,347
  Depreciation expense.......        3,836             3,836            3,836            3,523           5,603          5,603
  Advisory fees
    (subordinate)............          457               457              204                              610            610

Deduct:
  Capital expenditures.......       (1,966)           (1,966)          (1,966)            (708)           (732)          (732)
                                   -------           -------          -------          -------         -------        -------
"Adjusted earnings"..........      $10,631           $15,563          $ 8,517          $ 9,203         $16,819        $24,799
                                   =======           =======          =======          =======         =======        =======


                                                   PREDECESSOR
                               ----------------------------------------------------
                                                    HISTORICAL
                                             YEARS ENDED DECEMBER 31,
                               ----------------------------------------------------
                                 2001       2000       1999       1998       1997
                               --------   --------   --------   --------   --------
                                              (DOLLARS IN THOUSANDS)
Income (loss) before minority
  interests and extraordinary
  loss.......................  $(3,179)   $  (905)   $  (595)   $   (46)   $(2,422)
Add:
  Interest expense...........   12,273      8,217      6,840      5,600      6,814
  Depreciation expense.......    4,751      5,011      5,700      6,017      6,197
  Advisory fees
    (subordinate)............
Deduct:
  Capital expenditures.......     (732)    (2,959)    (2,190)    (2,534)    (2,794)
                               -------    -------    -------    -------    -------
"Adjusted earnings"..........  $13,113    $ 9,364    $ 9,755    $ 9,037    $ 7,795
                               =======    =======    =======    =======    =======

(5) A reconciliation between the Predecessor historical cash flow provided by (used in) operating, investing and financing activities to the Company's pro forma cash flows provided by (used in) operating, investing and financing activities. This reconciliation should be read in conjunction with the unaudited pro forma condensed financial statements of the Company and the combined financial statements of the Berkshire Income Realty Predecessor Group.

                                                               THE COMPANY      THE COMPANY      THE COMPANY     THE COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(A)          2002(B)          2001(A)         2001(B)
                                                              --------------   --------------   -------------   -------------
Cash Flow provided by (used in) operating activities
  Predecessor historical cash flow from Operating
    activities..............................................    $   8,073        $   8,073         $ (6,008)       $ (6,008)
Pro forma cash flow adjustments
  Increase in general and administrative expenses...........         (338)            (338)            (450)           (450)
  Increase in advisory fees.................................         (253)            (253)            (424)           (424)
  Dividend on investments in GIT, GIT II, KIM, KIP, KIP II,
    KIP III.................................................        2,927            8,782            4,441          13,323
  Removal of Seasons of Laurel participating interest
    expenses................................................           --               --            6,591           6,591
  Net change in interest expense............................       (1,272)          (1,272)            (665)           (665)
                                                                ---------        ---------         --------        --------
Proforma cash flow provided by (used in) operating
  activities................................................    $   9,137        $  14,992         $  3,485        $ 12,367
                                                                =========        =========         ========        ========

Cash flow provided by (used in) investing activities
  Predecessor historical cash flow from investing
    activities..............................................    $  (2,165)       $  (2,165)        $(33,081)       $(33,081)
  Acquisition of affiliates' real estate....................                                         34,563          34,563
                                                                ---------        ---------         --------        --------
Pro forma cash flow provided by (used in) investing
  activities................................................    $  (2,165)       $  (2,165)        $  1,482        $  1,482
                                                                =========        =========         ========        ========

Cash flow provided by (used in) financing activities........
  Predecessor historical cash flow from financing
    activities..............................................    $  13,796        $  13,796         $ 35,180        $ 35,180
  Preferred stock dividend payable..........................       (1,688)          (5,081)          (2,250)         (6,775)
  Borrowing on mortgage note payable(b).....................     (102,080)        (102,080)         (41,500)        (41,500)
  Principal payment on mortgage notes payable...............       71,855           71,855           34,993          34,993
                                                                ---------        ---------         --------        --------
Pro forma cash flow provided by (used in) financing
  activities................................................    $ (18,117)       $ (21,510)        $ 26,423        $ 21,898
                                                                =========        =========         ========        ========

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                   RESULTS OF OPERATIONS OF BERKSHIRE INCOME
                            REALTY PREDECESSOR GROUP

    You should read the following discussion in conjunction with the Berkshire Income Realty Predecessor Group combined financial statements and their related notes and other financial information included elsewhere in this prospectus.

    The entities comprising Berkshire Income Realty Predecessor Group are deemed to be our predecessors for accounting purposes. Because we do not yet have any operations, the following discussion relates to Berkshire Income Realty Predecessor Group. Please also see the accompanying Berkshire Income Realty Predecessor Group combined financial statements and related notes for a more detailed discussion of the accounting methods used in preparing the financial information for Berkshire Income Realty Predecessor Group. This discussion contains forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

OVERVIEW

    At September 30, 2002 and December 31, 2001, KRF Company, an affiliate of Berkshire Income Realty, Inc., through its subsidiaries, KRF 3 Acquisition Company, L.L.C. and KR5 Acquisition, L.L.C., which we collectively refer to as KRF, held controlling interests in five multi-family apartment communities consisting of 2,539 units, which we refer to as the initial properties. KRF Company is an affiliate of The Berkshire Group and is controlled by Douglas and George Krupp. KRF acquired the initial properties during 2000 and 2001 through the acquisition of limited partner interests from affiliates of The Berkshire Group also controlled by George and Douglas Krupp, namely, Krupp Realty Limited Partnership--V (Century), Krupp Realty Fund, Ltd.--III (Dorsey's Forge and Hannibal Grove), and through the purchase of real estate from certain affiliates of The Berkshire Group namely, Maryland Associates Limited Partnership (Seasons of Laurel) and Krupp Realty Fund, Ltd.--IV (Walden Pond), which we refer to collectively as the Affiliates. The acquisition of the limited partner interests in the Affiliates has been accounted for using purchase accounting based upon the cash paid for the interests, which was at fair value and in excess of book value of the initial properties. The step up in basis for Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond was $12,214,000 $3,404,000, $5,914,000, $26,241,000, and $8,322,000, respectively.

    The activities of the initial properties held by KRF and the Affiliates, the owners of the initial properties, are collectively referred to as Berkshire Income Realty Predecessor Group or the Predecessor.

    The Predecessor has been engaged in the business of acquiring, owning and operating multi-family residential real estate, including the initial properties. Four of the five initial properties are located in the Baltimore/ Washington D.C. metropolitan areas, which we believe comprise one of the strongest rental markets in the country. Each of the initial properties has been managed by affiliates of the Predecessor for over 15 years. The initial properties include Century II Apartments, Dorsey's Forge Apartments, Hannibal Grove Apartments, Seasons Apartments and Walden Pond Apartments.

CRITICAL ACCOUNTING POLICIES

    The discussion below describes what we believe are the critical accounting policies that affect the Predecessor's more significant judgments and the estimates used in the preparation of its combined financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates include the allowance for depreciation and the fair value of the accrued participation note interest. We believe that the following critical accounting policies affect significant judgments and estimates used in the preparation of the Predecessor's combined financial statements:

    PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of the initial properties extracted from the books and records of the Affiliates. All overhead costs of KRF and an allocation of the Affiliates' overhead costs, based upon the number of units in the initial properties to total units owned by the Affiliates, have been reflected in the Predecessor financial statements for the periods presented. To the extent parties not affiliated with The Berkshire

Group have an equity interest in the initial properties, this interest is accounted for as minority interest in the accompanying financial statements. Allocations of income, losses and distributions are made to each minority shareholder based upon its share of the allocations. Losses in excess of each minority shareholder's investment basis are allocated to the Predecessor. Distributions to each minority shareholder in excess of its investment basis are recorded in the Predecessor's combined statement of operations as minority interest.

    REAL ESTATE

    Real estate is stated at depreciated cost. The Predecessor periodically reviews its properties to determine if their carrying amounts will be recovered from future operating cash flows. If we determine that an impairment has occurred, those assets shall be reduced to fair value. No impairment losses of this kind have been recognized to date.

    REVENUE RECOGNITION

    The initial properties are leased under terms of leases with terms of generally one year or less. Rental revenue is recognized when earned.

    INCOME TAXES

    No provision for income taxes is necessary in the financial statements of the Predecessor since the Predecessor's financial statements combine the operations and balances of partnerships, and limited liability companies that have elected to be treated as partnerships for Federal income tax purposes, none of which may be directly taxed on its income. The tax effect of the activities of these partnerships or limited liability companies accrues to the individual partners or members of the respective entity.

RESULTS OF OPERATIONS

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Rental income increased $572,000 or 3.33%, to $17,728,000. The increase was a result of an increase of 6.63% in weighted average rental rates offset by a reduction in overall occupancy from 97.49% to 96.01%.

    Interest income decreased $105,000, or 40.39%, to $155,000. The decrease was a result of decreases in the average cash on hand during the nine months ended September 30, 2002 as compared to the same period in 2001 as well as decreases in the overall interest rates earned by invested cash.

    Other income increased $404,000 or 67.11%, to $1,006,000. The increase was primarily a result of reimbursements from tenants for water and sewer charges. Reimbursement for water and sewer charges increased $316,000 or 372%, as a result of the implementation of a reimbursable utilities billing system for water and sewer charges. The reimbursable utilities billing system program was introduced in mid-2001 and stabilized around November of 2001.

    Operating expenses increased $355,000, or 9.62%, to $4,046,000. The increase was primarily the result of increases in payroll and benefits costs and increases in insurance costs. Payroll and benefits expense increased $190,000 or 13.43%, as a result of increases in pay rates and bonuses for property employees and an increase in costs associated with benefits such as health insurance. Insurance expense increased $166,000 or 100.61% as a result of increases in general insurance premiums on properties. Insurance expense is expected to continue to rise as a result of the terrorist attacks on September 11, 2001 and their impact on the insurance industry.

    General and administrative costs decreased $265,000, or 28.93%, to $651,000. The decrease was primarily the result of the elimination of certain costs associated with operation of entities ultimately replaced by the predecessor group.

    Real estate taxes increased $82,000, or 6.57%, to $1,330,000. Real estate taxes increased primarily as a result of increases in the tax rates and revaluations of the properties by local taxing authorities. Management fees increased $286,000, or 31.78%, to $1,186,000. Management fees increased primarily as a result of the implementation of advisory fees payable to an affiliate of The Berkshire Group on Seasons and Walden Pond Apartments. These fees will result in an annual increase in advisory fees of $200,000.

    Interest expense decreased $7,915,000, or 69.86%, to $3,415,000. Interest expense decreased primarily as a result of the refinancing of Seasons Apartments in July of 2001, from an average interest rate of 10%, exclusive of participating note interest, to a variable rate of approximately 3% as well as decreases in the overall interest rate market. During the first quarter of 2002, the majority of the Predecessor's mortgages were under variable interest rates. From January of 2001 through June of 2002, the overall interest rate market maintained a steady decline in rates. On April 1, 2002, the Predecessor took advantage of the lower interest rate market and locked the interest rates on three of its five mortgages. On July 31, 2002, the Predecessor locked the interest rate on an additional mortgage. These refinancing transactions resulted in the fixing of interest rates on a substantial amount of the Predecessor's debt at near historical low levels. We believe that the decision to fix interest rates in the current market will mitigate the risk of fluctuations in the interest rate market, which might otherwise negatively impact net income.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED DECEMBER 31, 2000.

    Rental income increased $1,187,000 or 5.43%, to $23,056,000. The increase was a result of an increase of 5.28% in the weighted average rental rates, plus the effect of an increase in overall occupancy from 96.93% to 97.35%.

    Interest income decreased $68,000, or 11.31%, to $533,000. The decrease was a result of lower average cash on hand during 2001 as compared to 2000.

    Other income, which consists primarily of reimbursements for water and sewer charges, income from operation of laundry facilities, late charges, administrative fees, net profits from corporate apartments, cable revenue, pet charges and miscellaneous charges to residents increased $304,000, or 44.84%, to $982,000. The increase was attributable to an increase in the assessments charged to an unrelated property that borders the Century property for use of Century's pool and clubhouse facilities, an increase in the reimbursements for water and sewer charges from tenants and an increase in month-to-month premiums charged to tenants who have not signed a lease at Seasons.

    Operating expenses, which consist primarily of property payroll, advertising, leasing expenses, utilities and property insurance decreased $207,000, or 3.86%, to $5,158,000. Operating expenses decreased as a result of decreases in payroll and utilities expenses, which were partially offset by increases in advertising and property insurance expense. Payroll expense decreased $142,000, or 7.02%, primarily as a result of decreases in group insurance costs. In 2001, the Predecessor consolidated insurance providers, which resulted in significant savings. Utilities decreased $74,000, or 3.41%, primarily as a result of decreases in gas prices. Advertising expense increased $21,000, or 9.56%, as a result of increases in advertisements in real estate publications. Property insurance expense increased $59,000, or 31.59%, as a result of increases in insurance premiums. We expect insurance costs to continue to increase as a result of changes in the insurance industry that resulted from the terrorist attacks of September 11, 2001. The Predecessor is reviewing options that may lower the cost of insurance but cannot make any assurances that these options will be implemented or will result in noticeable changes to insurance expense.

    Maintenance expense increased $147,000, or 8.18%, to $1,944,000. The increase in maintenance expense was primarily the result of increases in non-recurring repairs and maintenance. Non-recurring repairs and maintenance increased $158,000, or 38.91%, as a result of increases in expenditures for drywall and plumbing repairs. The expenditures were not considered to be capital expenditures.

    Interest expense decreased $1,522,000, or 21.13%, to $5,682,000. Interest expense decreased primarily as a result of the refinancing of Seasons and Walden Pond Apartments. The refinancing resulted in a decrease in the interest rate on Seasons from 10% to a variable interest rate of approximately 3%. The refinancing of Walden Pond resulted in a significant reduction in the principal balance outstanding as compared to the previous mortgage.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED DECEMBER 31, 1999.

    Rental income increased $957,000, or 4.58%, to $21,869,000. The increase was a result of an increase of 3.69% in weighted average rental rates, plus the effect of an increase in overall occupancy from 96.79% to 96.93%.

    Interest income increased $369,000, or 159.05%, to $601,000. The increase was a result of higher average cash on hand during 2000 as compared to 1999.

    Other income, which consists primarily of income from operation of laundry facilities, late charges, administrative fees, net profits from corporate apartments, cable revenue, pet charges and miscellaneous charges to residents increased $61,000, or 9.90%, to $677,000. The increase was attributable to increases in revenue from cable television contracts, damage charges and month-to-month income. Cable television contract revenue increased $26,000, or 273%, as a result of a new contract being signed with local cable television providers. Damage charges increased $12,000, or 14.93%, as a result of increases in damage done by tenants which was subsequently recovered through billings. Month-to-month income, which results from premiums being charged to tenants who do not sign leases, increased $21,000, or 36.92%, as a result of an increase in the number of tenants who chose the flexibility of a month-to-month arrangement. The Predecessor has generally limited month-to-month occupants and has made significant efforts to convert these tenants to longer-term arrangements.

    Operating expenses, which primarily consist of property payroll, advertising, leasing expenses, utilities and property insurance, increased $402,000, or 8.10%, to $5,364,000. Operating expenses increased primarily as a result of increases in utilities and property insurance expenses. Utilities expense increased $305,000, or 15.03%, primarily as a result of increases in gas expense. In 2001, the Predecessor signed contracts with major regional gas suppliers to minimize the impact on seasonal price fluctuations. Property insurance expense increased $49,000, or 36.17%, as a result of general increases in property insurance premiums.

    Maintenance expense increased $97,000, or 5.71%, to $1,797,000. The increase in maintenance expense was primarily the result of increases in non-recurring repairs and maintenance. Non-recurring repairs and maintenance increased $97,000, or 34.19%, primarily as a result of increases in maintenance contract items. Maintenance contract items generally consist of landscaping, pool maintenance and other maintenance items performed by third parties.

    Management fees increased $283,000, or 28.53%, to $1,275,000. The increase in management fees was primarily the result of the implementation of advisory fees payable to an affiliate of The Berkshire Group on Dorsey's Forge, Hannibal Grove and Century Apartments. These advisory fees resulted in an increase of $200,000 on an annualized basis.

    Interest expense increased $1,002,000, or 16.16%, to $7,204,000. Interest expense increased primarily as a result of the refinancing of Dorsey's Forge, Hannibal Grove and Century Apartments in 2000. The refinancing resulted in increases to the outstanding mortgage principal balances, which resulted in higher overall interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    CAPITAL EXPENDITURES, DISTRIBUTIONS, CASH FLOW AND INDEBTEDNESS

    We expect our principal liquidity demands to be capital improvements and repairs and maintenance for the initial properties, acquisition of additional properties, repayment of indebtedness and, after the completion of the offer, distributions to our preferred stockholders.

    We intend to meet our short-term liquidity requirements through net cash flows provided by operating activities and, after the completion of the offers, through distributions of income from the mortgage funds. We consider our ability to generate cash to be adequate to meet all operating requirements and make distributions to our stockholders in accordance with the provisions of the Code applicable to REITs.

    Upon completion of the offers, we intend to seek a line of credit secured, at least in part, by the Interests tendered in the offers. We expect to use this line of credit primarily as a source of capital for the acquisition of new properties.

    To the extent that we do not satisfy our long-term liquidity requirements through net cash flows provided by operating activities and, upon the completion of the offers, through distributions of income from the mortgage funds, we intend to satisfy these requirements through refinancing or establishing secondary financing on our real estate investments and through advances on our proposed line of credit.

    As of September 30, 2002, approximately 96% of the Predecessor's mortgage obligations were under fixed interest rates. The weighted average rate of interest on mortgage debt was 5.75%. As described below, the

Predecessor has taken advantage of the low interest rate market to fix rates on the vast majority of its mortgage debt. We believe that this limits the exposure to changes in interest rates, minimizing the effect on our financial condition, results of operations and cash flow.

    MORTGAGE DEBT REFINANCING

    On April 1, 2002, the mortgage notes payable on Dorsey's Forge and Hannibal Grove were refinanced with $10,635,000 and $16,145,000 non-recourse mortgage notes payable, which were collateralized by the related properties. The interest rates on the notes were fixed at 5.96%. The notes mature on April 1, 2007, at which time the remaining principal and accrued interest are due. The notes may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing on Dorsey's Forge and Hannibal Grove to repay the existing mortgage notes and accrued interest of approximately $6,011,000 and $10,444,000, respectively, to pay closing costs of approximately $91,000 and $122,000, respectively, and to fund escrows required by the lender of approximately $15,000 and $54,000, respectively. The Predecessor also recognized an approximate $323,000 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Dorsey's Forge and Hannibal Grove. The remaining proceeds were distributed to the members of the Predecessor.

    On April 1, 2002, the mortgage note payable on Century was refinanced with a $22,800,000 non-recourse mortgage notes payable, which was collateralized by the property. The interest rate on the note was fixed at 5.96%. The note matures on April 1, 2007, at which time the remaining principal and accrued interest are due. The note may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing on Century to repay the existing mortgage note and accrued interest of approximately $19,219,000, to pay closing costs of approximately $162,000 and to fund escrows required by the lender of approximately $29,000. The Predecessor also recognized an approximate $287,000 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Century. The remaining proceeds were distributed to the members of the Predecessor.

    On July 31, 2002, the mortgage note payable on Seasons of Laurel was refinanced with a $52,500,000 non-recourse mortgage note payable, which was collateralized by the property. The interest rate on the note was fixed at 5.74%. The mortgage note matures on August 1, 2009, at which time the remaining principal and accrued interest are due. The note may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note and accrued interest on the property of approximately $36,412,000, to pay closing costs of approximately $289,000, to fund escrows required by the lender of approximately $862,000 and to pay a prepayment penalty of approximately $363,000.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    At September 30, 2002, approximately $101,755 of the Predecessor's long-term debt had fixed interest rates. The fair value of these instruments is affected by changes in market interest rates. The following table presents principal cash flows based upon maturity dates of the debt obligations and the related weighted-average interest rates by expected maturity dates for the fixed rate debt. The interest rate on the variable rate debt as of September 30, 2002 was the FHLMC Reference Bill plus 1.74%. FHLMC is the Federal Home Loan Mortgage Corporation. The FHLMC Reference Bills are unsecured general corporate obligations. As of September 30, 2002, the FHLMC Reference Bill was 1.68%.

                                         MORTGAGE DEBT, INCLUDING CURRENT PORTION
                                                      (IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------------------
                                   THREE
                                   MONTHS
                                   ENDING
                                 12/31/2002     2003       2004       2005       2006      2007+      TOTAL     FAIR VALUE
                                 ----------   --------   --------   --------   --------   --------   --------   ----------
Fixed Rate.....................     $ 334      $1,384     $1,468     $1,556     $1,649    $95,364    $101,755    $101,755
Average Interest Rate..........      5.96%       5.96%      5.96%      5.96%      5.96%      5.96%
Variable Rate..................     $  22      $   91     $   94     $   97     $  100    $ 4,026    $  4,430    $  4,430

    The table above reflects the mortgage notes payable as of September 30, 2002.

    In connection with the financing of Seasons Apartments in July of 2001, the Predecessor also entered into an interest rate cap agreement in the notional amount of $37,000 with a termination date of July 20, 2003. The agreement provides for a rate cap of 6.65%. The Predecessor holds the derivative for the purposes of hedging against exposure to changes in the future cash flows attributable to increases in the interest rate. However, the instrument does not qualify as an effective hedge for accounting purposes. As a result of the nominal cost and fair value of the interest rate cap, the premium paid for the interest rate cap agreement is being amortized over the term of the agreement.

ENVIRONMENTAL ISSUES

    There are no recorded amounts resulting from environmental liabilities, as there are no known contingencies with respect to environmental liabilities. During the past 18 months, the Predecessor has refinanced each of the initial properties. As part of the refinancing process, the lenders obtained environmental audits of each of the initial properties. The Predecessor was not advised by the lenders as to any material liability for site restoration or other costs that may be incurred with respect to the sale or disposal of any of the initial properties.

RECENT ACCOUNTING PRONOUNCEMENTS

    In August of 2001, the Financial Accounting Standards Board, which we refer to as the FASB, issued Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supersedes SFAS No. 121. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of the book value or fair value less cost to sell. SFAS No. 144 retains the requirements of SFAS No. 121 regarding impairment loss recognition and measurement. In addition, it requires that one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No.144 is effective for fiscal years beginning after December 15, 2001. We do not expect the impact of adopting this statement to have a material effect on our financial condition, results of operations or cash flows.

    In May of 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002, which rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, among others. As a result of the rescission of SFAS
No. 4, gains or losses from extinguishment of debt are not necessarily considered extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The impact of adopting this statement will require the Predecessor to reclassify its extraordinary loss into interest expense in the accompanying statement of operations.

    In June 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES, which nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY (INCLUDING CERTAIN COSTS INCURRED IN A RESTRUCTURING). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and that an entity's commitment to an exit plan, by itself, does not create a present obligation to others that meets the definition of a liability. This Statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The impact of adopting this statement is not expected to be material to the combined financial statements.

INFLATION AND ECONOMIC CONDITIONS

    Substantially all of the leases at the initial properties are for a term of one year or less, which enables the Predecessor to seek increased rents for new leases or upon renewal of existing leases. These short-term leases minimize the potential adverse effect of inflation on rental income, although residents may leave without penalty at the end of their lease terms and may do so if rents are increased significantly.

    Historically, real estate has been subject to a wide range of cyclical economic conditions, which affect various real estate sectors and geographic regions with differing intensities and at different times. In 2001, many regions of the United States experienced varying degrees of economic recession, and the tragic events of September 11, 2001 accelerated some recessionary trends, such as the cost of obtaining sufficient property and liability insurance coverage, short-term interest rates and a temporary reduction in occupancy. We believe, however, that these tragic events did not have a material effect on the initial properties given our property type, garden style residential apartment communities, and the geographic regions in which we are located. We will continue to review our business strategy and do not anticipate any changes in strategy or material effects on our financial performance.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF THE MORTGAGE FUNDS

    You should read the following discussion in conjunction with the financial statements of the mortgage funds and their related notes and other financial information regarding the mortgage funds included elsewhere in this prospectus. This discussion contains forward-looking statements. See "--Forward-Looking Statements" below.

                         KRUPP GOVERNMENT INCOME TRUST

OVERVIEW

    Krupp Government Income Trust, or GIT, was formed on November 1, 1989 as a Massachusetts business trust. GIT raised approximately $300 million through a public offering of shares of beneficial interest and used the net proceeds primarily to acquire participating insured mortgages, or PIMs, participating insured mortgage investments, or PIMIs, and mortgage-backed securities, or MBS. GIT considers itself to be engaged only in the industry segment of investment in mortgages. The trust has elected to be treated as a REIT.

CRITICAL ACCOUNTING POLICIES

    GIT's critical accounting policies relate primarily to revenue recognition related to the participation features of the trust's PIM and PIMI investments as well as the recognition of deferred interest income on its additional loans. The trust's critical accounting policies are as follows:

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development, or HUD, insured mortgage loan, less the servicer's fee, or the coupon rate of the MBS of the Government National Mortgage Association, which we refer to as GNMA, or the Federal National Mortgage Association, which we refer to as Fannie Mae. GIT recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to GIT or a cash payment made to GIT from surplus cash relative to the participation feature. The trust defers the recognition of additional loan interest payments as income to the extent these interest payments were from escrows established with the proceeds of the additional loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required additional loan interest payments and the additional loan value is deemed collectible, the trust recognizes income as earned and commences amortization of the deferred interest amounts into income over the remaining estimated term of the additional loan. During periods where mortgage loans are impaired GIT suspends amortizing deferred interest.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE
     THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001.

    Net income of GIT decreased for the three and nine months ended
September 30, 2002 when compared to the same periods in 2001 due primarily to decreases in basic interest income on PIMs and PIMIs, additional loan interest and participation income. These were partially offset by an increase in interest income on MBS and decreases in asset management fees and amortization expense. Basic interest income on PIMs and PIMIs decreased due to the payoffs of the Lincoln Green Apartments, Waterford Apartments and River View Apartments
PIMs in 2002 and the Red Run and Season's PIMIs in January 2002 and July 2001, respectively. Additional loan interest decreased due to the payoffs of the Red Run and Season's PIMIs net of the recognition of deferred revenue from the Windward Lakes PIMI beginning in 2002. Participation income decreased due to the fact that the collections from the Lincoln Green Apartments, River View Apartments and Waterford Apartments payoffs in 2002 being less than the collections from the Season's PIMI payoff in 2001. Interest income on MBS increased during the three months ended September 30, 2002 due to the accelerated recognition of the Rosemont Apartments MBS purchase discount as income upon the prepayment of the MBS and receipt of a prepayment premium in August 2002. Asset management fees decreased due to the decline in GIT's asset base as a result of principal collections and prepayments. Amortization expense decreased during the three months ended September 30, 2002 as compared to the same period in the prior year due to the full recognition of prepaid fees and expenses associated with the Lincoln Green Apartments PIM, River View Apartments PIM, Waterford Apartments PIM and Red Run PIMI payoffs and the full recognition of prepaid fees and expenses associated with the Lifestyles PIMI.

    The following discussion relates to the operations of GIT during the years ended December 31, 2001, 2000 and 1999. Dollars are stated in thousands, except for per share amounts.

                                                                      YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                         2001                   2000                   1999
                                                 --------------------   --------------------   --------------------
                                                  AMOUNT    PER SHARE    AMOUNT    PER SHARE    AMOUNT    PER SHARE
                                                 --------   ---------   --------   ---------   --------   ---------
Interest income on PIMs and PIMIs:
Basic interest.................................  $ 7,901      $ .52     $ 8,087        .54     $ 8,789      $ .58
Additional loan interest.......................    1,515        .10         744        .05       1,535        .18
Participation interest.........................    7,603        .51         505        .03       2,269        .15
Interest income on MBS.........................    1,251        .08       1,376        .09       1,531        .10
Interest income on cash and cash equivalents...      262        .02         365        .02         508        .03
Trust expenses.................................   (1,671)      (.11)     (1,618)      (.10)     (1,595)      (.11)
Amortization of prepaid fees and expenses......   (1,353)      (.09)     (1,030)      (.07)      (1672)      (.11)
Reduction of (provision for) impaired
  additional loans.............................      464        .03          --         --         (48)        --
                                                 -------      -----     -------      -----     -------      -----
Net income.....................................  $15,972      $1.06     $ 8,429      $ .56     $12,317      $ .82
                                                 =======      =====     =======      =====     =======      =====
Weighted average shares outstanding............       15,053,135             15,053,135             15,053,135
                                                 ====================   ====================   ====================

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    GIT's net income increased in 2001 when compared to 2000 primarily due to increases in additional loan and participation interest and a decrease in provision for impaired mortgage loans. Additional loan interest increased primarily due to the recognition of deferred revenue from the Seasons and the Red Run additional loan payoffs. Participation interest increased due to the collection of participation interest from the Seasons and Red Run payoffs. The provision for impaired mortgage loans decreased due to an improvement in the performance of the Lifestyles apartments.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    GIT's net income decreased by approximately $3.9 million for 2000 when compared to 1999 primarily due to decreases in interest income net of decreases in amortization expense and asset management fees due to an affiliate. Basic interest on PIMs and PIMIs, additional loan interest and participation interest decreased by $4.3 million in 2000 primarily due to the payoff of the Audubon Villas PIMI in the third quarter of 1999. Interest income on MBS will continue to decline as principal collections reduce the MBS investment balance. Interest income on cash and cash equivalents decreased due to lower average cash balances. Amortization expense decreased due to the payoff of the Audubon Villas PIMI. The decrease in asset management fees was due to the trust's asset base declining.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    GIT had cash and cash equivalents of approximately $3.1 million at September 30, 2002 and approximately $13.2 million at December 31, 2001. GIT also had cash inflows provided by PIMs, PIMIs, MBS, cash and cash equivalents. GIT may also receive additional cash flow from the participation features of its PIMs and PIMIs. GIT anticipates that these sources will be adequate to provide the trust with sufficient liquidity to meet its obligations, including providing dividends to its investors.

    The most significant demands on GIT's liquidity are quarterly dividends paid to investors of approximately $2.6 million and special dividends. Funds for dividends come from interest income received on PIMs, PIMIs, MBS and cash and cash equivalents net of operating expenses, and the principal collections received on PIMs, PIMIs and MBS. The portion of dividends funded from principal collections reduces the capital resources of the trust. As the capital resources of the trust decrease, the total cash flows to the trust will also decrease, which may result in periodic adjustments to the dividends paid to the investors.

    The advisor of GIT periodically reviews the dividend rate to determine whether an adjustment is necessary based on projected future cash flows. The current quarterly dividend rate is $0.17 per share. The trustees, based on the advisor's recommendations, generally set a dividend rate that provides for level quarterly dividends. To the extent quarterly dividends do not fully utilize the cash available for distribution and cash balances increase, the trustees may adjust the dividend rate or distribute these funds through a special dividend. The advisor of GIT made a recommendation to the trustees at the November 2002 board of trustees meeting to reduce the dividend rate from $0.17 per share to $0.06 per share effective with the February 2003 dividend. The trustees approved the recommendation to reduce the dividend rate.

    In addition to providing guaranteed or insured monthly principal and interest payments, GIT's investments in PIMs and PIMIs also may provide additional income through the interest on the additional loan portion of the PIMIs as well as participation interest based on operating cash flow and an increase in the value realized upon the sale or refinancing of the underlying properties. However, these payments are neither guaranteed nor insured and depend upon the successful operations of the underlying properties.

    PAYMENTS RECEIVED FROM INVESTMENTS

    On August 27, 2002, GIT received $4,856,759 representing the principal proceeds on the first mortgage loan from the Rosemont Apartments MBS. In addition, GIT received a prepayment premium of $194,270 from this payoff. On September 12, 2002, GIT paid a special dividend of $0.34 per share from the proceeds of the Rosemont Apartments MBS prepayment.


    GIT expects to receive a prepayment of the Mill Pond I PIM. However, the value of the property is not expected to be sufficient to provide GIT with any proceeds from the participation feature of the PIM. GIT expects to receive the proceeds from the FHA insured mortgage in January 2003. If this happens, GIT will pay a special dividend from these proceeds during the first half of 2003.



    GIT expects to receive a prepayment of the Rivergreens PIM during the first quarter of 2003. GIT currently expects to receive proceeds from the participation feature of the PIM from this prepayment.



    GIT expects to receive a prepayment of the Lifestyles PIMI during the first quarter of 2003. In addition to the GNMA MBS, GIT expects to receive full payment on the additional loan. However, GIT does not expect to receive any proceeds from the participation feature of the PIMI from this prepayment.


    On June 28, 2002, GIT received a prepayment of the Lincoln Green Apartments subordinated promissory note. GIT received $725,000 of shared appreciation interest and $278,785 of shared income interest and minimum additional interest. On July 25, 2002, GIT received $13,676,641 representing the principal proceeds on the first mortgage loan from the Lincoln Green Apartments PIM. On August 28, 2002, GIT paid a special dividend of $0.99 per share from the proceeds of the Lincoln Green Apartments PIM prepayment.

    On May 15, 2002, GIT received $8,884,123 representing the principal proceeds on the first mortgage loan from the River View Apartments PIM. In addition, GIT received a prepayment premium of $88,841 from the payoff. On June 4, 2002, the trust paid a special dividend of $0.61 per share from the proceeds of the River View Apartments PIM prepayment.

    Also on May 15, 2002, GIT received $2,487,447 representing the principal proceeds on the first mortgage loan from the Parkwest Apartments MBS. In addition, GIT received a prepayment premium of $49,749 from this payoff. On June 19, 2002, the trust paid a special dividend of $0.17 per share from the proceeds of the Parkwest Apartments MBS prepayment.

    On January 3, 2002, GIT received $18,330,825 representing the principal proceeds on the first mortgage loan from the Red Run PIMI. On December 31, 2001, GIT received a prepayment of the Red Run additional loan and subordinated promissory note. The trust received $2,900,000 of additional loan principal, $238,369 of shared appreciation interest, $3,506,952 of preferred interest and $67,667 of base interest on the additional loan. On January 16, 2002, the trust paid a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment.

    On January 2, 2002, GIT received a prepayment of the Waterford Apartments subordinate promissory note. GIT received $379,725 of minimum additional interest and $425,643 of shared appreciation interest. On January 17, 2002, the trust received $6,625,742 representing the principal proceeds on the first mortgage loan. In addition, GIT received a prepayment premium of $66,257 from the payoff. On March 1, 2002, the trust paid a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment.

    The three remaining PIMI investments all operate under workout agreements with the trust. Those agreements have modified the borrowers' obligations to make additional loan interest payments, regardless of whether the property generated sufficient revenues to do so, to an obligation to pay additional loan interest only if the property generates surplus cash, as defined by HUD. For the period ending December 31, 2001, Mountain View did not generate any surplus cash. Consequently, the trust will not receive any additional loan interest from the Mountain View PIMI during 2002. For the period ending January 31, 2002, Lifestyles did generate approximately $60,000 of surplus cash. The borrower asked and the trust agreed to permit the use of all surplus cash to fund various capital projects at the property. For the period ending December 31, 2001, Windward Lakes did generate approximately $215,000 of surplus cash. The borrower asked and the trust agreed to permit the use of all surplus cash to fund a portion of a major roof replacement project at the property. Consequently, the trust will not receive any additional loan interest from the Windward Lakes PIMI during 2002. Beginning in 2002, the trust has amortized and recognized additional loan income previously deferred with respect to Windward Lakes since the property generated surplus cash during 2001.

    Windward Lakes' operating results deteriorated during 1995 and 1996, and in early 1997 the independent trustees approved a workout with the borrower of the Windward Lakes PIMI, an affiliate of the advisor of GIT. In the workout, GIT agreed to reduce the effective basic interest rate on the insured first mortgage by 2% per annum for 1997 and 1% per annum for 1998, 1999 and 2000. The borrower made an equity contribution of $133,036 to the property and agreed to cap the annual management fee paid to an affiliate at 3% of revenues. The trust's participation in current operations is 50% of any surplus cash, and the additional loan interest is payable out of its share of surplus cash. Any unpaid additional loan interest accrues at 7.5% per annum. When the property is sold or refinanced, GIT will receive 50% of any net proceeds remaining after repayment of the insured mortgage, the additional loan, the interest rate relief, accrued and unpaid additional loan interest and the borrower's equity up to the point that the trust has received a cumulative, non-compounded 10% preferred return on its investment in the PIMI. The additional loan was scheduled to mature in July of 2002. However, the advisor of GIT granted two extensions with the most recent extension providing for a maturity date on the additional loan of December 31, 2002. These extensions gave the borrower additional time to submit a more comprehensive proposal regarding a longer term extension of the maturity date. The GIT advisor reviewed this proposal (described below), submitted its recommendation to the board of trustees at the trustees meeting on November 7, 2002 and the board accepted the proposal.

    The proposal is for the trust to agree to extend the maturity date of the additional loan to December 31, 2003. In return, the borrower agrees to either of the following by December 31, 2002: (1) paying a fee of 2% of the amount of the additional loan ($2,471,294) plus the amount of the interest rebate from the first workout (approximately $684,000); or (2) modify the participating appreciation interest provision under the subordinated promissory note. Under the second option, an appraisal of the property will take place prior to December 31, 2002 to determine the floor value for the participating appreciation interest provision if the property is refinanced. If the property is sold to an unrelated third party prior to July 1, 2003, the floor will continue to be the value of the property upon sale. Under either scenario, the call provision in the subordinated promissory note will be reduced from 12 months to 6 months.

    In May 1998, the borrower on the Lifestyles PIMI defaulted on its debt service payment on the insured first mortgage. GIT agreed to a new workout that runs through 2007. Under the terms of the workout, the trust agreed to reduce the effective interest rate on the insured first mortgage by 1.75% retroactively for 1998 to clear the default, by 1.75% for 1999, and by 1.5% each year after that until 2007. An affiliate of the advisor of GIT refunds approximately .25% per annum to the trust related to the interest reduction. The borrower made a $550,000 equity contribution, which was escrowed, for the exclusive purpose of correcting deferred maintenance and making capital improvements to the property. The escrow has been used up for paint, building repairs, parking lot repairs, a new fitness facility, clubhouse remodeling and landscaping. Any surplus cash that is generated by property operations will be split evenly between the trust and the borrower. When the property is sold or refinanced, the first $1,100,000 of any proceeds remaining after the insured mortgage is paid off will be split 50% / 50% between the trust and the borrower; the next $1,690,220 of proceeds will be split 75% to the trust and 25% to the borrower; and any remaining proceeds will be split 50% / 50%. The borrower's new equity and the reduction in the effective interest rate on the insured first mortgage have provided funds for repairs and improvements that have helped reposition Lifestyles. As a result of the performance of the property, GIT had initially established a valuation allowance of $1,130,346 on the additional loan in 1998. During 2001, the trust received a payment of $118,968, which was recorded as a reduction in the principal balance of the additional loan and related impairment provision. Based on improved market conditions and property operations, the trust further reduced the impairment provision by $344,839 to $666,539 in the fourth quarter of 2001.

    During 2002, operating results at Lifestyles have deteriorated as occupancy and rental rate income have dropped. Physical occupancy through the end of the third quarter of 2002 has been in the mid 80% range, but free rent concessions have dropped the economic occupancy to the 80% range. The Tampa economy has been stuck in recession. There has been significant job loss in the area, which has affected some residents who lived at the property. Occupancy also has suffered on account of an active single-family housing market. A construction boom in new homes, the highest level since the late 1980's, coupled with low interest rates has created opportunities for renters to become homeowners as the incremental cost has dropped. The physical condition of the property has suffered as well as wood stairways and balcony railings have deteriorated. The borrower has undertaken the project of replacing all of the balcony railings by advancing funds to cover the cost. Replacement of the exterior staircases and how to fund the cost, a much larger undertaking, is still under consideration by the borrower. As a result of the factors described above, the trust maintains a valuation allowance of $666,539.

    Mountain View is similar to Lifestyles with respect to competitive market conditions. In June of 1999, GIT approved a second workout that runs through 2004. Under the terms of the workout, the trust agreed to reduce the effective interest rate on the insured first mortgage by 1.25% retroactively for 1999 and each year after that until 2004, and to change the participation terms. The workout eliminated the preferred return feature, forgave $288,580 of previous accruals of additional loan interest related to the first workout, and changed the trust's participation in surplus cash generated by the property. GIT will receive 75% of the first $130,667 of surplus cash and 50% of any remaining surplus cash on an annual basis to pay additional loan interest. Unpaid additional loan interest related to the second workout will accrue and be payable if there are sufficient proceeds from a sale or refinancing of the property. In addition, the borrower repaid $153,600 of the additional loan and funded approximately $54,000 to a reserve for property improvements.

    During 2002, operating results at Mountain View have deteriorated. Both a fire at the property in early 2001 and soft market conditions have affected occupancy and rental rate income. A building with 20 three-bedroom apartments was out of service for 18 months as a result of a fire. All construction work was completed in mid-2002, with insurance proceeds covering the total cost of the restoration. A portion of the lost rent was covered by insurance as well. Occupancy in the remaining units has been affected by local economic conditions. Layoffs and business reorganizations at various nearby facilities have resulted in some lost occupancy at Mountain View: one of the most common reasons residents cite for leaving the property is a job transfer. The other major reason is a home purchase. These factors have made the rental market much more competitive for apartments owners, and the use of concessions to attract potential renters has increased throughout the market. Consequently, rental income is down this year. At the same time, both insurance costs and real estate taxes have increased dramatically, further deteriorating operating results. As a result of the factors described above, the trust maintains a valuation allowance of $1,032,272.

    Each of the above restructurings were to interest rate levels that were at the then prevailing rate for similar instruments and therefore did not meet the criteria for a troubled debt restructuring.

    GIT received participation interest based on cash flow generated by property operations from six of its investments during the twelve months ended
December 31, 2001. Waterford Townhomes paid $60,502, Red Run paid $72,841, The Seasons paid $50,750, Lifestyles paid $118,968, Rivergreens paid $69,067 and Lincoln Green paid $223,873.

    On December 31, 2001, the trust received a prepayment of the Red Run additional loan. The trust received $2,900,000 of additional loan principal, $238,369 of shared appreciation interest, $3,506,952 of preferred interest and $67,667 of base interest on the additional loan. In addition, the trust recognized $702,259 of additional loan interest that had been previously received and recorded in deferred income on additional loans. On January 3, 2002, the trust received $18,330,825 representing the principal proceeds on the first mortgage note. The GIT advisor declared a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment, which was paid on January 16, 2002.

    On July 23, 2001, GIT received a prepayment of the Seasons subordinated promissory note and the Seasons additional loan. GIT received $1,924,649 of additional loan principal, $180,916 of surplus cash, $847,450 of preferred interest, $1,052,455 of contingent interest, $69,129 of base interest on the additional loan and $1,299,562 which represents GIT's portion of the residual split. The trust received $8,567,890 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the trust recognized $180,633 of additional loan interest that had been previously received and recorded in deferred income on additional loans. On August 17, 2001, the advisor of GIT paid a special dividend of $0.93 per share from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership, which is an affiliate of the GIT Advisor, to an affiliate of the borrower's general partner. Because the sale of the underlying property was to an affiliate, the independent trustees of GIT were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party Member Appraisal Institute appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by the appraisal. Both the GIT trustees and the GIT advisor believed that the market capitalization rate utilized in the appraisal was too high based on their knowledge of recent sales in the market and agreed that the true fair value was the ultimate purchase price paid by the affiliate.

    During the third quarter of 1999, GIT received a prepayment of the Audubon Villas PIMI when the property was refinanced. GIT received the prepayment of the principal balance of the insured mortgage of $14,861,957, the principal balance of the additional loan of $2,691,000 and participation income of $1,966,901. Also, $1,962,261 was recognized as additional loan interest income that was previously recorded as deferred income. On August 18, 1999, the advisor of GIT declared a special dividend of $1.30 per share that was paid on September 17, 1999 from the payoff of the Audubon Villas PIMI.

    Whether the operating performance at any of the properties mentioned above provides sufficient cash flow from operations to pay either the additional loan interest or participation income will depend on factors that the trust has little or no control over. If the properties are unable to generate sufficient cash flow to pay the additional loan interest, it would reduce the trust's distributable cash flow and could affect the value of the additional loan collateral.

    There are contractual restrictions on the repayment of the PIMs and PIMIs. During the first five years of the investment, borrowers are prohibited from repayment. During the second five years, the PIM borrowers can prepay the insured first mortgage by paying the greater of a prepayment premium or the participation due at the time of the prepayment. Similarly, the PIMI borrowers can prepay the insured first mortgage and the additional loan by satisfying the preferred return obligation. The participation features and additional loans are neither insured nor guaranteed. If the prepayment of the PIM or PIMI results from the foreclosure on the underlying property or an insurance claim, the trust would probably not receive any participation income or any amounts due under the additional loan.

    GIT has the option to call some of the PIMs and all the PIMIs by accelerating their maturity. If the call feature is exercised for the whole PIM or PIMI then the insurance feature of the loan will be canceled. Therefore, the advisor of GIT will determine the merits of exercising the call option for each PIM and PIMI as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and available financing will have an impact on these decisions.

                        KRUPP GOVERNMENT INCOME TRUST II

OVERVIEW

    Krupp Government Income Trust II, or GIT II, was formed as a Massachusetts business trust on February 8, 1991. GIT II raised approximately $366 million through a public offering of shares of beneficial interest and used the net proceeds primarily to acquire PIMs, PIMIs and MBS. GIT II considers itself to be engaged only in the industry segment of investment in mortgages. The trust has elected to be treated as a REIT.

CRITICAL ACCOUNTING POLICIES

    GIT II's critical accounting policies relate primarily to revenue recognition related to the participation features of the trust's PIM and PIMI investments as well as the recognition of deferred interest income on its additional loans. The trust's policies are as follows:

    Basic interest is recognized based on the stated rate of the HUD insured mortgage loan, less the servicer's fee, or the coupon rate of the Fannie Mae MBS. The trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to GIT II or a cash payment made to GIT II from surplus cash relative to the participation feature. GIT II defers the recognition of additional loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the additional loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required additional loan interest payments and the additional loan value is deemed collectible, the trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the additional loan. During periods where mortgage loans are impaired the trust suspends amortizing deferred interest.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2002 TO THE THREE MONTHS
     ENDED SEPTEMBER 30, 2001.

    GIT II's net income decreased in the three months ended September 30, 2002 as compared to September 30, 2001 primarily due to decreases in basic interest on PIMs and PIMIs, additional loan interest, participation interest, cash and cash equivalents and an increase in the provision for impaired mortgage loans. These were partially offset by a decrease in amortization expense. Basic interest on PIMs and PIMIs and additional loan interest decreased due to the Norumbega Pointe and Windmill Lakes payoffs in 2002 and the payoff of the Seasons PIMI in July 2001. Participation interest decreased in the three months ended September 30, 2002 as compared to the same period last year primarily due to the payoff of the Seasons PIMI in July 2001. Interest from cash and cash equivalents decreased due to lower average balances available for short-term investing and lower interest rates earned on those balances. The provision for impaired mortgage increased due to a reduction of the impairment provision for the Windmill Lakes PIMI recorded in the third quarter of 2001. Amortization expense was greater during the three months ended September 30, 2001 as compared to September 30, 2002 as a result of the full amortization of the remaining prepaid fees and expenses on the PIMI prepayments in 2001.

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS
     ENDED SEPTEMBER 30, 2001.

    GIT II's net income decreased during the nine months ended September 30, 2002 as compared to September 30, 2001 primarily due to decreases in basic interest on PIMs and PIMIs and participation interest. These decreases were partially offset by an increase in additional loan interest. Basic interest on PIMs and PIMIs decreased due to the Norumbega Pointe and Windmill Lakes payoffs in 2002 and the payoff of the Hunters Pointe PIMI in March 2001 and the Seasons PIMI in July 2001. Participation interest decreased in the nine months ended September 30, 2002 as compared to the same period last year primarily due to the participation interest collected from the Seasons and Hunters Pointe payoffs in 2001 being greater than the participation interest collected from the Norumbega payoff in 2002. Additional loan interest increased primarily due to the recognition of deferred income from the Norumbega Pointe payoff and base interest recognized from the Windmill Lakes payoff.

    The following relates to the operations of GIT II during the years ended December 31, 2001, 2000, and 1999.

                                                                      YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                         2001                   2000                   1999
                                                 --------------------   --------------------   --------------------
                                                  AMOUNT    PER SHARE    AMOUNT    PER SHARE    AMOUNT    PER SHARE
                                                 --------   ---------   --------   ---------   --------   ---------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest on PIMs and PIMIs:
Basic interest.................................  $ 9,674      $ .52     $11,260        .61     $11,998      $ .66
Additional loan interest.......................    2,208        .12       1,784        .10       1,712        .09
Participation interest.........................   11,873        .64       1,915        .11       1,592        .08
Interest income on MBS.........................    1,197        .07       1,455        .08       3,251        .18
Interest income on cash and cash equivalents...      378        .02         564        .03       1,060        .06
Trust expenses.................................   (2,081)      (.11)     (2,215)      (.12)     (2,274)      (.12)
Amortization of prepaid fees and expenses......   (2,608)      (.14)     (2,132)      (.12)     (2,365)      (.13)
Reduction of (provision for) impaired
  additional loans.............................    1,500        .09         994        .05          --         --
                                                 -------      -----     -------      -----     -------      -----
Net income.....................................  $22,141      $1.21     $ 8,429      $ .74     $14,974      $ .82
                                                 =======      =====     =======      =====     =======      =====
Weighted average shares outstanding............       18,371,477             18,371,477             18,371,477
                                                 ====================   ====================   ====================

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    GIT II's net income increased in 2001 when compared to 2000 primarily due to an increase in participation interest on PIMs and PIMIs. This was partially offset by a decrease in basic interest from PIMs and PIMIs. Participation interest increased primarily due to the Seasons payoff in July 2001 and the Falls at Hunters Pointe payoff in March 2001. The payoffs also caused basic interest from PIMs and PIMIs to decrease.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    GIT II's net income decreased $1.3 million for 2000 when compared to 1999 primarily due to lower interest income. Basic interest on PIMs and PIMIs decreased due to the payoff of the Windsor Lake PIMI in January of 2000. MBS interest decreased due to the payoff of the Estates MBS in 1999 and the receipt of a $1.0 million prepayment premium at payoff. These items were partially offset as GIT II reversed its provision for impaired mortgage loans, associated with the Oasis additional loan, by $994,000 as a result of improved property operations.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    GIT II had cash and cash equivalents of approximately $5.5 million at September 30, 2002 and approximately $6.5 million at December 31, 2001. GIT II also had cash inflows provided by PIMs, PIMIs, MBS, cash and cash equivalents. GIT II may also receive additional cash flow from the participation features of its PIMs and PIMIs. The trust anticipates that these sources will be adequate to provide the trust with sufficient liquidity to meet its obligations, including providing dividends to its investors.

    The most significant demands on GIT II's liquidity are quarterly dividends paid to investors of approximately $2.6 million and special dividends. Funds for dividends come from interest income received on PIMs, PIMIs, MBS and cash and cash equivalents net of operating expenses, and the principal collections received on PIMs, PIMIs and MBS. The portion of dividends funded from principal collections reduces the capital resources of the trust. As the capital resources of the trust decrease, the total cash flows to the trust will also decrease which may result in periodic adjustments to the dividends paid to the investors.

    The advisor of GIT II periodically reviews the dividend rate to determine whether an adjustment is necessary based on projected future cash flows. The current quarterly dividend rate is $0.14 per share. The trustees, based on the advisor's recommendations, generally set a dividend rate that provides for level quarterly distributions. To the extent quarterly dividends do not fully utilize the cash available for distribution and cash balances increase, the trustees may adjust the dividend rate or distribute these funds through a special dividend.

    In addition to providing guaranteed or insured monthly principal and interest payments, GIT II's investments in the PIMs and PIMIs also may provide additional income through the interest on the additional loan portion of the PIMIs as well as participation interest based on operating cash flow and increase in the value realized upon the sale or refinance of the underlying properties. However, these payments are neither guaranteed nor insured and depend on the successful operations of the underlying properties.

    PAYMENTS RECEIVED FROM INVESTMENTS

    Through the nine months ended September 30, 2002, GIT II received both installments of additional loan interest due in 2002 from two of the PIMI investments, but only the first installment on the three remaining PIMIs. However, the second installment for the other three PIMIs were accrued in additional loan interest and were received in October.

    GIT II received participation interest based on cash flow generated by property operations from three of its investments during the nine months ended September 30, 2002. Mequon Trails paid $90,334, Martins Landing paid $195,465 and the Lakes paid $416,391. In addition, the trust received and recognized participation interest related to the Norumbega Pointe payoff (see below).

    On March 28, 2002, GIT II received a prepayment of the Windmill Lakes subordinated promissory note and the Windmill Lakes additional loan. The trust received $2,000,000 of additional loan principal and $162,500 of additional loan interest. The trust recognized $562,500 of the additional loan principal as additional loan interest. Due to the payoff, the remaining impairment provision of $500,000 was reversed. On April 25, 2002, the trust received $10,727,382 representing the principal proceeds on the first mortgage note from Windmill Lakes. The trust paid a special dividend of $0.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

    On February 13, 2002, GIT II received a prepayment of the Norumbega Pointe subordinated promissory note and the Norumbega Pointe additional loan. The trust received $3,063,000 of additional loan principal, $302,877 of shared appreciation interest and $2,280,362 of preferred interest. On February 25, 2002, the trust received $15,123,167 representing the principal proceeds on the first mortgage note. In addition, the trust recognized $1,242,282 of additional loan interest that had been previously received and recorded as deferred income on the additional loan. The trust paid a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.


    On November 25, 2002, GIT II received $4,488,878, which was a payoff of the Sunset Summit additional loan. The payoff consisted of $1,900,000 for the principal due on the additional loan, base interest of $33,250, preferred interest of $1,532,498 and participating appreciation interest of $1,023,130. On December 26, 2002, GIT II received the proceeds from the Fannie Mae MBS of $9,094,934. During the first half of 2003 GIT II will pay a special dividend of $0.74 per share from the prepayment of the Sunset Summit PIMI.



    On December 30, 2002, GIT II received a prepayment of the Mequon Trails PIM participation feature totaling $572,226. The payoff consisted of $385,000 of shared appreciation interest and $187,226 of minimum additional interest and shared income interest. GIT II expects to receive the proceeds from the Fannie Mae MBS portion of the Mequon Trails PIM in January 2003 (approximately $13,008,000). GIT II will pay a special dividend of $0.74 per share from the proceeds of the Mequon Trails PIM prepayment during the first half of 2003.



    GIT II expects to receive a prepayment of the Oasis at Springtree additional loan during the first quarter of 2003.



    The borrower on the Crossings Village PIMI has contacted GIT II regarding a payoff. GIT II expects that this loan will not be paid off until October 2003 at the earliest due to the yield maintenance provision on the first mortgage, which underlies the Fannie Mae MBS.


    GIT II received participation interest based on cash flow generated by property operations from four of its investments during the twelve months ended December 31, 2001. Sunset Summit paid $113,253, Martin's Landing paid $217,585, the Lakes paid $380,431 and the Seasons paid $129,872. In addition, GIT II received and recognized participation interest related to the payoffs of the Seasons and Hunters Pointe PIMIs. During 2000, property operations at Oasis improved enough that the trust was able to reverse its allowance for loan loss of $994,000 on this property.

    Windmill Lakes is a twelve-year old, basic apartment community that has not been able to compete against the influx of new apartment communities that have extensive amenity packages. Builders use deep marketing concessions to fill the new properties, lowering the cost of renting a new apartment and making it more difficult for older properties like Windmill Lakes to attract residents. During the fourth quarter of 2000, occupancy was in the 70% range. The property's curb appeal, a critical element in a competitive market, has suffered as well because there has not been enough cash flow for adequate maintenance. The borrower on the Windmill Lakes PIMI has been unable to secure a purchaser for the property at a price high enough to cover all of the ownership entity's outstanding liabilities and has decided to sell the apartments off as condominiums. Converting a multifamily property to condominium ownership is often a long process that requires resources and expertise in marketing, financing, legal matters and construction. Local and state agencies regulate the conversion of existing housing into condominium ownership, and there are various compliance regulations governing the process as well. On July 25, 2001, the borrower finalized an agreement with GIT II which will allow for the release of the participation features on the PIMI in the event that the first mortgage, the additional loan and any accrued but unpaid base interest on the additional loan are paid in full by September 1, 2002. In addition, the trust required the owner to pay current and outstanding additional loan base interest as of March 1, 2001 of $512,500. In the event that the required payments are not received, the participation features will remain in force. As a result of the performance of the property, the trust had initially established a valuation allowance of $2,000,000 on the additional loan in 1998. The trust reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the additional loan and related impairment provision. Additionally, based upon improved market conditions and property operations, the trust further reduced the impairment provision by $937,500 to $500,000 in the fourth quarter of 2001.

    On July 23, 2001, GIT II received a prepayment of the Seasons subordinated promissory note and the Seasons additional loan. GIT II received $4,925,351 of the additional loan principal, $462,983 of surplus cash,

$2,168,701 of preferred interest, $2,693,326 of contingent interest, $176,908 of unpaid base interest on the additional loan and $3,325,696 which represents the trust's portion of the residual split. GIT II received $21,926,006 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the trust recognized $624,023 of additional loan interest that had been previously received and recorded in deferred income on additional loans. The advisor of GIT II paid a special dividend of $1.95 per share on August 17, 2001 from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership, which is an affiliate of the adviser of GIT II, to an affiliate of the borrower's general partner. Because the sale of the underlying property was to an affiliate, the independent trustees of GIT II were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party Member Appraisal Institute appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by the appraisal. Both the GIT II trustees and the GIT II advisor believed that the market capitalization rate utilized in the appraisal was too high based on their knowledge of recent sales in the market and agreed that the true fair value was the ultimate purchase price paid by the affiliate.

    In November 1999, GIT II notified the borrower on the Falls at Hunters Pointe PIMI that it was in default for non-payment of participating interest due to the trust based on 1997 and 1998 operating results. The borrower failed to cure the default. Consequently, GIT II elected to use a portion of the borrower's funds held in escrow to cure the 1997 portion of the default. The borrower remained in default for 1998 and 1999 operating results. The trust filed a complaint against the partners of the borrowing entity to collect the delinquent participation interest related to 1998 and 1999 operations along with late payment penalties and legal fees. In response to this action, the borrower on the PIMI put the property up for sale. During the first quarter of 2001, GIT II received a payoff of the Falls at Hunters Pointe PIMI as a result of the sale of the property. The trust received the outstanding balance on the insured mortgage of $12,347,267, the outstanding balance on the additional loan of $650,000, participating income interest on the additional loan of $496,207 (including all of the delinquent amounts), preferred interest on the additional loan of $492,543, participating appreciation interest under the subordinate loan agreement of $1,070,304 and late fees on the delinquent participating income interest of $11,021. In addition, GIT II recognized $196,710 of additional loan interest and $311,132 of participating income interest that had been previously received and recorded in deferred income on additional loans. On March 20, 2001, the trust paid a special dividend of $0.83 per share from the proceeds of the Falls at Hunters Pointe PIMI payoff.

    In addition to the amounts received from the payoffs of the Seasons and Hunters Pointe PIMIs, GIT II received both installments of additional loan interest due in 2001 from five of its PIMI investments. During 1999, the advisor of GIT II determined that the borrower on the Norumbega PIMI had paid additional loan interest from funds other than surplus cash, which resulted in overpayments during the previous three years. The overpayment was credited to the borrower when the loan was prepaid.

    On December 16, 1999, GIT II received $2,832,907 from Windsor Lake consisting of $2,000,000 from the payoff of the additional loan, $40,000 of additional loan interest and $792,907 of participation interest. The payoff of the balance on the insured mortgage, $9,172,642, was received on January 26, 2000. The trust paid a special dividend of $0.66 per share from the prepayment proceeds.

    On October 18, 1999, GIT II received a payoff of $12,399,164 from the Estates MBS consisting of an insured mortgage of $11,375,380 and a prepayment premium of $1,023,784. During October 1999, the trust paid a special dividend of $0.68 per share from the proceeds received from the Estates MBS payoff.

    Whether the operating performance of any of the properties mentioned above provides sufficient cash flow from operations to pay either the additional loan interest or participation income will depend on factors over which the trust has minimal control. Should the properties be unable to generate sufficient cash flow to pay the additional loan interest, it would reduce the trust's distributable cash flow and could affect the value of the additional loan collateral.

    There are contractual restrictions on the prepayment of the PIMs and PIMIs. During the first five years of the investment, borrowers are generally prohibited from repayment. During the second five years, the PIM borrowers can prepay the insured mortgage by paying the greater of a prepayment premium or the participation interest due at the time of the prepayment. Similarly, the PIMI borrowers can prepay the insured mortgage and the additional loan by satisfying the preferred return obligation. The participation features and the additional loans are neither insured nor guaranteed. If the prepayment of the PIM or PIMI results from the foreclosure on the underlying property or an insurance claim, the trust generally would not receive any participation interest or any amounts due under the additional loan.

    The trust has the option to call some of the PIMs and all the PIMIs by accelerating their maturity. If the call feature is exercised for the whole PIM or PIMI then the insurance feature of the loan would be canceled. Therefore, the advisor of GIT II will determine the merits of exercising the call option for each PIM and PIMI as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and available financing will have an impact on these decisions.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Mortgage Limited Partnership, or KIM, was formed on March 21, 1988 as a Massachusetts limited partnership. KIM raised approximately
$299 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIM considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIM's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized based on the stated rate of the FHA-insured mortgage loan, less the servicer's fee, or the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the partnership or a cash payment made to the partnership from surplus cash relative to the participation feature.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2002 TO THE THREE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased in the three months ended September 30, 2002 as compared to September 30, 2001 primarily due to lower MBS interest income net of a decrease in general and administrative expenses. MBS interest income decreased primarily due to the payoff of the Richmond Park Apartments MBS in June 2002 and single-family MBS principal collections. The decrease in general and administrative expenses was due to a delay in billing the third quarter 2001 processing costs. Due to the delay, an estimate of these costs was recorded. This estimate was approximately $24,000 too high and was adjusted in the fourth quarter of 2001.

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased in the nine months ended September 30, 2002 as compared to September 30, 2001 primarily due to lower basic interest on PIMs and lower MBS interest income. Basic interest on PIMs decreased primarily due to the reclassification of the Richmond Park PIM to a MBS in May 2001. For an explanation of the Richmond Park reclassification, please refer to the discussion under "Liquidity and Capital Resources--Payments Received from Investments" below. In 2001, KIM received a payment from the borrower of the Richmond Park PIM as a settlement to release the loan's participation feature. KIM continued to receive the scheduled payments on the insured first mortgage, but due to the elimination of the participation feature, the classification of interest income was changed from PIM interest income to MBS interest income. MBS interest income decreased primarily due to on-going single-family MBS principal collections.

    The following discussion relates to the operations of KIM during the years ended December 31, 2001, 2000 and 1999.

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS)
Interest income on PIMs:
  Basic interest............................................   $2,069     $2,773    $ 6,325
  Participation interest....................................       19        941      1,666
Interest income on MBS......................................      902        550      1,206
Other interest income.......................................      130        427        609
Partnership expenses........................................     (536)      (674)    (1,006)
Amortization of prepaid fees and expenses...................      (73)      (138)    (1,298)
                                                               ------     ------    -------
  Net income................................................   $2,511     $3,879    $ 7,502
                                                               ======     ======    =======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased in 2001 when compared to 2000 primarily due to lower basic interest and participation interest on PIMs and other interest income. This was partially offset by an increase in MBS interest income. Basic interest on PIMs decreased primarily due to the payoffs of the Enclave, Bell Station and Brookside PIMs in 2000 and the reclassification of the Richmond Park PIM to a MBS in May 2001. Participation interest was higher during 2000 due to amounts collected in connection with the PIM payoffs received. Other interest income decreased due to significantly lower average interest rates earned on cash balances available for short-term investing in 2001 versus 2000. MBS interest income increased due to the Richmond Park reclassification.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased in 2000 as compared to 1999 primarily due to lower interest income on PIMs and MBS. Basic interest on PIMs decreased due to the payoffs of the Enclave, Bell Station and Brookside PIMs in 2000 and the Salishan, Saratoga, Marina Shores and Valley Shores PIMs in 1999. Participation interest decreased due to the PIM payoffs mentioned above. MBS interest income decreased primarily due to the payoff of the Patrician MBS in 1999. Expenses decreased in 2000 compared with 1999 primarily due to lower asset management fees and amortization expenses. The decrease in asset management fees was a result of the partnership's asset base declining. Amortization expense was greater in 1999 as compared to 2000 as a result of the full amortization of the remaining prepaid fees and expenses on the 1999 PIM prepayments being greater than the 2000 PIM prepayments.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIM had cash and cash equivalents of approximately $2.5 million at September 30, 2002 and approximately $3.6 million at December 31, 2001. KIM also had cash flow provided by its investments in PIMs and MBS. KIM anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligation as well as to provide distributions to its investors.

    The most significant demand on the partnership's liquidity is the quarterly distribution paid to investors of approximately $900,000. Funds for the quarterly distributions come from monthly principal and interest payments received on the PIMs and MBS, the principal prepayments of the MBS and interest earned on the partnership's cash and cash equivalents. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership will also decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIM periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate and distribute these funds through a special distribution. Based on current projections, the general partners have determined that the partnership will continue to pay a distribution of $0.06 per limited partner interest per quarter for the near future.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIM received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $8,796,086. On August 28, 2002, KIM paid a special distribution of $0.59 per limited partner interest from the proceeds of the Richmond Park prepayment.

    On March 1, 2002, the partnership paid a special distribution of $0.10 per limited partner interest due to prepayment of the single family MBS at speeds greater than previously anticipated.

    In addition to providing insured or guaranteed monthly principal and basic interest payments, the partnership's PIM investments also may provide additional income through its participation interest in the underlying properties. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the properties are sold or refinanced. However, this participation is neither guaranteed nor insured, and it is dependent upon whether property operations or its terminal value meet specified criteria.

    KIM agreed in December of 2000 to provide debt service relief for the Wildflower PIM due to the property's poor operating performance in the competitive Las Vegas market. Occupancy had fallen as low as 80%, and the property had been unable to generate sufficient revenues to adequately maintain the property. Consequently, a loan modification agreement between KIM, the borrower entity under the PIM, the principals of the borrower entity and the affiliated property management agent will provide operating funds for property repairs. Under the modification, the principals of the borrower entity converted $105,000 of cash advances to a long-term non-interest-bearing loan. In addition, an escrow account to be used exclusively for property repairs was established and is under the control of KIM. The management agent made an initial deposit into the escrow equal to 30% of the management fees it received during 2000 and will continue to deposit a similar amount until December of 2002. KIM made an initial deposit into the escrow account to match the $105,000 principals' loan and the management agent's initial deposit and will continue to match additional deposits until December of 2002. KIM's contributions to the escrow account will be considered an interest rebate. The principals' loan and the escrow deposits made by the management agent and the partnership can be repaid exclusively out of any surplus cash that the property may generate in future years. Any repayments will be made on a pro rata basis among the parties. The effective interest rate after the interest rebate was to a level that was at the then prevailing rate for similar instruments.


    The borrower on the Wildflower PIM is seeking to refinance the property. KIM expects that this loan will be paid off during 2003. In addition, KIM expects that the interest rate rebate will be returned by the borrower. At this time it is unclear if KIM will be entitled to receive any proceeds from the participation feature of the PIM.



    KIM's other remaining PIM investment is backed by the underlying first mortgage loan on Creekside. Located in the Portland, Oregon area, the property has maintained occupancy in the mid- to high-90% range over the past several years. However, with flat rental rates and increasing expenses, it does not generate any cash flow that can be distributed as participation interest, nor has the value of the property increased sufficiently for the partnership to share in any participation interest based on value. Furthermore, Clackamas County is undertaking an extensive road improvement project adjacent to Creekside. The borrower has learned that the design of the new road interchange will require a significant portion of the property be taken by eminent domain, possibly including some of the apartment buildings. The borrower is contesting the condemnation action on the basis that the compensation award will not fully compensate ownership for the adverse effects the road widening will have on the remaining portion of the property. The borrower expects that the legal proceedings will be complicated and lengthy, particularly since the property is security for a participating mortgage insured by the Federal Housing Administration, which we refer to as the FHA.



    The borrower on the Creekside PIM is seeking to refinance the property. KIM expects that this loan will be paid off during the first quarter of 2003. However, KIM does not expect to receive any proceeds from the participation feature of the PIM. In the event that both Wildflower and Creekside are paid off, KIM would then commence an orderly liquidation of the remaining assets of the partnership and subsequently pay a liquidating distribution.


    During May of 2001, KIM received $19,231 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient appreciation in value to meet the threshold to pay any participation based on value if the property was sold or refinanced. Considering the property's physical condition, there was little likelihood that its status would improve. Rental rate increases and occupancy levels had been difficult to achieve. Consequently, all of the cash flow generated by the property went back into operations. While the borrower had assured that the insured first mortgage debt was serviced, no major capital improvements were undertaken to enhance the property's leasing efforts. Furthermore, routine maintenance and repairs were beginning to be prioritized according to need and available cash. The condition of the property and its inability to generate sufficient cash flow seriously impaired the ability of the borrower to either sell the property or refinance it without taking a loss. The borrower's business plan was to make a significant investment in the property to correct deferred maintenance and functional obsolescence and to market it for leasing in order to reposition the property for a successful sale or refinance. The borrower was unwilling to make the significant investments necessary while the property was encumbered with the PIM's participation features. As a result, the borrower requested a release of the participation features while keeping the insured first mortgage in place until operations improve and the property can be sold or refinanced. The general partners of KIM agreed to this request in return for the settlement because there was no expectation that the partnership would be entitled to any participation proceeds now or in the future in the property's physical condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The partnership also reclassified this investment to available for sale concurrent with the release of the participation feature.

    On June 2, 2000, the partnership paid a special distribution of $0.93 per limited partner interest from the Bell Station and Enclave PIM payoffs along with the shared appreciation interest proceeds from the Brookside PIM, as discussed below. On March 30, 2000, the partnership received $190,239 of shared appreciation interest and $5,973 of shared income interest from the Bell Station PIM. During April of 2000, the partnership received the principal proceeds of $4,901,863 from the Bell Station PIM. During May of 2000, the partnership received the principal proceeds of $8,508,892 from the Enclave PIM. The underlying first mortgage loan matured on May 1, 2000; however, the borrower was unable to close on its refinancing of the property in time to payoff the loan on its maturity date. Consequently, Fannie Mae paid off the MBS under its guarantee obligation. Subsequent to the payoff of the MBS portion of the PIM, the partnership received $178,854 of shared appreciation interest and $200,398 of shared income interest.

    On March 30, 2000, KIM paid a special distribution of $0.31 per limited partner interest from the principal proceeds in the amount of $4,531,910 received from the Brookside Apartments PIM payoff in February of 2000. The underlying first mortgage loan matured on February 1, 2000; however, the borrower was unable to close on its refinancing of the property in time to payoff the loan on its maturity date. Consequently, Fannie Mae paid off the MBS under its guarantee obligation. Subsequent to the payoff of the MBS portion of the PIM, the partnership received $130,000 of shared appreciation interest and $176,513 of shared income interest.

    In addition to the payoffs mentioned above, the partnership received shared income interest of $24,233 from the Enclave PIM during February of 2000 and $34,793 from the Creekside PIM during June of 2000.

    On January 11, 2000, KIM paid a special distribution of $2.37 per limited partner interest from the prepayment proceeds received during December of 1999 from the Salishan, Saratoga and Marina Shores Apartments PIMs and the Patrician MBS. In addition to the principal proceeds from the Salishan PIM of $14,666,235, the partnership received $146,662 of prepayment premium income and $311,650 of shared income interest and minimum additional interest. The partnership received $6,008,565 of principal proceeds from the Marina Shores PIM along with $176,679 of shared appreciation interest and prepayment premium income. The principal proceeds from the Saratoga PIM and the Patrician MBS prepayments were $6,204,895 and $7,830,263, respectively. The partnership did not receive any participation interest on the Saratoga prepayment.

    In October of 1999, the partnership received a prepayment of the Valley Manor Apartments PIM of $4,425,993. The partnership did not receive any additional interest as a result of this prepayment because the underlying property's appraised value did not exceed the threshold required to realize additional interest. In November of 1999 the partnership paid a special distribution of $0.30 per limited partner interest from the Valley Manor proceeds.

    In February of 1999, KIM received a payoff of the Pope Building PIM in the amount of $3,176,761. In addition, the partnership received $703,860 of shared appreciation and prepayment premium income and $218,578 of shared income and minimum additional interest upon the payoff of the underlying mortgage. During March of 1999, the partnership received a payoff of the Remington PIM in the amount of $12,199,298. The payoff was the result of a default on the underlying loan, which resulted in the partnership receiving all of the outstanding principal balance under the insurance feature of the PIM. However, due to the default the partnership did not receive any participation income from this PIM. During May of 1999, the partnership paid a special distribution of $1.08 per limited partner interest from the principal proceeds received from the Remington and Pope Building
PIMs and the shared appreciation and prepayment premium proceeds received from the Pope Building PIM.

    During January of 1999, the partnership paid a special distribution of $0.66 per limited partner interest from the principal proceeds and prepayment premium received from the Cross Creek PIM in 1998. The prepayment of the Cross Creek PIM remaining principal balance amounted to $9,414,586 with additional income (in lieu of a prepayment premium) of approximately $318,000 was received along with shared income of approximately $60,000.

    KIM has the option to call these PIMs by accelerating their maturity. If the call feature is exercised for both the participation feature and the insured mortgage or MBS portion of the PIMs then the insurance feature of the loan would be canceled. Therefore, the partnership will determine the merits of exercising the call option for each PIM as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and availability of financing will affect those decisions.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus Limited Partnership, or KIP, was formed on December 20, 1985 as a Massachusetts limited partnership. KIP raised approximately
$149 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized at the stated rate of the FHA-insured mortgage loan, less the servicer's fee, or the stated coupon rate of the Fannie Mae MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the partnership or a cash payment made to the partnership from surplus cash relative to the participation feature.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2002 TO THE THREE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased during the three months ended September 30, 2002 when compared to the same period in 2001 due primarily to decreases in basic interest income on PIMs, participation income and other interest income net of a decrease in general and administrative expenses. Basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002. Participation income was greater in 2001 due to the collection of a prepayment premium from the Boulders Apartments MBS in July of 2001. Other interest income decreased due to lower average cash balances available for short-term investing and lower interest rates earned on those balances in the three month period when compared to the same period in 2001. The decrease in general and administrative expenses was due to a delay in the billing of the third quarter 2001 processing costs. As a result, an estimate of this cost was recorded at the end of the quarter. This estimate was approximately $8,000 too high and was adjusted in the fourth quarter of 2001.

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased during the nine months ended September 30, 2002 when compared to the same period in 2001 due to decreases in basic interest income on PIMs and interest income on MBS. This was partially offset by an increase in participation income. Participation income increased and basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002. Interest income on MBS decreased due to the payoff of the Boulders Apartments MBS in July of 2001.

    The following discussion relates to the operations of KIP during the years ended December 31, 2001, 2000 and 1999.

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS)
Interest income on PIMs:
  Basic interest............................................   $1,446     $1,423     $2,085
  Participation interest....................................      306        214         --
Interest income on MBS......................................    1,171      1,702      1,900
Other interest income.......................................      100        249        231
Partnership expenses........................................     (390)      (449)      (505)
Amortization of prepaid fees and expenses...................      (92)      (101)      (101)
                                                               ------     ------     ------
  Net income................................................   $2,541     $3,038     $3,610
                                                               ======     ======     ======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased for 2001 when compared with 2000 primarily due to decreases in interest income on MBS and other interest income. This was partially offset by an increase in participation interest and a decrease in asset management fees. Interest income on MBS decreased in 2001 when compared to 2000 primarily due to the payoffs of the Boulders Apartments MBS in July of 2001 and the Chateau Bijou MBS in September of 2000. Other interest income decreased due to lower average interest rates earned on cash balances available for short-term investing in 2001 as compared with 2000. Participation interest increased due to the collection of a prepayment premium from the Boulders Apartments MBS payoff in July of 2001. The decrease in asset management fees was due to the partnership's asset base declining.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased for 2000 when compared with 1999 primarily due to the decrease in interest income on PIMs and MBS. Basic interest on PIMs decreased in 2000 as compared to 1999 primarily due to the prepayment of the LaCosta PIM in December of 1999. MBS interest income decreased in 2000 as compared to 1999 primarily due to principal collections received on the remaining MBS investments and the Chateau Bijou MBS payoff in September of 2000. Participation interest increased in 2000 compared with 1999 due to the Chateau Bijou MBS prepayment premium and shared appreciation interest from the LaCosta PIM payoff received in 2000. Expenses decreased in 2000 as compared with 1999 primarily due to lower asset management fees caused by a declining asset base.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP had cash and cash equivalents of approximately $0.8 million at September 30, 2002 and approximately $1.4 million at December 31, 2001. KIP also had cash flow provided by its investments in PIMs and MBS. KIP anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP's liquidity is the quarterly distributions paid to investors, which are approximately $750,000 per quarter. Funds for the quarterly distributions come from the monthly principal and basic interest payments received on the remaining PIM and MBS, the principal prepayments of the PIM and MBS, interest earned on the partnership's cash and cash equivalents and cash reserves. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership also will decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIP periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate or distribute these funds through a special distribution. Based on current projections, the general partners have determined that KIP will reduce its current quarterly distribution rate from $0.10 per limited partner interest to $0.05 per limited partner interest commencing with the February 2003 distribution.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP received a prepayment of the Royal Palm Place PIM. On January 2, 2002, KIP received $378,480 of shared appreciation interest and $126,159 of minimum additional interest. On February 27, 2002, the partnership received $5,563,531 representing the principal proceeds on the first mortgage. On March 19, 2002, the partnership paid a special distribution of $0.80 per limited partner interest from the principal proceeds and shared appreciation interest received.

    In addition to providing insured or guaranteed monthly principal and basic interest payments, KIP's investment in the remaining PIM also may provide additional income through a participation interest in the underlying property. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the property is sold or refinanced. However, this payment is neither guaranteed nor insured and is dependent upon whether property operations or its terminal value meet specified criteria.

    KIP's only remaining PIM investment is backed by the first mortgage loan on Vista Montana. Presently, the general partners of KIP do not expect Vista Montana to pay the partnership any participation interest or to be sold or refinanced during 2002. However, if favorable market conditions provide the borrower an opportunity to sell the property, there are no contractual obligations remaining that would prevent a prepayment of the underlying first mortgage. Vista Montana operates under a long-term restructure program. KIP agreed in 1993 to change the original participation terms and to permanently reduce the rate on the first mortgage loan to 7.375% per annum when construction was significantly delayed. The borrower also raised additional equity at the time of the modification by selling investment tax credits. These funds have been held in escrow and are used to fund operating deficits. Although occupancy in the Phoenix sub-market is generally in the low 90% range, the property is currently 80% occupied because of a fire. Repairs to the property are underway and will be covered by the borrower's property insurance.

    KIP has the option to call its remaining PIM by accelerating the maturity date of the loan. If the call feature is exercised for the whole PIM then the insurance feature of the loan would be canceled. Therefore, the partnership will determine the merits of exercising the call option as economic conditions warrant. Factors such as the condition of the asset, local market conditions, interest rates and available financing will have an impact on this decision.

    KIP received a payoff of the Boulders Apartments MBS on July 9, 2001 for $9,045,042. The partnership also received a prepayment premium of $306,000 from this payoff. On August 17, 2001, the partnership paid a special distribution of $1.25 per limited partner interest from the proceeds received.

    KIP received a payoff from the Chateau Bijou MBS on September 19, 2000 for $2,266,064. During October of 2000 the partnership received a 9% prepayment premium of $203,946 from this payoff. The partnership paid a special distribution in November of 2000 of $0.33 per limited partner interest from the proceeds received.

    In December of 1999, KIP received a prepayment in the amount of $9,746,923 representing the outstanding principal balance due on the La Costa PIM. The borrower defaulted on the first mortgage loan underlying the PIM in June of 1999. The partnership continued to receive its full principal and interest payments until the default was resolved as GNMA guaranteed those payments to the partnership. KIP did not receive any participation interest as a result of this default. However, the partnership received $10,000 from the borrower to release the subordinated promissory note. This payment was classified as shared appreciation interest. On January 11, 2000, the partnership paid a special distribution to the investors of $1.30 per limited partner interest.

                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus II Limited Partnership, or KIP II, was formed on October 29, 1986 as a Massachusetts limited partnership. KIP II raised approximately $292 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP II considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP II's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investment. The partnership's policies are as follows:

    Basic interest on the PIM is recognized based on the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation feature when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the partnership or a cash payment made to the partnership from surplus cash relative to the participation feature.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2002 TO THE THREE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased in the three months ended September 30, 2002 as compared to September 30, 2001 primarily due to decreases in MBS interest income and basic interest on PIMs. This decrease was partially offset by an increase in other interest income and decreases in general and administrative expenses and asset management fees. Basic interest on PIMs decreased due to the payoff of the Denrich Apartments PIM in May 2002. MBS interest decreased primarily due to the payoff of the Richmond Park Apartments MBS in June 2002. Other interest income increased due to higher average cash balances available for short-term investing in the three-month period ended September 30, 2002 versus the same period last year. The decrease in general and administrative expenses was due to KIP II not being billed for the third quarter 2001 processing costs. Due to the delay, an estimate of these costs was recorded. This estimate was approximately $15,000 too high and was adjusted in the fourth quarter of 2001. Asset management fees decreased due to the decrease in KIP II's investments as a result of principal collections and payoffs.

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS
     ENDED SEPTEMBER 30, 2001.

    Net income decreased in the nine months ended September 30, 2002 as compared to September 30, 2001 primarily due to lower basic interest on PIMs and lower MBS interest income. This decrease was partially offset by decreases in asset management fees and amortization expense. The reduction in basic interest on PIMs is primarily due to the reclassification of the Richmond Park PIM to a MBS in May 2001. For an explanation of the Richmond Park reclassification, please refer to the discussion under "Liquidity and Capital Resources--Payments Received from Investments" below. In 2001, KIP II received a payment from the borrower of the Richmond Park PIM as a settlement to release the loan's participation feature. KIP II continued to receive the scheduled payments on the insured first mortgage and the classification of interest income was changed from PIM interest income to MBS interest income. Basic interest on PIMs also decreased due to the payoff of the Denrich Apartments PIM in May 2002. MBS interest decreased due to the payoff of the Orchard Landing MBS in May 2001 and on-going single-family MBS principal collections net of the effect of the Richmond Park reclassification. Asset management fees decreased due to the decrease in KIP II's investments as a result of principal collections and payoffs. Amortization expense was greater during the nine months ended
September 30, 2001 as compared to September 30, 2002 as a result of the remaining prepaid fees and expenses on the PIM prepayments being fully amortized as of September 2001.

    The following discussion relates to the operations of KIP II during the years ended December 31, 2001, 2000 and 1999.

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS)
Interest income on PIMs:
  Basic interest............................................   $  613     $1,360     $3,682
  Participation interest....................................       31         --      1,635
Interest income on MBS......................................    2,022      1,685      1,826
Other interest income.......................................      125        475        680
Partnership expenses........................................     (553)      (628)      (778)
Amortization of prepaid fees and expenses...................      (66)      (122)      (898)
                                                               ------     ------     ------
  Net income................................................   $2,172     $2,770     $6,147
                                                               ======     ======     ======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased during 2001 as compared to 2000 primarily due to lower basic interest on PIMs and other interest income. This decrease was partially offset by an increase in interest income on MBS. The reduction in basic interest on PIMs was primarily due to the reclassification of the Richmond Park PIM to an MBS in May of 2001. Interest income on MBS increased due to the reclassification, but was partially offset by the payoff of the Orchard Landing MBS in May of 2001. Other interest income decreased due to significantly lower average interest rates earned on cash balances available for short-term investing in 2001 versus 2000.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased during 2000 as compared to 1999 primarily due to lower basic and participation interest on PIMs. This was partially offset by a decrease in amortization. The reduction in basic interest on PIMs was due to the payoff of the Greenhouse PIM in 2000 and the payoffs of the Saratoga, Le Coeur du Monde, Country Meadows, Stanford Court, Hillside Court, Carlyle Court and Waterford Court PIMs in 1999. Participation interest was higher in 1999 than 2000 as the loans that paid off in 1999 generated higher shared appreciation interest and prepayment premiums than the Greenhouse PIM that paid off in 2000. The decrease in amortization was also related to the payoff activity in 1999, which resulted in the write-off of the remaining deferred expenses attributed to those loans.

    As the partnership distributes principal collections on MBS and PIMs through quarterly or special distributions, the invested assets of the partnership will decline, which should result in a continuing decline in net income.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP II had cash and cash equivalents of approximately $1.4 million at September 30, 2002 and approximately $933 at December 31, 2001. KIP II also had cash flow provided by its investment in PIMs and MBS. KIP II anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP II's liquidity is the quarterly distribution paid to investors of approximately $733,000. Funds for the quarterly distributions come from the monthly principal and interest payments received on the MBS, the principal prepayments of the MBS and interest earned on the partnership's cash and cash equivalents. Since all of the participating loans have been repaid, KIP II will commence closing out the partnership by selling the remaining assets in KIP II. The general partners anticipate that a final liquidating distribution will be made in early 2003.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP II received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $14,073,943. On August 28, 2002, the partnership paid a special distribution of $0.97 per limited partner interest from the principal proceeds received.

    On May 15, 2002, the partnership received $3,084,121 representing the principal proceeds on the first mortgage loan from the Denrich Apartments PIM. In addition, the partnership received $100,625 from an affiliate to compensate the fund for the inability to collect the accumulated but unpaid interest that resulted from the interest rate reduction agreement entered into in June of 1995. On June 19, 2002, the partnership paid a special distribution of $0.22 per limited partner interest from the principal proceeds received.

    During May of 2001, KIP II received a payoff of the Orchard Landing MBS in the amount of $4,440,315. On July 18, 2001 the partnership paid a special distribution of $0.31 per limited partner interest from the principal proceeds.

    Also during May of 2001, KIP II received $30,769 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient appreciation in value to meet the threshold to pay any participation based on value if the property was sold or refinanced. Considering the property's physical condition, there was little likelihood that its status would improve. Rental rate increase and occupancy levels had been difficult to achieve. Consequently, all of the cash flow generated by the property went back into operations. While the borrower had assured that the insured first mortgage debt was serviced, no major capital improvements were undertaken to enhance the property's leasing efforts. Furthermore, routine maintenance and repairs were beginning to be prioritized according to need and available cash. The condition of the property and its inability to generate sufficient cash flow seriously impaired the ability of the borrower to either sell the property or refinance it without taking a loss. The borrower's business plan was to make a significant investment in the property to correct deferred maintenance and functional obsolescence and to market it for leasing in order to reposition the property for a successful sale or refinance. The borrower was unwilling to make the significant investments necessary while the property was encumbered with the PIM's participation features. As a result, the borrowers requested a release of the participation features while keeping the insured first mortgage in place until the property turns around. The general partners of KIP II agreed to this request in return for the settlement because there was no expectation that the partnership would be entitled to any participation proceeds now or in the future in the property's physical condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The partnership also reclassified this investment to available for sale concurrent with the release of the participation feature.

    On March 30, 2000, the partnership paid a special distribution of $0.58 per limited partner interest from the prepayment proceeds received during February of 2000 on the Greenhouse Apartments PIM in the amount of $8,428,984. The underlying property was foreclosed on by the first mortgage lender during January of 1999. The partnership continued to receive its full principal and basic interest payments due on the PIM while the underlying mortgage was in default because those payments were guaranteed by GNMA. The partnership did not receive any participation interest from this transaction.

    On January 11, 2000, KIP II paid a special distribution of $0.43 per limited partner interest from the Saratoga Apartments PIM prepayment proceeds received in December of 1999 in the amount of $6,204,960. The underlying property value had not increased sufficiently to meet the criteria for the partnership to earn any participation interest.

    On November 22, 1999, the partnership paid a special distribution of $0.72 per limited partner interest from the Le Coeur du Monde Apartments PIM prepayment proceeds received in October of 1999 in the amount of $9,422,001. The partnership also received $472,587 of accrued and unpaid participation interest attributable to property operations from its Le Coeur du Monde PIM investment and $1,102,701 of participation interest attributable to the partnership's share in the increase in the property's value.

    On June 18, 1999, KIP II paid a special distribution of $0.83 per limited partner interest from the Country Meadows Apartments PIM prepayment proceeds received in May of 1999 in the amount of $12,015,224. The underlying property value had not increased sufficiently to meet the criteria for the partnership to earn any participation interest. The partnership did receive a $60,076 prepayment premium for the early payoff of the Country Meadows PIM.

    On February 26, 1999, the partnership paid a special distribution of $1.97 per limited partner interest from the prepayments of the Stanford Court, Hillside Court, Carlyle Court and Waterford Court Apartments PIMs. On
January 25, 1999, the partnership received prepayments of the Stanford Court, Hillside Court, Carlyle Court and

Waterford Court Apartments PIMs in the amounts of $6,609,242, $4,266,759, $7,696,897 and $9,394,386, respectively. In addition to the prepayments, the partnership received $860,052 of shared appreciation interest and prepayment penalties and $432,877 of minimum additional interest and shared income interest during December of 1998.

                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus III Limited Partnership, or KIP III, was formed on March 21, 1988 as a Massachusetts limited partnership. KIP III raised approximately $255 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP III considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP III's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized based on the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the partnership or a cash payment made to the partnership from surplus cash relative to the participation feature.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2002 TO THE THREE MONTHS ENDED SEPTEMBER 30, 2001.

    Net income decreased during the three months ended September 30, 2002 when compared to the same period in 2001 due primarily to decreases in basic interest income on PIMs, interest income on MBS and other interest income net of decreases in asset management fees, amortization expense and general and administrative expenses. Basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002. Interest income on MBS decreased due to lower principal balances which resulted from on-going repayments and prepayments. Other interest income decreased due to lower average cash balances available for short-term investing and lower interest rates earned on those balances in the three month period when compared to the same period in 2001. Asset management fees decreased due to the decline in KIP III's asset base as a result of principal collections and prepayments. Amortization expense decreased due to the full recognition of prepaid acquisition fees and expenses associated with the Harbor Club PIM in 2001. General and administrative expenses decreased due to a delay in the billing of the third quarter 2001 processing costs. Due to the delay, an estimate of these costs was recorded. This estimate was approximately $13,000 too high and was adjusted in the fourth quarter of 2001.

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 2002 TO THE NINE MONTHS ENDED SEPTEMBER 30, 2001.

    Net income increased during the nine months ended September 30, 2002 when compared to the same period in 2001 primarily due to an increase in participation income. This was partially offset by a decrease in basic interest income on PIMs. Participation income increased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002. Basic interest income on PIMs decreased due to the Royal Palm Place PIM payoff noted above and the Casa Marina PIM payoff in June of 2001.

    The following discussion relates to the operations of KIP III during the years ended December 31, 2001, 2000 and 1999.

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS)
Interest income on PIMs:
  Basic interest............................................   $2,511     $2,755     $4,210
  Participation interest....................................       25         --      1,001
Interest income on MBS......................................      894        965      1,071
Other interest income.......................................      101        278        488
Partnership expenses........................................     (553)      (624)      (732)
Amortization of prepaid fees and expenses...................     (214)      (380)    (1,107)
  Net income................................................   $2,764     $2,994     $4,931

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED DECEMBER 31, 2000.

    Net income decreased during 2001 as compared to 2000 primarily due to decreases in basic interest on PIMs and other interest income net of a decrease in amortization expense. Basic interest on PIMs decreased primarily due to the payoff of the Casa Marina PIM in the second quarter of 2001. The decrease was partially offset by an increase in the interest rate for the Royal Palm Place PIM as specified in the workout agreement. Other interest income decreased due to lower average interest rates earned on cash balances available for short-term investing during 2001, when compared to 2000. Amortization expense decreased due to the full recognition of prepaid expenses relating to the Casa Marina and Royal Palm Place PIMs during the second quarter of 2001.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED DECEMBER 31, 1999.

    Net income decreased during 2000 as compared to 1999 primarily due to lower basic and participation interest on PIMs and lower other interest income net of lower amortization expense. Basic interest on PIMs decreased due to the payoffs of the Windsor Court, Mill Ponds Apartments and Marina Shores PIMs in 1999. Participation income decreased in 2000 as a result of the PIM prepayments mentioned above. The decrease in other interest income was primarily due to the partnership having lower average short-term investment balances during the year ended December 31, 2000 when compared to the same period in 1999. Amortization expense decreased due to the partnership's fully amortizing the costs associated with the PIMs that were prepaid in 1999.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP III had cash and cash equivalents of approximately $1.4 million at September 30, 2002 and approximately $1.9 million at December 31, 2001. KIP III also had cash flow provided by its investments in PIMs and MBS. KIP III anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP III's liquidity is the quarterly distributions paid to investors, which are approximately $1.0 million. Funds for the quarterly distributions come from the monthly principal and basic interest payments received on the remaining PIM and MBS, the principal prepayments of MBS and interest earned on the partnership's cash and cash equivalents. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership also will decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIP III periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate or distribute these funds through a special distribution. Based on current projections, the general partners have determined that the partnership will reduce its current quarterly distribution rate of $0.08 per limited partner interest to $0.04 per limited partner interest commencing with the February 2003 distribution.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP III received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the partnership received $1,004,379 of shared appreciation interest and $334,793 of minimum additional interest. On February 25, 2002, the partnership received $14,764,062 representing the principal proceeds on the first mortgage. On March 19, 2002, the partnership paid a special distribution of $1.24 per limited partner interest from the principal proceeds and shared appreciation interest received.

    During June of 2001, KIP III received a payoff of the Casa Marina PIM in the amount of $6,727,016. In addition, the partnership received $15,000 of shared appreciation interest and $10,000 of minimum additional interest upon the payoff of the underlying mortgage. On July 18, 2001, the partnership paid a special distribution of $0.53 per limited partner interest from the principal proceeds and shared appreciation received from Casa Marina.

    During January of 2000, the partnership paid a special distribution of $1.17 per limited partner interest consisting of principal proceeds and shared appreciation interest in the amounts of $14,491,746 and $426,321, respectively from the Marina Shores Apartments PIM payoff in December of 1999.

    The partnership made two special distributions during 1999 as a result of the following PIM prepayments: In February of 1999, an $0.88 per limited partner interest special distribution consisting of the prepayment proceeds in the amount of $10,876,051 and shared appreciation interest and prepayment premium of $243,620 from the Windsor Court PIM that were received in January of 1999. In September of 1999, an $0.80 per limited partner interest special distribution was made consisting of the prepayment proceeds in the amount of $9,751,550 and shared appreciation interest of $402,508 from the Mill Ponds PIM that were received during the third quarter of 1999.


    KIP III's only remaining PIM investment is backed by the first mortgage loan on Harbor Club. The Harbor Club PIM was not sold or refinanced during 2002, nor did it pay the partnership any participation interest during 2002. However, if favorable market conditions provide the borrower an opportunity to sell the property, there are no contractual obligations remaining that would prevent a prepayment of the underlying first mortgage. Harbor Club operates in Ann Arbor, Michigan, which is a very competitive market with many newer apartment properties. Although Harbor Club has maintained occupancy rates in the mid 90% range for the past two years, most cash flow generated by the property is used for capital replacements and improvements that help it maintain its market position. For fiscal year 2001, the property generated surplus cash and the partnership has billed the borrower approximately $83,000 in participation interest. The partnership received a letter from the borrower proposing that the surplus cash be used for repairs and maintenance to the property. The partnership has not agreed to this proposal. The partnership intends to send a default notice to the borrower and is evaluating its options.


    In addition to providing insured or guaranteed monthly principal and basic interest payments, the partnership's remaining PIM investment also may provide additional income through a participation interest in the underlying property. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the property is sold or refinanced. However, this participation is neither guaranteed nor insured, and it is dependent upon whether property operations or its terminal value meet specified criteria.

    The partnership has the option to call its remaining PIM by accelerating the maturity of the loan. If the call feature is exercised for both the participation feature and the MBS security portion of the PIM then the insurance feature of the loan would be canceled. Therefore, the partnership will determine the merits of exercising the call option as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and availability of financing will affect this decision.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK WITH RESPECT TO THE
  MORTGAGE FUNDS

ASSESSMENT OF CREDIT RISK

    Each mortgage fund's investments in its insured mortgages and MBS portion of its PIMs and its MBS are guaranteed and/or insured by Fannie Mae, FHLMC, GNMA or HUD. Therefore, the certainty of their cash flows and the risk of material loss of the amounts invested depend on the creditworthiness of these entities.

    Fannie Mae is a federally chartered private corporation that guarantees obligations originated under its programs. FHLMC is a federally chartered corporation that guarantees obligations originated under its programs.

The obligations are not guaranteed by the U.S Government or the Federal Home Loan Bank Board. However, Fannie Mae and FHLMC are two of the largest corporations in the United States with significant experience in mortgage securitizations. In addition, their MBS instruments carry the highest credit rating given to financial instruments. Also, the Secretary of the Treasury of the United States has discretionary authority to lend up to $2.25 billion to Fannie Mae at any time. GNMA guarantees the full and timely payment of principal and basic interest on the securities it issues, which represents interest in pooled mortgages insured by HUD. Obligations insured by HUD, an agency of the U.S. Government, are backed by the full faith and credit of the U.S. Government.

    Collection of principal and interest on the additional loans and collection of interest on the participation features have similar risks as those associated with higher risk debt instruments, including reliance on the owner's operating skills and ability to maintain occupancy levels, control operating expenses, maintain the properties and obtain adequate insurance coverage. Operations also may be effected by adverse changes in general economic conditions, adverse local conditions and changes in governmental regulations, real estate zoning laws or tax laws, and other circumstances over which a mortgage fund may have little or no control.

U.S. GOVERNMENT AGENCY PAPER AND COMMERCIAL PAPER

    GIT had cash and cash equivalents of approximately $3.1 million at September 30, 2002, and approximately $6.2 million at December 31, 2002, of U.S. government agency paper, which is issued by U.S. government-sponsored enterprises with a credit rating equal to the top rating category of a nationally recognized statistical rating organization.

    GIT II had cash and cash equivalents of approximately $5.5 million at September 30, 2002, and approximately $6.2 million at December 31, 2002, of U.S. government agency paper.

    KIM had cash and cash equivalents of approximately $2.5 million at September 30, 2002, and approximately $3.4 million at December 31, 2001, of commercial paper, which is issued by entities with a credit rating equal to one of the top two rating categories of a nationally recognized statistical rating organization.

    KIP had cash and cash equivalents of approximately $800,000 at September 30, 2002, and approximately $1.1 million at December 31, 2001, of commercial paper.

    KIP II had cash and cash equivalents of approximately $15.6 million at September 30, 2002, and approximately $699,000 at December 31, 2001, of commercial paper.

    KIP III had cash and cash equivalents of approximately $1.7 million at September 30, 2002, and approximately $1.6 million at December 31, 2001, of commercial paper.

INTEREST RATE RISK

    Each mortgage fund's primary market risk exposure is to interest rate risk, which can be defined as the exposure of the mortgage fund's net income, comprehensive income or financial condition to adverse movements in interest rates. PIMs, PIMIs and MBS comprise the majority of the assets of GIT and GIT II, and PIMs and MBS comprise the majority of the assets of KIM, KIP, KIP II and KIP III. Decreases in interest rates may accelerate the prepayment of the mortgage fund's investments. None of the mortgage funds utilize any derivatives or other instruments to manage this risk as each plans to hold all of its investments to expected maturity, while it is expected that substantially all of the MBS will prepay over the same time period, thereby mitigating any potential interest rate risk to the disposition value of any remaining MBS.

    Each mortgage fund monitors prepayments and considers prepayment trends, as well as distribution requirements of the mortgage fund, when setting regular dividend policy. For MBS, each mortgage fund forecasts prepayments based on trends in similar securities as reported by statistical reporting entities such as Bloomberg. For PIMs and PIMIs, each mortgage fund incorporates prepayment assumptions into planning as individual properties notify the mortgage fund of the intent to prepay or as they are scheduled to mature.

INTEREST RATE SENSITIVITY OF FINANCIAL INSTRUMENTS

    The following tables provide information about each mortgage fund's financial instruments that are sensitive to changes in interest rates. For mortgage investments, the tables present principal cash flows and related weighted average interest rates, or WAIR, by expected maturity dates. The expected maturity date is contractual maturity adjusted for expectations of prepayments.

    The methodology used by the mortgage funds to estimate the fair value of each class of financial instruments is described in the notes to the respective financial statements of each of the mortgage funds included in this prospectus. For GIT, please see note J on page F-31, for GIT II, please see note I on page F-51, for KIM, please see note H on page F-68, for KIP, please see note H on page F-82, for KIP II, please see note H on page F-96, and for KIP III, please see note H on page F-110. As described in those notes, the mortgage funds' share of participating interest is not included in these valuations.

                         KRUPP GOVERNMENT INCOME TRUST

                                                            EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                      TOTAL FACE
                                      2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                    --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS...............................  $   900     $  744     $  621     $ 524      $ 448     $11,354     $ 14,591     $ 15,299
WAIR..............................     8.17%      8.17%      8.17%     8.17%      8.17%       8.17%        8.17%
PIMs..............................   29,467        133        144       157        170      16,345       46,416       47,803
WAIR..............................     8.07%      8.07%      8.07%     8.07%      8.07%       8.07%        7.67%
PIMIs.............................   18,556        245        266       290        315      31,140       50,812       51,828
WAIR..............................     7.59%      7.59%      7.59%     7.94%      7.94%       7.94%        7.69%
Additional loans..................    2,471      1,400         --        --         --       1,818        5,689        3,871
WAIR..............................     4.98%      3.05%         0%        0%         0%          0%        4.98%
Total interest-sensitive assets...  $51,394     $2,522     $1,031     $ 971      $ 933     $60,657     $117,508     $118,801

                        KRUPP GOVERNMENT INCOME TRUST II

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $ 1,821     $1,557     $1,334     $1,146     $  989    $  8,254    $ 15,101     $ 15,601
WAIR...........................     7.60%      7.60%      7.60%      7.60%      7.60%       7.60%       7.60%
PIMs...........................      422        455        491        529        570      34,823      37,290       37,978
WAIR...........................     7.05%      7.05%      7.05%      7.06%      7.06%       7.06%       7.06%
PIMIs
Insured mortgages..............   16,301      1,257      1,361      1,472      1,593      63,641      85,625       86,664
WAIR...........................     6.71%      6.71%      6.71%      6.71%      6.71%       6.71%       6.83%
Additional loans...............    6,963      4,864      2,290      4,600         --          --      18,717       17,655
WAIR...........................     7.00%      7.00%      7.00%      7.00%      0.00%       0.00%       7.04%
Total interest-sensitive
  assets.......................  $25,507     $8,133     $5,476     $7,747     $3,152    $106,718    $156,733     $157,898

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                                                            EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                      TOTAL FACE
                                      2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                    --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS...............................   $  917     $  817     $  734     $  666     $  611    $10,111      $13,856      $14,308
WAIR..............................     7.63%      7.63%      7.63%      7.63%      7.63%      7.63%        7.63%
PIMs..............................      309        335        363        393        426     21,898       23,724       24,767
WAIR..............................     7.94%      7.94%      7.94%      7.94%      7.94%      7.94%        7.94%
Total interest-sensitive assets...   $1,226     $1,152     $1,097     $1,059     $1,037    $32,009      $37,580      $39,075

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                                                                EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                          TOTAL FACE
                                          2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                        --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS...................................   $  256     $ 231      $ 211      $ 194      $ 181     $ 7,844      $ 8,917      $ 9,411
WAIR..................................     8.41%     8.41%      8.41%      8.41%      8.41%       8.41%        8.41%
PIMs..................................    5,667       111        120        129        139      12,613       18,779       19,649
WAIR..................................     7.38%     7.38%      7.38%      7.38%      7.38%       7.38%        7.67%
Total interest-sensitive assets.......   $5,923     $ 342      $ 331      $ 323      $ 320     $20,457      $27,696      $29,060

                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP

                                                                EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                          TOTAL FACE
                                          2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                        --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS...................................   $1,059     $ 984      $ 929      $ 891      $ 868     $24,876      $29,607      $30,575
WAIR..................................     7.56%     7.56%      7.56%      7.56%      7.56%       7.56%        7.56%
PIM...................................    3,101        --         --         --         --          --        3,101        3,247
WAIR..................................     8.00%     0.00%      0.00%      0.00%      0.00%       0.00%        8.00%
Total interest-sensitive assets.......   $4,160     $ 984      $ 929      $ 891      $ 868     $24,876      $32,708      $33,822

                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP

                                                               EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                         TOTAL FACE
                                         2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                       --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS..................................  $   595     $ 515      $ 449      $ 394      $ 349     $ 8,992      $11,294      $11,629
WAIR.................................     7.51%     7.51%      7.51%      7.51%      7.51%       7.51%        7.51%
PIMs.................................   14,869       114        124        134        146      12,376       27,763       28,376
WAIR.................................     8.00%     8.00%      8.00%      8.00%      8.00%       8.00%         8.2%
Total interest-sensitive assets......  $15,464     $ 629      $ 573      $ 528      $ 495     $21,368      $39,057      $40,005

         FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE MORTGAGE FUNDS

    Some of the statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations of the Mortgage Funds constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the mortgage funds to be different from any future results expressed or implied by these forward-looking statements. These factors include, among other things:

    - federal, state or local regulations,

    - adverse changes in general economic or local conditions,

    - the inability of borrowers to meet financial obligations on additional loans,

    - the prepayments of mortgages,

    - the failure of borrowers to pay participation interests due to poor operating results at properties underlying the mortgages,

    - uninsured losses, and

    - potential conflicts of interests between a mortgage fund and its affiliates, including the trustees or general partners of the mortgage fund.

    Other factors that could cause actual results to differ from those expressed or implied in this discussion are more fully described in "Cautionary Statement Regarding Forward-Looking Statements" and elsewhere in this prospectus.

                            BUSINESS AND PROPERTIES

GENERAL


    We intend to engage in the business of acquiring, owning and operating multi-family residential real properties. We intend to grow by acquiring and renovating middle income apartment communities in selected targeted markets, primarily in the Mid-Atlantic, Southeast and Southwest areas of the United States. Concurrently with the completion of the offers, we will own interests in five multi-family residential real properties, which we refer to as the initial properties. Four of the five initial properties are located in the Baltimore/Washington D.C. metropolitan areas, which we believe, based on occupancy data compiled by a third party real estate information company and provided to us by our property manager, comprise one of the strongest rental markets in the country. The fifth initial property is located in Houston, Texas. Each of the initial properties has been managed by our affiliates for over 15 years. We intend to acquire additional properties in the future to provide portfolio diversification and an investment presence in other strong metropolitan markets.


    Our day-to-day operations will be conducted by Berkshire Advisor. See "Management--Berkshire Advisor" and "--Summary of Advisory Services Agreement." Berkshire Advisor, which is a newly formed company that has no previous advisory experience, is an affiliate of The Berkshire Group, a diversified real estate and financial services organization. Since 1969, The Berkshire Group, together with its affiliates, have acquired over 30,000 apartment units and provided over $15 billion of apartment financings. Its advisory experience includes acting as the advisor to Berkshire Realty Company, Inc., a multi-family residential REIT whose publicly held shares of common stock were listed on the New York Stock Exchange until this REIT was acquired in 1999. An investment committee of Berkshire Advisor will be required to approve all acquisitions, financings and dispositions made on our behalf. The investment committee members collectively have over 110 years of professional real estate experience and judgment. See "Management--Berkshire Advisor."

    Our on-site property management and other real estate operating service needs with respect to the initial properties will be provided by BRI OP Limited Partnership (which we refer to as BRI OP). Subject to the approval by our audit committee, we expect that BRI OP will also provide these management services with respect to other properties that we may acquire which do not otherwise have a property manager. See "Management--The Property Manager." We believe that the strength of BRI OP's management team of apartment community specialists will provide a significant competitive advantage towards achieving our business goals. BRI OP's management team has strong capabilities in apartment community management, acquisition, renovation, leasing and disposition. We believe that these capabilities will put us in a strong position to allow value to be created in all phases of the real estate cycle. BRI OP currently manages an approximately $1.1 billion portfolio, which includes over 21,000 apartment units, from its regional offices in the Baltimore, Carolinas, Mid-Atlantic, Southeast and Texas markets. BRI OP strives to provide institutional quality property management services, and, through its parent, Berkshire Realty Holdings, L.P., is owned by affiliates of The Berkshire Group in joint venture with unaffiliated third parties, including Whitehall Street Real Estate XI Limited Partnership (an affiliate of Goldman Sachs) and affiliates of Blackstone Real Estate Advisors. See "Management--The Property Manager."

BUSINESS STRATEGY

    Our primary business objective is to deliver strong, consistent returns to our stockholders, while enhancing the long-term growth in value of our real estate portfolio. We believe we are well positioned to meet this objective, given the strength of the economic regions in which the initial properties are located, the quality of the initial properties and the opportunities for new investments within our selected targeted markets. By following specific operating and renovation-related strategies, we will seek to achieve stability and growth through maximization of cash flow from our initial properties and investment in multi-family properties to be acquired in the future. New acquisitions are intended to be made within a well-defined strategy of acquiring middle income properties exhibiting upside potential, in carefully selected metropolitan markets that we are familiar with.

    Through Berkshire Advisor, we will employ an asset management group to assume overall responsibility for each asset in our real estate portfolio. The goal of the asset management group will be to develop an annual business plan for each property, including revenue enhancement strategies, line item expense control, capital improvement plans, financing strategies, future disposition/exit strategies, and to insure that the business plan is executed.

    Through Berkshire Advisor and BRI OP, we will employ the following operating strategies:

    PROPERTY MANAGEMENT AND LEASING. We believe that much of the opportunity to create value for stockholders exists in the day-to-day property management and leasing operations. We intend to maximize current and future cash flows through BRI OP's in-depth knowledge of its markets, its emphasis on customer satisfaction, and the economies of scale we expect to achieve from BRI OP's large property management portfolio.

    Through utilization of industry research and its local market knowledge, BRI OP determines the rent growth potential in its markets by analyzing a variety of factors, including employment growth, vacancy rates and competition from existing and future apartment communities. This analysis enables BRI OP, in each of its markets, to formulate and implement strategies for rent and occupancy growth. BRI OP currently employs a leasing methodology which focuses on future availability of apartment units in addition to analysis of current vacancies, thereby allowing a more scientific method for increasing rents while maintaining high occupancy levels. The leasing strategy also captures additional rent growth by quickly adjusting rents depending on the supply and demand for certain specific unit types.

    In addition, BRI OP's property management teams focus on providing superior service to residents of the apartments under management in an effort to ensure customer satisfaction. These efforts have historically resulted in low turnover rates with existing tenants and a good reputation in the local markets for attracting new tenants.

    We believe that well-maintained properties will provide attractive and dependable yields over time. Thus, our strategy is to make continual capital investments in our apartment communities, in order to ensure resident satisfaction, remain competitive, and enhance each property's living environment.

    RENOVATIONS AND IMPROVEMENTS. Our affiliates have historically grown the value of their apartment portfolios using a value-added approach. They have found that properties over time can benefit by renovation and capital improvement plans that make the properties more competitive with newly built properties, and allow the properties to better satisfy renters' changing expectations and needs. Our strategy is to incorporate general physical improvement plans in each year's property business plan, and then over longer periods of time, when needed, to implement a major renovation and capital improvement plan where rental rate increases can generate a desirable return on investment.

ACQUISITION STRATEGY

    We will seek opportunities to purchase well-located, moderate income apartment communities which we believe are underperforming, but could benefit from improved property management operations, minor capital improvement plans or major renovation plans. We will seek properties that can be upgraded to an institutional quality level with improvements. We intend to acquire properties in selective targeted metropolitan markets that exhibit the proper desired trends in projected supply/demand of apartments, job growth, population growth and economic growth. We believe that the strategy of acquiring and renovating middle income apartment communities is a safer strategy than buying or developing higher income rental communities whose affordability appeals to a much smaller rental market. Our affiliates have had success throughout most market cycles with this strategy, and it allows them better control of events because they control the decision on the timing of capital programs.

    We believe we will have a competitive advantage when making acquisitions due to:

    - BRI OP's knowledge of multiple local markets gained from years of operating in those markets,

    - the opportunity to choose among many of BRI OP's existing markets to invest in, and


    - the knowledge of macro-economic and supply/demand trends that we have access to from Berkshire Mortgage Finance (BMF), whose chairman will be an initial member of Berkshire Advisor's investment committee. See "Berkshire Advisor." BMF, an affiliate of The Berkshire Group, financed approximately $3.3 billion in 2002 of apartment loans and has experience in most major market areas.


FINANCING STRATEGIES

    We intend to pay particular attention to the financing strategy for each of our properties to insure that:

    - the financing term is compatible with the property's exit strategy,

    - the financing structure is compatible with the property's capital improvement plan,

    - the financing takes advantage of locking in low interest rates at the appropriate point of the economic cycle, and

    - the amount of leverage is conservatively measured against each property's operating cash flow prospects.

    We may seek to acquire additional properties in joint ventures with institutional investors. The advantage of this strategy is to increase the return on our investment by earning additional income from managing the assets held by the joint venture, and also to gain additional diversification of our capital by investing in a larger number of properties, although through a smaller investment in each property. We believe the quality control and due diligence required for entering into joint ventures with institutional capital is consistent with the historical operating standards of our affiliates.

DISPOSITION STRATEGY

    We intend to hold each of our properties for long-term investment. However, our strategy for determining any particular property's holding period and exit strategy is based upon the future expectations for that property at any time. We intend to review, on an annual basis, the expectations of a particular property during the annual property business plan process. The future expectations for each property will be based upon a thorough review of many factors including:

    - projected economic and job growth prospects in the market area,

    - projected apartment supply/demand trends,

    - the market competitiveness of our property, and

    - the future projected return of the property (referred to as a rebuy analysis) compared to alternative investment opportunities.

    If we decide that a particular property should be disposed of, we believe we will have a competitive advantage in disposing of that property due to market knowledge and broker contacts.

    We do not intend to dispose of the Interests that have been tendered to us in the offers.

INITIAL PROPERTIES

    Concurrently with the completion of the offers, we will own interests in five multi-family residential real properties.

    The Berkshire Group and its affiliates (including KRF Company) own interests in a number of multi-family real estate properties. However, other than with respect to six of these properties, the properties are owned by entities in which the consent of other parties are required for the transfer of the properties to us. The substantial majority of these multi-family real estate properties are owned by BRI OP and its wholly owned subsidiaries. The parent of BRI OP is owned by The Berkshire Group affiliates in joint venture with unaffiliated third parties, and The Berkshire Group affiliates do not have the unilateral right to sell these other properties to us. Of the six properties, five are consistent with our investment guidelines, while the sixth property is not, due to its existing level of indebtedness and other financing terms affecting the property.

CENTURY II APARTMENTS

    Century II Apartments is located at 307 Fox Fire Place, Cockeysville, Maryland. This garden style apartment community consists of 468 units within 16 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 29 acres of land. Other improvements include a swimming pool, fitness center, tennis courts, an exercise facility and a clubhouse. Century II Apartments was built in 1971 and is in good condition.

    Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 75.82% interest in Century II Apartments. The remaining 24.18% interest will be held by Equity Resources Group, Inc. or an entity affiliated with Equity Resources Group, Inc. Our arrangements with Equity Resources Group, Inc. or its affiliate relating to the management and control of the property are currently being negotiated, but are expected to be comparable to those described below with respect to the Dorsey's Forge and Hannibal Grove properties.

    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Century II Apartments was approximately $19,913,770. Of this amount, approximately $16,983,827 is the basis of depreciable property, of which $15,512,898 is allocated to the building and building improvements, approximately $801,915 is allocated to the land improvements and approximately $669,014 is allocated to all other depreciable assets.

DORSEY'S FORGE APARTMENTS

    Dorsey's Forge Apartments is located at 9650 White Acre Road, Columbia, Maryland. This garden style apartment community consists of 251 units within 13 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 17 acres of land. Dorsey's Forge Apartments was built in 1970 and is in good condition.

    Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Dorsey's Forge Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC, an affiliate of Equity Resources Group, Inc. Under our tenancy-in-common agreement with ERG/DFHG, LLC, we will have control over the management, operation and disposition of the property, although ERG/DFHG, LLC has the option to require us to use our good faith efforts to sell the property during the 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/DFHG, LLC. The tenancy-in-common agreement also will give us the right to determine whether additional capital is needed for capital improvements to or renovation of the property. If such a determination is made, each of the two co-owners may contribute its proportionate share of the necessary additional capital contribution. If a co-owner declines to make the additional capital contribution, then the other co-owner may elect to contribute the unfunded amount and the tenancy-in-common interests will be adjusted to reflect the changes in each co-owner's capital contribution.

    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Dorsey's Forge Apartments was approximately $6,100,470. Of this amount, approximately $5,261,964 is the basis of depreciable property, of which approximately $4,560,451 is allocated to the building, building improvements and site improvements, approximately $115,460 is allocated to the land improvements and approximately $586,053 is allocated to all other depreciable assets.

HANNIBAL GROVE APARTMENTS

    Hannibal Grove Apartments is located at 5361 Brookway, Columbia, Maryland. This garden style apartment community consists of 316 units within 23 buildings. The units consist of one, two and three-bedroom apartments and three, four and five-bedroom townhouses. The property is located on approximately 23 acres of land. Hannibal Grove Apartments was built in 1970 and is in good condition.

    Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Hannibal Grove Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC. Under our tenancy-in-common agreement with ERG/DFHG, LLC, we will have control over the management, operation and disposition of the property, although ERG/DFHG, LLC has the option to require us to use our good faith efforts to sell the property during the 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/DFHG, LLC. The tenancy-in-common agreement also will give us the right to determine whether additional capital is needed for capital improvements or renovation of the property. If such a determination is made, each of the two co-owners may contribute its proportionate share of the necessary additional capital contribution. If a co-owner declines to make the additional capital contribution, then the other co-owner may elect to contribute the unfunded amount and the tenancy-in-common interests will be adjusted to reflect the changes in each co-owner's capital contribution.

    We are currently evaluating the costs and anticipated benefits of doing renovation and capital improvement projects at Hannibal Grove Apartments in a small sample of test units. If after this evaluation we believe that there is a sufficient return on the investment in the proposed projects, we may proceed with the preparation of a formal plan for renovations and improvements on a broader scale after our acquisition of the property.

    As of December 31, 2001, the adjusted federal income tax basis of the all of the property of Hannibal Grove Apartments was approximately $9,194,914. Of this amount, approximately $7,919,252 is the basis of depreciable property, of which approximately $6,997,725 is allocated to the building, building improvements and site improvements, approximately $197,831 is allocated to the land improvements and approximately $723,696 is allocated to all other depreciable assets.

SEASONS APARTMENTS

    Seasons Apartments is located at 9220 Old Lantern Way, Laurel, Maryland. This garden style apartment community consists of 1,088 units within 70 buildings. The units consist of one and two-bedroom apartments and one and three-bedroom townhouses. The property is located on approximately 68.5 acres of land. Other improvements include two swimming pools, six playgrounds, two tennis courts, two clubrooms and approximately 1,700 parking spaces. Seasons Apartments was built between 1972 and 1978 and is in good condition.

    Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own 100% of this property.


    In December 2002, a proposal that had been submitted by the property manager of Seasons Apartments to renovate all of the apartment units at Seasons was approved. This proposal was based on the results of renovation and capital improvement projects conducted at Seasons Apartments in an initial group of 31 test units to determine the feasibility and benefits of a broader renovation and improvement plan. Under the proposal, an average of $5,943 per unit, $6,282,000 in total, will be spent to replace and upgrade kitchens and bathrooms in the remaining units, and to modify kitchens in certain unit types to provide for breakfast bars and a more open environment between the kitchen and the main living area. These renovations are estimated to result in an increase in rental income of approximately $1,200 per unit per year. The proposal calls for renovating 30 units per month beginning in February 2003 and is expected to be completed in early 2006. It is expected that the renovations initially will be financed out of the property's current cash reserves. Other capital sources, which may include proceeds from refinancing, are expected to be utilized during the final years. It is not expected that funds generated by operations of the property will be used to finance the project.


    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Seasons Apartments was approximately $34,511,172. Of this amount, approximately $29,749,639 is the basis of depreciable property, of which approximately $29,456,506 is allocated to the building and building improvements, approximately $17,323 is allocated to land improvements and approximately $275,810 is allocated to all other depreciable assets.

WALDEN POND APARTMENTS

    Walden Pond Apartments is located at 12850 Whittington, Houston, Texas. This garden style community contains 416 one and two-bedroom apartment units and is located on approximately 12 acres of land. Walden Pond Apartments was built in 1982 and is in good condition.

    Upon KRF Company's contribution to us at the completion of the offers, we will indirectly own 100% of this property.

    As of December 31, 2001, the adjusted federal income tax basis of the all of the property of Walden Pond Apartments was approximately $7,007,307. Of this amount, approximately $6,031,362 is the basis of depreciable property, of which approximately $6,027,826 is allocated to the building and approximately $3,536 is allocated to all other depreciable assets.

OWNERSHIP INTEREST

    The following is a tabular description of our proposed ownership interests in, and the appraised value of, the initial properties:

                                                                                    GROSS         PROPORTIONATE SHARE
PROPERTY                                                OWNERSHIP INTERESTS    APPRAISED VALUE     OF APPRAISED VALUE
--------                                                --------------------   ----------------   --------------------
Century II Apartments.................................      Fee Simple (1)        $31,010,000         $ 23,511,782
Dorsey's Forge Apartments.............................       Fee Simple(2)        $14,600,000         $ 13,341,772
Hannibal Grove Apartments.............................       Fee Simple(3)        $22,360,000         $ 20,433,015
Seasons Apartments....................................       Fee Simple           $71,000,000         $ 71,000,000
Walden Pond Apartments................................       Fee Simple           $13,500,000         $ 13,500,000
                                                                                                      ------------
                                                                                                      $141,786,569
                                                                                                      ============

------------------------

(1) We will indirectly own a 75.82% interest in a limited liability company which will own a fee simple interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $23,511,782.

(2) We will indirectly own a 91.382% beneficial tenancy-in-common interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $13,341,772.

(3) We will indirectly own a 91.382% beneficial tenancy-in-common interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $20,433,015.

MORTGAGES

    The following is a tabular description of the mortgages on the initial properties. Except as noted, all information is as of September 30, 2002.

                                                                 MORTGAGES
               CURRENT                                                          PREPAYMENT
              PRINCIPAL    INTEREST                                          RESTRICTION AND          MATURITY   BALANCE DUE AT
               AMOUNT        RATE              AMORTIZATION                      PREMIUM                DATE        MATURITY
Century II   $22,676,339     5.96%    360-month amortization          No restrictions; yield          4/01/07     $21,651,501
Apartments                            schedule over 5-year term       maintenance until 3/31/05, 1%
                                                                      prepayment fee thereafter
Dorsey's     $10,568,208     5.96%    360-month amortization          No restrictions; yield          4/01/07     $10,099,286
Forge                                 schedule over 5-year term       maintenance until 3/31/05, 1%
Apartments                                                            prepayment fee thereafter
Hannibal     $16,057,434     5.96%    360-month amortization          No restrictions; yield          4/01/07     $15,331,732
Grove                                 schedule over 5-year term       maintenance until 3/31/05, 1%
Apartments                                                            prepayment fee thereafter
Seasons      $52,453,454     5.74%    360-month amortization          No restrictions; yield          8/01/09     $46,805,910
Apartments                            schedule over 7-year term       maintenance until 3/01/09--1%
                                                                      prepayment fee
Walden Pond  $ 4,429,955     3.50%    360-month amortization          No restrictions; 1% prepayment  12/01/08    $ 3,835,124
Apartments(1)                         schedule over 5-year term       fee

(1) Walden Pond Apartments' mortgage provides for a variable interest rate. The interest rate shown is the rate effective as of September 30, 2002. The balance due at maturity is an estimated amount.

OCCUPANCY RATES

    The following is a tabular description of the physical occupancy rates at the initial properties:

                                                                            PHYSICAL OCCUPANCY RATES
                                                                2001       2000       1999       1998       1997
Century II Apartments                                            98%        97%        96%       100%       100%
Dorsey's Forge Apartments                                        98%        97%        97%       100%        99%
Hannibal Grove Apartments                                        97%        97%        97%       100%       100%
Seasons Apartments                                               98%        98%        97%        96%        96%
Walden Pond Apartments                                           98%        89%        94%        97%        98%

AVERAGE ANNUAL RENTAL INCOME

    The following is a tabular description of the average annual rental income per unit for the initial properties, which was determined by dividing the annual effective gross rental income by the number of apartment units:

                                                                     AVERAGE ANNUAL RENTAL INCOME PER UNIT
                                                                2001       2000       1999       1998       1997
Century II Apartments                                         $ 9,212     $8,772     $8,280     $7,973     $7,718
Dorsey's Forge Apartments                                     $ 8,880     $8,227     $7,814     $7,767     $7,451
Hannibal Grove Apartments                                     $10,060     $9,336     $8,885     $8,636     $8,377
Seasons Apartments                                            $10,015     $9,517     $9,087     $8,693     $8,382
Walden Pond Apartments                                        $ 5,865     $5,756     $5,725     $5,612     $5,464

REAL ESTATE TAX RATES

    The following is a tabular description of the real estate tax rates pertaining to the initial properties:

                                                                REAL ESTATE TAX
                                                                   RATE/$100
Century II Apartments                                              1.908227
Dorsey's Forge Apartments                                          1.253500
Hannibal Grove Apartments                                          1.253500
Seasons Apartments                                                 1.253500
Walden Pond Apartments                                             2.962603

TAX DEPRECIATION

    For each of the initial properties, the building, building improvements and site improvements are depreciated using the straight-line method of depreciation with an applicable recovery period or life of 27.5 years. All land improvements are depreciated using a 150 percent declining balance method of depreciation with an applicable recovery period or life of 15 years. All other depreciable assets are depreciated using a 200 percent declining balance method of depreciation with an applicable recovery period or life of either 5 or 7 years.

INSURANCE

    We believe that each of the initial properties is adequately covered by insurance.

COMPETITION

    The initial properties are located in developed areas. There are numerous other rental apartment properties within and around the market area of each initial property. The number of competitive rental properties in the area could have a material adverse effect on our ability to attract and retain residents and to increase rental rates. Virtually all of the leases for units in the initial properties are short-term leases (generally one year or less).

    Our business, and the residential housing industry in general, are cyclical. Our operations and markets are affected by local and regional factors such as local economies, demographic demand for housing, population growth, property taxes, energy costs, and by national factors such as short and long-term interest rates, federal mortgage financing programs, federal income tax provisions and general economic trends. Occupancy varies only slightly on a seasonal basis, with the lowest occupancy typically occurring in the summer months.

LEGAL PROCEEDINGS

    We may be subject to various claims and legal actions in the ordinary course of our business. We are not aware of any pending or threatened litigation that we believe is reasonably likely to have a material adverse effect on us.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

GENERAL

    The following is a discussion of our investment policies, financing policies, disposition policies and policies with respect to other activities. The policies with respect to these activities have been determined by our board of directors, and may be amended or revised from time to time at the discretion of our board of directors, and without a vote of our common or preferred stockholders. Holders of the Preferred Shares will not be able to change any of our investment policies without the approval of our board of directors.

INVESTMENT POLICIES

    INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. Our business will focus on the acquisition, ownership and operation of multi-family residential real properties. Our investment objective is to acquire well located properties that have been neglected, and to increase the profitability of those properties through various improvement strategies. We intend to pursue these objectives by providing superior on-site property management, improving the physical appearance and living environment of the properties, and implementing renovation strategies in those instances where rental rate increases justify the costs. We may expand, improve or renovate the initial properties or sell such properties in whole or in part at such time as we believe market conditions so warrant. See "Business and Properties--Business Strategy."

    Initially our primary focus will be in markets our affiliates currently operate in, within the Mid-Atlantic, Southeast and Southwest markets of the United States. Over time we will consider investments in other cities, primarily east of the Mississippi, where favorable economic growth factors are indicated.

    It is our policy to acquire assets primarily for growing our operating income and cash flow. Over time, those properties that have been renovated or otherwise improved will be considered for sale once future growth prospects are not as strong as other investment alternatives. Our objective in some instances will include attempting to structure tax-free exchanges for the acquisition of new properties.


    We expect to pursue our investment objectives through the direct ownership of interests in the initial properties and the acquisition of additional multi-family residential properties. We have not identified any such properties for acquisition at this time. Future investment activities will not be limited to any specified percentage of our assets. However, investments in any one property we acquire in the future may not exceed 25% of the value of our total assets at the time of its acquisition. Any acquisitions of properties from Berkshire Advisor or any of its affiliates will be subject to the prior approval of the audit committee of our board of directors.

    INVESTMENTS IN OTHERS. We may also invest in other equity real estate interests, including securities of other REITs. While we do not intend to invest a significant amount in these securities, we may invest in common or preferred stock of selected REITs that we believe offer good value. We may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investment may be subject to existing mortgage financing and other indebtedness which have priority over the equity of the operating partnership. As a result of the offers, we will also own the Interests, which are securities of REITs (in the case of GIT and GIT II) and limited partnerships (in the case of KIM, KIP, KIP II and KIP III).

    INVESTMENTS IN REAL ESTATE MORTGAGES. We do not currently intend to invest in mortgage loans.

    OTHER INVESTMENT POLICIES. Other than to joint venture partners, we do not intend to make loans to other persons, including our officers and directors (other than ordinary course travel advances and similar reimbursable advances). In all events we intend to make investments in such a way that we will not be treated as an "investment company" under the Investment Company Act of 1940.

FINANCING POLICIES

    Under our current investment guidelines, we may not incur indebtedness such that at the time we incur the indebtedness our ratio of debt to total assets exceeds 75%. We, however, may from time to time reevaluate our borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors.

    We have established a debt policy relative to the fair market value of our assets, rather than to the book value of our assets, because we believe that the book value of our assets (which to a large extent is the depreciated value of our properties) does not accurately reflect our ability to borrow and to meet debt service requirements. This ratio is commonly employed by REITs. Although we will consider factors other than fair market value in making decisions regarding the incurrence of debt (such as the estimated market value of such properties upon refinancing, and the ability of particular properties and us as a whole to generate cash flow to cover expected debt services), we cannot assure you that we will maintain the ratio of debt to fair market value of our assets (or to any other measure of asset value) described above.

    To the extent that our board of directors determines to seek additional capital to finance acquisitions or otherwise, we may raise such capital through additional equity offerings, including the issuance of additional series of preferred stock, common stock, limited partnership units in our operating partnership, or debt securities, or by the retention of cash flow (after consideration of provisions of the Code requiring that a REIT distribute 90% of its taxable income each year to remain qualified as a REIT and taking into account taxes that would be imposed on undistributed taxable income), or through a combination of these sources. We currently anticipate that any additional borrowings will be made through the operating partnership. Borrowings may be unsecured or may be secured by any or all of our assets or any existing or new property and may have full or limited recourse to all or any portion of all of our assets or any existing or new property. Any financing we obtain will be structured in a manner so that neither our operating partnership nor any portion of our operating partnership will be treated as a taxable mortgage pool for federal tax purposes. See "Federal Income Tax Considerations--Federal Income Tax Aspects of Our Operating Partnership and the Subsidiary Entities--Classification as Partnerships."

    We have not established any limit on the number or amount of mortgages that may be placed on any single property or on our portfolio as a whole.

    Although we have not entered into agreements or received commitments from any lenders, we plan to enter into a credit facility that will be collateralized by the Interests tendered to us in the offer. We plan to seek to obtain a credit facility that will provide funds in an amount initially equal to 50% of the value of the Interests tendered and that will be available to fund property acquisitions and for general corporate purposes.

    Either we or the operating partnership can raise additional equity capital if we decide we need to. Our board of directors has the authority, with the approval of our common stockholders, to issue additional shares of common stock or other stock in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. However, without the consent of the holders of Preferred Shares representing 66 2/3% in liquidation preference of the outstanding Preferred Shares, we may not authorize, create or increase the number of authorized shares of any series of preferred stock that would rank senior to the Preferred Shares as to distributions or upon liquidation, dissolution, winding-up or termination.

DISPOSITION POLICY

    We intend to hold each of our properties for long-term investment. We have no current intention to dispose of any of the initial properties or of any of the Interests that may be tendered to us, although we reserve the right to do so.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

    We may offer shares of our stock or other securities and repurchase or otherwise reacquire such stock or any other securities. We have no outstanding loans to other entities or persons, including any of our officers and directors. We may in the future make loans to joint ventures in which we are a partner to meet working capital needs. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and we have not invested in the securities of other issuers (other than of our operating partnership) for the purpose of exercising control, and we do not intend to do so.

    At all times, we intend to make and hold investments in such a manner as to be consistent with the requirements of the Code for us to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury regulations promulgated under the Code), our board determines that it is no longer in our best interests to qualify as a REIT.

                                   THE OFFERS

BASIC TERMS

    EXCHANGE OF THE INTERESTS. We are offering to exchange Preferred Shares for up to the specified number of Interests described under "--Exchange of Interests" below that are validly tendered and not properly withdrawn in an offer on or before the expiration date of the offer, subject in each case to the proration procedures described in this prospectus and the related letter of transmittal.


    EXPIRATION DATE. Each offer is scheduled to expire at 5:00 PM, New York City time, on Thursday, February 20, 2003, unless we extend the period during which the offer is open, in which case the term "expiration date" means the latest time and date at which the offer, as so extended, expires.


    TRANSFER CHARGES. All transfer taxes and fees on the exchange of Interests in the offers will be paid by us.

    CONDITIONS TO THE OFFERS. Our obligation to exchange Preferred Shares for Interests in an offer is subject to several conditions referred to below under "Conditions to the Offers," including the minimum tender condition.

EXCHANGE RATIO

    The relationship between the number of Preferred Shares to be issued in exchange for an Interest tendered in the offers is referred to as the exchange ratio.


    We determined the exchange ratio as follows. First, to determine the value of an Interest in each mortgage fund, we valued each mortgage fund, based on the methodology described below, and divided that value by the number of Interests of that mortgage fund that were outstanding as of January 7, 2003. We then divided the value of each Interest by $25.00 (the liquidation preference of each Preferred Share) to determine the number of Preferred Shares to be issued in exchange for each Interest tendered in each offer. The exchange ratio is intended to provide each tendering holder with an amount of Preferred Shares having an aggregate liquidation value that is generally equal to our determination of the aggregate value of the Interests being tendered by the holder.


    The following table sets forth information relating to our determination of the exchange ratio, including the number of Preferred Shares to be issued in exchange for an Interest in each mortgage fund. Fractional shares will not be issued. See "--Cash Instead of Fractional Shares" below.


                                                                              NET ASSET
                                                                                VALUE     PREFERRED SHARES
                          MORTGAGE       INTERESTS OUTSTANDING    VALUE PER      PER      TO BE EXCHANGED
                         FUND VALUE      AS OF JANUARY 7, 2003    INTEREST    INTEREST*     PER INTEREST
                       ---------------   ----------------------   ---------   ---------   ----------------
GIT..................  $ 55,769,455.38         15,053,135          $3.705       $3.96          0.1481
GIT II...............  $114,799,981.98         18,371,477          $6.249       $6.86          0.2500
KIM..................  $ 28,052,230.25         14,956,796          $1.876       $1.96          0.0750
KIP..................  $ 21,008,441.03          7,500,099          $2.801       $3.00          0.1120
KIP II...............  $ 15,388,287.60         14,655,512          $1.050       $1.05          0.0420
KIP III..............  $ 22,901,488.04         12,770,261          $1.793       $1.91          0.0717


------------------------


* As estimated by the mortgage funds as of September 30, 2002, as adjusted for all special distributions paid through November 14, 2002. See discussion in ninth paragraph below.

    The mortgage fund values were determined using the discounted cash flow method, which applies a discount rate to projected future distributable cash flows over the estimated life of an investment to arrive at an estimate of the present value of the investment. Because the assets of KIP II no longer include any mortgage loan assets but instead consist primarily of readily marketable securities, we valued KIP II at net asset value.


    We estimated the projected future distributable cash of the mortgage funds by projecting amortization schedules for each of the underlying mortgage loans and mortgage-backed securities held by each of the mortgage funds. For the mortgage loans, the amortization schedules were projected based on the contractual terms of each mortgage loan, including monthly payments, contractual interest rates and maturity dates. For the mortgage-backed securities, distributable cash was projected by taking the weighted average interest rates on the mortgages within the pool and projecting an annual amortization equal to a fixed percentage of the outstanding principal at the beginning of each year. We used rates of between 10% and 15%, depending on the pool. These amortization schedules were intended to reflect the projected monthly principal and interest payments to be received by the relevant mortgage fund. Our method of valuation required that we make assumptions about the estimated payoff date of each mortgage loan and, by extension, the remaining life of each mortgage fund. Most of the mortgage loans have maturity dates that extend beyond 2030. However, we believe it is unlikely that the mortgage loans will remain outstanding until their actual maturity dates because refinancing of mortgage loans on commercial real estate is a common method of generating cash for significant capital improvements and cash distributions to owners. Certain of the mortgage funds have disclosed information which suggests that earlier payoffs may occur on certain loans. We therefore used the following methodology in estimating the prepayment dates on the outstanding loans.



    In general, for those mortgage loans where the mortgage funds have made no disclosures regarding prepayment, we assumed the earlier of the loan's maturity date or seven years (December 31, 2009). For those loans where the mortgage funds have disclosed in their filings that there have been communications with the borrower regarding possible prepayment, we assumed the loan would be prepaid by December 31, 2003. In our experience, it is unusual for a borrower to begin the process of refinancing a mortgage loan without completing the process. However, it is common for the refinancing process to take longer than anticipated, and we therefore used December 31, 2003 as our estimated payoff date for identified loans. For those loans that have been prepaid, but where the prepayment proceeds have not been distributed by the mortgage funds, we assumed that the loans were held as cash by the relevant mortgage fund as of December 31, 2002. Actual payoff dates of mortgage loans may be significantly earlier or later than the payoff dates that we estimated for purposes of determining the exchange ratio.



    We have also made assumptions regarding the estimated liquidation date of each mortgage fund. In the case of GIT and GIT II, we assumed that those mortgage funds would liquidate by December 31, 2009. Each of GIT and GIT II has multiple remaining mortgage loans. Neither GIT nor GIT II has disclosed any discussions by the respective borrowers regarding the prepayment of those loans. Our experience suggests that, in most cases, borrowers who are in a position to take advantage of the low interest rate environment, which has been in place for some time, would likely have begun the process of refinancing if they intended to do so. Because of the number of loans remaining in each of GIT and GIT II, no one loan should have a significant influence on the remaining life of that mortgage fund. Therefore, we based our estimate of the remaining life of GIT and GIT II on our assumption that the borrowers of the loans in the remaining portfolio were not in a position to refinance their loans and, therefore, would not do so in the foreseeable future. In the case of KIM, which has disclosed the possibility that its remaining mortgage loans may be prepaid in 2003, we assumed that those loans would be prepaid by December 31, 2003 and that KIM itself would be liquidated by June 30, 2004. In the case of KIP and KIP III, where each of these mortgage funds has only one remaining mortgage loan, the payoff of the single loan would ultimately result in the liquidation of that mortgage fund. We believe that the likely remaining life of each mortgage loan held by KIP and KIP III is approximately seven years. However, because the risk of liquidation is not spread across multiple loans, the impact of the remaining loan paying off before the end of seven years would have a significant impact on a retrospective analysis of the estimated life of that mortgage fund. We therefore took a more conservative approach by using a 3 1/2 year estimated life for those mortgage funds, and assumed they would liquidate by June 30, 2006. Actual liquidation dates of the mortgage funds may be significantly earlier or later than the liquidation dates that we estimated for purposes of determining the exchange ratio.


    From the estimated cash flows to be received by each mortgage fund, we deducted an estimate of the ongoing expenses associated with operating the mortgage fund, including contractual asset management fees of 0.75% of total invested assets and general administrative expense that we estimated at 0.70% of total invested assets, based on historical costs and growth patterns. The resulting net cash flows of each mortgage fund were then assumed to be distributed, in whole, at the end of the quarter in which they were received, which is consistent with the distribution policy of the mortgage funds.


    Each of the mortgage funds, other than KIP II, has the right to share in the appreciation of the properties underlying the mortgage loan assets held by the mortgage funds. The value of these shared appreciation rights are inherently difficult to estimate. This is because the value is contingent on a number of variables, including the timing of the repayment of the relevant mortgage loan, and the value of the underlying property, which is subject to negotiation and general real estate market conditions at the time of the repayment of the mortgage loan. Small fluctuations in property values will have a dramatic effect on the amounts that may be realized by the mortgage funds in connection with these shared appreciation rights. However, we believe it is likely that some amount of shared appreciation value will be realized by the mortgage funds in the future, and therefore estimated a value which was factored into our determination of the exchange ratio for each mortgage fund, other than KIM. Although KIM has the right to receive shared appreciation with respect to its mortgage loans, KIM has disclosed in its public filings that it does not expect to receive any value in connection with these rights. The actual value that may be realized by the mortgage funds from their shared appreciation rights cannot be determined with any degree of certainty, and may be substantially greater than or less than the value that we have ascribed to these rights.



    We estimated the value of these shared appreciation rights based on the historical returns realized by the mortgage loans that have been repaid. For each mortgage fund, we calculated the average return, relative to the first mortgage on each property, realized for each mortgage loan that has been repaid. We then projected a return on each of the remaining outstanding mortgage loans held by the mortgage fund based on the historical average return for that mortgage fund. We then reduced the historical average return by a 20% to 50% discount, based on the number of loans remaining in that mortgage fund, to reflect the contingent nature of the shared appreciation, which we refer to as the adjusted historical average return. In determining this discount, we assumed that the fewer loans that a mortgage fund held, the higher the likelihood that the historical average return would not be realized. We then assumed that the adjusted historical average return would be realized at the earliest of the maturity date of the associated mortgage loan, our estimated payoff date, and December 31, 2009. The value of the shared appreciation rights was factored into the exchange ratio by applying a discount rate to the lump sum payment projected to be realized in the future.


    Our determination of the mortgage fund values was based on various assumptions that we believe to be reasonable, however, we cannot tell you that the amounts realized from a liquidation of the assets held by the mortgage funds, if they were liquidated today, would not differ from our estimates, and these differences could be material. In addition, actual cash flows received by the mortgage funds may be greater or less than the projected cash flows we used to determine the exchange ratio. Holders who tender their Interests will not be compensated if these actual cash flows received exceed our projected cash flows.

    Our mortgage fund values are different from, and lower than, the mortgage fund net asset value estimates as of September 30, 2002, as determined by the mortgage funds and published on their websites. These net asset values are shown on the above table. The net asset value estimates as determined by the mortgage funds represent the theoretical liquidation value of all of the assets held by the mortgage fund that could reasonably be expected to be realized at a particular point in time. We use the term "theoretical" because the mortgage funds cannot, by virtue of the structure and terms of the underlying mortgages, cause their mortgage assets to be liquidated into cash other than over an extended period of time and, in any event, the liquidation would not necessarily result in the realization of the mortgage fund net asset value estimates. In addition, unlike our mortgage fund values, in determining their net asset value estimates, the mortgage funds do not factor in any shared appreciation in the real properties underlying their mortgage loan investments, because the appreciated value of these properties cannot be ascertained until the mortgages are refinanced by the borrower or the properties are sold, or unless the mortgage loan is called.


    The mortgage fund values we used to determine the exchange ratio were based on a methodology that views the Interests as representing an interest in the future distributions from the mortgage funds over a period of time, rather than an interest in the underlying assets of the mortgage funds as of a particular point in time. As described above, our mortgage fund values represent the value of the projected future cash flows from the Interests, including any cash flows that may be derived from the shared appreciation in the real properties underlying the mortgages held by the mortgage funds, given various assumptions that we believe to be reasonable.

As described above, we also took into consideration the expenses of operating the mortgage funds, as well as how we believe the mortgage funds will apply their cash available for distribution. Our mortgage fund values do not make any assumptions about the ability of the mortgage funds to liquidate their assets into cash at any particular point in time, but rather make assumptions about what would happen if the mortgage funds were left to wind down their operations under their normal course of operations.


    Although we believe that net asset value as reported by the mortgage funds may be an appropriate measure to value their underlying assets, we do not believe it is an appropriate measure to value the Interests for purposes of determining the exchange ratio. By way of example, if two mortgage funds each owned only one asset consisting of a mortgage loan having the same principal, prepayment and other terms, but one mortgage loan had an annual interest rate of 4% while the other had an annual interest rate of 6%, the net asset values of each of the mortgage funds--that is, the liquidation value realizable by those mortgage funds if the loans were repaid on a particular day--would be identical. However, from the perspective of someone who owned an interest in both mortgage funds, the fund owning the mortgage loan bearing the 6% interest rate would have greater value because that fund would distribute more cash on an annual basis to that interest holder. Thus, based on the projected cash flow methodology, an interest in that fund would have more value. This is the methodology we used to determine the exchange ratio. We believe that the methodology we used to determine our mortgage fund values is a more appropriate methodology for purposes of determining the exchange ratio than are the net asset value estimates determined by the mortgage funds.

    Our exchange ratio is calculated using the liquidation preference of the Preferred Shares, which is $25.00 per share. We reviewed dividend yields payable on comparable preferred stock issued by publicly traded REITs. We also reviewed the coverage of interest and preferred dividends of these REIT securities for the twelve months ended September 30, 2002, as well as the ratios of debt plus equity and of debt plus preferred stock to debt plus equity. Based on this analysis, we selected a distribution rate for the Preferred Shares that was comparable to the current dividend yields on these comparable REIT preferred stocks.

FAIRNESS OPINION


    Sutter Securities Incorporated was retained, under an engagement letter dated March 21, 2002, to advise us with respect to the offers and to render such opinions as may be reasonably requested by us in connection with the offers. On January 7, 2003, Sutter Securities delivered its written opinion to us that the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares.


    Sutter Securities, as part of its investment banking business, is regularly engaged in rendering financial advisory services to companies, underwriting and distributing securities, and providing valuations of businesses and securities. Sutter Securities was engaged as our financial advisor because of the experience of the principals of Sutter Securities in providing financial advisory services, conducting valuation and financial analysis of transactions and rendering fairness opinions. In requesting Sutter Securities' fairness opinion, we did not give any special instructions to Sutter Securities or impose any limitations on the scope of the investigations that Sutter Securities deemed necessary to enable it to deliver its opinion. Neither Sutter Securities nor any affiliate of Sutter Securities has performed any investment banking or other financial services for, or had any other material relationship with us or any of our affiliates.

    The following information has been obtained from Sutter Securities, and we assume no responsibility for the accuracy or completeness of this information.

    Sutter Securities' opinion addresses only the fairness, from a financial point of view, of the consideration being offered to the holders of Interests in the offers, and does not constitute a recommendation as to whether or not holders should tender their Interests in an offer. Moreover, Sutter Securities was engaged by The Berkshire Group (our affiliate) on our behalf, and we will pay all of the fees and expenses relating to the Sutter Securities opinion. The summary of Sutter Securities' opinion set forth in this prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Appendix A to this prospectus. HOLDERS OF INTERESTS ARE URGED TO, AND SHOULD, READ SUTTER SECURITIES' OPINION CAREFULLY IN ITS ENTIRETY, TOGETHER WITH THIS PROSPECTUS, FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SUTTER SECURITIES.

    In connection with rendering its opinion, Sutter Securities, among other things:

    - reviewed this prospectus in substantially final form;

    - reviewed the annual reports of each of the mortgage funds for the fiscal years ended December 31, 2001, and their quarterly reports for the periods ended March 31, June 30, and September 30, 2002;

    - met with members of The Berkshire Group's senior management to discuss the operations and financial statements of the mortgage funds and our intended operations, financial data and future prospects, including the initial properties;

    - reviewed certain operating and financial information, including projections, relating to our business and prospects and the business and prospects of the initial properties, all of which was provided to Sutter Securities by The Berkshire Group's management;

    - reviewed publicly available financial information relating to each of the mortgage funds and The Berkshire Group's management's estimates of the future financial performance and prospects of each of the mortgage funds;


    - reviewed the methodology and assumptions used by management in valuing the Interests for the purpose of establishing the exchange ratios;


    - reviewed appraisals of the initial properties;

    - visited the initial properties that are located in Maryland;

    - reviewed the historical trading activity of the Interests;

    - reviewed publicly available information with respect to the preferred stock of other real estate investment trusts which Sutter Securities deemed generally comparable to us;

    - reviewed publicly available income and balance sheet data of those other real estate investment trusts; and

    - conducted such other studies, analyses, inquiries and investigations as Sutter Securities deemed appropriate.

    GENERAL COMPARISON OF ATTRIBUTES

    Sutter Securities compared various attributes of the Preferred Shares to those of the Interests. In making this comparison, Sutter Securities noted that the mortgage funds are self-liquidating--that is, their assets are reduced over time as the mortgage loans owned by the mortgage funds are repaid--which means the Interests eventually will no longer be outstanding. Sutter Securities noted that, because the Preferred Shares have no stated maturity, the offers give holders of Interests the opportunity to continue to own interests in an investment vehicle, should they desire to do so, subject to our ability to redeem the Preferred Shares commencing in 2010. Sutter Securities also noted that by virtue of being listed on the American Stock Exchange, the Preferred Shares will have greater liquidity than the Interests. In addition, Sutter Securities also noted that an investment in the Preferred Shares will involve somewhat greater risk than an investment in the Interests, with no guaranteed return of principal. The foregoing comparison was performed by Sutter Securities in order to provide a context for the valuation analysis described below, and not for the purpose of establishing values for either the Interests or the Preferred Shares.

    VALUATION


    In rendering its opinion, Sutter Securities considered the fair market value of the Preferred Shares being offered to holders of Interests as well as the fair market value of the Interests that are sought to be exchanged for the Preferred Shares. Sutter Securities concluded that because the fair market value of the Preferred Shares is at least equal to the value of the Interests sought to be exchanged for Preferred Shares in accordance with the exchange ratios established for each mortgage fund, the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares. The exchange ratios reflect the number of Preferred Shares that will be issued in exchange for each Interest tendered in an offer or, stated alternatively, the number of Interests required to be tendered in order to receive one Preferred Share, as set forth in the following table:



                                                                              PREFERRED
                                                            INTERESTS PER       SHARES
MORTGAGE FUND                                              PREFERRED SHARE   PER INTEREST
-------------                                              ---------------   ------------
GIT......................................................        6.75           0.1481
GIT II...................................................        4.00           0.2500
KIM......................................................       13.33           0.0750
KIP......................................................        8.93           0.1120
KIP II...................................................       23.81           0.0420
KIP III..................................................       13.94           0.0717



    VALUE OF PREFERRED SHARES. In determining the value of the Preferred Shares, Sutter Securities first compared the dividend rate payable on the Preferred Shares of 9% per annum to the current yields on publicly traded preferred stock of REITs deemed by Sutter Securities to be generally comparable to us. The "current yield" of a dividend-paying preferred stock is equal to the amount of dividends payable per year on each share divided by the value, or market price, of each such share. For purposes of its analysis, Sutter Securities calculated the yields in respect of publicly traded non-convertible preferred stock of companies that Sutter Securities regarded as generally comparable to our company. The ten income-oriented REITs considered by Sutter Securities that invest primarily in residential properties included: Apartment Investment and Management Company, Archstone-Smith Trust, Associated Estates Realty Corporation, AvalonBay Communities, Inc., BRE Properties, Inc., Equity Residential Properties Trust, Home Properties of New York, Inc., Mid-America Apartment Communities, Inc., Post Properties, Inc., and United Dominion Realty Trust, Inc.



    Sutter Securities also considered the yields in respect of the following thirty-nine REITs that invest primarily in non-residential properties: AMB Property Corporation, Boykin Lodging Company, CarrAmerica Realty Corporation, CBL & Associates Properties, Inc., CenterPoint Properties Trust, Chelsea Property Group, Inc., Colonial Properties Trust, Corporate Office Properties Trust, Crescent Real Estate Equities Company, Crown American Realty Trust, Developers Diversified Realty Corporation, Duke Realty Corporation, EastGroup Properties, Inc., Entertainment Properties Trust, Equity Inns, Inc., Equity Office Properties Trust, Felcor Lodging Trust Incorporated, Glimcher Realty Trust, Highwoods Properties, Inc., Hospitality Properties Trust, Host Marriott Corporation, HRPT Properties Trust, JDN Realty Corporation, Kimco Realty Corporation, Kramont Realty Trust, LTC Properties, Inc., Mills Corporation, New Plan Excel Realty Trust, Inc., Parkway Properties, Inc., ProLogis Trust, PS Business Parks, Inc., Public Service, Inc., Ramco-Gershenson Properties Trust, Realty Income Corporation, Shurgard Storage Centers, Inc., Simon Property Group, Inc., Taubman Centers, Inc., Vornado Realty Trust and Weingarten Realty Investors.


    For each comparable company, Sutter Securities computed the ratios of
(a) the latest twelve-month ("LTM") earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"),
(b) LTM EBIT and EBITDA to interest plus dividends on preferred stock paid by each such company during such period, (c) total debt to total debt plus equity and (d) total debt plus preferred stock to debt plus equity of each such company. These calculations were based on publicly available data for the periods ended September 30, 2002. Sutter Securities computed projected ratios on a pro forma basis for our company on a similar basis, and selected a smaller group of companies with credit and financial characteristics more closely resembling those of our company.


    The current yields of these comparable preferred stocks ranged from 6.93% to 10.76% as of the date immediately preceding the date of the Sutter Securities opinion. The current yields of the preferred stocks of the selected smaller group of companies with credit and financial characteristics more closely resembling those of our company ranged from 8.27% to 10.01% as of the date immediately preceding the date of the Sutter Securities opinion.



    Based on Sutter Securities' analysis of the financial data and yields of the comparable companies, it arrived at an imputed value for the Preferred Shares of approximately $25 per share as of the date of its opinion. This imputed value was derived by applying the formula describe above (i.e., value equals dividends payable per year divided by yield). Sutter Securities noted that the foregoing value reflected its estimate of the value of the Preferred Stock resulting from its analysis of yields on preferred stock issued by comparable companies as described above, and does not necessarily represent an estimate of the anticipated initial market or trading price for the Preferred Shares.


    VALUE OF INTERESTS. Sutter Securities reviewed the methodology and assumptions underlying management's determination of the value of the Interests of each of the mortgage funds as discussed under "The Offers--Exchange Ratio"), and noted the following:

    Management determined the value of the mortgage funds utilizing a discounted cash flow methodology. This methodology determines value by applying a discount rate to projected future distributable cash flows over the estimated life of an investment to arrive at an estimate of the present value of the investment.


    Management projected the future cash distributions from each of the mortgage funds other than KIP II (discussed separately below) based on the terms of the underlying mortgages using estimated lives of between one and seven years. Management then reduced the amount of such future cash distributions (a) by 0.70% to reflect expenses (other than management fees) payable by these mortgage funds and (b) by 0.75% of the average assets under management to reflect management fees payable by these mortgage funds. Management then applied a discount rate to the adjusted cash flows based on the seven-year Bank/Finance AAA interest rate as published by BLOOMBERG (4.789% as of January 6, 2003), and increased that rate by an additional 6.5% to reflect the increased risks associated with certain second mortgage loans owned by the mortgage funds that are not government insured or guaranteed (representing approximately 9.9% and 11.3% of all mortgage loans owned by GIT and GIT II, respectively), such 6.5% increase applicable only to the cash flows attributable to such second mortgage loans. After determining the value of the Interests, management then applied a marketability discount factor to reduce the value of the Interests. This discount factor was 2.5% for KIM, 7.5% for each of KIP and KIP III, and 12.5% for each of GIT and GIT II. The range in discount factors was based on the estimated life of each mortgage fund. Specifically, the shorter the expected life of the mortgage fund, the lower the discount rate, reflecting a greater likelihood that the mortgage fund would become liquid.



    Certain of the insured loans held by the mortgage funds also have a shared appreciation feature, which provides the mortgage funds with a contingent right to share in the incremental appreciation in the value of the real properties underlying the mortgages upon disposition of the mortgaged properties or upon the maturity or refinancing of the insured loan. Management advised Sutter Securities that it is inherently difficult to value the contingent rights because the value is contingent on a number of variables, including the timing of the repayment of the relevant mortgage loan, and the value of the underlying property, which is subject to negotiation and general real estate market conditions at the time of the repayment of the mortgage loan. Small fluctuations in property values will have a dramatic effect on the amounts that may be realized by the mortgage funds in connection with these shared appreciation rights. However, management believes it is likely that some amount of shared appreciation value will be realized by the mortgage funds in the future, and therefore estimated a value which was factored into its determination of the exchange ratio for each mortgage fund. In deriving the value of the Interests, management increased the discounted cash flow amounts for GIT, GIT II, KIM, KIP and KIP III by 1.0%, 3.1%, 0.0%, 0.3% and 1.0%, respectively, to reflect the value of these appreciation rights.


    In valuing the Interests of KIP II, management concluded that because of the short remaining life of this mortgage fund, and the fact that substantially all of its assets have been liquidated, net asset value was the most appropriate measure of the value of KIP II.

    Finally, management obtained the value for each outstanding Interest of the mortgage funds by dividing the aggregate discounted cash flow amount, adjusted as described above (or in the case of KIP II, its net asset value), by the number of outstanding Interests in each fund.

    In rendering its opinion, Sutter Securities concurred with and adopted the methodology and assumptions utilized by management in valuing the Interests.


    Sutter Securities noted that the Interests are not listed on any securities exchange or quoted on any inter-dealer quotation system, but trade sporadically from time to time in private transactions. The mortgage funds also periodically redeem their Interests through a Dutch auction for the account of investors in connection with their dividend reinvestment plans. Sutter Securities reviewed the average discounts to net asset value at which interests in privately held mortgage funds have historically traded (as reported by THE PARTNERSHIP SPECTRUM, a trade publication), and the average discounts to net asset value at which Interests have been purchased in connection with the mortgage funds' dividend reinvestment plans. Based on this review, Sutter Securities determined that the discount rates applied by management to the anticipated cash flows of the mortgage funds to reflect the lack of marketability of the Interests were reasonable.


    Based on the foregoing, Sutter Securities concluded that, as of the date of its opinion, the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares.

    Sutter Securities relied upon and assumed the accuracy and completeness of the financial and other information provided by The Berkshire Group for purposes of its opinion. Sutter Securities assumed that the projected financial results of our operations and those of the mortgage funds were reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of The Berkshire Group. Sutter Securities relied upon the assurances of the management of The Berkshire Group that management was unaware of any facts that would make the information or projections provided to Sutter Securities incomplete or misleading. Sutter Securities did not assume any responsibility for the information or projections provided to it. Sutter Securities assumed that we would continue to qualify as a REIT. In arriving at its opinion, Sutter Securities did not perform any independent appraisal of the initial properties or of the assets of the mortgage funds. Sutter Securities' opinion is necessarily based on economic, market and other conditions, and the information made available to it, as of the date of its opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Sutter Securities' opinion. In arriving at its opinion, Sutter Securities considered the results of all such analyses. In rendering its opinion, Sutter Securities performed such additional analyses as it deemed appropriate (which also supported its view as to fairness), and the foregoing summary does not purport to be a complete description of the analyses performed by Sutter Securities.

    Pursuant to our engagement letter with Sutter Securities, we agreed to pay Sutter Securities a fee of $200,000, of which $85,000 has been paid and $115,000 became payable upon the mailing of this prospectus. We also agreed to reimburse Sutter Securities for its reasonable out-of-pocket expenses and to indemnify Sutter Securities against specified liabilities in connection with the engagement of Sutter Securities, including liabilities under federal securities laws.

PURPOSE OF THE OFFERS

    We are making the offers to provide holders of Interests with the opportunity to exchange some or all of their Interests for Preferred Shares.

    We intend to borrow funds that will be secured by the Interests, and to utilize distributions from the Interests consisting of mortgage loan repayments, together with income from our real properties, to, among other things, acquire additional multi-family residential properties.

    Our decision to issue Preferred Shares to tendering holders and to issue our common stock and common OP units in our operating partnership to KRF Company was based on our assessment of the type of security that would be most consistent with the investment objectives of these two types of holders. The Preferred Shares are structured to provide holders with a relatively predictable stream of fixed payments, and are subject to fewer risks than the risks associated with the common stock and common OP units. Although the Preferred Shares will not provide holders with an opportunity to share in any appreciation of our properties, we believed the other characteristics of the Preferred Shares would have greater appeal to the holders of the Interests. KRF Company, on the other hand, is prepared to forego the relative dependability that is provided by a fixed rate of return and accept more risk in exchange for the possibility of greater upside potential returns if our properties perform well. Each investor must of course make his or her own determination as to whether or not the terms of the Preferred Shares meet his or her investment objectives.

    As of the date of this prospectus, neither we nor, to our knowledge, our directors and executive officers own any Interests. Our affiliate, Berkshire Mortgage Advisors Limited Partnership, is the advisor to GIT and GIT II (the GIT Advisor). The GIT Advisor owns 10,000 Interests in GIT and 10,000 Interests in GIT II. The GIT Advisor has advised us that it intends to tender all of those Interests in the applicable offers.

EXTENSION, TERMINATION AND AMENDMENT

    We reserve the right to extend an offer in the following circumstances for one or more periods:

    - for any period required by any rule, regulation, interpretation or position of the SEC or the SEC's staff applicable to the offer or any period required by applicable law,

    - if any condition to the offer has not been satisfied, or

    - if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered by the expiration date.

    If we decide, or are required, to extend an offer as described above, we will issue a press release, announcing the number of Interests that have been tendered as of that time and giving the new expiration date, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    During any such extension, all Interests previously tendered in an offer and not properly withdrawn will remain subject to the offer, unless properly withdrawn by you. See "Withdrawal Rights" below for more details.

    We reserve the right to waive any of the conditions to an offer and to make any change in the terms of or conditions to the offer, if allowed under the SEC's applicable rules and regulations.

    We will make a public announcement of any extension, termination, amendment or delay of an offer as promptly as practicable. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(c), 14d-6(c) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to the holders of Interests in connection with the offer be promptly sent to the holders in a manner reasonably designed to inform them of such change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc.

    If we make a material change in the terms of an offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rule 14e-1 under the Exchange Act. If, before the expiration date, we change the number of Interests being sought or the consideration we are offering, that change will apply to all of the holders of Interests whose Interests are accepted for exchange in the offer. If, at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period.

    For purposes of the offers, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

    We are seeking to accept Interests up to an amount such that the total number of Preferred Shares to be issued by us in the offers will equal, but not exceed, 3,010,941 shares (which we refer to as the maximum number of Interests to be accepted). We have established this maximum number because the number of Interests we can exchange for Preferred Shares is limited by, among other things, the percentage (in terms of value) of a specified category of assets we must own so that we will not be deemed an "investment company" under the Investment Company Act of 1940, and the number of Interests of GIT and GIT II that we are permitted to own under the ownership limit waiver granted by the board of trustees of GIT and GIT II. See "Relationships and Related Transactions--GIT Funds Ownership Limit Waiver."

    If the maximum number of Interests to be accepted has not been validly tendered and not withdrawn in the offers by the expiration date, we currently intend to extend the expiration date of the offers, and, subject to the limits imposed by the Investment Company Act and the GIT and GIT II ownership limit waiver described above, do the following:

    - with respect to each mortgage fund where Interests have been validly tendered and not withdrawn in an amount that is in excess of the tender ceiling applicable to that mortgage fund, we intend to extend the expiration date and increase the aggregate number of Interests we are seeking with respect to that mortgage fund,

    - with respect to each mortgage fund where Interests have been validly tendered and not withdrawn in an amount that is below the tender ceiling applicable to that mortgage fund, we intend to extend the expiration date and reduce the number of Interests of that mortgage fund being sought (but not less than the number of Interests that have been validly tendered and not withdrawn as of the initial expiration date), and

    - with respect to each mortgage fund where Interests have been validly tendered and not withdrawn in an amount that is equal to the tender ceiling applicable to that mortgage fund, we intend to extend the expiration date but not change the number of Interests of that mortgage fund being sought.

    The purpose of the extensions and amendments described above is to accept that number of Interests that will be as close as possible to the maximum number of Interests to be accepted. Although we currently intend to extend and amend the offers as described above, we reserve the right not to do so.

    If we extend and amend an offer as described above, we currently intend to mail a prospectus supplement to the holders of Interests describing the extension of the expiration date and the changes to the offer. Assuming that we amended the offers as described above and accepted Interests of each mortgage fund up to an amount such that the total number of Preferred Shares to be issued by us in the offers equaled 3,010,941 shares, we expect that our total revenue and total expenses, on a pro forma basis, for the nine months ended
September 30, 2002 and for the year ended December 31, 2001 would not be materially different from "total revenue" and "total expenses" included in our unaudited pro forma condensed consolidated statement of operations assuming
30% investment in mortgage funds for the nine months ended September 30, 2002, or our unaudited pro forma condensed consolidated statement of operations assuming 30% investment in mortgage funds for the year ended December 31, 2001, respectively, included in this prospectus. We also expect that our assets, liabilities and stockholders' equity, on a pro forma basis, as of September 30, 2002 and as of December 31, 2001 would not be materially different from the information presented in our unaudited pro forma condensed consolidated balance sheet assuming 30% investment in mortgage funds as of September 30, 2002, or our unaudited pro forma condensed consolidated balance sheet assuming 30% investment in mortgage funds as of December 31, 2001, respectively.

PROCEDURE FOR TENDERING

    VALID TENDER. For you to validly tender the Interests in an offer, you must, before the expiration of the offer, deliver to us at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Krupp Funds Group, a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents.

    TO PREVENT UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING WITH RESPECT TO THE PREFERRED SHARES, YOU MUST PROVIDE US WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING OF UNITED STATES FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME OF THE HOLDERS OF INTERESTS (INCLUDING CORPORATIONS AND SOME FOREIGN INDIVIDUALS) MAY BE EXEMPT FROM THESE BACKUP WITHHOLDING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL STOCKHOLDER TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.


    APPOINTMENT OF ATTORNEYS-IN-FACT; ASSIGNMENT OF SPECIAL DISTRIBUTIONS. By executing a letter of transmittal as described above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Interests tendered and accepted for exchange by us. In addition, you irrevocably assign to us any and all of your rights to receive (1) any and all regular quarterly cash distributions payable or distributable in respect of the Interests on or after the date we have accepted your Interests and (2) any and all distributions consisting of special distributions payable or distributable in respect of the Interests on or after December 1, 2002. That appointment and assignment is effective, and voting rights will be affected, when and only to the extent that we accept for exchange the Interests that you have tendered to us. All such proxies will be considered coupled with an interest in the tendered Interests and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective).

Our designees will, with respect to the Interests for which the appointment is effective, be empowered, among other things, to exercise all of your voting rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of the holders of Interests or otherwise, and we will have the right to receive all benefits and cash distributions, including any special distributions referred to above, and otherwise exercise all rights of beneficial ownership of, the tendered Interests.


    DETERMINATION OF VALIDITY. We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Interests, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Interests that we determine are not in proper form or the acceptance or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in the tender of Interests, whether or not similar defects or irregularities are waived in the case of other holders of Interests. Subject to the SEC's applicable rules and regulations, we also reserve the right to waive any of the conditions to an offer and to make any change in the terms of or conditions to the offer. We will give oral or written notice of any such delay, termination or amendment by making a public announcement. No tender of Interests will be deemed to have been validly made until all defects and irregularities in the tender of any Interests have been cured or waived. Neither we nor Georgeson, in its capacity as information agent or dealer manager, nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Interests or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the offers (including the letter of transmittal and instructions thereto) will be final and binding.

    BINDING AGREEMENT. By executing a letter of transmittal to tender Interests in an offer as described above, you will be expressly acknowledging that you have read and agree to all of the terms of the offer contained in this prospectus, including your acknowledgement that we may authorize, create or increase the number of authorized shares of any series of our stock that would rank on a parity with the Preferred Shares as to distributions or liquidation without a vote by the holders of the Preferred Shares. You will also be expressly acknowledging that the tender of Interests in an offer under the procedures described above will constitute a binding agreement between us and you upon the terms and conditions of the offer.

WITHDRAWAL RIGHTS


    Interests tendered in an offer may be withdrawn at any time before the expiration of the offer, and, unless we have previously accepted them in the offer, may also be withdrawn at any time after March 16, 2003. Once we accept Interests in the offer, your tender is irrevocable.


    For your withdrawal to be effective, we must receive from you a written or facsimile transmission notice of withdrawal at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Krupp Funds Group, and your notice must include your name, address, social security number, and the number of Interests to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those Interests.

    WE WILL DECIDE ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF ANY NOTICE OF WITHDRAWAL, IN OUR SOLE DISCRETION, AND OUR DECISION SHALL BE FINAL AND BINDING. NEITHER WE, THE INFORMATION AGENT, THE DEALER MANAGER NOR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION.

    Any Interests properly withdrawn from an offer will be deemed not to have been validly tendered for purposes of the offer. However, you may re-tender withdrawn Interests by following one of the procedures discussed under the caption entitled "Procedure for Tendering" at any time prior to the expiration date of the offer.

EXCHANGE OF INTERESTS

    Upon the terms and conditions of an offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), and subject to the proration procedures described below under "--Proration Procedures," we will accept for exchange:

    - up to 4,515,941 Interests in GIT,

    - up to 5,511,443 Interests in GIT II,

    - up to 4,487,039 Interests in KIM,

    - up to 2,250,030 Interests in KIP,

    - up to 4,396,654 Interests in KIP II, and

    - up to 3,831,078 Interests in KIP III

that are validly tendered, and not properly withdrawn, before the expiration date of the offer, as promptly as practicable after the expiration date. Notwithstanding the immediately preceding sentence, subject to applicable rules of the SEC, we may, among other things, increase the number of Interests we will accept for exchange or delay acceptance for exchange, or the exchange of, Interests to comply with any applicable law or obtain any government or regulatory approvals.

    In all cases, exchange of Interests tendered and accepted for exchange in an offer will be made only after timely receipt by us of a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents.

PRORATION PROCEDURES

    With respect to each offer, we are seeking to exchange Preferred Shares for up to the specified number of Interests described above under "--Exchange of Interests," which represents approximately 30% of the Interests of each of the mortgage funds. If the number of Interests of a mortgage fund validly tendered and not withdrawn in an offer is greater than the tender ceiling applicable to that mortgage fund, our proration procedures will apply. In that event, we will, upon the terms and conditions of the offer, accept the Interests of that mortgage fund on a pro rata basis, with adjustments to avoid purchases of fractional Interests, based on the number of Interests of that mortgage fund validly tendered and not withdrawn prior to the expiration date. Because of the time required to determine the precise number of Interests validly tendered and not withdrawn, if proration is required, we do not expect to announce the final results of proration until approximately three business days after the expiration date. Preliminary results of proration will be announced by press release as promptly as practicable after the expiration date.

CASH INSTEAD OF FRACTIONAL SHARES

    We will not issue certificates representing fractional Preferred Shares. Instead, each tendering holder who would otherwise be entitled to fractional Preferred Shares will receive cash in an amount equal to that fraction multiplied by $25.00.

CONDITIONS TO THE OFFERS

    Each offer is subject to a number of conditions. These conditions are described below:

    MINIMUM TENDER CONDITION. There must be validly tendered and not properly withdrawn before the expiration of the offer the number of Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for them.

    FAIRNESS OPINION CONDITION. The fairness opinion described under "The Offer to Exchange Preferred Shares for Interests--Fairness Opinion" shall not have been withdrawn.

    TAX OPINION CONDITION. The tax opinion referred to under "Federal Income Tax Considerations" shall not have been withdrawn.

    WAIVER BY TRUSTEES OF GIT AND GIT II. With respect to the offers for GIT and GIT II Interests only, the waiver referred to under "Certain Relationships and Related Transactions--GIT Funds Ownership Limit Waiver" shall not have been withdrawn.

    OTHER CONDITIONS TO THE OFFERS. Each offer is also subject to the condition that, at the time of the expiration date of the offer, there will not be existing and continuing any of the following events or circumstances:

    1. there shall have been instituted or threatened, or shall be pending, any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, which challenges the making of the offer, the acceptance for exchange or ownership by us of the

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       Interests in the offer, the acquisition by us of the interests in the initial properties, or otherwise directly or indirectly relates to the offer.

    2. there shall have been any action threatened or taken, or approval withheld, or any statute, rule or regulation proposed, enacted, promulgated, amended or deemed to be applicable to the offer, any of the mortgage funds, the initial properties or us, by any governmental, regulatory or administrative authority or agency or tribunal, which, in our reasonable judgment, would or might directly or indirectly: delay or restrict our ability, or render us unable, to accept for exchange some or all of the Interests or acquire the interests in the initial properties, or materially affect the business, condition (financial or otherwise), operations or prospects of any of the mortgage funds, the initial properties or us or otherwise materially impair in any way the contemplated future conduct of our business.

    3. there shall have occurred: the declaration of any banking moratorium or suspension of payments in respect of banks in the United States, any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, the commencement of war, armed hostilities or any other national or international calamity directly or indirectly involving the United States which is material to the offer, any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority that materially and adversely affects the extension of credit by banks or other lending institutions, a decline in any of the Dow Jones Industrial Average, the Standard & Poors Index of 500 Industrial Companies or the NASDAQ Composite Index in excess of 15% measured from the close of business on the date of this prospectus, or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or otherwise), operations or prospects, or in the case of the foregoing existing at the time of the commencement of the offer, in our reasonable judgment, a material acceleration or worsening thereof.

    4. any change shall occur or be threatened in the business, condition (financial or otherwise), operations or prospects of any of the mortgage funds or the initial properties that, in our reasonable judgment, is or may be material to our business, condition (financial or otherwise), operations or prospects.

    5. any material casualty or condemnation affecting any of the initial properties shall occur.

    6. there is a reasonable likelihood that completion of the offer would result in termination of KIM, KIP, KIP II or KIP III as a partnership under Section 708 of the Code (this condition would only apply to the Interests of the relevant mortgage fund).

    7. there is a reasonable likelihood that completion of the offer would result in termination of the status of KIM, KIP, KIP II or KIP III as a partnership for federal income tax purposes under Section 7704 of the Code (this condition would only apply to the Interests of the relevant mortgage fund).

    8. there would be fewer than 300 holders of record, within the meaning of Rule 13e-3 under the Exchange Act, of a mortgage fund because of the offer (this condition would only apply to the Interests of the relevant mortgage fund because of the offer).

    9. with respect to the offer for Interests in each mortgage fund other than KIP II, there may not have been any distributions on the Interests of that mortgage fund after December 1, 2002 consisting of special distributions.

    10. with respect to the offer for KIP II Interests only, there may not have been any distributions by KIP II consisting of proceeds in liquidation of the KIP II Interests.

    The conditions to the offers described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions. We may, in our sole discretion, waive these conditions in whole or in part. However, we may not waive the condition in item 8 above relating to there being fewer than 300 holders of record in any mortgage fund.

DISTRIBUTIONS ON INTERESTS

    We have determined our offer consideration based on our assumption that the mortgage funds will not make any distributions on the Interests after December 1, 2002 that consist of special distributions or, in the case of KIP II, that consist of proceeds in liquidation of the KIP II Interests. Special distributions are payments referred

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to by the mortgage funds as "special distributions" or "special dividends," and are generally derived from proceeds received by the mortgage funds that consist of mortgage loan repayments, prepayments and related shared appreciation payments. We refer to these types of proceeds as mortgage proceeds.


    With respect to each mortgage fund other than KIP II, each offer is subject to the condition that there may not have been any special distributions paid on the Interests by the mortgage fund after December 1, 2002. With respect to KIP II, which no longer owns any mortgage loan assets, the offer is subject to the condition that there may not have been any distributions paid by KIP II after December 1, 2002 that consist of proceeds in liquidation of the KIP II Interests. As of the date of this prospectus, since December 1, 2002 there have not been any distributions by KIP II that consist of proceeds in liquidation of the KIP II Interests, nor have there been any special distributions paid on the Interests by any of the other mortgage funds.


    The partnership agreements of KIM, KIP and KIP III generally provide that special distributions which are derived from mortgage proceeds received by the mortgage fund must be paid to the persons who owned the Interests as of the date the mortgage fund received the mortgage proceeds. Similarly, special distributions paid by GIT or GIT II must be paid to the persons who owned the Interests as of the record date established by the mortgage fund for the payment of the special distribution. Thus, even if the mortgage funds do not pay any special distributions during the period between December 1, 2002 and the date we accept the Interests at the completion of the offers, any mortgage proceeds received during that time period and subsequently paid as a special distribution, or any special distribution where the record date for the payment of the special distribution has been established during that time period, must be paid to the persons who owned the Interests at that time. Accordingly, if you tender your Interests, by agreeing to do so you will also be agreeing to assign to us your right to receive any special distributions (1) that may be payable from mortgage proceeds received by the mortgage funds or (2) where a record date for the payment of any special distributions has been established, in each case, during the period prior to the time we have accepted your Interests.


    As of the date of this prospectus, since December 1, 2002 the following has occurred. With respect to GIT, that mortgage fund has disclosed that it expects to receive mortgage proceeds during the first quarter of 2003 with respect to its Mill Pond I PIM, its Rivergreens PIM and its Lifestyles PIMI. With respect to GIT II, that mortgage fund has disclosed that during the first half of 2003 it will pay a special distribution relating to mortgage proceeds it received on its Sunset Summit loan in the amount of $0.74 per Interest, and will pay a special distribution relating to mortgage proceeds it received on its Mequon Trails PIM in the amount of $0.74 per Interest. GIT II also has disclosed that it expects to receive mortgage proceeds on its Oasis at Springtree additional loan during the first quarter of 2003. With respect to KIM, that mortgage fund has disclosed that it expects to receive mortgage proceeds on its Creekside PIM in the first quarter of 2003, and that it expects to receive mortgage proceeds on its Wildflower PIM during 2003. Accordingly, if you tender your Interests, by agreeing to do so you will also be agreeing to assign to us your right to receive any special distributions that may be paid by the mortgage funds from the mortgage proceeds referred to above.


    The regular quarterly cash distributions, however, are treated differently. If you tender your Interests, you will continue to be entitled to receive your regular quarterly cash distributions on your Interests until we have accepted your Interests at the completion of the offers.

REGULATORY APPROVALS

    We are not aware of any non-routine approvals or other consents by or from any governmental authority or administrative or regulatory agency that would be required to complete the offers. Should any such approval or other action be required, we expect to seek such approval or take such action.

FEES AND EXPENSES

    We have retained Sutter Securities Incorporated to provide financial advisory services to us in connection with the offers, including the rendering of a fairness opinion. Sutter will receive $200,000 for these services and will be reimbursed for out-of-pocket expenses. In addition, we have agreed to indemnify Sutter Securities against specified liabilities and expenses in connection with its services as financial advisor, including specified liabilities and expenses under the United States federal securities laws.

    We have retained Georgeson Shareholder Communications Inc. as information agent and Georgeson Shareholder Securities Corporation as dealer manager (together, Georgeson) in connection with the offers. In that

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capacity, Georgeson may contact holders of Interests by mail, telephone, facsimile and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offers to beneficial owners of Interests. We will pay Georgeson $100,000 for these services plus $4.50 per completed call, in addition to reimbursing Georgeson for its reasonable out-of-pocket expenses. We have also agreed to pay Georgeson an additional $25,000 per mortgage fund in the event Interests representing 25% or more of the outstanding Interests of that mortgage fund are validly tendered and not properly withdrawn in the applicable offer. We also have agreed to indemnify Georgeson against specified liabilities and expenses in connection with the offers, including specified liabilities under the United States federal securities laws.

    Georgeson Shareholder Securities Corporation, a registered broker-dealer under the Exchange Act, will act as an agent on our behalf in soliciting Interests and facilitating the exchange of our Preferred Shares for Interests. Georgeson has no commitment or obligation to purchase any of the Preferred Shares and will act as an underwriter merely in connection with its "best efforts" arrangement with us to facilitate the exchange of the Preferred Shares for Interests.

    Except as described above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Interests in the offers.

STOCK EXCHANGE LISTING

    Application has been made to list the Preferred Shares on the American Stock Exchange under the symbol "BIR."

                             FORMATION TRANSACTIONS

    Our corporate structure is as follows. We are a Maryland corporation. All of our common stock is owned by KRF Company. Until we issue Preferred Shares at the completion of the offer, we will have no other outstanding securities. We intend to own all of our operating assets through our operating partnership, Berkshire Income Realty-OP, L.P., a Delaware limited partnership. Our wholly owned subsidiary, BIR GP, L.L.C., is the general partner of our operating partnership, and we are the special limited partner of our operating partnership. Through our ownership of the general partner and because the partnership agreement of our operating partnership does not provide any special rights to the limited partners that would undermine the rights of the general partner, we effectively control the operating partnership and its assets.

    At the completion of the offer, the following will occur:

    - we will issue Preferred Shares to holders who have validly tendered and not withdrawn their Interests to us in the offers,

    - we will transfer those Interests to our operating partnership in exchange for preferred OP units having the same economic terms as the Preferred Shares, and having the same relative ranking with respect to common limited partner interests as the Preferred Shares have with respect to our common stock. The preferred OP units to be issued to us in exchange for Interests will equal the number of Preferred Shares being issued by us,

    - KRF Company will contribute its interests in the initial properties to our operating partnership in exchange for common OP units, having the same economic terms as our common stock, and having the same relative ranking with respect to the preferred OP units as our common stock will have with respect to the Preferred Shares, and

    - KRF Company will make a capital contribution to us, in exchange for our common stock, in an amount equal to 1% of the fair value of the total net assets of our operating partnership, taking into account any cash contributed to us by KRF Company before the completion of the offers. We will contribute this amount to BIR GP which in turn will contribute this amount to our operating partnership in exchange for general partner OP units.

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                                   MANAGEMENT

GENERAL

    As provided in our charter and bylaws, the responsibility for the management and control of our operations will be vested in our board of directors. Our board will retain Berkshire Advisor to manage our day-to-day affairs, subject to the control and supervision of our board of directors. Our board will initially be composed of five directors, three of whom will be unaffiliated with Berkshire Advisor and its affiliates and will qualify as independent directors under our bylaws. We refer to these persons as independent directors. See "--Board of Directors Committees--Audit Committee" below for a description of how our bylaws define the qualifications of an independent director. Absent our failure to pay distributions, which under specified circumstances gives the holders of Preferred Shares certain rights to elect and remove directors, KRF Company, an affiliate of The Berkshire Group and the sole holder of our common stock, will have the sole right to elect and remove members of our board of directors, including the members who qualify as independent directors. We will generally utilize officers of Berkshire Advisor to provide our services and will employ only a few individuals as our officers, none of whom will be compensated by us for their services to us as our officers.


    Berkshire Advisor will be responsible for locating and presenting investment opportunities to us. Berkshire Advisor is authorized to follow investment guidelines adopted from time to time by our board of directors in determining the types of assets it decides to recommend to our board of directors as proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, the board of directors will not be required to approve particular investment decisions made by Berkshire Advisor in multi-family residential properties within our investment guidelines. An investment committee of Berkshire Advisor will be required to approve all acquisitions, financings and dispositions made on our behalf. The investment committee members of Berkshire Advisor initially will be Frank Apeseche, Peter Donovan, George Krupp and David Quade. See "--Berkshire Advisor" below. We have not identified any properties for acquisition at this time. Any acquisitions of properties from, or investments made with an affiliate of, Berkshire Advisor will require the prior approval of the audit committee of our board.


    As with most corporate boards of directors, our directors will be employed by various entities on other full-time activities and will not be required to devote substantial portions of their time to the discharge of their duties as our directors. The directors will only be required to devote so much of their time to us as their duties require.

    Our directors will be responsible for reviewing our investment policies, which review will occur not less frequently than annually. The audit committee of our board also will be responsible for reviewing the performance of Berkshire Advisor and determining that the provisions of the advisory services agreement described under "--Summary of Advisory Services Agreement" are being fulfilled. Members of our audit committee will be entitled to receive compensation from us for serving as directors in the amount of $30,000 per year. This amount may be increased in future years with the prior approval of our board. Our other directors will not be paid compensation for their services to us as directors.

    The directors are not precluded from engaging in activities similar to ours, but are required to disclose any interest held directly or indirectly by them, or by any of their affiliates, in an investment presented to us.

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EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors as of the date of this prospectus are as follows:


NAME                                           AGE               POSITION OR OFFICES HELD
----                                         --------   -------------------------------------------
George D. Krupp............................     58      Chairman of the Board of Directors

David C. Quade.............................             President, Chief Financial Officer and
                                                59      Director

Randolph G. Hawthorne......................     53      Director

Robert M. Kaufman..........................     53      Director

Richard B. Peiser..........................     54      Director

Frank Apeseche.............................     45      Vice President, Treasurer

Wayne H. Zarozny...........................     44      Vice President, Controller

Christopher M. Nichols.....................     38      Vice President

Scott D. Spelfogel.........................     41      Vice President, Secretary


    The following is a biographical summary of the experience of our executive officers and directors:

    GEORGE D. KRUPP Director of Berkshire Income Realty since July 19, 2002. Mr. Krupp is also the co-founder and Vice-Chairman of our affiliate, The Berkshire Group, an integrated real estate and financial services firm engaged in real estate acquisitions, property management, investment sponsorship, mortgage banking, financial management and ownership of three operating companies through private equity investments. Mr. Krupp has held the position of Vice-Chairman and previously, Co-Chairman, since The Berkshire Group was established as The Krupp Companies in 1969. Mr. Krupp has been an instructor of history at the New Jewish High School in Waltham, Massachusetts since September of 1997. Mr. Krupp attended the University of Pennsylvania and Harvard University Extension School and holds a Master's degree in History from Brown University. Mr. Krupp also serves on the Board of Directors of Boston Symphony and Combined Jewish Philanthropies.

    DAVID C. QUADE Director, President and Chief Financial Officer of Berkshire Income Realty since July 19, 2002. Since December of 1998, Mr. Quade has been Executive Vice President and Chief Financial Officer of The Berkshire Group, an affiliate of Berkshire Income Realty. During that period, he led the efforts to acquire, finance and asset manage the initial properties being contributed by KRF Company in connection with the offer. Previously, Mr. Quade was a Principal and Executive Vice President and Chief Financial Officer of Leggat McCall Properties from 1981-1998, where he was responsible for strategic planning, corporate and property financing and asset management. Before that, Mr. Quade worked in senior financial capacities for two New York Stock Exchange listed real estate investment trusts, North American Mortgage Investors and Equitable Life Mortgage and Realty Investors. He also worked at Coopers & Lybrand. He has a Professional Accounting Program degree from Northwestern University Graduate School of Business. Mr. Quade also holds a Bachelor of Science degree and a Master of Business Administration degree from Central Michigan University.
Mr. Quade also serves as Chairman of the Board of Directors of the Marblehead/Swampscott YMCA and Director of the North Shore YMCA.


    RANDOLPH G. HAWTHORNE  Director of Berkshire Income Realty since
October 15, 2002. Mr. Hawthorne is currently the Principal of a private investment and consulting firm known as RGH Ventures and has served as such since January of 2001. Mr. Hawthorne is also the Program Vice Chair of the Multi-Family Council Gold Flight and serves on the Advisory Board of the National Multi Housing Council which he led as the Chairman from 1996-1997. He also presently serves on the Board of Directors of the National Housing Conference and The Boston Home and currently serves as an independent member of the Advisory Board of Berkshire Mortgage Finance, an affiliate of Berkshire Income Realty. Mr. Hawthorne has previously served as President of the National Housing and Rehabilitation Association and served on the Editorial Board of the Tax Credit Advisor and Multi-Housing News. From 1973-2001, Mr. Hawthorne was a Principal and Owner of Boston Financial, a full service real estate firm which was acquired in 1999 by Lend Lease, a major global real estate firm which continues to be the largest U.S. manager of tax-exempt real estate assets. During his 28 years with Boston Financial and then Lend Lease, Mr. Hawthorne served in a variety of senior leadership roles including on the Boston Financial


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Board of Directors. Mr. Hawthorne holds a Master of Business Administration degree from Harvard University and a Bachelor of Science degree from the Massachusetts Institute of Technology. In addition, Mr. Hawthorne was a Trustee of The Berkshire Theatre Festival and the Austen Riggs Foundation.


    ROBERT M. KAUFMAN Director of Berkshire Income Realty since October 15, 2002. Mr. Kaufman is currently the President and Chief Operating Officer of Phoenix Ltd., a private investment firm, and has held this position since October of 2002. Mr. Kaufman was a founder and the Chief Executive Officer of Medeview, Inc., a healthcare technology company, from 2000-2002. From 1996-1999, Mr. Kaufman served as Chief Executive Officer of a senior housing company known as Carematrix Corp. and in 1999 served as a consultant to Carematrix Corp. Prior to that, Mr. Kaufman worked for Coopers & Lybrand, LLP (now known as PricewaterhouseCoopers, LLP), an international accounting and consulting firm, from 1972-1996. During his tenure at Coopers & Lybrand, he was a partner from 1982-1996 primarily servicing real estate and heathcare industry clients and served as a member of the National Board of Partners. In addition, while a partner at Coopers & Lybrand, Mr. Kaufman was a member of the Mergers and Acquisitions and Real Estate Groups, the Associate Chairman of the National Retail and Consumer Products Industry Group and was a National Technical Consulting Partner. Mr. Kaufman received his Bachelor of Arts from Colby College and his Master of Business Administration degree from Cornell University.

    RICHARD B. PEISER Director of Berkshire Income Realty since October 15, 2002. Mr. Peiser is currently the Michael D. Spear Professor of Real Estate Development at Harvard University and has worked in that position since 1998. Mr. Peiser is also a member of the Department of Urban Planning and Design in the Harvard University Graduate School of Design and has served as such since 1998. Before joining the faculty of Harvard University in 1998, Mr. Peiser served as Director of the Lusk Center for Real Estate Development from 1987-1998 as well as Founder and Academic Director of the Master of Real Estate Development Program at the University of Southern California from 1986-1998.
Mr. Peiser has also worked as a real estate developer and consultant since 1978. In addition, Mr. Peiser has published numerous articles relating to various aspects of the real estate industry. Mr. Peiser taught at Southern Methodist University from 1978-1984, the University of Southern California from 1985-1998 and at Stanford University in the fall of 1981. Mr. Peiser has been a trustee of the Urban Land Institute since 1997, a Faculty Associate of the Eliot House since 1998 and a Director of the firm American Realty Advisors since 1998. Additionally, Mr. Peiser served as a faculty representative on the Harvard University Board of Overseer's Committee on Social Responsibility from 1999-2002 and has been a co-editor of the Journal of Real Estate Portfolio Management during 2002. Mr. Peiser holds a Bachelor of Arts degree from Yale University, a Master of Business Administration degree from Harvard University and a Ph.D. in land economics from Cambridge University.

    FRANK APESECHE Vice President and Treasurer of Berkshire Income Realty since July 19, 2002. He is also President and Managing Partner of The Berkshire Group, an affiliate of Berkshire Income Realty. Mr. Apeseche was President and Chief Executive Officer of our affiliate, BG Affiliates, from 1995-2000.
Mr. Apeseche was Chief Financial Officer of The Berkshire Group from 1993-1995 and Vice President and Treasurer of Berkshire Realty Income, Inc. from 1993-1994. Mr. Apeseche was the Chief Planning Officer of the Berkshire Group from 1986-1993. Before joining The Berkshire Group in 1986, Mr. Apeseche was a manager with ACCENTURE (formerly Anderson Consulting) where he specialized in providing technology solutions to Fortune 500 clients. He received a Bachelor of Arts degree with distinction from Cornell University and a Master of Business Administration degree with Honors from the University of Michigan.

    WAYNE H. ZAROZNY Vice President and Corporate Controller of Berkshire Income Realty since July 19, 2002. He currently serves and has served as the Vice President and Corporate Controller of The Berkshire Group, an affiliate of Berkshire Income Realty, since 1997. Mr. Zarozny has held several positions within The Berkshire Group since joining the company in 1986 and is currently responsible for accounting, financial reporting and treasury activities. Before joining The Berkshire Group, he was an audit supervisor for Pannell Kerr Forster International and on the audit staff of Deloitte, Haskins and Sells in Boston. He received a Bachelor of Science degree from Bryant College, a Master of Business Administration degree from Clark University and is a Certified Public Accountant.

    CHRISTOPHER M. NICHOLS Vice President of Berkshire Income Realty since July 19, 2002. He currently holds the position of Senior Financial Analyst and Asset Manager for The Berkshire Group, an affiliate of Berkshire Income Realty. Mr. Nichols joined The Berkshire Group in 1999 as the Assistant Corporate Controller. Before joining the company, Mr. Nichols served as the Accounting Manager and then as the Corporate Controller for Mac-Gray Corporation from 1997-1999, a New York Stock Exchange listed company. At Mac-Gray, Mr. Nichols

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had primary oversight of the accounting and financial reporting systems.
Mr. Nichols worked as a Senior Staff Auditor for Mullen & Company from 1994-1997. He has Associate Degrees in Computer Information Systems and in Electrical Engineering, a Bachelor of Science degree in Accountancy from Bentley College and is a Certified Public Accountant.

    SCOTT D. SPELFOGEL Vice President and Secretary of Berkshire Income Realty since July 19, 2002. He currently serves and has served as Senior Vice President and General Counsel to The Berkshire Group, an affiliate of Berkshire Income Realty, since 1996. Before that, he served as Vice President and Assistant General Counsel. Before joining The Berkshire Group in November of 1988, he was in private practice in Boston. He received a Bachelor of Science degree in Business Administration from Boston University, a Juris Doctor degree from Syracuse University's College of Law and a Master of Laws degree in Taxation from Boston University Law School. He is admitted to the bar in Massachusetts and New York.

BOARD OF DIRECTORS COMMITTEES

    Our board of directors will have the following standing committee as of the date we complete the offer:

    AUDIT COMMITTEE. The audit committee is responsible for making recommendations concerning the engagement of independent public accountants, for reviewing with the independent public accountants the plans and results of the audit engagement, for approving professional services provided by the independent public accountants, for reviewing the independence of the independent public accountants, for considering the range of audit and non-audit fees, for engaging independent counsel and other advisors, for resolving disagreements between management and the independent public accountants regarding financial reporting, for reviewing the adequacy of our accounting controls, for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for establishing procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting and auditing matters. The audit committee also is responsible for approving all transactions between us and the operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand.

    As required by our bylaws, the audit committee will consist of three directors, each of whom must qualify as an "independent" director and at least one of whom must be a financial expert, as defined under the applicable rules promulgated by the SEC.

    Our bylaws provide that in order to be considered an independent director, the director may not:

    - be or have been employed by us or our affiliates for the current year or any of the past three years,

    - receive compensation from us or our affiliates in excess of $60,000 during the previous fiscal year,

    - receive any consulting, advisory or compensatory fee from us other than in his or her capacity as a member of our board or any board committee,

    - be a partner, controlling shareholder or an executive officer of a company to which we made or received payments for the greater of 5% of our consolidated gross revenues for that year or $200,000 in any of the past three years, or

    - be employed as an executive officer of another entity if any of our executives serve on the compensation committee of that entity.

    In addition, members of the director's immediate family may not have been employed by us or our affiliates as an executive officer in any of the past three years.

    The initial members of the audit committee will be Messrs. Hawthorne, Kaufman and Peiser.

    The Company does not have a nominating committee.

    The Company does not pay compensation to its officers for their services to us and, accordingly, the Company does not have a compensation committee.

BERKSHIRE ADVISOR

    Berkshire Advisor will manage our day-to-day activities, subject to the control and supervision of our board. Berkshire Advisor was formed on July 22, 2002, as a Delaware limited liability company. Berkshire Advisor is an

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affiliate of The Berkshire Group, a diversified real estate and financial services organization. Since 1969, The Berkshire Group, together with its affiliates, has acquired over 30,000 apartment units and provided over $15 billion of apartment financings. The address of Berkshire Advisor is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

    Berkshire Advisor will be paid fees and other compensation from us under an advisory services agreement. See "--Summary of Advisory Services Agreement" below and "Compensation Payable to Our Affiliates." All of our directors and executive officers, other than Messrs. Hawthorne, Kaufman and Peiser, who are our independent directors, are also officers or directors of Berkshire Advisor. None of the employees of Berkshire Advisor will receive remuneration from us.

    An investment committee of Berkshire Advisor will be required to approve all of our acquisitions, financings and dispositions. The investment committee members initially will be Frank Apeseche, Peter Donovan, George Krupp and David Quade, who collectively have over 110 years of professional real estate experience and judgment. The following is a biographical summary of the experience of these initial members of the Berkshire Advisor investment committee:

    PETER F. DONOVAN (Age 49) Member of the investment committee of Berkshire Advisor since its formation on July 22, 2002. Mr. Donovan is Chief Executive Officer of our affiliate, Berkshire Mortgage Finance, which position he has held since January of 1998, and in this capacity he oversees the strategic growth plans of this mortgage banking firm. Berkshire Mortgage Finance is the 10th largest mortgage banking firm in the United States based on servicing and asset management of a $15.2 billion loan portfolio. Previously Mr. Donovan served as President of Berkshire Mortgage Finance from January of 1993 to January of 1998 and in that capacity he directed the production, underwriting, servicing and asset management activities of the firm. Prior to that, he was Senior Vice President of Berkshire Mortgage Finance and was responsible for all participating mortgage originations. Before joining the firm in 1984, Mr. Donovan was Second Vice President, Real Estate Finance for Continental Illinois National Bank & Trust, where he managed a $300 million construction loan portfolio of commercial properties. Mr. Donovan received a B.A. from Trinity College and an M.B.A. degree from Northwestern University. He is also currently a member of the Advisory Council for Fannie Mae.

    Messrs. Apeseche, Krupp and Quade have been members of the investment committee of Berkshire Advisor since its formation on July 22, 2002. See "--Executive Officers and Directors" above for information relating to Messrs. Apeseche, Krupp and Quade.

THE PROPERTY MANAGER

    BRI OP Limited Partnership (BRI OP) currently provides day-to-day on-site management services with respect to the initial properties and, upon the completion of the offer, will continue to do so under existing property management agreements with BRI OP. See "--Summary of Property Management Agreements" below. BRI OP, through its parent, Berkshire Realty Holdings, L.P.
(BRH), is owned by affiliates of The Berkshire Group in joint venture with unaffiliated third parties, including Whitehall Street Real Estate XI Limited Partnership (an affiliate of Goldman Sachs) and affiliates of Blackstone Real Estate Advisors. Under the terms of an agreement among the principal partners of BRH, The Berkshire Group affiliates that own interests in BRI OP have agreed to cause us to offer BRI OP the opportunity to act as property manager for each multi-family property owned by us that is not being managed by a property manager unaffiliated with The Berkshire Group, for a management fee that is market at the time. Subject to approval by our audit committee, we currently intend to enter into agreements with BRI OP to manage any additional multi-family residential properties that we may acquire in the future. Our property management services needs also may be provided for one or more of our properties by an unaffiliated property management firm selected by Berkshire Advisor or designated by a joint venture agreement under which we acquire an interest in a property.

    BRI OP and its predecessors have been providing property management services since 1969 and have had considerable experience in managing multi-family residential properties, retail, office and other types of properties. BRI OP currently manages over 21,000 apartment units in seven states, valued at over $1.1 billion in the aggregate, from its regional offices in the Baltimore, Carolinas, Mid-Atlantic, Southeast and Texas markets. BRI OP has expertise in all phases of property management, including on-site property operation and maintenance, negotiation and review of leases, and preparation of market surveys, budgets, cash flow projections, monthly operating statements and related reports. BRI OP will be paid fees and other compensation under property management agreements. See "--Summary of Property Management Agreements" below and

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
"Compensation Payable to Our Affiliates." The address of BRI OP is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

SUMMARY OF ADVISORY SERVICES AGREEMENT

    We have entered into a contract with Berkshire Advisor (which we refer to as the advisory services agreement) under which Berkshire Advisor is obligated to manage our portfolio and identify investment opportunities consistent with our investment policies and objectives, as our board may adopt from time to time. Although our board has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, the directors initially have delegated to Berkshire Advisor the power and duty to:

    - obtain or provide such services as may be required to administer our daily operations;

    - identify investment opportunities for us which are consistent with our investment objectives and policies;

    - serve as our investment and financial advisor and provide reports with respect to our portfolio of investments, including, but not limited to, the making of investments in real property and other real estate investments consistent with our investment policies;

    - on our behalf, investigate, select, retain and conduct relationships with such persons as Berkshire Advisor deems necessary to the proper performance of its obligations, including, but not limited to, consultants, investors, builders, developers, borrowers, lenders, mortgagors, brokers, accountants, attorneys, appraisers and others, including our or the Advisor's affiliates;

    - provide advice and recommendations concerning the making of investments consistent with our investment policies and objectives;

    - structure and negotiate the terms of investments in properties and other assets and obtain our board's approval of investments, where required, consistent with our investment policies and objectives as they may be adopted from time to time by our board;

    - obtain from its affiliates or from third parties, property management services for our investments in real property;

    - obtain for or provide to us such services as may be required in acquiring, managing and disposing of investments, including, but not limited to, the negotiation of purchase contracts and services related to the acquisition of real properties by us, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, and such other services as we may require;

    - do all things necessary to assure its ability to fulfill its obligations to us, including providing the office space, furnishings and personnel necessary for the performance of the foregoing services;

    - from time to time, or at any time reasonably requested by our board, make reports to our board of its performance of the foregoing services;

    - within 30 days after the end of each of our fiscal quarters, submit to our board a statement of our sources of income during such fiscal quarter and make recommendations concerning changes, if any, in our investments to permit us to satisfy the requirements of Sections 856(c)(2), 856(c)(3) and 856(c)(4) of the Code (such statement of income may be based upon information supplied by independent contractors of ours, to the extent applicable); and

    - consult with our board and, at the request of our board, furnish advice and recommendations with respect to other aspects of our business and affairs.

    Berkshire Advisor is also authorized to make investments in multi-family residential properties on our behalf that are consistent with the investment and other policies adopted by our board from time to time without obtaining the approval of our board.

    Notwithstanding the foregoing, Berkshire Advisor must act in accordance with our charter and bylaws. Our board will supervise and review all actions of Berkshire Advisor.

    The initial term of the advisory services agreement is two years. The advisory services agreement automatically extends for a one-year period at the end of the initial term and at the end of each subsequent one-year period unless notice of termination or non-renewal is provided by either party upon 60 days' prior written notice.

    The initial two-year term of the advisory services agreement will commence upon the completion of the offer. Following the initial term, the audit committee of our board will evaluate the performance of Berkshire Advisor to determine if subsequent renewals are in order.

    Berkshire Advisor may engage in other business activities relating to real estate or other investments, whether similar or dissimilar to those made by us, or act as advisor to any other person or entity (including other REITs).

    Berkshire Advisor will receive the following compensation for its services under the advisory services agreement. See also "Compensation Payable to Our Affiliates."

    ACQUISITION FEES. Berkshire Advisor will receive an acquisition fee equal to 1.0% of the "purchase price" (which is defined as the capitalized basis of an asset under GAAP including renovation or new construction costs, costs of acquisition, or other items paid or received which would be considered an adjustment to basis; but acquisition fees and capital expenditures of a recurring nature are excluded from this definition) of any new property. In addition, Berkshire Advisor will be entitled to reimbursement from us for acquisition expenses actually incurred by it. However, no acquisition fee will be paid in connection with our acquisition of KRF Company's interests in the initial properties or the Interests acquired by us in the offers. The acquisition fee will not be payable unless and until all distributions then due on the Preferred Shares have been paid in full. However, the payment of this fee in one quarter will still reduce the cash available for distribution on the Preferred Shares in future quarters. Accordingly, it is possible that the payment of this fee could reduce future distributions payable on the Preferred Shares.

    ASSET MANAGEMENT FEES. For its services to us, Berkshire Advisor will receive an annual asset management fee equal to 0.40% of the purchase price (as defined under "Acquisition Fees" above) of real estate properties, as adjusted from time to time to reflect the then current fair market value of the property. It is expected that Berkshire Advisor will propose annual adjustments to its annual asset management fees based on the then current market values of the managed properties. The current fair market value will be based on such factors as comparable sales, local market conditions and other factors relevant to a fair and reasonable valuation. Any such proposed adjustment to this fee will require the approval of the audit committee. There will be an asset management fee payable on the initial properties, however, there will be no asset management fee payable on the Interests acquired by us in the offers. The asset management fee will be payable on a quarterly basis, in arrears. However, the fee will not be payable unless and until all distributions then due on the Preferred Shares have been paid in full. The payment of this fee in one quarter will still reduce the cash available for distribution on the Preferred Shares in future quarters. Accordingly, it is possible that the payment of this fee could reduce future distributions payable on the Preferred Shares.

    REIMBURSEMENT OF EXPENSES. Berkshire Advisor will be reimbursed at cost for all out-of-pocket expenses incurred by it, including the actual cost of goods, materials and services that are used in connection with the management of our assets. Berkshire Advisor also will be reimbursed for administrative services rendered by it that are necessary for our prudent operation, including legal, accounting, data processing, transfer agent and other necessary services. There is no set limit on the amount of expenses that may be reimbursed. However, Berkshire Advisor will not be entitled to reimbursement of these expenses unless and until all distributions then due on the Preferred Shares have been paid in full. The payment of these expenses will still reduce the cash available for distribution on the Preferred Shares. Accordingly, it is possible that the payment of these expenses could reduce future distributions payable on the Preferred Shares.

SUMMARY OF PROPERTY MANAGEMENT AGREEMENTS

    BRI OP currently acts as property manager with respect to the initial properties and, upon the completion of the offer, will continue to do so under its existing property management agreements.

    Under the existing property management agreements, BRI OP is obligated to process the applications of prospective tenants; prepare, negotiate and enforce the leases; perform periodic market surveys of the market area in which the property is located; and maintain the property in good repair and in compliance with local codes by doing the following:

    - performing periodic physical inspections;

    - collecting the rental income and paying the operating expenses associated with the property;

    - hiring, managing and compensating, at our expense, on-site management and maintenance personnel;

    - making arrangements for all necessary utilities for the property;

    - establishing a comprehensive system of books and records; and

    - preparing and reviewing budgets and cash flow projections and furnishing monthly statements of cash flow to us with respect to the performance of the property.

The property management agreements may be terminated at any time by either party, without penalty, upon notice ranging from 30 to 60 days.

    BRI OP receives a management fee of 5% of the gross rental receipts for its services under the existing property management agreements relating to the initial properties. Gross rental receipts are the total revenue amounts collected on a property for all services related to the rental of units and maintenance of the property. It is not expected that management fees that may be payable to BRI OP under property management agreements with respect to properties that may be acquired by us in the future will exceed 5%. Such fees will be based on comparable market rates for similar services in the region in which the property is located. BRI OP is also entitled to be reimbursed at cost for all out-of-pocket expenses incurred by it, including the actual cost of goods, materials and services that are used in connection with the management of our properties.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth information regarding the beneficial ownership of our equity securities as of December 31, 2002 by (1) each person who is known by us to beneficially own five percent or more of any class of our equity securities, (2) each of our directors and executive officers and (3) all of our directors and executive officers as a group. The address for each of the persons named in the table is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.


                                      SHARES OF CLASS B          PERCENTAGE AND CLASS OF
NAME OF BENEFICIAL OWNER              COMMON STOCK OWNED          COMMON STOCK OWNED(1)
------------------------              ------------------   ------------------------------------
George Krupp........................         100(2)        100% of Class B common stock

Douglas Krupp.......................         100(3)        100% of Class B common stock

The Douglas Krupp 1980 Family                              100% of Class B common stock
  Trust.............................         100(4)

The George Krupp 1980 Family                               100% of Class B common stock
  Trust.............................         100(5)

Krupp Family Limited                                       100% of Class B common stock
  Partnership--94...................         100(6)

KRF Company, L.L.C..................         100           100% of Class B common stock

All directors and officers as a                            100% of Class B common stock
  group.............................         100(7)

------------------------


(1) No shares of our Class A common stock or any other class of our equity securities were issued and outstanding as of December 31, 2002.


(2) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF Company, L.L.C. The general partners of Krupp Family Limited Partnership--94 are George Krupp and Douglas Krupp, who each own 50% of the general partnership interests in Krupp Family Limited Partnership--94. By virtue of their interests in The Krupp Family Limited Partnership--94, George Krupp and Douglas Krupp may each be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company. George Krupp is also a director of Berkshire Income Realty, Inc.

(3) Includes 100 shares owned by KRF Company, L.L.C. that may be deemed to be beneficially owned by Douglas Krupp, as described in footnote (2).

(4) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF Company. The Douglas Krupp 1980 Family Trust owns 50% of the limited partnership interests in Krupp Family Limited Partnership--94. By virtue of its interest in The Krupp Family Limited Partnership--94, The Douglas Krupp 1980 Family Trust may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C. The trustees of the Douglas Krupp 1980 Family Trust are Paul Krupp, Lawrence Silverstein and Vincent O'Reilly. The trustees share control over the power to dispose of the assets of the trust and thus each may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.; however, each of the trustees disclaims beneficial ownership of all of those shares that are or may be deemed to be beneficially owned by Douglas Krupp or George Krupp.

(5) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF Company. The George Krupp 1980 Family Trust owns 50% of the limited partnership interests in Krupp Family Limited Partnership--94. By virtue of its interest in The Krupp Family Limited Partnership--94, The George Krupp 1980 Family Trust may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C. The trustees of the George Krupp 1980 Family Trust are Paul Krupp and Lawrence Silverstein. The trustees share control over the power to dispose of the assets of the trust and thus each may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.; however, each of the trustees disclaims beneficial ownership of all of those shares that are or may be deemed to be beneficially owned by Douglas Krupp or George Krupp.

(6) Includes 100 shares owned by KRF Company, L.L.C. Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF Company, L.L.C. By virtue of its interest in KRF Company, L.L.C., Krupp Family Limited Partnership--94 is deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.

(7) Includes 100 shares owned by KRF Company, L.L.C. that may be deemed to be beneficially owned by George Krupp, as described in footnote (2).

                    INFORMATION RELATING TO OUR COMMON STOCK


    Under our charter, we are authorized to issue 10,000,000 shares of our common stock, of which 5,000,000 shares have been classified as Class A Common Stock and 5,000,000 shares have been classified as Class B Common Stock. As of December 31, 2002, we had 100 shares of our Class B common stock outstanding, all of which were owned by KRF Company, and no outstanding shares of Class A Common Stock. At or before the completion of the offer, we intend to issue additional shares of our Class B common stock to KRF Company, at a price of $1.00 per share. See "Formation Transactions." There is no established public trading market for our common stock.


    Each share of Class B Common Stock entitles the holder to ten votes per share, and each share of Class A Common Stock entitles the holder to one vote per share, on all matters to be submitted to the stockholders for vote. Each share of Class B Common Stock is convertible, at the option of the holder at any time, into one share of Class A Common Stock. The exclusive voting power for all purposes (including amendments to the charter) is vested in the holders of our common stock, except as otherwise provided in our charter with respect to the holders of Preferred Shares or any series of preferred stock that is hereafter established. We may not issue shares of our Class A Common Stock unless the issuance has been approved by the affirmative vote of the holders of a majority of the shares of our outstanding Class B Common Stock.

    The holders of our common stock are entitled to receive ratably such distributions as may be authorized from time to time on our common stock by our board of directors in its discretion from funds legally available for such distribution, except as otherwise provided in our charter with respect to the holders of Preferred Shares or any series of preferred stock that is hereafter established. In the event of our liquidation, dissolution, winding-up or termination, after payment of all debt and other liabilities and any liquidation preference with respect to outstanding series of preferred stock, each holder of our common stock is entitled to receive, ratably with each other holder of our common stock, all our remaining assets available for distribution to the holders of our common stock. Holders of our common stock have no subscription, redemption, appraisal or preemptive rights.

    Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast on the matter.

    The holders of our common stock have the exclusive right (except as otherwise provided in our charter) to elect or remove directors, except that holders of the Preferred Shares (and any other series of preferred securities having a similar right which is then exercisable) have the right to elect two directors upon the occurrence of certain distribution payment defaults, and to remove these directors, as described under "Description of the Preferred Shares--Voting Rights." The outstanding shares of our common stock are fully paid and nonassessable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We have entered into agreements with some of our affiliates, which are described below.

CONTRIBUTION AGREEMENT

    KRF Company has entered into a contribution and sale agreement with our operating partnership and a subsidiary of our operating partnership under which our operating partnership will acquire all of KRF Company's interests in the initial properties in exchange for common OP units. For this purpose, KRF Company's interests in the initial properties were valued based on third party appraisals and after deducting all indebtedness on the properties. See "--Other Relationships" below for the appraised values of the initial properties. Although the initial properties were valued based on third party appraisals, the initial properties are to be recorded at historical cost by us as a result of the common control of the parties. The obligations of the parties under the contribution and sale agreement are conditioned upon the completion of the offers.

KRF COMPANY CONTRIBUTIONS

    On August 12, 2002, we issued an aggregate of 100 shares of our Class B common stock to KRF Company at a price of $1.00 per share. At the completion of the offers, we intend to issue additional shares of our Class B common stock to KRF Company, at the same per share price, in an amount representing 1% of the fair value of the total net assets of our operating partnership as of the completion of the offers, taking into account any cash contributed to us before the completion of the offers. This cash amount will be contributed by us to the general partner of our operating partnership, which in turn will contribute the cash to our operating partnership to acquire general partner OP units.

MANAGEMENT FEES

    As described under "Management--Summary of Advisory Services Agreement," we have entered into the advisory services agreement with Berkshire Advisor. George Krupp, one of our directors, together with his brother Douglas Krupp, indirectly owns all of the membership interests in Berkshire Advisor. As described under "Compensation Payable to Our Affiliates," Berkshire Advisor will be paid fees and be entitled to reimbursed expenses under the advisory services agreement.


    As described under "Management--Summary of Property Management Agreements," BRI OP currently acts as property manager with respect to the initial properties and, upon the completion of the offers, will continue to do so under its existing property management agreements. George Krupp, one of our directors, together with his brother, Douglas Krupp, indirectly owns general and limited partner interests in BRH, the parent of BRI OP, which is owned in joint venture with unaffiliated third parties. The total amount of property management fees paid to BRI OP under the property management agreements relating to the initial properties was $1,041,730 for 2000, $1,102,047 for 2001 and $1,299,412 for 2002.
In addition, The Berkshire Group, which is indirectly owned by Douglas and George Krupp, received advisory fees for asset management services relating to the initial properties aggregating approximately $233,300 for 2000, $186,000 for 2001 and $662,200 for 2002.


OTHER RELATIONSHIPS

    We are affiliated with The Berkshire Group, which is controlled by Douglas and George Krupp. George Krupp is one of our directors. He and Douglas Krupp may be considered to be promoters of our company. See "Compensation Payable To Our Affiliates" for a description of the compensation that may be received by affiliates of Douglas and George Krupp in connection with the offers.

    KRF Company, which is owned indirectly by Douglas and George Krupp, will be contributing its interests in the initial properties to our operating partnership in exchange for common OP units. The initial properties were acquired in 2000 and 2001 by entities in which KRF Company holds ownership interests. The following table shows information regarding (1) the acquisition by these entities of the initial properties and (2) the current appraised value of the initial properties. The appraised values were determined by Robert D. Wright, MAI, with respect to Century II, Dorsey's Forge and Hannibal Grove, Cushman & Wakefield of Washington, D.C., Inc., with respect to Seasons, and Cushman & Wakefield of Texas, Inc., with respect to Walden Pond. Each of these companies is an independent third party appraisal firm.

                                                                          ADDITIONAL       TOTAL      CURRENT GROSS
                                                                            CAPITAL      INVESTED       APPRISED
PROPERTY NAME                      ACQUISITION DATE(1)   PURCHASE PRICE   INVESTMENTS     CAPITAL       VALUE(2)
-------------                      -------------------   --------------   -----------   -----------   -------------
Century II Apartments............  April 27, 2000         $22,000,761     $1,179,699    $23,180,460    $31,010,000
Dorsey's Forge apartments........  April 27, 2000         $ 7,278,325     $1,134,181    $ 8,412,506    $14,600,000
Hannibal Grove Apartments........  April 27, 2000         $11,154,750     $1,213,404    $12,368,154    $22,360,000
Seasons Apartments...............  July 23, 2001          $61,600,000     $1,061,339    $62,661,339    $71,000,000
Walden Pond......................  November 14, 2001      $12,800,000     $  483,492    $13,283,492    $13,500,000

------------------------

(1) As of the date of acquisition of the property, the KRF Company affiliates owned an indirect 69.775% interest in Century II, an indirect 89.2275% interest in Dorsey's Forge and Hannibal Grove, and an indirect 100% interest in Seasons and Walden Pond.

(2) Appraised values are as of July 2, 2002 with respect to Century II, Dorsey's Forge and Hannibal Grove, as of June 28, 2002 with respect to Seasons, and June 20, 2002 with respect to Walden Pond. As of the respective dates of the appraisals, the KRF Company affiliates owned an indirect 75.82% interest in Century II, an indirect 91.382% interest in Dorsey's Forge and Hannibal Grove, and an indirect 100% interest in Seasons and Walden Pond. The increases in ownership percentages in Century II, Dorsey's Forge and Hannibal Grove occurred as a result of meeting specified performance targets in the agreements governing the ownership and operation of these properties.

    KRF Company will be receiving common OP units in our operating partnership in exchange for the contribution of its interests in the initial properties to our operating partnership. The common OP units will be valued in an aggregate amount equal to KRF Company's proportionate share of the appraised values of the initial properties less its proportionate share of all indebtedness on the initial properties. See "Business and Properties--Initial Properties--Mortgages" for a summary of the mortgage debt on the initial properties.

    Berkshire Mortgage Advisors Limited Partnership, the GIT Advisor, is the advisor to GIT and GIT II. The GIT Advisor owns 10,000 Interests in GIT and 10,000 Interests in GIT II. The GIT Advisor has advised us that it intends to tender all of those Interests in the offer. The GIT Advisor is owned and controlled indirectly by Douglas and George Krupp. Douglas Krupp is also a member of the board of trustees of each of GIT and GIT II.

GIT FUNDS OWNERSHIP LIMIT WAIVER

    In order for GIT and GIT II to qualify as REITs under the Code, they must each comply with technical requirements of the Code, including a requirement that not more than 50% in value of each of those mortgage funds' outstanding shares be owned, directly or indirectly through the application of applicable attribution rules under the Code, by five or fewer individuals (as defined in the Code to include specified entities) during the last half of any calendar year. To ensure compliance with this requirement, the governing instruments of each of GIT and GIT II prohibit any person from owning, directly or indirectly, more than 9.8% of the outstanding Interests of that mortgage fund.

    In February 2002, representatives of The Berkshire Group met with the board of trustees of each of GIT and GIT II to advise them that The Berkshire Group was considering proposing a transaction to the holders of Interests in GIT and GIT II that would be designed to provide the holders with an attractive investment opportunity which would be available to them on a voluntary basis. These representatives further informed the GIT and GIT II board of trustees that no determination had yet been made as to whether or not to propose such a transaction, but that the 9.8% ownership limit contained in the governing instruments of GIT and GIT II (which we refer to as the GIT ownership limit) would prevent The Berkshire Group from doing so. The representatives requested that the GIT and GIT II boards consider amending the governing instruments of those mortgage funds to provide their boards with the flexibility to consider, on a case-by-case basis, whether to grant waivers from the GIT ownership limit to permit a person to acquire Interests in situations that would not jeopardize the REIT status of those mortgage funds. The boards were not asked at that time to consider granting a waiver in connection with a possible transaction.

    On March 29, 2002, the GIT and GIT II board of trustees proposed to their shareholders, and recommended approval of, an amendment to the governing instruments of those mortgage funds that would permit the GIT and GIT II board of trustees, in their sole discretion, to exempt a person from the GIT ownership limit if the mortgage fund received a ruling from the Internal Revenue Service or an opinion of counsel, in each case in form and substance satisfactory to the trustees in their sole discretion, to the effect that the exemption will not cause the mortgage fund to lose its status as a REIT. On May 16, 2002, the GIT and GIT II shareholders approved these amendments, which became effective on that date.

    On June 13, 2002, representatives of The Berkshire Group advised members of the GIT and GIT II board of trustees of their intention to request a waiver from the GIT ownership limit. Each board of trustees subsequently formed a special committee of independent trustees to consider the waiver request, and the special committees then retained separate legal counsel to provide advice in connection with the waiver request.

    On June 28, 2002, The Berkshire Group representatives formally made a request to the GIT and GIT II special committees that the GIT and GIT II board of trustees waive the GIT ownership limit with respect to this offer to permit us to own Interests of GIT and GIT II in excess of the GIT ownership limit.

    On August 15, 2002, the GIT and GIT II board of trustees agreed to waive the ownership limit waiver to permit us to own up to 55% of the Interests of each of GIT and GIT II, and we delivered an opinion of counsel to the effect that the waiver will not cause those mortgage funds to lose their status as a REIT. In connection with this waiver, we agreed that we would not take any action to cause GIT or GIT II to cease to be a reporting company under the Exchange Act or to cause a majority of the GIT or GIT II board of trustees to no longer be comprised of independent trustees. We also agreed not to solicit, seek to effect, negotiate with or provide any information to any other party with the intent of effecting a business combination with GIT or GIT II without the approval of a majority of the GIT or GIT II board of trustees. The term business combination includes:

    - any merger of GIT or GIT II with us or our affiliates or any other entity if the merger is caused by us or our affiliates,

    - any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, except proportionally as a holder of GIT or GIT II Interests,

    - any transaction that results in the issuance by GIT or GIT II of Interests of GIT or GIT II to us or our affiliates, other than specified exceptions which would not increase our proportionate ownership of those Interests,

    - any transaction by GIT or GIT II which has the effect of increasing the proportionate ownership of the GIT or GIT II Interests which are owned by us, except as a result of a purchase or redemption of Interests not caused by us or our affiliates, or

    - any receipt by us or our affiliates of the benefit, except proportionally as a holder of Interests of GIT or GIT II, of any loans, advances, guarantees, pledges or other financial benefits provided by or through GIT or GIT II.


    On December 5, 2002, to address a concern that might be raised by holders of Interests in GIT or GIT II who decide not to tender their Interests that we might use the voting power of the Interests of GIT and GIT II that may be tendered to us in a manner that may not be consistent with the interests of such holders, we agreed that, subject to the completion of the offers, we will vote any GIT or GIT II Interests acquired by us in the offers in proportion to the votes cast by the non-tendering Interest holders of GIT and GIT II, as applicable, with respect to any matter brought before them.


                     COMPENSATION PAYABLE TO OUR AFFILIATES

    The following tables show the types of compensation that may or will be received by Berkshire Advisor and other affiliates of The Berkshire Group in connection with our operation and the management of our properties and other investments. The maximum dollar amounts shown in the tables below are estimates only. The estimated amounts of the acquisition fees and asset management fees have been determined based on the assumptions that (1) 3,010,941 Preferred Shares, valued at $25.00 per share, have been issued by us pursuant to the offers, (2) the mortgage funds have made cumulative distributions on the Interests owned by us, consisting of proceeds from the repayment of their mortgage loan assets, equal to the values we assigned to those Interests,
(3) all of these proceeds have been used by us to acquire new real estate properties and (4) we have leveraged the initial properties and the new properties at a 75% loan to value ratio. The estimated amounts of property management fees shown in the tables below further assume that the net operating income for each of our properties equals 8.5% of the property value, and that total revenue is estimated based on the assumption that net operating income of the properties is approximately 60% of total revenue. The actual maximum dollar amounts of compensation will depend on the results of our future operations, and thus the actual maximum dollar amounts are not now determinable. No compensation is payable to Berkshire Advisor or other affiliates of The Berkshire Group in connection with our organization or the offers.

                               ACQUISITION STAGE

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Advisor...........   Acquisition fees                     $3,010,941

METHOD OF DETERMINING COMPENSATION

    Berkshire Advisor will be entitled to receive an acquisition fee equal to 1% of the purchase price of any new property acquired directly or indirectly by us. The purchase price is defined as the capitalized basis of an asset under GAAP, including renovation or new construction costs, costs of acquisition or other items paid or received that would be considered an adjustment to basis. The purchase price does not include acquisition fees and capital costs of a recurring nature.

    Berkshire Advisor will not be entitled to receive acquisition fees unless and until all distributions then due on the Preferred Shares have been paid in full. In addition, Berkshire Advisor will not receive any acquisition fees in connection with the acquisition of KRF Company's interests in the initial properties or the Interests acquired by us in the offers.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Advisor...........   Reimbursement of             Cannot be determined at
                               acquisition expenses         this time

METHOD OF DETERMINING COMPENSATION

    Berkshire Advisor will be reimbursed at cost for all acquisition expenses incurred by it in connection with any new property or investment acquired directly or indirectly by us. Berkshire Advisor will not be entitled to reimbursement of acquisition expenses unless and until all distributions then due on the Preferred Shares have been paid in full.

                               OPERATIONAL STAGE

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Advisor...........   Asset management fees                $1,771,523

METHOD OF DETERMINING COMPENSATION

    Berkshire Advisor will be entitled to receive an annual asset management fee equal to 0.40% of the purchase price of real estate properties, as adjusted from time to time to reflect the then current fair market value of the properties. The purchase price is defined as the capitalized basis of an asset under GAAP, including renovation or new construction costs, costs of acquisition or other items paid or received that would be considered an adjustment to basis. The purchase price does not include acquisition fees and capital costs of a recurring nature. Berkshire Advisor may propose adjustments to the acquisition fee, subject to the approval of the audit committee. The asset management fee will be payable with respect to the initial properties but not with respect to the Interests acquired by us in the offers. Berkshire Advisor will not be entitled to receive the asset management fee unless and until all distributions then due on the Preferred Shares have been paid in full.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Advisor and BRI OP,  Reimbursement of             Cannot be determined at
  as property manager.......   operational expenses         this time

METHOD OF DETERMINING COMPENSATION

    Berkshire Advisor and BRI OP, as property manager, will be reimbursed at cost for all out-of-pocket expenses incurred by them, including the actual cost of goods, materials and services that are used in connection with the management of us and our properties. Berkshire Advisor also will be reimbursed for administrative services rendered by it that are necessary for our prudent operation, including legal, accounting, data processing, transfer agent and other necessary services. There is no set limit on the amount of expenses that may be reimbursed. However, Berkshire Advisor will not be entitled to reimbursement of expenses unless and until all distributions then due on the Preferred Shares have been paid in full. This is not the case with reimbursements to BRI OP, which is owned by affiliates of The Berkshire Group in joint venture with unaffiliated third parties. Similar to our debt obligations, payments on the Preferred Shares are not subordinated to our expense reimbursement obligations under the existing property management agreements with BRI OP.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Advisor...........   Indemnification against      Cannot be determined at
                               liabilities and related      this time
                               expenses incurred in
                               connection with duties as
                               advisor

METHOD OF DETERMINING COMPENSATION

    Berkshire Advisor will be fully indemnified by us for all liabilities and related expenses incurred by it in connection with its role as our advisor, to the fullest extent permitted by Maryland law.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
BRI OP......................   Property management fees             $3,137,071

METHOD OF DETERMINING COMPENSATION

    BRI OP will be entitled to receive a property management fee, payable monthly, equal to 5% of the gross rental receipts, including rentals and other operating income, received each month under the existing property management agreements with respect to the initial properties. The total amount of property management fees paid to BRI OP under the property management agreements relating to the initial properties was $1,041,730 for 2000, $1,102,047 for 2001 and $1,253,306 (projected) for 2002. Similar to our debt obligations, distributions on the Preferred Shares are not subordinated to our management fee obligations to BRI OP under the existing property management agreements.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
BRI OP......................   Indemnification against      Cannot be determined at
                               liabilities and related      this time
                               expenses incurred in
                               connection with duties as
                               property manager

METHOD OF DETERMINING COMPENSATION

    BRI OP will be fully indemnified by us for all liabilities and related expenses incurred by it in connection with its role as property manager for our properties, unless the liability occurred as a result of BRI OP's gross negligence or willful malfeasance.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
KRF Company.................   Distributions on our common  Cannot be determined at
                               stock                        this time

METHOD OF DETERMINING COMPENSATION

    KRF Company, by reason of its ownership of our common stock, will be entitled to receive distributions on our common stock, although the holders of Preferred Shares will have preferential rights to distributions.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
KRF Company.................   Distributions on common OP   Cannot be determined at
                               units of the operating       this time
                               partnership

METHOD OF DETERMINING COMPENSATION

    KRF Company, by reason of its contribution of the initial properties to the operating partnership upon completion of the offers, will own common OP units and will be entitled to receive distributions with respect to its common OP units from the operating partnership. However, we, as the holder of preferred OP units in the operating partnership, will have a preferential right to distributions from the operating partnership, up to the amount required for us to pay distributions on the Preferred Shares.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Mortgage Advisors    Distributions on the         Cannot be determined at
  Limited Partnership.......   Preferred Shares             this time

METHOD OF DETERMINING COMPENSATION

    Berkshire Mortgage Advisors Limited Partnership, by reason of its ownership of the Preferred Shares it will receive in exchange for the 10,000 Interests in GIT and 10,000 Interests in GIT II it intends to tender in the offers, will be entitled to receive its pro rata share of distributions to the holders of Preferred Shares.

                               LIQUIDATION STAGE

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
KRF Company.................   Distributions on our common  Cannot be determined at
                               stock                        this time

METHOD OF DETERMINING COMPENSATION

    KRF Company, by reason of its ownership of our common stock, will be entitled to receive distributions on our common stock upon liquidation, although the holders of Preferred Shares will have preferential rights to distributions upon liquidation, up to the amount required to pay the liquidation preference of $25.00 per share plus accumulated and unpaid distributions.

                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
KRF Company.................   Distributions on common OP   Cannot be determined at
                               units of the operating       this time
                               partnership

METHOD OF DETERMINING COMPENSATION

    KRF Company, by reason of its contribution of the initial properties to the operating partnership upon completion of the offers, will own common OP units and will be entitled to receive distributions with respect to its common OP units upon liquidation of the operating partnership. However, we, as the holder of preferred OP units in the operating partnership, will have a preferential right to distributions upon liquidation of the operating partnership, up to the amount required for us to pay liquidation proceeds to the holders of Preferred Shares.


                                                                MAXIMUM $ AMOUNT OF
PERSON RECEIVING COMPENSATION     FORM OF COMPENSATION             COMPENSATION
-----------------------------  ---------------------------  ---------------------------
Berkshire Mortgage Advisors    Liquidation amount with              $ 99,525.00
  Limited Partnership.......   respect to the Preferred
                               Shares


METHOD OF DETERMINING COMPENSATION

    Berkshire Mortgage Advisors Limited Partnership, by reason of its ownership of the Preferred Shares it will receive in exchange for the 10,000 Interests in GIT and 10,000 Interests in GIT II it intends to tender in the offers, will be entitled to receive the liquidation preference of $25.00 per share plus accrued and unpaid distributions payable on its Preferred Shares.

                         COMPENSATION AND DISTRIBUTIONS
                               BY MORTGAGE FUNDS


    The following table sets forth the aggregate amount of all compensation paid to the general partners or advisor of each mortgage fund and their affiliates during each of the past three fiscal years.



MORTGAGE FUND                                      2002           2001           2000
-------------                                  ------------   ------------   ------------
GIT..........................................  $    764,801   $  1,206,108   $  1,267,520
GIT II.......................................  $  1,162,669   $  1,583,260   $  1,831,299
KIM..........................................  $    318,665   $    349,814   $    443,365
KIP..........................................  $    222,723   $    297,639   $    351,207
KIP II.......................................  $    284,405   $    380,816   $    425,192
KIP III......................................  $    285,854   $    414,454   $    452,617
                                               ------------   ------------   ------------
All Mortgage Funds...........................  $  3,039,117   $  4,232,091   $  4,771,200
                                               ============   ============   ============


    The following table sets forth the aggregate amount of all distributions made to the general partners or advisor of each mortgage fund and their affiliates during each of the past three fiscal years.


MORTGAGE FUND                                      2002           2001           2000
-------------                                  ------------   ------------   ------------
GIT..........................................  $     49,800   $     16,100   $      6,800
GIT II.......................................  $     26,100   $     37,400   $     16,200
KIM..........................................  $     67,270   $     78,855   $    142,720
KIP..........................................  $     51,464   $     78,385   $     97,253
KIP II.......................................  $     51,760   $     69,437   $     97,317
KIP III......................................  $     67,032   $     95,329   $    108,287
                                               ------------   ------------   ------------
All Mortgage Funds...........................  $    313,426   $    375,506   $    468,577
                                               ============   ============   ============


    The following table sets forth the aggregate amount of all distributions made to unaffiliated holders of Interests of each mortgage fund during each of the past three fiscal years.


MORTGAGE FUND                                      2002           2001           2000
-------------                                  ------------   ------------   ------------
GIT..........................................  $ 74,914,813   $ 24,219,450   $ 10,229,333
GIT II.......................................  $ 47,923,455   $ 68,671,924   $ 29,745,593
KIM..........................................  $ 13,909,727   $  3,589,608   $ 59,826,779
KIP..........................................  $  8,999,999   $ 12,374,999   $ 17,924,999
KIP II.......................................  $ 20,371,023   $ 10,405,342   $ 20,664,130
KIP III......................................  $ 19,921,294   $ 10,854,552   $ 21,836,808
                                               ------------   ------------   ------------
All Mortgage Funds...........................  $186,040,311   $130,115,875   $160,227,642
                                               ============   ============   ============

                             CONFLICTS OF INTEREST

    Due to relationships among us and affiliates of The Berkshire Group, including Berkshire Advisor, KRF Company and the mortgage funds, the offers and the operation of our business will involve various conflicts of interest. The Berkshire Group and its affiliates, including our executive officers and some of our directors, and the officers and directors of Berkshire Advisor and other affiliates of The Berkshire Group are engaged in a wide range of real estate activities, including activities with investment objectives and policies which are, in some respects, similar to ours.

    We have adopted policies and entered into agreements with Berkshire Advisor designed to eliminate or minimize potential conflicts of interest. For example, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates. In addition, our board of directors has adopted a policy and has provided in our bylaws that no transaction between us or our operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand, may be entered into without the approval of the audit committee of our board of directors, which will consist exclusively of independent directors. See "Management--Board of Directors Committees--Audit Committee" for a description of the qualifications of an independent director.

    The conflicts of interest that may arise include, but are not limited to, the following:

COMPETITION FOR INVESTMENTS

    Affiliates of Berkshire Advisor are engaged, and may in the future engage, in business activities that may compete with us. Such affiliates currently act or have acted, and in the future may act, as general partner of, or advisor to, other public and private partnership and other entities organized to acquire real estate investments. It is possible that these other entities might sell or refinance a property under circumstances that would permit the reinvestment of proceeds of that transaction in one or more additional properties that might satisfy our investment objectives.

    Accordingly, our board and Berkshire Advisor might be subject to conflicts of interest between us and such other entities in connection with the acquisition of properties. Our advisory services agreement with Berkshire Advisor provides that neither Berkshire Advisor nor any of its affiliates will be obligated to present to us all investment opportunities that come to their attention, even if such opportunities might be suitable for investment by us. It will be within the sole discretion of Berkshire Advisor to allocate investment opportunities to us as it deems advisable. However, it is expected that, to the extent possible, the resolution of conflicting investment opportunities between us and others will be based upon:

    - differences in investment objectives and policies;

    - the makeup of investment portfolios;

    - the amount of cash and financing available for investment and the length of time such funds have been available;

    - the estimated income tax effects of the investment;

    - policies relating to leverage;

    - cash flow;

    - the effect of the investment on diversification of investment portfolios; and

    - any regulatory restrictions on investment policies.

COMPETITION FOR MANAGEMENT SERVICES

    We will depend primarily on Berkshire Advisor for our daily operation. Berkshire Advisor's executive officers and directors currently act, have acted and may in the future act as officers and directors of the general partners of, or advisor to, other entities. Also, our executive officers and some of our directors are officers and directors of Berkshire Advisor. In addition, BRI OP, our property manager, currently performs property management services for other entities affiliated with Berkshire Advisor. Berkshire Advisor and its affiliates will have conflicts of interest in the allocation of management and staff time, services and functions among us and the other investment entities in existence and which may be organized in the future.

    We have provided in our advisory agreement that Berkshire Advisor is required to devote sufficient resources as may be required to discharge its obligations to us under that agreement. Subject to this requirement, our board and Berkshire Advisor and its affiliates will devote only so much of their time to our business as in their judgment is reasonably required to perform their duties to us. In allocating their time among us and any future partnerships or other ventures which may be managed by Berkshire Advisor or its affiliates, Berkshire Advisor and its affiliates will make such allocations based on their good faith evaluation of our relative needs and those of such other entities for management services.

MANAGEMENT COMPENSATION

    No agreements or arrangements between us and Berkshire Advisor, and us and our property manager, including those relating to compensation, were the result of arm's-length negotiations between us and such persons. Management of our investments and our transactions involving the acquisition of our assets may result in the immediate realization by Berkshire Advisor of fees and may create conflicts of interest. See "Compensation Payable to Our Affiliates." For example, conflicts of interest may arise because the retention of a particular property, at a particular time, may be advantageous to Berkshire Advisor because it would continue to earn asset management fees attributable to that property, but may not be in our best interests or those of the holders of the Preferred Shares. Conflicts of interest also may arise in connection with any decision to renegotiate, renew or terminate our advisory services agreement with Berkshire Advisor or our property management agreements with our property manager because it may be advantageous to such persons to continue to earn fees under those agreements, but may not be in our best interest if there is poor performance on behalf of such persons or because it is in our best interest to sell a particular property. In order to mitigate these conflicts, the renegotiation, renewal or termination of the advisory services agreement or our property management agreements will require the approval of the audit committee of our board of directors.

PROPERTY ACQUISITIONS

    If we decide to acquire any assets from, or sell any assets to, or enter into any joint ventures or co-tenancy arrangements with, affiliates of Berkshire Advisor or The Berkshire Group, those arrangements will not be the result of arm's-length negotiations between us and such persons. In order to mitigate these conflicts, any such transaction will require the approval of the audit committee of our board of directors.

CONTROL BY KRF COMPANY

    KRF Company owns all of our common stock and, as a result, will have the right to elect our directors and to vote on any matter submitted to a vote of common stockholders. Accordingly, KRF Company will have substantial influence over our affairs, which influence might not be consistent with the interests of the holders of the Preferred Shares. For example, because holders of Preferred Shares will not share in the appreciation of our assets, the holders may prefer that we make investments that are more conservative in nature because their goal is to make sure that their capital investment is preserved. KRF Company, on the other hand, may favor investments that are riskier in return for the possibility of a greater return because KRF Company, as the holder of our common stock, will benefit from the appreciation of our assets. To mitigate conflicts that may arise from this influence, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates (including KRF Company and other members of The Berkshire Group). In addition, any transaction between us or our operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand, may not be entered into without the approval of the audit committee of our board of directors.

    However, these procedures may not fully address the potential conflict, because Berkshire Advisor will be authorized to make multi-family residential property investments on our behalf, without seeking specific board approval, provided the investment is within investment guidelines that have been approved by our board of directors.

CONFLICTS RELATING TO THE OFFERS

    There are also conflicts relating to the offers. The general partners of KIM, KIP, KIP II and KIP III, and one of the trustees of GIT and GIT II, are affiliates of The Berkshire Group. Affiliates of The Berkshire Group, including Berkshire Advisor and KRF Company, will be entitled to receive payments from us under our advisory services agreement and will benefit from the appreciation of our assets, and thus will derive benefits from the completion of the offers. Because of this, the general partners are subject to a conflict of interest in deciding whether or not to recommend to holders of the relevant Interests whether or not to tender into the offers. The GIT and GIT II board of trustees are also subject to this conflict. It is likely that the board of trustees of GIT and GIT II will rely on a special committee consisting of trustees who are not affiliated with The Berkshire Group in deciding whether or not to recommend that holders of the relevant Interests tender into the offers.

          COMPARISON OF THE RIGHTS OF HOLDERS OF PREFERRED SHARES AND
                       THE RIGHTS OF HOLDERS OF INTERESTS

    We are a Maryland corporation. GIT and GIT II are Massachusetts business trusts and KIM, KIP, KIP II and KIP III are Massachusetts limited partnerships. If holders of Interests in GIT and GIT II, whose rights are currently governed by Massachusetts law and the declaration of trust for the applicable trust, and holders of Interests in KIM, KIP, KIP II and KIP III, whose rights are currently governed by Massachusetts law and the partnership agreement for the applicable limited partnership, tender their Interests in the offer, these holders will, when the offers are completed, become our stockholders, and their rights as such will be governed by Maryland law and our charter and bylaws. The material differences between the rights of holders of Preferred Shares and the rights of holders of Interests in the mortgage funds, resulting from the differences in their governing documents, are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of Preferred Shares under the applicable provisions of Maryland law and our charter and bylaws or the rights of holders of Interests in the mortgage funds under the applicable provisions of Massachusetts law and their applicable governing documents, or a complete description of the specific provisions referred to in this section. In addition, the identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. However, the following summary includes a description of those differences that we consider to be material. You should read the laws of Maryland and Massachusetts and our governing documents and the governing documents of the mortgage funds before making an investment decision. Copies of these governing documents are available, without charge, to any person by following the instructions listed under "Where You Can Find More Information About Us and the Mortgage Funds."

SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF PREFERRED SHARES AND THE RIGHTS OF HOLDERS OF INTERESTS IN THE MORTGAGE FUNDS.


                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
                                                    ISSUER

We are a Maryland corporation.         Krupp Government Income Trust and  Krupp Insured Mortgage Limited
                                       Krupp Government Income Trust II   Partnership, Krupp Insured Plus
                                       are each organized as a            Limited Partnership, Krupp
                                       Massachusetts business trust.      Insured Plus II Limited
                                                                          Partnership and Krupp Insured
                                                                          Plus III Limited Partnership are
                                                                          each organized as a Massachusetts
                                                                          limited partnership.

                                             AUTHORIZED STOCK

We have authorized for issuance:       GIT has authorized for issuance    KIM has authorized for issuance
--10,000,000 shares of common stock,   17,510,000 shares of beneficial    15,000,000 units of depositary
par value $0.01 per share, of which    interest, no par value, of which   receipts, representing economic
5,000,000 shares have been classified  15,053,135 shares were             rights attributable to the
as Class A Common Stock, none of       outstanding as of September 30,    limited partner interests of the
which were outstanding as of           2002.                              corporate limited partner of KIM,
December 31, 2002, and 5,000,000       GIT II has authorized for          of which 14,956,796 units were
shares have been classified as Class   issuance 25,000,000 shares of      outstanding as of September 30,
B Common Stock, 100 shares of which    beneficial interest, no par        2002.
were outstanding as of December 31,    value, of which 18,371,477 shares  KIP has authorized for issuance
2002;                                  were outstanding as of             to unit holders 7,500,000 units
--5,000,000 shares of preferred        September 30, 2002.                of depositary receipts,
stock, par value $0.01 per share, of                                      representing economic rights
which 5,000,000 shares have been                                          attributable to the limited
classified as Series A Preferred                                          partner interests of the
                                                                          corporate limited partner of KIP,
                                                                          of which 7,499,999 units were
                                                                          outstanding as of September 30,
                                                                          2002 and 100 units held by the

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
Stock, none of which was outstanding                                      corporate limited partner were
as of December 31, 2002; and                                              outstanding as of September 30,
--15,000,000 shares of excess stock,                                      2002.
par value $0.01 per share, of which                                       KIP II has authorized for
5,000,000 shares have been classified                                     issuance 15,000,000 units of
as Excess Class A Common Stock,                                           depositary receipts, representing
5,000,000 shares have been classified                                     economic rights attributable to
as Excess Class B Common Stock and                                        the limited partner interests of
5,000,000 shares have been classified                                     the corporate limited partner of
as Excess Series A Preferred Stock,                                       KIP II, of which 14,655,512 units
none of which was outstanding as of                                       were outstanding as of
December 31, 2002.                                                        September 30, 2002.
                                                                          KIP III has authorized for
                                                                          issuance 20,000,000 units of
                                                                          depositary receipts, representing
                                                                          economic rights attributable to
                                                                          the limited partner interests of
                                                                          the corporate limited partner of
                                                                          KIP III, of which 12,770,261
                                                                          units were outstanding as of
                                                                          September 30, 2002.

                                                 DIVIDENDS

Holders of Preferred Shares will be    The trustees of GIT declare        The partnership makes
entitled to receive a cumulative       quarterly dividends out of funds   distributions of distributable
distribution equal to 9% of the        legally available for              cash flow, if any, on a quarterly
stated liquidation preference of       distribution, and the trustees of  basis, which are distributed 97%
$25.00 per share, on an annual,        GIT II declare dividends out of    to the limited partners and
non-compounded basis, paid quarterly,  funds legally available for        holders of units and 3% to the
out of funds legally available for     distribution at least quarterly,   general partners. The partnership
distribution.                          and may declare dividends as       makes distributions of the
                                       often as daily. The trustees may,  proceeds of capital transactions
                                       in their discretion, set aside     from time to time, which are
                                       funds in the amount that they      distributed in the priority
                                       deem proper for working capital,   described in "--Liquidation
                                       reserves, equalizing dividends or  Rights."
                                       any other purpose they deem to be
                                       in the interests of the trust.
                                       Distributions of cash from the
                                       disposition of mortgages are made
                                       in the following order of
                                       priority:
                                       --to the shareholders until they
                                       receive a dividend equal to their
                                       invested capital per share of
                                       $20.00;
                                       --to the shareholders until they
                                       receive a cumulative return equal
                                       to 11.5%, in the case of GIT, and
                                       11%, in the case of GIT II, of
                                       their invested capital, which was
                                       initially deemed $20.00 but
                                       decreases over time based on
                                       return of capital, calculated an
                                       annual, non-compounded basis;
                                       --to the advisor or its affiliate
                                       until

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

                                       it receives an amount equal to 4%
                                       of all cash from the disposition
                                       of mortgages, subject to a cap;
                                       and
                                       --4% to the advisor or its
                                       affiliate, subject to a cap, and
                                       96% to the shareholders.
                                       Upon termination of the trust,
                                       the advisor of GIT is obligated
                                       to pay the excess, if any, of
                                       (1) $20.00 over (2) the total
                                       amount of dividends paid with
                                       respect to each original share,
                                       which is a share that was
                                       acquired from the trust directly
                                       or through the trust's dividend
                                       reinvestment plan during the
                                       initial public offering of the
                                       trust, to the holder of each
                                       original share.

                                                  RANKING

The Preferred Shares will, with        Each of GIT and GIT II has one     Each of KIM, KIP, KIP II and KIP
respect to distributions and rights    class of shares with equal         III has three classes of
upon our liquidation, dissolution,     rights, obligations and            interest:
winding up or termination, rank:       preferences.                       --limited partner interests held
--senior to our common stock;                                             by the corporate limited partner
--senior to any series of preferred                                       and, under some circumstances, by
stock hereafter created whose terms                                       holders of units who become
specifically provide that such series                                     investor limited partners, whose
ranks junior to the Preferred Shares;                                     rights with respect to
--on a parity with any series of our                                      distributions upon liquidation or
preferred stock hereafter created,                                        dissolution rank in the priority
unless the terms of such series of                                        described in "--Liquidation
preferred stock specifically provide                                      Rights;"
that the other series ranks junior or                                     --holders of units, who have
senior to the Preferred Shares; and                                       effectively the same rights,
--junior to any other series of                                           obligations and preferences as
preferred stock hereafter created                                         limited partners; and
whose terms specifically provide that                                     --general partners, whose rights
the other series ranks senior to the                                      with respect to distributions
Preferred Shares.                                                         upon liquidation or dissolution
                                                                          rank in the priority described in
                                                                          "--Liquidation Rights."

                                                LIQUIDATION

Upon our dissolution, liquidation,     All shares will participate        Upon the liquidation and
winding-up or termination, holders of  equally in the assets available    dissolution, the limited
Preferred Shares will be entitled to   for distribution, after the        partners, holders of units and
receive, after payment or provision    payment of all liabilities of the  general partners will participate
for payment of our debts and other     trust and the distribution of all  in the assets available for
liabilities and subject to the rights  cash from the disposition of       distribution, after the payment
of holders of any other series of      mortgages in the manner described  of all liabilities of the limited
preferred stock ranking                in "--Dividends," upon             partnership, in the following
                                       dissolution and liquidation of     priority:
                                       the trust.

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

senior to or on a parity with the                                         --return of any negative balances
Preferred Shares upon our                                                 in capital accounts to each class
dissolution, liquidation, winding-up                                      of partners;
or termination, $25.00 per share plus                                     --return of invested capital of
any accumulated and unpaid                                                $20.00 per share to the limited
distributions to the date of payment                                      partners and holders of units;
and no more.                                                              --return of invested capital of
                                                                          $20.00 per share to the general
                                                                          partners;
                                                                          --99% to the limited partners and
                                                                          holders of units and 1% to the
                                                                          general partners, until the
                                                                          limited partners and holders of
                                                                          units have received their
                                                                          cumulative return on their
                                                                          invested capital, which was
                                                                          initially deemed $20.00 but
                                                                          decreases over time based on
                                                                          return of capital, calculated on
                                                                          an annual, non-compounded basis;
                                                                          --to the general partners, until
                                                                          they receive an amount equal to
                                                                          4% of the net proceeds of all
                                                                          capital transactions of the
                                                                          partnership; and
                                                                          --all remaining amounts will be
                                                                          distributed 96% to the limited
                                                                          partners and holders of units and
                                                                          4% to the general partners.
                                                                          The cumulative return on invested
                                                                          capital for the limited partners
                                                                          and holders of units for each
                                                                          partnership is as follows: KIM is
                                                                          11%, KIP is 10%, KIP II is 11%
                                                                          and KIP III is 11%.

                                             MATURITY OR TERM

The Preferred Shares do not have a     GIT's amended declaration of       The dates of the partnership
stated maturity.                       trust was entered into as of       agreement and stated dissolution
                                       April 12, 1990 and the trust       of KIM, KIP, KIP II and KIP III
                                       will dissolve no later than        are as follows:
                                       December 31, 2029, unless earlier  KIM: partnership agreement dated
                                       dissolved by a majority in         as of July 19, 1988; dissolution
                                       interest of the shareholders. GIT  date December 31, 2028.
                                       II's amended declaration of trust  KIP: amended partnership
                                       was entered into as of             agreement dated as of June 27,
                                       September 25, 1991 and the trust   1986; dissolution date
                                       will dissolve no later than        December 31, 2025.
                                       December 31, 2030, unless earlier  KIP II: amended partnership
                                       dissolved:                         agreement dated as of May 29,
                                       --by the trustees with the
                                       consent of a majority in interest
                                       of the

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

                                       shareholders; or                   1987; dissolution date
                                       --upon final payment of the        December 31, 2026.
                                       proceeds of the disposition of     KIP III: partnership agreement
                                       the trust's last remaining         dated as of June 22, 1988;
                                       mortgage investment.               dissolution date December 31,
                                                                          2028.
                                                                          Each of KIM, KIP, KIP II and KIP
                                                                          III may be dissolved earlier than
                                                                          its stated dissolution date:
                                                                          --by the withdrawal of a general
                                                                          partner, unless the remaining
                                                                          general partner, or substitute
                                                                          general partner approved by a
                                                                          majority in interest of
                                                                          investors, agrees to continue the
                                                                          business of the partnership;
                                                                          --at the election of the general
                                                                          partners, with the consent of a
                                                                          majority in interest of the
                                                                          limited partners and unit
                                                                          holders;
                                                                          --by the vote of a majority in
                                                                          interest of the limited partners
                                                                          and unit holders, excluding any
                                                                          interests held by the general
                                                                          partners or their affiliates;
                                                                          --upon the sale of all or
                                                                          substantially all the assets of
                                                                          the partnership, unless the
                                                                          general partners elect to
                                                                          continue the business of the
                                                                          partnership in order to collect
                                                                          the consideration to be received
                                                                          for the sale; or
                                                                          --any other event that causes
                                                                          dissolution under Massachusetts
                                                                          law.

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
                                  RESTRICTIONS ON OWNERSHIP AND TRANSFER

Because we intend to operate as a      Because each of GIT and GIT II     Transfers of units are subject to
REIT, our charter prohibits any        operates as a REIT, the            certain restrictions, including:
holder of Preferred Shares from        declaration of trust of each       --the transferee must satisfy
owning, directly or indirectly, more   trust prohibits any shareholder    applicable federal or state
than 4.9% of the outstanding           from owning, directly or           securities law suitability
Preferred Shares. Our board may waive  indirectly, more than 9.8% of the  standards;
the ownership limit with respect to a  outstanding shares. Any shares     --no transfers are permitted to
holder in some circumstances unless    that are issued or transferred to  foreign persons, except in the
the holder's ownership would cause us  any person that would cause the    discretion of the general
to fail to qualify as a REIT or cause  person to own more than 9.8% but   partners;
GIT or GIT II to violate the           less than 80% of the outstanding   --any transfer that would cause
requirement under the Code that not    shares will constitute excess      partnership assets to be "plan
more than 50% in value of their        shares, as described in            assets" or that would violate
shares may be owned by five or fewer   "--Conversion Rights." The         ERISA is not permitted; and
individuals during the last half of    trustees may refuse to permit any  --transfers of fewer than 100
any year.                              transfer of shares, or redeem any  units are not permitted, except
Any purported transfer of Preferred    shares, that would constitute      in some circumstances, and this
Shares that would violate the          excess shares or otherwise         restriction may be waived by the
ownership limit or would cause us to   jeopardize the status of the       general partners in their
be actually owned by fewer than 100    trust as a REIT.                   discretion.
persons or violate our other           Shareholders of GIT II may not     In addition, any transfers that
REIT-related ownership restrictions    transfer shares to foreign         would cause the partnership to
will be null and void and the          persons as defined in the Code.    terminate under the Code,
intended transferee will acquire no                                       including any transfers of 50% or
rights in the Preferred Shares. The                                       more of the units in any 12-month
Preferred Shares that, if                                                 period and any transfers that
transferred, would result in a                                            would change the partnership's
violation of the 4.9% ownership limit                                     tax status or status as a
or the 100 person requirement or                                          partnership are also not
other ownership restrictions will                                         permitted.
automatically be converted into
Excess Preferred Shares, as described
in "--Conversion Rights."

                                         REDEMPTION AND REPURCHASE

On or after February 15, 2010, we      The trustees may redeem any        KIM, KIP, KIP II and KIP III do
will have the right to redeem the      shares held in excess of the 9.8%  not have any redemption or
Preferred Shares, in whole or in       ownership limit or any shares      repurchase provisions.
part, at a redemption price of $25.00  that would otherwise jeopardize
per share, plus all accumulated and    the trust's status as a REIT at
unpaid distributions to the date of    the fair market value of the
payment.                               shares, as determined by the
If we exercise our redemption right,   trustees in good faith.
we must redeem the Preferred Shares
in whole, and not in part, unless all
accrued and unpaid distributions have
been paid on all Preferred Shares for
all quarterly distribution periods
terminating on or prior to the date
of redemption.
We may redeem the Preferred Shares,
in whole but not in part, if we
receive an opinion of counsel that
there is more than an

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

insubstantial risk that:
--we do not qualify, or within
90 days of the date of the opinion
would no longer qualify, as a REIT;
or
--we are or will be considered an
investment company that is required
to be registered under the Investment
Company Act.
If a partial redemption of the
Preferred Shares would result in the
delisting of the Preferred Shares by
any national securities exchange or
interdealer quotation system on which
the Preferred Shares are then listed,
we will only redeem the Preferred
Shares in whole.
In addition, we or our designee will
have the right, for a period of
20 days after the later of notice to
us that the Preferred Shares have
been converted into Excess Preferred
Shares and the date we determine that
our Preferred Shares were purportedly
transferred, to redeem the Excess
Preferred Shares from the holder at a
price per share equal to the lesser
of (1) the price per share in the
transaction that created the Excess
Preferred Shares, or, if no value was
given, the closing market price at
the time of the devise or gift, and
(2) the closing market price for the
Preferred Shares at the time we or
our designee exercises our option to
purchase.

                                                CONVERSION

Holders of Preferred Shares do not     Shareholders of GIT and GIT II do  Holders of units in each of KIM,
have any conversion rights.            not have any conversion rights.    KIP, KIP II and KIP III have the
                                                                          right to exchange their units for
                                                                          an equal number of limited
                                                                          partner interests, which have
                                                                          effectively the same rights,
                                                                          obligations and preferences as
                                                                          the units. Holders of limited
                                                                          partner interests are not able to
                                                                          re-exchange those limited partner
                                                                          interests for units.

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
                                         EXCESS SHARES PROVISIONS

Preferred Shares that, if              Any shares owned, directly or      KIM, KIP, KIP II and KIP III do
transferred, would violate the         indirectly by any person in        not have any excess shares
ownership restrictions described in    excess of the 9.8% ownership       provisions.
"--Restrictions on Ownership and       limit described in
Transfer" will automatically be        "--Restrictions on Ownership and
converted into Excess Preferred        Transfer" will constitute excess
Shares that will be transferred to a   shares that will be deemed to
trust for the exclusive benefit of     have been transferred to the
one or more charitable organizations   trust and held in escrow until
designated by our board.               the excess shares are transferred
While Excess Preferred Shares are      to a permitted transferee or
held in trust, the trustee of the      redeemed by the trust, as
trust will have all distribution and   described in "--Redemption and
voting rights pertaining to the        Repurchase."
transferred shares and will hold       While the excess shares are held
distributions in trust for the         in escrow, the excess shares will
benefit of the charitable              have no right to vote or receive
beneficiary.                           dividends, and any other
                                       distributions in respect of the
                                       shares will be held in escrow for
                                       the benefit of the permitted
                                       transferee to whom the shares are
                                       transferred or, the case of
                                       redemption of the shares, the
                                       share trust.

                                                  VOTING

Except for the right to elect          The shareholders of each of GIT    Except for the right to appoint
directors under some circumstances,    and GIT II are entitled to one     directors, as described in
as described in "--Election of         vote per share on all matters to   "--Election of Directors,
Directors, Trustees or General         be brought before shareholders as  Trustees or General Partners," to
Partners," to remove directors under   provided under applicable law.     remove directors under certain
some circumstances, as described in                                       circumstances, as described in
"--Removal of Directors, Trustees or                                      "--Removal of Directors, Trustees
General Partners," or to approve some                                     or General Partners," to approve
amendments to our charter, as                                             certain amendments to the
described in "--Amendments to                                             partnership agreement, as
Organizational Documents" or as may                                       described in "--Amendments to
be otherwise required by our charter,                                     Organizational Documents," to
the holders of Preferred Shares will                                      approve the sale of all or
have no voting rights.                                                    substantially all of the assets
When entitled to vote, the holders of                                     of the partnership, as described
Preferred Shares are entitled to vote                                     in "--Approval of Fundamental
separately as a class with all other                                      Corporate Transactions" or as may
classes of preferred stock upon which                                     be otherwise required by law,
like voting rights have been                                              holders of units have no voting
conferred and are exercisable. When                                       rights.
entitled to vote, the holders of                                          When entitled to vote, each unit
Preferred Shares are entitled to one                                      of interest in each of KIM, KIP,
vote per share, except that when any                                      KIP II and KIP III is entitled to
other series of preferred stock has                                       one vote, which vote may be made
the right to vote with the Preferred                                      on behalf of and at the direction
Shares as a single class on any                                           of the holder of a unit by the
matter, the holders of Preferred                                          corporate limited partner.
Shares and holders of the other

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
series of preferred stock will have
one vote per $25.00 of stated
liquidation preference.

                            ELECTION OF DIRECTORS, TRUSTEES OR GENERAL PARTNERS

In general, holders of Preferred       The trustees are elected each      The holders of a majority in
Shares have no right to elect          year at the annual meeting of      interest of the limited partner
directors. This right is held          shareholders by plurality vote of  interests and units must approve
exclusively by the holders of our      the shareholders. Vacancies in     any replacement general partner
common stock. Vacancies, including     the board of trustees occurring    upon the removal or withdrawal of
any vacancy created by an increase in  other than because of removal by   any general partner. In the case
the number of directors, will be       the shareholders will be filled    of the removal of a general
filled by a majority of the directors  by the vote of a majority of the   partner, any interests held by
then in office. Any individual so      trustees then in office.           the general partners or their
elected as director will serve until   Vacancies occurring because of     affiliates will be excluded from
the next annual meeting of             removal by the shareholders will   the requisite vote to approve the
stockholders and until his or her      be filled by the shareholders.     replacement general partner. In
successor is elected and qualifies.    Any individual so elected as       the case of the voluntary
Our charter currently authorizes five  trustee will serve until the next  withdrawal of a general partner,
directors. A majority of the board of  annual meeting of shareholders     the remaining general partner
directors may increase or decrease     and until his or her successor is  must also approve the replacement
the number of directors, not to be     elected and qualified.             general partner.
less than the minimum required under
Maryland law or more than 15. A
majority of the board must consist of
independent directors, which will
affect who may be elected or removed
as directors in connection with any
change in the number of authorized
directors.
However, if we fail to make
distributions in full on the
Preferred Shares for six consecutive
quarterly distribution periods, which
we refer to as an election event, the
holders of the Preferred Shares,
voting separately as a class with all
other series of preferred stock upon
which like voting rights have been
conferred and are then exercisable,
will be entitled, by the vote of
holders of Preferred Shares
representing a majority in aggregate
liquidation preference of the
outstanding preferred stock, to elect
two special directors. Each special
director will have the same rights,
powers and privileges under our
charter as a regular director, except
that one of the special directors, at
such director's request, will be
appointed as an additional member of
the audit committee, if the director
otherwise qualifies as an independent
director. During the

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
term of the special directors, our
board of directors will not be
permitted to increase the number of
directors, except to add the special
directors.

                            REMOVAL OF DIRECTORS, TRUSTEES OR GENERAL PARTNERS

In general, holders of Preferred       A majority in interest of the      A majority in interest of the
Shares have no right to remove         shareholders may remove one or     holders of units and limited
directors. This right is held          more of the trustees, with or      partner interests, not including
exclusively by the holders of our      without cause. A majority of the   interests held by the general
common stock.                          trustees may remove any trustee    partners and their affiliates,
However, any special director elected  for cause.                         may remove any general partner
by the holders of Preferred Shares,                                       and select a replacement general
as described in "--Election of                                            partner.
Directors, Trustees or General
Partners," may be removed without
cause at any time by the affirmative
vote of the holders of shares
representing a majority in
liquidation preference of each series
of preferred stock upon which like
voting rights have been conferred and
are then exercisable, voting as a
single class.
If and when all accumulated dividends
and dividends for the current period
have been fully paid or declared and
a sufficient amount set aside for
payment, the holders of Preferred
Shares will no longer have the right
to elect the special directors, the
term of the special directors will
terminate and the number of directors
will be reduced by two.

                                  AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

The holders of Preferred Shares        The declaration of trust of GIT    The vote of a majority in
generally have no voting rights with   provides that the vote of a        interest of the holders of
respect to any amendment to our        majority in interest of the        limited partner interests and
charter. However, 66 2/3% in interest  shareholders is required to amend  units, excluding any interests
of the the holders of Preferred        he declaration of trust. However,  held by the general partners or
Shares must approve:                   the declaration of trust of GIT    their affiliates, is required to
--any amendment to our charter that    provides that any amendment that   amend the partnership agreement.
would have a material and adverse      would reduce the amounts payable   However, the amendment cannot
effect on the preferences, rights,     to the shareholders upon           allow the limited partners or
voting powers, restrictions,           liquidation or diminish or         holders of units to take part in
limitations as to distributions,       eliminate any voting rights of     the control of the partnership
qualifications and terms and           the shareholders requires the      and may not increase the
conditions of redemption of the        vote of 66 2/3% in interest of     liability of any partner or unit
Preferred Shares; or                   the shareholders.                  holder or adversely affect its
                                       The declaration of trust of        share of distributions or
                                       GIT II provides that the vote of   allocations of profit or loss
                                       a majority                         without the approval of each
                                                                          affected partner or unit

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

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

--the authorization or creation of,    in interest of the shareholders    holder.
or any increase in the authorized      is required to amend the           The general partners may amend
amount of, any series of stock that    declaration of trust. However,     the partnership agreement without
would rank senior to the Preferred     the declaration of trust of        the consent of the limited
Shares.                                GIT II provides that any           partners or unit holders for
                                       amendment that would reduce the    specified purposes, including
                                       amounts payable to the             clarifying an ambiguity or
                                       shareholders upon liquidation      correcting an inconsistency, to
                                       requires the vote of 66 2/3% in    preserve the partnership's tax
                                       interest of the shareholders, and  status or to conform with
                                       that no amendment may be made to   applicable laws, regulations or
                                       provisions regarding business      administrative rulings.
                                       combinations and other material
                                       transactions without offering the
                                       shareholders the options
                                       described in "--Approval of
                                       Fundamental Corporate
                                       Transactions."
                                       The trustees may amend the
                                       declaration of trust without
                                       shareholder consent to conform
                                       the declaration of trust to
                                       applicable laws, regulations or
                                       administrative rulings or to
                                       clarify an ambiguity or correct
                                       an inconsistency.

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
                          BUSINESS COMBINATIONS WITH INTERESTED SECURITY HOLDERS

Under Maryland law, business           The declaration of trust of GIT    KIM, KIP, KIP II and KIP III do
combinations between a Maryland        prohibits any business             not have any provisions
corporation and an interested          combination with an interested     specifically restricting business
stockholder or an affiliate of an      shareholder for three years        combinations with interested
interested stockholder are prohibited  following the date the             partners or unit holders.
for five years after the most recent   shareholder became an interested
date on which the interested           shareholder. The exceptions to
stockholder becomes an interested      this rule are:
stockholder. This restriction will     --if, before that date, the
not apply to business combinations     trustees unanimously approved
with KRF Company or its affiliates,    either the business combination
as our board of directors has          or the transaction that resulted
specifically exempted them from this   in the shareholder becoming an
provision.                             interested shareholder;
An interested stockholder is defined   --if, upon completion of the
as:                                    transaction that resulted in the
--any person who beneficially owns     shareholder becoming an
10% or more of the voting power of     interested shareholder, the
the corporation's shares; or           shareholder owned at least 90% of
--an affiliate or associate of the     the outstanding shares, excluding
corporation who, at any time within    shares held by the trustees and
the two-year period before the date    officers of the trust and certain
in question, was the beneficial owner  shares held in employee stock of 10% or more of the voting power of  plans; or
the then outstanding voting stock of   --if on or after that date, the
the corporation.                       business combination is approved
A person is not an interested          by the trustees and a majority in
stockholder under the statute if the   interest of the outstanding
board of directors approved in         shares, excluding shares held by
advance the transaction by which that  the interested shareholder.
person otherwise would have become an  An interested shareholder
interested stockholder. However, in    generally means any person owning
approving a transaction, the board of  5% or more of the outstanding
directors may provide that its         shares.
approval is subject to compliance, at  The declaration of trust of
or after the time of approval, with    GIT II does not have any
any terms and conditions determined    provisions specifically
by the board.                          restricting business combinations
                                       with interested shareholders.

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

After the five-year prohibition, any
business combination between the
Maryland corporation and an
interested stockholder generally must
be recommended by the board of
directors and approved by at least:
--80% in interest of the holders of
outstanding shares of voting stock;
and
--66 2/3% in interest of the holders
of outstanding shares of voting
stock, excluding shares held by the
interested stockholder with whom or
with whose affiliate the business
combination is to be effected or held
by an affiliate or associate of the
interested stockholder.
These super-majority voting
requirements do not apply if the
corporation's common stockholders
receive a minimum price, as defined
under Maryland law, for their shares
in the form of cash or other
consideration in the same form as
previously paid by the interested
stockholder for its shares. The
statute permits various exemptions
from its provisions, including
business combinations that are
exempted by the board of directors
before the time that the interested
stockholder becomes an interested
stockholder.

                              APPROVAL OF FUNDAMENTAL CORPORATE TRANSACTIONS

We may, upon the approval of our       The declaration of trust of GIT    A majority in interest of the
board of directors and the holders of  provides that all matters          limited partner interests and
our common stock, and without the      submitted to the shareholders      units, representing the rights of
approval of the holders of Preferred   will be decided by the vote of a   the holders of interests not
Shares, merge with or into another     majority in interest of the        affiliated with the general
entity or consolidate with one or      shares entitled to vote at the     partners, must approve the sale
more other entities into a new         shareholders meeting, and does     of all or substantially all the
entity, so long as the merger or       not provide for any special        assets of the partnership.
consolidation does not materially      voting requirements other than
adversely affect the preferences,      with respect to:
rights, voting powers, restrictions,   --the election of trustees, as
limitations as to dividends,           described in "--Election of
qualifications and terms and           Directors, Trustees or General
conditions of redemption of the        Partners;"
Preferred Shares, including any        --specified business
successor securities.                  combinations, as described in
The approval of the holders of         "--Business Combinations with
                                       Interested Security Holders;" and

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

Preferred Shares is not required to    --any amendment to the
approve:                               declaration of trust that would
--any merger or consolidation in       reduce the amounts payable to the
which we are the surviving entity; or  shareholders upon liquidation or
--any merger or consolidation in       diminish or eliminate any voting
which we are not the surviving         rights of the shareholders, as
entity, so long as the holders of      described in "--Super-Majority
Preferred Shares receive either cash   Voting Provisions."
or securities with preferences,        The declaration of trust of GIT
rights and privileges substantially    provides that the trust may
similar to those of the Preferred      change its legal status as a
Shares in exchange for their           Massachusetts business trust to a
Preferred Shares in the merger or      different type of legal entity by
consolidation.                         the vote of a majority in
                                       interest of the shareholders if
                                       the trust maintains separate
                                       existence as a single entity and
                                       the shareholders' participation
                                       in the resulting entity is on the
                                       same terms and conditions as
                                       their investment in the trust.
                                       The declaration of trust of
                                       GIT II provides that the trust
                                       may not take any of the following
                                       actions unless shareholders who
                                       do not consent to the action are
                                       given the option of receiving
                                       either a security having the same
                                       terms and conditions as the
                                       shares or the liquidating value
                                       of their interests in the trust,
                                       as established by an independent
                                       appraisal:
                                       --participate in any roll-up,
                                       merger or other business
                                       combination;
                                       --make a material change to the
                                       compensation of the trust's
                                       advisor and its affiliates;
                                       --amend the voting rights of
                                       shareholders;
                                       --listing the shares on a
                                       national securities exchange;
                                       --make a change in the
                                       fundamental investment objectives
                                       of the trust; or
                                       --make a material alteration to
                                       the duration of the trust.
                                       The declaration of trust of GIT
                                       II provides that the trust may
                                       change its legal status as a
                                       Massachusetts business trust to a
                                       different type of

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------
                                       legal entity without offering the
                                       shareholders the options
                                       described above if the trust
                                       maintains separate existence as a
                                       single entity and the
                                       shareholders' participation in
                                       the resulting entity is on the
                                       same terms and conditions as
                                       their investment in the trust.

                                     SUPER-MAJORITY VOTING PROVISIONS

The vote of 66 2/3% in interest of     The declaration of trust of each   KIM, KIP, KIP II and KIP III have
the holders of Preferred Shares is     of GIT and GIT II provides that    no super-majority voting
required to approve any action that    the vote of 66 2/3% in interest    provisions.
would materially and adversely affect  of the shareholders is required
the preferences, rights, voting        to reduce any amounts payable to
powers, restrictions, limitations as   the shareholders upon
to dividends, qualifications and       liquidation.
terms and conditions of redemption of
the Preferred Shares, whether by way
of amendment to the charter or
otherwise.

                                           PUBLIC TRADING MARKET

The Preferred Shares are expected to   No public trading market exists    No public trading market exists
be listed on the American Stock        for the Interests in GIT and GIT   for the Interests in KIM, KIP,
Exchange, subject to notice of         II.                                KIP II and KIP III.
issuance.

                   INDEMNIFICATION OF DIRECTORS, OFFICERS, TRUSTEES OR GENERAL PARTNERS

Our charter authorizes us, and our     The declaration of trust of each   The partnership agreement for
bylaws obligate us, to indemnify, to   of GIT and GIT II provides that    each of KIM, KIP, KIP II and KIP
the maximum extent permitted by        the trust will indemnify and hold  III provides that the general
Maryland law, any person against whom  harmless the trustees, the         partners and their affiliates
a claim is made by reason of the fact  advisor or any affiliate of        performing services within the
that the person is or was our          theirs who performs services on    scope of the general partners'
director or officer or is or was       behalf of the trust against any    duties are entitled to be
serving, at our request, in a similar  expense or liability in any        indemnified by the partnership
capacity for any other entity,         action arising out of that         for any loss or liability arising
against any claim or liability.        person's activities on behalf of   out of any act or omission
Maryland law requires us to indemnify  the trust as long as:              performed or omitted by the
a director or officer who has been     --the trustees or the advisor      general partners:
successful in the defense of any       determines in good faith that the  --in good faith on behalf of the
proceeding to which he is made a       course of conduct that caused the  partnership; and
party by reason of his service in      loss or liability was in the best  -- in a manner reasonably
that capacity.                         interests of the trust;            believed by the general partners
Maryland law permits us to indemnify   --the loss or liability was not    to be within the scope of their
our present and former directors and   the result of negligence or        authority and in the best
officers, among others, against        misconduct; and                    interests of the partnership.
judgments, penalties, fines,           --the indemnification or           They are not entitled to be
settlements and reasonable expenses    agreement to hold harmless is      indemnified for any loss or
actually incurred by any of them in    recoverable only out of the        liability that was the result of
connection with any proceeding unless  assets of the trust and not from   negligence, misconduct or breach
it is established                      the shareholders.                  of fiduciary duty.

                                       RIGHTS OF HOLDERS OF INTERESTS IN  RIGHTS OF HOLDERS OF INTERESTS IN
RIGHTS OF HOLDERS OF PREFERRED SHARES           GIT AND GIT II              KIM, KIP, KIP II AND KIP III
-------------------------------------  ---------------------------------  ---------------------------------

that:                                                                     Any indemnification must be paid
--the act or omission was material to                                     out of the assets of the
the matter giving rise to the                                             partnership and not by the
proceeding and was committed in bad                                       partners.
faith or was the result of active and
deliberate dishonesty;
--the director or officer actually
received an improper personal benefit
in money, property or services; or
--in the case of any criminal
proceeding, the director or officer
had reasonable cause to believe that
the act or omission was unlawful.

           LIMITATION OF PERSONAL LIABILITY OF DIRECTORS, OFFICERS, TRUSTEES OR GENERAL PARTNERS

Our charter contains a provision that  The declaration of trust of each   The partnership agreement for
eliminates directors' and officers'    of GIT and GIT II provides that    each of KIM, KIP, KIP II and KIP
liability to the maximum extent        the trustees and their affiliates  III provides that the general
permitted by Maryland law.             will not be liable for any debt,   partners and their affiliates
Maryland law permits us to limit the   claim, demand, judgment, decree,   performing services within the
liability of our officers and          liability or obligation of any     scope of the general partners'
directors to us and officers and       kind of, against or with respect   duties will not be liable,
directors to us our stockholders for   to the trust arising out of any    responsible or accountable in
money damages, except for liability    action taken or omitted for or on  damages to any of the partners,
resulting from:                        behalf of the trust.               unit holders or the partnership
--actual receipt of an improper                                           for any act or omission performed
benefit or profit in money, property                                      or omitted by the general
or services; or                                                           partners:
--active and deliberate dishonesty                                        --in good faith on behalf of the
established by a final judgment that                                      partnership; and
is material to the cause of action.                                       --within the scope of their
                                                                          authority and in the best
                                                                          interests of the partnership.
                                                                          The general partners and their
                                                                          affiliates will not be released
                                                                          from liability for acts or
                                                                          omissions constituting
                                                                          negligence, misconduct or breach
                                                                          of fiduciary duty.

                          INFORMATION WITH RESPECT TO
                               THE MORTGAGE FUNDS

KRUPP GOVERNMENT INCOME TRUST

    The following is information regarding Krupp Government Income Trust, which we refer to as GIT.

    GENERAL. GIT was formed on November 1, 1989. GIT, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 15,053,135 shares of beneficial interest outstanding as of September 30, 2002. There is no established trading market for these shares.

    The following is a discussion of GIT's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. The policies with respect to these activities are described in the declaration of trust or have been determined by the trustees. These policies are reviewed at least annually by the trustees and may be altered by the trustees without approval of the shareholders, if the trustees determine that the change is in the best interests of the trust and the shareholders, except as otherwise expressly provided in the declaration of trust.

    INVESTMENT POLICIES. The investment policy of GIT was to invest primarily to acquire participating insured mortgages (PIMs), participating insured mortgage investments (PIMIs) and mortgage-backed securities (MBS). GIT's policy did not include investing in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. GIT's policy did not include investing in other securities of any issuer, other than reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the declaration of trust. Under the terms of its declaration of trust, GIT is not permitted to make any new investments through the end of the term of the trust.

    A PIM is a mortgage loan created expressly in reference to a particular multi-family residential property. GIT's investments in PIMs consist of
(1) either a HUD-insured first mortgage or a Fannie Mae MBS, guaranteed or insured as to principal and basic interest, and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing programs of the Federal Housing Administration, which we refer to as FHA, under the authority of the Department of Housing and Urban Development, which we refer to as HUD. PIMs provide GIT with monthly payments of principal and basic interest and may also provide for GIT's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to GIT through a subordinated promissory note and mortgage. The participation features are neither insured nor guaranteed.

    GIT's investments in PIMIs on multi-family residential properties consist of
(1) either a HUD-insured first mortgage or a HUD-insured first mortgage securitized by the Government National Mortgage Association, which we refer to as GNMA, (2) an additional loan to owners of the borrower in excess of mortgage amounts insured or guaranteed under GNMA or FHA programs that increases GIT's total financing with respect to that property and (3) a participating mortgage. Additional loans associated with insured mortgages issued or originated in connection with HUD insured programs cannot, under government regulations, be collateralized by a mortgage on the underlying property. These additional loans are typically collateralized by a security interest satisfactory to the GIT advisor and are neither insured nor guaranteed. In addition, the participation features related to the participating mortgage are neither insured nor guaranteed. Additional loans provide GIT with semi-annual interest payments and may provide additional interest in the future while the participating mortgage provides for GIT's participation in the surplus cash from and residual value, if any, of the underlying property.

    The trust was permitted to invest in PIMs and PIMIs for which the borrower of the underlying mortgage loan is an affiliated borrower. In no event, however, was the trust permitted to acquire any PIM or PIMI involving an affiliated borrower unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction approved the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than a loan to an unaffiliated borrower under the same circumstances. The trust did make two investments in PIMIs where the borrower of the underlying mortgage loan was an affiliated borrower. The trust currently owns one of these investments, while the other was repaid in 2001. The trust was not permitted to invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property, and was not permitted to invest more than 10% of its assets in junior mortgages, with exceptions, and the declaration of trust prohibits some other types of investments.

    MBS are created when a financial institution buys one or more multi-family or single-family mortgages, forms them into a separate and distinct pool consisting of one or more mortgages, and then sells the instruments that represent an interest in the individual mortgage or the pool of mortgages. The interest and principal paid by the property owner are passed through by the issuer to the holder of the mortgage. GIT has investments in MBS collateralized by single-family and multi-family mortgage loans issued or originated by GNMA, FHA, Fannie Mae and the Federal Home Loan Mortgage Corporation, which we refer to as FHLMC. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. GNMA guarantees the timely payment of principal and interest on its MBS, and HUD insures the pooled mortgage loans underlying the GNMA MBS and FHA mortgage loans. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    The following table provides information regarding the investment portfolio of GIT as of September 30, 2002:

                            GIT MORTGAGE FUND ASSETS

PARTICIPATING INSURED MORTGAGES

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
FHA                       N/A          Mill Pond         OH          146         8.150%        January-33       May-91
FHA                       N/A         Rivergreens        OR          208         8.005%         April-33      November-91
CARRYING VALUE--PARTICIPATING INSURED MORTGAGES............................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
FHA                     $ 7,444,644   First mortgage fully insured by the          First      Current
                                      U.S. Government
FHA                     $ 9,536,785   First mortgage fully in sured by the         First      Current
                                      U.S. Government
                        -----------
CARRYING VALUE--PARTIC  $16,981,429

PARTICIPATING INSURED MORTGAGE INVESTMENTS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     280976    Lifestyles            FL          236         7.000%         March-32        June-92
GNMA                     280839    Windward              FL          276         8.500%         June-32         July-92
FHA                       N/A      Mountain View         AL          256         6.875%        January-34    September-93
Additional Loan           N/A      Lifestyles            FL          N/A          N/A            May-07         June-92
Additional Loan           N/A      Windward              FL          N/A          N/A           July-02         July-92
Additional Loan           N/A      Mountain View         AL          N/A         7.00%        September-03   September-93
TOTAL PARTICIPATING INSURED MORTGAGE INVESTMENTS...........................................................................
INTEREST APPLIED AS PRINCIPAL REDUCTION ON LIFESTYLES ADDITIONAL LOAN......................................................
PROVISION FOR IMPAIRED MORTGAGE LOANS......................................................................................
CARRYING VALUE--PARTICIPATING INSURED MORTGAGE INVESTMENTS.................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $ 9,783,943   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
GNMA                    $13,366,056   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
FHA                     $ 9,163,360   First mortgage fully insured by the          First      Current
                                      U.S. Government
Additional Loan         $ 1,817,665   By pledging ownership interests in the        N/A       Current
                                      borrowing entity, their share of any
                                      distributions received, and the proceeds
                                      realized upon the refinancing or sale of
                                      the property or the sale of the
                                      partnership interests
Additional Loan         $ 2,471,294   By pledging ownership interests in the        N/A       Current
                                      borrowing entity, their share of any
                                      distributions received, and the proceeds
                                      realized upon the refinancing or sale of
                                      the property or the sale of the
                                      partnership interests
Additional Loan         $ 1,400,000   By pledging ownership interests in the        N/A       Current
                                      borrowing entity, their share of any
                                      distributions received, and the proceeds
                                      realized upon the refinancing or sale of
                                      the property or the sale of the
                                      partnership interests
TOTAL PARTICIPATING IN  $38,002,318
INTEREST APPLIED AS PR  $  (118,968)
PROVISION FOR IMPAIRED  $(1,698,811)
                        -----------
CARRYING VALUE--PARTIC  $36,184,539
                        -----------

MULTI-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     439902    Pointe East           WA          N/A         7.500%         April-32      January-00
TOTAL MULTI-FAMILY MBS.....................................................................................................
UNAMORTIZED DISCOUNT.......................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--MULTI-FAMILY MBS...........................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $ 3,273,234   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
                        -----------
TOTAL MULTI-FAMILY MBS  $ 3,273,234
UNAMORTIZED DISCOUNT..  $   (32,732)
UNREALIZED GAIN.......  $   252,694
                        -----------
CARRYING VALUE--MULTI-  $ 3,493,196

SINGLE-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                    Multiple          N/A            N/A         N/A        8% to 9%          N/A             N/A
Fannie Mae              Multiple          N/A            N/A         N/A         8.000%           N/A             N/A
FHLMC                   Multiple          N/A            N/A         N/A      7.5% to 9.5%        N/A             N/A
TOTAL SINGLE-FAMILY MBS....................................................................................................
UNREALIZED GAIN............................................................................................................
UNAMORTIZED PREMIUM........................................................................................................
CARRYING VALUE--SINGLE-FAMILY MBS..........................................................................................
TOTAL OF CARRYING VALUE OF ALL MORTGAGES...................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $   174,132   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
Fannie Mae              $   559,481   MBS Guaranteed by Fannie Mae                  N/A       Current
FHLMC                   $ 2,220,453   MBS Guaranteed by FHLMC                       N/A       Current
                        -----------
TOTAL SINGLE-FAMILY MB  $ 2,954,066
UNREALIZED GAIN.......  $   186,731
UNAMORTIZED PREMIUM...  $     8,929
                        -----------
CARRYING VALUE--SINGLE  $ 3,149,726
                        -----------
TOTAL OF CARRYING VALU  $59,808,890
                        ===========

    BORROWING POLICIES. GIT anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the trust's cash flow should be insufficient to meet the trust's operating expenses and liabilities, it will be necessary for the trust to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The trust may pledge mortgages as security for any permitted borrowing.

    The trust may not borrow funds in connection with the acquisition or origination of mortgages. However, it may borrow funds to meet working capital requirements of the trust. In this event the trust may borrow funds from third parties on a short-term basis. The declaration of trust limits the amount that may be borrowed by the trust. Borrowing agreements between the trust and a lender may also restrict the amount of indebtedness that the trust may incur. The declaration of trust prohibits the trust from issuing debt securities to institutional lenders and banks, and the trust may not issue debt securities to the public except in some circumstances. The trust, under some circumstances, may borrow funds from the advisor, a trustee or an affiliate of the trust or any trustee. However, a majority of the independent trustees, not otherwise interested in such transaction, must approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than loans between unaffiliated lenders and borrowers under the same circumstances. The trust has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the insured mortgages and PIMs and the notes that evidence the additional loans provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date.

    From time to time, the trust expects that it may realize the principal and participation in residual value, if any, of its mortgages before maturity. It is expected that the mortgages will be repaid after a period of ownership of approximately ten years from the dates of the closings of the permanent loans. Realization of the value of mortgages may, however, be made at an earlier or later date. During the past three years, the trust has received prepayments with respect to eight of the trust's investments.

    REPORTING POLICIES. GIT furnishes its annual report to shareholders within 120 days after the end of each fiscal year of the trust. The annual report includes: (1) the trust's audited balance sheet and audited statements of income and comprehensive income, changes in shareholders' equity and cash flows, accompanied by the report of the trust's independent certified public accountants, (2) an estimate by the advisor of the net asset value of the shares and (3) a statement of distributable cash flow.

    GIT furnishes its quarterly report to shareholders within 60 days after the end of the first three fiscal quarters of each fiscal year of the trust. The quarterly report includes: (1) the trust's unaudited balance sheet,
(2) unaudited statements of income and comprehensive income and cash flows and
(3) an estimate by the advisor of the net asset value of the shares. Each annual and quarterly report also includes a narrative description of the trust's operations and the amount of fees and other compensation paid to the advisor and its affiliates by the trust.

    The trust provides annual tax information on Form 1099-DIV by January 31 of each year.

    OTHER POLICIES. The trust will not underwrite securities of other issuers, offer securities in exchange for property or invest in securities of other issuers for the purpose of exercising control and has not engaged in any of these activities during the past three years. The declaration of trust does not permit GIT to issue senior securities. The trust has not repurchased or reacquired any of its shares from shareholders in the past three years and does not intend to do so in the future, except as described in "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests--Redemption and Repurchase." The trust may not make loans to the advisor, any trustee, any affiliate of the advisor or any trustee or any other person, other than mortgage investments of the type described above. The trust has not made any loans other than mortgage investments during the past three years.


    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the GIT Advisor, KRF Company and Berkshire Advisor. Douglas Krupp is also chairman of the board and a trustee of GIT.

KRUPP GOVERNMENT INCOME TRUST II

    The following is information regarding Krupp Government Income Trust II, which we refer to as GIT II.

    GENERAL. GIT II was formed on February 8, 1991. GIT II, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 18,371,477 shares of beneficial interest outstanding as of September 30, 2002. There is no established trading market for these shares.

    The following is a discussion of GIT II's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. The policies with respect to these activities are described in the declaration of trust or have been determined by the trustees. The policies are reviewed at least annually by the trustees and may be altered by the trustees without approval of the shareholders, if the trustees determine that the change is in the best interests of the trust and the shareholders, except as otherwise expressly provided in the declaration of trust. However, if the trustees make any fundamental change in the trust's investment objectives, as described in the declaration of trust, the trust is required to give to shareholders not approving the change the option of receiving either a security having the same terms and conditions as the shares of the trust or the liquidating value of their interests in the trust.

    INVESTMENT POLICIES. The investment policy of GIT II was to invest primarily to acquire PIMs, PIMIs and MBS. GIT II considers itself to be engaged in only one industry segment, investment in real estate mortgages. GIT II's policy did not include investing in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. GIT II's policy did not include investing in other securities of any issuer, other than (1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the declaration of trust or
(2) temporary investments in nominees, trusts or qualified REIT subsidiaries to facilitate the acquisition of mortgages by the trust. Under the terms of its declaration of trust, GIT II is not permitted to make any new investments through the end of the term of the trust.

    GIT II's investments in PIMs consist of (1) either a HUD-insured first mortgage or a Fannie Mae MBS, guaranteed or insured as to principal and basic interest, and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing programs of the FHA under the authority of HUD. PIMs provide GIT II with monthly payments of principal and basic interest and may also provide for trust participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to GIT II through a subordinated promissory note and mortgage. The participation features are neither insured nor guaranteed.

    GIT II's investments in PIMIs on multi-family residential properties consist of (1) a Fannie Mae MBS, (2) an additional loan to the borrower or owners of the borrower, in excess of mortgage amounts guaranteed under a Fannie Mae program, that increases GIT II's total financing with respect to that property and which provides a participating feature. Additional loans associated with Fannie Mae MBS are collateralized by a subordinated mortgage on the underlying property but are neither insured nor guaranteed. Additional loans provide GIT II with semi-annual interest payments and may provide additional interest in the future from GIT II's participation in the surplus cash from and residual value, if any, of the underlying property.

    The trust was permitted to invest in PIMIs and PIMs for which the borrower of the underlying mortgage loan was an affiliated borrower. In no event, however, was the trust permitted to acquire any PIMI or PIM involving an affiliated borrower unless a majority of the trustees, including a majority of the independent trustees not otherwise interested in the transaction, approved the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than a loan to an unaffiliated borrower under the same circumstances. The trust did make one investment in a PIMI where the borrower of the underlying mortgage loan was an affiliated borrower. This investment was repaid in 2001. The trust was not permitted to invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property, and the declaration of trust prohibits some other types of investments.

    GIT II has investments in MBS collateralized by single-family and multi-family mortgage loans issued or originated by Fannie Mae, GNMA or FHLMC. Fannie Mae, GNMA and FHLMC guarantee the principal and basic interest of its MBS. HUD insures the pooled mortgage loans underlying the MBS. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    The following table provides information regarding the investment portfolio of GIT II as of September 30, 2002:

                          GIT II MORTGAGE FUND ASSETS

PARTICIPATING INSURED MORTGAGES

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
Fannie Mae               73025     Mequon Trails         WI          246         6.500%        January-08     December-92
FHA                       N/A      Rivergreens II        OR          126         7.375%        January-35      August-93
FHA                       N/A      Mill Pond II          OR          150         7.125%       December-35       July-95
FHA                       N/A      Fountains             IA          204         7.500%       November-36       May-96
TOTAL PARTICIPATING INSURED MORTGAGES......................................................................................
UNAMORTIZED DISCOUNT.......................................................................................................
CARRYING VALUE--PARTICIPATING INSURED MORTGAGES............................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
Fannie Mae              $13,076,880   MBS Guaranteed by Fannie Mae                  N/A       Current
FHA                     $ 5,885,866   First mortgage fully insured by the          First      Current
                                      U.S. Government
FHA                     $ 7,940,576   First mortgage fully insured by the          First      Current
                                      U.S. Government
FHA                     $10,073,503   First mortgage fully insured by the          First      Current
                                      U.S. Government
                        -----------
TOTAL PARTICIPATING IN  $36,976,825
UNAMORTIZED DISCOUNT..  $   (50,368)
                        -----------
CARRYING VALUE--PARTIC  $36,926,457

PARTICIPATING INSURED MORTGAGE INVESTMENTS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
Fannie Mae               73027     Crossings Village     OH          286         6.750%        October-08    September-93
Fannie Mae               73029     Martin's Landing      GA          300         6.500%       December-08     November-93
Fannie Mae               73030     Sunset Summit         OR          261         6.500%       December-08     November-93
Fannie Mae               73043     Oasis @ Springtree    FL          276         6.750%       September-09     August-94
Fannie Mae               73149     The Lakes             GA          464         6.825%         July-10         June-95
Additional Loan           N/A      Crossings Village     OH          N/A         7.00%         October-08    September-93
Additional Loan           N/A      Martin's Landing      GA          N/A         7.00%        December-08     November-93
Additional Loan           N/A      Sunset Summit         OR          N/A         7.00%        December-08     November-93
Additional Loan           N/A      Oasis @ Springtree    FL          N/A         7.00%        September-09     August-94
Additional Loan           N/A      The Lakes             GA          N/A         7.00%          July-10         June-95
CARRYING VALUE--PARTICIPATING INSURED MORTGAGE INVESTMENTS.................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
Fannie Mae              $11,569,304   MBS Guaranteed by Fannie Mae                  N/A       Current
Fannie Mae              $10,017,776   MBS Guaranteed by Fannie Mae                  N/A       Current
Fannie Mae              $ 9,123,330   MBS Guaranteed by Fannie Mae                  N/A       Current
Fannie Mae              $11,295,293   MBS Guaranteed by Fannie Mae                  N/A       Current
Fannie Mae              $16,972,554   MBS Guaranteed by Fannie Mae                  N/A       Current
Additional Loan         $ 2,584,000   Subordinated Mortgage                       Second      Current
Additional Loan         $ 2,280,000   Subordinated Mortgage                       Second      Current
Additional Loan         $ 1,900,000   Subordinated Mortgage                       Second      Current
Additional Loan         $ 2,290,000   Subordinated Mortgage                       Second      Current
Additional Loan         $ 4,600,000   Subordinated Mortgage                       Second      Current
                        -----------
CARRYING VALUE--PARTIC  $72,632,257

MULTI-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     395486    Fair Oaks             TX          N/A         8.125%         June-31           N/A
Fannie Mae               73057     Willows               WA          N/A         7.075%       December-09         N/A
TOTAL MULTI-FAMILY MBS.....................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--MULTI-FAMILY MBS...........................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $   568,533   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
Fannie Mae              $ 3,302,439   MBS Guaranteed by Fannie Mae                  N/A       Current
                        -----------
TOTAL MULTI-FAMILY MBS  $ 3,870,972
UNREALIZED GAIN.......  $   194,571
                        -----------
CARRYING VALUE--MULTI-  $ 4,065,543

SINGLE-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
Fannie Mae              Multiple          N/A            N/A         N/A       7% to 7.5%         N/A             N/A
FHLMC                   Multiple          N/A            N/A         N/A        7% to 9%          N/A             N/A
TOTAL SINGLE-FAMILY MBS....................................................................................................
UNAMORTIZED PREMIUM........................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--SINGLE-FAMILY MBS..........................................................................................
CARRYING VALUE OF ALL MORTGAGES............................................................................................

                           UNPAID                                                             DELINQUENCY
                        BALANCE AS OF                                                LIEN      STATUS OF
        AGENCY             9/30/02                     COLLATERAL                  POSITION      LOAN
        ------          -------------                  ----------                  --------   -----------
Fannie Mae              $  1,875,474    MBS Guaranteed by Fannie Mae                 N/A       Current
FHLMC                   $  6,082,079    MBS Guaranteed by FHLMC                      N/A       Current
                        ------------
TOTAL SINGLE-FAMILY MB  $  7,957,553
UNAMORTIZED PREMIUM...  $    159,255
UNREALIZED GAIN.......  $    281,650
                        ------------
CARRYING VALUE--SINGLE  $  8,398,458
                        ------------
CARRYING VALUE OF ALL   $122,022,715
                        ============

    BORROWING POLICIES. GIT II anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the trust's cash flow should be insufficient to meet the trust's operating expenses and liabilities, it will be necessary for the trust to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The trust may pledge mortgages as security for any permitted borrowing.

    The trust may not borrow funds in connection with the acquisition or origination of mortgages. However, it may borrow funds in order to meet working capital requirements of the trust. In this event the trust may borrow funds from third parties on a short-term basis. The declaration of trust limits the amount that may be borrowed by the trust. Borrowing agreements between the trust and a lender may also restrict the amount of indebtedness that the trust may incur. The declaration of trust prohibits the trust from issuing debt securities to institutional lenders and banks, and the trust may not issue debt securities to the public except in some circumstances. The trust, under some circumstances, may borrow funds from the advisor, a trustee or an affiliate of the trust or any trustee. However, a majority of the independent trustees, not otherwise interested in such transaction, must approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than loans between unaffiliated lenders and borrowers under the same circumstances. The trust has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the insured mortgages and PIMs and the notes that evidence the additional loans provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date.

    From time to time, the trust expects that it may realize the principal and participation in residual value, if any, of its mortgages before maturity. It is expected that the mortgages will be repaid after a period of ownership of approximately ten years from the dates of the closings of the permanent loans. Realization of the value of mortgages may, however, be made at an earlier or later date. During the past three years, the trust has received payoffs with respect to six investments of the trust.

    REPORTING POLICIES. GIT II furnishes its annual report to shareholders within 120 days after the end of each fiscal year of the trust. The annual report includes: (1) the trust's audited balance sheet and audited statements of income and comprehensive income, changes in shareholders' equity and cash flows, accompanied by the report of the trust's independent certified public accountants, (2) an estimate by the advisor of the net asset value of the shares and (3) a statement of distributable cash flow.

    GIT II furnishes its quarterly report to shareholders within 60 days after the end of the first three fiscal quarters of each fiscal year of the trust. The quarterly report includes: (1) the trust's unaudited balance sheet,
(2) unaudited statements of income and comprehensive income and cash flows and
(3) an estimate by the advisor of the net asset value of the shares. Each annual and quarterly report also includes a narrative description of the trust's operations and the amount of fees and other compensation paid to the advisor and its affiliates by the trust.

    The trust provides annual tax information on Form 1099-DIV by January 31 of each year.

    OTHER POLICIES. The trust will not underwrite securities of other issuers, offer securities in exchange for property or invest in securities of other issuers for the purpose of exercising control and has not engaged in any of these activities during the past three years. The declaration of trust does not permit GIT II to issue senior securities. The trust has not repurchased or reacquired any of its shares from shareholders in the past three years and does not intend to do so in the future, except as described in "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests--Redemption and Repurchase." The trust may not make loans to the advisor, any trustee, any affiliate of the advisor or any trustee or any other person, other than mortgage investments of the type described above. The trust has not made any loans during the past three years.


    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the GIT Advisor, KRF Company and Berkshire Advisor. Douglas Krupp is also chairman of the board and a trustee of GIT II.

KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Mortgage Limited Partnership, which we refer to as KIM.

    GENERAL. KIM was formed on March 21, 1988. KIM, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 14,956,796 units of depositary receipts representing units of limited partner interests outstanding as of September 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIM's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. Under the partnership agreement of KIM, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. The investment policy of KIM was to invest primarily to acquire PIMs and MBS. KIM considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIM's policy did not include investing in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIM's policy did not include investing in other securities of any issuer, other than
(1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIM is not permitted to make any new investments through the end of the term of the partnership.

    KIM's investments in PIMs consist of (1) either a HUD-insured first mortgage or a HUD-insured first mortgage securitized by GNMA, which are insured or guaranteed as to principal and basic interest and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing program of the FHA under the authority of HUD. PIMs provide KIM with monthly payments of principal and basic interest and may also provide for KIM's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIM through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership was permitted to invest in a PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners only if the general partners obtained a written opinion from an independent and qualified advisor that the transaction was fair and no less favorable to the partnership than a loan to an unaffiliated borrower under the same circumstances. The partnership did not make any investments in PIMs where the borrower of the underlying mortgage loan was an affiliate.

    KIM also has investments in MBS collateralized by single-family mortgage loans issued or originated by Fannie Mae or FHLMC. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. The single-family MBS do not provide a participation feature.

    The following table provides information regarding the investment portfolio of KIM as of September 30, 2002:

                            KIM MORTGAGE FUND ASSETS

PARTICIPATING INSURED MORTGAGES

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     280652    Wildflower            NV          540         7.750%        January-25     December-89
FHA                       N/A      Creekside             OR          172         8.305%       November-31      August-92
CARRYING VALUE--PARTICIPATING INSURED MORTGAGES............................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $15,591,107   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
FHA                     $ 7,902,993   First mortgage fully insured by the          First      Current
                                      U.S. Government
                        -----------
CARRYING VALUE--PARTIC  $23,494,100

SINGLE-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
Fannie Mae              Multiple          N/A            N/A         N/A        7% to 9%          N/A             N/A
FHLMC                   Multiple          N/A            N/A         N/A       8% to 10%          N/A             N/A
TOTAL SINGLE-FAMILY MBS....................................................................................................
UNAMORTIZED DISCOUNT.......................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--SINGLE-FAMILY MBS..........................................................................................
CARRYING VALUE OF ALL MORTGAGES............................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
Fannie Mae              $ 2,600,709   MBS Guaranteed by Fannie Mae                  N/A       Current
FHLMC                   $ 1,203,658   MBS Guaranteed by FHLMC                       N/A       Current
                        -----------
TOTAL SINGLE-FAMILY MB  $ 3,804,367
UNAMORTIZED DISCOUNT..  $   (13,443)
UNREALIZED GAIN.......  $   225,224
                        -----------
CARRYING VALUE--SINGLE  $ 4,016,148
                        -----------
CARRYING VALUE OF ALL   $27,510,248
                        ===========

    BORROWING POLICIES. KIM anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the PIMs provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may realize the principal and participation in residual value, if any, of its mortgages before maturity. It is expected that the mortgages will be repaid after a period of ownership of approximately ten years from the dates of the closings of the permanent loans. Realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIM has received payoffs with respect to nine investments of the partnership.

    REPORTING POLICIES. The general partners furnish copies of KIM's annual report to the limited partners within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet and audited statements of income and comprehensive income, changes in partners' equity and cash flows, accompanied by the report of the partnership's independent certified public accountants, (2) a statement of distributable cash flow and net cash proceeds from capital transactions and
(3) an estimate by the general partners of the net asset value of the limited partner interests.

    The general partners furnish copies of KIM's quarterly report to the limited partners within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes: (1) the partnership's unaudited balance sheet, (2) unaudited statements of income and comprehensive income and cash flows, and (3) an estimate by the general partners of the net asset value of the limited partner interests. Each annual and quarterly report also includes the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities, and the partnership has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of KIM, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus Limited Partnership, which we refer to as KIP.

    GENERAL. KIP was formed on December 20, 1985. KIP, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 7,500,099 units of depositary receipts representing units of limited partner interests outstanding as of September 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIP's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the partnership. Under the partnership agreement of KIP, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. The investment policy of KIP was to invest primarily to acquire PIMs and MBS. KIP considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP's policy did not include investing in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP's policy did not include investing in other securities of any issuer, other than
(1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP is not permitted to make any new investments through the end of the term of the partnership.

    KIP's investments in its PIM consists of (1) a HUD-insured first mortgage insured as to principal and basic interest and (2) a participating mortgage. The HUD-insured first mortgage was issued or originated under or in connection with the housing program of the FHA under the authority of HUD. The PIM provides KIP with monthly payments of principal and basic interest and may also provide for KIP's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIP through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership was permitted to invest in a PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners only if the general partners obtained a written opinion from an independent and qualified advisor that the transaction was fair and no less favorable to the partnership than a loan to an unaffiliated borrower under the same circumstances. The partnership did not make any investments in PIMs where the borrower of the underlying mortgage loan was an affiliate.

    KIP also has investments in MBS collateralized by single-family or multi-family mortgage loans issued or originated by Fannie Mae, GNMA or FHLMC. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. GNMA guarantees the timely payment of principal and interest on its MBS, and HUD insures the pooled mortgage loans underlying the GNMA MBS. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    The following table provides information regarding the investment portfolio of KIP as of September 30, 2002:

                            KIP MORTGAGE FUND ASSETS

PARTICIPATING INSURED MORTGAGES

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
FHA                       N/A      Vista Montana         AZ          341         7.375%       December-33     December-93
CARRYING VALUE--PARTICIPATING INSURED MORTGAGES............................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
FHA                     $13,139,269   First mortgage fully insured by the          First      Current
                                      U.S. Government
                        -----------
CARRYING VALUE--PARTIC  $13,139,269

MULTI-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     300196    Briar Woods           OR          N/A         8.250%         July-33           N/A
GNMA                     309234    Mission Terrace       CA          N/A         8.625%         April-32          N/A
TOTAL MULTI-FAMILY MBS.....................................................................................................
UNAMORTIZED DISCOUNT.......................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--MULTI-FAMILY MBS...........................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $ 5,584,097   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
GNMA                    $ 1,877,470   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
                        -----------
TOTAL MULTI-FAMILY MBS  $ 7,461,567
UNAMORTIZED DISCOUNT..  $   (13,598)
UNREALIZED GAIN.......  $   594,599
                        -----------
CARRYING VALUE--MULTI-  $ 8,042,568

SINGLE-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                    Multiple          N/A            N/A         N/A        8% to 9%          N/A             N/A
Fannie Mae              Multiple          N/A            N/A         N/A      9% to 10.25%        N/A             N/A
FHLMC                   Multiple          N/A            N/A         N/A      8% to 11.75%        N/A             N/A
TOTAL SINGLE-FAMILY MBS....................................................................................................
UNAMORTIZED PREMIUM........................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--SINGLE-FAMILY MBS..........................................................................................
CARRYING VALUE OF ALL MORTGAGES............................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $   573,064   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
Fannie Mae              $   134,797   MBS Guaranteed by Fannie Mae                  N/A       Current
FHLMC                   $   381,817   MBS Guaranteed by FHLMC                       N/A       Current
                        -----------
TOTAL SINGLE-FAMILY MB  $ 1,089,678
UNAMORTIZED PREMIUM...  $    11,714
UNREALIZED GAIN.......  $    69,821
                        -----------
CARRYING VALUE--SINGLE  $ 1,171,213
                        -----------
CARRYING VALUE OF ALL   $22,353,050
                        ===========

    BORROWING POLICIES. KIP anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow is insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The subordinated promissory note and subordinated mortgage of the PIM provides for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may realize the principal and participation in residual value, if any, of its mortgages before maturity. It was expected that the mortgages would be repaid after a period of ownership of approximately ten years from the dates of the closings of the permanent loans. Realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIP has received prepayments payoffs with respect to four investments of the partnership.

    REPORTING POLICIES. The general partners furnish copies of KIP's annual report to the limited partners within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet and audited statements of income and comprehensive income, changes in partners' equity and cash flows, accompanied by the report of the partnership's independent certified public accountants, (2) a statement of distributable cash flow and net cash proceeds from capital transactions and
(3) an estimate by the general partners of the net asset value of the limited partner interests.

    The general partners furnish copies of KIP's quarterly report to the limited partners and unit holders within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes:
(1) the partnership's unaudited balance sheet, (2) unaudited statements of income and comprehensive income and cash flows, and (3) an estimate by the general partners of the net asset value of the limited partner interests. Each annual and quarterly report also includes the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities, and the partnership has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of KIP, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS II LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus II Limited Partnership, which we refer to as KIP II.

    GENERAL. KIP II was formed on October 29, 1986. KIP II, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number
(617) 523-0066, had 14,655,512 units of depositary receipts representing units of limited partner interests outstanding as of September 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIP II's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the partnership. Under the partnership agreement of KIP II, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. The investment policy of KIP II was to invest primarily to acquire PIMs and MBS. KIP II considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP II's policy did not include investing in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP II's policy did not include investing in other securities of any issuer, other than (1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP II is not permitted to make any new investments through the end of the term of the partnership.

    KIP II has no remaining PIM investments.

    The partnership was not permitted to invest in any PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners.

    KIP II has investments in single-family MBS and an insured mortgage collateralized by a multi-family mortgage loan issued or originated by Fannie Mae, FHLMC or HUD. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. HUD insures the mortgage loan on its own direct mortgage loans. Neither the single-family MBS nor the multi-family insured mortgage loan provide a participation feature.

    The following table provides information regarding the investment portfolio of KIP II as of September 30, 2002:

                          KIP II MORTGAGE FUND ASSETS

MULTI-FAMILY MBS

                                                                                                  BEGINNING DATE     UNPAID
                                        PROJECT                       COUPON         MATURITY      OF PERMANENT    BALANCE AS
        AGENCY          POOL NO.          NAME           STATE         RATE            DATE            LOAN        OF 9/30/02
        ------          --------   ------------------   --------   -------------   ------------   --------------   -----------
FHA                       N/A      Hampton Place         GA           7.500%       September-28    October-93      $11,422,057
                                                                                                                   -----------
CARRYING VALUE--MULTI-FAMILY MBS................................................................................   $11,422,057

                                                                                     DELINQUENCY
                                                                            LIEN      STATUS OF
        AGENCY                             COLLATERAL                     POSITION      LOAN
        ------                             ----------                     --------   -----------
FHA                     First mortgage fully insured by the                First      Current
                        U.S. government
CARRYING VALUE--MULTI-

SINGLE-FAMILY MBS

                                                                                                  BEGINNING DATE     UNPAID
                                        PROJECT                       COUPON         MATURITY      OF PERMANENT    BALANCE AS
        AGENCY          POOL NO.          NAME           STATE         RATE            DATE            LOAN        OF 9/30/02
        ------          --------   ------------------   --------   -------------   ------------   --------------   -----------
Fannie Mae              Multiple          N/A            N/A         7% to 8%          N/A             N/A         $ 1,145,601
FHLMC                   Multiple          N/A            N/A        7% to 10%          N/A             N/A         $ 1,314,688
                                                                                                                   -----------
TOTAL SINGLE-FAMILY MBS.........................................................................................   $ 2,460,289
UNAMORTIZED DISCOUNT............................................................................................   $   (51,397)
UNREALIZED GAIN.................................................................................................   $   186,863
                                                                                                                   -----------
CARRYING VALUE--SINGLE-FAMILY MBS...............................................................................   $ 2,595,755
                                                                                                                   -----------
CARRYING VALUE OF ALL MORTGAGES.................................................................................   $14,017,812
                                                                                                                   ===========

                                                                                     DELINQUENCY
                                                                            LIEN      STATUS OF
        AGENCY                             COLLATERAL                     POSITION      LOAN
        ------                             ----------                     --------   -----------
Fannie Mae              MBS Guaranteed by Fannie Mae                        N/A       Current
FHLMC                   MBS Guaranteed by FHLMC                             N/A       Current
TOTAL SINGLE-FAMILY MB
UNAMORTIZED DISCOUNT..
UNREALIZED GAIN.......
CARRYING VALUE--SINGLE
CARRYING VALUE OF ALL

    BORROWING POLICIES. KIP II anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES. The partnership expects that it will sell its remaining assets in the near future, because all of its PIM investments have been repaid, and then liquidate the partnership. During the past three years, KIP II has received payoffs with respect to six investments of the partnership.

    REPORTING POLICIES. The general partners of KIP II furnish KIP II's annual report to the limited partners within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet and audited statements of income and comprehensive income, changes in partners' equity and cash flows, accompanied by the report of the partnership's independent certified public accountants, (2) a statement of distributable cash flow and net cash proceeds from capital transactions and
(3) an estimate by the general partners of the net asset value of the limited partner interests.

    The general partners of KIP II furnish KIP II's quarterly report to the limited partners within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes: (1) the partnership's unaudited balance sheet, (2) unaudited statements of income and comprehensive income and cash flows, and (3) an estimate by the general partners of the net asset value of the limited partner interests. Each annual and quarterly report also includes the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities and has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of KIP II, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS III LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus III Limited Partnership, which we refer to as KIP III.

    GENERAL. KIP III was formed on March 21, 1988. KIP III, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 12,770,261 units of depositary receipts representing units of limited partner interests outstanding as of September 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIP III's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public flings of the partnership. Under the partnership agreement of KIP III, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. The investment policy of KIP III was to invest primarily to acquire PIMs and MBS. KIP III considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP III's policy did not include investing in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP III's policy did not include investing in other securities of any issuer, other than (i) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (ii) investments made through nominees, trusts or other agents of the partnership in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP III is not permitted to make any new investments through the end of the term of the partnership.

    KIP III's investment in a PIM on multi-family residential property consists of (1) a HUD-insured first mortgage securitized by GNMA, which is insured guaranteed as to principal and basic interest and (2) a participating mortgage. The insured mortgage was issued or originated under or in connection with the housing programs of the FHA under the authority of HUD. The PIM provides KIP III with monthly payments of principal and basic interest and may also provide for KIP III's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIP III through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership was not permitted to invest in any PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners.

    KIP III also has investments in single-family MBS and an insured mortgage collateralized by a multi-family mortgage loan issued or originated by Fannie Mae, FHLMC or the FHA. Fannie Mae and FHLMC guarantee the principal and basic interest of the Fannie Mae and FHLMC MBS, respectively. HUD insures the FHA mortgage loans. Neither the single-family MBS nor the multi-family insured mortgage loan provide a participation feature.

    The following table provides information regarding the investment portfolio of KIP III as of September 30, 2002:

                          KIP III MORTGAGE FUND ASSETS

PARTICIPATING INSURED MORTGAGES

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
GNMA                     259238    Harbor Club           MI          208         8.000%        October-31       July-93
CARRYING VALUE--PARTICIPATING INSURED MORTGAGES............................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
GNMA                    $12,920,891   MBS Guaranteed by GNMA & Insured by           N/A       Current
                                      U.S. Government
                        -----------
CARRYING VALUE--PARTIC  $12,920,891

MULTI-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
FHA                       N/A      Signature Point       ID          N/A         7.375%          May-35           N/A
TOTAL MULTI-FAMILY MBS.....................................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
FHA                     $ 7,892,163   First mortgage fully insured by the          First      Current
                                      U.S. government
                        -----------
TOTAL MULTI-FAMILY MBS  $ 7,892,163

SINGLE-FAMILY MBS

                                                                                                             BEGINNING DATE
                                        PROJECT                     RENTAL       COUPON         MATURITY      OF PERMANENT
        AGENCY          POOL NO.          NAME           STATE      UNITS         RATE            DATE            LOAN
        ------          --------   ------------------   --------   --------   -------------   ------------   --------------
Fannie Mae              Multiple          N/A            N/A         N/A      7% to 10.5%         N/A             N/A
FHLMC                   Multiple          N/A            N/A         N/A      7.5% to 10%         N/A             N/A
TOTAL SINGLE-FAMILY MBS....................................................................................................
UNAMORTIZED DISCOUNT.......................................................................................................
UNREALIZED GAIN............................................................................................................
CARRYING VALUE--SINGLE-FAMILY MBS..........................................................................................
CARRYING VALUE OF ALL MORTGAGES............................................................................................

                          UNPAID                                                             DELINQUENCY
                        BALANCE AS                                                  LIEN      STATUS OF
        AGENCY          OF 9/30/02                    COLLATERAL                  POSITION      LOAN
        ------          -----------                   ----------                  --------   -----------
Fannie Mae              $ 1,304,968   MBS Guaranteed by Fannie Mae                  N/A       Current
FHLMC                   $ 1,166,209   MBS Guaranteed by FHLMC                       N/A       Current
                        -----------
TOTAL SINGLE-FAMILY MB  $ 2,471,177
UNAMORTIZED DISCOUNT..  $   (12,393)
UNREALIZED GAIN.......  $   147,553
                        -----------
CARRYING VALUE--SINGLE  $ 2,606,337
                        -----------
CARRYING VALUE OF ALL   $23,419,391
                        ===========

    BORROWING POLICIES. KIP III anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The subordinated promissory note and subordinated mortgage that secure the participation feature of the PIM provides for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may realize the principal and participation in residual value, if any, of its mortgage before maturity. It was expected that the mortgage would be repaid after a period of ownership of approximately ten years from the date of the closing of the permanent loan. Realization of the value of the mortgage may, however, be at a later date. During the past three years, KIP III has received payoffs with respect to four investments of the partnership.

    REPORTING POLICIES. The general partners of KIP III provide copies of KIP III's annual report to the limited partners within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet and audited statements of income and comprehensive income, changes in partners' equity and cash flows, accompanied by the report of the partnership's independent certified public accountants, (2) a statement of distributable cash flow and net cash proceeds from capital transactions and (3) an estimate by the general partners of the net asset value of the limited partner interests.

    The general partners of KIP III provide copies of KIP III's quarterly report to the limited partners within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes:
(1) the partnership's unaudited balance sheet, (2) unaudited statements of income and comprehensive income and cash flows, and (3) an estimate by the general partners of the net asset value of the limited partner interests. Each annual and quarterly report also includes the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities and has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of KIP III, KRF Company and Berkshire Advisor.

                      DESCRIPTION OF THE PREFERRED SHARES

    The Preferred Shares will be issued under the terms of our charter. The following summarizes the material terms and provisions of the Preferred Shares. You should also read the Maryland General Corporation Law and the charter, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL


    The charter authorizes us to issue up to 5,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as 9% Series A Cumulative Redeemable Preferred Stock. Our directors have the authority to establish the terms of any additional series of preferred stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, if any, by filing articles supplementary to the charter. The filing of the articles supplementary does not require any vote or action of the holders of the Preferred Shares except as otherwise described in the charter or the rules of any stock exchange or automated quotation system on which the Preferred Shares are listed. However, the approval of the holders of Preferred Shares is required to authorize, create or increase the authorized amount of any class or series of preferred stock ranking senior to the Preferred Shares. Holders of Preferred Shares also are required to approve any amendment or modification to our charter that would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Preferred Shares. Amendments that are deemed not to materially and adversely affect the holders of Preferred Shares for purposes of the charter include the authorization, creation or increase in the authorized amount of any class or series of stock ranking on a parity with or junior to the Preferred Shares or any decrease in the number of Preferred Shares, but not below the number of Preferred Shares then outstanding. For more information regarding these voting provisions, see the discussion below in "--Voting Rights."



    The Preferred Shares are expected to be approved for listing on the American Stock Exchange, subject to official notice of issuance, under the symbol "BIR."


RESTRICTIONS ON OWNERSHIP AND TRANSFER OF PREFERRED SHARES

    The charter contains restrictions on the number of Preferred Shares that holders may own. For us to qualify as a REIT under the Code, beginning with the taxable year following the year during which the offers are consummated, not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of attribution rules under the Code, by five or fewer individuals (as defined in the Code to include specified entities) during the last half of any taxable year (which we refer to as the closely held requirement). Beginning with the taxable year following the year during which the offers are consummated, our outstanding shares must also be beneficially owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. GIT and GIT II are subject to these same restrictions on ownership of their outstanding shares, except that the restrictions also apply to them currently. Because we expect to own Interests in GIT and GIT II, the restrictions on ownership of outstanding shares of GIT and GIT II are relevant to us.

    In order to qualify as a REIT, we must also meet requirements regarding the nature of our gross income. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership directly or indirectly from any tenant will not qualify as rents from real property if we own, actually or constructively within the meaning of applicable provisions of the Code, 10% or more of the ownership interests in that tenant. Because we will elect to be a REIT and expect to qualify as a REIT, and it is our understanding that GIT and GIT II intend to continue to qualify as REITs, the charter contains restrictions on the ownership and transfer of our shares, including our Preferred Shares, intended to assist in complying with these REIT requirements.

    From the date on which the offer is completed, no holder may own or acquire, or be deemed to own or acquire by virtue of the attribution provisions of the Code, more than 4.9% (which we refer to as the ownership limit) of the issued and outstanding Preferred Shares, and the beneficial ownership of our shares may not be held by fewer than 100 persons. Our board may, based upon evidence satisfactory to it, waive the ownership limit with respect to a holder, other than any individual holder or specified entity treated as an individual under applicable provisions of the Code, if such holder's ownership will not cause us to fail to qualify as a REIT or cause GIT or GIT II to violate the closely held requirement applicable to them.

    Our charter provides that unless our board has granted a waiver with respect to the ownership limit, any transfer of Preferred Shares that would violate the ownership limit or the 100 person requirement described above is null and void and the intended transferee will acquire no rights in those Preferred Shares. In addition, our charter prohibits any transfer of or other event with respect to our shares that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of ours or of our operating partnership or that would otherwise cause us to fail to qualify as a REIT. The Preferred Shares that, if transferred, would result in a violation of the ownership limit or the 100 person requirement or other ownership restrictions, notwithstanding the two preceding sentences, will automatically be converted into a separate series of our preferred shares (which we refer to as the Excess Preferred Shares) that will be transferred to a trust effective on the day before the purported transfer of those Preferred Shares and held for the exclusive benefit of one or more charitable organizations designated by our board. We will designate a trustee of the trust that will not be affiliated with us or the purported beneficial transferee or record holder. While Excess Preferred Shares are held in trust, the trustee of the trust will have all distribution and voting rights pertaining to the transferred shares and will hold the distributions in trust for the benefit of the charitable beneficiary. Upon our liquidation, dissolution or winding-up, the intended original transferee-holder's ratable share of our assets would be limited to the price paid by the original transferee-holder for the Preferred Shares in the purported transfer that resulted in the Excess Preferred Shares or, if no value was given, the price per share equal to the closing market price on the trading day before the date of the purported transfer that resulted in the Excess Preferred Shares. The trustee will distribute any remaining amounts to the charitable beneficiary.

    The trustee will transfer that number of our Preferred Shares represented by the Excess Preferred Shares to a person whose ownership of the Preferred Shares will not violate the ownership limit or the 100 person requirement or other ownership restrictions. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our Preferred Shares has occurred. During this 20-day period, we will have the option of redeeming the Excess Preferred Shares. Upon any transfer or redemption, the purported transferee-holder will receive a price per share equal to the lesser of the price per share in the transaction that created the Excess Preferred Shares or if no value was given, the price per share equal to the closing market price on the trading day before the date of the transaction, and the market price per share on the trading day before the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. Immediately upon transfer of our Preferred Shares to the permitted transferee, the Excess Preferred Shares will be cancelled.

    Any person who acquires or attempts to acquire our shares in violation of the foregoing restrictions or who owns shares that were transferred to a trust based on the foregoing will be required to give immediate written notice to us of such event or, in the case of a proposed or attempted transfer or acquisition, will be required to give us 15 days prior written notice.

    The ownership limit will not be automatically removed from our charter even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Any change in the ownership limit would require an amendment to the charter. Such an amendment to the charter would require the approval by our board of directors and our common stockholders. No vote of holders of Preferred Shares will be required in connection with any such act.

    Any certificate representing Preferred Shares will bear a legend referring to the restrictions described above. If the Preferred Shares are issued by book-entry only, as anticipated, we will send each holder of Preferred Shares a written statement including, among other items, a description of the limits on ownership and transferability described above.

    Each person who owns 5% or more (or another percentage applicable under Treasury regulations) of our outstanding shares will be asked annually to deliver a statement containing information regarding their ownership of our shares. In addition, each holder of Preferred Shares will upon demand, be required to disclose to us information with respect to the direct, indirect and constructive ownership of our shares as our board deems necessary to comply with the provisions of the Code applicable to REITs or to comply with the requirements of any taxing authority or governmental agency.

RANKING

    The Preferred Shares will, with respect to distributions and rights upon our liquidation, dissolution, winding-up or termination, rank

    - senior to our common stock,

    - senior to any series of preferred stock hereafter created whose terms specifically provide that such series ranks junior to the Preferred Shares,

    - on a parity with any series of preferred stock hereafter created unless the terms of such other series specifically provide that such other series ranks junior or senior to the Preferred Shares, and

    - junior to any series of preferred stock hereafter created whose terms specifically provide that such series ranks senior to the Preferred Shares.

DISTRIBUTIONS


    Subject to the rights of holders of other series of preferred stock ranking senior to or on a parity with the Preferred Shares as to the payment of distributions which may from time to time be issued by us, holders of Preferred Shares will be entitled to receive, when, as and if authorized by our board of directors out of funds legally available therefor, cumulative preferential cash distributions at the rate per annum of 9% of the stated liquidation preference of $25.00 per share. Distributions on the Preferred Shares will be cumulative, will accrue from the original date of issuance and will be payable quarterly in arrears, on February 15, May 15, August 15 and November 15 (each referred to as a distribution payment date) of each year, commencing on the first of such dates following the completion of the offers. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any distribution payment date is not a business day, the payment of the distribution to be made on such distribution payment date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). "Business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by any applicable law to close. Distributions on the Preferred Shares described in this paragraph will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized and declared. Accrued distributions will accumulate, to the extent they are not paid, as of the distribution payment date on which they first become payable. Accumulated and unpaid distributions will not bear interest.


    So long as any Preferred Shares are outstanding, no distribution will be paid or declared on or with respect to our common stock or any other series of outstanding preferred stock ranking junior as to the payment of distributions to the Preferred Shares (which we refer to collectively as the junior securities) or any other series of outstanding preferred stock ranking on a parity with the Preferred Shares as to the payment of distributions (which we refer to collectively as the parity securities), nor will any sum or sums be set aside for or applied to the purchase, redemption or other acquisition for value of any junior securities or parity securities unless, in each case, full cumulative distributions accumulated on all Preferred Shares and all other series of parity securities have been paid in full. The foregoing provision will not prohibit distributions payable solely in junior securities and the conversion of preferred stock of any series into Excess Preferred Shares as described under "--Restrictions on Ownership and Transfer of Preferred Shares." Holders of Preferred Shares will not be entitled to any distributions, whether payable in cash, property or otherwise, in excess of the full cumulative distributions described above.

    Distributions on the Preferred Shares will be made to the holders of the Preferred Shares as they appear on our books and records on the relevant record dates, which, as long as the Preferred Shares remain in book-entry form, will be one business day before the relevant distribution payment date. Subject to any applicable laws and regulations and the provisions of the charter, each such payment to the holders of Preferred Shares will be made as described under "--Registrar, Transfer Agent and Paying Agent" below. If the Preferred Shares do not continue to remain in book-entry only form, our board has the right to select relevant record dates, which will be more than one business day before the relevant distribution payment dates.

POSSIBLE REDEMPTION

    Except in the case of a "tax event" or an "Investment Company Act event" described below, the Preferred Shares cannot be redeemed before February 15, 2010. On or after such date, we have the right to redeem the Preferred Shares, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price (which we refer to as the redemption price) equal to $25 per share, plus all accumulated and unpaid distributions to the date of payment.

    If, at any time, a "tax event" or "Investment Company Act event" shall occur and be continuing, we have the right to redeem the Preferred Shares in whole but not in part, as described below. However, if at such time there is available to us the opportunity to eliminate, within a 90-day period, the event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which in our sole judgment, has or will cause no adverse effect on us or the holders of the Preferred Shares and will involve no material cost, we will pursue such measure instead of such redemption, and we will have no right to redeem the Preferred Shares while we are pursuing any such ministerial action. We will have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Preferred Shares in whole for cash as provided in the preceding paragraph within 90 days following the occurrence of such event (subject to extension for the number of days ministerial actions are pursued).

    "Investment Company Act event" means that we have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, that because of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that we are or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, which change in law becomes effective on or after the date of this prospectus.

    "Tax event" means that we have received an opinion of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that we do not qualify, or within 90 days of the date of such opinion would no longer qualify, as a REIT under the Code for any reason whatsoever, but a tax event will not include the voluntary election by our board to terminate our status as a REIT for federal income tax purposes.

    In the event fewer than all outstanding Preferred Shares are to be redeemed, Preferred Shares will be redeemed as described under "--Registrar, Transfer Agent and Paying Agent" below.

    If a partial redemption of the Preferred Shares would result in the delisting of the Preferred Shares by any national securities exchange or interdealer quotation system on which the Preferred Shares are then listed, we will only redeem the Preferred Shares in whole.

REDEMPTION PROCEDURES

    We may not redeem fewer than all the outstanding Preferred Shares unless all accrued and unpaid distributions have been paid on all Preferred Shares for all quarterly distribution periods terminating on or before the date of redemption.

    If we give a notice of redemption in respect of Preferred Shares (which notice will be irrevocable) then by 12:00 noon, New York City time, on the redemption date we will deposit irrevocably with our paying agent funds sufficient to pay the redemption price and will give irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Shares entitled to such redemption price. If notice of redemption shall have been given as provided above and funds deposited as required, then, on the date of such deposit, distributions will cease to accrue on the Preferred Shares called for redemption. Also, such Preferred Shares will no longer be deemed to be outstanding and all rights of holders of such Preferred Shares so called for redemption will cease, except the right of the holders of such Preferred Shares to receive the redemption price but without interest. We shall not be required to register or cause to be registered the transfer of any Preferred Shares which have been so called for redemption. If any date fixed for redemption of Preferred Shares is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Preferred Shares is improperly withheld or refused and not paid, distributions on such Preferred Shares will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be used for purposes of calculating the portion of the redemption price consisting of accumulated and unpaid distributions.

    We will provide notice of any redemption of the Preferred Shares to the holders of record of the Preferred Shares not less than 30 nor more than 60 days before the date of redemption. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of Preferred Shares to be redeemed, at such holder's address as it appears on our transfer records. Each notice shall state the following: (1) the redemption date; (2) the redemption price; (3) the place or places where certificates for the Preferred Shares (if certificated) may be surrendered for payment; (4) the number of Preferred Shares to be redeemed from each holder; (5) that payment of the redemption price will be made upon presentation and surrender of such Preferred Shares (if certificated); and (6) that on or after the redemption date distributions on the Preferred Shares to be redeemed will cease to accrue. No failure to give or defect in a notice of redemption shall affect the validity of the proceedings for redemption except as to the holder to which notice was defective or not given.

    Subject to the foregoing and applicable law (including, without limitation, federal securities laws), we or our subsidiaries may at any time and from time to time purchase outstanding Preferred Shares by tender, in the open market or by private agreement unless at such time we would be prohibited from purchasing or redeeming them by the terms of the Preferred Shares.

LIQUIDATION

    Subject to the rights of holders of any other series of preferred stock which we may issue in the future which rank senior to or on a parity with the Preferred Shares, upon our voluntary or involuntary dissolution, liquidation, winding-up or termination, the holders of the Preferred Shares will be entitled to receive upon any such dissolution, liquidation, winding-up or termination, out of our assets legally available for distribution, after payment or provision for payment of our debts and other liabilities (to the extent not satisfied by the operating partnership as provided in the charter), an amount per Preferred Share equal to $25.00 plus accumulated and unpaid distributions to the date of payment.

    If, upon our liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to holders of Preferred Shares and any other series of outstanding preferred stock ranking on a parity with the Preferred Shares, the holders of Preferred Shares and such other series of parity securities will be paid ratably in proportion to the full distributable amounts to which holders of Preferred Shares and such other series of parity securities are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of Preferred Shares and such other series of parity securities upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to holders of our common stock or preferred stock of any series ranking junior to the Preferred Shares upon our liquidation, dissolution, winding up or termination. Neither our consolidation or merger with or into any corporation, partnership, limited liability company or other entity (or of any corporation, partnership, limited liability company or other entity with or into us) nor the sale, lease or conveyance of all or substantially all of our property in conformity with the terms of the charter shall be deemed to constitute a liquidation, dissolution, winding-up or termination of us.

    In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of our shares of stock or otherwise is permitted under the Maryland General Corporation Law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Preferred Shares.

MERGER OR CONSOLIDATION

    So long as the Preferred Shares are outstanding, we may not merge with or into another entity or consolidate with one or more other entities into a new entity, except as described below. We may, upon the approval of our board of directors and the holders of our common stock, and without the approval of the holders of Preferred Shares, merge with or into another entity or consolidate with one or more other entities into a new entity, provided that the merger or consolidation does not materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Shares (including any successor securities) as set forth in the charter.

    The approval of the holders of the Preferred Shares is not required to approve:

    - any merger or consolidation in which we are the surviving entity, or

    - any merger or consolidation in which we are not the surviving entity, so long as the holders of Preferred Shares receive, as a result of the merger or consolidation, either cash or securities with preferences, rights and privileges substantially similar to those of the Preferred Shares in exchange for their Preferred Shares.

VOTING RIGHTS

    Except as provided below, under "--Modification and Amendment of the Charter" and as otherwise required by Maryland General Corporation Law and the charter, the holders of the Preferred Shares will have no voting rights.

    If we fail to make distributions in full on the Preferred Shares for six consecutive quarterly distribution periods (referred to as an election event), then the holders of the Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are then exercisable) will be entitled, by the vote of holders of such Preferred Shares representing a majority in aggregate liquidation preference of such outstanding preferred stock, to elect two special directors (who need not be officers or employees of or otherwise affiliated with us) who shall have the same rights, powers and privileges under the charter as a regular director, except that one of the special directors, at such director's request, will be appointed as an additional member of the audit committee, if the director otherwise qualifies as an independent director. The special directors so elected shall, without any further act or vote by the holders of any other series of preferred stock, be deemed to have been elected to act in such capacity for all series of preferred stock upon which like voting rights have been conferred and are, or in the future become, exercisable. Any holder of Preferred Shares (other than us or any of our affiliates) will have the right to nominate any person to be elected as a special director. During the term of the special directors, our board of directors will not be permitted to increase the number of directors, except to add the special directors.

    For purposes of determining whether we have failed to pay distributions in full for six consecutive quarterly distribution periods, distributions will be deemed to remain in arrears, notwithstanding any payments of the distributions, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or before the date of payment of such cumulative distributions. Not later than 30 days after such right to elect special directors arises, our board will call a meeting for the purpose of electing special directors. If our board fails to call such meeting within such 30-day period, the holders of Preferred Shares and any other series of preferred stock upon which like voting rights have been conferred and are then exercisable representing 10% in aggregate liquidation preference of such outstanding preferred stock will be entitled to call such meeting. The provisions of the charter relating to calling and conducting the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation preference of preferred stock of all series entitled to vote for the election of special directors vote for such election, no special director will be elected. Any special director may be removed without cause at any time by vote of the holders of shares representing a majority in liquidation preference of each series of preferred stock upon which like voting rights have been conferred and are then exercisable voting as a single class. The holders of 10% in liquidation preference of the Preferred Shares will be entitled to call such a meeting. Any special director elected will cease to be a special director if the election event by which the special director was elected and all other election events have been cured and cease to be continuing.

    If any proposed amendment or modification of the charter would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Preferred Shares, then the holders of outstanding Preferred Shares will be entitled to vote on such amendment or proposal as a class, and such amendment or proposal will not be effective except with the approval of the holders of Preferred Shares representing 66 2/3% in interest of the outstanding Preferred Shares. Any amendment or modification that would:

    - decrease the authorized number of Preferred Shares but not below the number of Preferred Shares then outstanding, or

    - authorize, create or increase the number of authorized shares of any class or series of stock ranking on a parity with or junior to the Preferred Shares as to distributions or upon our liquidation, dissolution, winding-up or termination

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will be deemed not to materially and adversely affect such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption.

    Holders of Preferred Shares representing 66 2/3% in interest of the outstanding Preferred Shares voting as a class must approve the authorization, creation or increase the number of authorized shares of any series of preferred stock ranking senior to the Preferred Shares as to distributions or upon our liquidation, dissolution, winding-up or termination. No consent or approval of the holders of Preferred Shares is required for the authorization, creation or increase in the number of authorized shares of any series of preferred stock ranking on a parity with or junior to the Preferred Shares as to distributions or upon our liquidation, dissolution, winding-up or termination.

    When entitled to vote, the holders of Preferred Shares are entitled to vote separately as a class with all other classes of preferred stock upon which like voting rights have been conferred and are exercisable. Any required approval or direction of holders of Preferred Shares may be given at a separate meeting of holders of Preferred Shares convened for that purpose, at a meeting of all of the holders of Preferred Shares or by written consent. We will provide a notice of any meeting at which holders of Preferred Shares are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, by mail to each holder of record of Preferred Shares. Each such notice will include a statement setting forth:

    - date of the meeting or the date by which the action is to be taken,

    - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and

    - instructions for the delivery of proxies or consents.

    No vote or consent of the holders of Preferred Shares will be required for us to redeem and cancel preferred stock of any series.

    Subject to the right of holders of Preferred Shares to elect special directors upon the occurrence of an election event and to remove these directors, holders of the Preferred Shares will have no rights to elect or remove a director. These rights are vested exclusively in the holders of our common stock.

CONVERSION RIGHTS

    The Preferred Shares are not convertible into or exchangeable or exercisable for any other property or securities of ours by the holder of the Preferred Shares. As described under "--Restrictions on Ownership and Transfer of Preferred Shares," under specified circumstances, the Preferred Shares are automatically convertible into Excess Preferred Shares.

MODIFICATION AND AMENDMENT OF THE CHARTER

    The charter may be modified and amended by our board with the approval of a majority of the votes entitled to be cast by holders of our outstanding common stock, provided, that, if any proposed modification or amendment provides for any action that would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any series of preferred stock, whether by way of amendment to the charter or otherwise, then the holders of each affected series of outstanding preferred stock will be entitled to vote on such amendment or modification and such amendment or modification will not be effective with respect to such an affected series except with the approval of at least 66 2/3% in interest of such series, unless the terms of any such series of preferred stock provides otherwise.

BOOK-ENTRY ONLY ISSUANCE

    The Preferred Shares will be issued by book-entry only and will not be represented by certificates.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Preferred Share.

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REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    Payment of distributions and payments on redemption of the Preferred Shares will be payable, the transfer of the Preferred Shares will be registrable, and Preferred Shares will be exchangeable for Preferred Shares of other denominations of a like aggregate liquidation preference, at our principal office; provided that payment of distributions may be made at our option by check mailed to the address of the persons entitled to such payment and that the payment on redemption of any Preferred Share will be made only upon surrender of such Preferred Share (if certificated).

    The Bank of New York will act as registrar and transfer agent for the Preferred Shares. The Bank of New York will also act as paying agent and, with the consent of our board, may designate additional paying agents.

    In the event of any redemption in part, we will not be required to

    - issue, register the transfer of or exchange any Preferred Shares during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Shares and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Shares to be redeemed, or

    - register the transfer of or exchange any Preferred Shares so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Shares being redeemed in part. Holders of Preferred Shares to be redeemed must surrender such Preferred Shares (if certificated) at the place designated in the notice of redemption and, following such surrender, will be entitled to the redemption price payable upon such redemption.

    If certificated, upon presentation of any certificate for Preferred Shares redeemed in part only, we shall execute and deliver, at our expense, a new certificate equal to the unredeemed portion of the certificate so presented.

GOVERNING LAW

    The charter and the Preferred Shares will be governed by, and construed in accordance with, the internal laws of the State of Maryland.

MISCELLANEOUS

    Our board is authorized and directed to take such action as it deems reasonable in order that we

    - will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, and

    - will be classified for United States federal income tax purposes as a REIT.

    In this connection, our board is authorized to take any action, not inconsistent with applicable law or our charter, that our board determines in its discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of holders of the Preferred Shares.

                   SUMMARY OF OPERATING PARTNERSHIP AGREEMENT

    We will own all of our operating assets through Berkshire Income Realty-OP, L.P., our operating partnership. We have entered into an operating partnership agreement, which governs the rights and obligations of the partners of the operating partnership. The sole partners of the operating partnership consist of us, as special limited partner, and our wholly owned subsidiary, BIR GP, L.L.C., as general partner. Upon completion of the offers, KRF Company will contribute its interests in the initial properties to the operating partnership, and will thereby become a limited partner of the operating partnership.

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    The following summary of certain provisions of the operating partnership agreement, including the descriptions of certain provisions set forth elsewhere in this prospectus, is qualified in its entirety by reference to the operating partnership agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

MANAGEMENT

    The operating partnership is organized as a Delaware limited partnership. Our wholly owned subsidiary, BRI GP, L.L.C., is the general partner of the operating partnership. As a result of our ownership of the general partner, we generally will have full, exclusive and complete responsibility and discretion in the management, operation and control of the operating partnership and its assets.

    The general partner will manage the affairs of the operating partnership and will have the ability to cause the operating partnership to make acquisitions, dispositions and borrowings and select the property managers for our properties. The general partner will be permitted to cause the operating partnership to contribute money to its subsidiaries or entities in which it has made investments, transfer assets to joint ventures and other entities in which it is a participant and enter into conflict avoidance agreements with affiliates of the general partner or the operating partnership on terms and conditions the general partner deems advisable in its discretion. The general partner also will be permitted to cause the operating partnership to enter into agreements or transactions with affiliates of the general partner, the operating partnership or KRF Company, or cause the transfer or sale of property to the operating partnership by the general partner or its affiliates, on terms and conditions the general partner, in good faith, deems fair and reasonable. Under our bylaws, however, such agreements or transactions may not be entered into without the prior approval of the audit committee of our board of directors. The general partner also will be responsible for distributing available cash to the partners on a quarterly basis in accordance with the provisions of the operating partnership agreement.

SPECIAL LIMITED PARTNER

    Our direct interest in the operating partnership will be as special limited partner. As of the completion of the offers, the only other limited partner will be KRF Company, which will receive common OP units in connection with its contribution to the operating partnership of its interests in the initial properties. The preferred OP units that we will receive in exchange for the contribution of the Interests tendered in the offers will rank first in priority with respect to distributions of available cash and participation in any liquidation proceeds of the operating partnership after payment of operating partnership indebtedness, up to the amount required for us to pay quarterly distributions and the liquidation preference to the holders of Preferred Shares. In addition, the general partner will be obligated to use reasonable efforts to cause the operating partnership to distribute sufficient amounts to us as special limited partner so that we can make distributions to our stockholders, including holders of Preferred Shares, necessary to satisfy our REIT distribution requirements and to avoid any federal income or excise tax liability. As special limited partner, we will be entitled to the reimbursement by the operating partnership of our expenses incurred in connection with our operations.

    The operating partnership agreement permits the general partner to transfer its general partnership interests to us or one of our subsidiaries without the approval of the other limited partners. We will be permitted to transfer our interests in the operating partnership without the approval of the general partner or the other limited partners under the following circumstances:

    - a transfer through a merger or sale of all or substantially all of our assets that also includes the merger or sale of all or substantially all of the assets of the operating partnership in which the partners of the operating partnership receive consideration equivalent to that received by the corresponding class of our stockholders, or

    - a transfer through a merger with another entity if immediately after the merger substantially all of the assets of the surviving entity are contributed to the operating partnership as a capital contribution.

The other limited partners will not be permitted to transfer their interests in the operating partnership without the approval of the general partner.

    The operating partnership agreement also imposes certain restrictions upon our activities that will not be applicable to the other limited partners. The operating partnership agreement prohibits us from engaging in any business other than the ownership, acquisition and disposition of interests in the operating partnership, and

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restricts our ability to own or take title to assets, or to incur indebtedness except with respect to guarantees of indebtedness of the operating partnership or loans for which the operating partnership or any of its subsidiaries are also liable. Under the operating partnership agreement we generally will not be permitted to issue new shares, including by the exercise or vesting of stock options unless the net proceeds of the issuance are contributed to the operating partnership and the operating partnership issues to us additional partnership interests having distribution rights and other economic attributes equivalent to those of our new shares.

VOTING RIGHTS OF LIMITED PARTNERS

    The consent of a majority of the outstanding common OP units will generally be required for the consummation of any merger, consolidation, reorganization or other business combination to which the operating partnership is a party, except for certain business combinations undertaken in conjunction with a merger or other combination to which we are a party. Any amendment to the operating partnership agreement that would adversely affect the rights of any class or series of OP units disproportionately with respect to the rights of any other class or series, or alter the rights, preferences and privileges of any class or series of OP units, will, except in connection with the issuance of additional operating partnership interests as described below under "Issuance of Additional OP Units," require the consent of a majority in interest of the class or series of OP units adversely affected by the amendment. The consent of each partner adversely affected by certain amendments to, or actions in connection with, the operating partnership agreement generally will be required if the amendment or action would have certain adverse affects, including:

    - converting a limited partner interest into a general partner interest, except as a result of the general partner acquiring the interest,

    - modifying the limited liability of a limited partner,

    - reducing any partner's share of distributions made by the operating partnership in a manner that is not pro rata with respect to all partnership interests of the same class or series, or creating any obligations for any partners or otherwise impairing rights of any partner under the operating partnership agreement, other than an impairment of rights that is pro rata with other partners holding the same class or series of partnership interests,

    - adversely altering or modifying any right of a limited partner to effect an exchange of its OP units for shares of our stock as described under "Exchange and Cash Tender Rights,"

    - causing the termination of the operating partnership other than in accordance with the provisions of the operating partnership agreement, which approval right only applies to the holders of common OP units, or

    - amending the section of the operating partnership agreement governing these approval rights.

    However, holders of preferred OP units will have the right to approve any amendment reducing the share of distributions, creating obligations or impairing the rights of the holders of preferred OP units, as described above, by the vote of 66 2/3% in stated value of the holders of preferred OP units, rather than by unanimous vote, and will only have the right to approve any amendment to the section of the partnership agreement governing the approval rights described above if the amendment would materially and adversely affect the rights, privileges and preferences of the holders of preferred OP units. The voting rights of the holders of preferred OP units are described in more detail under "Description of the Preferred OP Units--Voting Rights."

TRANSFER OF OP UNITS

    The preferred OP units held by us as special limited partner may not be transferred except to a successor entity as described under "--Special Limited Partner." The operating partnership agreement provides that the other limited partners may not transfer their common OP units without the approval of the general partner, subject to certain limitations. However, all limited partners and the general partner will have the ability to transfer their interests in the operating partnership in connection with the pledge of their interests to secure any borrowing of the operating partnership that is guaranteed by them or with respect to which they are also borrowers. Holders of common OP units or preferred OP units will only be permitted to transfer their common OP units or preferred OP units to a purchaser who is an accredited investor within the meaning of Regulation D under the Securities Act.

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    In addition, no transfer of OP units by other limited partners may be made in violation of certain regulatory and other restrictions set forth in the operating partnership agreement.

REDEMPTION

    The operating partnership agreement generally does not provide for the redemption of partnership units except as may be contained in the applicable designation instrument for any class or series of partnership units. However, to the extent that we redeem our Preferred Shares, the operating partnership will redeem an equivalent number of preferred OP units from us so that we will have sufficient funds to pay the purchase price for such shares and our expenses incurred in connection with the redemption.

ISSUANCE OF ADDITIONAL LIMITED PARTNER INTERESTS

    The general partner of the operating partnership will have the ability to cause the operating partnership to issue additional limited partner interests in the operating partnership without the consent of the limited partners, and may issue limited partner interests in one or more class or series, with designations, powers, preferences, rights and privileges determined by the general partner in its discretion, except as may be limited by applicable Delaware law or as set forth in a designation instrument for any class or series of limited partner interests. Any such new class or series may, except as set forth in a designation instrument for an existing class or series of limited partner interests, be senior to, on a parity with or junior to existing classes or series of limited partner interests. No additional limited partner interests will be issued to us unless, in connection with the issuance of those limited partner interests, we issue stock having economic attributes equivalent to those of the limited partner interests and unless we contribute to the operating partnership the net proceeds of that issuance of stock.

EXCHANGE AND CASH TENDER RIGHTS

    Some limited partners might be given the right, exercisable once in each twelve-month period beginning one year after the acquisition of their OP units, to tender their OP units in exchange for cash. We will have the option to elect to purchase tendered OP units for cash or shares of the applicable class or series of our stock, as determined in our sole discretion. The ability of the tendering limited partner to exercise any exchange right also will be subject to the applicable ownership limit provisions in our charter and other restrictions in the operating partnership agreement. The exchange ratio is expected to be one share of the applicable class or series of our stock for each OP unit, subject to adjustment in certain events, including any stock dividends or subdivisions with respect to the applicable shares. The OP units we acquire in connection with any exchange or cash tender described above will increase the OP units held by us.

FUNDING OF INVESTMENTS

    The operating partnership agreement provides that if the general partner determines that the operating partnership requires additional funds to acquire properties or for other purposes, the general partner may raise those funds by having the operating partnership incur debt or by accepting capital contributions from the partners, whose partnership interests would increase in consideration of their capital contributions, or from third parties, who would be admitted as additional limited partners in consideration of their capital contributions.

TAX ACCOUNTING

    The operating partnership has a taxable year ending on December 31, in accordance with our taxable year, and the taxable year of KRF Company, and will use the accrual method of accounting.

TERM

    The operating partnership was organized on July 22, 2002 and will continue in full force and effect until December 31, 2052, or until sooner dissolved by the election of the general partner, the sale of all or substantially all of the assets of the operating partnership or certain other events specified in the operating partnership agreement.

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                     DESCRIPTION OF THE PREFERRED OP UNITS

    The preferred OP units will be issued to us in accordance with the operating partnership agreement. The following summarizes the material terms and provisions of the preferred OP units that we will hold and is qualified in its entirety by reference to the operating partnership agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

    The operating partnership is authorized to issue preferred OP units in one or more series. The general partner of the operating partnership has the authority to establish the terms of each series, including the designations, powers, preferences and relative, participating, optional or other special rights, powers and privileges, including voting and conversion rights, if any, by amending the operating partnership agreement. Such an amendment does not require any vote or action by the holders of limited partner units, except as provided under applicable law.

    The operating partnership agreement does not contain any limitation on the number of preferred OP units that may be issued or on the number of series that may be established.

RANKING

    The series of preferred OP units issued to us upon the completion of the offers will, with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the operating partnership, rank:

    - senior to the general partner units and the common OP units,

    - senior to any other series of preferred OP units whose terms provide that such series ranks junior to our preferred OP units,

    - on a parity with all other series of preferred OP units issued by the operating partnership unless the terms of such other series specifically provide that such series ranks junior or senior to our preferred OP units and

    - junior to any other series of preferred OP units whose terms provide that such series ranks senior to our preferred OP units.

DISTRIBUTIONS

    Subject to the rights of holders of any other series of preferred OP units ranking senior to or on a parity with our preferred OP units as to the payment of distributions, we, as the holder of preferred OP units, will be entitled to receive on a quarterly basis from available cash of the operating partnership, up to the amount needed by us to pay required distributions on our Preferred Shares and, upon liquidation of the operating partnership or a redemption of the Preferred Shares, an amount up to the sum of unpaid distributions and the liquidation preference of those shares.

    Distributions to us will be made before any distributions are made to the holders of general partner interests or common OP units. We also will be reimbursed by the operating partnership for our operating expenses.

LIQUIDATION

    Subject to the rights of holders of any other series of preferred OP units ranking senior to or on a parity with our preferred OP units, upon any dissolution, liquidation, winding-up or termination of the operating partnership, we will be entitled to receive out of the assets of the operating partnership legally available for distribution, after payment or provision for payment of debts and other liabilities of the operating partnership, an amount equal to the stated value of $25.00 per preferred OP unit, plus accumulated and unpaid distributions to the date of payment and no more. If upon any such liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to us and the holders of any other series of outstanding preferred OP units ranking on a parity upon liquidation, dissolution, winding-up or termination of the operating partnership with our preferred OP units, we and the holders of such other series of preferred OP units shall be paid ratably in proportion to the full distributable amount to which we and the holders of such other series of preferred OP units are respectively entitled upon liquidation, dissolution, winding-up or termination.

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    The full preferential amount payable to us and any other series of outstanding preferred OP units ranking senior to or on a parity with our preferred OP units upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to the holders of common OP units, general partner units or any other series of outstanding OP units ranking junior to our preferred OP units.

REDEMPTION AND EXCHANGE

    The preferred OP units will not be subject to any sinking fund or mandatory redemption provisions and will not be convertible into any other securities of the operating partnership.

    However, to the extent that we redeem our Preferred Shares, the operating partnership will redeem an equivalent number of preferred OP units from us so that we will have sufficient funds to pay the purchase price for such shares and our expenses incurred in connection with the redemption.

VOTING RIGHTS

    Our preferred OP units will not have any voting rights except as set forth below and as otherwise required by law and the operating partnership agreement.

    If any proposed amendment or modification of the operating partnership agreement would materially and adversely affect the powers, special rights, preferences or privileges of the preferred OP units, then the holders of outstanding preferred OP units will be entitled to vote on such amendment or modification as a class, and such amendment or modification shall not be effective except with the approval of the holders of at least 66 2/3% in stated value of the outstanding preferred OP units. However, any such amendment or modification that would:

    - decrease the authorized number of preferred OP units but not below the number of preferred OP units then outstanding, or

    - authorize, create or increase the number of authorized units of any series of preferred limited partnership units ranking on a parity with or junior to the preferred OP units as to distributions or upon liquidation, dissolution, winding-up or termination of the operating partnership will be deemed not to materially and adversely effect such powers, special rights, preferences or privileges.

    Any amendment to the operating partnership agreement that would adversely affect the rights of the holders of preferred OP units disproportionately with respect to the rights of any other class or series, or alter the rights, preferences and privileges of the holders of preferred OP units, generally will require the consent of a majority in interest of the holders of preferred OP units. The consent of each holder of preferred OP units adversely affected by certain amendments to, or actions in connection with, the operating partnership agreement generally will be required, including amendments or actions that would:

    - convert the limited partner interest of a holder of preferred OP units into a general partner interest, except as a result of the general partner acquiring the interest,

    - modify the limited liability of a holder of preferred OP units, or

    - amend the section of the operating partnership agreement governing these approval rights, if such amendment would materially and adversely affect the rights, privileges and preferences of the preferred OP units.

    In addition, holders of preferred OP units will have the right to approve, by the vote of 66 2/3% in stated value of outstanding preferred OP units, any amendment reducing the share of distributions made by the operating partnership to any holder of preferred OP units in a manner that is not pro rata with respect to all partnership interests of the same series, or creating any obligations for any holder of preferred OP units or otherwise impairing rights of any holder of preferred OP units under the operating partnership agreement, other than an impairment of rights that is pro rata with other partners holding the same series of partnership interests.

    Holders of at least 66 2/3% in stated value of the outstanding preferred OP units voting as a class must approve the authorization, creation or increase the number of authorized units of any series of preferred limited partnership units ranking senior to the preferred OP units as to distributions or upon the liquidation, dissolution, winding-up or termination of the operating partnership agreement. No consent or approval of the holders of preferred OP units is required for the authorization, creation or increase in the number of authorized units of any

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series of preferred limited partnership units ranking on a parity with or junior to the preferred OP units as to distributions or upon the liquidation, dissolution, winding-up or termination of the operating partnership.

MERGERS AND CONSOLIDATIONS

    The approval of the holders of the preferred OP units is not required to approve any merger, consolidation, reorganization or other business combination otherwise permitted under the operating partnership agreement or approved by the holders of a majority in interest of the common OP units.

    For more information regarding the terms of the preferred OP units, see "Summary of Operating Partnership Agreement."

                      IMPORTANT PROVISIONS OF MARYLAND LAW

BUSINESS COMBINATIONS

    Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as:

    - any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

    - an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

    A person is not an interested stockholder under the business combination statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

    After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

    - 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, and

    - two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

    These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving KRF Company or its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, KRF Company or its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

    The business combination statute may discourage others from trying to acquire control of our company and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

    The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of

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the corporation are not entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

    - One-tenth or more but less than one-third;

    - One-third or more but less than a majority; or

    - A majority or more of all voting power.

    Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

    If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by its charter or bylaws. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by a person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of material United States federal income tax considerations associated with an investment in our Preferred Shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury regulations under the Code, as currently in effect, currently published administrative positions of the Internal Revenue Service and judicial decisions, which are all subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described in this summary. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a holder of Interests and as a prospective holder of our Preferred Shares, in light of your personal circumstances, nor does it deal with particular types of holders that are treated specially under the federal income tax laws, such as insurance companies, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below.

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    Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that it accurately describes the material United States federal income tax considerations applicable to U.S. holders (as defined below) that exchange their Interests for, and hold for investment, our Preferred Shares. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.


    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF YOUR INTERESTS FOR PREFERRED SHARES, THE OWNERSHIP AND SALE OF THE PREFERRED SHARES AND OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THAT EXCHANGE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    As used in this summary, the phrase "U.S. holder" means a beneficial owner of shares of beneficial interest of GIT or GIT II, units of depositary receipts representing units of limited partner interests in KIM, KIP, KIP II or KIP III, or our Preferred Shares that for federal income tax purposes is:

    - a citizen or resident of the United States;

    - a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

    - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

    As used in this summary, the phrase "U.S. shareholder" means a U.S. holder of our Preferred Shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE EXCHANGE OF PREFERRED SHARES FOR INTERESTS

    This section describes certain material United States federal income tax considerations generally applicable to the receipt by taxable U.S. holders of our Preferred Shares in exchange for Interests pursuant to the offers.

    The receipt of our Preferred Shares and any cash instead of fractional Preferred Shares in exchange for Interests will be a taxable transaction for United States federal income tax purposes. Each U.S. holder will recognize gain or loss on the exchange in an amount equal to the difference between

    - the amount realized by the U.S. holder, which is equal to the sum of the fair market value of the Preferred Shares received and the amount of cash received instead of fractional shares by the holder, and

    - the holder's adjusted tax basis in the Interests exchanged at the time of the exchange.

    For this purpose, the fair market value of a Preferred Share should be equal to its liquidation preference of $25.00.

    In general, the adjusted tax basis of a U.S. holder in its shares of beneficial interest of GIT or GIT II will be equal to the holder's initial tax basis upon acquisition of those shares minus any subsequent distributions made by GIT or GIT II, as applicable, that constituted a tax-free return of capital to that holder. In the case of shares of GIT or GIT II that were purchased by the holder in the first closing of the initial offering of those shares, the aggregate amount of distributions that had been designated as a return of capital with respect to each GIT share as of the end of 2001 was $9.48 and the aggregate amount of distributions that had been designated as a return of capital with respect to each GIT II share as of the end of 2001 was $9.20.

    The adjusted tax basis of a U.S. holder of depositary receipts representing units of limited partner interests of KIM, KIP, KIP II or KIP III (which we refer to as the "Partnership Mortgage Funds" for purposes of this section) generally will be equal to the holder's initial tax basis upon acquisition of those Interests that are exchanged, increased or decreased, as applicable, by the holder's distributive share of the income or loss of the Partnership Mortgage Fund through the date of the exchange as determined under the partnership agreement of the

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applicable Partnership Mortgage Fund and decreased by distributions made by the
Partnership Mortgage Fund to that holder.

    Any gain or loss recognized upon the exchange by a U.S. holder that holds its Interest as a capital asset within the meaning of the Code generally will be long-term capital gain or loss if the Interest has been held at that time for more than 12 months and short-term capital gain or loss if the Interest has been held for 12 months or less. If, however, a U.S. holder of shares of GIT or GIT II has held those shares for 6 months or less at the time of the exchange, any loss realized upon the exchange will be treated as long-term capital loss to the extent of any capital gain dividends included in income with respect to those shares. In the case of a noncorporate U.S. holder, the federal income tax rate applicable to capital gains will depend upon the holder's holding period for its Interests, with a preferential rate available for Interests held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

    If any of the Partnership Mortgage Funds receive mortgage proceeds or, in the case of KIP II, proceeds in liquidation, during the period after December 1, 2002 and prior to the completion of the offers, holders who tender their Interests also will have assigned their rights to receive distributions of those proceeds, as described under "The Offers--Distributions on Interests." The holder's distributive share of the income of the applicable Partnership Mortgage Fund attributable to any mortgage proceeds or proceeds in liquidation received by the mortgage fund during that period will be taxable to the holder even though the holder will not receive any distributions with respect to those proceeds. This amount of income will reduce any gain or increase any loss recognized by the holder upon the subsequent exchange of its Interests for the Preferred Shares. We urge you to consult your tax advisor regarding the specific tax consequences to you of the assignment of special distributions to us, including possible timing and character differences between the recognition of income with respect to those proceeds and gain or loss on the exchange of your Interests.

    A U.S. holder's initial tax basis in its Preferred Shares acquired in the exchange will be equal to their fair market value and the holder's holding period for the Preferred Shares will begin on the day after the completion of the exchange.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO OUR STATUS AS A
REIT

    This section describes the material United States federal income tax issues that may be relevant to prospective holders of our Preferred Shares due to our status as a REIT. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex. This summary is qualified by the express language of applicable Code provisions, Treasury regulations under the Code and administrative and judicial interpretations thereof.

    REIT QUALIFICATION

    We intend to elect to be taxable as a REIT beginning with the taxable year during which the offers are consummated. We believe that we will operate in a manner intended to qualify us as a REIT beginning with that taxable year. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.


    In connection with this offering, Paul, Weiss, Rifkind, Wharton & Garrison LLP has delivered an opinion to us that:


    - beginning with its taxable year during which the offers are consummated, Berkshire Income Realty, Inc. will be organized in conformity with the requirements for qualification as a REIT under the Code and Berkshire Income Realty, Inc.'s proposed method of operation will enable it to operate in conformity with the requirements for qualification as a REIT under the Code; and

    - from the date on which each of Berkshire Income Realty, Inc., BIR GP, L.L.C. and KRF Company, L.L.C. make their capital contributions to Berkshire Income Realty-OP, L.P. in accordance with the operating partnership agreement of Berkshire Income Realty-OP, L.P., the operating partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.


    Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP described above is based on various


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assumptions and qualifications and conditioned on representations made by us and by the mortgage funds or the managers of the mortgage funds as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business and the businesses of the mortgage funds. Moreover, our continued qualification and taxation as a REIT depends upon our ability and the ability of each of GIT and GIT II to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Paul, Weiss
Rifkind, Wharton & Garrison LLP will not review our compliance or the compliance of GIT or GIT II with those tests. Therefore, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of some tax consequences of our failure to meet these qualification requirements, see "Failure to Qualify as a REIT" below.


TAXATION OF OUR COMPANY

    If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

    - We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

    - Under some circumstances, we may be subject to "alternative minimum tax;"

    - If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

    - If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

    - If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because specified conditions have been met, we will be subject to a 100% tax on the greater of the amount by which (1) we fail the 75% gross income test, or (2) 90% of our gross income exceeds the sources of our gross income that satisfy the 95% gross income test, multiplied by a fraction calculated to reflect our profitability;

    - If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

    - If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

    - We could be subject to a 100% excise tax if our dealings with any taxable REIT subsidiary are not at arm's length.

    REQUIREMENTS FOR QUALIFICATION AS A REIT

    In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

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    ORGANIZATIONAL REQUIREMENTS.  In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

    1. Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

    2. Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

    3.  Be managed by one or more trustees or directors;

    4.  Have our beneficial ownership evidenced by transferable shares;

    5. Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

    6.  Use a calendar year for federal income tax purposes;

    7. Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

    8. Not be closely held as defined for purposes of the REIT provisions of the Code.

    We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding shares is owned, directly or indirectly through the application of attribution rules under the Code, by five or fewer individuals, as defined in the Code to include specified entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our shares for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

    We intend to elect to be taxed as a REIT beginning with the taxable year during which the offers are consummated, and we intend to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years beginning with the taxable year for which we elect to be taxed as a REIT. We believe that we will have sufficient diversity of share ownership upon the completion of the exchange to satisfy items 7 and 8 above. In addition, our charter contains restrictions on the ownership and transfer of shares of our stock, including our Preferred Shares, that are intended to assist us in continuing to satisfy the share ownership requirements in items 7 and 8 above. See "Description of The Preferred Shares--Restrictions on Ownership and Transfer of Preferred Shares."

    For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us. As a result, all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements--Asset Tests"), all of the capital stock of which is owned by a REIT.

    In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of each other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest (which we refer to as the Subsidiary Entities) will be treated as our assets, liabilities and items of income.

    Upon completion of the exchange, our operating partnership expects to own interests in a number of partnerships, including KIM, KIP, KIP II and KIP III, and an interest in a limited liability company that will indirectly own the initial properties. Our operating partnership will be treated for federal tax purposes as directly acquiring its interest in each of the remaining initial properties, which it expects to beneficially own through disregarded partnerships and limited liability companies of which it will be the sole direct or indirect member.

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    OPERATIONAL REQUIREMENTS--GROSS INCOME TESTS.  To maintain our qualification as a REIT, we must satisfy annually the following two gross income requirements:

    - At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property. Gross income from real property investments includes in part rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, gain from the disposition of real property and distributions on, gain from the disposition of, transferable shares or transferable certificates of beneficial interest in other qualifying REITs and income and gain derived from foreclosure property, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test; and

    - At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

    After the completion of the exchange, our gross income initially will consist primarily of our share of (1) rents received by our operating partnership and its Subsidiary Entities under apartment leases,
(2) distributions on the shares of beneficial interest our operating partnership will hold in GIT and GIT II, (3) interest on obligations secured by mortgages on real property held by KIM, KIP, KIP II and KIP III and (4) income received by KIM, KIP, KIP II and KIP III with respect to their participation in the residual value, if any, from a sale or other realization of the underlying real property with respect to PIMs. See "Information with Respect to the Mortgage Funds."

    The rents we will receive or be deemed to receive with respect to the real properties to be owned by our operating partnership or its Subsidiary Entities will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

    - The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

    - In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant (which we refer to as a Related Party Tenant) or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

    - Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

    - We normally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income or through a taxable REIT subsidiary of ours. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us or by any property manager of ours who does not qualify as an independent contractor with respect to a property are impermissible tenant services, the rental income derived from the property will qualify as "rents from real property" if the income from services does not exceed one percent of all amounts received or accrued with respect to that property.

    Our share of the distributions constituting gross income that will be received by our operating partnership on the GIT and GIT II shares will qualify either as dividends or as gain from the disposition of stock for purposes of the 95% Income Test unless, with respect to gain, we were treated as having held such shares primarily for sale to customers in the ordinary course of a trade or business. These distributions also will qualify as distributions on transferable shares of beneficial interest in other qualifying REITs for purposes of the 75% Income Test for each

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taxable period in which GIT or GIT II, as applicable, satisfies all of the requirements necessary to qualify as a REIT. See "REIT Qualification of GIT and GIT II" below.

    The interest we will receive or be deemed to receive with respect to our share of the assets held by KIM, KIP, KIP II and KIP III will qualify as "interest" for purposes of satisfying the 95% Income Test only if the following conditions are met:

    1. The amounts received or accrued must represent compensation for the use or forbearance of money and cannot be a charge for services; and

    2. No portion of the interest received or accrued normally can depend, in whole or in part, on the income or profits of any person.

    However, with respect to item 2, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales and, if a REIT receives any amount that would not qualify as "interest" solely because the borrower receives or accrues any amount that depends, in whole or in part, on the income or profits of any person, only a proportionate part of the amount received or accrued by the REIT will be excluded from being treated as interest. In addition, (1) if the amounts received or accrued are with respect to an obligation secured by a mortgage on real property from a borrower that derives substantially all of its gross income with respect to the property from leasing substantially all of its interests in the property to tenants and (2) the lease income received or accrued by the borrower would have qualified as "rents from real property" under the rules described above had those rents been received by the REIT, the amounts received or accrued by the REIT will qualify as "interest" to the extent the amounts received are attributable to the rents received or accrued by the borrower.

    In addition to the requirements described above, the interest we will receive or be deemed to receive with respect to our share of each PIM and MBS held by KIM, KIP, KIP II and KIP III normally will qualify as interest on obligations secured by mortgages on real property for purposes of satisfying the 75% Income Test only if:

    - with respect to those loans originally extended as construction loans, the fair market value of the land and the reasonably estimated costs of the improvements or developments, other than personal property, that secure the loan and were constructed from the proceeds of the loan, determined as of the date the commitment to make the applicable construction loan became binding, is at least equal to the highest principal amount of the loan outstanding during the taxable year, or

    - with respect to those loans that were not originally extended as construction loans, the fair market value of the real property, determined as of the date on which the commitment to make the loan became binding, is at least equal to the highest principal amount of the loan outstanding during the taxable year. To the extent that the fair market value of the real property is less than the highest principal amount of the loan outstanding during the taxable year, only a proportionate part of the interest on that loan will be treated as qualifying income for purposes of the 75% Income Test.

    However, in the case of any MBS held by KIM, KIP, KIP II or KIP III that is a regular or residual interest in a REMIC:

    - if at least 95 percent of the assets of the REMIC are real estate assets (as described below under "Operational Requirements--Asset Tests"), all of the interest we will receive or be deemed to receive will be treated as qualifying interest for purposes of satisfying the 75% Income Test, and

    - if less than 95 percent of the assets of the REMIC are real estate assets, the amount of qualifying interest for purposes of satisfying the 75% Income Test will be determined under the rules described above as if we directly held our proportionate share of the assets of the REMIC and directly received our proportionate share of the REMIC's income.

    Our share of the income received by KIM, KIP, KIP II and KIP III with respect to their participation in the residual value, if any, from a sale or other realization of the underlying real property that secures a PIM will be treated as gain recognized on the sale of the real property securing the loan that normally will constitute qualifying income for purposes of both the 75% Income Test and the 95% Income Test if the participation right constitutes a "shared appreciation provision." A shared appreciation provision is any provision in connection with an obligation held or treated as held by us that is secured by an interest in real property and that entitles us to receive a specified portion of any gain realized on the sale or exchange of the real property, or gain that would be

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realized if the real property were sold on a specified date, or appreciation in value of the real property as of any specified date. Our share of this income will not constitute qualifying income for either the 75% Income Test or the 95% Income Test, however, if the real property securing the loan either is held primarily for sale to customers in the ordinary course of a trade or business of the borrower or would be considered to be so held if we had held the real property.

    If KIM, KIP, KIP II or KIP III were to foreclose on any real property that secures a PIM or an MBS, our share of the gross income received from that property usually would be expected to qualify as rents from real property for purposes of both gross income tests under the rules described above. If, however, the real property or any related property acquired pursuant to a foreclosure by one of these mortgage funds did not otherwise constitute qualifying gross income, we would normally elect to treat that property as "foreclosure property." "Foreclosure property" is defined for this purpose as any real property (including interests in real property) and any personal property incident to that real property, acquired by us as the result of us having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on an indebtedness that such property secured. Although income from foreclosure property is qualifying income under the 75% Income Test and 95% Income Test, we might be subject to tax on that income as described above under "Taxation of Our Company."

    We expect the bulk of our income to qualify under the 75% Income Test and 95% Income Test, in accordance with the requirements described above, as rents from real property, dividends and other distributions on transferable shares of beneficial interest in other qualifying REITs, interest on obligations secured by mortgages on real property and gain from the disposition of real property. In this regard, we anticipate that substantially all of the apartment leases on the five apartment buildings that will be contributed to our operating partnership upon the completion of the exchange will be for fixed rentals with annual CPI or similar adjustments and that none of the rentals under those leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or nearly all of the services to be performed with respect to those properties will be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of the property.

    Our share of the distributions constituting gross income that will be received by our operating partnership with respect to the GIT and GIT II Interests will qualify as dividends in part and otherwise should qualify as gain from the disposition of stock for purposes of the 95% Income Test. They also will constitute qualifying distributions for purposes of the 75% Income Test for each taxable period in which GIT and GIT II satisfy all of the requirements necessary to qualify as a REIT. See "REIT Qualification of GIT and GIT II" below. None of the interest we will receive or be deemed to receive in respect of our share of the PIMs and MBS held by KIM, KIP, KIP II and KIP III is expected to represent a charge for services rendered by us. That interest should qualify as "interest" for purposes of the 95% Income Test and the 75% Income Test either because it is computed at a fixed rate on outstanding principal or otherwise does not depend on the income or profits of the debtor, or, if the interest on any PIM that is equal to a percentage of periodic surplus cash of the borrower was treated as interest that does depend on the income or profits of the borrower, is expected to qualify as interest because substantially all of the borrower's gross income from the apartment building securing the payment of such interest is derived from leasing the apartments and those rentals would be expected to qualify as rents from real property if they had been received directly by us. In addition, most of the interest we will receive or be deemed to receive in respect of our share of the PIMs and MBS held by KIM, KIP, KIP II and KIP III is expected to qualify as interest on obligations secured by mortgages on real property for purposes of the 75% Income Test because the fair market value of the real property that secures the PIMs and MBS normally exceeds the outstanding principal balance of those loans.

    Finally, our share of income with respect to participations in residual value under the PIMs held by KIM, KIP, KIP II and KIP III generally is expected to constitute qualifying income under both the 75% Income Test and the 95% Income Test from shared appreciation provisions that will be treated as gain recognized on the sale of the underlying real property under circumstances in which that property was not held primarily for sale to customers in the ordinary course of a trade or business of the borrower and would not have been so treated if held by us. However, although it is our present expectation that the gross income we will receive or be deemed to receive will allow us to satisfy the 75% Income Test and the 95% Income Test, we can give you no assurance that the actual sources of our gross income will allow us to satisfy either or both of those tests.

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    Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

    - Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    - We attach a schedule of our income sources to our federal income tax return; and

    - Any incorrect information on the schedule is not due to fraud with intent to evade tax.

    It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of our Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    OPERATIONAL REQUIREMENTS--ASSET TESTS. At the close of each quarter of our taxable year, we also must satisfy four tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

    - First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property such as land, buildings and other inherently permanent structures, mortgages on real property, shares or transferable certificates of beneficial interest in other qualifying REITs, property attributable to the temporary investment of new capital and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours. For this purpose, an obligation that is not fully secured by real property pursuant to the methodology described under "Operational Requirements--Gross Income Tests" with respect to interest, taking into account all senior encumbrances on the real property, will be treated as a real estate asset only to the extent of the fair market value of the real property available to secure the loan.

    - Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

    - Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

    The Asset Tests must generally be met for any quarter in which we acquire securities or other property. We expect that upon the completion of the exchange, most of our assets will constitute real estate assets, including the apartment buildings contributed to our operating partnership, qualifying REIT shares of GIT and GIT II and our share of mortgages on real property held by KIM, KIP, KIP II and KIP III. In connection with the completion of the exchange, our operating partnership will acquire all of the stock of a corporation that will make a joint election with us to be treated as a taxable REIT subsidiary of ours. This corporation does not presently have any assets other than a nominal amount of cash and is not expected to acquire any additional assets that would cause us to violate the fourth Asset Test. We do not expect that we will own any securities that would cause us to violate the second or third Asset Tests. Based on the foregoing, we therefore expect to satisfy the Asset Tests. However, if either GIT or GIT II failed to qualify as a REIT for a year during which we were treated as owning more than 10% of the outstanding shares of beneficial interest of that trust or during which the value of the shares of beneficial interest in that trust that we were treated as owning exceeded 5% of the value of our total assets, we would not satisfy the third Asset Test and as a result we would fail to qualify as a REIT. See "REIT Qualification of GIT and GIT II" and "Failure to Qualify as a REIT" below.

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    If we meet the Asset Tests at the close of any quarter, we will not lose our
REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required and available to cure any noncompliance.

    OPERATIONAL REQUIREMENTS--ANNUAL DISTRIBUTION REQUIREMENT. In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are paid on or before the first regular dividend payment date after the declaration.

    Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

    In addition, if we fail to distribute during each calendar year at least the sum of:

    - 85% of our ordinary income for that year;

    - 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

    - any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.

    We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to avoid income and excise taxes on undistributed income and we presently anticipate that our cash receipts will normally be sufficient to enable us to do so. However, it is possible that we may under some circumstances experience timing differences between (i) the actual receipt of income and payment of deductible expenses, and (ii) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements.

    As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of that election would be as follows:

    - We would be required to pay federal income tax on these gains;

    - Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

    - The basis of the shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

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    In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under accelerated methods. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

    Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, we are determined to have failed to satisfy the distribution requirement for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a "deficiency dividend" to our shareholders in the later year and include that distribution in our deduction for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

    OPERATIONAL REQUIREMENTS--RECORDKEEPING. To avoid a monetary penalty we must request, on an annual basis, specified information designed to disclose the ownership of our outstanding shares. We also must maintain required records as described in applicable Treasury regulations. We intend to comply with these requirements.

REIT QUALIFICATION OF GIT AND GIT II

    As discussed above under "Operational Requirements--Gross Income Tests" and "Operational Requirements--Asset Tests," our ability to satisfy the 75% Income Test and the Asset Tests will be dependent upon the qualification of each of GIT and GIT II as REITs. Each of GIT and GIT II has elected to be a REIT and we expect that representations will be provided in connection with these transactions that each of GIT and GIT II intend to continue to qualify for taxation as a REIT for all taxable years ending after the date of the completion of the exchange. However, we cannot assure you that either GIT or GIT II has qualified as a REIT for prior taxable years or that they will continue to so qualify. If either GIT or GIT II did not qualify as a REIT for any taxable period, it is probable that we would also fail to qualify as a REIT, which would have the effects described below under "Failure to Qualify as a REIT."

FAILURE TO QUALIFY AS A REIT

    If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

    For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our Preferred Shares generally will be taxed as described below.

    DISTRIBUTIONS GENERALLY. Distributions to U.S. shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to holders of our Preferred Shares as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions to holders of our Preferred Shares are out of our earnings and profits, our current earnings and profits will be allocated first to our Preferred Shares and then to our common stock. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. U.S. shareholders may not include any of our losses on their own federal income tax returns.

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    We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

    CAPITAL GAIN DIVIDENDS. Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock. We will generally designate our capital gain dividends as either 20% or 25% rate distributions with respect to non-corporate U.S. shareholders, or, to the extent we meet certain holding period requirements, as distributions at a preferential tax rate. A corporate U.S. shareholder, however, might be required to treat up to 20% of some capital gain dividends as ordinary income. See "Operational Requirements--Annual Distribution Requirement" for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Our distributions and any gain you realize from a disposition of our Preferred Shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect. In that case those capital gains will be taxed as ordinary income.

    CERTAIN DISPOSITIONS OF OUR PREFERRED SHARES. In general, any gain or loss realized upon a taxable disposition of our Preferred Shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S. SHAREHOLDERS. We will report to U.S. shareholders of our Preferred Shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

    - Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

    - Furnishes an incorrect taxpayer identification number;

    - Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

    - Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

    Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's United States federal income tax liability and may entitle the U.S. shareholder to a refund, if the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

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TREATMENT OF TAX-EXEMPT U.S. SHAREHOLDERS

    Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income," which we refer to as UBTI, as defined in the Code. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership or its Subsidiary Entities in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our Preferred Shares. A tax-exempt entity that incurs indebtedness to finance a purchase of our Preferred Shares offered for cash pursuant to the offer, however, will be subject to UBTI under the debt-financed income rules. In addition, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

    In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10 percent by value of our shares may be required to treat a specified percentage of our dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely held restriction (see "Requirements for Qualification as a REIT--Organizational Requirements") and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

    The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders that hold our Preferred Shares, which we refer to collectively as Non-U.S. shareholders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our Preferred Shares, including any reporting requirements and the tax treatment of the investment under the tax laws of their home country.

    INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS. In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our Preferred Shares if the income derived from such investment is treated as effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under the Code, which is payable in addition to the regular United States federal corporate income tax.

    The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our Preferred Shares is deemed to be not effectively connected with a United States trade or business.

    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder's basis in our Preferred Shares, but not below zero, and then as gain from the disposition of those shares. The tax treatment of this gain is described under the rules discussed below with respect to sales of shares.

    We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. shareholder, unless the shareholder provides us with an

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Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains effectively connected with a United States trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

    WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S. SHAREHOLDERS. Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue
Service:

    - 35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

    - 30% of ordinary dividends paid out of our earnings and profits.

    In addition, if we designate prior distributions as capital gain dividends, later distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

    SALE OF OUR PREFERRED SHARES BY A NON-U.S. SHAREHOLDER. A sale of our Preferred Shares by a Non-U.S. shareholder normally will not be subject to United States federal income taxation unless our Preferred Shares constitute a "United States real property interest" within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our Preferred Shares will not constitute a United States real property interest if we are a "domestically-controlled REIT." A "domestically-controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign persons, as defined for purposes of the Code. We currently anticipate that we will be a domestically-controlled REIT. Therefore, sales of our Preferred Shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically-controlled REIT. If we were not a domestically-controlled REIT, a Non-U.S. shareholder's sale of our Preferred Shares would not be subject to tax under FIRPTA as a sale of a United States real property interest if:

    - Our Preferred Shares were "regularly traded" on an established securities market within the meaning of applicable Treasury regulations; and

    - The Non-U.S. shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our Preferred Shares at any time during the shorter of the five-year period preceding the disposition or the holder's holding period.

    While our Preferred Shares are listed for trading on the American Stock Exchange, they will be considered to be regularly traded on an established securities market for any calendar quarter during which they are regularly quoted by brokers or dealers that hold themselves out to buy or sell our Preferred Shares at a quoted price. Consequently, a sale of our Preferred Shares normally should not be subject to taxation under FIRPTA in the case of Non-U.S. shareholders owning 5% or less of our Preferred Shares, even if we do not qualify as a domestically-controlled REIT.

    If a gain on the sale of our Preferred Shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Preferred Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, a purchaser of our Preferred Shares from a Non-U.S. shareholder may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

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    Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S.
shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. SHAREHOLDERS. Non-U.S. shareholders of our Preferred Shares should consult their tax advisors with regard to United States information reporting and backup withholding requirements under the Code.

STATEMENT OF STOCK OWNERSHIP

    We are required to demand annual written statements from the record holders of designated percentages of our Preferred Shares disclosing the actual owners of the Preferred Shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the Preferred Shares is required to include specified information relating to those shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our Preferred Shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

    We and any entities in which we own a direct or indirect interest may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of us, our operating partnership and the Subsidiary Entities and the tax treatment of the holders of our Preferred Shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our Preferred Shares.

FEDERAL INCOME TAX ASPECTS OF OUR OPERATING PARTNERSHIP AND THE SUBSIDIARY
  ENTITIES

    The following discussion summarizes some material federal income tax considerations applicable to our investment in our operating partnership and our indirect investment in the Subsidiary Entities. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

    CLASSIFICATION AS PARTNERSHIPS. We will be entitled to include in our income our distributive share of the income and to deduct our distributive share of the losses of our operating partnership, including the operating partnership's distributive share of the income and losses of the Subsidiary Entities, only if the operating partnership and each Subsidiary Entity is classified for federal tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. Under applicable Treasury regulations, an unincorporated domestic entity with at least two members that was formed on or after January 1, 1997 may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it usually will be treated as a partnership for federal tax purposes. An unincorporated domestic entity with at least two members that was formed prior to January 1, 1997 was treated as a partnership for federal tax purposes only if it had no more than two of the four corporate characteristics that Treasury regulations applicable at such time used to distinguish a partnership from a corporation. Unless one of the Subsidiary Entities formed prior to January 1, 1997 elects otherwise, the classification claimed by the entity prior to January 1, 1997 will continue for periods after January 1, 1997, and that classification will be respected for all prior periods if (1) the entity had a reasonable basis for the classification, (2) the organization and all members of the organization recognized the federal tax consequences of any change in the entity's classification within the 60 months prior to January 1, 1997 and (3) neither the entity nor any member was notified in writing on or before May 8, 1996 that the classification of the entity was under examination.

    Our operating partnership intends to be classified as a partnership for federal tax purposes and will not elect to be treated as an association taxable as a corporation. Any Subsidiary Entities with two or more members formed on or after January 1, 1997 are or will be organized as domestic entities. We do not intend that any of those entities either will elect to be treated as associations taxable as corporations or will be treated as corporations under the rules described below. Finally, those Subsidiary Entities interests in which will be acquired by our operating partnership upon consummation of the exchange that were formed prior to January 1, 1997 have claimed partnership classification and it is our understanding that none of those entities either will elect to be treated as associations taxable as corporations or otherwise should be treated as corporations under the rules described below.

    Even though our operating partnership will not elect to be treated as an association for federal tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership's gross income for each taxable year consists of "qualifying income" under section 7704(d) of the Code. With some exceptions, qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test described above under "Requirements for Qualification as a REIT--Operational Requirements--Gross Income Tests." We refer to this as the Passive Income Exception.

    Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Under one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if:

    - all interests in the partnership were issued in transactions that were not required to be registered under the Securities Act of 1933, as amended, and

    - the partnership does not have more than 100 partners at any time during the partnership's taxable year.

    In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Upon the completion of the exchange, our operating partnership will qualify for the Private Placement Exclusion. However, even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the Passive Income Exception described above.

    Our operating partnership or a specified portion of our operating partnership also will be taxed as a corporation if our operating partnership or that portion is deemed to be a "taxable mortgage pool." With some exceptions, a taxable mortgage pool is any entity or portion of an entity:

    1. substantially all of the assets of which consists of debt obligations (or interests therein) and more than 50 percent of those debt obligations (or interests) consist of real estate mortgages (or interests therein);

    2.  that is the obligor under debt obligations with two or more maturities;
       and

    3. with respect to which the payments on the debt obligations in item 2 bear a relationship to payments on the debt obligations (or interests) in item 1.

    For purposes of item 1, the operating partnership would treat its adjusted tax basis in each Subsidiary Entity and in each of GIT and GIT II as having the same relative asset composition as the assets actually owned by those entities and if less than 80 percent of the tax bases of the assets of the operating partnership or any applicable portion of the operating partnership consist of debt obligations, the operating partnership or that portion, as applicable, will not be a taxable mortgage pool. For purposes of item 3, payments made on debt obligations that are liabilities will be treated as bearing a relationship to payments received on debt obligations that are assets if under the terms of the liability or an underlying arrangement the timing and amount of payments on the liability obligations are in large part determined by the timing and amount of the payments or projected payments on the asset obligations. Upon completion of the exchange, we expect the debt obligations of our operating partnership initially to consist primarily of existing nonrecourse indebtedness secured by the real properties to be contributed to our operating partnership. Payments on these debt obligations do not bear a relationship to the payments on our operating partnership's share of the debt obligations that are assets of the mortgage funds. In addition, we presently expect that less than 80 percent of the tax bases of the operating partnership's assets will consist of debt obligations. However, to the extent that the operating partnership obtains additional financing, we intend to structure that indebtedness in a manner so that one or more of the above requirements for treatment as a taxable mortgage pool is not satisfied with respect to an applicable portion of the operating partnership.


    We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes. As described above under "REIT Qualification," Paul, Weiss, Rifkind, Wharton & Garrison LLP has delivered an opinion to us, based on existing law and conditioned on factual assumptions and representations and subject to specified limitations and qualifications that our operating partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service or the courts, and we can give you no assurance that the Internal Revenue Service will not challenge the status of our operating partnership as a partnership for federal tax purposes. If a challenge were successful, our operating partnership would be treated as a corporation for federal income tax purposes, as described below.


    If for any reason our operating partnership or a portion of our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "Requirements for Qualification as a REIT--Operational Requirements--Gross Income Tests" and "Requirements for Qualification as a REIT--Operational Requirements--Asset Tests." In addition, any change in the operating partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership's taxable income.

    PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of the operating partnership's income, gains, losses, deductions, and credits for any taxable year of the operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement normally determines the allocation of income and losses among partners, those allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of section 704(b) of the Code and the Treasury regulations under that section. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. Our operating partnership's allocations of taxable income and loss under its partnership agreement are intended to comply with the requirements of section 704(b) of the Code and the Treasury regulations under that section.

    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES.  Under
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. Under applicable Treasury regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Code and several reasonable allocation methods are described in those regulations. Under the operating partnership agreement, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes

    BASIS IN PARTNERSHIP INTEREST. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to:

    - the amount of cash and the basis of any other property contributed to the operating partnership by us,

    - increased by (1) our allocable share of the operating partnership's income and (2) our allocable share of indebtedness of the operating partnership, and

    - reduced, but not below zero, by (1) our allocable share of the operating partnership's loss and (2) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the operating partnership.

    If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of the operating partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of that distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the operating partnership had been held at that time for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

    DEPRECIATION DEDUCTIONS AVAILABLE TO OUR OPERATING PARTNERSHIP. Our operating partnership expects to use a portion of the distributions it receives upon payoff of the loan assets held by the mortgage funds, as well as excess funds from operations and borrowings, to acquire additional interests in real properties. To the extent that our operating partnership acquires properties for cash, the operating partnership's initial basis in those properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. For federal income tax purposes, the operating partnership plans to depreciate the depreciable properties it purchases under accelerated methods of depreciation. To the extent that our operating partnership acquires properties in exchange for operating partnership units, our operating partnership's initial basis in each of those properties for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate those depreciable properties for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

    SALE OF OUR OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by the operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of the operating partnership's trade or business will be treated as income from a prohibited transaction that would be subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our business or the operating partnership's trade or business.

                              PLAN OF DISTRIBUTION

    We have retained Georgeson Shareholder Communications Inc. as information agent and Georgeson Shareholder Securities Corporation as dealer manager (together, Georgeson) in connection with the offers. In that capacity, Georgeson may contact holders of Interests by mail, telephone, facsimile and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offers to beneficial owners of Interests. We will pay Georgeson $100,000 for these services plus $4.50 per completed call, in addition to reimbursing Georgeson for its reasonable out-of-pocket expenses. We have also agreed to pay Georgeson an additional $25,000 per mortgage fund in the event Interests representing 25% or more of the outstanding Interests of that mortgage fund are validly tendered and not properly withdrawn in the applicable offer. We also have agreed to indemnify Georgeson against specified liabilities and expenses in connection with the offers, including specified liabilities under the United States federal securities laws.

    The following table summarizes the compensation and estimated expenses we will pay:


                                                            PER SHARE                 TOTAL
                                                       -------------------   -----------------------
                                                       MINIMUM    MAXIMUM     MINIMUM      MAXIMUM
                                                       --------   --------   ----------   ----------
Selling commissions payable by us....................   $0.22(1)   $0.12(1)(2) $  223,750(1) $  373,750(1)(2)
Expenses payable by us...............................   $3.50      $1.16     $3,499,948   $3,499,948


------------------------

(1) As described above, this includes the $100,000 base fee and $4.50 per completed call made by Georgeson, assuming 27,500 calls are made. This also assumes that less than 25% of the Interests in each mortgage fund will be tendered.

(2) This includes the additional $25,000 fee per mortgage fund described above and assumes that at least 25% of the Interests in each of the mortgage funds will be tendered.

    Georgeson Shareholder Securities Corporation, a registered broker-dealer under the Exchange Act, will act as an agent on our behalf in soliciting Interests and facilitating the exchange of our Preferred Shares for Interests. Georgeson has no commitment or obligation to purchase any of the Preferred Shares and will act as an underwriter merely in connection with its "best efforts" arrangement with us to facilitate the exchange of the Preferred Shares for Interests.

                                SALES LITERATURE


    In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offers. This material, which we prepared, may consist of a brochure highlighting certain aspects of the offers and may also contain pictures and summary descriptions of the initial properties. No person has been authorized to furnish to any prospective investor any sales literature other than the brochure described above.


                                    EXPERTS


    The financial statement of Berkshire Income Realty, Inc. at September 30, 2002 and the financial statements and financial statement schedules of Berkshire Income Realty Predecessor Group, Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership and Krupp Insured Plus III Limited Partnership, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus and registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting.


                                 LEGAL MATTERS


    The legality of the Preferred Shares that we are offering will be passed upon for Berkshire Income Realty, Inc. by Ballard Spahr Andrews &
Ingersoll, LLP. The statements relating to federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and the qualification of Berkshire Income Realty, Inc. as a REIT for federal income tax purposes and the partnership status of Berkshire Income Realty-OP, L.P. for federal income tax purposes has been passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.


                      WHERE YOU CAN FIND MORE INFORMATION
                        ABOUT US AND THE MORTGAGE FUNDS

    We have filed a registration statement with the SEC (of which this prospectus forms a part) on Form S-11 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information provided in the registration statement, including exhibits and schedules related thereto filed with the SEC. For further information regarding us and the Preferred Shares that we are offering, you should review the registration statement and such exhibits and schedules.

    Each of the mortgage funds currently is, and following this offering we will be, subject to the informational requirements of the Securities Exchange Act of 1934 and as such are required to file reports and other information with the SEC. Reports, proxy statements and other information filed by us or the mortgage funds with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, following this offer, reports, proxy statements and other information concerning us can be inspected at the offices of the American Stock Exchange, 86 Trinity Place@Thames, New York, New York 10006-1872. You may also access the above information electronically on the SEC's web site, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is http: //www.sec.gov.

      INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND
                               SUPPLEMENTARY DATA
                         BERKSHIRE INCOME REALTY, INC.


Report of Independent Accountants...........................                  F-5

Balance Sheet at September 30, 2002.........................                  F-6

Notes to Balance Sheet......................................                  F-7

                    BERKSHIRE INCOME REALTY PREDECESSOR GROUP

Report of Independent Accountants...........................                  F-8

Combined Financial Statements:

Combined Balance Sheets at December 31, 2001 and 2000 and
  (unaudited) as of September 30, 2002......................                  F-9

Combined Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Nine Months Ended September 30, 2002 and September 30,
  2001......................................................                 F-10

Combined Statements of Changes in Owners' Equity for the
  Years Ended December 31, 2001, 2000 and 1999 and
  (Unaudited) for the Nine Months Ended September 30,
  2002......................................................                 F-11

Combined Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Nine Months Ended September 30, 2002 and September 30,
  2001......................................................                 F-12

Notes to Combined Financial Statements......................            F-13-F-17

Schedule III--Real Estate and Accumulated Depreciation at
  December 31, 2001.........................................                 F-18

                          KRUPP GOVERNMENT INCOME TRUST

Report of Independent Accountants...........................                 F-19

Balance Sheets at December 31, 2001 and 2000................                 F-20

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-21

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-22

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-23

Notes to Financial Statements...............................            F-24-F-31

Schedule II--Valuation and Qualifying Accounts..............                 F-32

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)...............................................                 F-33

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-34

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                 F-35

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                 F-36

Notes to Financial Statements (Unaudited)...................            F-37-F-38

                        KRUPP GOVERNMENT INCOME TRUST II

Report of Independent Accountants...........................                 F-39

Balance Sheets at December 31, 2001 and 2000................                 F-40

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-41

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-42

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-43

Notes to Financial Statements...............................            F-44-F-51

Schedule II--Valuation and Qualifying Accounts..............                 F-52

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)...............................................                 F-53

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-54

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                 F-55

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                 F-56

Notes to Financial Statements (Unaudited)...................                 F-57

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-58

Balance Sheets at December 31, 2001 and 2000................                 F-59

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-60

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-61

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-62

Notes to Financial Statements...............................            F-63-F-68

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-69

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                 F-70

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                 F-71

Notes to Financial Statements (Unaudited)...................                 F-72

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-73

Balance Sheets at December 31, 2001 and 2000................                 F-74

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-75

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-76

Statements of Cash Flows for the Years Ended December 31,
  2001, and 1999............................................                 F-77

Notes to Financial Statements...............................            F-78-F-82

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-83

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                 F-84

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                 F-85

Notes to Financial Statements (Unaudited)...................                 F-86

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                    KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-87

Balance Sheets at December 31, 2001 and 2000................                 F-88

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-89

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-90

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-91

Notes to Financial Statements...............................            F-92-F-96

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-97

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                 F-98

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                 F-99

Notes to Financial Statements (Unaudited)...................                F-100

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

Report of Independent Accountants...........................                F-101

Balance Sheets at December 31, 2001 and 2000................                F-102

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                F-103

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                F-104

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                F-105

Notes to Financial Statements...............................          F-106-F-110

Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)...............................................                F-111

Statements of Income and Comprehensive Income for the Three
  and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................                F-112

Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited).............................                F-113

Notes to Financial Statements (Unaudited)...................                F-114

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Berkshire Income Realty, Inc.


    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Berkshire Income Realty, Inc. (the "Company") at September 30, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
December 16, 2002

                         BERKSHIRE INCOME REALTY, INC.
                                 BALANCE SHEET
                             AT SEPTEMBER 30, 2002


                                ASSETS

Assets:

  Cash......................................................    $100
                                                                ----

    Total assets............................................    $100
                                                                ====

                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:................................................    $ --

Stockholder's Equity:

  Preferred stock, liquidation preference $25.00 per share,
    5,000,000 shares authorized,
    0 shares issued and outstanding.........................      --

  Class A common stock, $.01 par value, 5,000,000 shares
    authorized,
    0 shares issued and outstanding.........................      --

  Class B common stock, $.01 par value, 5,000,000 shares
    authorized,
    100 shares issued and outstanding.......................       1

  Additional paid in capital................................      99
                                                                ----

    Total liabilities and stockholder's equity..............    $100
                                                                ====

       The accompanying notes are an integral part of this balance sheet.

                         BERKSHIRE INCOME REALTY, INC.
                             NOTES TO BALANCE SHEET

1. ORGANIZATION AND FORMATION

    Berkshire Income Realty, Inc. (the "Company"), a Maryland corporation, was organized on July 19, 2002. The Company intends to acquire, own and operate multi-family residential properties. The Company has no operating history to date.

    The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering (the "Offering") to exchange Series A Cumulative Redeemable Preferred Shares ("Preferred Shares") of the Company for interests ("Interests") in the following six mortgage funds:
Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, Krupp Insured Plus III Limited Partnership (collectively, the "Mortgage Funds"). For each Interest in the Mortgage Funds that is validly tendered and not withdrawn in the Offering, the Company will exchange its Preferred Shares based on an exchange ratio applicable to each Mortgage Fund.

    Simultaneous with the completion of the Offering, KRF Company, LLC ("KRF Company"), an affiliate of the Company, will contribute its ownership interests in five multi-family residential properties (the "Properties") to Berkshire Income Realty-OP, L.P. (the "Operating Partnership") in exchange for common limited partner interests in the Operating Partnership. Prior to the Offering, KRF Company contributed $100 in exchange for 100 shares of common stock of the Company. Concurrent with the completion of the Offering, KRF Company will contribute cash to the Company in exchange for common stock of the Company in an amount equal to 1% of the fair value of total net assets of the Operating Partnership. This amount will be contributed to the Company's wholly owned subsidiary, BIR GP, L.L.C., who will then contribute the cash to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership. The Company will contribute the Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partner interests in the Operating Partnership. The Operating Partnership is the successor to the Berkshire Income Realty Predecessor Group (the "Predecessor"). The merger of the separate businesses into the Company and the Operating Partnership is considered a purchase business combination with the Predecessor being the accounting acquirer. Accordingly, the acquisition or contribution of the various Predecessor interests will be accounted for at their historical cost. The acquisition of the Interests will be accounted for using purchase accounting based upon the fair value of the Interests acquired.

    The Preferred Shares will entitle holders to receive cumulative cash distributions, accruing from the date of original issuance and payable quarterly in arrears. The cash distributions will be preferential to distributions made to the holders of common stock and common limited partner interests in the Operating Partnership. The Company will have the right to redeem the Preferred Shares for $25 per share, plus accumulated and unpaid distributions, at any time after February 15, 2010.

2. INCOME TAXES

    Upon completion of the Offering, the Company intends to make an election to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code. As a REIT, the Company is required to distribute at least 90% of its REIT taxable income to its shareholders to maintain its REIT status. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and to Federal income and excise taxes on its undistributed income.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Members of
Berkshire Income Realty Predecessor Group

    In our opinion, the combined financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Berkshire Income Realty Predecessor Group (the "Predecessor") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 12, 2002

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                            COMBINED BALANCE SHEETS

                                                              SEPTEMBER 30,      DECEMBER 31,
                                                              -------------   -------------------
                                                                  2002          2001       2000
                                                              -------------   --------   --------
                                                               (UNAUDITED)
                                                                        (IN THOUSANDS)
                           ASSETS

Multi-family apartment communities, net of accumulated
  depreciation of $86,555, $82,719 and $77,968,
  respectively..............................................    $ 85,779      $87,648    $57,104

Cash and cash equivalents...................................      23,694        3,990      7,899

Cash restricted for tenant security deposits................         764          811        617

Replacement reserve escrow..................................         204            5      2,220

Prepaid expenses and other assets...........................       3,386        1,834      2,128

Accounts receivable affiliates..............................          --        1,738         --

Deferred expenses, net of accumulated amortization of $31,
  $171 and $105, respectively...............................         973          587        393
                                                                --------      -------    -------

  Total assets..............................................    $114,800      $96,613    $70,361
                                                                ========      =======    =======

          LIABILITIES AND OWNERS' EQUITY (DEFICIT)

Liabilities:

Mortgage notes payable......................................    $106,185      $76,799    $72,568

Accrued participating note interest, net of discount of
  $2,026 at December 31, 2000...............................          --           --      1,650

Accrued expenses and other liabilities......................       2,597        1,041      5,531

Tenant security deposits....................................         839          802        732
                                                                --------      -------    -------

  Total liabilities.........................................     109,621       78,642     80,481

Minority interest...........................................          --          619      1,385

Owners' equity (deficit)....................................       5,179       17,352    (11,505)
                                                                --------      -------    -------

  Total liabilities and owners' equity (deficit)............    $114,800      $96,613    $70,361
                                                                ========      =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                       COMBINED STATEMENTS OF OPERATIONS

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                  -------------------------   ------------------------------
                                                     2002          2001         2001       2000       1999
                                                  -----------   -----------   --------   --------   --------
                                                  (UNAUDITED)   (UNAUDITED)
                                                                        (IN THOUSANDS)
Revenue:
  Rental........................................   $ 17,728      $ 17,156     $ 23,056   $ 21,869   $ 20,912
  Interest......................................        155           260          533        601        232
  Other.........................................      1,006           602          982        678        616
                                                   --------      --------     --------   --------   --------
    Total revenue...............................     18,889        18,018       24,571     23,148     21,760

Expenses:
  Operating.....................................      4,046         3,691        5,158      5,365      4,962
  Maintenance...................................      1,397         1,352        1,944      1,797      1,700
  Real estate taxes.............................      1,330         1,248        1,679      1,674      1,545
  General and administrative....................        651           916          657        714        616
  Management fees...............................      1,186           900        1,288      1,275        992
  Depreciation..................................      3,836         3,523        4,751      5,011      5,700
  Interest......................................      3,415         4,739        5,682      7,204      6,202
  Participating note interest...................         --         6,591        6,591      1,013        638
                                                   --------      --------     --------   --------   --------
    Total expenses..............................     15,861        22,960       27,750     24,053     22,355

Income (loss) before minority interest and
  extraordinary loss from early extinguishment
  of debt.......................................      3,028        (4,942)      (3,179)      (905)      (595)

Minority interest...............................     (1,437)          163          228        517         --
                                                   --------      --------     --------   --------   --------

Income (loss) before extraordinary loss from
  early extinguishment of debt..................      1,591        (4,779)      (2,951)      (388)      (595)

Extraordinary loss from early extinguishment of
  debt..........................................     (1,168)         (713)        (713)      (476)        --
                                                   --------      --------     --------   --------   --------
Net income (loss)...............................   $    423      $ (5,492)    $ (3,664)  $   (864)  $   (595)
                                                   ========      ========     ========   ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
           COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (DEFICIT)

                                                              COMBINED
                                                              --------
Balance at December 31, 1999................................  $(19,250)

Net loss....................................................      (864)
Contributions...............................................     8,609
                                                              --------
Balance at December 31, 2000................................   (11,505)

Net loss....................................................    (3,664)
Distributions...............................................    (5,462)
Contributions...............................................    37,983
                                                              --------
Balance at December 31, 2001................................    17,352

Net income (Unaudited)......................................       423
Distributions (Unaudited)...................................   (12,921)
Contributions (Unaudited)...................................       325
                                                              --------
Balance at September 30, 2002 (Unaudited)...................  $  5,179
                                                              ========

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                       COMBINED STATEMENTS OF CASH FLOWS

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                   -------------------------   ------------------------------
                                                      2002          2001         2001       2000       1999
                                                   -----------   -----------   --------   --------   --------
                                                   (UNAUDITED)   (UNAUDITED)
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)................................   $    423      $ (5,492)    $ (3,664)  $   (864)  $  (595)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities:
  Amortization of deferred financing costs.......        102            80          126        134        80
  Non-cash portion of extraordinary loss from
    early extinguishment of debt.................        449           713          713        180        --
  Depreciation...................................      3,836         3,523        4,751      5,011     5,700
  Minority interest..............................      1,437          (163)        (228)      (517)       --
  Increase (decrease) in cash attributable to
    changes in assets and liabilities:
    Tenant security deposits, net................         84             3         (124)       (17)      (18)
    Prepaid expenses and other assets............     (1,552)         (315)         294        869        81
    Accounts receivable affiliates...............      1,738           (57)      (1,738)        --        --
    Accrued participating note interest..........         --        (1,650)      (1,650)     1,013       638
    Accrued expenses and other liabilities.......      1,556        (2,131)      (4,488)       783       442
                                                    --------      --------     --------   --------   -------
Net cash provided by (used in) operating
  activities.....................................      8,073        (5,489)      (6,008)     6,592     6,328
                                                    --------      --------     --------   --------   -------

Cash flows from investing activities:
Capital improvements.............................     (1,966)         (708)        (732)    (2,959)   (2,190)
Acquisition of real estate/limited partnership
  interests......................................         --       (26,241)     (34,563)   (19,631)       --
Replacement reserve escrow.......................       (199)        2,159        2,214     (1,442)     (268)
                                                    --------      --------     --------   --------   -------
Net cash provided by (used in) investing
  activities.....................................     (2,165)      (24,790)     (33,081)   (24,032)   (2,458)
                                                    --------      --------     --------   --------   -------

Cash flows from financing activities:
Borrowings on mortgage notes payable.............    102,080        37,000       41,500     36,207        --
Principal payments on mortgage notes payable.....    (72,693)      (31,088)     (37,269)   (21,257)     (937)
Deferred financing costs.........................       (938)         (237)      (1,034)        --      (519)
Contributions from owners........................        325        26,832       37,983      8,609        --
Distributions to owners..........................    (12,921)       (5,462)      (5,462)        --    (1,893)
Cash distributions to minority interest..........     (2,057)           --         (538)        --        --
                                                    --------      --------     --------   --------   -------
Net cash provided by (used in) financing
  activities.....................................     13,796        27,045       35,180     23,559    (3,349)
                                                    --------      --------     --------   --------   -------

Net increase (decrease) in cash and cash
  equivalents....................................     19,704        (3,234)      (3,909)     6,119       521
Cash and cash equivalents at beginning of
  period.........................................      3,990         7,899        7,899      1,780     1,259
                                                    --------      --------     --------   --------   -------
Cash and cash equivalents at end of period.......   $ 23,694      $  4,665     $  3,990   $  7,899   $ 1,780
                                                    ========      ========     ========   ========   =======

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)
                         ------------------------------

1.  ORGANIZATION AND BASIS OF PRESENTATION

    KRF Company L.L.C., an affiliate of the Berkshire Group and controlled by Douglas and George Krupp, through its subsidiaries KRF3 Acquisition Company, L.L.C. and KR5 Acquisition, L.L.C. ("KRF"), at September 30, 2002 and December 31, 2001 has controlling interests in five multifamily apartment communities consisting of 2,539 units (the "Properties") as follows:

                                                                                                  CONTROLLING
DESCRIPTION                                                          LOCATION           UNITS      INTEREST
-----------                                                   ----------------------   --------   -----------
Century.....................................................  Cockeysville, Maryland      468         75.82%

Dorsey's Forge..............................................  Columbia, Maryland          251         91.38%

Hannibal Grove..............................................  Columbia, Maryland          316         91.38%

Seasons of Laurel...........................................  Laurel, Maryland          1,088        100.00%

Walden Pond.................................................  Houston, Texas              416        100.00%

    KRF acquired the Properties during 2000 and 2001 through the acquisition of limited partner units from certain affiliates of the Berkshire Group also controlled by George and Douglas Krupp (See Note 3) namely, Krupp Realty Limited Partnership--V (Century), Krupp Realty Fund, Ltd.--III (Dorsey's Forge and Hannibal Grove), Maryland Associates Limited Partnership (Seasons of Laurel) and Krupp Realty Fund, Ltd.--IV (Walden Pond); (collectively, the "Affiliates").

    The activities of the Properties held by KRF and the Affiliates, the owners of the Properties, are collectively referred to as the Berkshire Income Realty Predecessor Group or the "Predecessor". The Properties have been included in the financial statements of the Predecessor for all periods presented.

    The accompanying financial statements have been presented on a combined basis because KRF and the Affiliates are under common management and control and because KRF and the Properties are expected to be the subject of a business combination with Berkshire Income Realty, Inc. which was formed in 2002 and is expected to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

    Due to the affiliation of the Predecessor, these financial statements have been presented as a reorganization of entities under common control which is similar to the accounting for a pooling of interests. The acquisition or transfer of the various Predecessor interests has been accounted for at historical cost. The acquisition of limited partner interests in the Affiliates has been accounted for using purchase accounting based on the cash paid for the interests, resulting in an incremental increase in the basis of the Predecessor's real estate.

    During 2000, KRF Company L.L.C., the parent of KR5 Acquisition L.L.C. ("KR5"), obtained a $10,000 term loan facility (the "Loan") and utilized the proceeds to make a capital contribution to KR5.

    The Loan had a term of five years and a variable interest rate of either the Prime Rate, as defined, or LIBOR, as defined, plus two percent. The Loan was payable on an interest only basis until the first anniversary of closing; thereafter; quarterly payments of principal were required based upon a five year, straight-line amortization schedule. Certain net distributions made to KRF Company L.L.C. by KR5 related to the sale, refinancing or other disposition of properties by KR5 were to be used to prepay the Loan.

    The Loan was collateralized by a first and only security interest in KRF Company L.L.C.'s equity interest in KR5. An affiliate of KRF Company L.L.C. granted a first and only security interest in certain assets, including its rights and interests in certain advisory agreements. Such advisory agreements provide for fees in excess of $2,000 per year. In addition, the Loan was guarantied by Douglas Krupp, George Krupp and an affiliate of KRF Company L.L.C.

    The Loan was fully repaid on August 2, 2002. Pursuant to SAB Topic 5-J, the Loan has not been reflected in the financial statements of the Predecessor.

    All overhead costs of KRF and an allocation of the Affiliates' overhead costs, based upon the number of units in the Properties to total units owned by the Affiliates, have been reflected in the Predecessor financial statements for the periods presented. Management believes the basis for allocating overhead costs is reasonable.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Such estimates include the allowance for depreciation and the fair value of the accrued participating note interest. Actual results could differ from those estimates.

    The combined financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 are unaudited. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of such combined financial statements have been included. The results, of operations for the nine months ended
September 30, 2002 are not necessarily indicative of the Predecessor's future results of operations for the full year ending December 31, 2002.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of the Properties extracted from the books and records of KRF and the Affiliates. To the extent parties not affiliated with the Berkshire Group have an equity interest in the Properties, such interest is accounted for as minority interest in the accompanying financial statements. Allocations of income, losses and distributions are made to minority shareholders based upon their respective share of such allocations. Losses in excess of the minority shareholder's investment basis are allocated to the Predecessor. Distributions to the minority shareholder in excess of their investment basis are recorded in the Predecessor's combined statement of operations as minority interest.

REAL ESTATE

    Real estate assets are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operations on a property by property basis, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value. No such impairment losses have been recognized to date.

    The cost of rental property and improvements includes the purchase price of property, legal fees, and acquisition costs.

    Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Significant renovations and betterments which improve or extend the useful life of the assets are capitalized. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, as follows:

Rental property.............................................  27.5 years
                                                              5 to
Improvements................................................  20 years
Appliances, carpeting, and equipment........................  3 to 8 years

    When property is sold, their costs and related depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

CASH AND CASH EQUIVALENTS

    The Predecessor invests its cash primarily in deposits and money market funds with commercial banks. All short-term investments with maturities of three months or less from the date of acquisition are included in cash and cash equivalents. The cash investments are recorded at cost, which approximates current market values. The Predecessor has not experienced any losses to date on its invested cash.

RESTRICTED CASH

    Restricted cash represents security deposits held by the Predecessor under the terms of certain tenant lease agreements.

ESCROWS

    Certain lenders require escrow accounts for capital improvements. The escrows are funded from operating cash, as needed.

DEFERRED EXPENSES

    Fees and costs incurred to obtain long-term financing have been deferred and are being amortized over the terms of the related loans, on a method which approximates the effective interest method.

PARTNERS'/MEMBERS' CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

    Partners'/Members' capital contributions, distributions and profits and losses are allocated in accordance with the terms of individual partnership and or limited liability company agreements.

RENTAL REVENUE

    The Properties are leased under terms of leases with terms of generally one year or less. Rental revenue is recognized when earned.

INCOME TAXES

    No provision for income taxes is necessary in the financial statements of the Predecessor since the Predecessor's statements combine the operations and balances of partnerships and limited liability companies, which have elected to be treated as partnerships for federal income tax purposes, therefore, none of which is directly subject to income tax. The tax effect of its activities accrues to the individual partners and or members of the respective entity.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DERIVATIVE FINANCIAL INSTRUMENTS

    The Predecessor has entered into an interest rate cap agreement to economically hedge a certain mortgage note payable. The Predecessor has not designated this instrument as an accounting hedge under SFAS No. 133. Derivative financial instruments contain an element of risk that counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties to major banks and investment bankers who meet established credit and capital guidelines.

RECENT ACCOUNTING PRONOUNCEMENTS

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supercedes SFAS No. 121. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of the book value or fair value less cost to sell. SFAS No. 144 retains the requirements of SFAS No. 121 regarding impairment loss recognition and measurement. In addition, it requires that one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No.144 is effective for fiscal years beginning after December 15, 2001. The impact of adopting this statement is not expected to be material to the combined financial statements.

    In May 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS AS OF APRIL 2002, which rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, among others. As a result of the rescission of SFAS
No. 4, gains or losses from extinguishment of debt are not necessarily considered extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The impact of adopting this statement will require the Company to reclassify its extraordinary loss into interest expense in the accompanying statement of operations.

    In June 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES, which nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY (INCLUDING CERTAIN COSTS INCURRED IN A RESTRUCTURING). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and that an entity's commitment to an exit plan, by itself, does not create a present obligation to others that meets the definition of a liability. This Statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The impact of adopting this statement is not expected to be material to the combined financial statements.

3.  MULTIFAMILY APARTMENT COMMUNITIES

    The following summarizes the carrying value of the Predecessor's multifamily apartment communities:

                                        SEPTEMBER 30,    DECEMBER 31,   DECEMBER 31,
                                             2002            2001           2000
                                        --------------   ------------   ------------
                                         (UNAUDITED)
Land..................................     $ 20,071        $ 20,071      $  12,062
Buildings, improvements and personal
  property............................      152,263         150,296        123,010
                                           --------        --------      ---------
Multi-family apartment communities....      172,334         170,367        135,072
Accumulated depreciation..............      (86,555)        (82,719)       (77,968)
                                           --------        --------      ---------
Multi-family apartment communities,
  net.................................     $ 85,779        $ 87,648      $  57,104
                                           ========        ========      =========

    The acquisition of the limited partner interests in the Affiliates, which was at fair value and in excess of book value of the Properties, has been accounted for using purchase accounting based upon the cash paid for the interests. The following is a summary of the incremental increase in the basis of the Predecessor's real estate as a result of the acquisition of limited partner interests or real estate assets between the Affiliates during 2001 and 2000:

                                                     INCREASE IN REAL ESTATE BASIS
                                                     -----------------------------
PROPERTY                                                 2001            2000
--------                                             -------------   -------------
Century............................................          --         $12,214
Dorsey's Forge.....................................          --           3,404
Hannibal Grove.....................................          --           5,914
Seasons of Laurel..................................     $26,241              --
Walden Pond........................................       8,322              --
                                                        -------         -------
    Total..........................................     $34,563         $21,532
                                                        =======         =======

    Included in the 2000 increase in real estate basis is $1,901 of non-cash contributions attributable to the minority interest member.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

4.  MORTGAGE NOTES PAYABLE

    Mortgage notes payable consisted of the following at September 30, 2002 and December 31, 2001 and 2000:

SECURED                   SEPTEMBER 30,                                 DECEMBER 31,                                 FINAL MATURITY
PROPERTY                       2002          ANNUAL INTEREST RATE      2001       2000       ANNUAL INTEREST RATE         DATE
--------                  --------------   ------------------------  --------   --------   ------------------------  --------------
                           (UNAUDITED)
Century.................     $ 22,676      5.96% fixed               $19,188    $19,399    1.74% plus 3 month LIBOR    May 1, 2005

Dorsey's Forge..........       10,568      5.96% fixed                 6,004      6,071    1.59% plus 3 month LIBOR    May 1, 2005

Hannibal Grove..........       16,057      5.96% fixed                10,429     10,548    1.59% plus 3 month LIBOR    May 1, 2005

Seasons of Laurel.......       52,454      5.74% fixed                36,678     30,647    Reference Bill plus         Aug 1, 2008
                                                                                           .95%(2)

Walden Pond.............        4,430      Reference Bill plus         4,500      5,903    Reference Bill plus         Dec 1, 2008
                                           1.74%                                           1.74%(1)
                             --------                                -------    -------

Total...................     $106,185                                $76,799    $72,568
                             ========                                =======    =======

SECURED                   MONTHLY
PROPERTY                  PAYMENT
--------                  --------

Century.................    $136
Dorsey's Forge..........    $ 63
Hannibal Grove..........    $ 96
Seasons of Laurel.......    $152
Walden Pond.............    $ 20
Total...................

------------------------------

(1) For the year ended December 31, 2000, the variable interest rate was equal to the greater of Prime less .5% or 8%.

(2) For the year ended December 31, 2000, the fixed interest rate was equal to 8%.

    Combined aggregate principal maturities of mortgage notes payable at December 31, 2001 are approximately as follows:

2002........................................................  $ 1,210
2003........................................................    1,262
2004........................................................    1,316
2005........................................................   16,708
2006........................................................    1,122
Thereafter..................................................   55,181
                                                              -------
                                                              $76,799
                                                              =======

    Interest rates on variable rate mortgage notes payable aggregating $4,430, $76,799 and $72,568 was 3.42% as of September 30, 2002 and range from 3.37% to 5.26% and 8% to 9% above the London Interbank Offered Rate ("LIBOR") at December 31, 2001 and 2000, respectively. The 3 month LIBOR rates as of December 31, 2001 and December 31, 2000 were 1.88% and 6.39%, respectively. The Federal Home Loan Mortgage Corporation Reference Bills ("Reference Bills") are unsecured general corporate obligations. The Reference Bills rates as of September 30, 2002 and December 31, 2001 were 1.68% and 1.77%, respectively.

    On April 27, 2000, the Predecessor completed the refinancing of the Century mortgage note payable with a $19,500 non-recourse mortgage note payable. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note of $10,657, to pay closing costs of $41, and to purchase the outstanding limited partnership units of Krupp Realty Limited Partnership-V. The Predecessor also recognized a $476 extraordinary loss resulting from the prepayment penalty and the write-off of deferred financing costs upon the early principal repayment of the mortgage note payable, which is reflected in the statement of operations for the year ended December 31, 2000.

    On April 27, 2000, the Predecessor completed the refinancing of the Dorsey's Forge and Hannibal Grove mortgage notes payable. Dorsey's Forge and Hannibal Grove were refinanced with $6,103 and $10,604, respectively, non-recourse mortgage notes payable. The Predecessor used the proceeds from the refinancing to repay the existing mortgage notes on Dorsey's Forge and Hannibal Grove of $4,170 and $5,672, respectively, to pay closing costs of $108 and $149, respectively, and to purchase the outstanding limited partnership units from Krupp Realty Fund, Ltd.-III.

    On July 23, 2001, the Predecessor obtained a $37,000 non-recourse mortgage note payable on Seasons of Laurel, which is collateralized by the property. The Predecessor used the proceeds from the note to effectively purchase the outstanding limited partnership units of Maryland. The Predecessor also recognized a $713 extraordinary loss resulting from the write-off of deferred financing costs related to the extinguished debt. In connection with the financing, the Predecessor also entered into an interest rate cap agreement in the notional amount of $37,000 with a termination date of July 20, 2003. The agreement provides for a rate cap of 6.65%. The Predecessor holds the derivative for the purposes of hedging against exposure to changes in the future cash flows attributable to increases in the interest rate; however, the instrument does not qualify as an effective hedge for accounting purposes. As a result of the nominal cost and fair value of the interest rate cap, the premium paid for its interest rate cap agreement is being amortized over the term of the interest rate cap agreement. Such unamortized premium approximating $0 and $35 at September 30, 2002 and December 31, 2001, respectively, was included in deferred expenses in the accompanying balance sheets.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

4.  MORTGAGE NOTES PAYABLE (CONTINUED)
    Prior to July 23, 2001, the Predecessor had outstanding a first and second non-recourse mortgage note payable on Seasons of Laurel, which was collateralized by the property. At December 31, 2000, the principal balance outstanding on these mortgage notes payable were $30,959 and $6,850, respectively. The combined first and second mortgage loans contained a preferred interest rate of 10%, subject to certain cash flow limitations. Additionally, the Predecessor had a subordinate promissory note payable that required participating payments to the holder of the note, subject to cash availability, as defined. The holder of the first and second mortgage notes payable and subordinate promissory note was an affiliate of the Berkshire Group. The Predecessor estimated the fair value of the participation feature in the subordinate promissory note payable to be $3,676 at December 31, 2000, which was recorded as accrued participating note interest in the accompanying financial statements. The fair value of the participating interest in the subordinate promissory note payable was deferred and amortized into the accompanying statement of operations over the subordinated promissory note's estimated life using the effective interest rate method. For the years ended December 31, 2000 and 1999, $1,013 and $638 of deferred interest was amortized into the statement of operations, respectively, related to this note. On July 23, 2001, concurrent with the refinancing of Seasons of Laurel, the subordinate promissory note payable was paid off. As such, the Predecessor recognized an additional $6,589 of interest on the subordinate promissory note.

    On November 14, 2001, the Predecessor obtained a $4,500 non-recourse mortgage note payable, which is collateralized by the property on Walden Pond. The Predecessor used the proceeds from the note to effectively purchase the outstanding limited partnership units of Krupp Realty Fund, Ltd.--IV.

    On April 1, 2002, the mortgage notes payable on Century, Dorsey's Forge, and Hannibal Grove were refinanced with $22,800, $10,635, and $16,145, respectively, non-recourse mortgage notes payable, which are collateralized by the related properties. The interest rates on the notes are fixed at 5.96%. The notes mature on April 1, 2007, at which time the remaining principal and accrued interest are due. The notes may be prepaid, subject to a prepayment penalty, at any time within 30 days notice.

    The Predecessor used the proceeds from the refinancing on Century, Dorsey's Forge, and Hannibal Grove to repay the existing mortgage notes and accrued interest of $19,219, $6,011 and $10,444, respectively, to pay closing costs of $162, $91 and $122, respectively, and to fund escrows required by the lender of $29, $15 and $54, respectively. The remaining cash of $11,357 was distributed to the members. The Predecessor also recognized a $883 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Century, Dorsey's Forge and Hannibal mortgage notes payable, which is reflected in the statement of operations for the nine months ended September 30, 2002.

    On July 31, 2002, the mortgage note payable on Seasons of Laurel was refinanced with a $52,500 non-recourse mortgage note payable, which is collateralized by the property. The fixed interest rate on the note is 5.74%. The mortgage note matures on August 1, 2009, at which time the remaining principal and accrued interest are due. The note may be prepaid, subject to a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note and accrued interest of $36,412, to pay closing costs of $280 and to fund escrows required by the lender of $862. The remaining cash of $14,579 was distributed to the members on November 19, 2002. The predecessor also recognized a $648 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs, which is reflected in the statement of operations for the nine months ended
September 30, 2002.

    Interest paid on the mortgage notes payable was $17,086, $6,209 and $5,678 for the years ended December 31, 2001, 2000 and 1999, respectively. Additionally, interest paid on the mortgage notes payable was $2,955 and $16,708 for the nine months ended September 30, 2002 and 2001, respectively.

5.  RELATED PARTY TRANSACTIONS

    The Predecessor paid property management fees to an affiliate of the Berkshire Group for management services. The fees are payable monthly at an annual rate of 5% of the gross receipts from the properties under management. The Predecessor also reimburses affiliates of the Berkshire Group for certain expenses incurred in connection with the operation of the properties, including administrative expenses.

    The Predecessor paid asset management fees to an affiliate of the Berkshire Group for certain asset management services.

    Amounts accrued or paid to the Berkshire Group's affiliates during the nine months ended September 30, 2002 and during the years ended December 31, 2001, 2000 and 1999 were as follows:

                                                                                       DECEMBER 31,
                                                              SEPTEMBER 30,   ------------------------------
                                                                  2002          2001       2000       1999
                                                              -------------   --------   --------   --------
                                                               (UNAUDITED)
Property management fee.....................................      $  982       $1,102     $1,042     $  992

Expense reimbursements......................................         226          413        984        946

Asset management fee........................................         204          186        233         --
                                                                  ------       ------     ------     ------

Charged to operations.......................................      $1,412       $1,701     $2,259     $1,938
                                                                  ======       ======     ======     ======

    Expense reimbursements due to affiliates of $596, $67 and $2 were included in accrued expenses and other liabilities at September 30, 2002, December 31, 2001 and 2000, respectively.

    Expense reimbursements due from affiliates of $22, $1,664 and $421 were included in prepaid expenses and other assets at September 30, 2002, December 31, 2001 and 2000, respectively.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 2001

                             (DOLLARS IN THOUSANDS)
                         ------------------------------

                                                                                                     COSTS
                                                                                                  CAPITALIZED
                                                                                                   SUBSEQUENT
                                                                                                 TO ACQUISITION
                                                                     INITIAL COST       --------------------------------
                                                                 --------------------   BUILDING AND         BASIS
DESCRIPTION                                       LOCATION         LAND     BUILDINGS   IMPROVEMENTS   STEP-UP (NOTE 3)
-----------                                   ----------------   --------   ---------   ------------   -----------------
Century.....................................  Cockeysville, MD    $1,050     $13,948      $ 6,992           $12,214
Dorsey's Forge..............................  Columbia, MD           341       4,522        3,522             3,404
Hannibal Grove..............................  Columbia, MD           520       6,884        5,744             5,914
Seasons of Laurel...........................  Laurel, MD           3,676      50,802          265            26,241
Walden Pond.................................  Houston, TX            906      12,040        3,060             8,322
                                                                  ------     -------      -------           -------
  Total.....................................                      $6,493     $88,196      $19,583           $56,095
                                                                  ======     =======      =======           =======

                                                   LAND AND     BUILDING AND              ACCUMULATED      YEAR     DEPRECIABLE
DESCRIPTION                                      IMPROVEMENTS   IMPROVEMENTS    TOTAL     DEPRECIATION   ACQUIRED      LIVES
-----------                                      ------------   ------------   --------   ------------   --------   -----------
Century........................................    $ 4,011        $ 30,193     $ 34,204     $(16,090)      1984          (1)
Dorsey's Forge.................................      1,301          10,488       11,789       (5,936)      1983          (1)
Hannibal Grove.................................      2,167          16,895       19,062       (9,973)      1983          (1)
Seasons of Laurel..............................      9,673          71,311       80,984      (38,524)      1985          (1)
Walden Pond....................................      2,919          21,409       24,328      (12,196)      1983          (1)
                                                   -------        --------     --------     --------
  Total........................................    $20,071        $150,296     $170,367     $(82,719)
                                                   =======        ========     ========     ========

------------------------------

(1) Depreciation of the buildings and improvements are calculated over lives ranging from 3 to 27.5 years.

A summary of activity for real estate and accumulated depreciation is as follows:

                                                                2001       2000       1999
                                                              --------   --------   --------
REAL ESTATE
Balance at beginning of year................................  $135,072   $110,581   $108,391
Acquisition and improvements................................    35,295     24,491      2,190
                                                              --------   --------   --------
Balance at the end of year..................................  $170,367   $135,072   $110,581
                                                              ========   ========   ========

                                                                2001       2000       1999
                                                              --------   --------   --------
ACCUMULATED DEPRECIATION
Balance at beginning of year................................  $ 77,968   $ 72,957   $ 67,257
Depreciation expense........................................     4,751      5,011      5,700
                                                              --------   --------   --------
Balance at the end of year..................................  $ 82,719   $ 77,968   $ 72,957
                                                              ========   ========   ========

    The aggregate cost of the Predecessor's multifamily apartment communities for federal income tax purposes was approximately $90,506 and the aggregate accumulated depreciation was approximately $13,778 as of December 31, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and the Shareholders of Krupp Government Income Trust:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Government Income Trust (the "Trust") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2002

                         KRUPP GOVERNMENT INCOME TRUST
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                  2001           2000
                                                              ------------   ------------
                           ASSETS
Participating Insured Mortgage Investments ("PIMIs")
  (Notes B, C and J):
  Insured Mortgages.........................................  $ 50,811,558   $ 59,752,085
  Additional Loans, net of impairment provision of
    $1,698,811 and $2,162,618, respectively.................     3,871,180      8,350,990
  Participating Insured Mortgages ("PIMs") (Notes B, D and
    J)......................................................    46,416,493     46,892,234
Mortgage-Backed Securities and insured mortgage loan ("MBS")
  (Notes B, E and J)........................................    14,971,348     16,536,498
                                                              ------------   ------------
    Total mortgage investments..............................   116,070,579    131,531,807
Cash and cash equivalents (Notes B and J)...................    13,154,231      5,359,041
Interest receivable and other assets........................       756,832      1,082,412
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $6,249,229 and $6,841,714, respectively
  (Note B)..................................................       541,044      1,491,747
Prepaid participation servicing fees, net of accumulated
  amortization of $1,999,913 and $2,112,209, respectively
  (Note B)..................................................       263,455        665,540
                                                              ------------   ------------
    Total assets............................................  $130,786,141   $140,130,547
                                                              ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note B)................  $  2,336,154   $  3,550,485
Other liabilities...........................................        20,485         20,980
                                                              ------------   ------------
    Total liabilities.......................................     2,356,639      3,571,465
                                                              ------------   ------------
Commitments (Note H)
Shareholders' equity (Notes A, F, H and K):
  Common stock, no par value; 17,510,000 Shares authorized;
    15,053,135 Shares issued and outstanding................   127,850,874    136,114,206
  Accumulated comprehensive income (Note B).................       578,628        444,876
                                                              ------------   ------------
    Total Shareholders' equity..............................   128,429,502    136,559,082
                                                              ------------   ------------
    Total liabilities and Shareholders' equity..............  $130,786,141   $140,130,547
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $ 7,901,086   $ 8,086,930   $ 8,789,439
    Additional Loan Interest................................    1,515,330       744,080     2,534,790
    Participation interest..................................    7,602,737       504,612     2,268,505
  Interest income--MBS......................................    1,251,710     1,375,643     1,531,351
  Interest income--cash and cash equivalents................      261,513       364,803       508,144
                                                              -----------   -----------   -----------
      Total revenues........................................   18,532,376    11,076,068    15,632,229
                                                              -----------   -----------   -----------
Expenses:
  Asset management fee to an affiliate (Note G).............      950,966     1,007,651     1,104,431
  Expense reimbursements to affiliates (Note G).............      243,109       256,564       220,657
  Amortization of prepaid fees and expenses (Note B)........    1,352,788     1,029,734     1,672,143
  General and administrative (Note G).......................      477,102       353,007       269,345
  (Reduction of) provision for impaired mortgage loans
    (Notes B and C).........................................     (463,807)           --        48,272
                                                              -----------   -----------   -----------
      Total expenses........................................    2,560,158     2,646,956     3,314,848
                                                              -----------   -----------   -----------
Net income (Note I).........................................   15,972,218     8,429,112    12,317,381
Other comprehensive income:
  Net change in unrealized gain on MBS......................      133,752       213,560      (641,460)
                                                              -----------   -----------   -----------
Total comprehensive income..................................  $16,105,970   $ 8,642,672   $11,675,921
                                                              ===========   ===========   ===========
Basic earnings per Share....................................  $      1.06   $       .56   $       .82
                                                              ===========   ===========   ===========
Weighted average Shares outstanding.........................   15,053,135    15,053,135    15,053,135
                                                              ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED        TOTAL
                                                     COMMON        RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                     STOCK         EARNINGS        INCOME          EQUITY
                                                  ------------   ------------   -------------   -------------
Balance at December 31, 1998....................  $164,742,014   $         --     $ 872,776     $165,614,790
Dividends.......................................   (26,820,787)   (12,317,381)           --      (39,138,168)
Net income......................................            --     12,317,381            --       12,317,381
Change in unrealized gain on MBS................            --             --      (641,460)        (641,460)
                                                  ------------   ------------     ---------     ------------
Balance at December 31, 1999....................   137,921,227             --       231,316      138,152,543
Dividends.......................................    (1,807,021)    (8,429,112)           --      (10,236,133)
Net income......................................            --      8,429,112            --        8,429,112
Change in unrealized gain on MBS................            --             --       213,560          213,560
                                                  ------------   ------------     ---------     ------------
Balance at December 31, 2000....................   136,114,206             --       444,876      136,559,082
Dividends.......................................    (8,263,332)   (15,972,218)           --      (24,235,550)
Net income......................................            --     15,972,218            --       15,972,218
Change in unrealized gain on MBS................            --             --       133,752          133,752
                                                  ------------   ------------     ---------     ------------
Balance at December 31, 2001....................  $127,850,874   $         --     $ 578,628     $128,429,502
                                                  ============   ============     =========     ============

Shares issued and outstanding for each of the three years ended December 31, are 15,053,135

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001           2000          1999
                                                              -----------   ------------   -----------
Operating activities:
  Net income................................................  $15,972,218   $  8,429,112   $12,317,381
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of (discounts) and premiums................         (110)        (2,202)        3,044
    (Reduction of) provision for impaired mortgage loans....     (463,807)            --        48,272
    Amortization of prepaid fees and expenses...............    1,352,788      1,029,734     1,672,143
    Changes in assets and liabilities:
      Decrease (increase) in interest receivable and other
        assets..............................................      325,580       (108,921)       83,874
      Decrease in deferred income on Additional Loans.......   (1,214,331)      (367,536)   (1,855,648)
      Decrease in other liabilities.........................         (495)        (4,045)       (8,205)
                                                              -----------   ------------   -----------
Net cash provided by operating activities...................   15,971,843      8,976,142    12,260,861
                                                              -----------   ------------   -----------
Investing activities:
  Principal collections on PIMs and Insured Mortgages.......    9,416,268        816,846    15,662,878
  Principal collections on MBS..............................    1,699,012      1,174,687     3,992,931
  Additional Loan prepayments...............................    4,943,617             --     2,844,600
                                                              -----------   ------------   -----------
Net cash provided by investing activities...................   16,058,897      1,991,533    22,500,409
                                                              -----------   ------------   -----------
Financing activity:
  Dividends.................................................  (24,235,550)   (10,236,133)  (39,138,168)
                                                              -----------   ------------   -----------
Net increase (decrease) in cash and cash equivalents........    7,795,190        731,542    (4,376,898)
Cash and cash equivalents, beginning of year................    5,359,041      4,627,499     9,004,397
                                                              -----------   ------------   -----------
Cash and cash equivalents, end of year......................  $13,154,231   $  5,359,041   $ 4,627,499
                                                              ===========   ============   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $   133,752   $    213,560   $  (641,460)
                                                              ===========   ============   ===========

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Government Income Trust (the "Trust") was formed on November 1, 1989 by filing a Declaration of Trust in The Commonwealth of Massachusetts. The Trust is authorized to sell and issue not more than 17,510,000 shares of beneficial interest (the "Shares"). The Trust was organized for the purpose of investing in commercial and multi-family loans and mortgage backed securities. Berkshire Mortgage Advisors Limited Partnership ("BMALP")(the "Advisor"), acquired 10,000 of such Shares for $200,000 and 14,999,999 Shares were sold for $299,480,263 net of purchase volume discounts of $519,717 under a public offering which commenced on April 19, 1990 and ended on July 15, 1991. Under the Dividend Reinvestment Plan ("DRP"), 43,136 Shares were sold for $819,356 during its public offering. The Trust shall terminate on December 31, 2029, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Trust uses the following accounting policies for financial reporting purposes:

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Trust, in accordance with the Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Trust classifies its MBS portfolio as available-for-sale as the Trust expects that a portion of the MBS portfolio will remain after all of the PIMs and PIMIs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Trust. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. As such, the Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Federal Housing Administration ("FHA") insured mortgage is carried at amortized cost. The Trust holds this loan at amortized cost since it is fully insured by FHA.

PIMS AND PIMIS

    The Trust accounts for its MBS portion of a PIM or PIMI investment in accordance with FAS 115, under the classification of held to maturity as these investments have a participation feature. As a result, the Trust would not sell or otherwise dispose of the MBS. Accordingly, the Trust has both the intention and ability to hold these investments to expected maturity. The Trust carries these MBS at amortized cost.

    The insured mortgage portion of the FHA PIM or FHA PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by FHA.

    The Additional Loans are carried at amortized cost unless the Advisor of the Trust believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 and FAS 118.

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development ("HUD") Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Government National Mortgage Association ("GNMA") or Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate which results in a cash payment to the Trust or a cash payment made to the Trust from surplus cash relative to the participation feature. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments were from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMI's generate sufficient cash flow to make the required Additional Loan interest payments and the Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortization of the deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

    The Trust also fully reserves the portion of any Additional Loan interest payment satisfied through the issuance of an operating loan and any associated interest due on such operating loan. The Trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

IMPAIRED MORTGAGE LOANS

    Impaired loans are those Additional Loans which the Advisor believes that the collection of all amounts due in accordance with the contractual terms of the loan agreement are not likely. Impaired loans are measured based on the fair value of the underlying collateral net of estimated selling costs. The Trust measures impairment on these loans quarterly. Interest received on the impaired loans is applied against the loan principal.

                         KRUPP GOVERNMENT INCOME TRUST

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH EQUIVALENTS

    The Trust includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Trust invests its cash primarily in agency paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Trust amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning at final endorsement of the loan if a HUD-insured mortgage loan or a GNMA MBS and at closing if a Fannie Mae MBS.

    Upon the repayment of a PIM or PIMI any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Trust has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Trust will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes annually at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the financial statements.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with the GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Significant estimates include the net carrying value of Additional Loans and the unrealized gains on MBS investments. Actual results could differ from those estimates.

C. PIMIS

    The Trust had investments in four PIMIs on December 31, 2001 and five PIMIs on December 31, 2000 that provide the permanent financing of multi-family housing. One component of a PIMI is either a securitized HUD-insured first mortgage loan issued and guaranteed by GNMA or a sole participation interest in a first mortgage loan originated under the FHA lending program and insured by HUD (collectively the "Insured Mortgages"). The FHA first mortgage or the first mortgage underlying the GNMA security provided the borrower (generally a limited partnership) with a below market interest rate loan in exchange for providing the Trust with participation in a percentage of the cash generated from property operations and in a percentage of any appreciation of the underlying property to a preferred return, then a percentage of any appreciation thereafter. The borrower conveys these rights to the Trust through a subordinated promissory note and mortgage. In addition, the Trust made an Additional Loan to the owners of the borrower to provide additional funds for the construction and permanent financing of the property. The owners generally collateralize the Additional Loan through a pledge and security agreement that pledges their ownership interests in the borrower, and their share of any distributions made from surplus cash generated by the property and the proceeds realized upon the refinancing of the property, sale of the property or sale of the partnership interests. Amounts payable under the Additional Loan are neither guaranteed nor insured.

    The Trust receives level monthly principal and interest ("Basic Interest") payments amortizing over thirty to forty years, on the Insured Mortgage and is entitled to receive participation income under the subordinated promissory note and mortgage, and semi-annual interest payments ("Additional Loan Interest") and preferred interest under the Additional Loan ("Preferred Interest"). The Trust receives principal and interest payments on the Insured Mortgages currently, because these payments are insured or guaranteed; however, there are limitations to the amount and obligation to pay participation income, Additional Loan Interest and Preferred Interest.

    The subordinated promissory note and mortgage entitles the Trust to receive
(i) Participating Income Interest generally equal to 50% of (a) all distributable Surplus Cash (as defined in the regulatory agreement of the HUD-insured first mortgage) generated by the property (b) any unrestricted cash generated from property operations and (c) to the extent available unexpended reserves and escrows, and (ii) Participating Appreciation Interest generally equal to 50% of the net proceeds or value of the property upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the Insured Mortgage and Additional Loan less the Outstanding Indebtedness, as defined. Amounts received by the Trust pursuant to the subordinated promissory note as Participating Income Interest reduce amounts payable as Preferred Interest and may reduce amounts payable as Base Interest under the Additional Loan.

    The Insured Mortgage and subordinated promissory note generally have maturities of 30 to 40 years, however, under the subordinated promissory note the Trust can generally accelerate these maturity dates at any time after the tenth anniversary of final endorsement for coinsurance or insurance, but in certain cases for construction loans after the eleventh or twelfth anniversary of initial endorsement (commencement of construction) for coinsurance or insurance, upon giving twelve months written notice for the payment of all accrued participation interest through the accelerated maturity date. The Trust can accelerate the maturity date for payment of amounts due under the

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)
subordinated promissory note and the insured mortgage providing the contract of insurance or coinsurance with the Secretary of HUD on the insured mortgage is canceled prior to the accelerated maturity date.

    Additional Loan Interest is payable from the following sources: (i) any Surplus Cash received pursuant to the subordinated promissory note as Participating Income Interest, (ii) amounts conveyed to the Trust by the owners of the borrowing entity representing distributions of Surplus Cash and
(iii) amounts in reserve accounts established with the Additional Loan proceeds, if available, and any interest earned on these amounts. If these sources are not sufficient to make Additional Loan Interest payments the owners of the borrowing entity must notify the Trust of the amount of the shortfall and at its option the Trust could require a capital call from the owners of the borrowing entity. The capital call would be equal to 50% of the Additional Loan Interest shortfall and the Trust in certain situations could convert the remaining 50% into an operating loan.

    In addition to the Additional Loan Interest payments, the Additional Loan requires the payment of Preferred Interest representing a cumulative, non-compounded preferred return from the date of final endorsement to the date of calculation at interest rates ranging from 9.5% to 11% per annum on the outstanding balance of the Insured Mortgage plus the Additional Loan and any other funds advanced by the Trust to the borrowing entity or the owners of the borrowing entity less: (i) interest payments paid to the Trust under the Insured Mortgage, (ii) Participating Income Interest and (iii) Additional Loan Interest payments made under the Additional Loan.

    The Insured Mortgage and subordinated promissory note generally cannot be prepaid for a term of five years from the construction completion date or final endorsement and thereafter may be prepaid in whole without penalty provided all participation interest and amounts under the Insured Mortgage are paid. Any prepayment requires not less than ninety nor more than 180 days prior written notice.

    The Additional Loan generally may not be prepaid before the fifth anniversary of the Agreement or the construction completion date and thereafter may be prepaid in full without penalty provided Preferred Interest and any amounts due under the Insured Mortgage and subordinated promissory note are paid in full.

    On December 31, 2001, the Trust received a prepayment of the Red Run Additional Loan and subordinated promissory note. The Trust received $2,900,000 of Additional Loan principal, $238,369 of Shared Appreciation Interest, $3,506,952 of preferred interest and $67,667 of Base Interest on the Additional Loan. In addition, the Trust recognized $702,259 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans.

    On July 23, 2001, the Trust received a prepayment of the Seasons Subordinated Promissory Note and the Seasons Additional Loan. The Trust received $1,924,649 of Additional Loan principal, $180,916 of surplus cash, $847,450 of preferred interest, $1,052,455 of contingent interest, $69,129 of Base Interest on the Additional Loan and $1,299,562 which represents the Trust's portion of the residual split. The Trust received $8,567,890 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the Trust recognized $180,633 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans. On August 17, 2001, the Advisor paid a special dividend of $0.93 per share from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership ("MALP"), which is an affiliate of the Adviser, to an affiliate of MALP's general partner. Because the sale of the underlying property was to an affiliate, the Independent Trustees of the Trust were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party MAI appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by such appraisal. Both the Trustees and the Advisor believed that the market capitalization rate utilized in the appraisal was too high based on their knowledge of recent sales in the market and agreed that the true fair value was the ultimate purchase price paid by the affiliate.

    During the third quarter of 1999, the Trust received a prepayment of the Audubon Villas PIMI including the Insured Mortgage with a remaining principal balance of $14,861,957, the Additional Loan of $2,691,000 and participation interest of $1,966,901. Also, $1,962,261 was recognized as Additional Loan interest income which was previously recorded as deferred income. On August 18, 1999, the Advisor declared a special dividend of $1.30 per share that was paid on September 17, 1999 from the payoff of the mortgage on the Audubon Villas PIMI.

    In June 1999, the Trust entered into a second modification agreement (the "Agreement") with the borrowers of the Mountain View Apartments PIMI reducing the interest rate on the Insured Mortgage by 1.25% per annum beginning
January 1, 1999 and continuing through December 31, 2004 and changing the participation feature. The Agreement eliminated the Preferred Interest required under the Additional Loan and changed the Trust's participation in the Surplus Cash generated by the property. Under the Agreement, the Trust will receive 75% of the first $130,667 of Surplus Cash and 50% of any remaining Surplus Cash on an annual basis to pay the Additional Loan Interest. Unpaid Additional Loan Interest will accrue and be payable if there are sufficient proceeds from a sale or refinancing of the property except that $288,580 of existing accruals related to the Additional Loan had been forgiven. In addition, the borrower repaid $153,600 of the Additional Loan and funded approximately $54,000 to a reserve for property improvements. As a result of the factors described above, the Advisor determined that the Additional Loan collateralized by the Mountain View asset was impaired and has recorded and maintains a valuation allowance of $1,032,272.

    In May 1998, the borrower on the Lifestyles PIMI defaulted on its debt service payment on the insured first mortgage. The Trust agreed to a new workout that runs through 2007. Under its terms, the Trust agreed to reduce the effective interest rate on the insured first mortgage by 1.75% retroactively for 1998 to clear the default, by 1.75% for 1999, and by 1.5% each year thereafter until the property is sold or refinanced. An affiliate of the Advisor refunds approximately .25% per annum to the Trust related to the interest reduction. The borrower made a $550,000 equity contribution, which was escrowed, for the exclusive purpose of correcting deferred maintenance and making capital improvements to the property. The escrow has been used up for paint, building repairs, parking lot repairs, a new fitness facility, clubhouse

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)
remodeling and landscaping. Any Surplus Cash that is generated by property operations will be split evenly between the Trust and the borrower. When the property is sold or refinanced, the first $1,100,000 of any proceeds remaining after the insured mortgage is paid off will be split 50% / 50% between the Trust and the borrower; the next $1,690,220 of proceeds will be split 75% to the Trust and 25% to the borrower; and any remaining proceeds will be split 50% / 50%. The borrower's new equity and the reduction in the effective interest rate on the insured first mortgage have provided funds for repairs and improvements that have helped reposition Lifestyles. As a result of the factors described above, the Trust determined that the Additional Loan collateralized by the Lifestyles asset was impaired, and recorded a valuation allowance of $1,130,346 in the fourth quarter of 1998. During 2001, the Trust received $118,968 of surplus cash generated by property operations. The Trust recognized this receipt as a reduction of principal balance of the Additional Loan and related impairment provision. In addition, the Trust further determined that the valuation allowance should be reduced by an additional $344,839 based upon the current estimated fair value of the underlying property.

    At December 31, 2001 and 2000 there are no Insured Mortgage loans within the Trust's portfolio that are delinquent as to principal or interest.

    The Trust's investments in PIMIs consist of the following at December 31, 2001 and 2000:

                                                                                                         BALANCE OUTSTANDING
                                               ORIGINAL     APPROXIMATE                                    AT DECEMBER 31,
                                                 LOAN         MONTHLY     INTEREST       MATURITY    ----------------------------
INSURED MORTGAGE                                AMOUNT       PAYMENTS       RATE           DATE         2001             2000
----------------                              -----------   -----------   --------      ----------   -----------      -----------
Lifestyles (GNMA)..........................   $10,292,394    $ 63,000      7.000%(a)    05/01/2032   $ 9,837,873      $ 9,904,652
Windward (GNMA)............................    14,000,778     103,000      8.500%(b)    06/01/2032    13,434,399       13,518,840
Mountain View (FHA)........................     9,547,700      58,000      6.875%(c)    01/01/2034     9,208,461        9,264,428
Red Run (FHA)..............................    19,019,600     130,000      7.875%       05/01/2034    18,330,825       18,446,243
The Seasons (FHA)..........................     9,075,351          --          --               --            --        8,617,922
                                              -----------    --------                                -----------      -----------
                                              $61,935,823    $354,000                                $50,811,558(d)   $59,752,085
                                              ===========    ========                                ===========      ===========

                                                                  OUTSTANDING BALANCE                      BASE     PREFERRED
                                                              ---------------------------    MATURITY    INTEREST   INTEREST
ADDITIONAL LOAN                                                  2001            2000          DATE        RATE       RATE
---------------                                               ----------      -----------   ----------   --------   ---------
Lifestyles(a):
  Due Contractually.........................................  $1,817,665      $ 1,817,665   05/14/2007       --         --
  Interest applied..........................................    (118,968)              --
                                                              ----------      -----------
  Carrying Value............................................   1,698,697        1,817,665
Windward(b).................................................   2,471,294        2,471,294   07/07/2002      7.5%        10%
Mountain View(c)............................................   1,400,000        1,400,000   09/16/2003      7.0%        --
Red Run.....................................................          --        2,900,000           --       --         --
The Seasons.................................................          --        1,924,649           --       --         --
                                                              ----------      -----------
                                                              $5,569,991(e)   $10,513,608
                                                              ==========      ===========

------------------------------

(a) The Trust entered into an Agreement which reduced the interest rate on the Insured Mortgage by 1.75% per annum effective January 1, 1998 for a period of twenty-four months and by 1.5% per annum for 2000 though 2007. An affiliate of the Advisor refunds approximately .25% per annum to the Trust related to the interest reduction. The Trust will not receive any Additional Loan interest or Preferred Return due to the workout, but will receive a share of any cash generated from property operations and from proceeds of a sale or refinance.

(b) The Trust entered into an agreement which reduced the interest rate on the Insured Mortgage by 2.0% per annum for 1997 and by 1.0% for 1998 through 2000. In addition, the Preferred Interest was reduced by 1% and Additional Loan Interest is payable from surplus cash.

(c) The Trust entered into a second modification agreement which reduced the interest rate on the Insured Mortgage by 1.25% per annum effective January 1, 1999 and continuing through December 31, 2004. The Agreement eliminated the Preferred Interest required under the Additional Loan and changed the Trust's participation in the surplus cash generated by the property. Furthermore, debt service relief provided by the first modification was forgiven.

(d) The aggregate cost for federal income tax purposes is $50,811,558.

(e) The aggregate cost for federal income tax purposes is $5,688,959.

IMPAIRED ADDITIONAL LOANS

    The Advisor of the Trust has determined that the Lifestyles Additional Loan is impaired. As a result, during 1998, a valuation allowance of $1,130,346 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. During 2001, the Trust received $118,968 of interest on the Additional Loan which was reflected as a reduction of the carrying amount of the loan and the valuation allowance. In addition in the fourth quarter of 2001, the Trust further reduced the valuation allowance by $344,839 to $666,539 based upon the current estimated fair value of the underlying property. The Trust will continue to reflect interest receipts as reductions to the carrying amount of the loan and the valuation allowance until the valuation allowance is zero. The Trust did not receive

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)
any interest payments on the Lifestyles Additional Loan during 2000 or 1999 and did not recognize any interest income during 2001, 2000 or 1999.

    The Advisor of the Trust has determined that the Mountain View Additional Loan is impaired. As a result, during 1998, a valuation allowance of $984,000 was established to adjust the carrying amount of the loan to the then estimated fair market value of the collateral less anticipated costs of sale. During 1999, the Trust increased the valuation allowance of Mountain View by $48,272. The Trust will reflect interest receipts as reductions to the carrying amount of the loan and the valuation allowance until the valuation allowance is zero. The Trust did not receive any interest payments or recognize any income on the Mountain View Additional Loan during 2001, 2000 or 1999.

    The activity in the valuation allowance together with the related recorded and carrying value of the mortgage loans is as follows:

                                                               RECORDED    VALUATION     CARRYING
                                                                VALUE      ALLOWANCE      VALUE
                                                              ----------   ----------   ----------
Lifestyles..................................................  $1,698,697   $  666,539   $1,032,158
Mountain View...............................................   1,400,000    1,032,272      367,728
                                                              ----------   ----------   ----------
Balance at December 31, 2001................................  $3,098,697   $1,698,811   $1,399,886
                                                              ==========   ==========   ==========

    The Trust also has deferred income related to Lifestyles and Mountain View of $687,319 and $367,383, respectively.

    A reconciliation of activity for each of the three years in the period ended December 31, is as follows:

INSURED MORTGAGES

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Balance at beginning of period..............................  $59,752,085   $60,129,492   $ 75,386,460
  Insured Mortgage prepayments..............................   (8,575,180)           --    (14,861,957)
  Principal collections.....................................     (365,347)     (377,407)      (395,011)
                                                              -----------   -----------   ------------
Balance at end of period....................................  $50,811,558   $59,752,085   $ 60,129,492
                                                              ===========   ===========   ============
ADDITIONAL LOANS
Balance at beginning of period..............................  $ 8,350,990   $ 8,350,990   $ 11,243,862
  Interest received and recognized as
  Additional Loan prepayment................................     (118,968)           --             --
  Additional Loan prepayments...............................   (4,824,649)           --     (2,844,600)
  Adjustment to valuation allowance.........................      463,807            --        (48,272)
                                                              -----------   -----------   ------------
Balance at end of period....................................  $ 3,871,180   $ 8,350,990   $  8,350,990
                                                              ===========   ===========   ============

PROPERTY DESCRIPTIONS:

    - Lifestyles Apartments ("Lifestyles") is a 236-unit garden style apartment complex located in Palm Harbor, Florida.

    - Windward Lakes Apartments ("Windward") is a 276-unit garden style apartment complex located in Pompano Beach, Florida.

    - Mountain View Apartments ("Mountain View") is a 256-unit apartment complex located in Madison, Alabama.

    - Red Run Apartments ("Red Run") is a 304-unit apartment complex located in Owings Mills, Maryland.

D. PIMS

    The Trust had investments in five PIMs at December 31, 2001 and 2000. The Trust's PIMs consist of a GNMA or Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively the "Insured Mortgages"), and participation interests in the revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Trust generally through a subordinated promissory note and mortgage (the "Agreement").

    The Trust receives guaranteed level monthly payments of principal and interest, amortized over thirty to forty years. The GNMA and Fannie Mae MBS are guaranteed by GNMA and Fannie Mae and HUD insures the mortgage loan underlying the GNMA MBS and the FHA mortgage loan. The borrower usually cannot prepay the insured mortgage during the first five years but may prepay it thereafter subject to a 9% prepayment penalty in years six through nine, a 1% prepayment penalty in year ten and no prepayment penalty thereafter. The Trust may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" at rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the Insured Mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month, and (iii) "Shared Appreciation Interest" ranging from 25% to 30% of any increase in value of the underlying property in excess of a specified threshold.

                         KRUPP GOVERNMENT INCOME TRUST

D. PIMS (CONTINUED)
    Payment of participation interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. Payment of participation interest at the time of the prepayment of the PIM or upon its maturity generally cannot exceed 50% of any increase in value of the underlying property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the Insured Mortgage.

    Under the Agreement, the Trust, upon giving twelve months written notice, can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or
(b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    At December 31, 2001 and 2000 there are no Insured Mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

    The Trust's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                        BALANCE OUTSTANDING AT
                                               ORIGINAL     APPROXIMATE                                      DECEMBER 31,
                                                 LOAN         MONTHLY     INTEREST    MATURITY       ----------------------------
PIM                                             AMOUNT       PAYMENTS       RATE        DATE            2001             2000
---                                           -----------   -----------   --------   ----------      -----------      -----------
River View (GNMA)...........................  $ 9,284,877    $ 64,500      8.000%    01/15/2033      $ 8,905,107      $ 8,964,717
Mill Pond (FHA).............................    7,812,100      55,200      8.150%    01/01/2033        7,484,720        7,534,451
Waterford (FHA).............................    6,935,900      48,800      8.125%    08/01/2032        6,625,742        6,671,434
Rivergreens (FHA)...........................   10,003,000      69,500      8.005%    04/01/2033        9,588,286        9,652,263
Lincoln Green (FNMA)........................   15,565,000     100,000      6.750%    10/01/2002(a)    13,812,638       14,069,369
                                              -----------    --------                                -----------      -----------
  Total.....................................  $49,600,877    $338,000                                $46,416,493(b)   $46,892,234
                                              ===========    ========                                ===========      ===========

------------------------------

(a) Normal monthly benefit is based on a 30-year amortization. All unpaid principal of approximately $13,583,000 and accrued interest is due at the maturity date.

(b) The aggregate cost for federal income tax purposes is $46,416,493.

    A reconciliation of activity for each of the three years in the period ended December 31, is as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $46,892,234   $47,331,673   $47,737,583
  Principal collections.....................................     (475,741)     (439,439)     (405,910)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $46,416,493   $46,892,234   $47,331,673
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - River View Apartments ("River View") is a 220-unit apartment complex located in Columbia, South Carolina.

    - Mill Pond Apartments ("Mill Pond") is a 146-unit apartment complex in Bellbrook, Ohio.

    - Waterford Townhomes Apartments ("Waterford") is a 122-unit apartment complex in Eagen, Minnesota.

    - Rivergreens Apartments ("Rivergreens") is a 208-unit apartment complex in Gladstone, Oregon.

    - Lincoln Green Apartments ("Lincoln Green") is a 616-unit apartment complex in Greensboro, North Carolina.

E. MBS

    At December 31, 2001, the Trust's MBS portfolio had an amortized cost of $9,546,823 and gross unrealized gains of $578,628, respectively. At
December 31, 2001, the Trust had a FHA insured mortgage loan with an amortized cost of $4,845,897 and gross unrealized gains of $327,232. At December 31, 2000, the Trust's MBS portfolio had an amortized cost of $11,224,277 and gross unrealized gains and losses of $445,617 and $741, respectively. At December 31, 2000, the Trust's FHA insured mortgage loan had an amortized cost of $4,867,345 and a gross unrealized gain of $200,271. The Trust's MBS have maturities ranging from 2008 to 2035.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE    GAIN/(LOSS)
-------------                                                 -----------   -----------
2002-2006...................................................  $        --    $     --
2007-2011...................................................      102,831       1,915
2012-2035...................................................   15,195,749     903,945
                                                              -----------    --------
    Total...................................................  $15,298,580    $905,860
                                                              ===========    ========

                         KRUPP GOVERNMENT INCOME TRUST

F. SHAREHOLDERS' EQUITY

    Under the Declaration of Trust and commencing with the initial closing of the public offering of shares, the Trust has declared and paid dividends on a quarterly basis. During the period in which the Trust qualifies as a REIT, the Trust has and will pay quarterly dividends aggregating at least 95% of taxable income on an annual basis to be allocated to the shareholders in proportion to their respective number of shares.

    In order for the Trust to maintain its REIT status with respect to the requirements of Share ownership, the Declaration of Trust prohibits any investor from owning, directly or indirectly, more than 9.8% of the outstanding Shares and empowers the Trustees to refuse to permit any transfer of Shares which, in their opinion, would jeopardize the status of the Trust as a REIT.

G. RELATED PARTY TRANSACTIONS

    Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly.

    The Trust also reimburses affiliates of the Advisor for certain costs incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses. Included in the general and administrative expenses are legal fees and expenses paid by the Trust to an affiliate of $12,033, $3,305 and $1,285, for the years ended December 31, 2001, 2000 and 1999, respectively.

    During the three years ended December 31, 2001, 2000 and 1999, the Trust received interest collections on Additional Loans with affiliates of the Advisor of the Trust of $155,738, $173,544 and $225,156, respectively. In addition, the Trust received $3,431,133 in 2001, $174,505 in 2000 and $153,499 in 1999 related to Participating Interest Income.

    As discussed in Note C, the Trust received a prepayment of the Seasons PIMI as a result of a sale of the property to an affiliate.

H. ORIGINAL SHARES

    Upon termination of the Trust, an affiliate of the Advisor is committed to pay to holders of Original Shares the amount (if any) by which (a) the Shareholders' Original Investments exceed (b) all Dividends (as defined in the prospectus) paid by the Trust with respect to such Original Shares. Original Shares are those Shares purchased during the Trust's initial public offering either through purchase or through the dividend reinvestment program and held until the last mortgage held by the Trust is repaid or disposed of.

I. FEDERAL INCOME TAXES

Net income per statement of income..........................  $15,972,218
Less: Book to tax difference for Additional Loan interest
  income....................................................   (1,297,027)
Less: Reduction of provision for impaired mortgage loans....     (344,839)
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................     (648,593)
                                                              -----------
Net income for federal income tax purposes..................  $13,681,759
                                                              ===========

    The Trust paid dividends of $1.61 per share during 2001 which represents approximately $0.91 from ordinary income and $0.70 represents a non-taxable distribution for federal income tax purposes.

    The basis of the Trust's assets for financial reporting purposes is less than its tax basis by approximately $7,021,000 and $8,209,000 at December 31, 2001 and 2000, respectively. The basis of the Trust's liabilities for financial reporting purposes exceeded its tax basis by approximately $2,314,000 and $3,550,000 at December 31, 2001 and 2000, respectively.

J. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Trust uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Trust estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions the Trust's investments in MBS had gross unrealized gains of approximately $906,000 at December 31, 2001 and gross unrealized gains and losses of approximately $646,000 and $1,000 at December 31, 2000.

PIMS AND PIMIS

    There is no active trading market for these investments. Accordingly, management estimates the fair value of the PIMs and the insured mortgage portion of the PIMIs using quoted market prices of MBS having the same stated coupon rate as the Insured Mortgages. Additional Loans are based on the estimated fair value of the underlying properties as an estimate of the fair value of the loan is not practicable.

                         KRUPP GOVERNMENT INCOME TRUST

J. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS (CONTINUED)
Management does not include any participation income in the Trust's estimated fair values, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in PIMs and PIMIs had gross unrealized gains of approximately $2,403,000 at December 31, 2001 and gross unrealized gains and losses of approximately $343,000 and $1,738,000, respectively at December 31, 2000.

    At December 31, 2001 and 2000, the Trust estimated the fair value of its financial instruments as follows:

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
                                                                       (AMOUNTS IN THOUSANDS)
Cash and cash equivalents...................................  $ 13,154   $ 13,154   $  5,359   $  5,359
MBS.........................................................    15,299     14,971     16,737     16,536
PIMs and PIMIs:
  PIMs......................................................    47,803     46,416     46,594     46,892
  Insured mortgages.........................................    51,828     50,812     58,655     59,752
  Additional Loans..........................................     3,871      3,871      8,351      8,351
                                                              --------   --------   --------   --------
                                                              $131,955   $129,224   $135,696   $136,890
                                                              ========   ========   ========   ========

K. SUBSEQUENT EVENTS

    On January 3, 2002, the Trust received $18,330,825 representing the principal proceeds on the first mortgage note from the Red Run PIMI. The Advisor declared a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment which was paid on January 16, 2002.

    On January 2, 2002, the Trust received a prepayment of the Waterford Apartments Subordinate Promissory note. The Trust received $379,725 of Minimum Additional Interest and $425,643 of Shared Appreciation Interest. On
January 17, 2002, the Trust received $6,625,742 representing the principal proceeds on the first mortgage. In addition, the Trust received a prepayment premium of $66,257 from the payoff. The Advisor has declared a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment which will be paid in the first quarter of 2002.

                         KRUPP GOVERNMENT INCOME TRUST
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

2001

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan impairment provision........................  $2,162,618    $    --     $(463,807)   $1,698,811
                                                              ==========    =======     =========    ==========

2000

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan impairment provision........................  $2,162,618    $    --     $      --    $2,162,618
                                                              ==========    =======     =========    ==========

1999

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan impairment provision........................  $2,114,346    $48,272     $      --    $2,162,618
                                                              ==========    =======     =========    ==========

                         KRUPP GOVERNMENT INCOME TRUST
                               SUPPLEMENTARY DATA
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2001         2001          2001            2001
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $2,795,745   $2,731,138     $6,059,462     $6,946,031
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $2,140,379   $2,045,187     $5,360,536     $6,426,116
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .14   $      .14     $      .35     $      .43
                                                              ==========   ==========     ==========     ==========

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2000         2000          2000            2000
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $2,657,314   $2,660,457     $2,697,284     $3,061,013
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $2,027,459   $1,964,868     $1,986,007     $2,450,778
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .13   $      .14     $      .13     $      .16
                                                              ==========   ==========     ==========     ==========

                         KRUPP GOVERNMENT INCOME TRUST

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgage Investments:
  ("PIMIs") (Note 2)
  Insured Mortgages.........................................   $32,313,359    $ 50,811,558
  Additional Loans, net of impairment provision of
    $1,698,811..............................................     3,871,180       3,871,180
Participating Insured Mortgages ("PIMs") (Note 2)...........    16,981,429      46,416,493
Mortgage-Backed Securities ("MBS") (Note 3).................     6,642,922      14,971,348
                                                               -----------    ------------
    Total mortgage investments..............................    59,808,890     116,070,579
Cash and cash equivalents...................................     3,097,467      13,154,231
Interest receivable and other assets........................       381,919         756,832
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $3,272,246 and $6,249,229, respectively...       102,715         541,044
Prepaid participation servicing fees, net of accumulated
  amortization of $665,155 and $1,999,913, respectively.....        81,155         263,455
                                                               -----------    ------------
    Total assets............................................   $63,472,146    $130,786,141
                                                               ===========    ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans.........................   $ 2,095,882    $  2,336,154
Other liabilities...........................................        19,676          20,485
                                                               -----------    ------------
    Total liabilities.......................................     2,115,558       2,356,639
                                                               -----------    ------------
Shareholders' equity (Note 4)
  Common stock, no par value; 17,510,000
  Shares authorized; 15,053,135 Shares issued and
    outstanding.............................................    60,917,163     127,850,874
  Accumulated comprehensive income..........................       439,425         578,628
                                                               -----------    ------------
    Total Shareholders' equity..............................    61,356,588     128,429,502
                                                               -----------    ------------
    Total liabilities and Shareholders' equity..............   $63,472,146    $130,786,141
                                                               ===========    ============

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                               FOR THE THREE MONTHS       FOR THE NINE MONTHS
                                                                ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                              -----------------------   -----------------------
                                                                 2002         2001         2002         2001
                                                              ----------   ----------   ----------   ----------
                                                                                 (UNAUDITED)
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $  955,937   $1,913,349   $3,576,455   $6,032,783
    Additional Loan interest (Note 5).......................      80,090      320,218      240,272      692,095
    Participation interest (Note 5).........................          --    3,431,594    1,964,251    3,683,444
  Interest income--MBS......................................     380,510      308,148    1,124,224      951,691
  Interest income--cash and cash equivalents................      44,047       86,153      134,616      226,332
                                                              ----------   ----------   ----------   ----------
      Total revenues........................................   1,460,584    6,059,462    7,039,818   11,586,345
                                                              ----------   ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate......................     119,057      229,205      446,682      722,874
  Expense reimbursements to affiliates......................      55,377       65,532      147,565      177,572
  Amortization of prepaid fees and expenses.................      95,679      257,433      620,629      772,301
  General and administrative................................     133,780      146,756      353,073      367,496
                                                              ----------   ----------   ----------   ----------
      Total expenses........................................     403,893      698,926    1,567,949    2,040,243
                                                              ----------   ----------   ----------   ----------
Net income..................................................   1,056,691    5,360,536    5,471,869    9,546,102
Other comprehensive income:
  Net change in unrealized gain on MBS......................      43,027      136,497     (139,203)     207,222
                                                              ----------   ----------   ----------   ----------
Total comprehensive income..................................  $1,099,718   $5,497,033   $5,332,666   $9,753,324
                                                              ==========   ==========   ==========   ==========
Basic earnings per Share....................................  $      .07   $      .35   $      .36   $      .63
                                                              ==========   ==========   ==========   ==========
Weighted average Shares outstanding.........................        15,053,135                15,053,135

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE NINE MONTHS
                                                                  ENDED SEPTEMBER 30,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                      (UNAUDITED)
Operating activities:
  Net income................................................  $  5,471,869   $  9,546,102
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of (discounts) and premiums................      (174,940)           438
    Amortization of prepaid fees and expenses...............       620,629        772,301
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       374,913        308,046
      Decrease in deferred income on Additional Loans.......      (240,272)      (441,847)
      Increase (decrease) in other liabilities..............          (809)       298,769
                                                              ------------   ------------
Net cash provided by operating activities...................     6,051,390     10,483,809
                                                              ------------   ------------
Investing activities:
  Principal collections on MBS..............................     8,364,163      1,237,910
  Principal collections on PIMs and Insured Mortgages.......    47,933,263      9,210,587
  Principal collections on Additional Loans.................            --      1,924,649
                                                              ------------   ------------
Net cash provided by investing activities...................    56,297,426     12,373,146
                                                              ------------   ------------
Financing activity:
  Dividends.................................................   (72,405,580)   (21,676,515)
                                                              ------------   ------------
Net increase (decrease) in cash and cash equivalents........   (10,056,764)     1,180,440
Cash and cash equivalents, beginning of period..............    13,154,231      5,359,041
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $  3,097,467   $  6,539,481
                                                              ============   ============
Non cash activities:
  Increase (decrease) in fair value of MBS..................  $   (139,203)  $    207,222
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of Berkshire Mortgage Advisors Limited Partnership (the "Advisor"), which is the advisor to Krupp Government Income Trust (the "Trust"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements in the Trust's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Trust.

    In the opinion of the Advisor of the Trust, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Trust's financial position as of September 30, 2002, the results of operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS AND PIMIS

    At September 30, 2002, the Trust's PIMs and PIMIs, including Additional Loans, had a fair value of $56,429,635 and gross unrealized gains of $3,263,667. Fair value assumes that the insured first mortgage and the GNMA MBS backed by an insured first mortgage could be sold at prices equal to the amounts being realized by MBS with similar interest rates. Fair value includes the current carrying value of the Additional Loans. Fair value does not include any value for the participation features. The PIMs and PIMIs have maturities ranging from 2002 to 2034. At September 30, 2002, there are no insured mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

    Lifestyle and Mountain View have been adversely affected by their competitive rental housing markets. Based on the Advisor's analysis of market conditions and property operations, the Trust maintains a valuation allowance of $1,032,272 for Mountain View and $666,539 for Lifestyles.

    On July 25, 2002, the Trust received $13,676,641 representing the principal proceeds on the first mortgage loan from the Lincoln Green Apartments PIM. On June 28, 2002, the Trust received a prepayment of the Lincoln Green Apartments Subordinated Promissory Note. The Trust received $725,000 of Shared Appreciation Interest and $278,785 of Shared Income Interest and Minimum Additional Interest On August 28, 2002, the Trust paid a special dividend of $0.99 per share from the proceeds of the Lincoln Green Apartments PIM prepayment.

    On May 15, 2002, the Trust received $8,884,123 representing the principal proceeds on the first mortgage loan from the River View Apartments PIM. In addition, the Trust received a prepayment premium of $88,841 from the payoff. On June 4, 2002, the Trust paid a special dividend of $0.61 per share from the proceeds of the River View Apartments PIM prepayment.

    On January 3, 2002, the Trust received $18,330,825 representing the principal proceeds on the first mortgage loan from the Red Run PIMI. On
December 31, 2001 the Trust received a prepayment of the Red Run Additional Loan and Subordinated Promissory Note. The Trust received $2,900,000 of Additional Loan Principal, $238,369 of Shared Appreciation Interest, $3,506,952 of Preferred Interest and $67,667 of Base Interest on the Additional Loan. On January 16, 2002, the Trust paid a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment.

    On January 2, 2002, the Trust received a prepayment of the Waterford Apartments Subordinate Promissory Note. The Trust received $379,725 of Minimum Additional Interest and $425,643 of Shared Appreciation Interest. On
January 17, 2002, the Trust received $6,625,742 representing the principal proceeds on the first mortgage loan. In addition, the Trust received a prepayment premium of $66,257 from the payoff. On March 1, 2002, the Trust paid a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment.

3. MBS

    At September 30, 2002, the Trust's MBS portfolio had an amortized cost of $6,203,497 and unrealized gains of $439,425. The portfolio has maturities ranging from 2008 to 2032.

    On August 27, 2002, the Trust received $4,856,759 representing the principal proceeds on the first mortgage loan from the Rosemont Apartments MBS. In addition, the Trust received a prepayment premium of $194,270 from this payoff. On September 12, 2002, the Trust paid a special dividend of $0.34 per share from the proceeds of the Rosemont Apartments MBS prepayment.

    On May 15, 2002, the Trust received $2,487,447 representing the principal proceeds on the first mortgage loan from the Parkwest Apartments MBS. In addition, the Trust received a prepayment premium of $49,749 from this payoff. On June 19, 2002, the Trust paid a special dividend of $0.17 per share from the proceeds of the Parkwest Apartments MBS prepayment.

                         KRUPP GOVERNMENT INCOME TRUST

                                  (UNAUDITED)

4. CHANGES IN SHAREHOLDERS' EQUITY

    A summary of changes in shareholders' equity for the nine months ended September 30, 2002 is as follows:

                                                                 TOTAL                      ACCUMULATED
                                                                 COMMON       RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                                 STOCK        EARNINGS        INCOME          EQUITY
                                                              ------------   -----------   -------------   -------------
Balance at December 31, 2001................................  $127,850,874   $        --    $   578,628    $128,429,502
Net income..................................................            --     5,471,869             --       5,471,869
Dividends...................................................   (66,933,711)   (5,471,869)            --     (72,405,580)
Change in unrealized gain on MBS............................            --            --       (139,203)       (139,203)
                                                              ------------   -----------    -----------    ------------
Balance at September 30, 2002...............................  $ 60,917,163   $        --    $   439,425    $ 61,356,588
                                                              ============   ===========    ===========    ============

5. RELATED PARTY TRANSACTIONS

    The Trust received $69,129 of Additional Loan Interest during the three months ended September 30, 2001 from an affiliate of the Advisor. The Trust also received participation interest of $3,380,383 from an affiliate of the Advisor during the three months ended September 30, 2001.

    The Trust received $155,738 of Additional Loan Interest during the nine months ended September 30, 2001 from an affiliate of the Advisor. The Trust also received participation interest of $3,431,133 from an affiliate of the Advisor during the nine months ended September 30, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Krupp Government Income Trust II:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Government Income Trust II (the "Trust") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2002

                        KRUPP GOVERNMENT INCOME TRUST II
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                  2001           2000
                                                              ------------   ------------
                           ASSETS
Participating Insured Mortgage Investments ("PIMIs")(Notes
  B, C and I)
  Insured mortgages.........................................  $ 85,625,185   $121,208,064
  Additional loans, net of impairment provision of $500,000
    and $2,000,000, respectively............................    17,654,500     22,292,351
Participating Insured Mortgages ("PIMs") (Notes B, D and
  I)........................................................    37,239,922     37,631,330
Mortgage-Backed Securities ("MBS") (Notes B, E and I).......    15,600,964     19,124,031
                                                              ------------   ------------
    Total mortgage investments..............................   156,120,571    200,255,776
Cash and cash equivalents (Notes B and I)...................     6,453,663      7,089,453
Interest receivable and other assets........................     1,174,106      1,552,568
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $7,964,938 and $8,957,065, respectively
  (Note B)..................................................     2,913,250      4,838,771
Prepaid participation servicing fees, net of accumulated
  amortization of $2,420,697 and $2,711,086, respectively
  (Note B)..................................................     1,102,473      1,784,633
                                                              ------------   ------------
    Total assets............................................  $167,764,063   $215,521,201
                                                              ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note B)................  $  1,242,282   $  2,503,604
Other liabilities...........................................        25,985         53,273
                                                              ------------   ------------
    Total liabilities.......................................     1,268,267      2,656,877
                                                              ------------   ------------
Shareholders' equity (Notes A, F and J)
  Common stock, no par value; 25,000,000 Shares authorized;
    18,371,477 Shares issued and outstanding................   166,214,677    212,783,023
  Accumulated comprehensive income (Notes B and E)..........       281,119         81,301
                                                              ------------   ------------
    Total Shareholders' equity..............................   166,495,796    212,864,324
                                                              ------------   ------------
    Total liabilities and Shareholders' equity..............  $167,764,063   $215,521,201
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $ 9,673,656   $11,259,617   $11,998,012
    Additional Loan interest................................    2,207,942     1,783,933     1,712,260
    Participation interest..................................   11,873,054     1,915,557     1,591,932
  Interest income--MBS......................................    1,197,120     1,455,367     3,251,078
  Interest income--cash and cash equivalents................      378,045       563,723     1,059,900
                                                              -----------   -----------   -----------
      Total revenues........................................   25,329,817    16,978,197    19,613,182
                                                              -----------   -----------   -----------
Expenses:
  Asset management fee to an affiliate (Note G).............    1,309,430     1,529,418     1,718,942
  Expense reimbursements to affiliates (Note G).............      267,554       300,348       276,901
  Amortization of prepaid fees and expenses (Note B)........    2,607,681     2,131,748     2,365,254
  General and administrative (Note G).......................      504,174       385,879       277,747
  Reduction of provision for impaired additional loan (Notes
    B and C)................................................   (1,500,000)     (994,000)           --
                                                              -----------   -----------   -----------
      Total expenses........................................    3,188,839     3,353,393     4,638,844
                                                              -----------   -----------   -----------
Net income (Notes B and H)..................................   22,140,978    13,624,804    14,974,338
Other comprehensive income:
  Net change in unrealized gain (loss) on MBS...............      199,818       635,251    (1,101,186)
                                                              -----------   -----------   -----------
Total comprehensive income..................................  $22,340,796   $14,260,055   $13,873,152
                                                              ===========   ===========   ===========
Basic earnings per Share....................................  $      1.21   $       .74   $       .82
                                                              ===========   ===========   ===========
Weighted average Shares outstanding.........................   18,371,477    18,371,477    18,371,477
                                                              ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED        TOTAL
                                                                   RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                  COMMON STOCK     EARNINGS     INCOME (LOSS)      EQUITY
                                                  ------------   ------------   -------------   -------------
Balance at December 31, 1998....................  $264,099,856   $         --    $   547,236    $264,647,092
Dividends.......................................   (35,179,844)   (14,974,338)            --     (50,154,182)
Net income......................................            --     14,974,338             --      14,974,338
Change in unrealized loss on MBS................            --             --     (1,101,186)     (1,101,186)
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 1999....................   228,920,012             --       (553,950)    228,366,062
Dividends.......................................   (16,136,989)   (13,624,804)            --     (29,761,793)
Net income......................................            --     13,624,804             --      13,624,804
Change in unrealized gain on MBS................            --             --        635,251         635,251
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 2000....................   212,783,023             --         81,301     212,864,324
Dividends.......................................   (46,568,346)   (22,140,978)            --     (68,709,324)
Net income......................................            --     22,140,978             --      22,140,978
Change in unrealized gain on MBS................            --             --        199,818         199,818
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 2001....................  $166,214,677   $         --    $   281,119    $166,495,796
                                                  ============   ============    ===========    ============

Shares issued and outstanding for each of the three years in the period ended December 31, are 18,371,477.

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Operating activities:
  Net income................................................  $22,140,978   $13,624,804   $ 14,974,338
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of net premium.............................       75,585        58,017        173,055
    Amortization of prepaid fees and expenses...............    2,607,681     2,131,748      2,365,254
    Reduction of provision for impaired additional loans....   (1,500,000)     (994,000)            --
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......      378,462        76,981         53,333
      Decrease in deferred income on Additional Loans.......   (1,261,322)     (189,372)       (26,367)
      (Decrease) increase in other liabilities..............     (127,288)        3,248        106,462
                                                              -----------   -----------   ------------
Net cash provided by operating activities...................   22,314,096    14,711,426     17,646,075
                                                              -----------   -----------   ------------
Investing activities:
  Principal collections on MBS..............................    3,647,045     2,580,441     19,432,484
  Principal collections on Additional Loans.................    6,137,851            --      2,000,000
  Principal collections on PIMs and Insured Mortgages.......   35,974,542    10,905,706      1,718,718
                                                              -----------   -----------   ------------
Net cash provided by investing activities...................   45,759,438    13,486,147     23,151,202
                                                              -----------   -----------   ------------
Financing activity:
  Dividends.................................................  (68,709,324)  (29,761,793)   (50,154,182)
                                                              -----------   -----------   ------------
  Net decrease in cash and cash equivalents.................     (635,790)   (1,564,220)    (9,356,905)
  Cash and cash equivalents, beginning of period............    7,089,453     8,653,673     18,010,578
                                                              -----------   -----------   ------------
  Cash and cash equivalents, end of period..................  $ 6,453,663   $ 7,089,453   $  8,653,673
                                                              ===========   ===========   ============
  Non cash activities:
    Increase (decrease) in Fair Value of MBS................  $   199,818   $   635,251   $ (1,101,186)
                                                              ===========   ===========   ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Government Income Trust II (the "Trust") was formed on February 8, 1991 by filing a Declaration of Trust in The Commonwealth of Massachusetts. The Trust is authorized to sell and issue not more than 25,000,000 shares of beneficial interest (the "Shares"). The Trust was organized for the purpose of investing in commercial and multi-family loans and mortgage backed securities. Berkshire Mortgage Advisors Limited Partnership (the "Advisor") acquired 10,000 of such Shares for $200,000 and 18,315,158 Shares were sold for $365,686,058 net of purchase volume discounts of $617,102 under a public offering which commenced on September 11, 1991 and was completed on February 12, 1993. Under the Dividend Reinvestment Plan ("DRP"), 46,319 Shares were sold for $880,061. The Trust shall terminate on December 31, 2030, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Trust uses the following accounting policies for financial reporting purposes:

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Trust, in accordance with the Financial Accounting Standards Board's Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Trust classifies its MBS portfolio as available-for-sale as the Trust expects that a portion of the MBS portfolio will remain after all of the PIMs and PIMIs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Trust. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. The Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

PIMS AND PIMIS

    The Trust accounts for its MBS portion of a PIM or PIMI investment in accordance with FAS 115, under the classification of held to maturity as these investments have a participation feature. As a result, the Trust would not sell or otherwise dispose of the MBS. Accordingly, the Trust has both the intention and ability to hold these investments to expected maturity. The Trust carries these MBS at amortized cost.

    The insured mortgage portion of the Federal Housing Administration ("FHA") PIM or PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by FHA.

    The Additional Loans are carried at amortized cost unless the Advisor believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 and FAS 118.

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development ("HUD") Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate which results in a cash payment to the Trust or a cash payment made to the Trust from surplus cash relative to the participation feature. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required Additional Loan interest payments and the Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

    The Trust also fully reserves the portion of any Additional Loan interest payment satisfied through the issuance of an operating loan and any associated interest due on such operating loan. The Trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

IMPAIRED MORTGAGE LOANS

    Impaired loans are those Additional Loans which the Advisor believes that the collection of all amounts due in accordance with the contractual terms of the loan agreement are not likely. Impaired loans are measured based on the fair value of the underlying collateral net of estimated selling costs. The Trust measures impairment on these loans quarterly. Interest received on impaired loans is generally applied against the loan principal.

CASH EQUIVALENTS

    The Trust includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Trust invests its cash primarily in agency paper, and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

                        KRUPP GOVERNMENT INCOME TRUST II

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. The prepaid participation servicing fees are amortized using a method that approximates the effective interest method over a ten-year period beginning at final endorsement of the loan if a HUD-insured loan and at closing if a Fannie Mae loan.

    Upon the repayment of a PIM or PIMI, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Trust has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Trust will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes annually at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the financial statements.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Significant estimates include the net carrying value of Additional Loans and the unrealized gain on MBS investments. Actual results could differ from those estimates.

C. PIMIS

    The Trust had investments in seven PIMIs at December 31, 2001 and nine at December 31, 2000 that provide the permanent financing for multi-family housing. Each PIMI consists of either a Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively, the "insured mortgages") and an "Additional Loan" made to the borrower or the owners of the borrower to provide additional funds for the construction or permanent financing of the property. The FHA first mortgage loan and the first mortgage underlying the Fannie Mae MBS provide the borrower with a below market interest rate loan, and in return, the Trust receives a percentage of the cash generated from the property operations ("Participating Income Interest") and a percentage of any appreciation thereafter ("Participating Appreciation Interest") (collectively the "participation interest").

    The borrower conveys the participation features to the Trust through a subordinated promissory note and mortgage or a subordinate loan agreement (collectively the "Agreements"). The Trust makes the Additional Loan under the Fannie Mae PIMIs directly to the borrower of the first mortgage loan underlying the Fannie Mae MBS, and the borrower collateralizes the Additional Loan with a subordinated mortgage on the property. The owners of the borrower also pledge their ownership interests in the borrower as additional collateral.

    The Trust made the Additional Loans on the FHA PIMIs to the owners of the entity having the FHA first mortgage loan, and the owners collateralize the Additional Loan by pledging their ownership interests in the borrowing entity, their share of any distributions received, and the proceeds realized upon the refinancing of the property, sale of the property or sale of the partnership interests. Unlike the insured mortgages, the Additional Loans are neither guaranteed nor insured.

    The Trust receives level monthly payments of principal and interest payments, amortizing over thirty to forty years on the insured mortgages and is also entitled to receive participation interest and semi-annual interest payments ("Additional Loan interest") and preferred interest under the Additional Loans and Agreements. While principal and interest payments on the insured mortgages are insured or guaranteed, there are limitations to the amount and obligation to pay interest under the Additional Loan and Agreements.

    The Agreements for Fannie Mae PIMIs entitles the Trust to receive
(i) semi-annual interest payments on the Additional Loan, (ii) Participating Income Interest, (iii) Participating Appreciation Interest and (iv) Preferred Interest. Additional Loan interest accrues at the stated interest rate of the Additional Loan and Participating Income Interest represents the Trust's share of the net revenue generated by the property at a stated percentage generally ranging from 25% to 35%. Additional Loan interest and Participating Income Interest are payable only to the extent there is net revenue available to pay these amounts. However, should the borrower be unable to make the full Additional Loan interest payment, the borrower must notify the Trust of the amount of the shortfall.

    The Trust can require the partners of the borrower to make a capital call contribution to the borrower to fund 50% of this shortfall, and the Trust will fund the remainder with an Operating Loan. Also, the Trust is generally limited to receiving no more than 50% of net revenue on any semi-annual payment date. Participating Appreciation Interest provides the Trust with a stated percentage, ranging from 25% to 30%, of the excess value of the property over amounts due under the first mortgage, Additional Loan and any Operating Loans, the repayment of capital call contributions, and a return of original equity to the partners of the borrower.

    Participating Appreciation Interest is due upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the insured mortgage and Additional Loan. Generally, the Trust will not receive more than 50% of the excess of value over the outstanding indebtedness, the payment of Preferred Interest, and the return of equity and capital call contributions to the partners of the borrower.

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)
    Preferred Interest refers to a non-compounded cumulative return from the closing date of the loan to the date of calculation, at a stated interest rate generally on the original outstanding balance of the insured mortgage plus the Additional Loan and any other funds advanced to the borrower (reduced by principal payments received) less: (i) interest payments on the insured mortgage, (ii) Additional Loan interest, (iii) Participating Income Interest, and (iv) Participating Appreciation Interest. Generally, the amount of Preferred Interest owed cannot exceed the excess of value over the outstanding indebtedness. Amounts due under the Additional Loan and Agreements are neither insured nor guaranteed.

    The Agreements for FHA PIMIs entitle the Trust to receive (i) Participating Income Interest at a stated percentage usually ranging from 25% to 50% of
(a) all distributable Surplus Cash generated by the property as defined in the regulatory agreement of the HUD-insured first mortgage loan, (b) unrestricted cash generated by property operations, and (c) unexpended reserves and escrows; and (ii) Participating Appreciation Interest at a stated percentage usually ranging from 20% to 50% of the proceeds or value of the property less the outstanding indebtedness upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the insured mortgage and Additional Loan. Amounts received by the Trust pursuant to this Agreement reduce amounts payable as Base Interest and Preferred Interest under the FHA PIMI Additional Loan.

    The FHA PIMI Additional Loan interest is payable from the following sources:
(i) any Surplus Cash received as Participating Income Interest, (ii) amounts conveyed to the Trust by the owners of the borrower representing distributions of Surplus Cash, and (iii) amounts in reserve accounts established with Additional Loan proceeds, if available, and any interest earned on these amounts. As with the Fannie Mae PIMIs, the borrower must notify the Trust of the amount of any Additional Loan interest shortfall. At its option the Trust can require the owners of the borrower to make a capital call for 50% of the shortfall and the Trust in certain situations could convert the remaining 50% into an operating loan or would forego the remainder.

    The FHA PIMIs also require the payment of Preferred Interest at a stated interest rate from the date of final endorsement to the date of calculation on the original outstanding balance of the insured mortgage plus the Additional Loan and any other funds advanced by the Trust to the borrower or owners of the borrowing entity (reduced by principal payments received) less: (i) interest payments paid to the Trust under the insured mortgage, (ii) Participating Income Interest, and (iii) Additional Loan interest payments made under the Additional Loan including amounts foregone by the Trust.

    The insured mortgage and Agreements generally have maturities of 15 to 40 years, however, under the Agreements the Trust can accelerate the maturity dates at any time after the ninth or tenth anniversary of final endorsement for the FHA PIMIs or the closing date of the Fannie Mae PIMIs, upon giving twelve months written notice for the payment.

    If the Trust accelerates the maturity date, the Trust can require payment of all amounts due under the Additional Loan and Agreements through the accelerated maturity date for the payment of amounts due under the Agreement and the HUD-insured first mortgage loan (providing the contract of insurance with the Secretary of HUD is canceled prior to the accelerated maturity date) or prepayment of the first mortgage loan underlying the Fannie Mae MBS.

    FHA PIMIs generally cannot be prepaid for a term of five years from the construction completion date or final endorsement. After the fifth anniversary of construction completion or final endorsement, the FHA PIMI may be prepaid without penalty providing that all amounts due under the Agreements, Additional Loan and FHA insured mortgage are paid. Fannie Mae PIMIs generally cannot be prepaid during the five years following the closing date of the underlying first mortgage loan. Thereafter, the Fannie Mae first mortgage loan may be prepaid subject to a prepayment penalty that declines each year for the next five years with no prepayment penalty after the tenth year. Any prepayment of a Fannie Mae PIMI generally requires prepayment of the first mortgage loan underlying the Fannie Mae MBS and payment of amounts due under the Agreements and Additional Loan. The Fannie Mae first mortgage loan would not need to be prepaid if there is a permitted assumption of the first mortgage loan, however, amounts due under the Agreement and Additional Loan would need to be prepaid. Any prepayment usually requires not less than 90 nor more than 180 days prior written notice.

    On July 25, 2001, the Trust finalized an agreement with the owner of the Windmill Lakes property which will allow for the release of the participation features on the PIMI in the event that the first mortgage, the Additional Loan and any accrued but unpaid base interest on the Additional Loan are repaid by September 1, 2002. In addition, the Trust required the owner to pay current and outstanding Additional Loan base interest as of March 1, 2001 of $512,500. In the event that the required payments are not received by September 1, 2002, the participation features will remain in force. As a result of the performance of the property, the Trust had initially established a valuation allowance of $2,000,000 on the Additional Loan in 1998. The Trust has reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the Additional Loan and related impairment provision. Additionally, based upon improved market conditions and property operations, the Trust has further reduced the impairment provision by $937,500 to $500,000 at December 31, 2001.

    On July 23, 2001, the Trust received a prepayment of the Seasons Subordinated Promissory Note and the Seasons Additional Loan. The Trust received $4,925,351 of the Additional Loan principal, $462,983 of surplus cash, $2,168,701 of Preferred Interest, $2,693,326 of contingent interest, $176,908 of Base Interest on Additional Loan and $3,325,696 which represents the Trust's portion of the residual split. The Trust received $21,926,006 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the Trust recognized $624,023 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans. The Advisor paid a special dividend of $1.95 per share on August 17, 2001 from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership ("MALP"), which is an affiliate of the Adviser, to an affiliate of MALP's general partner. Because the sale of the underlying property was to an affiliate, the Independent Trustees of the Trust were required to approve the transaction, which they did based upon a

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)
number of factors, including an appraisal of the underlying property prepared by an independent third party MAI appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by such appraisal. Both the Trustees and the Advisor believed that the market capitalization rate utilized in the appraisal was too high based on their knowledge of recent sales in the market and agreed that the true fair value was the ultimate purchase price paid by the affiliate.

    During the first quarter of 2001, the Trust received a payoff of the Hunters Pointe PIMI. The Trust received the outstanding balance on the insured mortgage of $12,347,267, the outstanding balance on the Additional Loan of $650,000, Participating Income Interest of $496,207 (including all of the delinquent amounts), Preferred Interest of $492,543, Participating Appreciation Interest of $1,070,304 and late fees on the delinquent Participating Income Interest of $11,021. In addition, the Trust recognized $196,710 of additional loan interest and $311,132 of Participating Income Interest that had been previously received and recorded in deferred income on additional loans. On March 20, 2001, the Trust paid a special dividend of $.83 per share from the proceeds of the Hunters Pointe PIMI payoff.

    On December 16, 1999, the Trust received $2,832,907 from Windsor Lake consisting of $2,000,000 from the payoff of the Additional Loan, $40,000 of Additional Loan interest and $792,907 of participation interest. The payoff of the balance on the insured mortgage, $9,172,642 was received on January 26, 2000. The Trust paid a special dividend of $.66 per Share from the prepayment proceeds on February 18, 2000.

    At December 31, 2001 and 2000 there are no insured mortgage loans within the Trust's portfolio that are delinquent as to principal or interest.

    The Trust's investments in PIMIs consists of the following at December 31, 2001 and 2000:

                                                                                                         BALANCE OUTSTANDING AT
                                                                   APPROXIMATE                                DECEMBER 31,
                                                        LOAN         MONTHLY     INTEREST   MATURITY   --------------------------
INSURED MORTGAGES                                      AMOUNT       PAYMENTS       RATE       DATE        2001           2000
-----------------                                   ------------   -----------   --------   --------   -----------   ------------
FHA
The Seasons.......................................  $ 23,224,649    $     --         --           --   $        --   $ 22,054,045
Hunters Pointe....................................    12,789,100          --         --           --            --     12,362,037
Norumbega Point...................................    15,598,500     101,100      7.375%    02/01/36    15,139,275     15,231,817

FNMA (A)
Crossings Village.................................    12,907,334      82,500       6.75%    10/01/08    11,722,936     11,913,997
Martin's Landing..................................    11,200,000      69,600       6.50%    12/01/08    10,153,225     10,322,038
Sunset Summit.....................................    10,192,801      63,400       6.50%    10/01/08     9,246,686      9,400,427
Oasis.............................................    12,401,673      79,100       6.75%    07/01/09    11,432,503     11,603,141
Windmill Lakes....................................    11,600,000      74,600      6.825%    03/01/10    10,767,647     10,920,913
The Lakes.........................................    18,387,653     118,000      6.825%    07/01/10    17,162,913     17,399,649
                                                    ------------    --------                           -----------   ------------
                                                    $128,301,710    $588,300                           $85,625,185   $121,208,064(d)
                                                    ============    ========                           ===========   ============

                                                                                                          BASE     PREFERRED
                                                                                             MATURITY   INTEREST   INTEREST
ADDITIONAL LOANS                                                 2001             2000         DATE       RATE       RATE
----------------                                              -----------      -----------   --------   --------   ---------
The Seasons.................................................  $        --      $ 4,925,351         --      --          --
Hunters Pointe..............................................           --          650,000         --      --          --
Norumbega Pointe............................................    3,063,000        3,063,000   07/02/06       7%         10%
Crossings Village...........................................    2,584,000        2,584,000   10/01/08       7%          9%
Martin's Landing............................................    2,280,000        2,280,000   12/01/08       7%         12%
Sunset Summit...............................................    1,900,000        1,900,000   12/01/08       7%          9%(b)
Oasis.......................................................    2,290,000        2,290,000   09/01/09       7%       9.25%
Windmill Lakes (c):
  Due Contractually.........................................    2,000,000        2,000,000   03/01/10     7.5%        9.5%
  Interest applied..........................................     (562,500)              --
                                                              -----------      -----------
  Carrying Value............................................    1,437,500        2,000,000
The Lakes...................................................    4,600,000        4,600,000   07/01/10       7%          9%
                                                              -----------      -----------
                                                              $18,154,500(e)   $24,292,351
                                                              ===========      ===========

------------------------------

(a) Monthly principal and interest payments are based on a 30-year amortization. The unpaid principal balances due at maturity are as follows:

Crossings Village...........................................  $ 9,917,000
Martin's Landing............................................  $ 8,524,000
Sunset Summit...............................................  $ 7,763,000
Oasis.......................................................  $ 9,550,000
Windmill Lakes..............................................  $ 8,907,000
The Lakes...................................................  $14,118,000

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)
(b) The Trust will receive its Additional Loan Interest and its GIT Contingent Interest on Investment (as defined in the Subordinate Loan Agreement) from net revenue up to the 9% Preferred Interest Rate and, thereafter is entitled to 25% of net revenue.

(c) The Trust finalized an agreement on July 25, 2001 with the owner which will allow for the release of the participation features in the event that the first mortgage, the Additional Loan and any accrued but unpaid interest on the Additional Loan are all paid off by September 1, 2002. In the event that the required payments are not received, the participation features will remain in force.

(d) The aggregate cost for federal income tax purposes is $85,625,185.

(e) The aggregate cost for federal income tax purposes is $18,717,000.

IMPAIRED ADDITIONAL LOANS

    On December 31, 1998, as a result of continued deterioration in property operations, the Advisor of the Trust determined that the Windmill Lakes Additional Loan was impaired. As a result, a valuation allowance of $2,000,000 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. On July 25, 2001, the Trust received $512,500 in accrued but unpaid base interest. The Trust reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the Additional Loan and related impairment provision. During the fourth quarter of 2001, based on improved market conditions and property operations, the Trust reduced the impairment provision by an additional $937,500 to $500,000. The Trust did not receive interest income on the Windmill Lakes Additional Loan during 2000 or 1999 and has not recognized any interest income during 2001, 2000 or 1999.

    On December 31, 1998, as a result of continued deterioration in property operations, the Advisor of the Trust determined that the Oasis Additional Loan was impaired. As a result, a valuation allowance of $994,000 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. During 2000, property operations improved and, as a result, the Advisor determined that the Oasis Additional Loan was no longer impaired. Therefore, the valuation allowance was reversed.

    The activity in the valuation allowance together with the related recorded and carrying value of the mortgage loans is as follows as of December 31, 2001:

                                                               RECORDED    VALUATION   CARRYING
                                                                VALUE      ALLOWANCE    VALUE
                                                              ----------   ---------   --------
Windmill Lakes..............................................  $1,437,500   $500,000    $937,500
                                                              ==========   ========    ========

    Reconciliations of activity for 2001, 2000 and 1999 are as follows:

INSURED MORTGAGES

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Balance at beginning of period..............................  $121,208,064   $131,750,452   $133,132,325
Principal collections.......................................   (35,582,879)   (10,542,388)    (1,381,873)
                                                              ------------   ------------   ------------
Balance at end of period....................................  $ 85,625,185   $121,208,064   $131,750,452
                                                              ============   ============   ============

ADDITIONAL LOANS

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $22,292,351   $21,298,351   $23,298,351
Interest received and recognized as Additional Loan
  prepayment................................................     (562,500)           --            --
Additional Loan prepayments.................................   (5,575,351)           --    (2,000,000)
Adjustment to valuation allowance...........................    1,500,000       994,000            --
                                                              -----------   -----------   -----------
Balance at end of period....................................  $17,654,500   $22,292,351   $21,298,351
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - Norumbega Point is a 93-unit assisted living facility in Weston, Massachusetts.

    - Crossings Village Apartments ("Crossings Village") is a 286-unit apartment complex located in Westlake, Ohio.

    - Martin's Landing Apartments ("Martin's Landing") is a 300-unit apartment complex in Roswell, Georgia.

    - Sunset Summit Apartments ("Sunset Summit") is a 261-unit apartment complex located in Portland, Oregon.

    - Oasis at Springtree ("Oasis") is a 276-unit apartment complex located in Sunrise, Florida.

    - Windmill Lakes Apartments ("Windmill Lakes") is a 264-unit garden style apartment complex in Pembroke Pines, Broward County, Florida.

    - The Lakes at Vinings Apartments ("The Lakes") is a 464-unit garden and townhouse style apartment complex in Vinings, Georgia.

                        KRUPP GOVERNMENT INCOME TRUST II

D. PIMS

    The Trust has investments in four PIMs. The Trust's PIMs consist of either a Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively the "insured mortgages") and participation interests in the revenue stream and appreciation of the property above specified levels. The borrower conveys these participation features to the Trust generally through a subordinated promissory note and mortgage (the "Agreement"). The Trust receives level monthly principal and interest payments, amortized over thirty to forty years. The Fannie Mae MBS is guaranteed by Fannie Mae, and HUD insures payment of principal and interest on the FHA first mortgage loan.

    The borrower generally cannot prepay the insured mortgage during the first five years but may prepay it thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Trust may receive interest related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" at rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month, (iii) "Shared Appreciation Interest" ranging from 25% to 30% of any increase in value of the underlying property in excess of a specified threshold. Payment of participation interest from the operations of the property is limited to 50% of net revenue or surplus cash as defined by Fannie Mae or HUD, respectively. The total amount of participation interest payable by the borrower generally cannot exceed 50% of any increase in value of the property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date of the Agreement, or (3) prepayment of the Agreement.

    Under the Agreement, the Trust, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    At December 31, 2001 and 2000 there are no insured mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

    The Trust's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                        BALANCE OUTSTANDING AT
                                                          APPROXIMATE                                        DECEMBER 31,
                                             ORIGINAL       MONTHLY     INTEREST       MATURITY      ----------------------------
PIM                                           AMOUNT       PAYMENTS       RATE           DATE           2001             2000
---                                         -----------   -----------   --------       --------      -----------      -----------
FNMA
Mequon Trails.............................  $14,937,726    $ 93,500       6.50%        01/01/08(a)   $13,276,440      $13,525,695

FHA
Rivergreens II............................    6,137,199      39,800      7.375%        01/01/35        5,917,280        5,956,517
Mill Ponds II.............................    8,245,300      51,900      7.125%        12/01/35        7,982,225        8,034,349
The Fountains.............................   10,336,000      70,800       7.50%(b)     11/01/36       10,063,977       10,114,769
                                            -----------    --------                                  -----------      -----------
  Total...................................  $39,656,225    $256,000                                  $37,239,922(c)   $37,631,330
                                            ===========    ========                                  ===========      ===========

------------------------------

(a) Principal and interest payments are based on a 30-year amortization. Unpaid principal of approximately $11,267,000 is due at maturity.

(b) Construction-phase interest rate was 7.875%. Received Final Endorsement in April 1998.

(c) The aggregate cost for federal income tax purposes is $37,239,922.

    Reconciliations of activity for 2001, 2000 and 1999 are as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $37,631,330   $37,994,412   $38,331,257
Discount amortization.......................................          255           236           217
Principal collections.......................................     (391,663)     (363,318)     (337,062)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $37,239,922   $37,631,330   $37,994,412
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - Mequon Trails Townhomes ("Mequon Trails") is a 246-unit apartment complex located in Mequon, Wisconsin.

    - Rivergreens II Apartments ("Rivergreens II") is a 126-unit apartment complex in Gladstone, Oregon.

    - Mill Ponds II Apartments ("Mill Ponds II") is a 150-unit apartment complex in Bellbrook, Ohio.

    - The Fountains Apartments ("The Fountains") is a 204-unit apartment complex in West Des Moines, Iowa.

                        KRUPP GOVERNMENT INCOME TRUST II

E. MORTGAGE BACKED SECURITIES

    The Trust received a payoff from The Estates MBS consisting of a first mortgage of $11,375,380 on October 18, 1999. In addition, the Trust received a prepayment premium of $1,023,784. The Trust paid a special dividend of $.68 per Unit from the proceeds on October 27, 1999.

    At December 31, 2001 the Trust's MBS portfolio has an amortized cost of $15,319,845 and gross unrealized gains of $281,119. At December 31, 2000, the Trust's MBS portfolio had an amortized cost of $19,042,730 and gross unrealized gains and losses of $134,943 and $53,642, respectively. The MBS have maturities ranging from 2008 to 2031.

MATURITY DATE                                                 FAIR VALUE    UNREALIZED GAIN
-------------                                                 -----------   ---------------
2002-2006...................................................  $        --       $     --
2007-2011...................................................    3,622,586         67,189
2012-2031...................................................   11,978,378        213,930
                                                              -----------       --------
  Total.....................................................  $15,600,964       $281,119
                                                              ===========       ========

F. SHAREHOLDERS' EQUITY

    Under the Declaration of Trust, and commencing with the initial closing of the public offering of Shares, the Trust has declared and paid dividends on a quarterly basis. During the period in which the Trust qualifies as a REIT, the Trust has and will pay quarterly dividends aggregating at least 95% of taxable income on an annual basis to be allocated to the shareholders, in proportion to their respective number of shares.

    In order for the Trust to maintain its REIT status with respect to the requirements of Share ownership, the Declaration of Trust prohibits any investor from owning, directly or indirectly more than 9.80% of the outstanding Shares and empowers the Trustees to refuse to permit any transfer of Shares which, in their opinion, would jeopardize the status of the Trust as a REIT.

G. RELATED PARTY TRANSACTIONS

    Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly.

    The Trust also reimburses affiliates of the Advisor for certain expenses incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses. Included in general and administration expenses are legal fees and expenses paid by the Trust to an affiliate. During the three years ended December 31, 2001, 2000, and 1999 these fees totaled $6,276, $1,533 and $778 respectively.

    The Trust earned or received $398,549 of base interest from The Seasons in 2001 and $443,282 in 2000 and 1999, respectively (see Note C). In addition, the Trust received $8,780,579 in 2001, $446,574 in 2000 and $392,816 in 1999 related to participating interest income.

H. FEDERAL INCOME TAXES

    The reconciliation of the income reported in the accompanying statement of income with the income reported in the Trust's 2001 federal income tax return follows:

Net income per statement of income..........................  $22,140,978
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................   (1,322,819)
Less: Book to tax difference for Additional Loan interest
  income....................................................   (1,037,081)
Less: Reduction of provision for impaired mortgage loans....     (962,500)
                                                              -----------
Net income for federal income tax purposes..................  $18,818,578
                                                              ===========

    The Trust paid dividends of $3.74 per share during 2001 which represents approximately $1.02 from ordinary income and $2.72 represents a non-taxable dividend for federal income tax purposes.

    The basis of the Trust's assets for financial reporting purposes is less than its tax basis by approximately $7,162,000 and $9,423,000 at December 31, 2001 and 2000, respectively. The basis of the Trust's liabilities for financial reporting purposes exceeded its tax basis by approximately $1,242,000 and $2,504,000 at December 31, 2001 and 2000, respectively.

I. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Trust uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

                        KRUPP GOVERNMENT INCOME TRUST II

I. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS (CONTINUED)
MBS

    The Trust estimates the fair value of MBS based on quoted market prices. Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in MBS has gross unrealized gains of approximately $281,000 December 31, 2001 and gross unrealized gains and losses of approximately $135,000 and $54,000 at December 31, 2000.

PIMS AND PIMIS

    There is no established trading market for these investments. Management estimates the fair value of the PIMs and the insured mortgage portion of the PIMIs using quoted market prices of MBS having the same stated coupon rate as the insured mortgages. Additional Loans are based on the estimated fair value of the underlying properties as an estimate of the fair value of the loan is not practicable. Management does not include any participation income in the Trust's estimated fair values, as Management does not believe it can predict the time of realization of the feature with any certainty.

    Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in PIMs and PIMIs had gross unrealized gains of approximately $1,777,000 at December 31, 2001 and gross unrealized gains and losses of approximately $170,000 and $4,052,000, respectively at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Trust's financial instruments are as follows:

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
                                                                       (ROUNDED TO THOUSANDS)
Cash and cash equivalents...................................  $  6,454   $  6,454   $  7,089   $  7,089
MBS.........................................................    15,601     15,601     19,124     19,124
PIMs and PIMIs:
  PIMs......................................................    37,978     37,240     36,568     37,631
  Insured mortgages.........................................    86,664     85,625    118,389    121,208
  Additional loans..........................................    17,655     17,655     22,292     22,292
                                                              --------   --------   --------   --------
                                                              $164,352   $162,575   $203,462   $207,344
                                                              ========   ========   ========   ========

J. SUBSEQUENT EVENT

    On February 13, 2002, the Trust received a prepayment of the Norumbega Subordinated Promissory Note and the Norumbega Pointe Additional Loan note. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of preferred interest. The Trust received $15,123,167 representing the principal proceeds on the first mortgage note on February 25, 2002. The Trust intends to pay a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment in the first quarter of 2002.

                        KRUPP GOVERNMENT INCOME TRUST II
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

2001

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,000,000   $      --    $(1,500,000)   $500,000
                                                              ==========   =========    ===========    ========

2000

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,994,000   $      --    $  (994,000)  $2,000,000
                                                              ==========   =========    ===========   ==========

1999

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,994,000   $      --    $        --   $2,994,000
                                                              ==========   =========    ===========   ==========

                        KRUPP GOVERNMENT INCOME TRUST II
                               SUPPLEMENTARY DATA
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2001         2001          2001            2001
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $6,360,137   $3,476,744    $12,808,257     $2,684,679
                                                              ==========   ==========    ===========     ==========
Net income..................................................  $4,926,015   $2,516,304    $11,911,501     $2,787,158
                                                              ==========   ==========    ===========     ==========
Earnings per Share..........................................  $      .27   $      .14    $       .64     $      .16
                                                              ==========   ==========    ===========     ==========

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2000         2000          2000            2000
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $4,908,065   $3,954,856     $4,031,680     $4,083,596
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $3,585,243   $2,894,895     $3,003,591     $4,141,075
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .20   $      .15     $      .17     $      .22
                                                              ==========   ==========     ==========     ==========

                        KRUPP GOVERNMENT INCOME TRUST II

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgage Investments ("PIMIs")(Note 2)
  Insured mortgages.........................................  $ 58,978,257    $ 85,625,185
  Additional loans, net of impairment provision of $0 and
    $500,000, respectively..................................    13,654,000      17,654,500
Participating Insured Mortgages ("PIMs")(Note 2)............    36,926,457      37,239,922
Mortgage-Backed Securities ("MBS")(Note 3)..................    12,464,001      15,600,964
                                                              ------------    ------------
    Total mortgage investments..............................   122,022,715     156,120,571
Cash and cash equivalents...................................     5,515,006       6,453,663
Interest receivable and other assets........................     1,057,232       1,174,106
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $7,033,686 and $7,964,938, respectively...     1,581,223       2,913,250
Prepaid participation servicing fees, net of accumulated
  amortization of $2,176,762 and $2,420,697, respectively...       591,981       1,102,473
                                                              ------------    ------------
    Total assets............................................  $130,768,157    $167,764,063
                                                              ============    ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note 2)................  $         --    $  1,242,282
Other liabilities...........................................        19,676          25,985
                                                              ------------    ------------
    Total liabilities.......................................        19,676       1,268,267
                                                              ------------    ------------
Shareholders' equity (Note 4)
  Common stock, no par value; 25,000,000 Shares authorized;
    18,371,477 Shares issued and outstanding................   130,272,260     166,214,677
  Accumulated comprehensive income..........................       476,221         281,119
                                                              ------------    ------------
    Total Shareholders' equity..............................   130,748,481     166,495,796
                                                              ------------    ------------
    Total liabilities and Shareholders' equity..............  $130,768,157    $167,764,063
                                                              ============    ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                          FOR THE THREE MONTHS       FOR THE NINE MONTHS
                                                          ENDED SEPTEMBER 30,        ENDED SEPTEMBER 30,
                                                        ------------------------   ------------------------
                                                           2002         2001          2002         2001
                                                        ----------   -----------   ----------   -----------
                                                                            (UNAUDITED)
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest....................................  $1,649,343   $ 2,242,454   $5,279,308   $ 7,543,463
    Additional Loan interest..........................     185,511       907,038    2,684,116     1,968,997
    Participation interest............................     611,856     9,248,722    3,285,429    11,873,054
  Interest income--MBS                                     213,122       272,019      662,263       920,710
  Interest income--cash and cash equivalents                20,919       138,024       96,557       338,914
                                                        ----------   -----------   ----------   -----------
      Total revenues..................................   2,680,751    12,808,257   12,007,673    22,645,138
                                                        ----------   -----------   ----------   -----------
Expenses:
  Asset management fee to an affiliate................     230,305       299,650      723,605     1,012,248
  Expense reimbursements to affiliates................      62,406        75,192      156,787       192,367
  Amortization of prepaid fees and expenses...........     278,555       923,775    1,842,519     2,259,584
  General and administrative..........................     149,567       160,639      349,630       389,619
  Reduction of provision for impaired additional loan
    (Note 2)..........................................          --      (562,500)    (500,000)     (562,500)
                                                        ----------   -----------   ----------   -----------
      Total expenses..................................     720,833       896,756    2,572,541     3,291,318
                                                        ----------   -----------   ----------   -----------
Net income............................................   1,959,918    11,911,501    9,435,132    19,353,820
  Other comprehensive income:
    Net change in unrealized gain on MBS..............      87,736       323,641      195,102       372,825
                                                        ----------   -----------   ----------   -----------
  Total comprehensive income..........................  $2,047,654   $12,235,142   $9,630,234   $19,726,645
                                                        ==========   ===========   ==========   ===========
  Basic earnings per share............................  $      .10   $       .64   $      .51   $      1.05
                                                        ==========   ===========   ==========   ===========
  Weighted average Shares outstanding.................         18,371,477                 18,371,477
                                                        ========================   ========================


    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE NINE MONTHS
                                                                  ENDED SEPTEMBER 30,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                      (UNAUDITED)
Operating activities:
  Net income................................................  $  9,435,132   $ 19,353,820
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of net premium.............................        59,824         61,243
    Amortization of prepaid fees and expenses...............     1,842,519      2,259,584
    Reduction of provision for impaired additional loan.....      (500,000)      (562,500)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       116,874        531,302
      Decrease in deferred income on Additional Loans.......    (1,242,282)    (1,261,322)
      Increase (decrease) in other liabilities..............        (6,309)       250,136
                                                              ------------   ------------
Net cash provided by operating activities...................     9,705,758     20,632,263
                                                              ------------   ------------
Investing activities:
  Principal collections on MBS..............................     3,272,036      2,774,005
  Principal collections on Additional Loans.................     4,500,500      6,137,851
  Principal collections on PIMs and Insured Mortgages.......    26,960,598     35,573,502
                                                              ------------   ------------
Net cash provided by investing activities...................    34,733,134     44,485,358
                                                              ------------   ------------
Financing activity:
  Dividends.................................................   (45,377,549)   (64,300,170)
                                                              ------------   ------------
Net increase (decrease) in cash and cash equivalents........      (938,657)       817,451
Cash and cash equivalents, beginning of period..............     6,453,663      7,089,453
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $  5,515,006   $  7,906,904
                                                              ============   ============
Non cash activities:
  Increase in Fair Value of MBS.............................  $    195,102   $    372,825
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of Berkshire Mortgage Advisors Limited Partnership (the "Advisor"), which is the advisor to Krupp Government Income Trust II (the "Trust"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements in the Trust's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Trust.

    In the opinion of the Advisor of the Trust, the accompanying unaudited financial statements reflect all adjustments (consisting primarily of normal recurring accruals) necessary to present fairly the Trust's financial position as of September 30, 2002, the results of its operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS AND PIMIS

    At September 30, 2002, the Trust's PIMs and PIMIs, including Additional Loans, had a fair value of $113,675,528 and gross unrealized gains of $4,116,814. Fair value assumes that the insured first mortgage and the Fannie Mae MBS portion of the PIMs and PIMIs could be sold at prices equal to the amounts being realized by MBS with similar interest rates. Fair value includes the current carrying value of the Additional Loans. Fair value does not include any value for the participation features. The PIMs and PIMIs have maturities ranging from 2008 to 2036. At September 30, 2002, there were no insured mortgage loans within the Trust's portfolio that were delinquent of principal or interest.

    On March 28, 2002, the Trust received a prepayment of the Windmill Lakes Subordinated Promissory Note and the Windmill Lakes Additional Loan. The Trust received $2,000,000 of Additional Loan principal and $162,500 of Additional Loan interest. The Trust recognized $562,500 of the Additional Loan principal as Additional Loan interest. Due to the payoff, the remaining impairment provision of $500,000 was reversed. On April 25, 2002, the Trust received $10,727,382 representing the principal proceeds on the first mortgage note from Windmill Lakes. The Trust paid a special dividend of $.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

    On February 13, 2002, the Trust received a prepayment of the Norumbega Pointe Subordinated Promissory Note and the Norumbega Pointe Additional Loan. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of Preferred Interest. On February 25, 2002, the Trust received $15,123,167 representing the principal proceeds on the first mortgage note. In addition, the Trust recognized $1,242,282 of Additional Loan interest that had been previously received and recorded as deferred income on the additional loan. The Trust paid a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.

3. MBS

    At September 30, 2002, the Trust's MBS portfolio had an amortized cost of approximately $11,987,780 and gross unrealized gains of $476,221. The MBS portfolio has maturities ranging from 2008 to 2031.

4. CHANGES IN SHAREHOLDER'S EQUITY

    A summary of changes in Shareholders' equity for the nine months ended September 30, 2002 is as follows:

                                                                                            ACCUMULATED        TOTAL
                                                                 COMMON       RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                                 STOCK        EARNINGS        INCOME          EQUITY
                                                              ------------   -----------   -------------   -------------
Balance at December 31, 2001................................  $166,214,677   $        --     $281,119      $166,495,796
Net income..................................................            --     9,541,999           --         9,541,999
Dividends...................................................   (35,942,417)   (9,541,999)          --       (45,377,549)
Change in unrealized gain on MBS............................            --            --      195,102           195,102
                                                              ------------   -----------     --------      ------------
Balance at September 30, 2002...............................  $130,272,260   $        --     $476,221      $130,855,348
                                                              ============   ===========     ========      ============

5. RELATED PARTY TRANSACTIONS

    The Trust received $176,908 of Additional Loan Interest during the three months ended September 30, 2001 from an affiliate of the Advisor. The Trust also received participation interest of $8,650,706 from an affiliate of the Advisor during the three months ended September 30, 2001.

    The Trust received $398,549 of Additional Loan Interest from an affiliate of the Advisor during the nine months ended September 30, 2001. The Trust also received participation interest of $8,780,579 from an affiliate of the Advisor during the nine months ended September 30, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Mortgage Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Mortgage Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs")
(Notes B, C and H)..........................................  $23,723,593   $33,004,074
Mortgage-Backed Securities ("MBS")
(Notes B, D and H)..........................................   14,308,403     6,640,398
                                                              -----------   -----------
    Total mortgage investments..............................   38,031,996    39,644,472
Cash and cash equivalents (Notes B, C and H)................    3,603,846     2,737,740
Interest receivable and other assets........................      267,672       292,370
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $596,986 and $544,434 respectively (Note
  B)........................................................       30,656        83,208
Prepaid participation servicing fees, net of accumulated
  amortization of $195,430 and $174,676, respectively (Note
  B)........................................................       12,106        32,860
                                                              -----------   -----------
    Total assets............................................  $41,946,276   $42,790,650
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,875   $    17,650
                                                              -----------   -----------
Partners' equity (deficit) (Notes A and E):
Limited Partners (14,956,796 Limited Partner interests
  outstanding)..............................................   41,833,148    42,986,643
General Partners............................................     (377,115)     (373,628)
Accumulated Comprehensive Income (Note B)...................      472,368       159,985
                                                              -----------   -----------
    Total Partners' equity..................................   41,928,401    42,773,000
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $41,946,276   $42,790,650
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues (Note B):
Interest income--PIMs (Note C):
  Basic interest............................................  $2,068,652   $2,772,996   $6,324,994
  Participation interest....................................      19,231      941,003    1,665,793
Interest income--MBS (Note D)...............................     902,292      549,802    1,205,925
Other interest income.......................................     130,485      427,056      609,360
                                                              ----------   ----------   ----------
    Total revenues..........................................   3,120,660    4,690,857    9,806,072
                                                              ----------   ----------   ----------
Expenses:
Asset management fee to an affiliate (Note F)...............     231,416      318,118      703,699
Expense reimbursements to affiliates (Note F)...............     118,398      125,247       92,642
Amortization of prepaid fees and expenses (Note B)..........      73,306      138,050    1,298,012
General and administrative..................................     186,059      230,294      209,402
                                                              ----------   ----------   ----------
    Total expenses..........................................     609,179      811,709    2,303,755
                                                              ----------   ----------   ----------
Net income (Note G).........................................   2,511,481    3,879,148    7,502,317
Other comprehensive income:
Net change in unrealized gain on MBS........................     312,383      156,410     (641,612)
                                                              ----------   ----------   ----------
Total comprehensive income..................................  $2,823,864   $4,035,558   $6,860,705
                                                              ==========   ==========   ==========
Allocation of net income (Note E):
Limited Partners............................................  $2,436,137   $3,762,774   $7,277,247
                                                              ==========   ==========   ==========
Average net income per Limited Partner interest (14,956,796
  Limited Partner interests outstanding)....................  $      .16   $      .25   $      .49
                                                              ==========   ==========   ==========
General Partners............................................  $   75,344   $  116,374   $  225,070
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $134,849,373   $(312,060)     $645,187     $135,182,500
Net income.........................................     7,277,247     225,070            --        7,502,317
Quarterly distributions............................   (12,563,709)   (260,692)           --      (12,824,401)
Special distributions..............................   (30,511,863)         --            --      (30,511,863)
Change in unrealized gain on MBS...................            --          --      (641,612)        (641,612)
                                                     ------------   ---------      --------     ------------
Balance at December 31, 1999.......................    99,051,048    (347,682)        3,575       98,706,941
Net income.........................................     3,762,774     116,374            --        3,879,148
Quarterly distributions............................    (5,833,146)   (142,320)           --       (5,975,466)
Special distributions..............................   (53,994,033)         --            --      (53,994,033)
Change in unrealized gain on MBS...................            --          --       156,410          156,410
                                                     ------------   ---------      --------     ------------
Balance at December 31, 2000.......................    42,986,643    (373,628)      159,985       42,773,000
Net income.........................................     2,436,137      75,344            --        2,511,481
Quarterly distributions............................    (3,589,632)    (78,831)           --       (3,668,463)
Change in unrealized gain on MBS...................            --          --       312,383          312,383
                                                     ------------   ---------      --------     ------------
Balance at December 31, 2001.......................  $ 41,833,148   $(377,115)     $472,368     $ 41,928,401
                                                     ============   =========      ========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001           2000           1999
                                                              -----------   ------------   ------------
Operating activities:
  Net income................................................  $ 2,511,481   $  3,879,148   $  7,502,317
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       73,306        138,050      1,298,012
    Shared Appreciation Interest and prepayment premium
      income................................................           --       (499,093)    (1,027,201)
    Changes in assets and liabilities:
      Decrease (increase) in interest receivable and other
        assets..............................................       24,698       (105,007)       598,802
      Increase (decrease) in liabilities....................          225         (1,900)       (11,244)
                                                              -----------   ------------   ------------
Net cash provided by operating activities...................    2,609,710      3,411,198      8,360,686
                                                              -----------   ------------   ------------
Investing activities:
  Principal collections on PIMs including
    Shared Appreciation Interest and prepayment premiums of
      $499,093 in 2000, and $1,027,201 in 1999..............      330,141     18,885,111     48,587,772
  Principal collections on MBS..............................    1,594,718        976,124     10,705,146
                                                              -----------   ------------   ------------
Net cash provided by investing activities...................    1,924,859     19,861,235     59,292,918
                                                              -----------   ------------   ------------
Financing activities:
  Quarterly distributions...................................   (3,668,463)    (5,975,466)   (12,824,401)
  Special distributions.....................................           --    (53,994,033)   (30,511,863)
                                                              -----------   ------------   ------------
Net cash used for financing activities......................   (3,668,463)   (59,969,499)   (43,336,264)
                                                              -----------   ------------   ------------
Net increase (decrease) in cash and cash equivalents........      866,106    (36,697,066)    24,317,340
Cash and cash equivalents, beginning of year................    2,737,740     39,434,806     15,117,466
                                                              -----------   ------------   ------------
Cash and cash equivalents, end of year......................  $ 3,603,846   $  2,737,740   $ 39,434,806
                                                              -----------   ------------   ------------
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to a MBS..........  $ 8,950,340   $         --   $         --
                                                              -----------   ------------   ------------
Non cash activities:
  Increase (decrease) in fair value of MBS..................  $   312,383   $    156,410   $   (641,612)
                                                              ===========   ============   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Mortgage Limited Partnership (the "Partnership") was formed on March 21, 1988 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to two General Partners in exchange for capital contributions aggregating $3,000. Krupp Plus Corporation and Mortgage Services Partners Limited Partnership are the General Partners of the Partnership and Krupp Depositary Corporation is the Corporate Limited Partner. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The Partnership terminates on December 31, 2028, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on July 22, 1988 and completed its public offering on May 23, 1990 having sold 14,956,696 Limited Partner interests for $298,678,321 net of purchase volume discounts of $457,599. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which may differ in certain respects from those used for federal income tax purposes (Note G).

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Partnership classifies its MBS portfolio as available-for-sale as the Partnership expects that a portion of the MBS portfolio will remain after all of the PIMs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Partnership. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

PIMS

    The Partnership accounts for its MBS portion of a PIM investment in accordance with FAS 115, under the classification of held to maturity as this investment has a participation feature. As a result, the Partnership would not sell or otherwise dispose of the MBS. Accordingly, the Partnership has both the intention and ability to hold this investment to expected maturity. The Partnership carries this MBS at amortized cost.

    The Partnership holds the insured mortgage portion of its Federal Housing Administration (FHA) PIM at amortized cost and does not establish loan loss reserves as this investment is fully insured by the FHA.

    Basic interest on PIMs is recognized based on the stated rate of the FHA mortgage loan (less the servicer's fee) or the stated coupon rate of the Government National Mortgage Association (GNMA) MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the Partnership or a cash payment made to the Partnership from surplus cash relative to the participation feature.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs. The Partnership amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. Acquisition expenses incurred on potential acquisitions which were not consummated were charged to operations.

    The Partnership amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten-year period beginning at final endorsement of the loan if a Department of Housing and Urban Development ("HUD") loan or GNMA loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Partnership is not liable for federal or state income taxes as Partnership income is allocated to the partners for income tax purposes. In the event that the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and the examination results in a change in Partnership taxable income, such change will be reported to the partners.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two and three PIMs, respectively. The Partnership's PIMs consist of (a) a GNMA MBS representing the securitized first mortgage loan on the underlying property or a sole participation interest in the mortgage loan originated under HUD's FHA lending program (collectively the "insured mortgages"), and (b) participation interests in the revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives guaranteed monthly payments of principal and interest on the GNMA MBS, and HUD insures the FHA mortgage loan. The borrower usually cannot prepay the first mortgage loan during the first five years and may prepay the first mortgage loan thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Partnership may receive interest related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" which is at the rate of .5% to 1% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" which is 25% to 35% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest earned during such month and (iii) "Shared Appreciation Interest" which is 25% to 35% of any increase in the value of the underlying property in excess of a specified base. Payment of participation interest from the operations of the property is limited in any year to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. The aggregate amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable by the underlying borrower on the maturity date generally cannot exceed 50% of any increase in value of the property above certain thresholds.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    The Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During May 2001, the Partnership received $19,231 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property never generated sufficient cash flow to pay any participation from property operations nor did it have sufficient value to meet the threshold to pay any participation based on value if the property was sold or refinanced. The borrowers asked for a release of the participation features while keeping the insured first mortgage in place until operations improve and the property can be sold or refinanced. The General Partners agreed to this request in return for the settlement because there was no expectation that the Partnership would be entitled to any participation proceeds now or in the future in the property's current condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The Partnership also reclassified this investment to available for sale concurrent with the release of the participation feature. The Partnership will continue to receive the scheduled principal and interest payments on the first mortgage until the property is refinanced or sold.

    On June 2, 2000, the Partnership paid a special distribution of $.93 per Limited Partner interest from the proceeds of the Bell Station and Enclave insured mortgage payoffs along with the Shared Appreciation Interest proceeds from the Brookside PIM (see below), the Bell Station PIM and the Enclave PIM.

    On March 30, 2000, the Partnership received $190,239 of Shared Appreciation Interest and $5,973 of Shared Income Interest from the Bell Station PIM. During April and May, the Partnership received the principal proceeds of $4,901,863 and $8,508,892 from the Bell Station and the Enclave PIM, respectively. Subsequent to the payoff of the MBS portion of the Enclave PIM, the Partnership received $178,854 of Shared Appreciation Interest and $200,398 of Shared Income Interest.

    On March 30, 2000, the Partnership paid a special distribution of $.31 per Limited Partner interest from the principal proceeds in the amount of $4,531,910, received from the Brookside Apartments PIM payoff in February of 2000. Subsequent to the payoff of the MBS portion of the Brookside PIM, the Partnership received $130,000 of Shared Appreciation Interest and $176,513 of Shared Income Interest.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    On January 11, 2000, the Partnership paid a special distribution of $2.37 per Limited Partner interest from the prepayment proceeds received during December 1999 from the Salishan, Saratoga, and Marina Shores Apartments
PIMs and the Patrician MBS. In addition to the principal proceeds from the Salishan PIM of $14,666,235, the Partnership received $146,662 of prepayment premium income and $311,650 of Shared Income Interest and Minimum Additional Interest. The Partnership also received $6,008,565 of principal proceeds from the Marina Shores PIM along with $176,679 of Shared Appreciation Interest and prepayment premium income. The principal proceeds from the Saratoga PIM and the Patrician MBS prepayments were $6,204,895 and $7,830,263, respectively. The Partnership did not receive any participation interest on the Saratoga prepayment.

    During November 1999, the Partnership paid a special distribution of $.30 per Limited Partner interest from the principal proceeds received from the Valley Manor PIM of $4,425,993. The Partnership did not receive any participation income from this PIM prepayment.

    During May 1999, the Partnership paid a special distribution of $1.08 per Limited Partner interest from the principal proceeds, Shared Appreciation and prepayment proceeds received from the Remington and Pope Building PIMs (see below).

    During March 1999, the Partnership received a payoff of the Remington PIM in the amount of $12,199,298. The payoff was the result of a default on the underlying loan which resulted in the Partnership receiving all of the outstanding principal balance under the insurance feature of the PIM. However, due to the default the Partnership did not receive any participation income from this PIM.

    During February 1999, the Partnership received a payoff of the Pope Building PIM in the amount of $3,176,761. In addition, the Partnership received $703,860 of Shared Appreciation Interest and prepayment premium income and $218,578 of Shared Income Interest and Minimum Additional Interest upon the payoff of the underlying mortgage.

    During January 1999, the Partnership paid a special distribution of $.66 per Limited Partner interest from the principal proceeds and prepayment premium received from the Cross Creek PIM during 1998. On November 16, 1998, the Partnership received a prepayment of the Cross Creek PIM in the amount of $9,414,586. Additional interest in lieu of a prepayment penalty of approximately $318,000 along with Shared Income Interest of approximately $60,000 was also received during 1998.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

    The Partnership's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                         INVESTMENT BASIS AT
                                     ORIGINAL                                       APPROXIMATE              DECEMBER 31,
                                       FACE          INTEREST         MATURITY        MONTHLY        ----------------------------
PIMS                                  AMOUNT         RATE(A)          DATE(F)       PAYMENT(G)          2001             2000
----                                -----------      --------         --------      -----------      -----------      -----------
GNMA
Richmond Park Apts.(h)
  Richmond Heights, OH........      $10,000,000           --               --        $     --        $        --      $ 8,995,263
Wildflower Apts.
  Las Vegas, NV...............       17,600,000        7.75%(b)(e)(i) 1/15/25         121,700         15,774,526       16,002,630
                                    -----------                                                      -----------      -----------
                                     27,600,000                                                       15,774,526       24,997,893
                                    -----------                                                      -----------      -----------
FHA
Creekside Apts.
  Portland, OR................        8,354,500       8.305%(b)(c)(d) 11/1/31          60,000          7,949,067        8,006,181
                                    -----------                                                      -----------      -----------
    Total.....................      $35,954,500                                                      $23,723,593(j)   $33,004,074
                                    ===========                                                      ===========      ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA MBS or the HUD-insured first mortgage less the servicers fee. The Partnership may also receive additional interest which consists of (i) Minimum Additional Interest based on a percentage of the unpaid principal balance of the first mortgage on the property, (ii) Shared Income Interest based on a percentage of monthly gross income generated by the underlying property in excess of a specified base amount (but only to the extent it exceeds the amount of Minimum Additional Interest received during such month), (iii) Shared Appreciation Interest based on a percentage of any increase in the value of the underlying property in excess of a specified base value.

(b) Minimum additional interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Shared income interest is based on 25% of monthly gross rental income over a specified base amount.

(d) Shared appreciation interest is based on 25% of any increase in the value of the project over the specified base value.

(e) Shared income interest is based on 35% of monthly gross rental income over a specified base amount and shared appreciation interest is based on 35% of any increase in the value of the project over the specified base value.

(f) The Partnership's GNMA MBS and HUD direct mortgages have call provisions, which allow the Partnership to accelerate their respective maturity dates.

(g) The normal monthly payment consisting of principal and interest is payable monthly at level amounts over the term of the GNMA MBS and the HUD direct mortgage.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
(h) During May 2001, the Partnership received $19,231 as a settlement to release the loan's participation features. The insured first mortgage loan was reclassified from a PIM to a MBS.

(i) The coupon rate of interest on the Wildflower Apartments PIM is 7.75% per annum. However, in December 2000 the Partnership agreed to provide debt service relief for the Wildflower PIM due to the property's poor operating performance in the competitive Las Vegas market. Occupancy has fallen as low as 80%, and the property has been unable to generate sufficient revenues to adequately maintain the property. Consequently, a loan modification agreement between the Partnership, the borrower entity under the PIM, the principals of the borrower entity, and the affiliated property management agent will provide operating funds for property repairs. Under the modification, the principals of the borrower entity converted $105,000 of cash advances to a long-term non interest-bearing loan. In addition, an escrow account to be used exclusively for property repairs has been established and is under the control of the Partnership. The management agent made an initial deposit into the escrow equal to 30% of the management fees it received during 2000 and will continue to deposit a similar amount until December 2002. The Partnership made an initial deposit into the escrow to match the $105,000 principals' loan and the management agent's initial deposit and will continue to match additional deposits until December 2002. The Partnership's contributions to the escrow account will be considered to be an interest rebate. The principals' loan and the escrow deposits made by the management agent and the Partnership can be repaid exclusively out of any Surplus Cash, as defined by HUD, that the property may generate in future years. Any repayments will be made on a pro rata basis amongst the parties. The approximate monthly payment is before the rebate which fluctuates month to month.

(j) The aggregate cost of PIMs for federal income tax purposes is $23,723,593.

    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001           2000           1999
                                                              -----------   ------------   ------------
Balance at beginning of period..............................  $33,004,074   $ 51,390,092   $ 98,950,663

Deductions during period:
  Prepayments and principal collections.....................     (330,141)   (18,386,018)   (47,560,571)
  Reclass to MBS............................................   (8,950,340)            --             --
                                                              -----------   ------------   ------------
Balance at end of period....................................  $23,723,593   $ 33,004,074   $ 51,390,092
                                                              ===========   ============   ============

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in 2 states. The apartment complexes range in size from 172 to 540 units.

D. MBS

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $13,836,035 and gross unrealized gains of $472,368. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $6,480,413 and gross unrealized gains and losses of $160,571 and $586 respectively. The portfolio has maturity dates ranging from 2016 to 2024.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE    GAIN/(LOSS)
-------------                                                 -----------   -----------
2002-2006...................................................  $        --    $     --
2007-2011...................................................           --          --
2012-2024...................................................   14,308,403     472,368
                                                              -----------    --------
    Total...................................................  $14,308,403    $472,368
                                                              ===========    ========

E. PARTNERS' EQUITY

    Profits from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds and profits from the capital transaction will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

E. PARTNERS' EQUITY (CONTINUED)
received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    During 2001, 2000 and 1999 the Partnership made quarterly distributions totaling $.24, $.39 and $.84 per Limited Partner interest, respectively. The Partnership made special distributions of $3.61 and $2.04 per Limited interest in 2000 and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME           TOTAL
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 298,678,321    $ 2,000    $     3,000    $       --     $ 298,683,321
Syndication costs.......................................    (20,431,915)        --             --            --       (20,431,915)
Quarterly distributions.................................   (224,056,957)    (1,612)    (4,929,066)           --      (228,987,635)
Special distributions...................................   (159,438,377)    (1,066)            --            --      (159,439,443)
Net income..............................................    147,081,731      1,023      4,548,951            --       151,631,705
Unrealized gains on MBS.................................             --         --             --       472,368           472,368
                                                          -------------    -------    -----------    ----------     -------------
Balance, December 31, 2001..............................  $  41,832,803    $   345    $  (377,115)   $  472,368     $  41,928,401
                                                          =============    =======    ===========    ==========     =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates receive an Asset Management Fee equal to .75% per annum of the value of the Partnership's invested assets payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's Total Invested Assets providing the Unitholders receive a specified non-cumulative annual return on their Invested Capital. Total fees payable to the General Partners as asset management or incentive management fees shall not exceed 9.05% of distributable cash flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information, other communications to investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,511,481
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................    (180,622)
                                                              ----------
Net income for federal income tax purposes..................  $2,330,859
                                                              ==========

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,260,918
Corporate Limited Partner...................................          15
General Partners............................................      69,926
                                                              ----------
                                                              $2,330,859
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.15, $.25 and $.36 respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $1,698,000 and $2,191,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes were the same as its tax basis at December 31, 2001 and 2000, respectively.

H. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value due to the short maturity of those instruments.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

H. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (CONTINUED)
MBS

    The Partnership estimates the fair value of MBS based on quoted market prices. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS had gross unrealized gains of approximately $472,000 at December 31, 2001, and gross unrealized gains and losses of approximately $161,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having the same stated coupon rate. Management does not include any participation income in the Partnership's estimated fair value arising from appreciation of the properties, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $1,043,000 at December 31, 2001, and gross unrealized gains and losses of approximately $98,000 and $216,000 at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Partnership's financial instruments are as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 3,604    $ 3,604    $ 2,738    $ 2,738
MBS.........................................................   14,308     14,308      6,640      6,640
PIMS........................................................   24,767     23,724     32,886     33,004
                                                              -------    -------    -------    -------
                                                              $42,679    $41,636    $42,264    $42,382
                                                              =======    =======    =======    =======

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs") (Note 2)...........   $23,494,100    $23,723,593
Mortgage-Backed Securities ("MBS") (Note 3).................     4,016,148     14,308,403
                                                               -----------    -----------
  Total mortgage investments................................    27,510,248     38,031,996
Cash and cash equivalents...................................     2,478,700      3,603,846
Interest receivable and other assets........................       191,370        267,672
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $596,986..................................            --         30,656
Prepaid participation servicing fees, net of accumulated
  amortization of $195,430..................................            --         12,106
                                                               -----------    -----------
  Total assets..............................................   $30,180,318    $41,946,276
                                                               ===========    ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................   $    15,940    $    17,875
                                                               -----------    -----------
Partners' equity (deficit)(Note 4):
Limited Partners (14,956,796 Limited Partner interests
  outstanding)..............................................    30,322,940     41,833,148
General Partners............................................      (383,786)      (377,115)
Accumulated comprehensive income............................       225,224        472,368
                                                               -----------    -----------
  Total Partners' equity....................................    30,164,378     41,928,401
                                                               -----------    -----------
  Total liabilities and Partners' equity....................   $30,180,318    $41,946,276
                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                             ---------------------   -----------------------
                                                               2002        2001         2002         2001
                                                             ---------   ---------   ----------   ----------
                                                                               (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest.........................................  $458,149    $460,333    $1,371,257   $1,609,352
    Participation interest.................................        --          --            --       19,231
  Interest income--MBS.....................................    78,593     279,212       531,821      632,534
  Other interest income....................................    42,169      29,126        79,407      105,732
                                                             --------    --------    ----------   ----------
      Total revenues.......................................   578,911     768,671     1,982,485    2,366,849
                                                             --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate.....................    40,850      53,531       142,000      171,216
  Expense reimbursements to affiliates.....................    33,633      31,098        91,498       87,304
  Amortization of prepaid fees and expenses................     6,110      18,328        42,762       54,983
  General and administrative...............................    36,223      82,635       157,560      171,338
                                                             --------    --------    ----------   ----------
      Total expenses.......................................   116,816     185,592       433,820      484,841
                                                             --------    --------    ----------   ----------
Net income.................................................   462,095     583,079     1,548,665    1,882,008
Other comprehensive income:
  Net change in unrealized gain on MBS.....................    15,694     257,665      (247,144)     461,949
                                                             --------    --------    ----------   ----------
Total comprehensive income.................................  $477,789    $840,744    $1,301,521   $2,343,957
                                                             ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners.........................................  $448,232    $565,587    $1,502,205   $1,825,548
                                                             ========    ========    ==========   ==========
  Average net income per Limited Partner interest
    (14,956,796 Limited Partner interests outstanding).....  $    .03    $    .04    $      .10   $      .12
                                                             ========    ========    ==========   ==========
  General Partners.........................................  $ 13,863    $ 17,492    $   46,460   $   56,460
                                                             ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE NINE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                  2002          2001
                                                              ------------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $  1,548,665   $ 1,882,008
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............        42,762        54,983
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......        76,302        28,185
      Increase (decrease) in liabilities....................        (1,935)      126,548
                                                              ------------   -----------
Net cash provided by operating activities...................     1,665,794     2,091,724
                                                              ------------   -----------
Investing activities:
  Principal collections on PIMs.............................       229,493       256,670
  Principal collections on MBS..............................    10,045,111     1,089,120
                                                              ------------   -----------
Net cash provided by investing activities...................    10,274,604     1,345,790
                                                              ------------   -----------
Financing activities:
  Quarterly distributions...................................    (2,745,355)   (2,753,040)
  Special distributions.....................................   (10,320,189)           --
                                                              ------------   -----------
Net cash used for financing activities......................   (13,065,544)   (2,753,040)
                                                              ------------   -----------
Net increase (decrease) in cash and cash equivalents........    (1,125,146)      684,474
Cash and cash equivalents, beginning of period..............     3,603,846     2,737,740
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  2,478,700   $ 3,422,214
                                                              ============   ===========
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to a MBS..........  $         --   $ 8,950,340
                                                              ============   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $   (247,144)  $   461,949
                                                              ============   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the General Partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership, (collectively the "General Partners"), of Krupp Insured Mortgage Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of September 30, 2002, its results of operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At September 30, 2002, the Partnership has estimated that the GNMA MBS portion of the Wildflower PIM and the FHA insured mortgage portion of the Creekside PIM have a fair market value of $25,146,955 and gross unrealized gains of $1,652,855. Fair value assumes that the insured first mortgage and the GNMA MBS backed by an insured first mortgage could be sold at prices equal to amounts realized by MBS with similar interest rates. The Partnership's PIMs have maturities ranging from 2025 to 2031.

3. MBS

    The Partnership received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $8,796,086. On August 28, 2002, the Partnership paid a special distribution of $.59 per Limited Partner interest from the principal proceeds received.

    At September 30, 2002, the Partnership's MBS portfolio had an amortized cost of $3,790,924 and gross unrealized gains of $225,224. The MBS portfolio has maturity dates ranging from 2016 to 2024.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the nine months ended September 30, 2002 is as follows:

                                                                                          ACCUMULATED       TOTAL
                                                                LIMITED       GENERAL    COMPREHENSIVE    PARTNER'S
                                                                PARTNERS     PARTNERS       INCOME          EQUITY
                                                              ------------   ---------   -------------   ------------
Balance at December 31, 2001................................  $ 41,833,148   $(377,115)    $ 472,368     $ 41,928,401
Net income..................................................     1,502,205      46,460            --        1,548,665
Quarterly distributions.....................................    (2,692,224)    (53,131)           --       (2,745,355)
Special distributions.......................................   (10,320,189)         --            --      (10,320,189)
Change in unrealized gain on MBS............................            --          --      (247,144)        (247,144)
                                                              ------------   ---------     ---------     ------------
Balance at September 30, 2002...............................  $ 30,322,940   $(383,786)    $ 225,224     $ 30,164,378
                                                              ============   =========     =========     ============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Plus Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs") (Notes B, C, H and
  I)........................................................  $18,779,477   $18,875,248
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Notes B, D and H)........................................    9,410,920    18,864,480
                                                              -----------   -----------
  Total mortgage investments................................   28,190,397    37,739,728
Cash and cash equivalents (Notes B and H)...................    1,422,582     1,460,786
Interest receivable and other assets........................      190,282       260,797
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $785,095 and $725,937, respectively (Note
  B)........................................................       59,157       118,315
Prepaid participation servicing fees, net of accumulated
  amortization of $292,428 and $259,323, respectively (Note
  B)........................................................       38,624        71,729
                                                              -----------   -----------
  Total assets..............................................  $29,901,042   $39,651,355
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,877   $    17,650
                                                              -----------   -----------
Partners' equity (deficit) (Notes A, E and I):
  Limited Partners..........................................   29,633,496    39,544,329
    (7,500,099 Limited Partner interests outstanding)
  General Partners..........................................     (249,219)     (247,215)
  Accumulated Comprehensive Income (Note B).................      498,888       336,591
                                                              -----------   -----------
    Total Partners' equity..................................   29,883,165    39,633,705
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $29,901,042   $39,651,355
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                  STATEMENTS OF INCOME & COMPREHENSIVE INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:
  Interest income--PIMs
    Basic interest..........................................  $1,446,220   $1,422,912   $2,085,273
    Participation interest..................................     306,000      213,946           --
  Interest income--MBS......................................   1,170,585    1,701,993    1,899,734
  Other interest income.....................................      99,649      248,982      230,826
                                                              ----------   ----------   ----------
    Total revenues..........................................   3,022,454    3,587,833    4,215,833
                                                              ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate (Note F).............     243,650      295,192      376,755
  Expense reimbursements to affiliates (Note F).............      53,989       56,015       42,279
  Amortization of prepaid fees and expenses (Note B)........      92,263      101,056      101,059
  General and administrative................................      92,005       97,385       85,508
                                                              ----------   ----------   ----------
      Total expenses........................................     481,907      549,648      605,601
                                                              ----------   ----------   ----------
Net income (Note G).........................................   2,540,547    3,038,185    3,610,232
Other Comprehensive Income:
  Net change in unrealized gain on MBS......................     162,297       72,745     (599,917)
                                                              ----------   ----------   ----------
Total Comprehensive Income..................................  $2,702,844   $3,110,930   $3,010,315
                                                              ==========   ==========   ==========
Allocation of net income (Notes E and G):
  Limited Partners..........................................  $2,464,331   $2,947,039   $3,501,925
                                                              ==========   ==========   ==========
  Average net income per Limited Partner Interest...........  $      .33   $      .39   $      .47
                                                              ==========   ==========   ==========
  (7,500,099 Limited Partner interests outstanding)
  General Partners..........................................  $   76,216   $   91,146   $  108,307
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                  ACCUMULATED       TOTAL
                                                        LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                        PARTNERS     PARTNERS       INCOME         EQUITY
                                                      ------------   ---------   -------------   -----------
Balance at December 31, 1998........................  $ 56,720,679   $(237,028)    $ 863,763     $57,347,414
Net income..........................................     3,501,925     108,307            --       3,610,232
Quarterly distributions.............................    (5,700,076)   (112,626)           --      (5,812,702)
Change in unrealized gain on MBS....................            --          --      (599,917)       (599,917)
                                                      ------------   ---------     ---------     -----------
Balance at December 31, 1999........................    54,522,528    (241,347)      263,846      54,545,027
Net income..........................................     2,947,039      91,146            --       3,038,185
Quarterly distributions.............................    (5,700,076)    (97,014)           --      (5,797,090)
Special distributions...............................   (12,225,162)         --            --     (12,225,162)
Change in unrealized gain on MBS....................            --          --        72,745          72,745
                                                      ------------   ---------     ---------     -----------
Balance at December 31, 2000........................    39,544,329    (247,215)      336,591      39,633,705
Net income..........................................     2,464,331      76,216            --       2,540,547
Quarterly distributions.............................    (3,000,040)    (78,220)           --      (3,078,260)
Special distribution................................    (9,375,124)         --            --      (9,375,124)
Change in unrealized gain on MBS....................            --          --       162,297         162,297
                                                      ------------   ---------     ---------     -----------
Balance at December 31, 2001........................  $ 29,633,496   $(249,219)    $ 498,888     $29,883,165
                                                      ============   =========     =========     ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001           2000          1999
                                                              ------------   ------------   -----------
Operating activities:
Net income..................................................  $  2,540,547   $  3,038,185   $ 3,610,232
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Amortization of prepaid fees and expenses.................        92,263        101,056       101,059
  Shared Appreciation Interest and prepayment premiums......      (306,000)      (213,946)           --
  Premium amortization......................................            --         52,528         6,630
Changes in assets and liabilities:
  Decrease in interest receivable and other assets..........        70,515         59,197        47,786
  Increase (decrease) in liabilities........................           227         (1,900)         (648)
                                                              ------------   ------------   -----------
Net cash provided by operating activities...................     2,397,552      3,035,120     3,765,059
                                                              ------------   ------------   -----------
Investing activities:
  Principal collections and prepayments on PIMs including
    Shared Appreciation Interest of $10,000 in 2000.........        95,771        167,751    10,041,106
  Principal collections on MBS including a prepayment
    premium of $306,000 in 2001 and $203,946 in 2000........     9,921,857      3,278,080     1,355,494
                                                              ------------   ------------   -----------
Net cash provided by investing activities...................    10,017,628      3,445,831    11,396,600
                                                              ------------   ------------   -----------
Financing activities:
  Quarterly distributions...................................    (3,078,260)    (5,797,090)   (5,812,702)
  Special distributions.....................................    (9,375,124)   (12,225,162)           --
                                                              ------------   ------------   -----------
Net cash used for financing activities......................   (12,453,384)   (18,022,252)   (5,812,702)
                                                              ------------   ------------   -----------
Net (decrease) increase in cash and cash equivalents........       (38,204)   (11,541,301)    9,348,957
Cash and cash equivalents, beginning of period..............     1,460,786     13,002,087     3,653,130
                                                              ------------   ------------   -----------
Cash and cash equivalents, end of period....................  $  1,422,582   $  1,460,786   $13,002,087
                                                              ============   ============   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $    162,297   $     72,745   $  (599,917)
                                                              ============   ============   ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus Limited Partnership (the "Partnership") is a Massachusetts Limited Partnership. The Partnership was organized for the purpose of investing in multi-family loans and mortgage-backed securities. The General Partners of the Partnership are The Krupp Corporation and The Krupp Company Limited Partnership-IV and the Corporate Limited Partner is Krupp Depositary Corporation. The Partnership terminates on December 31, 2025, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Units on July 7, 1986 and completed its public offering having sold 7,499,999 Units for $149,489,830 net of purchase volume discounts of $510,150 as of January 27, 1987. In addition, Krupp Depositary Corporation owns 100 Units.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes which differ in certain respects from those used for federal income tax purposes (Note G):

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115), classifies its MBS portfolio as available-for-sale. The Partnership classifies its MBS portfolio as available-for-sale as the Partnership expects that a portion of the MBS portfolio will remain after all of the PIMs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Partnership. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

PIMS

    The Partnership accounts for its MBS portion of a PIM investment in accordance with FAS 115, under the classification of held to maturity as this investment has a participation feature. As a result, the Partnership would not sell or otherwise dispose of the MBS. Accordingly, the Partnership has both the intention and ability to hold this investment to expected maturity. The Partnership carries this MBS at amortized cost.

    The Partnership holds the insured mortgage portion of the Federal Housing Administration PIM (FHA PIM) at amortized cost and does not establish loan loss reserves as this investment is fully insured by the FHA.

    Basic interest on PIMs is recognized at the stated rate of the Federal Housing Administration insured mortgage (less the servicer's fee) or the stated coupon rate of the Fannie Mae MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the Partnership or a cash payment made to the Partnership from surplus cash relative to the participation feature.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs. The Partnership amortizes the prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Partnership amortizes the prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning from the acquisition of the Fannie Mae MBS or final endorsement of the FHA loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes because Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two
PIMs. The Partnership's PIMs consist of one Fannie Mae MBS representing the securitized first mortgage loan on the underlying property and one participation interest in a first mortgage loan originated under the FHA lending program on the underlying property (collectively the "insured mortgages"). The Partnership also has participation interests in the revenue stream and appreciation of the underlying properties above specified thresholds. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives monthly payments of principal and basic interest that are guaranteed by Fannie Mae on the MBS and insured by HUD on the FHA mortgage loan. The Partnership may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" which is at the rate of .5% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" which is 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, limited to the extent that it exceeds the amount of Minimum Additional Interest earned during such month or 25% of distributable surplus cash and (iii) "Shared Appreciation Interest" which is 30% of any increase in the value of the underlying property in excess of a specified base or 25% of the net sales proceeds.

    Payment of participation interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. The aggregate amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable by the underlying borrower on the maturity date generally cannot exceed 50% of any increase in value of the property over certain thresholds.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    The borrower may prepay the first mortgage loan subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter.

    Under the Agreement, upon giving twelve months written notice, the Partnership can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    In December 1999, the Partnership received a prepayment in the amount of $9,746,923 representing the outstanding principal balance due on the La Costa PIM. The Borrower defaulted on the first mortgage loan underlying the PIM in June of 1999. The Partnership continued to receive its full principal and interest payments until the GNMA mortgagee exercised its right to prepay the GNMA MBS due to the continuing default of the underlying first mortgage loan. Subsequent to the payoff, the Partnership received $10,000 from the Borrower to release the Subordinated Promissory Note. This payment has been classified as Shared Appreciation Interest. On January 11, 2000, the Partnership paid a special distribution to the investors of $1.30 per Limited Partner interest.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

    The Partnership's PIMs consist of the following at December 31, 2001 and 2000:

                                                                                                           INVESTMENT BASIS AT
                                                                                          APPROXIMATE         DECEMBER 31,
                                                 ORIGINAL      INTEREST      MATURITY       MONTHLY     -------------------------
PIMS                                            FACE AMOUNT    RATES(A)        DATES        PAYMENT        2001          2000
----                                            -----------   -----------   -----------   -----------   -----------   -----------
FHA
Vista Montana Apts.
  Val Vista Lakes, Az.........................  $13,814,400         7.375%(b)     12/1/33   90,000      $13,215,946   $13,311,717

FANNIE MAE
Royal Palm Place
  Kendall, Fl.................................   6,021,258(c)       8.375%(d)      4/1/06   39,000        5,563,531     5,563,531
                                                -----------                                             -----------   -----------
                                                $19,835,658                                             $18,779,477(e) $18,875,248
                                                ===========                                             ===========   ===========

------------------------------

(a) Represents only the stated interest rate of the Fannie Mae MBS or the stated interest rate of the FHA mortgage loan less the servicing fee. In addition, the Partnership may receive participation income, consisting of (i) Minimum Additional Interest, (ii) Shared Income Interest and (iii) Shared Appreciation Interest.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
(b) On November 30, 1993, the Partnership entered into an agreement with the underlying borrower of the FHA PIM for a permanent interest rate reduction from 8.875% per annum to 7.375% per annum, retroactive to January 1, 1992. In exchange for the interest rate reduction, the Partnership received an increase in Shared Appreciation Interest from 25% in excess of the base amount of $15,410,000 to 25% of the net sales proceeds over the outstanding indebtedness at the time of sale. In the event of a refinancing, Shared Appreciation Interest is 25% of the appraised value over the outstanding indebtedness at the time of refinancing. In addition, Shared Income Interest increased from 25% of rental income in excess of the base amount of $175,000 to 25% of all distributable surplus cash.

(c) The total original face amount of the PIM on the underlying property was $22,000,000 of which 73% or $15,978,742 was acquired by Krupp Insured Plus III Limited Partnership, an affiliate of the Partnership.

(d) During December 1995, the Partnership agreed to a modification of the Royal Palm PIM. The Partnership received a reissued Fannie Mae MBS and increased its participation percentage in income and appreciation from 25% to 30%. The Partnership will receive interest only payments on the Fannie Mae MBS at interest rates ranging from 8.375% to 8.775% per annum through maturity.

(e) The aggregate cost of PIMs for federal income tax purposes is $18,779,477.

    A reconciliation of the carrying value of Mortgages for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Balance at beginning of period..............................  $18,875,248   $19,032,999   $ 29,074,105
Deductions during period:
Prepayment and principal collections........................      (95,771)     (157,751)   (10,041,106)
                                                              -----------   -----------   ------------
Balance at end of period....................................  $18,779,477   $18,875,248   $ 19,032,999
                                                              ===========   ===========   ============

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in two states. The apartment complexes range in size from 341 to 377 units.

D. MBS

    The Partnership received a payoff of the Boulders Apartments MBS on July 9, 2001 for $9,045,042. The Partnership also received a prepayment premium of $306,000 from this payoff. On August 17, 2001, the Partnership paid a special distribution of $1.25 per Limited Partner interest from the proceeds received.

    The Partnership received a payoff from the Chateau Bijou MBS on September 19, 2000 for $2,266,064. During October, the Partnership received a 9% prepayment premium of $203,946 from this payoff. The Partnership paid a special distribution in November of $.33 per Limited Partner interest from the proceeds received.

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $8,912,032 and gross unrealized gains of $498,888. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $9,458,992 and gross unrealized gains and losses of $338,073 and $1,482, respectively. At
December 31, 2000, the Partnership's insured mortgage had an amortized cost of $9,068,897 and an unrealized gain of $351,420. The portfolio has maturities ranging from 2006 to 2032.

                                                                           UNREALIZED
MATURITY DATE                                                 FAIR VALUE      GAIN
-------------                                                 ----------   ----------
2002-2006...................................................  $   93,563   $   7,082
2007-2011...................................................     317,739      22,746
2012-2032...................................................   8,999,618     469,060
                                                              ----------   ---------
  Total.....................................................  $9,410,920   $ 498,888
                                                              ==========   =========

E. PARTNERS' EQUITY

    Profits and losses from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 10% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

E. PARTNERS' EQUITY (CONTINUED)
invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    Profits arising from a capital transaction will be allocated in the same manner as related cash distributions. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    During 2001, 2000 and 1999, the Partnership made quarterly distributions totaling $.40, $.76 and $.76 per Limited Partner interest annually, respectively. The Partnership made special distributions of $1.25 and $1.63 per Limited Partner interest in 2001 and 2000, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME           TOTAL
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 149,489,830    $ 2,000    $     3,000     $     --      $ 149,494,830
Syndication costs.......................................     (7,906,604)        --             --           --         (7,906,604)
Quarterly distributions.................................   (126,236,046)    (1,727)    (2,927,848)          --       (129,165,621)
Special distributions...................................    (72,224,972)      (963)            --           --        (72,225,935)
Net income..............................................     86,510,815      1,163      2,675,629           --         89,187,607
Unrealized gains on MBS.................................             --         --             --      498,888            498,888
                                                          -------------    -------    -----------     --------      -------------
Balance at December 31, 2001............................  $  29,633,023    $   473    $  (249,219)    $498,888      $  29,883,165
                                                          =============    =======    ===========     ========      =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners receive an Asset Management Fee equal to .75% per annum of the value of the Partnership's total invested assets payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's Total Invested Assets providing the Unitholders receive a specified non-cumulative annual return on their Invested Capital. Total fees payable to the General Partners for asset management and incentive management fees shall not exceed 10% of distributable cash flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the net income reported in the Partnership's 2001 federal income tax return is as follows:

Net income from statement of operations.....................  $2,540,547
Add: Book to tax difference for amortization of prepaid fees
  and expenses..............................................      63,587
                                                              ----------
Net income for federal income tax purposes..................  $2,604,134
                                                              ==========

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,535,156
Corporate Limited Partner...................................          34
General Partners............................................      68,944
                                                              ----------
                                                              $2,604,134
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.34, $.40 and $.40, respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $256,000 and $343,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes was less than its tax basis by approximately $11,000 at December 31, 2001. At December 31, 2000 the basis of the Partnership's liabilities for financial reporting purposes was the same as its tax basis.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership used the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Partnership estimated the fair value of MBS based on quoted market prices while it estimated the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS had gross unrealized gains of approximately $499,000 at December 31, 2001 and gross unrealized gains and losses of approximately $689,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any estimate of participation interest in the Partnership's estimated fair value for the Vista Montana PIM, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $870,000 at December 31, 2001, and gross unrealized gains and losses of approximately $42,000 and $300,000 at December 31, 2000.

    At December 31, 2001 and 2000, the Partnership estimates the fair value of its financial instruments as follows (amounts rounded to the nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 1,423    $ 1,423    $ 1,461    $ 1,461
MBS and insured mortgage....................................    9,411      9,411     19,216     18,864
PIMs........................................................   19,649     18,779     18,617     18,875
                                                              -------    -------    -------    -------
                                                              $30,483    $29,613    $39,294    $39,200
                                                              =======    =======    =======    =======

I. SUBSEQUENT EVENTS

    The Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $378,480 of Shared Appreciation Interest and $121,490 of Minimum Additional Interest. On February 27, 2002 the Partnership received $5,563,531 representing the principal proceeds on the first mortgage. The Partnership has declared a special distribution of $.80 per Limited Partner interest consisting of Shared Appreciation Interest and prepayment proceeds which will be paid in the first quarter of 2002.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs")(Note 2)............   $13,139,269    $18,779,477
Mortgage-Backed Securities ("MBS") (Note 3).................     9,213,781      9,410,920
                                                               -----------    -----------
    Total mortgage investments..............................    22,353,050     28,190,397
Cash and cash equivalents...................................       788,379      1,422,582
Interest receivable and other assets........................       144,319        190,282
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $829,462 and $785,095, respectively.......        14,790         59,157
Prepaid participation servicing fees, net of accumulated
  amortization of $321,396 and $292,428, respectively.......         9,656         38,624
                                                               -----------    -----------
    Total assets............................................   $23,310,194    $29,901,042
                                                               ===========    ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................   $    15,939    $    17,877
                                                               -----------    -----------
Partners' equity (deficit)(Note 4):
  Limited Partners (7,500,099 Limited Partner interests
    outstanding)............................................    22,873,795     29,633,496
  General Partners..........................................      (243,960)      (249,219)
  Accumulated comprehensive income..........................       664,420        498,888
                                                               -----------    -----------
    Total Partners' equity..................................    23,294,255     29,883,165
                                                               -----------    -----------
    Total liabilities and Partners' equity..................   $23,310,194    $29,901,042
                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                             ---------------------   -----------------------
                                                               2002        2001         2002         2001
                                                             ---------   ---------   ----------   ----------
                                                                               (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest.........................................  $242,416    $360,758    $  767,500   $1,085,913
    Participation interest.................................        --     306,000       504,639      306,000
  Interest income--MBS.....................................   181,184     191,875       548,922      980,443
  Other interest income....................................     4,601      48,650        26,985       89,268
                                                             --------    --------    ----------   ----------
      Total revenues.......................................   428,201     907,283     1,848,046    2,461,624
                                                             --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate.....................    41,076      52,763       126,125      191,178
  Expense reimbursements to affiliates.....................    15,003      14,163        40,728       39,827
  Amortization of prepaid fees and expenses................    24,444      23,065        73,335       69,197
  General and administrative...............................    21,893      41,814        71,353       77,917
                                                             --------    --------    ----------   ----------
      Total expenses.......................................   102,416     131,805       311,541      378,119
                                                             --------    --------    ----------   ----------
Net income.................................................   325,785     775,478     1,536,505    2,083,505
Other comprehensive income:
  Net change in unrealized gain on MBS.....................   126,657      94,589       165,532      171,531
                                                             --------    --------    ----------   ----------
Total comprehensive income.................................  $452,442    $870,067    $1,702,037   $2,255,036
                                                             ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners.........................................  $316,012    $752,214    $1,490,410   $2,021,000
                                                             ========    ========    ==========   ==========
  Average net income per Limited Partner interest
    (7,500,099 Limited Partner interests outstanding)......  $    .04    $    .10    $      .20   $      .27
                                                             ========    ========    ==========   ==========
  General Partners.........................................  $  9,773    $ 23,264    $   46,095   $   62,505
                                                             ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE NINE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $ 1,536,505   $  2,083,505
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       73,335         69,197
    Shared Appreciation Interest and prepayment premium
      income................................................     (378,480)      (306,000)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       45,963         70,862
      Increase (decrease) in liabilities....................       (1,938)        84,652
                                                              -----------   ------------
Net cash provided by operating activities...................    1,275,385      2,002,216
                                                              -----------   ------------
Investing activities:
  Principal collections on MBS including prepayment premium
    income of $306,000 in 2001..............................      362,671      9,788,712
  Principal collections on PIMs including Shared
    Appreciation Interest of $378,480 in 2002...............    6,018,688         71,154
                                                              -----------   ------------
Net cash provided by investing activities...................    6,381,359      9,859,866
                                                              -----------   ------------
Financing activities:
  Quarterly distributions...................................   (2,290,868)    (2,313,474)
  Special distributions.....................................   (6,000,079)    (9,375,124)
                                                              -----------   ------------
Net cash used for financing activities......................   (8,290,947)   (11,688,598)
                                                              -----------   ------------
Net increase (decrease) in cash and cash equivalents........     (634,203)       173,484
Cash and cash equivalents, beginning of period..............    1,422,582      1,460,786
                                                              -----------   ------------
Cash and cash equivalents, end of period....................  $   788,379   $  1,634,270
                                                              ===========   ============
Non cash activities:
  Increase in fair value of MBS.............................  $   165,532   $    171,531
                                                              ===========   ============

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, The Krupp Corporation and The Krupp Company Limited Partnership-IV (collectively the "General Partners"), of Krupp Insured Plus Limited Partnership (the "Partnership") the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of September 30, 2002, its results of operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At September 30, 2002, the FHA insured first mortgage portion of the Partnership's remaining PIM had a fair market value of $13,929,859 and gross unrealized gains of $790,590. Fair value assumes that the FHA insured first mortgage could be sold at a price that MBS with similar interest rates are currently being sold at. The PIM matures in 2033.

    During the first quarter of 2002, the Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $378,480 of Shared Appreciation Interest and $126,159 of Minimum Additional Interest. On February 27, 2002, the Partnership received $5,563,531 representing the principal proceeds on the first mortgage. On March 19, 2002, the Partnership paid a special distribution of $0.80 per Limited Partner interest from the principal proceeds and Shared Appreciation Interest received.

3. MBS

    At September 30, 2002, the Partnership's MBS portfolio had an amortized cost of $8,549,361 and gross unrealized gains of $664,420. The portfolio had maturities ranging from 2006 to 2033.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the nine months ended September 30, 2002 is as follows:

                                                                                         ACCUMULATED       TOTAL
                                                                LIMITED      GENERAL    COMPREHENSIVE    PARTNERS'
                                                               PARTNERS     PARTNERS       INCOME         EQUITY
                                                              -----------   ---------   -------------   -----------
Balance at December 31, 2001................................  $29,633,496   $(249,219)    $498,888      $29,883,165
Net income..................................................    1,490,410      46,095           --        1,536,505
Quarterly distributions.....................................   (2,250,032)    (40,836)          --       (2,290,868)
Special distribution........................................   (6,000,079)         --           --       (6,000,079)
Change in unrealized gain on MBS............................           --          --      165,532          165,532
                                                              -----------   ---------     --------      -----------
Balance at September 30, 2002...............................  $22,873,795   $(243,960)    $664,420      $23,294,255
                                                              ===========   =========     ========      ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus-II Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Plus- II Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs")
(Notes B, C and H)..........................................  $ 3,101,005   $17,541,596
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Notes B, D and H)........................................   30,211,162    21,247,646
                                                              -----------   -----------
    Total mortgage investments..............................   33,312,167    38,789,242
Cash and cash equivalents (Notes B, C and H)................      933,678     3,125,710
Interest receivable and other assets........................      221,124       275,591
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $0 and $733,572, respectively (Note B)....           --        65,905
                                                              -----------   -----------
    Total assets............................................  $34,466,969   $42,256,448
                                                              ===========   ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,875   $    17,889
                                                              -----------   -----------
Partners' equity (deficit) (Notes A, C and E):
Limited Partners............................................   34,084,355    42,383,344
(14,655,512 Limited Partner interest outstanding)
General Partners............................................     (341,667)     (337,448)
Accumulated comprehensive income (Note B)...................      706,406       192,663
                                                              -----------   -----------
    Total Partners' equity..................................   34,449,094    42,238,559
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $34,466,969   $42,256,448
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:
  Interest income--PIMs:
    Basic interest..........................................  $  613,152   $1,360,247   $3,681,868
    Participation interest..................................      30,769           --    1,634,686
    Interest income--MBS....................................   2,021,867    1,685,246    1,826,026
  Other interest income.....................................     124,846      474,953      680,085
                                                              ----------   ----------   ----------
      Total revenues........................................   2,790,634    3,520,446    7,822,665
                                                              ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate (Note F).............     261,650      299,983      496,464
  Expense reimbursement to affiliates (Note F)..............     119,166      125,209       94,160
  Amortization of prepaid fees and expenses (Note B)........      65,905      122,275      898,457
  General and administrative................................     172,342      202,601      186,866
                                                              ----------   ----------   ----------
      Total expenses........................................     619,063      750,068    1,675,947
                                                              ----------   ----------   ----------
Net income (Notes E and G)..................................   2,171,571    2,770,378    6,146,718
Other Comprehensive Income:
  Net change in unrealized gain on MBS......................     513,743       87,582     (435,431)
                                                              ----------   ----------   ----------
Total Comprehensive Income..................................  $2,685,314   $2,857,960   $5,711,287
                                                              ==========   ==========   ==========
Allocation of net income (Notes E and G.):
  Limited Partners..........................................  $2,106,424   $2,687,267   $5,962,316
                                                              ==========   ==========   ==========
  Average net income per Limited Partner
  Interest (14,655,512 Limited Partner interests
    outstanding)............................................  $      .14   $      .18   $      .41
                                                              ==========   ==========   ==========
  General Partners..........................................  $   65,147   $   83,111   $  184,402
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $117,123,621   $(290,140)    $ 540,512     $117,373,993

Net income.........................................     5,962,316     184,402            --        6,146,718
Quarterly distributions............................   (11,138,189)   (217,645)           --      (11,355,834)
Special distributions..............................   (51,587,401)         --            --      (51,587,401)
Change in unrealized gain on MBS...................            --          --      (435,431)        (435,431)
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 1999.......................    60,360,347    (323,383)      105,081       60,142,045

Net income.........................................     2,687,267      83,111            --        2,770,378
Quarterly distributions............................    (5,862,204)    (97,176)           --       (5,959,380)
Special distributions..............................   (14,802,066)         --            --      (14,802,066)
Change in unrealized gain on MBS...................            --          --        87,582           87,582
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2000.......................    42,383,344    (337,448)      192,663       42,238,559

Net income.........................................     2,106,424      65,147            --        2,171,571
Quarterly distributions............................    (5,862,204)    (69,366)           --       (5,931,570)
Special distributions..............................    (4,543,209)         --            --       (4,543,209)
Change in unrealized gain on MBS...................            --          --       513,743          513,743
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2001.......................  $ 34,084,355   $(341,667)    $ 706,406     $ 34,449,094
                                                     ============   =========     =========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Operating activities:
  Net income................................................  $  2,171,571   $  2,770,378   $  6,146,718
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............        65,905        122,275        898,457
    Premium Amortization....................................        22,153             --             --
    Shared Appreciation Interest and prepayment premiums....            --             --     (1,162,777)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......        54,467        102,695        352,543
      Decrease in liabilities...............................           (14)        (2,059)      (232,821)
                                                              ------------   ------------   ------------
Net cash provided by operating activities...................     2,314,082      2,993,289      6,002,120
                                                              ------------   ------------   ------------
Investing activities:
  Principal collections on PIMs including Shared
    Appreciation Interest and prepayment premium of
    $1,162,777 in 1999......................................       119,842      8,682,792     57,196,596
  Principal collections on MBS..............................     5,848,823      1,117,892      2,078,965
                                                              ------------   ------------   ------------
Net cash provided by investing activities...................     5,968,665      9,800,684     59,275,561
                                                              ------------   ------------   ------------
Financing activities:
  Quarterly distributions...................................    (5,931,570)    (5,959,380)   (11,355,834)
  Special distributions.....................................    (4,543,209)   (14,802,066)   (51,587,401)
                                                              ------------   ------------   ------------
Net cash used for financing activities......................   (10,474,779)   (20,761,446)   (62,943,235)
                                                              ------------   ------------   ------------
Net (decrease) increase in cash and equivalents.............    (2,192,032)    (7,967,473)     2,334,446
Cash and cash equivalents, beginning of year................     3,125,710     11,093,183      8,758,737
                                                              ------------   ------------   ------------
Cash and cash equivalents, end of year......................  $    933,678   $  3,125,710   $ 11,093,183
                                                              ============   ============   ============
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to MBS............  $ 14,320,749   $         --   $         --
                                                              ============   ============   ============
Non cash activities:
  Increase (decrease) in fair value of MBS..................  $    513,743   $     87,582   $   (435,431)
                                                              ============   ============   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus-II Limited Partnership (the "Partnership") was formed on October 29, 1986 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to Krupp Plus Corporation and Mortgage Services Partners Limited Partnership in exchange for capital contributions aggregating $3,000. The Partnership terminates on December 31, 2026, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on May 29, 1987 and completed its public offering having sold 14,655,412 Limited Partner interests for $292,176,381 net of purchase volume discounts of $931,859 as of May 27, 1988. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which may differ in certain respects from those used for federal income tax purposes (Note G).

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Partnership classifies its MBS portfolio as available-for-sale as the Partnership expects that a portion of the MBS portfolio will remain after all of the PIMs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Partnership. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Partnership also holds a Federal Housing Administration ("FHA") insured mortgage which is classified as MBS. The Partnership holds this loan at amortized cost and does not establish loan loss reserves on this investment as it is fully insured by the FHA.

PIMS

    The Partnership accounts for its MBS portion of a PIM investment in accordance with FAS 115, under the classification of held to maturity as this investment has a participation feature. As a result, the Partnership would not sell or otherwise dispose of the MBS. Accordingly, the Partnership has both the intention and ability to hold this investment to expected maturity. The Partnership carries this MBS at amortized cost.

    Basic interest on the PIM is recognized based on the stated coupon rate of the Government National Mortgage Association ("GNMA") MBS. The Partnership's recognizes interest related to the participation feature when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the Partnership or a cash payment made to the Partnership from surplus cash relative to the participation feature.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less at the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses consisted of acquisition fees and expenses paid for the acquisition of PIMs. The Partnership amortized prepaid acquisition fees and expenses using a method that approximated the effective interest method over a period of ten to twelve years, which represented the estimated life of the underlying mortgage.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses related to such loan were expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes because Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in one PIM and two PIMs, respectively. The Partnership's remaining PIM consists of a GNMA MBS representing the securitized first mortgage loan on the underlying property and participation interests in the revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives guaranteed monthly payments of principal and basic interest on the GNMA MBS and HUD insures the first mortgage loan underlying the GNMA MBS.

    The Partnership may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    The participation features consist of the following: (i) "Minimum Additional Interest" equal to .5% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" is 25% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month and (iii) "Shared Appreciation Interest" is 25% of any increase in the value of the underlying property in excess of a specified base. Payment of Minimum Additional Interest and Shared Income Interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by HUD.

    The total amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable on the maturity date by the underlying borrower usually cannot exceed 50% of any increase in value of the property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    Under the Agreement, the Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During May 2001, the Partnership received $30,769 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient value to meet the threshold to pay any participation based on value if the property was sold or refinanced. The borrowers asked for a release of the participation features while keeping the insured first mortgage in place until the property turns around. The General Partners agreed to this request in return for the settlement because there was no expectation that the Partnership would be entitled to any participation proceeds now or in the future in the property's current condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The Partnership also reclassified this investment to available for sale concurrent with the release of the participation feature. The Partnership will continue to receive the scheduled principal and interest payments on the first mortgage until the property is refinanced or sold.

    On March 30, 2000, the Partnership paid a special distribution of $.58 per Limited Partner interest from the prepayment proceeds received during February 2000 on the Greenhouse Apartments PIM in the amount of $8,428,984. The underlying property was foreclosed on by the first mortgage lender during January 1999. The Partnership continued to receive its full principal and basic interest payments due on the PIM while the underlying mortgage was in default because those payments were guaranteed by GNMA. The Partnership did not receive any participation interest from this transaction.

    On January 11, 2000, the Partnership paid a special distribution of $.43 per Limited Partner interest from the Saratoga Apartments PIM prepayment proceeds received in December 1999 in the amount of $6,204,960. The underlying property value had not increased sufficiently enough to meet the criteria for the Partnership to earn any participation interest.

    In September 1999, the Partnership received Shared Appreciation Interest and accrued Minimum Additional and Shared Income Interest of $1,102,701 and $472,587, respectively in connection with the Le Coeur du Monde PIM. The Partnership also received $279,447 relating to repayment of interest rate rebates. The Partnership received the principal proceeds of $9,422,001 in October. The principal proceeds and Shared Appreciation Interest were distributed to the Limited Partners through a special distribution of $.72 per Limited Partner interest on November 22, 1999.

    On June 18, 1999, the Partnership made a special distribution of $.83 per Limited Partner interest with the proceeds of the Country Meadows PIM. The Partnership received principal of $12,015,224 and a prepayment premium of $60,076 from this prepayment.

    On February 26, 1999, the Partnership made a special distribution to the Limited Partners of $1.97 per Limited Partner Interest. This special distribution was the result of the prepayment of the Stanford Court, Hillside Court, Carlyle Court and Waterford Court Apartments

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
PIMs. The Partnership received principal of $27,967,284 during January 1999, Shared Appreciation Interest and prepayment premiums of $860,052 and accrued Minimum Additional and Shared Income Interest of $432,877 during December 1998 from these prepayments.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

    The Partnership's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                          INVESTMENT BASIS AT
                                                                                                             DECEMBER 31,
                                                   ORIGINAL     INTEREST    MATURITY      MONTHLY     ---------------------------
GNMA                                              FACE AMOUNT   RATES(A)    DATES(E)     PAYMENT(F)      2001            2000
----                                              -----------   --------   -----------   ----------   ----------      -----------
Denrich Apartments
Philadelphia, PA................................  $3,500,000          8%      12/15/23    $24,800     $3,101,005      $ 3,148,969
                                                                 (b)(c)
                                                                 (d)(g)
Richmond Park (h)
Richmond Heights, OH............................  16,000,000         --             --         --             --       14,392,627
                                                  -----------                                         ----------      -----------
                                                  $19,500,000                                         $3,101,005(j)   $17,541,596
                                                  ===========                                         ==========      ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA MBS. In addition, the Partnership receives participation interest consisting of (i) Minimum Additional Interest, (ii) Shared Income Interest and (iii) Shared Appreciation Interest.

(b) Minimum Additional Interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Shared Income Interest is based on 25% of monthly gross rental income over a specified base amount.

(d) Shared Appreciation Interest is based on 25% of any increase in the value of the project over the specified base value.

(e) The Partnership's GNMA MBS has a call provision, which allows the Partnership to accelerate the maturity date.

(f) The normal monthly payment consisting of principal and basic interest is payable monthly at level amounts over the term of the GNMA MBS.

(g) On June 28, 1995, the Partnership entered into a temporary basic interest rate reduction agreement on the Denrich Apartments PIM. Beginning July 1, 1995, the basic interest rate decreased from 8% per annum to 6.25% per annum for thirty months, then increased to 6.75% per annum for the following thirty-six month period and then increased to the original rate of 8% per annum. The difference between basic interest at the original interest rate and the reduced rates accumulated and will be payable from surplus cash or from the net proceeds of a sale or refinancing. These accumulated amounts will be due and payable prior to any distributions to the borrower or payment of participation interest to the Partnership. Also under the agreement, the Base Value for calculating Shared Appreciation Interest decreased from $4,025,000 to $3,500,000.

(h) During May 2001, the Partnership received $30,769 as a settlement to release the loan's participation features. The insured first mortgage loan was reclassified from a PIM to a MBS.

(i) The aggregate cost of the PIM for federal income tax purposes is $3,101,005.

    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                  2001          2000           1999
                                                              ------------   -----------   ------------
Balance at beginning of period..............................  $ 17,541,596   $26,224,388   $ 82,258,207
Deductions during period:
  Prepayments and principal collections.....................      (119,842)   (8,682,792)   (56,033,819)
  Reclass to MBS............................................   (14,320,749)           --             --
                                                              ------------   -----------   ------------
Balance at end of period....................................  $  3,101,005   $17,541,596   $ 26,224,388
                                                              ============   ===========   ============

    The underlying mortgage of the Denrich Apartments PIM is collateralized by a multi-family apartment complex located in Philadelphia, Pennsylvania. The apartment complex has 89 units.

D. MBS

    During May 2001, the Partnership received a payoff of the Orchard Landing MBS in the amount of $4,440,315. On July 18, 2001 the Partnership paid a special distribution of $.31 per Limited Partner interest from the principal proceeds.

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $17,982,354 and unrealized gains of $706,406. At December 31, 2001, the Partnership's insured mortgage had an amortized cost of $11,522,402 and an unrealized gain of $363,763. At December 31, 2000, the Partnership's MBS portfolio has an amortized cost of $9,407,384 and unrealized gains and losses of $233,123 and

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

D. MBS (CONTINUED)
$40,460, respectively. At December 31, 2000, the Partnership's insured mortgage had an amortized cost of $11,647,599 and an unrealized gain of $203,833. The portfolio has maturities ranging from 2007 to 2028.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE       GAIN
-------------                                                 -----------   ----------
2002-2006...................................................  $        --   $       --
2007-2011...................................................    1,643,717      159,611
2012-2028...................................................   28,931,208      910,558
                                                              -----------   ----------
  Total.....................................................  $30,574,925   $1,070,169
                                                              ===========   ==========

E. PARTNERS' EQUITY

    Profits and losses from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    Profits arising from a capital transaction, will be allocated in the same manner as related cash distributions. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    During 2001, 2000 and 1999 the Partnership made quarterly distributions totaling $.40, $.40 and $.76 per Limited Partner interest, respectively. The Partnership made special distributions of $.31, $1.01 and $3.52 per Limited Partner interest in 2001, 2000 and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since the inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME           TOTAL
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 292,176,381    $ 2,000    $     3,000     $     --      $ 292,181,381
Syndication costs.......................................    (15,580,734)        --             --           --        (15,580,734)
Quarterly distributions.................................   (249,750,539)    (1,740)    (5,898,928)          --       (255,651,207)
Special distributions...................................   (172,347,642)    (1,176)            --           --       (172,348,818)
Net income..............................................    179,586,552      1,253      5,554,261           --        185,142,066
Unrealized gains on MBS.................................             --         --             --      706,406            706,406
                                                          -------------    -------    -----------     --------      -------------
Total at December 31, 2001..............................  $  34,084,018    $   337    $  (341,667)    $706,406      $  34,449,094
                                                          =============    =======    ===========     ========      =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates are entitled to an asset management fee for the management of the Partnership's business, equal to .75% per annum of the value of the Partnership's actual and committed mortgage assets, payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's total invested assets provided the Unitholders have received their specified non-cumulative annual return on their Invested Capital. Total fees payable to the General Partners for management services shall not exceed 10% of Distributable Cash Flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain costs incurred in connection with maintaining the books and records of the Partnership the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

G. FEDERAL INCOME TAXES

    The reconciliation of the income reported in the accompanying financial statements with the income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,171,571
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................    (232,139)
                                                              ----------
Net income for federal income tax purposes..................  $1,939,432
                                                              ==========

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $1,881,236
Corporate Limited Partner...................................          13
General Partners............................................      58,183
                                                              ----------
                                                              $1,939,432
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.13, $.15 and $.33 respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $183,000 and $929,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes were the same as its tax basis at December 31, 2001 and 2000, respectively.

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Partnership estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS had gross unrealized gains of approximately $1,070,000 at December 31, 2001 and gross unrealized gains and losses of $437,000 and $40,000, respectively, at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any participation interest in the Partnership's estimated fair value arising from the properties as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $146,000 at December 31, 2001 and gross unrealized gains of approximately $46,000 at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Partnership's financial instruments are as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $   934    $   934    $ 3,126    $ 3,126
MBS and insured mortgages...................................   30,575     30,211     21,451     21,248
PIMs........................................................    3,247      3,101     17,588     17,542
                                                              -------    -------    -------    -------
                                                              $34,756    $34,246    $42,165    $41,916
                                                              =======    =======    =======    =======

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs") (Note 2)...........   $        --    $ 3,101,005
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Note 3)..................................................    14,017,812     30,211,162
                                                               -----------    -----------
    Total mortgage investments..............................    14,017,812     33,312,167
Cash and cash equivalents...................................     1,355,396        933,678
Interest receivable and other assets........................        97,842        221,124
                                                               -----------    -----------
    Total assets............................................   $15,471,050    $34,466,969
                                                               ===========    ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................   $    15,938    $    17,875
                                                               -----------    -----------
Partners' equity (deficit) (Note 4):
  Limited Partners (14,655,512 Limited Partner interests
    outstanding)............................................    15,618,697     34,084,355
  General Partners..........................................      (350,448)      (341,667)
  Accumulated comprehensive income..........................       186,863        706,406
                                                               -----------    -----------
    Total Partners' equity..................................    15,455,112     34,449,094
                                                               -----------    -----------
    Total liabilities and Partners' equity..................   $15,471,050    $34,466,969
                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                              FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                              ---------------------   -----------------------
                                                                2002        2001         2002         2001
                                                              ---------   ---------   ----------   ----------
                                                                                (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest..........................................  $     --    $ 62,349    $  183,038   $  551,049
    Participation interest..................................        --          --            --       30,769
  Interest income--MBS......................................   270,662     576,176     1,308,622    1,452,918
  Other interest income.....................................    55,137      23,899        84,737      116,705
                                                              --------    --------    ----------   ----------
      Total revenues........................................   325,799     662,424     1,576,397    2,151,441
                                                              --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate......................    26,430      62,792       132,347      199,532
  Expense reimbursements to affiliates......................    33,918      31,230        92,313       87,936
  Amortization of prepaid fees and expenses.................        --      17,972            --       65,905
  General and administrative................................    46,477      84,288       142,739      145,781
                                                              --------    --------    ----------   ----------
      Total expenses........................................   106,825     196,282       367,399      499,154
                                                              --------    --------    ----------   ----------
Net income..................................................   218,974     466,142     1,208,998    1,652,287
  Other comprehensive income:
Net change in unrealized gain on MBS........................    (1,143)    319,535      (519,543)     695,920
                                                              --------    --------    ----------   ----------
  Total comprehensive income................................  $217,831    $785,677    $  689,455   $2,348,207
                                                              ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners..........................................  $212,405    $452,157    $1,172,728   $1,602,718
                                                              ========    ========    ==========   ==========
Average net income per Limited Partner interest (14,655,512
  Limited Partner interests outstanding)....................  $    .01    $    .03    $      .08   $      .11
                                                              ========    ========    ==========   ==========
  General Partners..........................................  $  6,569    $ 13,985    $   36,270   $   49,569
                                                              ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE NINE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                  2002          2001
                                                              ------------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $  1,208,998   $ 1,652,287
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............            --        65,905
    Premium amortization....................................            --        29,746
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       123,282        50,427
      Increase (decrease) in liabilities....................        (1,937)      136,223
                                                              ------------   -----------
Net cash provided by operating activities...................     1,330,343     1,934,588
                                                              ------------   -----------
Investing activities:
  Principal collections on PIMs.............................     3,101,005       107,479
  Principal collections on MBS..............................    15,673,807     5,466,255
                                                              ------------   -----------
Net cash provided by investing activities...................    18,774,812     5,573,734
                                                              ------------   -----------
Financing activities:
  Quarterly distributions...................................    (2,243,378)   (4,451,752)
  Special distributions.....................................   (17,440,059)   (4,543,209)
                                                              ------------   -----------
Net cash used for financing activities......................   (19,683,437)   (8,994,961)
                                                              ------------   -----------
Net increase (decrease) in cash and cash equivalents........       421,718    (1,486,639)
Cash and cash equivalents, beginning of period..............       933,678     3,125,710
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  1,355,396   $ 1,639,071
                                                              ============   ===========
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to a MBS..........  $         --   $14,320,749
                                                              ============   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $   (519,543)  $   695,920
                                                              ============   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership (collectively the "General Partners"), of Krupp Insured Plus-II Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of September 30, 2002, its results of operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    On May 15, 2002, the Partnership received $3,084,121 representing the principal proceeds on the first mortgage loan from the Denrich Apartments PIM. In addition, the Partnership received $100,625 from an affiliate of the Partnership to compensate the Partnership for its inability to collect the unpaid interest that resulted from the interest rate reduction agreement entered into in June 1995. On June 19, 2002, the Partnership paid a special distribution of $.22 per Limited Partner interest from the principal proceeds received.

3. MBS

    The Partnership received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $14,073,943. On August 28, 2002, the Partnership paid a special distribution of $.97 per Limited Partner interest from the principal proceeds received.

    At September 30, 2002, the Partnership's MBS portfolio had an amortized cost of $2,408,892 and gross unrealized gains of $186,863. At September 30, 2002, the Partnership's insured mortgage had an amortized cost of $11,422,057 and a gross unrealized gain of $713,993. The portfolio has maturities ranging from 2008 to 2028.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the nine months ended September 30, 2002 is as follows:

                                                                                          ACCUMULATED       TOTAL
                                                                LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                                PARTNERS     PARTNERS       INCOME          EQUITY
                                                              ------------   ---------   -------------   ------------
Balance at December 31, 2001................................  $ 34,084,355   $(341,667)    $ 706,406     $ 34,449,094
Net income..................................................     1,172,728      36,270            --        1,208,998
Quarterly distributions.....................................    (2,198,327)    (45,051)           --       (2,243,378)
Special distributions.......................................   (17,440,059)         --            --      (17,440,059)
Change in unrealized gain on MBS............................            --          --      (519,543)        (519,543)
                                                              ------------   ---------     ---------     ------------
Balance at September 30, 2002...............................  $ 15,618,697   $(350,448)    $ 186,863     $ 15,455,112
                                                              ============   =========     =========     ============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus-III Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index, present fairly, in all material respects, the financial position of Krupp Insured Plus-III Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS

Participating Insured Mortgages ("PIMs")
  (Notes B, C, H and I)                                       $27,762,795   $34,608,223
Mortgage-Backed Securities and insured mortgage
  ("MBS")(Notes B, D and H).................................   11,407,452    12,453,025
                                                              -----------   -----------
    Total mortgage investments..............................   39,170,247    47,061,248
Cash and cash equivalents (Notes B, C and H)................    1,900,744     1,910,212
Interest receivable and other assets........................      275,094       328,054
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $955,545 and $2,201,139, respectively
  (Note B)..................................................       36,194       200,938
Prepaid participation servicing fees, net of accumulated
  amortization of $293,743 and $803,998, respectively (Note
  B)........................................................       34,921        84,189
                                                              -----------   -----------
    Total assets............................................  $41,417,200   $49,584,641
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY

Liabilities.................................................  $    17,877   $    17,650
                                                              -----------   -----------
Partners' equity (deficit) (Notes A, C, E and I):
Limited Partners (12,770,261 Limited Partner interests
  outstanding)..............................................   41,486,071    49,660,074
General Partners............................................     (217,863)     (205,525)
Accumulated Comprehensive Income (Note B)...................      131,115       112,442
                                                              -----------   -----------
  Total Partners' equity....................................   41,399,323    49,566,991
                                                              -----------   -----------
  Total liabilities and Partners' equity....................  $41,417,200   $49,584,641
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:(Notes B, C and D)
  Interest income--PIMs:
    Basic interest..........................................  $2,510,661   $2,755,352   $4,209,758
    Participation interest..................................      25,000           --    1,000,885
  Interest income--MBS                                           894,099      964,919    1,071,160
Other interest income.......................................     101,289      278,064      488,332
                                                              ----------   ----------   ----------
      Total revenues........................................   3,531,049    3,998,335    6,770,135
                                                              ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate (Note F).............     318,136      354,888      508,943
  Expense reimbursements to affiliates (Note F).............      96,318       97,729       74,461
  Amortization of prepaid fees and expenses (Note B)........     214,012      380,069    1,106,566
  General and administrative................................     139,043      171,995      149,589
                                                              ----------   ----------   ----------
      Total expenses........................................     767,509    1,004,681    1,839,559
                                                              ----------   ----------   ----------
Net income (Notes E and G)..................................   2,763,540    2,993,654    4,930,576
Other comprehensive income:
  Net change in unrealized gain on MBS......................      18,673      111,473     (326,520)
                                                              ----------   ----------   ----------
Total comprehensive income..................................  $2,782,213   $3,105,127   $4,604,056
                                                              ==========   ==========   ==========
Allocation of net income (Notes E and G):
  Limited Partners..........................................  $2,680,634   $2,903,844   $4,782,659
                                                              ==========   ==========   ==========
  Average net income per Limited Partner interest
    (12,770,261 Limited Partner interests outstanding)......  $      .21   $      .23   $      .37
                                                              ==========   ==========   ==========
  General Partners..........................................  $   82,906   $   89,810   $  147,917
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $ 94,969,742   $(157,989)    $ 327,489     $ 95,139,242
Net income.........................................     4,782,659     147,917            --        4,930,576
Quarterly distributions............................    (9,705,323)   (177,147)           --       (9,882,470)
Special distributions..............................   (21,453,869)         --            --      (21,453,869)
Change in unrealized gain on MBS...................            --          --      (326,520)        (326,520)
                                                     ------------   ---------     ---------     ------------

Balance at December 31, 1999.......................    68,593,209    (187,219)          969       68,406,959
Net income.........................................     2,903,844      89,810            --        2,993,654
Quarterly distributions............................    (6,895,888)   (108,116)           --       (7,004,004)
Special distributions..............................   (14,941,091)         --            --      (14,941,091)
Change in unrealized gain on MBS...................            --          --       111,473          111,473
                                                     ------------   ---------     ---------     ------------

Balance at December 31, 2000.......................    49,660,074    (205,525)      112,442       49,566,991
Net income.........................................     2,680,634      82,906            --        2,763,540
Quarterly distributions............................    (4,086,451)    (95,244)           --       (4,181,695)
Special distributions..............................    (6,768,186)         --            --       (6,768,186)
Change in unrealized gain on MBS...................            --          --        18,673           18,673
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2001.......................  $ 41,486,071   $(217,863)    $ 131,115     $ 41,399,323
                                                     ============   =========     =========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Operating activities:
  Net income................................................  $  2,763,540   $  2,993,654   $  4,930,576

  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       214,012        380,069      1,106,566
    Shared Appreciation Interest and prepayment premium.....       (15,000)            --       (828,829)

    Changes in assets and liabilities:
      Decrease (increase) in interest receivable and other
        assets..............................................        52,960        317,642        (57,677)
      Increase (decrease) in liabilities....................           227         (1,898)      (141,891)
                                                              ------------   ------------   ------------
Net cash provided by operating activities...................     3,015,739      3,689,467      5,008,745
                                                              ------------   ------------   ------------

Investing activities:
  Principal collections on PIMs including
  Shared Appreciation Interest and prepayment premium of
    $15,000 in 2001 and $828,829 in 1999, respectively......     6,860,428        321,166     36,396,881
  Principal collections on MBS..............................     1,064,246        607,297      2,322,861
                                                              ------------   ------------   ------------
Net cash provided by investing activities...................     7,924,674        928,463     38,719,742
                                                              ------------   ------------   ------------

Financing activities:
  Special distributions.....................................    (6,768,186)   (14,941,091)   (21,453,869)
  Quarterly distributions...................................    (4,181,695)    (7,004,004)    (9,882,470)
                                                              ------------   ------------   ------------
Net cash used for financing activities......................   (10,949,881)   (21,945,095)   (31,336,339)
                                                              ------------   ------------   ------------
Net (decrease) increase in cash and cash equivalents........        (9,468)   (17,327,165)    12,392,148
Cash and cash equivalents, beginning of period..............     1,910,212     19,237,377      6,845,229
                                                              ------------   ------------   ------------
Cash and cash equivalents, end of period....................  $  1,900,744   $  1,910,212   $ 19,237,377
                                                              ============   ============   ============

Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $     18,673   $    111,473   $   (326,520)
                                                              ============   ============   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus-III Limited Partnership (the "Partnership") was formed on March 21, 1988 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to Krupp Plus Corporation and Mortgage Services Partners Limited Partnership in exchange for capital contributions aggregating $3,000. The Partnership terminates on December 31, 2028, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on June 24, 1988 and completed its public offering having sold 12,770,161 Limited Partner interests for $254,686,736 net of purchase volume discounts of $716,484 as of June 22, 1990. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which differ in certain respects from those used for federal income tax purposes (Note G):

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Partnership classifies its MBS portfolio as available-for-sale as the Partnership expects that a portion of the MBS portfolio will remain after all of the PIMs payoff and that it will be necessary to then sell the remaining MBS portfolio at that time in order to close out the Partnership. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Partnership also holds a Federal Housing Administration ("FHA") insured mortgage which is classified as MBS. The Partnership holds this loan at amortized cost and does not establish loan loss reserves on this investment as it is fully insured by the FHA.

PIMS

    The Partnership accounts for its MBS portion of a PIM investment in accordance with FAS 115, under the classification of held to maturity as this investment has a participation feature. As a result, the Partnership would not sell or otherwise dispose of the MBS. Accordingly, the Partnership has both the intention and ability to hold this investment to expected maturity. The Partnership carries this MBS at amortized cost.

    Basic interest on PIMs is recognized based on the stated coupon rate of the Government National Mortgage Association ("GNMA") or Fannie Mae MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the Partnership or a cash payment made to the Partnership from surplus cash relative to the participation feature.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses consist of prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs.

    The Partnership amortizes the prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Partnership amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning at final endorsement of the GNMA loan and at closing if a Fannie Mae loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Partnership is not liable for federal or state income taxes as Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two
PIMs and three PIMs, respectively. The Partnership's PIMs consist of a GNMA or Fannie Mae MBS representing the securitized first mortgage loan on the underlying property and a participation interest in the revenue stream and appreciation of the underlying property above specified base levels.

    The borrower conveys this participation feature to the Partnership generally through a subordinated multifamily mortgage (the "Agreement"). The Partnership receives guaranteed monthly payments of principal and interest on the GNMA and Fannie Mae MBS and HUD insures the first mortgage loan underlying the GNMA MBS. The borrower usually can not prepay the first mortgage loan during the first five years and may prepay the first mortgage loan thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Partnership may receive interest related to its participation interest in the underlying property, however, this amount is neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month and (iii) "Shared Appreciation Interest" ranging from 30% to 35% of any increase in the value of the underlying property in excess of a specified base. Payment of Minimum Additional Interest and Shared Income Interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively.

    The total amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable on the maturity date by the underlying borrower usually can not exceed 50% of any increase in value of the property. However, generally any net proceeds from a sale or refinancing will be available to satisfy any accrued but unpaid Shared Income or Minimum Additional Interest. Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    Under the Agreement, the Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During June 2001, the Partnership received a payoff of the Casa Marina PIM in the amount of $6,727,016. In addition, the Partnership received $15,000 of Shared Appreciation Interest and $10,000 of Minimum Additional Interest upon the payoff of the underlying mortgage. On July 18, 2001, the Partnership paid a special distribution of $.53 per Limited Partner interest from the principal proceeds and Shared Appreciation received from Casa Marina.

    On January 11, 2000, the Partnership paid a special distribution of $1.17 per Limited Partner interest consisting of the principal proceeds and Shared Appreciation Interest in the amounts of $14,491,746 and $426,321, respectively from the Marina Shores Apartments PIM payoff in December of 1999.

    In August 1999, the Partnership received a prepayment of the Mill Ponds Apartments PIM in the amount of $9,751,550 representing the outstanding principal balance. In addition to the prepayment, the Partnership received $402,508 of Shared Appreciation Interest and $172,464 of Minimum Additional Interest and Shared Income Interest in July, 1999. The Partnership distributed the capital transaction proceeds from this prepayment to the Limited Partners through a special distribution on September 9, 1999 in the amount of $.80 per Limited Partner interest.

    In January 1999, the Partnership received a prepayment of the Windsor Court Apartments PIM in the amount of $10,876,051 representing the outstanding principal balance. In addition to the prepayment, the Partnership received $243,620 of Shared Appreciation Interest and prepayment premiums and $196,828 of Minimum Additional Interest and Shared Income Interest during December 1998. The Partnership distributed the capital transaction proceeds from this prepayment to the Limited Partners through a special distribution on February 26, 1999 in the amount of $.88 per Limited Partner interest.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    The Partnership's PIMs consist of the following at December 31, 2001 and 2000:

                                                                                          APPROXIMATE      INVESTMENT BASIS AT
                                                 ORIGINAL                                   MONTHLY           DECEMBER 31,
                                                   FACE       INTEREST        MATURITY      PAYMENT     -------------------------
PIMS                                              AMOUNT      RATE (A)        DATES (F)       (G)          2001          2000
----                                            -----------   --------        ---------   -----------   -----------   -----------
GNMA
Casa Marina Apts. Miami, FL...................  $ 7,099,700       --                --     $     --     $        --   $ 6,748,832
Harbor Club Apts. Ann Arbor, MI...............   13,562,000     8.00%(c)(d)(e) 10/15/31      95,000      12,998,733    13,095,330
                                                -----------                                             -----------   -----------
                                                 20,661,700                                              12,998,733    19,844,162
                                                -----------                                             -----------   -----------
FANNIE MAE
  Royal Palm Pl. Apts Kendall, FL.............   15,978,742    8.375%(b)(h)     4/1/06      103,000      14,764,062    14,764,061
                                                -----------                                             -----------   -----------
    Total.....................................  $36,640,442                                             $27,762,795(i) $34,608,223
                                                ===========                                             ===========   ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA or Fannie Mae MBS. The Partnership may also receive additional interest, consisting of (i) Minimum Additional Interest (ii) Shared Income Interest and (iii) Shared Appreciation Interest

(b) Minimum Additional Interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Minimum Additional Interest is at a rate of .75% per annum calculated on the unpaid principal balance of the first mortgage note.

(d) Shared Income Interest is based on 25% of monthly gross rental income over a specified base amount.

(e) Shared Appreciation Interest is based on 35% of any increase in the value of the project over the specified base value.

(f) The Partnership's GNMA MBS have call provisions, which allow the Partnership to accelerate their respective maturity date.

(g) The normal monthly payment consisting of principal and interest is payable monthly at level amounts over the term of the GNMA MBS. The normal monthly payment consists of interest only for the Fannie Mae MBS. The GNMA MBS and Fannie Mae MBS may not be prepaid during the first five years and may generally be prepaid subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium after year ten.

(h) During December 1995, the Partnership agreed to a modification of the Royal Palm PIM. The Partnership received a reissued Fannie Mae MBS and increased its participation percentage in income and appreciation from 25% to 30%. The Partnership will receive interest only payments on the Fannie Mae MBS at interest rates ranging from 8.375% to 8.775% per annum through maturity. The original face value of the PIM on the underlying property was $22,000,000 of which 27% or $6,021,258 is held by Krupp Insured Plus Limited Partnership, an affiliate of the Partnership.

(i) The aggregate cost of PIMs for federal income tax purposes is $27,762,795.

    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Balance at beginning of period..............................  $34,608,223   $34,929,389   $ 70,497,441
Deductions during period:
  Principal collections.....................................   (6,845,428)     (321,166)   (35,568,052)
                                                              -----------   -----------   ------------
Balance at end of period....................................  $27,762,795   $34,608,223   $ 34,929,389
                                                              ===========   ===========   ============

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in two states. The apartment complexes range in size from 208 to 377 units.

D. MBS

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $3,343,185 and unrealized gains of $131,115. At December 31, 2001, the Partnership's insured mortgage loan had an amortized cost of $7,933,152 and an unrealized gain of $221,970. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $4,356,235 and unrealized gains and losses of $113,260 and $818, respectively. At December 31, 2000, the Partnership's insured mortgage loan had an amortized cost of $7,984,348 and an unrealized gain of $79,844. The portfolio has maturity dates ranging from 2016 to 2035.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE       GAIN
-------------                                                 -----------   ----------
2002 - 2006.................................................  $        --    $     --
2007 - 2011.................................................           --          --
2012 - 2035.................................................   11,629,422     353,085
                                                              -----------    --------
Total.......................................................  $11,629,422    $353,085
                                                              ===========    ========

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

E. PARTNERS' EQUITY

    Under the terms of the Partnership Agreement, profits from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds and profits from the capital transaction will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    During 2001, 2000 and 1999, the Partnership made quarterly distributions totaling $.32, $.54 and $.76 per Limited Partner interest respectively. The Partnership made special distributions of $.53, $1.17 and $1.68 per Limited Partner interest in 2001, 2000, and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED        TOTAL
                                                                           LIMITED      GENERAL     COMPREHENSIVE     PARTNERS'
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME          EQUITY
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 254,686,736    $ 2,000    $     3,000     $     --      $ 254,691,736
Syndication costs.......................................    (15,834,700)        --             --           --        (15,834,700)
Quarterly distributions.................................   (193,374,105)    (1,625)    (4,445,830)          --       (197,821,560)
Special distributions...................................   (140,598,377)    (1,101)            --           --       (140,599,478)
Net income..............................................    136,606,104      1,139      4,224,967           --        140,832,210
Unrealized gains on MBS.................................             --         --             --      131,115            131,115
                                                          -------------    -------    -----------     --------      -------------
Total at December 31, 2001..............................  $  41,485,658    $   413    $  (217,863)    $131,115      $  41,399,323
                                                          =============    =======    ===========     ========      =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates are paid an Asset Management Fee equal to .75% per annum of the remaining face value of the Partnership's mortgage assets, payable quarterly. The General Partners may also receive an incentive management fee in the amount equal to .3% per annum on the Partnership's total invested assets provided the Unitholders have received their specified non-cumulative return on their Invested Capital. Total Asset Management Fees and Incentive Management Fees payable to the General Partners or their affiliates shall not exceed 10% of Distributable Cash Flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information and other communications to the investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the net income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,763,540
Less:
  Book to tax difference for amortization of prepaid fees
    and expenses............................................    (375,904)
                                                              ----------
Net income for federal income tax purposes..................  $2,387,636
                                                              ==========

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

G. FEDERAL INCOME TAXES (CONTINUED)
    The allocation of the net income for federal income tax purposes for 2001 is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,316,739
Corporate Limited Partner...................................          18
General Partners............................................      70,879
                                                              ----------
                                                              $2,387,636
                                                              ==========

    During the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.18, $.24 and $.34, respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $815,000 and $1,191,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes was less than its tax basis by approximately $18,000 at December 31, 2001. At December 31, 2000 the basis of the Partnerships liabilities for financial reporting purposes was the same as its tax basis.

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates the fair value because of the short maturity of those instruments.

MBS

    The Partnership estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS and insured mortgages had gross unrealized gains of approximately $353,000 at December 31, 2001 and unrealized gains and losses of approximately $193,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any participation interest in the Partnership's estimated fair value arising from the properties, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $613,000 and $161,000 at December 31, 2001 and December 31, 2000, respectively.

    At December 31, 2001 and 2000, the Partnership estimates the fair values of its financial instruments as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 1,901    $ 1,901    $ 1,910    $ 1,910
MBS and insured mortgage....................................   11,629     11,407     12,533     12,453
PIMs........................................................   28,376     27,763     34,769     34,608
                                                              -------    -------    -------    -------
                                                              $41,906    $41,071    $49,212    $48,971
                                                              =======    =======    =======    =======

I. SUBSEQUENT EVENTS

    The Partnership received a prepayment of the Royal Palm Place Subordinate Promissory note. On January 2, 2002, the Partnership received $1,004,379 of Shared Appreciation Interest and $322,401 of Minimum Additional Interest. On February 25, 2002, the Partnership received $14,764,062 representing the principal proceeds on the first mortgage. The Partnership has declared a special distribution of $1.24 per Limited Partner interest consisting of Shared Appreciation Interest and prepayment proceeds which will be paid in the first quarter of 2002.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                           ASSETS

Participating Insured Mortgages ("PIMs")(Note 2)............   $12,920,891    $27,762,795
Mortgage-Backed Securities and insured mortgage ("MBS")(Note
  3)........................................................    10,498,500     11,407,452
                                                               -----------    -----------
    Total mortgage investments..............................    23,419,391     39,170,247
Cash and cash equivalents...................................     1,380,705      1,900,744
Interest receivable and other assets........................       159,230        275,094
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $955,545..................................            --         36,194
Prepaid participation servicing fees, net of accumulated
  amortization of $319,934 and $293,743, respectively.......         8,730         34,921
                                                               -----------    -----------
    Total assets............................................   $24,968,056    $41,417,200
                                                               ===========    ===========

              LIABILITIES AND PARTNERS' EQUITY

Liabilities.................................................   $    15,939    $    17,877
                                                               -----------    -----------
Partners' equity (deficit) (Note 4):
Limited Partners (12,770,261 Limited Partner interests
  outstanding)..............................................    25,003,625     41,486,071
General Partners............................................      (199,061)      (217,863)
Accumulated comprehensive income............................       147,553        131,115
                                                               -----------    -----------
    Total Partners' equity..................................    24,952,117     41,399,323
                                                               -----------    -----------
    Total liabilities and Partners' equity..................   $24,968,056    $41,417,200
                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                             ---------------------   -----------------------
                                                               2002        2001         2002         2001
                                                             ---------   ---------   ----------   ----------
                                                                               (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest.........................................  $258,595    $569,759    $  880,393   $1,941,397
    Participation interest.................................        --          --     1,339,172       25,000
  Interest income--MBS                                        197,883     221,734       609,225      679,593
  Other interest income....................................     7,492      28,960        49,464       87,858
                                                             --------    --------    ----------   ----------
      Total revenues.......................................   463,970     820,453     2,878,254    2,733,848
                                                             --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate.....................    44,279      74,621       142,563      244,092
  Expense reimbursements to affiliates.....................    26,817      24,987        72,898       71,332
  Amortization of prepaid fees and expenses................     8,730      39,188        62,385      174,823
  General and administrative...............................    29,095      68,217       108,252      119,951
                                                             --------    --------    ----------   ----------
      Total expenses.......................................   108,921     207,013       386,098      610,198
                                                             --------    --------    ----------   ----------
Net income.................................................   355,049     613,440     2,492,156    2,123,650
Other comprehensive income:
  Net change in unrealized gain on MBS.....................     1,001      61,029        16,438       58,584
                                                             --------    --------    ----------   ----------
Total comprehensive income.................................  $356,050    $674,469    $2,508,594   $2,182,234
                                                             ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners.........................................  $344,397    $595,036    $2,417,391   $2,059,940
                                                             ========    ========    ==========   ==========
  Average net income per Limited Partner interest
    (12,770,261 Limited Partner interests outstanding).....  $    .03    $    .05    $      .19   $      .16
                                                             ========    ========    ==========   ==========
  General Partners.........................................  $ 10,652    $ 18,404    $   74,765   $   63,710
                                                             ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE NINE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                  2002          2001
                                                              ------------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $  2,492,156   $ 2,123,650
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............        62,385       174,823
    Shared Appreciation Interest............................    (1,004,379)      (15,000)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       115,864        52,914
      Increase (decrease) in liabilities....................        (1,938)      132,548
                                                              ------------   -----------
Net cash provided by operating activities...................     1,664,088     2,468,935
                                                              ------------   -----------
Investing activities:
  Principal collections on PIMs including Shared
    Appreciation Interest of $1,004,379 in 2002 and $15,000
    in 2001.................................................    15,846,283     6,835,529
  Principal collections on MBS..............................       925,390       794,941
                                                              ------------   -----------
Net cash provided by investing activities...................    16,771,673     7,630,470
                                                              ------------   -----------
Financing activities:
  Quarterly distributions...................................    (3,120,800)   (6,768,186)
  Special distributions.....................................   (15,835,000)   (3,140,502)
                                                              ------------   -----------
Net cash used for financing activities......................   (18,955,800)   (9,908,688)
                                                              ------------   -----------
Net increase (decrease) in cash and cash equivalents........      (520,039)      190,717
Cash and cash equivalents, beginning of period..............     1,900,744     1,910,212
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  1,380,705   $ 2,100,929
                                                              ============   ===========
Non cash activities:
  Increase in Fair Value of MBS.............................  $     16,438   $    58,584
                                                              ============   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership, (collectively the "General Partners") of Krupp Insured Plus-III Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's Form 10-K for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of September 30, 2002, its results of operations for the three and nine months ended September 30, 2002 and 2001 and its cash flows for the nine months ended September 30, 2002 and 2001.

    The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At September 30, 2002, the Partnership's remaining PIM had a fair market value of $13,849,645 and a gross unrealized gain of $928,754. Fair value assumes that the GNMA MBS portion of the PIM could be sold at prices that MBS with similar interest rates are currently being sold at. Fair value does not include any value for the participation features. The PIM matures in 2031.

    The Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $1,004,379 of Shared Appreciation Interest and $334,793 of Minimum Additional Interest. On February 25, 2002, the Partnership received $14,764,062 representing the principal proceeds on the first mortgage. On March 19, 2002, the Partnership paid a special distribution of $1.24 per Limited Partner interest from the principal proceeds and Shared Appreciation Interest received.

3. MBS

    At September 30, 2002, the Partnership's MBS portfolio had an amortized cost of $2,458,784 and gross unrealized gains of $147,553. At September 30, 2002, the Partnership's insured mortgage loan had an amortized cost of $7,892,163 and a gross unrealized gain of $474,872. The portfolio has maturities ranging from 2016 to 2035.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the nine months ended September 30, 2002 is as follows:

                                                                                          ACCUMULATED       TOTAL
                                                                LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                                PARTNERS     PARTNERS       INCOME          EQUITY
                                                              ------------   ---------   -------------   ------------
Balance at December 31, 2001................................  $ 41,486,071   $(217,863)    $131,115      $ 41,399,323
Net income..................................................     2,417,391      74,765           --         2,492,156
Special distribution........................................   (15,835,000)         --           --       (15,835,000)
Quarterly distributions.....................................    (3,064,837)    (55,963)          --        (3,120,800)
Change in unrealized gain on MBS............................            --          --       16,438            16,438
                                                              ------------   ---------     --------      ------------
Balance at September 30, 2002...............................  $ 25,003,625   $(199,061)    $147,553      $ 24,952,117
                                                              ============   =========     ========      ============

   INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial
  Information:

  Unaudited Pro Forma Condensed Consolidated Balance Sheet
    as of September 30, 2002 assuming 9.96% of the Interests
    in the Mortgage Funds are tendered for Series A
    Preferred Shares........................................               P-2

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the nine months ended September 30, 2002
    assuming 9.96% of the Interests in the Mortgage Funds
    are tendered for Series A Preferred Shares..............               P-3

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the year ended December 31, 2001 assuming
    9.96% of the Interests in the Mortgage Funds are
    tendered for Series A Preferred Shares..................               P-4

  Unaudited Pro Forma Condensed Consolidated Balance Sheet
    as of September 30, 2002 assuming 30% of the Interests
    in the Mortgage Funds are tendered for Series A
    Preferred Shares........................................               P-5

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the nine months ended September 30, 2002
    assuming 30% of the Interests in the Mortgage Funds are
    tendered for Series A Preferred Shares..................               P-6

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the year ended December 31, 2001 assuming
    30% of the Interests in the Mortgage Funds are tendered
    for Series A Preferred Shares...........................               P-7

  Notes and Management's Assumptions to Unaudited Pro Forma
    Condensed Consolidated Financial Information............               P-8

                         BERKSHIRE INCOME REALTY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                  ASSUMING 9.96% INVESTMENT IN MORTGAGE FUNDS
                            AS OF SEPTEMBER 30, 2002

                                                                                PRO FORMA ADJUSTMENTS
                                               BERKSHIRE                               (NOTE 2)
                                                 INCOME                    --------------------------------
                                              REALTY, INC.   PREDECESSOR    FORMATION              OTHER
                                                (NOTE 1)      (NOTE 1)     TRANSACTIONS         ADJUSTMENTS       PRO FORMA
                                              ------------   -----------   ------------         -----------       ---------
                                                                             (IN THOUSANDS)
                  ASSETS

Multi-family apartment communities, net of
  accumulated depreciation.................                    $ 85,779                                           $ 85,779
Investment in GIT, GIT II, KIM, KIP, KIP II
  and KIP III..............................                                  $25,000 (a)                            25,000
Other assets...............................                      29,021          752 (b)          $(18,500)(c)      11,273
                                                -------        --------      -------              --------        --------
  Total assets.............................     $    --        $114,800      $25,752              $(18,500)       $122,052
                                                =======        ========      =======              ========        ========
           LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable...................                    $106,185                                           $106,185
  Accrued expenses and other liabilities...                       3,436                                              3,436
                                                -------        --------      -------              --------        --------
    Total liabilities......................          --         109,621           --                    --         109,621

Minority common interest in Operating
  Partnership..............................                                                       $     -- (d)          --

Stockholders' equity.......................                       5,179       25,000 (a)                -- (d)      12,431
                                                                                 752 (b)           (18,500)(c)
                                                -------        --------      -------              --------        --------
    Total stockholders' equity.............          --           5,179       25,752               (18,500)         12,431
                                                -------        --------      -------              --------        --------
    Total liabilities and stockholders'
      equity...............................     $    --        $114,800      $25,752              $(18,500)       $122,052
                                                =======        ========      =======              ========        ========

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  ASSUMING 9.96% INVESTMENT IN MORTGAGE FUNDS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                            BERKSHIRE
                                                              INCOME                     PRO FORMA
                                                           REALTY, INC.   PREDECESSOR   ADJUSTMENTS
                                                             (NOTE 1)      (NOTE 1)      (NOTE 2)         PRO FORMA
                                                           ------------   -----------   -----------       ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Rental.................................................                   $17,728                        $17,728
  Other..................................................                     1,161                          1,161
  Investment.............................................                                 $ 2,161 (e)        2,452
                                                                                              291 (f)
                                                             -------        -------       -------          -------
    Total revenue........................................    $    --         18,889         2,452           21,341

Expenses:
  Operating..............................................                     4,046                          4,046
  Maintenance............................................                     1,397                          1,397
  Real estate taxes......................................                     1,330                          1,330
  General and administrative.............................                       651           338 (g)          989
  Management fees........................................                     1,186           253 (h)        1,439
  Depreciation...........................................                     3,836                          3,836
  Interest...............................................                     3,415         1,272 (i)        4,687
                                                             -------        -------       -------          -------
    Total expenses.......................................         --         15,861         1,863           17,724

Income before minority interest..........................         --          3,028           589            3,617

Minority interest in properties..........................                    (1,437)                        (1,437)
                                                             -------        -------       -------          -------

Income before minority common interest in Operating
  Partnership............................................         --          1,591           589            2,180

Minority common interest in Operating Partnership........         --             --          (484)(j)         (484)
                                                             -------        -------       -------          -------

Income before preferred dividend.........................         --          1,591           105            1,696

Preferred dividend.......................................         --             --        (1,688)(k)       (1,688)
                                                             -------        -------       -------          -------

Income available for common shares.......................    $    --        $ 1,591       $(1,583)         $     8
                                                             =======        =======       =======          =======

Earnings per common share................................                                                  $  0.01
                                                                                                           =======

Weighted average number of common shares outstanding.....                                                  752,444
                                                                                                           =======

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  ASSUMING 9.96% INVESTMENT IN MORTGAGE FUNDS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                            BERKSHIRE
                                                              INCOME                     PRO FORMA
                                                           REALTY, INC.   PREDECESSOR   ADJUSTMENTS
                                                             (NOTE 1)      (NOTE 1)      (NOTE 2)         PRO FORMA
                                                           ------------   -----------   -----------       ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Rental.................................................                   $23,056                        $23,056
  Other..................................................                     1,515                          1,515
  Investment.............................................                                 $ 4,793 (l)        3,970
                                                                                              388 (m)
                                                                                           (1,211)(r)
                                                             -------        -------       -------          -------
    Total revenue........................................    $    --         24,571         3,970           28,541

Expenses:
  Operating..............................................                     5,158                          5,158
  Maintenance............................................                     1,944                          1,944
  Real estate taxes......................................                     1,679                          1,679
  General and administrative.............................                       657           450 (n)        1,107
  Management fees........................................                     1,288           424 (o)        1,712
  Depreciation...........................................                     4,751           852 (p)        5,603
  Interest...............................................                     5,682           665 (q)        6,347
  Participating note interest............................                     6,591        (6,591)(r)           --
                                                             -------        -------       -------          -------
    Total expenses.......................................         --         27,750        (4,200)          23,550

Income (loss) before minority interest...................         --         (3,179)        8,170            4,991

Minority interest in properties..........................                       228                            228
                                                             -------        -------       -------          -------

Income (loss) before minority common interest in
  Operating Partnership..................................         --         (2,951)        8,170            5,219

Minority common interest in Operating Partnership........         --             --        (2,925)(s)       (2,925)
                                                             -------        -------       -------          -------

Income (loss) before preferred dividend..................         --         (2,951)        5,245            2,294

Preferred dividend.......................................         --             --        (2,250)(t)       (2,250)
                                                             -------        -------       -------          -------

Income (loss) available for common shares................    $    --        $(2,951)      $ 2,995          $    44
                                                             =======        =======       =======          =======

Earnings per common share................................                                                  $  0.06
                                                                                                           =======

Weighted average number of common shares outstanding.....                                                  752,444
                                                                                                           =======

                         BERKSHIRE INCOME REALTY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   ASSUMING 30% INVESTMENT IN MORTGAGE FUNDS
                            AS OF SEPTEMBER 30, 2002

                                                                                PRO FORMA ADJUSTMENTS
                                               BERKSHIRE                               (NOTE 2)
                                                 INCOME                    --------------------------------
                                              REALTY, INC.   PREDECESSOR    FORMATION              OTHER
                                                (NOTE 1)      (NOTE 1)     TRANSACTIONS         ADJUSTMENTS       PRO FORMA
                                              ------------   -----------   ------------         -----------       ---------
                                                                             (IN THOUSANDS)
                  ASSETS

Multi-family apartment communities, net of
  accumulated depreciation.................          --        $ 85,779                                           $ 85,779
Investment in GIT, GIT II, KIM, KIP, KIP II
  and KIP III..............................          --              --       75,274 (u)                            75,274
Other assets...............................          --          29,021        1,260 (v)          $(18,500)(w)      11,781
                                                -------        --------      -------              --------        --------
    Total assets...........................     $    --        $114,800      $76,534              $(18,500)       $172,834
                                                =======        ========      =======              ========        ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable...................          --        $106,185                                           $106,185
  Accrued expenses and other liabilities...          --           3,436                                              3,436
                                                -------        --------      -------              --------        --------
    Total liabilities......................          --         109,621           --                    --         109,621

Minority common interest in Operating
  Partnership..............................          --              --                                 -- (x)          --

Stockholders' equity.......................                       5,179       75,274 (u)                -- (x)      63,213
                                                                               1,260 (v)           (18,500)(w)
                                                -------        --------      -------              --------        --------

    Total stockholders' equity.............          --           5,179       76,534               (18,500)         63,213
                                                -------        --------      -------              --------        --------
    Total liabilities and stockholders'
      equity...............................     $    --        $114,800      $76,534              $(18,500)       $172,834
                                                =======        ========      =======              ========        ========

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 30% INVESTMENT IN MORTGAGE FUNDS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                           BERKSHIRE
                                                             INCOME                     PRO FORMA
                                                          REALTY, INC.   PREDECESSOR   ADJUSTMENTS
                                                            (NOTE 1)      (NOTE 1)      (NOTE 2)         PRO FORMA
                                                          ------------   -----------   -----------       ---------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Rental................................................                   $17,728                       $  17,728
  Other.................................................                     1,161                           1,161
  Investment............................................                                 $ 6,508(y)          7,384
                                                                                             876(z)
                                                            -------        -------       -------         ---------
    Total revenue.......................................    $    --         18,889         7,384            26,273

Expenses:
  Operating.............................................                     4,046                           4,046
  Maintenance...........................................                     1,397                           1,397
  Real estate taxes.....................................                     1,330                           1,330
  General and administrative............................                       651           338(aa)           989
  Management fees.......................................                     1,186           253(bb)         1,439
  Depreciation..........................................                     3,836                           3,836
  Interest..............................................                     3,415         1,272(cc)         4,687
                                                            -------        -------       -------         ---------
    Total expenses......................................         --         15,861         1,863            17,724

Income before minority interest.........................                     3,028         5,521             8,549

Minority interest in properties.........................                    (1,437)                         (1,437)
                                                            -------        -------       -------         ---------

Income before minority common interest in Operating
  Partnership...........................................                     1,591         5,521             7,112

Minority common interest in Operating Partnership.......         --             --        (1,981)(dd)       (1,981)
                                                            -------        -------       -------         ---------

Income before preferred dividend........................         --          1,591         3,540             5,131

Preferred dividend......................................         --             --        (5,081)(ee)       (5,081)
                                                            -------        -------       -------         ---------

Income available for common shares......................    $    --        $ 1,591       $(1,541)        $      50
                                                            =======        =======       =======         =========

Earnings per common share...............................                                                 $    0.04
                                                                                                         =========

Weighted average number of common shares outstanding....                                                 1,260,250
                                                                                                         =========

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 30% INVESTMENT IN MORTGAGE FUNDS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                           BERKSHIRE
                                                             INCOME                     PRO FORMA
                                                          REALTY, INC.   PREDECESSOR   ADJUSTMENTS
                                                            (NOTE 1)      (NOTE 1)      (NOTE 2)        PRO FORMA
                                                          ------------   -----------   -----------      ----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Rental................................................                   $23,056                      $   23,056
  Other.................................................                     1,515                           1,515
  Investment............................................                                 $14,430 (ff)       11,950
                                                                                           1,168 (gg)
                                                                                          (3,648)(ll)
                                                            -------        -------       -------        ----------
    Total revenue.......................................    $    --         24,571        11,950            36,521

Expenses:
  Operating.............................................                     5,158                           5,158
  Maintenance...........................................                     1,944                           1,944
  Real estate taxes.....................................                     1,679                           1,679
  General and administrative............................                       657           450 (hh)        1,107
  Management fees.......................................                     1,288           424 (ii)        1,712
  Depreciation..........................................                     4,751           852 (jj)        5,603
  Interest..............................................                     5,682           665 (kk)        6,347
  Participating mortgage interest.......................                     6,591        (6,591)(ll)           --
                                                            -------        -------       -------        ----------
    Total expenses......................................         --         27,750        (4,200)           23,550

Income (loss) before minority interest..................         --         (3,179)       16,150            12,971

Minority interest in properties.........................                       228                             228
                                                            -------        -------       -------        ----------

Income (loss) before minority common interest in
  Operating Partnership.................................         --         (2,951)       16,150            13,199

Minority common interest in Operating Partnership.......         --             --        (6,267)(mm)       (6,267)
                                                            -------        -------       -------        ----------

Income (loss) before preferred dividend.................         --         (2,951)        9,883             6,932

Preferred dividend......................................         --             --        (6,775)(nn)       (6,775)
                                                            -------        -------       -------        ----------

Income (loss) available for common shares...............    $    --        $(2,951)      $ 3,108        $      157
                                                            =======        =======       =======        ==========

Earnings per common share...............................                                                $     0.13
                                                                                                        ==========

Weighted average number of common shares outstanding....                                                 1,260,250
                                                                                                        ==========

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND FORMATION

    Berkshire Income Realty, Inc. (the "Company"), a Maryland corporation, was organized on July 19, 2002. The Company intends to acquire, own and operate multi-family residential properties. The Company has no operating history to date.

THE OFFERING

    The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering (the "Offering" or "Exchange Offer") to exchange Series A preferred shares ("Preferred Shares") of the Company for interests ("Interests") in the following six mortgage funds:
Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, Krupp Insured Plus III Limited Partnership (collectively, the "Mortgage Funds"). For each Interest in the Mortgage Funds that is validly tendered and not properly withdrawn in the Offering, the Company will exchange its Preferred Shares, using a $25.00 per share value, based on an exchange ratio applicable to each Mortgage Fund.

    The following table shows the ratio at which each fund was assumed to have been exchanged for purposes of the pro forma. The actual exchange ratios may differ, and that difference may be significant, to the final exchange ratios offered as part of the Offering on this Form S-11.

                                                              PREFERRED SHARES
                                                                  PER UNIT
                                                                  TENDERED
                                                              ----------------
GIT.........................................................        0.148
GIT II......................................................        0.242
KIM.........................................................        0.071
KIP.........................................................        0.107
KIP II......................................................        0.042
KIP III.....................................................        0.069

    Simultaneous with the completion of the Offering, KRF Company, LLC ("KRF Company"), an affiliate of the Company, will contribute its ownership interests in five multi-family residential properties (the "Properties") to Berkshire Income Realty-OP, L.P. (the "Operating Partnership") in exchange for common limited partner interests in the Operating Partnership. Prior to the Offering, KRF Company contributed $100 in exchange for 100 shares of common stock of the Company. Concurrent with the completion of the Offering, KRF Company will contribute cash to the Company in exchange for common stock of the Company in an amount equal to 1% of the fair value of total net assets of the Operating Partnership. This amount will be contributed to the Company's wholly owned subsidiary, BIR GP, L.L.C., who will then contribute the cash to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership. The Company will contribute the Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partner interests in the Operating Partnership. The Operating Partnership is the successor to the Berkshire Income Realty Predecessor Group (the "Predecessor"). The merger of the separate businesses into the Company and the Operating Partnership is considered a purchase business combination with the Predecessor being the accounting acquirer. Accordingly, the acquisition or contribution of the various Predecessor interests will be accounted for at their historical cost. The acquisition of the Interests will be accounted for using purchase accounting based upon the fair value of the Interests acquired.

THE PROPERTIES

    Upon completion of the Offering, the Company will own the Properties aggregating 2,539 units. Berkshire Real Estate Advisors, L.L.C. ("Berkshire Advisors"), an affiliate of the Company, will be responsible for managing the day-to-day activities, subject to the control and supervision of the Company's Board of Directors. The Company will pay Berkshire Advisors an advisory fee equal to 0.40% of the purchase price of real estate properties, as adjusted from time to time to reflect the then current fair market value of the properties. Another affiliate of the Company, Berkshire Realty Holdings, L.P. and its affiliates, will provide on-site property management services and will receive property management fees of 5% of gross rental receipts.

BASIS OF PRESENTATION

    Upon completion of the Offering, the consolidated financial statements of the Company will include all the accounts of the Company, its majority-owned Operating Partnership, and subsidiaries. All significant intercompany balances and transactions will be eliminated.

THE PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma balance sheet of the Company as of September 30, 2002 has been prepared as if the Exchange Offer and contribution of Predecessor interests had been consummated on September 30, 2002. The unaudited pro forma statements of operations of the Company for the nine months ended September 30, 2002 and for the year ended December 31, 2001 have been prepared as if the Exchange Offer and contribution of Predecessor interests had been consummated as of January 1, 2001 for all periods presented.

    The unaudited pro forma balance sheet of the Company as of September 30, 2002 has been prepared as if the November 19, 2002 $18,500 distribution of working capital was made to KRF Company prior to the Exchange Offer and contribution of Predecessor interests had been consummated on September 30, 2002.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND FORMATION (CONTINUED)
    The unaudited pro forma statements of operations of the Company for the nine months ended September 30, 2002 and for the year ended December 31, 2001 have been prepared as if the April 1, 2002 refinancings of the Century, Dorsey's Forge and Hannibal Grove, mortgage notes payable, the July 31, 2002 refinancing of the Seasons of Laurel mortgage note payable and the 2001 acquisition of limited partner interests related to Seasons of Laurel and Walden Pond all had been consummated as of January 1, 2001 for all periods presented.

    The unaudited pro forma information is not necessarily indicative of what the actual financial position would have been at September 30, 2002 or what the actual results of operations would have been for the nine months ended
September 30, 2002, or for the year ended December 31, 2001, had the Exchange Offer and contribution of Predecessor interests been consummated on September 30, 2002, January 1, 2002 or January 1, 2001 and carried forward through the period presented, nor does it purport to present the future financial position or results of operations of the Company. The pro forma financial information should be read in conjunction with the historical combined financial statements and notes thereto of the Predecessor.

    The pro forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF Company, which, based upon independent appraisals, is $63,785 in excess of its net historical cost, less minority interest.

    Certain assumptions regarding the Offering have been made in connection with the preparation of the pro forma financial information. These assumptions are as follows:

    (1) The pro forma financial information assumes that the Company has elected to be, and qualified as, a REIT for federal income tax purposes and has distributed all of its taxable income for the applicable periods, and, therefore, incurred no federal income tax liabilities. As a REIT, the Company is required to distribute at least 90% of its REIT taxable income to its shareholders to maintain its REIT status.

    (2) For purposes of the pro forma financial information, the Company will record the fair value of the Interests tendered and will recognize the discount from book value of the Interests acquired in the Mortgage Funds as investment income on a basis which approximates the effective interest method over 7 years, the expected weighted average life of the mortgages owned by the Mortgage Funds. Upon completion of the Offering, the accretion income will be allocated to the individual mortgages in each Mortgage Fund over their respective lives.

    (3) The Interests have been included in the pro forma financial information under the equity method of accounting based on management's assumption that investors owning between 9.96% to 30% of the Interests will tender Interests and the Company will not obtain control over the Mortgage Funds.

    (4) The Company will contribute its Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partner interests in the Operating Partnership, having the same economic terms as the Preferred Shares. Management estimates the Company and its wholly owned affiliate, BIR GP, L.L.C., will own approximately 34% and 61% of the aggregate fair value of the equity contributed into the Operating Partnership upon completion of the Offering assuming an 9.96% and 30% tender of Interests, respectively. The Company will consolidate the results of the Operating Partnership as a result of its controlling general partnership interest in the Operating Partnership. The preferred limited partnership units to be transferred to the Company in exchange for Interests will be equal to the number of Preferred Shares outstanding for the Company.

    (5) KRF Company will contribute its ownership interests in the Properties to the Operating Partnership in exchange for common limited partner interests in the Operating Partnership, having the same economic terms as the Company's common stock. Management estimates KRF Company will own approximately 66% and 39% of the aggregate fair value of the equity contributed into the Operating Partnership upon completion of the Offering assuming a 9.96% and 30% tender of Interests, respectively. KRF Company will make a capital contribution to the Company, in exchange for common stock, in an amount equal to 1% of the fair value of the Operating Partnership, taking into account any cash contributed to the Company by KRF Company prior to completion of the Offering. KRF Company's contribution will be approximately $752 and $1,260 assuming an 9.96% and 30% tender of Interests, respectively. This amount will be contributed to the Company's wholly owned subsidiary, BIR GP, L.L.C., which in turn will contribute this amount to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND FORMATION (CONTINUED)
    (6) The aggregate fair value of equity contributed into the Operating Partnership is calculated as follows:

         Calculation of aggregate fair value of equity contributed into the Operating Partnership assuming an 9.96% tender of Interests:

                                                                                           TOTAL FAIR
                                                                                            VALUE OF
                                                                           THE COMPANY      OPERATING
                                                                                &          PARTNERSHIP
                                                           KRF COMPANY    BIR GP, L.L.C.     EQUITY
                                                           ------------   --------------   -----------
Historical equity........................................    $  5,179         $    --       $  5,179
Adjustment of other assets to fair value.................        (973)                          (973)
Cash contribution........................................          --             752            752
Distribution of working capital to KRF Company...........     (18,500)             --        (18,500)
Contribution of Interests in Properties, fair value
  adjustment.............................................      63,785              --         63,785
Contribution of Interests, at fair value.................          --          25,000         25,000
                                                             --------         -------       --------
                                                             $ 49,491         $25,752       $ 75,243
Ownership of aggregate fair value of total Operating
  Partnership equity.....................................       65.77%          34.23%        100.00%

         Calculation of aggregate fair value of equity contributed into the Operating Partnership assuming a 30% tender of Interests:

                                                                                           TOTAL FAIR
                                                                                            VALUE OF
                                                                           THE COMPANY      OPERATING
                                                                                &          PARTNERSHIP
                                                           KRF COMPANY    BIR GP, L.L.C.     EQUITY
                                                           ------------   --------------   -----------
Historical equity........................................    $ 5,179          $    --       $  5,179
Adjustment of other assets to fair value.................       (973)                           (973)
Cash contribution........................................         --            1,260          1,260
Distribution of working capital to KRF Company...........    (18,500)              --        (18,500)
Contribution of Interests in Properties, fair value
  adjustment.............................................     63,785               --         63,785
Contribution of Interests, at fair value.................         --           75,274         75,274
                                                             -------          -------       --------
                                                             $49,491          $76,534       $126,025
Ownership of aggregate fair value of total Operating
  Partnership equity.....................................      39.27%           60.73%        100.00%

    (7) General and administrative expenses historically incurred by the Properties and the Predecessor have been adjusted to reflect the structure of the Company and the estimated additional expenses of being a public company. Management estimates the following additional expenses:

Directors fees and expenses.................................  $150
Audit fees..................................................    75
Legal fees..................................................    90
Tax return fees.............................................    60
AMEX fees...................................................    35
Investor service............................................    25
General costs...............................................    15
                                                              ----

Total additional general and administrative expenses........  $450
                                                              ====

    (8) Management estimates the coupon on Preferred Shares will entitle each holder to receive preferential quarterly cash distributions at an annual rate of 9% of the liquidation preference of $25 per share.

2. PRO FORMA ADJUSTMENTS

BALANCE SHEET--ASSUMING 9.96% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE
  TENDERED FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the September 30, 2002 Berkshire Income Realty Predecessor Balance Sheet. The letters below correspond to the net adjustments presented in the Balance Sheet on P-2.

         (a) Represents the minimum Interests to be acquired by the Company valued at the exchange value of each Mortgage Fund, based on the minimum closing condition of $25,000 Interests tendered. The $25,000 minimum equates to a flat 9.96% acceptance rate across all Mortgage Funds.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)

         (b) Reflects the initial capitalization of the Company including the issuance of common shares to KRF Company in connection with the Offering in exchange for a cash contribution equal to 1% of the fair value of the total net assets of the Operating Partnership. Also represents the estimated $3,500 of Offering costs to be funded by KRF Company, of which the net effect to equity is zero. The aggregate fair value of total net assets of the Operating Partnership after the contribution is as follows:


Assets:
  Multi-family apartment communities........................  $152,470
  Investment in GIT, GIT II, KIM, KIP, KIP II and
    KIP III.................................................    25,000
  Cash and cash equivalents.................................     6,914
  Prepaid expenses, accounts receivable affiliates and other
    assets..................................................     3,386
                                                              --------
    Total assets............................................   187,770

Liabilities:
  Mortgage notes payable....................................   106,185
  Accrued expenses and other liabilities....................     3,436
                                                              --------
    Total liabilities.......................................   109,621

Minority interest...........................................     2,906

Total net assets at fair value..............................  $ 75,243
                                                              ========

         (c) Reflects a distribution made on November 19, 2002 of the Predecessor's excess working capital, aggregating $18,500, to KRF Company.

         (d) Represents KRF Company's equity attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining equity of the Operating Partnership, after allocation of the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the common equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Predecessor equity..........................................  $  5,179
Preferred Operating Partnership units.......................    25,000
Distribution of working capital to KRF Company..............   (18,500)
Common Operating Partnership units of BIR GP, L.L.C.........       752
                                                              --------
Total preferred and common equity of the Operating
  Partnership...............................................    12,431
Less allocation of preferred Operating Partnership units....   (25,000)
                                                              --------
Total common equity.........................................   (12,569)
Common Operating Partnership units of KRF Company...........    98.50%
Minority common interest in Operating Partnership...........  $      0
                                                              ========

         KRF Company ownership percentage is calculated as follows:

                                                                                        TOTAL FAIR
                                                                                         VALUE OF
                                                      KRF COMPANY    BIR GP, L.L.C.    COMMON EQUITY
                                                      ------------   --------------   ---------------
Historical equity...................................    $  5,179             --           $ 5,179
Adjustment of other assets to fair value............        (973)                            (973)
Cash contribution...................................          --          $ 752               752
Distribution of working capital to KRF Company......     (18,500)            --           (18,500)
Contribution of Interests in Properties, fair value
  adjustment........................................      63,785             --            63,785
                                                        --------          -----           -------
                                                        $ 49,491          $ 752           $50,243

Ownership percentage of fair value of common
  equity............................................       98.50%          1.50%             100%

STATEMENT OF OPERATIONS--ASSUMING 9.96% OF THE INTERESTS IN THE MORTGAGE FUNDS
  ARE TENDERED FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the nine months ended September 30, 2002. The letters below correspond to the net adjustments presented in the Statement of Operations on P-3.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (e) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 9.96% of the Interests of each Mortgage Fund tendered their Interests in the Offering. The historical net income for each Mortgage Fund for the nine months ended September 30, 2002 is as follows:

                                                                NET
                                                              INCOME
                                                              -------
Government Income Trust.....................................  $ 5,472
Government Income Trust II..................................    9,435
Krupp Insured Mortgage Limited Partnership..................    1,549
Krupp Insured Plus Limited Partnership......................    1,536
Krupp Insured Plus Limited Partnership II...................    1,209
Krupp Insured Plus Limited Partnership III..................    2,492
                                                              -------
                                                               21,693
                                                                9.96%
                                                              -------
                                                              $ 2,161
                                                              =======

         (f) Reflects accretion income, for the period indicated, for the fair value, which is a discount from book value, of the Interests acquired in the Mortgage Funds, and is being recognized as investment income on a basis which approximates the effective interest method over 7 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

         (g) Reflects an increase of $338 in general and administrative expenses as a result of being a public company.

         (h) Reflects an increase for advisory fees based on the advisory contract to be entered into with an affiliate, calculated as follows:

Multi-family apartments at fair market value................  $152,470
                                                                   0.4%
                                                              --------
Annual advisory fee.........................................       610
Advisory fee for the nine months ended September 30, 2002...       457
Amount reflected in Predecessor combined financial
  statements................................................      (204)
                                                              --------
Total advisory fee adjustment...............................  $    253
                                                              ========

         (i) Represents the net change to interest expense including amortization of deferred financing fees to reflect fixed rate interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove and Seasons of Laurel mortgage notes payable occurred at the beginning of the period, as follows:

                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                         ------------------------------------------------
                                          DATE OF           HISTORICAL         PRO FORMA       PRO FORMA
PROPERTY                                REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE   ADJUSTMENT
--------                             -----------------   ----------------   ----------------   ----------
                                                                          (IN THOUSANDS)
Century............................    April 1, 2002          $  971             $1,042          $   71
Dorsey's Forge.....................    April 1, 2002             471                488              17
Hannibal Grove.....................    April 1, 2002             647                739              92
Seasons of Laurel..................    July 31, 2002           1,196              2,288           1,092
Walden Pond........................  November 14, 2001           130                130              --
                                                              ------             ------          ------
                                                              $3,415             $4,687          $1,272
                                                              ======             ======          ======

         (j) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Income before minority common interest in Operating
  Partnership...............................................  $ 2,180
Preferred dividend..........................................   (1,688)
                                                              -------
Income available for common equity..........................      492
Common Operating Partnership units of KRF Company(1)........    98.50%
Minority common interest in Operating Partnership...........  $   484
                                                              =======

         ---------------------------------------

              (1) Refer to Note 2(d) for a calculation of the ownership percentage of KRF Company.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (k) Reflects a preferred dividend on the Preferred Shares, calculated as follows:

Preferred stock.............................................  $25,000
Estimated 9% coupon.........................................       9%
                                                              -------
Annual preferred dividend...................................  $ 2,250
                                                              -------
Preferred dividend for the nine months ended September 30,
  2002......................................................  $ 1,688
                                                              =======

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the year ended December 31, 2001. The letters below correspond to the net adjustments presented in the Statement of Operations on P-4.

         (l) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 9.96% of the Interests of each Mortgage Fund tendered their Interests in the Offering. The historical net income of each Mortgage Fund for the year ended December 31, 2001 is as follows:

                                                                NET
                                                              INCOME
                                                              -------
Government Income Trust.....................................  $15,972
Government Income Trust II..................................   22,141
Krupp Insured Mortgage Limited Partnership..................    2,511
Krupp Insured Plus Limited Partnership......................    2,541
Krupp Insured Plus Limited Partnership II...................    2,172
Krupp Insured Plus Limited Partnership III..................    2,764
                                                              -------
                                                               48,101
                                                                9.96%
                                                              -------
                                                              $ 4,793
                                                              =======

        (m) Reflects accretion income, for the period indicated, for the fair value, which is a discount from book value, of the Interests acquired in the Mortgage Funds, and is being recognized as investment income on a basis which approximates the effective interest method over 7 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

         (n) Reflects an increase of $450 in general and administrative expenses as a result of being a public company.

         (o) Reflects an increase for advisory fees based on the advisory contract to be entered into with an affiliate, calculated as follows:

Multi-family apartments at fair market value................  $152,470
                                                                  0.4%
                                                              --------
Annual advisory fee.........................................       610
Amount reflected in Predecessor combined financial
  statements................................................      (186)
                                                              --------
Total advisory fee adjustment...............................  $    424
                                                              ========

         (p) Represents additional depreciation on the incremental increase in the basis of the Predecessor's real estate as a result of the 2001 acquisition of Seasons of Laurel and Walden Pond, as if the acquisitions had occured in the beginning of the year.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (q) Represents the net change to interest expense including amortization of deferred financing fees to reflect interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond mortgage notes payable occurred at the beginning of the period, as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31, 2001
                                                     ---------------------------------------------------
                                      DATE OF           HISTORICAL         PRO FORMA         PRO FORMA
PROPERTY                            REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE    ADJUSTMENT
--------                         -----------------   ----------------   ----------------   -------------
                                                                       (IN THOUSANDS)
Century........................    April 1, 2002         $ 1,424             $1,439           $    15
Dorsey's Forge.................    April 1, 2002             438                657               219
Hannibal Grove.................    April 1, 2002             752                995               243
Seasons of Laurel..............    July 31, 2002           9,185(1)           3,081            (6,104)
Walden Pond....................  November 14, 2001           474                175              (299)
                                                         -------             ------           -------
                                                         $12,273             $6,347           $(5,926)(2)
                                                         =======             ======           =======

         ---------------------------------------

              (1)  Includes participating note interest of $6,591.

              (2) Represents the net adjustment related to the removal of the Seasons of Laurel participating note interest of $(6,591) and a net increase to interest on the refinanced mortgage notes payable of $665.

         (r) Reflects an adjustment to remove the participating note interest expense recognized by the Predecessor and the Company's share of participating note interest income, aggregating $12,159, recognized by GIT and GIT II related to the former Seasons of Laurel mortgage note payable which was paid off in July 2001.

         (s) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Income before minority common interest in Operating
  Partnership...............................................  $ 5,219
Preferred dividend..........................................   (2,250)
                                                              -------
Income available for common equity..........................    2,969
Common Operating Partnership units of KRF Company(1)........    98.50%
Minority common interest in Operating Partnership...........  $ 2,925
                                                              =======

         ---------------------------------------

              (1) Refer to Note 2(d) for a calculation of the ownership percentage of KRF Company.

         (t) Reflects a preferred dividend on the Preferred Shares, calculated as follows:

Preferred stock.............................................  $25,000
Estimated 9% coupon.........................................       9%
                                                              -------
Preferred dividend for the year ended December 31, 2001.....  $ 2,250
                                                              =======

BALANCE SHEET--ASSUMING 30% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE TENDERED
  FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the September 30, 2002 Berkshire Income Realty Predecessor Balance Sheet. The letters below correspond to the net adjustments presented in the Balance Sheet on P-5.

         (u) Represents the maximum Interests to be acquired by the Company valued at the exchange value of each Mortgage Fund, based on the maximum closing condition of $75,274 Interests tendered. The $75,274 maximum equates to a flat 30% acceptance rate across all Mortgage Funds.


         (v) Reflects the initial capitalization of the Company including the issuance of common shares to KRF Company in connection with the Offering in exchange for a cash contribution equal to 1% of the fair value of the total net assets of the Operating

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)

         Partnership. Also represents the estimated $3,500 of Offering costs to be funded by KRF Company, of which the net effect to equity is zero. The aggregate fair value of total net assets of the Operating Partnership after the contribution is as follows:


Assets:
  Multi-family apartment communities........................  $152,470
  Investment in GIT, GIT II, KIM, KIP, KIP II and
    KIP III.................................................    75,274
  Cash and cash equivalents.................................     7,422
  Prepaid expenses, accounts receivable affiliates and other
    assets..................................................     3,386
                                                              --------
    Total assets............................................   238,552

Liabilities:
  Mortgage notes payable....................................   106,185
  Accrued expenses and other liabilities....................     3,436
                                                              --------
    Total liabilities.......................................   109,621

Minority interest...........................................     2,906
Total net assets at fair value..............................  $126,025
                                                              ========

         (w) Reflects a distribution made on November 19, 2002 of the Predecessor's excess working capital, aggregating $18,500, to KRF Company.

         (x) Represents KRF Company's equity attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining equity of the Operating Partnership, after allocation of the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the common equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Predecessor equity..........................................  $  5,179
Preferred Operating Partnership units.......................    75,274
Distribution of working capital to KRF Company..............   (18,500)
Common Operating Partnership units of BIR GP, L.L.C.........     1,260
                                                              --------
Total preferred and common equity of the Operating
  Partnership...............................................    63,213
Less allocation of preferred Operating Partnership units....   (75,274)
                                                              --------
Total common equity.........................................   (12,061)
Common Operating Partnership units of KRF Company...........    97.52%
Minority interest in Operating Partnership..................  $      0
                                                              ========

         KRF Company ownership percentage is calculated as follows:

                                                                                             TOTAL FAIR
                                                                                              VALUE OF
                                                                                               COMMON
                                                             KRF COMPANY    BIR GP, L.L.C.     EQUITY
                                                             ------------   --------------   ----------
Historical equity..........................................    $  5,179             --         $ 5,179
Adjustment of other assets to fair value...................        (973)                          (973)
Cash contribution..........................................          --         $1,260           1,260
Distribution of working capital to KRF Company.............     (18,500)            --         (18,500)
Contribution of Interests in Properties, fair value
  adjustment...............................................      63,785             --          63,785
                                                               --------         ------         -------
                                                               $ 49,491         $1,260         $50,751
Ownership percentage of fair value of common equity........       97.52%          2.48%           100%

STATEMENT OF OPERATIONS--ASSUMING 30% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE
  TENDERED FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the nine months ended September 30, 2002. The letters below correspond to the net adjustments presented in the Statement of Operations on P-6.

         (y) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 30% of the Interests of each Mortgage Fund tendered their Interests in the Offering. Refer to Note 2(e) for the historical net income of each Mortgage Fund for the nine months ended September 30, 2002.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (z) Reflects accretion income, for the period indicated, for the fair value, which is a discount from book value, of the Interests acquired in the Mortgage Funds, and is being recognized as investment income on a basis which approximates the effective interest method over 7 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

        (aa) Reflects an increase of $338 in general and administrative expenses as a result of being a public company.

        (bb) Reflects an increase for advisory fees based on the advisory contract to be entered into with an affiliate. Refer to Note 2(h) for a calculation of the adjustment.

        (cc) Represents the net change to interest expense including amortization of deferred financing fees to reflect fixed rate interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove and Seasons of Laurel mortgage notes payable occurred at the beginning of the period, as follows:

                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                         -------------------------------------------------
                                          DATE OF           HISTORICAL         PRO FORMA        PRO FORMA
PROPERTY                                REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE   ADJUSTMENT
--------                             -----------------   ----------------   ----------------   -----------
                                                                          (IN THOUSANDS)
Century............................    April 1, 2002           $  971             $1,042          $   71
Dorsey's Forge.....................    April 1, 2002              471                488              17
Hannibal Grove.....................    April 1, 2002              647                739              92
Seasons of Laurel..................    July 31, 2002            1,196              2,288           1,092
Walden Pond........................  November 14, 2001            130                130              --
                                                               ------             ------          ------
                                                               $3,415             $4,687          $1,272
                                                               ======             ======          ======

        (dd) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Income before minority common interests in Operating
  Partnership...............................................  $ 7,112
Preferred dividend..........................................   (5,081)
                                                              -------
Income available for common equity..........................    2,031
Common Operating Partnership units of KRF Company(1)........    97.52%
Minority common interest in Operating Partnership...........  $ 1,981
                                                              =======

         ---------------------------------------

              (1) Refer to Note 2(x) for a calculation of the ownership percentage of KRF Company.

        (ee) Reflects a preferred dividend on the Preferred Shares, calculated as follows:

Preferred Stock.............................................  $75,274
Estimated 9% coupon.........................................       9%
Annual preferred dividend...................................  $ 6,775
                                                              -------
Preferred dividend for the nine months ended September 30,
  2002......................................................  $ 5,081
                                                              =======

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the year ended December 31, 2001. The letters below correspond to the net adjustments presented in the Statement of Operations on P-7.

         (ff) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 30% of the Interests of each Mortgage Fund tendered their Interests in the Offering. Refer to Note 2(l) for the historical net income of each Mortgage Fund for the year ended December 31, 2001.

        (gg) Reflects accretion income, for the period indicated, for the fair value, which is a discount from book value, of the Interests acquired in the Mortgage Funds, and is being recognized as investment income on a basis which approximates the effective interest method over 7 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

        (hh) Reflects an increase of $450 in general and administrative expenses as a result of being a public company.

         (ii) Reflects an increase for advisory fees based on the advisory contract to be entered into with an affiliate. Refer to Note 2(o) for a calculation of the adjustment.

         (jj) Represents additional depreciation on the incremental increase in the basis of the Predecessor's real estate as a result of the 2001 acquisition of Seasons of Laurel and Walden Pond, as if the acquisitions had occurred at the beginning of the year.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
        (kk) Represents the net change to interest expense including amortization of deferred financing fees to reflect interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond mortgage notes payable occurred at the beginning of the period, as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31, 2001
                                                     ---------------------------------------------------
                                      DATE OF           HISTORICAL         PRO FORMA         PRO FORMA
PROPERTY                            REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE    ADJUSTMENT
--------                         -----------------   ----------------   ----------------   -------------
                                                                       (IN THOUSANDS)
Century........................    April 1, 2002         $ 1,424             $1,439           $    15
Dorsey's Forge.................    April 1, 2002             438                657               219
Hannibal Grove.................    April 1, 2002             752                995               243
Seasons of Laurel..............    July 31, 2002           9,185(1)           3,081            (6,104)
Walden Pond....................  November 14, 2001           474                175              (299)
                                                         -------             ------           -------
                                                         $12,273             $6,347           $(5,926)(2)
                                                         =======             ======           =======

         ---------------------------------------

              (1)  Includes participating note interest of $6,591.

              (2) Represents the net adjustment related to the removal of the Seasons of Laurel participating note interest of $(6,591) and a net increase to interest on the refinanced mortgage notes payable of $665.

         (ll) Reflects an adjustment to remove the participating note interest expense recognized by the Predecessor and the Company's share of participating note interest income, aggregating $12,159, recognized by GIT and GIT II related to the former Seasons of Laurel mortgage note payable which was paid off in July 2001.

       (mm) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership. Minority interest is calculated as follows:

Income before minority common interest in Operating
  Partnership...............................................  $13,199
Preferred dividend..........................................   (6,775)
                                                              -------
Income available for common equity..........................    6,424
Common Operating Partnership units of KRF Company(1)........    97.52%
Minority common interest in Operating Partnership...........  $ 6,267
                                                              =======

         ---------------------------------------

              (1) Refer to Note 2(x) for a calculation of the ownership percentage of KRF Company.

        (nn) Reflects a preferred dividend on the Preferred Shares, calculated as follows:

Preferred stock.............................................  $75,274
Estimated 9% coupon.........................................       9%
                                                              -------
Preferred dividend for the year ended December 31, 2001.....  $ 6,775
                                                              =======

                                                                      APPENDIX A


                                FAIRNESS OPINION



                                January 7, 2003



Dear Sirs:



    We understand that Berkshire Income Realty, Inc. ("BIR") intends to offer to exchange its 9% Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock") for equity interests ("Interests") of the following entities (the "Mortgage Funds") that are affiliated with The Berkshire Group ("BG"):


       Krupp Government Income Trust ("GIT")
       Krupp Government Income Trust II ("GIT II")
       Krupp Insured Mortgage Limited Partnership ("KIM")
       Krupp Insured Plus Limited Partnership ("KIP")
       Krupp Insured Plus II Limited Partnership ("KIP II")
       Krupp Insured Plus III Limited Partnership ("KIP III")


    The terms of the Preferred Stock provide that it will have a liquidation preference of $25 per share, will be callable at $25 per share plus accrued dividends after February 15, 2010, and will pay a quarterly dividend of $0.5625. The number of Interests to be exchanged for each Preferred Share and the number of shares of Preferred Stock to be issued in exchange for an Interest in each Mortgage Fund are as follows:



                            INTERESTS PER    PREFERRED SHARES
MORTGAGE FUND              PREFERRED SHARE     PER INTEREST
-------------              ---------------   ----------------
GIT......................        6.75             0.1481
GIT II...................        4.00             0.2500
KIM......................       13.33             0.0750
KIP......................        8.93             0.1120
KIP II...................       23.81             0.0420
KIP III..................       13.94             0.0717



    You have provided us with a copy of the registration statement containing the prospectus relating to the exchange offers (the "Prospectus") in substantially final form. The terms of the Preferred Stock and the terms and conditions of the exchange offers are set forth in the Prospectus.



    You have asked us to render our opinion as to whether the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for shares of Preferred Stock.


    In the course of our analyses for rendering this opinion, we have:

     1. reviewed the Prospectus in substantially final form;


     2. reviewed the Mortgage Funds' Annual Reports for the fiscal years ended December 31, 2001, and their Quarterly Reports for the periods ended March 31, June 30 and September 30, 2002;

     3. met with members of BG's senior management to discuss the operations and financial statements of the Mortgage Funds, and the intended operations, financial data and future prospects of BIR, including the properties to be acquired by BIR upon completion of the exchange offer (the "Properties");


     4. reviewed certain operating and financial information, including projections, relating to the business and prospects of each of the Mortgage Funds and of BIR and the Properties, all of which was provided to us by BG's management;



     5. reviewed publicly available financial information relating to each of the Mortgage Funds and BG's management's estimates of the future financial performance and prospects of each of the Mortgage Funds;



     6. reviewed the methodology and assumptions used by BG's management in valuing the Interests for the purpose of establishing the exchange ratios;



     7. reviewed appraisals, dated July 2, 2002, prepared by Robert D. Wright, MAI, of three of the four Properties located in Maryland;



     8. reviewed an appraisal, dated June 28, 2002, prepared by Cushman & Wakefield of Washington D.C. Inc., of the other Property located in Maryland;



     9. reviewed an appraisal, dated June 20, 2002, prepared by Cushman & Wakefield of Texas, Inc., of the Property located in Texas;



    10. visited the four Maryland Properties;



    11. reviewed the historical trading activity of the Interests;



    12. reviewed publicly available information with respect to the preferred stock of other real estate investment trusts which we deemed generally comparable to BIR;



    13. reviewed publicly available income and balance sheet data of other such real estate investment trusts; and



    14. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.


    In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by BG. With respect to the projected financial results of BIR and of the Mortgage Funds, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of BG. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the management of BG that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed any independent appraisal of the Properties or of the assets of the Mortgage Funds. We have assumed that BIR will continue to qualify as a REIT. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

    Based on the foregoing, it is our opinion that the consideration being offered to holders of Interests is fair, from a financial point of view, to holders of Interests who elect to tender their Interests for Preferred Shares.

    Our opinion does not constitute a recommendation as to whether or not holders of Interests should tender their Interests in the exchange offer.


                                                       Very truly yours,

                                                       SUTTER SECURITIES INCORPORATED

                                                       By:  /s/ GILBERT E. MATTHEWS
                                                            ---------------------------------------------------
                                                            Senior Managing Director

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BERKSHIRE INCOME REALTY, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BERKSHIRE INCOME REALTY, INC. SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY CIRCUMSTANCES IN WHICH THIS OFFER OR SOLICITATION IS UNLAWFUL.


    Until April 16, 2003, all dealers that effect transactions in these securities, whether or not participating on this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Additional Information......................................       i
Questions and Answers About the Proposed Transaction........      ii
Prospectus Summary..........................................       1
Risk Factors................................................      18
Cautionary Statement Regarding Forward-Looking Statements...      30
Use of Proceeds.............................................      31
Ratios of Earnings and "Adjusted" Earnings to Fixed Charges
  and Combined Fixed Charges and Preferred Share
  Dividends.................................................      32
Capitalization..............................................      35
Selected Financial Data.....................................      36
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Berkshire Income Realty
  Predecessor Group.........................................      40
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of the Mortgage Funds...........      46
Business and Properties.....................................      72
Policies with respect to Certain Activities.................      79
The Offers..................................................      81
Formation Transactions......................................      95
Management..................................................      96
Security Ownership of Beneficial Owners and Management......     103
Information Relating to Our Common Stock....................     104
Certain Relationships and Related Transactions..............     105
Compensation Payable to Our Affiliates......................     107
Compensation and Distributions by Mortgage Funds............     111
Conflicts of Interest.......................................     112
Comparison of the Rights of Holders of Preferred Shares and
  the Rights of Holders of Interests........................     114
Information with respect to the Mortgage Funds..............     130
Description of the Preferred Shares.........................     151
Summary of Operating Partnership Agreement..................     158
Description of the Preferred OP Units.......................     162
Important Provisions of Maryland Law........................     164
Federal Income Tax Considerations...........................     165
Plan of Distribution........................................     182
Sales Literature............................................     183
Experts.....................................................     183
Legal Matters...............................................     183
Where You Can Find More Information About Us and the
  Mortgage Funds............................................     183
Index to Financial Statements and Financial Statement
  Schedules and Supplementary Data..........................     F-1
Index to Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................     P-1
Appendix A--Fairness Opinion................................     A-1

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC Registration Fee........................................  $    9,948
AMEX Listing Fee............................................  $   35,000
Dealer Manager Fees.........................................  $  350,000
Printing Expenses...........................................  $  430,000
Legal Fees and Expenses.....................................  $2,000,000
Accounting Fees and Expenses................................  $  440,000
Miscellaneous...............................................  $  235,000
                                                              ----------
Total.......................................................  $3,499,948


ITEM 32. SALES TO SPECIAL PARTIES.

    Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    On August 12, 2002, we issued an aggregate of 100 shares of Class B common stock to KRF Company, L.L.C. at a price of $1.00 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

    - actual receipt of an improper benefit or profit in money, property or services, or

    - active and deliberate dishonesty established by a final judgment, which is material to the cause of action.

    Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

    Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

    - the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

    - the director or officer actually received an improper personal benefit in money, property or services, or

    - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the prescribed standard of conduct is not met. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

    In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of:

    - a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification, and

    - a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

    Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify:

    - any present or former director or officer, or

    - any director or officer who, at our request, serves another corporation or other enterprise as a director, officer, partner or trustee, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

    Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

    Reference is made to Item 37 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements (all included in prospectus):



BERKSHIRE INCOME REALTY, INC.
Report of Independent Accountants
Balance Sheet at September 30, 2002
Notes to Balance Sheet

BERKSHIRE INCOME REALTY PREDECESSOR GROUP
Report of Independent Accountants
Combined Financial Statements:
Combined Balance Sheets at December 31, 2001 and 2000 and
  (unaudited) as of September 30, 2002
Combined Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Nine Months Ended September 30, 2002 and September 30,
  2001
Combined Statements of Changes in Owners' Equity for the
  Years Ended December 31, 2001, 2000 and 1999 and
  (Unaudited) for the Nine Months Ended September 30, 2002
Combined Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Nine Months Ended September 30, 2002 and September 30,
  2001
Notes to Combined Financial Statements
Schedule III--Real Estate and Accumulated Depreciation at
  December 31, 2001

KRUPP GOVERNMENT INCOME TRUST
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999
Notes to Financial Statements
Schedule II--Valuation and Qualifying Accounts
Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)
Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

KRUPP GOVERNMENT INCOME TRUST II
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999
Notes to Financial Statements
Schedule II--Valuation and Qualifying Accounts
Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)
Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999
Notes to Financial Statements
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)
Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS LIMITED PARTNERSHIP
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Cash Flows for the Years Ended December 31,
  2001, and 1999
Notes to Financial Statements
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)
Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS-II LIMITED PARTNERSHIP
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999
Notes to Financial Statements
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)
Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS-III LIMITED PARTNERSHIP
Report of Independent Accountants
Balance Sheets at December 31, 2001 and 2000
Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999
Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999
Notes to Financial Statements
Balance Sheets at September 30, 2002 and December 31, 2001
  (Unaudited)

Statement of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2002 and 2001
  (Unaudited)
Statements of Cash Flows for the Nine Months Ended September
  30, 2002 and 2001 (Unaudited)
Notes to Financial Statements (Unaudited)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002 assuming 9.96% of the Interests in the Mortgage Funds are tendered for Series A Preferred
  Shares
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the nine months ended September 30, 2002 assuming 9.96% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2001 assuming
  9.96% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002 assuming 30% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the nine months ended September 30, 2002 assuming 30% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2001 assuming
  30% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares
Notes and Management's Assumptions to Unaudited Pro Forma
  Condensed Consolidated Financial Information

    (b) Exhibits:


EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
   3.1**                Form of Articles of Amendment and Restatement of Berkshire
                        Income Realty, Inc.

   3.2**                Bylaws of Berkshire Income Realty, Inc.

   5.1*                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the Preferred Shares.

   8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding federal income tax considerations.

  10.1**                Form of Amended and Restated Agreement of Limited
                        Partnership of Berkshire Income Realty-OP, L.P.

  10.2**                Form of Contribution and Sale Agreement among KRF Company,
                        L.L.C., KRF GP, Inc., Berkshire Income Realty-OP, L.P. and
                        BIR Sub, L.L.C.

  10.3**                Form of Advisory Services Agreement between Berkshire Income
                        Realty, Inc. and Berkshire Real Estate Advisors, L.L.C.

  10.4**                Property Management Agreement between KRF3 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated January
                        1, 2002.

  10.5**                Property Management Agreement between Walden Pond Limited
                        Partnership and BRI OP Limited Partnership dated January 1,
                        2002.

  10.6**                Property Management Agreement between KRF5 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated January
                        1, 2002.

  10.7**                Property Management Agreement between KRF3 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated January
                        1, 2002.

  10.8**                Property Management Agreement between Seasons of Laurel,
                        L.L.C. and BRI OP Limited Partnership dated January 1, 2002.

  10.9**                Form of Letter Agreement between Georgeson Shareholder
                        Communications Inc., Georgeson Shareholder Securities
                        Corporation and Berkshire Income Realty, Inc.

 10.10**                Waiver and Standstill Agreement, dated as of August 22,
                        2002, by and among Krupp Government Income Trust, Krupp
                        Government Income Trust II, Berkshire Income Realty, Inc.
                        and Berkshire Income Realty-OP, L.P.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 10.11**                Letter Agreement, dated November 1, 2002, by and among Aptco
                        Gen-Par, L.L.C., WXI/BRH Gen-Par, L.L.C., BRE/Berkshire GP
                        L.L.C and BRH Limited Partner, L.P.

 10.12**                Form of Amended and Restated Voting Agreement among Krupp
                        Government Income Trust, Krupp Government Income Trust II and Berkshire Income Realty, Inc.

  12.1**                Statement regarding Computation of Ratio of Earnings and
                        "Adjusted" Earnings to Fixed Charges and Combined Fixed
                        Charges and Preferred Share Dividends.

  21.1**                Subsidiaries of Berkshire Income Realty, Inc.

  23.1*                 Consent of PricewaterhouseCoopers.

  23.2*                 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

  23.3*                 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP
                        (included in Exhibit 8.1).

  24.1**                Power of Attorney (included on the signature page).


------------------------

*   Filed herewith

**  Previously filed

*** To be filed by amendment

ITEM 37. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, trustees and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    As contemplated by the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 8th day of January, 2003.


                                                       BERKSHIRE INCOME REALTY, INC.

                                                       By:  /s/ DAVID C. QUADE
                                                            ---------------------------------------------------
                                                            Name: David C. Quade
                                                            Title: President

    As contemplated by the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                         TITLE                         DATE
                      ---------                                         -----                         ----
                          *
     -------------------------------------------       Chairman of the Board of Directors        January 8, 2003
                   George D. Krupp

                 /s/ DAVID C. QUADE
     -------------------------------------------       President, Chief Financial Officer and    January 8, 2003
                   David C. Quade                        Director (Principal Executive Officer)

                          *
     -------------------------------------------       Director                                  January 8, 2003
                  Robert M. Kaufman

                          *
     -------------------------------------------       Director                                  January 8, 2003
                Randolph G. Hawthorne

                          *
     -------------------------------------------       Director                                  January 8, 2003
                  Richard B. Peiser

                          *
     -------------------------------------------       Vice President and Controller (Principal  January 8, 2003
                  Wayne H. Zarozny                       Accounting Officer)



*By:                   /s/ DAVID C. QUADE
             --------------------------------------
                         David C. Quade                                                              January 8, 2003
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
          3.1**         Form of Articles of Amendment and Restatement of Berkshire
                        Income Realty, Inc.

          3.2**         Bylaws of Berkshire Income Realty, Inc.

          5.1*          Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the Preferred Shares.

          8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding federal income tax considerations.

         10.1**         Form of Amended and Restated Agreement of Limited
                        Partnership of Berkshire Income Realty-OP, L.P.

         10.2**         Form of Contribution and Sale Agreement among KRF
                        Company, L.L.C., KRF GP, Inc., Berkshire Income
                        Realty-OP, L.P. and BIR Sub, L.L.C.

         10.3**         Form of Advisory Services Agreement between Berkshire Income
                        Realty, Inc. and Berkshire Real Estate Advisors, L.L.C.

         10.4**         Property Management Agreement between KRF3 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated
                        January 1, 2002.

         10.5**         Property Management Agreement between Walden Pond Limited
                        Partnership and BRI OP Limited Partnership dated January 1,
                        2002.

         10.6**         Property Management Agreement between KRF5 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated
                        January 1, 2002.

         10.7**         Property Management Agreement between KRF3 Acquisition
                        Company, L.L.C. and BRI OP Limited Partnership dated
                        January 1, 2002.

         10.8**         Property Management Agreement between Seasons of
                        Laurel, L.L.C. and BRI OP Limited Partnership dated
                        January 1, 2002.

         10.9**         Form of Letter Agreement between Georgeson Shareholder
                        Communications Inc., Georgeson Shareholder Securities
                        Corporation and Berkshire Income Realty, Inc.

        10.10**         Waiver and Standstill Agreement, dated as of August 22,
                        2002, by and among Krupp Government Income Trust, Krupp
                        Government Income Trust II, Berkshire Income Realty, Inc.
                        and Berkshire Income Realty-OP, L.P.

        10.11**         Letter Agreement, dated November 1, 2002, by and among Aptco
                        Gen-Par, L.L.C., WXI/BRH Gen-Par, L.L.C., BRE/Berkshire
                        GP L.L.C and BRH Limited Partner, L.P.

        10.12**         Form of Amended and Restated Voting Agreement among Krupp
                        Government Income Trust, Krupp Government Income Trust II and Berkshire Income Realty, Inc.

         12.1**         Statement regarding Computation of Ratio of Earnings and
                        "Adjusted" Earnings to Fixed Charges and Combined Fixed
                        Charges and Preferred Share Dividends.

         21.1**         Subsidiaries of Berkshire Income Realty, Inc.

         23.1*          Consent of PricewaterhouseCoopers.

         23.2*          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

         23.3*          Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP
                        (included in Exhibit 8.1).

         24.1**         Power of Attorney (included on the signature page).


------------------------

  * Filed herewith

 ** Previously filed

*** To be filed by amendment